UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by party other than the registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement	☐	Confidential, for use of the Commission only
(as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement

☐	Definitive additional materials.

☐	Soliciting material under Rule 14a-12.

KIDPIK CORP.
(Name of Registrant as Specified in Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee paid previously with preliminary materials.

☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT DATED NOVEMBER 5, 2024 — SUBJECT TO COMPLETION

Kidpik Corp.

200 Park Avenue South, 3rd Floor

New York, New York 10003

[●], 2024

Dear Fellow Stockholder,

I am pleased to invite you to attend the Annual Meeting of Stockholders of Kidpik Corp., a Delaware corporation (“Kidpik”, “PIK”, “we”, “us” or the “Company”) to be held (subject to any postponement(s) or adjournment(s) thereof (the “Annual Meeting”)):

Date:	[________], [__________], 2024
Time:	[ ]:00 a.m. Eastern Time
Virtual Meeting Site:	www.cleartrustonline.com/kidpik

At the Annual Meeting, you will be asked to approve (1) the election of one Class III Director to the Board of Directors (the “Director Proposal”); (2) to ratify the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year 2024 (the “Auditor Proposal”); (3) for the purposes of Nasdaq Listing Rule 5635(a), the terms of, and issuance of shares of common stock in connection with, that certain March 29, 2024, Agreement and Plan of Merger and Reorganization, as amended by the First Amendment thereto dated July 22, 2024 (as may be amended or restated from time to time, the “Merger Agreement”) entered into between the Company, Nina Footwear Corp., a Delaware corporation (“Nina Footwear”), and Kidpik Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Kidpik (“Merger Sub”)(the “Merger Proposal”); (4) for the purposes of complying with the applicable listing rules of Nasdaq, to consider and vote upon a proposal to approve the issuance of more than 20% of the Company’s issued and outstanding common stock and voting stock in connection with certain Convertible Debentures which the Company sold and agreed to sell under the terms of a Securities Purchase Agreement (the “Nasdaq Proposal”); (5) the approval of an amendment to our Second Amended and Restated Certificate of Incorporation to change our corporate name to “Nina Holding Corp.” (the “Name Change Proposal”); (6) to approve the adoption of the First Amendment to the Kidpik Corp. First Amended and Restated 2021 Equity Incentive Plan (the “Equity Plan Proposal”); and (7) an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Merger Proposal or Nasdaq Proposal (the “Adjournment Proposal”).

As used herein, “Merger” means the merger transaction contemplated by the Merger Agreement. The Board of Directors of Kidpik has approved the Merger Agreement and the transactions contemplated thereby, with Mr. Ezra Dabah abstaining because of a conflict of interest in connection therewith.

We are soliciting proxies for use at the Annual Meeting of Kidpik’s stockholders to consider and vote upon the seven (7) proposals discussed above. Our Board of Directors recommends that you vote “FOR” each of the proposals discussed above.

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A complete list of stockholders entitled to vote at the Annual Meeting will be available at our principal executive offices, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of ten days prior to the Annual Meeting.

We have determined that the Annual Meeting will be held in a virtual meeting format only and will be conducted via live audio webcast. You will be able to attend the meeting online, submit questions and vote your shares electronically by visiting www.cleartrustonline.com/kidpik (please note this link is case sensitive), with your 12-Digit Control Number included on your notice or proxy card. We recommend that you log in at least 15 minutes before the Annual Meeting to ensure you are logged in when the meeting starts.

We are pleased to be using the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders primarily over the Internet. We believe that this process expedites stockholders’ receipt of the proxy materials, lowers the costs of the annual meeting and helps to conserve natural resources.

Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. On or about [__________], 2024, we began mailing our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our 2024 Proxy Statement and our December 30, 2023 Annual Report on Form 10-K (the “2023 Annual Report”), and how to vote online. The Notice also includes instructions on how to request a paper copy of the proxy materials, including the notice of annual meeting, 2024 Proxy Statement, 2023 Annual Report and proxy card.

To be admitted to the virtual annual meeting, stockholders must enter the 12-Digit Control Number included on your notice or proxy card, or, in the case of beneficial stockholders, requested in advance by pre-registration, at the website provided above, at the time of the virtual annual meeting. If you are unable to attend the virtual annual meeting, it is very important that your shares be represented and voted at the meeting.

Whether or not you plan to attend the Annual Meeting, your vote is important to us. You may vote your shares by proxy on the Internet, by telephone or by completing, signing and promptly returning a proxy card, or you may vote via the internet at the Annual Meeting. We encourage you to vote by proxy on the Internet, by telephone or by proxy card even if you plan to attend the Annual Meeting. By doing so, you will ensure that your shares are represented and voted at the Annual Meeting.

The accompanying Proxy Statement provides you with detailed information about the proposed Merger, the Annual Meeting and the other business to be considered by Kidpik’s stockholders. We encourage you to read the entire Proxy Statement, the Merger Agreement and the other Annexes attached to the Proxy Statement, carefully. You may also obtain more information about Kidpik from documents we have filed with the Securities and Exchange Commission (the “SEC” or the “Commission”), certain of which are incorporated by reference in the Proxy Statement as disclosed therein.

On behalf of the Board of Directors of Kidpik, we would like to thank you for being a stockholder and express our appreciation for your ongoing support and continued interest in Kidpik. We are excited about the opportunities the Merger will bring to our stockholders.

Very truly yours,

/s/ Ezra Dabah

Ezra Dabah

Chief Executive Officer and Chairman

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Proxy Statement. Any representation to the contrary is a criminal offense.

Important Notice Regarding the Availability of Proxy Materials for the Virtual Annual Meeting of Stockholders to Be Held on [___________], 2024. The Proxy Statement and 2023 Annual Report are available on the Internet at www.cleartrustonline.com/kidpik (please note this link is case sensitive).

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Kidpik Corp.

200 Park Avenue South, 3rd Floor

New York, New York 10003

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON [●], 2024

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Kidpik Corp. (“Kidpik”, “we”, “us” or the “Company”), which will be held on [●], [●], 2024 at [●].M. [______] time (subject to postponement(s) or adjournment(s) thereof), which we refer to as the Annual meeting. The Annual Meeting will be held virtually via live audio webcast at www.cleartrustonline.com/kidpik. See also “Instructions For The Virtual Annual Meeting”, below.

A Proxy Statement for the Annual Meeting is below.

You are cordially invited to attend the Annual Meeting, which will be held for the following purposes:

1. The Director Proposal - to consider and vote upon the appointment of Bart Sichel as a Class III member of the Board of Directors for a term of three years and until his earlier death, resignation or removal (Proposal No. 1);

2. The Auditor Proposal - to ratify the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year 2024 (Proposal No. 2);

3. The Merger Proposal – to consider and vote upon a proposal to approve, for the purposes of Nasdaq Listing Rule 5635(a), the terms of, and the issuance of shares of common stock in connection with, that certain March 29, 2024, Agreement and Plan of Merger and Reorganization, as amended by the First Amendment thereto dated July 22, 2024 (as may be amended or restated from time to time, the “Merger Agreement”) entered into between the Company, Nina Footwear Corp., a Delaware corporation (“Nina Footwear”), and Kidpik Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Kidpik (“Merger Sub”), pursuant to which Nina Footwear will be merged with and into Merger Sub, with Nina Footwear continuing as the surviving entity and as a wholly-owned subsidiary of the Company (Proposal No. 3);

4. The Nasdaq Proposal – to consider and vote upon a proposal to approve, for the purposes of complying with the applicable listing rules of Nasdaq, the issuance of more than 20% of the Company’s issued and outstanding common stock and voting stock in connection with the issuance of shares of common stock issuable by the Company upon the conversion of $2,000,000 of convertible debentures (the “Convertible Debentures”)(Proposal No. 4);

5. The Name Change Proposal – to consider and vote upon the approval of an amendment to our Second Amended and Restated Certificate of Incorporation to change our corporate name to “Nina Holding Corp.” (Proposal No. 5);

6. The Equity Plan Proposal - to consider and vote upon the approval of the adoption of the First Amendment to the Kidpik Corp. First Amended and Restated 2021 Equity Incentive Plan (Proposal No. 6); and

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7. The Adjournment Proposal – to consider and vote upon a proposal to adjourn the Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Merger Proposal or Nasdaq Proposal. This proposal will only be presented at the Annual Meeting if there are not sufficient votes to approve the Merger Proposal or Nasdaq Proposal (Proposal No. 7).

After careful consideration, the Board of Directors of Kidpik determined that the Merger Agreement and the transactions contemplated thereby, are in the best interests of Kidpik and its stockholders, approved the Merger Agreement and the transactions contemplated thereby, including, but not limited to the issuance of shares of common stock in connection therewith, and recommends that you vote “FOR” the approval, for the purposes of Nasdaq Listing Rule 5635(a), of the issuance of shares of common stock in connection of the Merger Agreement and the transactions contemplated therein, subject to the conditions set forth in the Merger Agreement; and that you vote “FOR” the ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year 2024, “FOR” the appointment of Bart Sichel as a Class III member of the Board of Directors, “FOR” the approval of the Nasdaq Proposal, “FOR” the approval of an amendment to our Second Amended and Restated Certificate of Incorporation to change our corporate name to “Nina Holding Corp.”, “FOR” the approval of the adoption of the First Amendment to the Kidpik Corp. First Amended and Restated 2021 Equity Incentive Plan, and “FOR” an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Merger Proposal or Nasdaq Proposal.

The Board of Directors’ approval of the Merger Agreement is not conditioned on the approval of any of the other proposals above other than the Merger Proposal.

More information about Kidpik, Nina Footwear and the proposed transactions contemplated in the Merger Agreement and related agreements, as well as the other proposals set forth above, are contained in the accompanying Proxy Statement. Kidpik urges you to read the accompanying Proxy Statement carefully and in its entirety. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER “RISK FACTORS” BEGINNING ON PAGE 14.

We do not expect to transact any other business at the Annual Meeting, except as described herein. Only holders of record of shares of Kidpik’s common stock at the close of business on [●], 2024, are entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments thereof. At the close of business on the record date, [ ] shares of our common stock were outstanding, which each vote one voting share, and as such, a total of [ ] voting shares are eligible to be voted at the Annual Meeting. Other than our common stock we have no other voting securities currently outstanding.

Your vote is very important. Pursuant to Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if: (1) where, due to the present or potential issuance of common stock, including shares issued pursuant to an earn-out provision or similar type of provision, or securities convertible into or exercisable for common stock, other than a public offering for cash: (A) the common stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock; or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities; or (2) where any director, officer or significant stockholder of the Company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the Company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more. As part of the Merger, Kidpik will be issuing to the stockholders of Nina Footwear a number of shares of common stock equal to 400% of Kidpik’s pre-Merger outstanding shares of common stock, equaling 80% of Kidpik’s post-Closing shares of common stock, in each case without taking into account any potential dilution caused by the conversion of Convertible Debentures, as discussed in greater detail under, “Proposal No. 4: Approval of the Issuance of More Than 20% of the Company’s Issued and Outstanding Common Stock in Connection Convertible Debentures”. As the number of shares of common stock issuable to the stockholders of Nina Footwear “Nina Footwear Stockholders”) pursuant to the terms of the Merger Agreement will exceed 20% of the Company’s outstanding voting shares and because Mr. Ezra Dabah, our Chief Executive Officer, Chairman and controlling stockholder, has a 5% or greater interest in Nina Footwear and the issuance of Merger Shares will result in an increase in outstanding common shares of more than 5%, we are required to obtain stockholder approval for the Merger Agreement and the transactions contemplated therein, pursuant to applicable Nasdaq rules and requirements (“Stockholder Approval”). We are therefore seeking the approval of the Merger Agreement, and the issuance of shares of common stock pursuant to the terms of the Merger Agreement and the transactions contemplated therein to be issued by Kidpik to the Nina Footwear Stockholders, by adopting a resolution as described in the accompanying Proxy Statement under “Proposal No. 3: The Merger Proposal—Stockholder Approval of the Merger Agreement”.

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Proposal Nos. 2, 3, 4, 6 and 7 each require the affirmative vote of a majority of the votes cast on such proposals, by the holders of shares of Kidpik’s voting stock present in person (i.e., virtually at the Annual Meeting) or by proxy and entitled to vote on the matter at the Annual Meeting, provided that a quorum exists at such Annual Meeting. Proposal 5 requires the affirmative vote of a majority of the outstanding shares of common stock eligible to vote at the Annual Meeting. Proposal 1 requires a plurality of the votes cast at the Annual Meeting. A plurality of the votes cast means (1) the director nominee with the most votes for a particular seat is elected for that seat; and (2) votes cast shall include votes to “withhold authority” and exclude abstentions with respect to that director’s election. Therefore, abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular director nominee within ten days of the Annual Meeting) will not be counted in determining the number of votes cast with respect to that director’s election. No individual proposal is contingent on any other proposal set forth above.

All stockholders of Kidpik are cordially invited to attend the Annual Meeting in person, virtually. However, even if you plan to attend the Annual Meeting in person, virtually, we request that you complete, date, sign and return the enclosed proxy card in the postage-paid envelope (if you received a proxy card) or vote your shares by telephone, or through the Internet as set forth on the Proxy Card, as promptly as possible prior to the Annual Meeting to ensure that your shares of Kidpik’s common stock will be represented at the Annual Meeting if you are unable to attend. If you sign, date and mail your proxy card without indicating how you wish to vote, all of your shares will be voted “FOR” Proposals Nos. 1 through 7. If you fail to return your proxy card as instructed on the enclosed proxy card or fail to submit your proxy by telephone, or through the Internet and do not vote at the Annual Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Annual Meeting and will have no effect with respect to the vote on Proposals Nos. 1 through 7, except to the extent that such non-vote prohibits the Company from obtaining a quorum for the Annual Meeting. If you do attend the Annual Meeting and wish to vote, you may withdraw your proxy and vote via the Annual Meeting web interface.

The enclosed Proxy Statement which is first being made available to stockholders on or about [●], 2024, is also available at www.cleartrustonline.com/kidpik. The accompanying Proxy Statement provides you with detailed information about the Merger Agreement and the transactions contemplated therein and the other proposals and business to be considered by you at the Annual Meeting. We encourage you to read the accompanying Proxy Statement and its annexes (which are incorporated by reference therein) carefully and in their entirety. If you have any questions concerning the Merger, any of the other proposals described herein, the Annual Meeting or the accompanying Proxy Statement, would like additional copies of the accompanying Proxy Statement or additional proxy cards, please contact:

Ezra Dabah, Chief Executive Officer

200 Park Avenue South, 3rd Floor

New York, New York 10003

Telephone: (212) 399-2323

Email: ir@kidpik.com

Important Notice Regarding the Availability of Proxy Materials for the Virtual Annual Meeting of Stockholders to Be Held on [_____________], 2024. The Proxy Statement and 2023 Annual Report are available on the Internet at www.cleartrustonline.com/kidpik (please note this link is case sensitive).

By Order of the Board of Directors,

/s/ Ezra Dabah

Ezra Dabah

Chairman

[●], 2024

IMPORTANT: If you hold shares of common stock of Kidpik through an account with a broker, dealer, bank or other nominee please follow the instructions you receive from them to vote your shares.

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Kidpik Corp.

200 Park Avenue South, 3rd Floor

New York, New York 10003

PROXY STATEMENT FOR THE

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON [●], 2024

Kidpik Corp. (“Kidpik”, “we”, “us” or the “Company”) has delivered printed versions of these materials to you by mail, on or about [●], 2024, in connection with the solicitation of proxies by the Board of Directors of Kidpik (the “Board of Directors” or the “Board”) for the annual meeting of Kidpik’s stockholders and any adjournment or postponement thereof (the “Annual Meeting”) for the purposes set forth in the accompanying Notice of Annual Meeting. The Annual Meeting will be held on [●], [●], 2024 at [●].M. [______] time (subject to any postponement(s) or adjournment(s) thereof), virtually via live audio webcast at www.cleartrustonline.com/kidpik (please note this link is case sensitive). See also “Instructions For The Virtual Annual Meeting”, below.

The Board of Directors encourages you to read this Proxy Statement and its annexes (which are incorporated by reference herein) carefully and, in their entirety, and to take the opportunity to submit a proxy to vote your shares on the matters to be decided at the Annual Meeting.

Only holders of record of shares of Kidpik’s common stock at the close of business on [●], 2024, are entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments thereof. At the close of business on the record date, [ ] shares of our common stock were outstanding, which each vote one voting share, and as such, a total of [ ] voting shares are eligible to be voted at the Annual Meeting. Other than our common stock, we have no other voting securities currently outstanding.

If you have any questions concerning the Annual Meeting or this Proxy Statement, or would like additional copies of the Proxy Statement or additional proxy cards, please contact:

Attn: Corporate Secretary

200 Park Avenue South, 3rd Floor

New York, New York 10003

Telephone: (212) 399-2323

Email: ir@kidpik.com

The date of this Proxy Statement is [●], 2024.

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PROPOSAL NO. 1: ELECTION OF DIRECTOR	79
General	79
Nominee Information	79
Class III Director Nominee	79
Continuing Directors	80
Vote Required	81
Recommendation of the Board of Directors	82
PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	82
General	82
Fees to Independent Registered Public Accounting Firm	82
Pre-Approval Policy for Services Performed by Independent Auditor	83
Vote Required	83
Recommendation of the Board of Directors	84
Proposal No. 3: The Merger Proposal	84
General	84
Stockholder Approval of the Merger Agreement	84
Required Vote; Recommendation of the Board of Directors	84
Proposal No. 4: Approval of the Issuance of More Than 20% of the Company’s Issued and Outstanding Common Stock in Connection WITH Convertible Debentures	85
Overview	85
Convertible Debentures	85
Registration Rights Agreement	88
Global Guaranty Agreement	88
Resolution	89
Reasons for the Proposal	89
Required Vote; Recommendation of the Board of Directors	89
PROPOSAL NO. 5: APPROVAL OF THE FILING OF A CERTIFICATE OF AMENDMENT TO CHANGE THE COMPANY’S NAME FROM “KIDPIK CORP.” TO “NINA HOLDINGS CORP.”	89
General	89
Reasons for the Name Change	90
Effects of Name Change	90
PROPOSAL 6: ADOPTION OF THE FIRST AMENDMENT TO THE KIDPIK CORP. FIRST AMENDED AND RESTATED 2021 Equity INCENTIVE PLAN	90
General	90
Background and Purpose of the Amended Plan	91
Federal Income Tax Consequences	96
Awards planned under the 2021 Plan	98
Vote Required	98
Board Recommendation	98
Required Vote; Recommendation of the Board of Directors	98
Proposal No. 7: the Adjournment Proposal	98
General	98
Required Vote; Recommendation of the Board of Directors	98

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Annex A	—	Agreement and Plan of Merger and Reorganization, dated March 29, 2024, by and among Kidpik Corp., Kidpik Merger Sub, Inc. and Nina Footwear Corp. and the First Amendment to Agreement and Plan of Merger and Reorganization, dated July 22, 2024, by and among Kidpik Corp., Kidpik Merger Sub, Inc. and Nina Footwear Corp.
Annex B	—	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of Kidpik Corp.
Annex C	—	First Amendment to Kidpik Corp. First Amended and Restated 2021 Equity Incentive Plan
Annex D	—	Opinion of Hempstead & Co., LLC

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About This Document

Kidpik Corp., which we refer to herein as the “Company,” “Kidpik,”, “PIK”, “we,” “our,” or “us,” is providing these proxy materials in connection with the solicitation by our Board of Directors of proxies to be voted at our Annual Meeting of stockholders to be held on [●], [●], 2024, at [●].M. [___________] time at www.cleartrustonline.com/kidpik, subject to any postponement(s) or adjournment(s) thereof. This Proxy Statement and the enclosed proxy card is first being made available to Kidpik stockholders on or about [●], 2024.

You should rely only on the information contained in or incorporated by reference into this Proxy Statement. No one has been authorized to provide you with information that is different from that contained in or incorporated by reference into this Proxy Statement. This Proxy Statement is dated [●], 2024. You should not assume that the information contained in this Proxy Statement is accurate as of any other date, nor should you assume that the information incorporated by reference into this Proxy Statement is accurate as of any date other than the date of such incorporated document. The mailing of this Proxy Statement to our stockholders will not create any implication to the contrary.

This Proxy Statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

REVERSE STOCK SPLIT

On June 19, 2023, at the Company’s 2023 Annual Meeting of the stockholders, the stockholders of the Company approved an amendment to the Company’s Second Amended and Restated Certificate of Incorporation, to effect a reverse stock split of our issued and outstanding shares of our common stock, par value $0.001 per share, by a ratio of between one-for-four to one-for-twenty, inclusive, with the exact ratio to be set at a whole number to be determined by our Board of Directors or a duly authorized committee thereof in its discretion, at any time after approval of the amendment and prior to April 24, 2024 (the “Stockholder Authority”). On February 20, 2024, the Company’s Board, with the Stockholder Authority, approved an amendment to our Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio of 1-for-5 (the “Reverse Stock Split”).

On March 4, 2024, we filed a Certificate of Amendment to our Second Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to affect the Reverse Stock Split.

Pursuant to the Certificate of Amendment, the Reverse Stock Split was effective on March 7, 2024 at 12:01 a.m. Eastern Time. The Certificate of Amendment did not reduce the number of authorized shares of our common stock, nor alter the par value of our common stock or modify any voting rights or other terms of our common stock.

No fractional shares were issued in connection with the Reverse Stock Split and stockholders of record who otherwise would be entitled to receive fractional shares, were instead entitled to have their fractional shares rounded up to the nearest whole share.

The effects of the 1-for-5 Reverse Stock Split have been retroactively reflected throughout this Proxy Statement, including in the audited and unaudited financial statements of Kidpik as included herein.

Website Links

Website links included in this Proxy Statement are for convenience only. The content in any website links included in this Proxy Statement is not incorporated herein and does not constitute a part of this Proxy Statement.

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References to Additional Information

You may request a copy of this Proxy Statement from ClearTrust, LLC, the Company’s proxy agent, at the following address and telephone number:

ClearTrust, LLC

16540 Pointe Village Dr Suite 210, Lutz, FL 33558

(813) 235-4490

For additional details about where you can find information about Kidpik, please see the section titled “Where You Can Find More Information; Incorporation of Information by Reference” in this Proxy Statement.

Summary of Terms of the Merger

This summary highlights selected information from this Proxy Statement. It may not contain all of the information that is important to you with respect to the Merger Agreement, a copy of which is attached as Annex A, and the transactions contemplated therein, or any other proposal or matter described in this Proxy Statement. We urge you to carefully read this Proxy Statement, the Merger Agreement, as well as the documents attached to this Proxy Statement, to fully understand the Merger Proposal and the other proposals set forth therein.

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(i) In this Proxy Statement, references to: “Adjournment Proposal” means the proposal to adjourn the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Merger Proposal and/or Nasdaq Proposal, to approve such proposals;

(ii) “Board” or the “Board of Directors” refer to the Board of Directors of Kidpik;

(iii) “Cleared Comments” means the date that (i) all comments, if any, on this Proxy Statement are cleared by the SEC, or (ii) if the SEC or its staff does not have any comments on this Proxy Statement, after 10 days after passed from the date of filing the preliminary Proxy Statement relating hereto;

(iv) “Closing” means the closing of the Merger;

(v) “Closing Date” means the date that the Closing occurs;

(vi) “Combined Company” means Kidpik following the Closing and the acquisition of Nina Footwear;

(vii) “Contemplated Transactions” means the Merger and other transactions contemplated by the Merger Agreement;

(viii) “Convertible Debentures” means $2,000,000 of principal amount of Convertible Debentures agreed to be sold by the Company pursuant to the terms of that certain Securities Purchase Agreement dated May 31, 2024, entered into with EF Hutton YA Fund, LP, of which $500,000 in Convertible Debentures have been sold as of the date of this Proxy Statement;

(ix) “DGCL” means Delaware General Corporation Law;

(x) “Effective Time” means the effective time of the Merger Agreement, which will be the time of acceptance for filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as may be specified in such Certificate of Merger with the consent of the parties;

(xi) “End Date” means the date the Merger is required to be consummated by, subject to certain extension rights, which date is currently December 31, 2024;

(xii) “Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

(xiii) “GAAP” or “US GAAP” means United States generally accepted accounting principles;

(xiv) “Hempstead” means Hempstead & Co., LLC;

(xv) “Kidpik,” the “Company,” “we,” “our,” or “us” refers to Kidpik Corp.;

(xvi) “Kidpik Stockholder Matters” means the Merger Proposal and the Name Change Proposal;

(xvii) “Nina Footwear” means Nina Footwear Corp. and its subsidiaries (unless the context requires otherwise);

(xviii) “Nasdaq” means the Nasdaq Capital Market;

(xix) “Nasdaq Proposal” means the proposal to consider and approve of, for the purposes of complying with the applicable listing rules of Nasdaq, the issuance of more than 20% of the Company’s issued and outstanding common stock and voting stock in connection with the issuance of shares of common stock issuable by the Company upon the conversion of $2,000,000 of Convertible Debentures;

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(xx) “Merger” or “Merger Transactions” mean the acquisition of Nina Footwear contemplated by the Merger Agreement and the other terms of the Merger Agreement;

(xxi) “Merger Agreement” means that certain March 29, 2024, Agreement and Plan of Merger and Reorganization by and between Kidpik, Nina Footwear and Merger Sub, as amended by the First Amendment thereto dated July 22, 2024, and as further amended from time to time;

(xxii) “Merger Shares” means the shares of common stock of Kidpik which will be issued to the Nina Footwear Stockholders at the Closing;

(xxiii) “Merger Sub” means Kidpik Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Kidpik;

(xxiv) “Merger Proposal” means the proposal to approve the Merger Agreement and the terms thereof, including the shares of Company common stock issuable in connection therewith, pursuant to which the Company will acquire Nina Footwear;

(xxv) “Nina Footwear Stockholders” means the stockholders of Nina Footwear who will receive Merger Shares;

(xxvi) “SEC” or the “Commission” refers to the Securities and Exchange Commission;

(xxvii) “Securities Act” refers to the Securities Act of 1933, as amended; and

(xxviii) “Strategy Committee” means the Strategy and Alternatives Committee of the Board of Directors of Kidpik, made up entirely of independent members of the Board of Director of Kidpik, which was formed to review and evaluate potential strategic alternatives, including acquisitions and divestures.

Overview of the Merger

On March 29, 2024, the Company entered into an Agreement and Plan of Merger and Reorganization with Nina Footwear Corp., a Delaware corporation, a brand specializing in women’s footwear, particularly in dress shoes and accessories for special occasions, and Kidpik Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Kidpik. Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, Merger Sub will be merged with and into Nina Footwear, with Nina Footwear surviving as a wholly-owned subsidiary of Kidpik. The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

At the effective time of the Merger: each share of Nina Footwear capital stock outstanding immediately prior to the Effective Time, excluding any shares of Nina Footwear capital stock held by Nina Footwear (if any), and any dissenting shares, will be automatically converted solely into the right to receive a number of shares of Kidpik common stock equal to their pro rata share of 80% of Kidpik’s outstanding shares of common stock following the Merger, with any fractional shares rounded up to the nearest whole share.

As a result, at the Effective Time, the stockholders of Kidpik immediately prior to the Merger are expected to own approximately 20% of the outstanding shares of Kidpik common stock immediately after the Effective Time and the stockholders of Nina Footwear immediately prior to the Merger will own approximately 80% of the outstanding shares of Kidpik common stock immediately after the Effective Time.

Kidpik is controlled by Mr. Ezra Dabah, the Chief Executive Officer, majority stockholder (59% beneficial owner), and Chairman of Kidpik, who is also the Chief Executive Officer of Nina Footwear. Mr. Dabah and his family own approximately 79.3% of Nina Footwear, and Moshe Dabah (Mr. Dabah’s son), is the Vice President, Chief Operating Officer and Chief Technology Officer of Kidpik, and the Chief Operating Officer, Chief Information Officer and Secretary of Nina Footwear. There are a number of related party transactions between Nina Footwear and Kidpik which are disclosed below under “Certain Relationships and Related Party Transactions”.

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The Kidpik Board of Directors (with Mr. Ezra Dabah abstaining from the vote), acting on the unanimous recommendation of a special committee (the “Strategy Committee”) consisting of independent and disinterested directors of Kidpik that was formed to negotiate and evaluate a potential strategic transaction involving Kidpik, has: (a) determined that the Merger Agreement and the Merger are fair to and in the best interests of Kidpik’s stockholders; (b) approved, adopted and declared advisable the Merger Agreement and approved the execution, delivery and performance by Kidpik of the Merger Agreement and the consummation by Kidpik of the Merger; and (c) resolved to recommend that the stockholders of Kidpik approve the Merger Agreement and the Merger. Mr. Ezra Dabah recused himself from the Kidpik Board of Directors approval due to his status as a related party in connection with the Merger, as discussed above.

The Merger Agreement does not include a price-based termination right, so there will be no adjustment to the total number of shares of Kidpik common stock that the stockholders of Nina Footwear (the “Nina Footwear Stockholders”) will be entitled to receive for changes in the market price of Kidpik common stock. Accordingly, the market value of the shares of Kidpik common stock issued pursuant to the Merger Agreement will depend on the market value of the shares of Kidpik common stock at the time the Merger Agreement closes, and could vary significantly from the market value on the date the Merger Agreement was entered into and/or the date of this Proxy Statement.

Upon termination of the Merger Agreement in certain circumstances, a termination fee of $100,000 may be payable by either Kidpik or Nina Footwear to the other party, including (i) where the Merger Agreement is terminated because (x) the Merger fails to close prior to December 31, 2024, (y) one party’s stockholders fail to approve the Merger, or (z) a breach of a representation, warranty, covenant or agreement, and an Acquisition Proposal (as defined and discussed below under “Agreements Related to the Merger—The Merger Agreement—Non-Solicitation”) has been announced regarding the non-terminating party, and/or is entered into or closed within three months of the date of termination; and (ii) where such party’s board of directors changes or withdraws its recommendation in favor of the Merger or recommends to enter into an alternative transaction. Nina Footwear and Kidpik have also agreed to reimburse the other party for up to $62,500 in expenses, as applicable, if the Merger Agreement is terminated in certain circumstances, as further described in the Merger Agreement. Such amounts payable by either party upon termination of the Merger Agreement are discussed in greater detail below under “Agreements Related to the Merger—The Merger Agreement—Termination of the Merger Agreement”.

The Closing contemplated by the Merger Agreement is expected to occur in the fourth calendar quarter of 2024, subject to satisfaction of customary closing conditions, including approval of the transactions contemplated by the Merger Agreement, and the issuance of the shares of common stock issuable pursuant to the terms of the Merger Agreement, by the stockholders of the Company at the Annual Meeting.

The conditions to the closing of the Merger Agreement may not be met, and such Closing may not ultimately occur on the terms set forth in the Merger Agreement, if at all.

Upon closing of the transactions contemplated by the Merger Agreement, Mr. Dabah and his immediate family are expected to control approximately 75.3% of the Combined Company’s voting shares, without taking into account any potential dilution caused by the issuance of common stock upon the conversion of the Convertible Debentures, as discussed in greater detail under, “Proposal No. 4: Approval of the Issuance of More Than 20% of the Company’s Issued and Outstanding Common Stock in Connection Convertible Debentures”. However, because Mr. Dabah currently controls 59.4% of the total stockholder vote, there will not be a change of control of the Company in connection with the Merger.

Following the closing of the Merger, Kidpik’s executive officers and directors will remain the same as immediately prior to the Effective Time.

See “Management Following the Merger—Executive Officers and Directors of the Combined Company Following the Merger”.

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A copy of the Merger Agreement is attached as Annex A to this Proxy Statement. Kidpik encourages you to read such Merger Agreement in its entirety because it is the principal document governing the Merger. For more information on the Merger Agreement see the section of this Proxy Statement titled “Agreements Related to the Merger—Merger Agreement”.

For more information about the Merger itself and Nina Footwear to be acquired pursuant to the Merger, see “The Merger” and “Information about Nina Footwear”.

On July 22, 2024, the Company, Nina Footwear and Merger Sub entered into a First Amendment to Agreement and Plan of Merger and Reorganization, pursuant to which each of the parties agreed to extend the required closing date of the Merger from September 30, 2024, to December 31, 2024.

Parties to the Merger

Kidpik Corp.

Kidpik, a Delaware corporation, began operations in 2016 as a subscription-based e-commerce company on the proposition of making shopping easy, convenient, and accessible for parents by delivering fashionable and customized kids’ outfits in a box. Kidpik provides kids clothing subscription boxes for boys and girls (sizes 12M-16) that include mix-&-match, coordinated outfits that are personalized based on each member’s style preferences. Kidpik focuses on providing entire outfits from head-to-toe (including shoes) by designing each seasonal collection in-house from concept to box.

After launching girls’ subscription boxes for sizes 4-14 in 2016, Kidpik expanded into boys’ clothing, added larger sizes for boys and girls (up to 16 for apparel and 6 youth for shoes), in the Spring of 2022, added toddler sizes down to 2T & 3T for apparel and 7 & 8 toddler shoes. During the second quarter of 2022, Kidpik introduced sizes 12 months and 18 months apparel to its offerings. Kidpik has expanded its distribution by selling its branded products on third-party websites.

Kidpik’s principal executive offices are located at 200 Park Avenue South, 3rd Floor, New York, New York 10003. More information about Kidpik Corp. can be found at https://kidpikcorp.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this Proxy Statement, and you should not consider information on our website to be part of this Proxy Statement. Kidpik’s common stock is listed on the Nasdaq Capital Market under the trading symbol “PIK.”

Nina Footwear

Nina Footwear and its subsidiaries design, source, and market branded fashion footwear and accessories for women and children. Nina Footwear distributes its products in the wholesale channel through department stores, shoe chains, off-price retailers, online retailers, national chains, specialty retailers, and independent stores throughout the United States, Canada, Australia, and other international markets. In addition, its products are distributed through its direct-to-consumer channel within the United States, and Canada.

Nina Footwear’s product lines are designed towards special occasions and wedding events, mainly dress and bridal shoes, fashionably designed for a broad range to capitalize on market size. Over the past 70 years, Nina Footwear has established a reputation as a brand known for quality and fashionable footwear and over the past 25 years, has been a trusted authority in the women’s bridal and special occasion shoe category. Nina Footwear is known for design creativity and its ability to offer quality, seasonable products at accessible price points.

Nina Footwear designs, merchandises, sources, and markets its brands and sells its products, including its women’s and girl’s dress shoes which are designed and marketed for special occasions and include sandals, pumps, boots, girl’s shoes, and accessories.

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Nina Footwear’s direct to consumer business serves as a marketing tool that allows it to strengthen its brand recognition and to showcase its products. Nina Footwear believes that its website enhances its overall sales and brand image.

Nina Footwear’s principal business location is 200 Park Avenue South, 3rd Floor, New York, New York 10003. More information about Nina Footwear can be found at www.ninashoes.com. Information contained on, or that can be accessed through, Nina Footwear’s website is not incorporated by reference into this Proxy Statement, and you should not consider information on Nina Footwear’s website to be part of this Proxy Statement. Nina Footwear is a private company.

* * * * *

For more information see “The Merger—Parties to the Merger”.

Reasons for the Merger

The Board of Directors considered a number of factors before deciding to enter into the Merger Agreement, including, among other factors, the benefits to current Company stockholders, and the terms and conditions of the Merger Agreement. For additional information, see the section titled “The Merger—Recommendation of the Board of Directors and its Reasons for the Merger”.

Activities of Kidpik Following the Merger

Following the completion of the Merger, we plan to focus on growing the Combined Company business. Since Kidpik’s inception, the Company and Nina Footwear have always operated under the same roof in a shared office environment and warehouse space. In view of the shared working environment, assuming the closing of the Merger, the Company believes the combination will be seamless. The Combined Company management team plans to refocus a significant majority of its time and efforts on growing Nina Footwear’s business.

The Company plans on mainly growing the Nina Footwear brand organically, by capitalizing on its brand recognition and relationships with large retailers to upsell and cross sell existing partners. In addition, the Company plans to develop and sell expanded categories to widen Nina Footwear’s total addressable market. The Company is contemplating bringing back the Delman brand which was known as the footwear to the stars and at one time was the only shoe brand at Bergdorf Goodman, with the slogan “the best shoes you can buy are the best buy”. The Company is also focused on increasing mobile and online sales. The Company will also seek accretive acquisitions that it believes will bring additional revenues and profitability, with good management teams that have high growth potential.

Following the completion of the Merger, Kidpik will continue to be a public company. The Merger will have no effect on the attributes of shares of Kidpik’s common stock held by Kidpik’s stockholders, except for the increase in such outstanding shares of common stock in connection with the issuance of the shares of common stock issuable to the Nina Footwear Stockholders in connection therewith, as discussed in greater detail herein.

Due to Mr. Dabah’s controlling interest in both Kidpik and Nina Footwear, we anticipate the Merger being completed. In the event the Merger is not consummated, Kidpik plans to seek out alternative accretive business acquisitions that we believe will add revenues and profitability and utilize the Nasdaq listing.

See also “The Merger — Activities of Kidpik Following the Merger”.

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Recommendation of the Board of Directors and its Reasons for the Merger

The Board of Directors determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are in the best interests of Kidpik and its stockholders, approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and recommends that you vote:

1. “FOR” the election of one Class III Director to the Board of Directors;

2. “FOR” ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year 2024;

3. “FOR” approval of the Merger Agreement, for the purposes of Nasdaq Listing Rule 5635(a) including the terms of, and issuance of shares of common stock in connection with the Merger Agreement;

4. “FOR” a proposal to approve the issuance of more than 20% of the Company’s issued and outstanding common stock and voting stock in connection with the issuance of shares of common stock issuable by the Company upon the conversion of $2,000,000 of Convertible Debentures, for the purposes of complying with the applicable listing rules of Nasdaq;

5. “FOR” approval of an amendment to our Second Amended and Restated Certificate of Incorporation to change our corporate name to “Nina Holding Corp.”;

6. “FOR” to approve the adoption of the First Amendment to the Kidpik Corp. First Amended and Restated 2021 Equity Incentive Plan; and

7. “FOR” the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Merger Proposal or Nasdaq Proposal.

The proposals described above are collectively referred to herein as the “Proposals”.

For a discussion of factors that the Board of Directors considered in deciding to recommend the approval of the Merger Proposal, see the section titled “The Merger—Recommendation of the Board of Directors and its Reasons for the Merger”.

Opinion of Hempstead & Co., LLC to the Strategy Committee

On February 14, 2024, the Strategy and Alternatives Committee of the Board of Directors of Kidpik, made up entirely of independent members of the Board of Director of Kidpik, which was formed to review and evaluate potential strategic alternatives, including acquisitions and divestures (the “Strategy Committee”) retained Hempstead & Co., LLC (“Hempstead”) to act as the Board’s financial advisor in connection with the proposed Merger, including providing the Board with an opinion, from a financial point of view, as to the fairness of the Merger. At a meeting of the Board held on March 28, 2024, Hempstead rendered its opinion, to the effect that, as of that date and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations on the scope of the analysis undertaken as set forth in its opinion, the consideration to be paid by the Company pursuant to the Merger Agreement was fair, from a financial point of view, to the Company, as more fully described in the section of this Proxy Statement entitled “Opinion of Hempstead & Co., LLC to the Strategy Committee”.

The full text of the written opinion of Hempstead, dated as of March 28, 2024, is attached hereto as Annex D. Hempstead’s opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the analysis undertaken by Hempstead in rendering its opinion. The Company encourages you to read Hempstead’s opinion carefully and in its entirety. Hempstead’s opinion was directed to the Board (in its capacity as such) and addresses only the fairness, from a financial point of view, of the consideration to be paid by the Company pursuant to the Merger Agreement. It does not address the relative merits of the transaction contemplated by the Merger Agreement as compared to any alternative transaction or opportunity that might be available to the Company, nor does it address the underlying business decision by the Company to engage in the Merger or the terms of the Merger Agreement or the documents referred to therein. Hempstead’s opinion does not constitute a recommendation as to how any Company stockholder should vote on the Merger or any matter related thereto.

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For additional information, see the section titled “Opinion of Hempstead & Co., LLC to the Strategy Committee”.

Conditions to the Completion of the Merger

We expect to complete the Merger as soon as possible following the approval of the Merger Proposal at the Annual Meeting, and most likely in the fourth quarter of 2024. The parties’ obligations to effect the Merger are subject to the satisfaction or, to the extent permitted, waiver, of various conditions, including, among others, the following:

(i) no order preventing the Merger and the other transactions and actions contemplated by the Merger Agreement having been issued and remaining in effect and there being no law which has the effect of making the consummation of the Merger and the other transactions and actions contemplated by the Merger Agreement illegal;

(ii) the required approvals by each of the parties’ stockholders having been obtained;

(iii) the existing shares of Kidpik common stock having been continually listed on the Nasdaq Capital Market and the Merger Shares being approved for listing on Nasdaq (subject to official notice of issuance);

(iv) there being an exemption from registration pursuant to Section 4(a)(2) and/or Rule 506 of the Securities Act of 1933, as amended (the “Securities Act”) for the issuance of the Merger Shares;

(v) no event having occurred which would constitute a material adverse effect on Kidpik or Nina Footwear;

(vi) Kidpik having filed all required Securities and Exchange Commission filings; and

(vii) certain other matters as described in greater detail in the Merger Agreement and summarized below under “Agreements Related to the Merger—The Merger Agreement—Conditions to the Completion of the Merger”.

The Closing is also subject to certain closing conditions of each party, including:

(i) the accuracy of each party’s representations and warranties, subject to certain materiality qualifications;

(ii) compliance by each party with its covenants in all material respects, respectively; and

(iii) no continuing Nina Footwear Material Adverse Effect or Kidpik Material Adverse Effect described and defined below under “Agreements Related to the Merger—The Merger Agreement—Conditions to the Completion of the Merger”.

Kidpik’s obligation to consummate the Merger is also subject to (i) Nina Footwear acknowledging that all of the debt owed by the Company to Nina Footwear (approximately $2.9 million as of November 1, 2024 and which amount may increase until the Closing) is extinguished as consideration of entering into the Merger; (ii) the waiver or termination of certain change of control and related triggering events held by certain stockholders of Nina Footwear which if not waived may have required approximately $2.55 million to be paid to such stockholders of Nina Footwear at Closing; and (iii) holders of no more than 10% of the shares of Nina Footwear capital stock exercising their statutory appraisal rights in connection with the Merger.

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For additional information, see the section titled “Agreements Related to the Merger—The Merger Agreement—Conditions to the Completion of the Merger”.

Planned Closing Date

The transactions contemplated by the Merger Agreement are expected to close in the fourth calendar quarter of 2024, subject to satisfaction of customary closing conditions, including the approval of the Merger Proposal at the Annual Meeting, the accuracy of the representations and warranties of the parties at Closing, subject, in certain instances, to certain materiality and other thresholds, the performance by the parties of their obligations and covenants under the Merger Agreement, the delivery of certain documentation by the parties and the absence of any injunction or other legal prohibitions preventing consummation of the Merger.

Governmental and Regulatory Approvals

Kidpik must comply with applicable federal and state securities laws and the rules and regulations of The Nasdaq Stock Market in connection with the issuance of shares of Kidpik common stock upon the Closing of the Merger Agreement.

Kidpik and Nina Footwear have determined that no antitrust or competition law approvals, or other governmental or regulatory approvals are required to be applied for or obtained in any jurisdiction in connection with the Merger, provided that as discussed in greater detail below under, “The Merger—Nasdaq Stock Market Listing”, the Company is required to provide Nasdaq notice of the issuance of the shares of common stock to the stockholders of Nina Footwear in the Merger (the “Merger Shares”).

The Closing is also subject to Kidpik’s common stock continuing to trade on Nasdaq following the Closing, and Nasdaq has provided Kidpik preliminary non-binding guidance that because Ezra Dabah will control the vote of Kidpik both prior to and after Closing, that the Combined Company will not need to re-apply for initial listing on Nasdaq as a result of the Merger. As such, in the event the Merger closes, it will have no effect on the trading of our common stock on the Nasdaq Capital Market.

Termination of the Merger Agreement

Rights of Termination

The Merger Agreement contains certain termination rights, including:

(i) the right to terminate the Merger Agreement at any time with mutual approval of the parties;

(ii) the right of either party to terminate the Merger Agreement if (1) the Merger is not consummated by December 31, 2024, subject to certain extension rights (the “End Date”), (2) if Kidpik’s stockholders fail to adopt and approve the issuance of the Shares pursuant to Nasdaq Listing Rule 5635(a), (3) if a court of competent jurisdiction or other governmental body has issued a final and non-appealable order, decree or ruling, or has taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or (4) the other party breaches any representation, warranty, covenant or agreement set forth in the Merger Agreement, and such breach is not cured by the earlier of (i) the End Date; and (ii) within 30 days of notice thereof from the non-breaching party;

(iii) the right of Kidpik to terminate the Merger Agreement if the required Nina Footwear stockholder vote has not been received within 10 days of this Proxy Statement clearing comments with the SEC;

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(iv) the right of Nina Footwear (at any time prior to the approval of the Merger Proposal by the stockholders of Kidpik) to terminate the Merger Agreement if a Kidpik Triggering Event (as defined below under “Agreements Related to the Merger—The Merger Agreement—Conditions to the Completion of the Merger”) has occurred;

(v) the right of Kidpik (at any time prior to the approval by the Nina Footwear Stockholders of the Merger Agreement) to terminate the Merger Agreement if a Nina Footwear Triggering Event (as defined below under “Agreements Related to the Merger—The Merger Agreement—Conditions to the Completion of the Merger”) has occurred; and

(vi) The right of Kidpik, if Nina Footwear has not provided to Kidpik audited financial statements for the fiscal years ended 2023 and 2022, prior to April 30, 2024, and/or unaudited financial statements of the Company for the period ended March 31, 2024 to the extent required by applicable Securities and Exchange Commission rules.

For additional information, see the section titled “Agreements Related to the Merger—The Merger Agreement—Termination of the Merger Agreement”.

Effect of Termination

Upon termination of the Merger Agreement in certain circumstances, a termination fee of $100,000 may be payable by either Kidpik or Nina Footwear to the other party, including (i) where the Merger Agreement is terminated because (x) the Merger fails to close prior to December 31, 2024, (y) one party’s stockholders fail to approve the Merger, or (z) a breach of a representation, warranty, covenant or agreement, and an Acquisition Proposal (as defined in the Merger Agreement) has been announced regarding the non-terminating party, and/or is entered into or closed within three months of the date of termination; and (ii) where such party’s board of directors changes or withdraws its recommendation in favor of the Merger or recommends to enter into an alternative transaction. Nina Footwear and Kidpik have also agreed to reimburse the other party for up to $62,500 in expenses, as applicable, if the Merger Agreement is terminated in certain circumstances, as further described in the Merger Agreement. See “Agreements Related to the Merger—The Merger Agreement—Termination of the Merger Agreement” for additional information.

Agreements Related to the Merger

As a required condition to the Closing, each stockholder of Nina Footwear will be required to enter into a Stockholder Representation Agreement with Kidpik. The Stockholder Representation Agreement includes general representations of the Nina Footwear stockholder relating to ownership of the applicable Nina Footwear common stock shares to be tendered at Closing; an agreement to comply with certain conditions of the Merger Agreement, as if a party thereto; various representations in order for Kidpik to confirm that an exemption from the registration requirements of the Securities Act exists for the Merger Agreement; certain requirements for Kidpik to promptly remove the legend on any Kidpik securities issued to the Nina Footwear stockholders as a result of the Merger in the event such securities (a) are subsequently registered under the Securities Act; or (b) subsequently become available for sale pursuant to Rule 144 of the Securities Act, including setting forth certain damages payable by Kidpik upon its failure to comply with the deadlines set forth in such Stockholder Representation Agreement, and buy-in rights for the Nina Footwear stockholders as a result thereof; and a lock-up agreement, prohibiting the Nina Footwear stockholder from transferring any shares of Nina Footwear until the earlier of the consummation or termination of the Merger Agreement, subject to certain customary exceptions, discussed in greater detail below under “Agreements Related to the Merger—Stockholder Representation Agreements”.

Management Following the Closing

There will be no changes in the officers or directors of the Company in connection with the Merger, and as a result, the officers and directors of the Combined Company will be the same after the Merger as they are currently.

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As a result, at Closing our officers and directors are expected to include:

Name	Position	Independent
Executive Officers
Ezra Dabah	President and Chief Executive Officer
Moshe Dabah	Vice President, Chief Operating Officer and Chief Technology Officer, and Secretary
Jill Pasechnick	Chief Accounting Officer

Directors
Ezra Dabah	Director
Bart Sichel	Director	X
Jill Kronenberg	Director	X
Louis G. Schott	Director	X

In the above table, ‘independent’ means meeting the independence requirements of the Securities and Exchange Commission, or SEC, and The Nasdaq Stock Market, or Nasdaq.

See also, “Management Following the Merger—Executive Officers and Directors of the Combined Company Following the Merger”.

Interests of Certain Directors, Officers and Affiliates of Kidpik

When considering the recommendation of the Kidpik Board of Directors, you should be aware that certain members of the Kidpik Board of Directors and named executive officers of Kidpik have interests in the Merger Agreement that may be different from, or in addition to, interests they may have as Kidpik stockholders, summarized below and discussed in greater detail below under “The Merger—Interests of Certain Persons in the Merger”. The Kidpik Board of Directors was aware of the following interests and considered them, among other matters, in its decision to approve the Merger Agreement.

Continued Service with Combined Company

At the effective time of the Merger Agreement, which will be the time of acceptance for filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as may be specified in such Certificate of Merger with the consent of the parties (the “Effective Time”), the officers of the Combined Company will continue to include Mr. Ezra Dabah, the Company’s Chief Executive Officer, President and Chairman (who currently serves as Chief Executive Officer of Nina Footwear); Moshe Dabah, the Company’s Vice President, Chief Operating Officer and Chief Technology Officer, and Secretary (who currently serves as Chief Operating Officer, Chief Information Officer and Secretary of Nina Footwear); and Jill Pasechnick, the Company’s Chief Accounting Officer, and as such, we do not anticipate any changes in our officers in connection with the Merger.

Similarly, all of our current Board members, Mr. Ezra Dabah, Mr. Bart Sichel, Mrs. Jill Kronenberg and Mr. Louis G. Schott, will continue as directors of the Combined Company after the Closing.

Related Party Transaction

Mr. Ezra Dabah our Chairman, President and Chief Executive Officer, and Moshe Dabah, our Vice President, Chief Operating Officer and Chief Technology Officer, and Secretary, who is the son of Ezra Dabah, are each also owners of Nina Footwear. Additionally, Ezra Dabah and his children (including Moshe Dabah) own approximately 79.3% of Nina Footwear, and Ezra Dabah and his extended family own 100% of Nina Footwear. There are a number of related party transactions between Nina Footwear and the Company. Ezra Dabah and his immediate family will continue to control approximately 75.3% of the Combined Company’s voting shares following the closing of the Merger;

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Ezra Dabah, who was recused from board deliberations regarding the Merger and the other Contemplated Transactions, serves on both the Kidpik Board and the Nina Footwear Board and as the Chief Executive Officer of both Kidpik and Nina Footwear, and Moshe Dabah, Mr. Ezra Dabah’s son, currently the Chief Operating Officer, Chief Technology Officer, Secretary and Vice President of the Company, and serves as Chief Operating Officer, Chief Information Officer and Secretary of Nina Footwear.

There are a number of related party transactions between Nina Footwear and Kidpik, as discussed in greater detail below under “Certain Relationships and Related Transactions”, including, but not limited to a total of $1.9 million owed by Kidpik to Nina Footwear as of Kidpik’s entry into the Merger Agreement, and approximately $2.9 million as of November 1, 2024, the fact that Kidpik subleases both its office and warehouse space from Nina Footwear, and the fact that Nina Footwear provides Kidpik management services at the rate of 0.0075% of cash receipts, pursuant to the terms of a Management Agreement.

While the Closing will be deemed a ‘change of control’ under the Company’s First Amended and Restated 2021 Equity Incentive Plan, which includes the “consummated merger, consolidation or similar transaction involving (directly or indirectly) the Company [if] immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not [o]wn, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving [entity] in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving [entity] in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their [o]wnership of the outstanding voting securities of the Company immediately prior to such transaction”, the Company has no outstanding and unvested equity awards, and as such, the occurrence of a ‘change of control’ under the equity plan will have no effect.

The Strategy Committee and the Kidpik Board were aware of these potential conflicts of interest and considered them, among other matters, in reaching their respective decisions to approve the Merger Agreement and the Merger, and to recommend, as applicable, that Kidpik’s stockholders approve the proposals to be presented to Kidpik’s stockholders for consideration at the Kidpik Annual Meeting as contemplated by this Proxy Statement.

Material U.S. Federal Income Tax Consequences of the Merger Agreement

The proposed Merger is entirely a corporate action undertaken by Kidpik. Kidpik’s U.S. stockholders should not realize any gain or loss for U.S. federal income tax purposes as a result of the Merger.

For additional information, see the section titled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”.

Indemnification by Kidpik and Nina Footwear

The Merger Agreement does not include any indemnification obligations of the parties and instead the representations and warranties of Kidpik, Nina Footwear and Merger Sub contained in the Merger Agreement terminate at the Effective Time.

For additional information, see the section titled “Agreements Related to the Merger—The Merger Agreement—Indemnification”.

No Appraisal or Dissenters’ Rights

Under Delaware General Corporation Law (“DGCL”), appraisal and dissenters’ rights are not available to any stockholder in connection with the Merger, regardless of whether such stockholder votes for or against the approval of the Merger Proposal, or any of the proposals which will be voted on at the Annual Meeting.

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See also the section titled “The Merger—No Appraisal or Dissenters’ Rights”.

Risk Factors

Before voting at the Annual Meeting, you should carefully consider all of the information contained in or incorporated by reference into this Proxy Statement, as well as the specific factors under the section titled “Risk Factors.” These risk factors include, but are not limited to, the following:

Risks Related to the Merger

●	The Merger may not be completed on the terms or timeline currently contemplated, or at all. Failure to complete the Merger may result in Kidpik or Nina Footwear paying a termination fee to the other party.

●	The number of shares of common stock that will be issuable in the Merger Agreement are not adjustable based on the market price of the Company’s common stock, so the shares issued at the closing may have a greater or lesser value than the market price at the time the Merger Agreement was signed. The number of shares of common stock issuable pursuant to the Merger Agreement will cause significant dilution to existing stockholders.

●	Some executive officers and directors of Kidpik and Nina Footwear have interests in the Merger that are different from the respective stockholders of Kidpik and Nina Footwear and that may influence them to support or approve the Merger without regard to the interests of the respective stockholders of Kidpik and Nina Footwear.

●	The consummation of the Merger will increase the voting rights of Ezra Dabah, our Chief Executive Officer and Director.

●	Certain provisions of the Merger Agreement may discourage third parties from submitting competing proposals, including proposals that may be superior to the arrangements contemplated by the Merger Agreement.

●	Because the lack of a public market for Nina Footwear’s capital stock makes it difficult to evaluate the fairness of the Merger, the stockholders of Nina Footwear may receive consideration in the Merger that is less than the fair market value of Nina Footwear’s capital stock and/or Kidpik may pay more than the fair market value of Nina Footwear’s capital stock.

●	Kidpik or Nina Footwear may waive one or more of the conditions to the Merger without recirculation of this Proxy Statement or resoliciting stockholder approval.

●	Failure to complete the acquisition of Nina Footwear could negatively impact our stock price and future business and financial results. We will be subject to business uncertainties and contractual restrictions while the acquisition of Nina Footwear is pending.

●	The Company may fail to realize the anticipated benefits of the Merger.

Risk Factors Related to the Convertible Debentures

●	The issuance of common stock upon conversion of the Convertible Debentures will cause immediate and substantial dilution to existing shareholders.

●	We are required to make amortization payments of the amounts owed under the Convertible Debentures upon the occurrence of certain events and we may not have sufficient cash to make such payments, if required.

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●	Future sales of Kidpik’s common stock in the public market, or the perception that such sales may occur, including as a result of the potential sale of the Conversion Shares, could reduce the price of Kidpik’s common stock, and any additional capital raised by Kidpik through the sale of equity or convertible securities may dilute your ownership in Kidpik.

Risk Factors Related to Nina Footwear and the Combined Company

●	Nina Footwear and the Combined Company will require additional capital to fund their operations and grow, and their inability to obtain such capital, or to adequately manage their existing capital resources, could materially adversely affect their business, financial condition and operating results.

●	The business of Nina Footwear and the Combined Company, including their costs and supply chain, is subject to risks associated with sourcing, manufacturing and warehousing.

●	Adverse macro-economic conditions, including inflation, could adversely impact Nina Footwear’s and the Combined Company’s operating results.

●	System interruptions that impair client access to Nina Footwear’s and the Combined Company’s websites or other performance failures in Nina Footwear’s and the Combined Company’s technology infrastructure could damage Nina Footwear’s and the Combined Company’s business.

●	The process of Kidpik and Nina Footwear upgrading to an Enterprise Resource Planning (ERP) system.

●	Increased competition presents an ongoing threat to the success of Nina Footwear’s and the Combined Company’s business. Nina Footwear’s and the Combined Company’s business depends on Nina Footwear’s and the Combined Company’s brand, and any failure to maintain, protect or enhance Nina Footwear’s and the Combined Company’s brand, including as a result of events outside Nina Footwear’s and the Combined Company’s control, could materially adversely affect Nina Footwear’s and the Combined Company’s business.

●	Changes in consumer tastes and preferences or in consumer spending and other economic or financial market conditions could materially adversely affect Nina Footwear’s and the Combined Company’s business and Nina Footwear’s and the Combined Company’s inability to develop and introduce new merchandise offerings in a timely and cost-effective manner may damage Nina Footwear’s and the Combined Company’s business, financial condition and operating results.

●	Changes in footwear and clothing costs and availability could materially adversely affect Nina Footwear’s and the Combined Company’s business.

●	Disruptions in Nina Footwear’s and the Combined Company’s warehouse operations could adversely affect sales and customer satisfaction.

●	Nina Footwear’s and the Combined Company’s ability to source their merchandise could be negatively impacted if new trade restrictions are imposed or existing trade restrictions become more burdensome.

●	Nina Footwear’s business is highly dependent upon its ability to identify and respond to new and changing fashion trends, customer preferences, and other related factors. Nina Footwear’s and the Combined Company’s inability to identify and respond to these new trends may lead to inventory markdowns and write-offs, which could adversely affect Nina Footwear’s and the Combined Company’s brand image.

●	If one or more of Nina Footwear’s significant customers were to reduce or stop purchases of its products, its sales and profits could decline.

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●	Nina Footwear’s and the Combined Company’s business is subject to a wide variety of U.S. and foreign government laws and regulations. These laws and regulations, as well as any new or changed laws or regulations, could disrupt Nina Footwear’s and the Combined Company’s operations or increase Nina Footwear’s and the Combined Company’s compliance costs. Failure to comply with such laws and regulations could have a further adverse impact on Nina Footwear’s and the Combined Company’s business.

●	An overall decline in the health of the economy and other factors impacting consumer spending, such as natural disasters and fluctuations in inflation and foreign currency exchange rates may affect consumer purchases, reduce demand for Nina Footwear’s and the Combined Company’s products and materially harm Nina Footwear’s and the Combined Company’s business, results of operations and financial condition.

Other Risk Factors of Kidpik

Please carefully consider the risks described in Kidpik’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023 and Kidpik’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 29, 2024, as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the SEC and incorporated by reference into this Proxy Statement. See also “Where You Can Find More Information; Incorporation of Information by Reference”.

For additional information regarding the risk factors related to the Merger and the operation of Kidpik following the Closing of the Merger, and other matters, see the section of this Proxy Statement titled “Risk Factors”.

Nasdaq Stock Market Listing

Kidpik’s common stock currently is listed on The Nasdaq Capital Market under the symbol “PIK.” A required condition to closing is that Kidpik’s common stock continues to trade on Nasdaq following the Closing and it is a required condition to Closing that Kidpik’s trading symbol will change to “NINA” concurrent with, or promptly following, the Closing. Nasdaq has provided Kidpik preliminary non-binding guidance that because Ezra Dabah will control the vote of Kidpik both prior to and after Closing, that the Combined Company will not need to re-apply for initial listing on Nasdaq as a result of the Merger. As such, in the event the Merger closes, it will have no effect on the trading of our common stock on the Nasdaq Capital Market.

Additionally, we are required to provide Nasdaq notice of the planned issuance of the Merger Shares and the potential issuance of the Indemnification Shares.

Anticipated Accounting Treatment

Kidpik currently expects to treat the Merger as a purchase by Nina Footwear of Kidpik under accounting principles generally accepted in the United States, or GAAP. Under the purchase method of accounting, the assets and liabilities of Kidpik will be recorded, as of the completion of the Merger, at their respective carrying value, in the financial statements of Nina Footwear.

The financial statements of Nina Footwear issued after the completion of the Merger will reflect these values, but will not be restated retroactively to reflect the historical financial position or results of operations of Kidpik.

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Selected Unaudited Pro Forma Condensed Combined Financial Data of the Combined Company

The following table sets forth selected information about the pro forma financial condition and results of operations, including per share data, of Kidpik after giving effect to the completion of the Merger. The table sets forth selected unaudited pro forma condensed combined statements of income for the fiscal quarter ended June 29, 2024, and the fiscal years ended December 30, 2023 and December 31, 2022, as if the Merger had been completed on January 1, 2022, and the selected unaudited pro forma condensed combined balance sheet data as of June 29, 2024, as if the Merger had been completed on that date. The information presented below was derived from the consolidated historical financial statements of Kidpik and Nina Footwear, and should be read in conjunction with these financial statements and the notes thereto included elsewhere in this Proxy Statement and incorporated by reference herein and the other unaudited pro forma financial data, including related notes, included elsewhere in this Proxy Statement, including under “Financial Information—Unaudited U.S. GAAP Pro Forma Condensed Financial Statements”, below.

The unaudited pro forma financial data is based on estimates and assumptions that are preliminary and does not purport to represent the financial position or results of operations that would actually have occurred had the Merger been completed as of the dates or at the beginning of the periods presented or what the Combined Company’s results will be for any future date or any future period. See also “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.” The pro forma condensed combined financial information is unaudited and is presented for informational purposes only.

	Six Months Ended June 30, 2024	Year ended December 31, 2023

Total revenues	$21,044,615	$43,346,357
Gross Profit	12,188,308	21,433,753
Net loss	$(2,037,739)	$(9,856,264)

As of June 30, 2024

Total assets	$23,992,997
Total liabilities	$20,121,271
Stockholders’ equity	$3,801,726

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving these proxy materials?

We sent a notice of Internet Availability of Proxy Materials (the “Notice”) on or about [_____________], 2024, to our stockholders of record entitled to vote at the Annual Meeting. All stockholders have the ability to access the proxy materials online and to download printable versions of the proxy materials or to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy can be found on the Notice. We have made these proxy materials available to you in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of Kidpik Corp., a Delaware corporation (“we,” “our,” “us,” “Kidpik” and the “Company”) of proxies to be voted at our Annual Meeting of Stockholders to be held on [____________], 2024, at [________] p.m. Eastern Standard Time (the “Annual Meeting”), and at any postponements or adjournments of the Annual Meeting. This year’s Annual meeting will be a completely “virtual” meeting of stockholders. You are invited to attend the virtual Annual Meeting online, vote your shares electronically, and submit your questions during the Annual Meeting, by visiting www.cleartrustonline.com/kidpik.

What is included in the proxy materials?

The proxy materials include:

●	Our Proxy Statement for the Annual Meeting; and

●	Our 2023 Annual Report on Form 10-K, for the year ended December 30, 2023, which includes our audited financial statements for the fiscal years ended December 30, 2023 and December 31, 2022 (the “2023 Annual Report”).

If you request printed versions of these proxy materials by mail, these materials will also include the proxy card for the Annual Meeting.

How can I get electronic access to the proxy materials?

Your Notice of Internet Availability of Proxy Materials or proxy card will contain instructions on how to view our proxy materials for the Annual Meeting on the Internet.

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How do I attend the Annual Meeting?

This year our annual meeting will be a completely virtual meeting. There will be no physical meeting location. The meeting will only be conducted via live audio webcast.

To participate in the virtual meeting, visit www.cleartrustonline.com/kidpik (please note this link is case sensitive) and enter the control number on your notice or proxy card, or on the instructions that accompanied your proxy materials. If you hold shares in a brokerage account, you must request a special control number from ClearTrust in advance by following the instructions found on the website at www.cleartrustonline.com/kidpik.

We recommend you check in to the Annual Meeting 15 minutes before the meeting is scheduled to start so that any technical difficulties may be addressed before the meeting begins.

You may vote during the meeting by following the instructions available on the meeting website during the meeting. To the best of our knowledge, the virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure they have a strong Internet connection wherever they intend to participate in the meeting. Participants should also allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

Questions will be relayed to the meeting organizers and forwarded to the Chairman of the meeting for review. Questions regarding matters to be acted upon at the meeting will be answered after each matter has been presented, as appropriate. Questions from stockholders not relating to proposals will be grouped by topic with a representative question read aloud and answered as time permits and to the extent such questions do not relate to material non-public information, off-topic items or other matters which the Chairman in his discretion, believes should not be addressed at the annual meeting.

How do I ask questions during the Annual Meeting?

We plan to hold a question-and-answer session with management immediately following the conclusion of the business to be conducted at the Annual Meeting.

You may submit a question at any time during the meeting by using the Q&A feature in the meeting portal. The Chair of the meeting has broad authority to conduct the Annual Meeting in an orderly manner, including establishing rules of conduct. A copy of the rules of conduct will be available online at the Annual Meeting.

What do I do if I have technical difficulties or trouble accessing the virtual meeting website?

Technicians will be available to assist you if you experience technical difficulties accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call 813-308-9980 | Access Code 675813 for assistance. The Help Line will open at [ ] P.M. ET on [ ], 2024, and will remain open for the duration of the meeting.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will be asked to consider and vote upon the following matters:

● to consider and vote upon the appointment of Bart Sichel as a Class III member of the Board of Directors for a term of three years and until his earlier death, resignation or removal (Proposal No. 1);

● to ratify the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year 2024 (Proposal No. 2);

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● to consider and vote upon a proposal to approve, for the purposes of Nasdaq Listing Rule 5635(a), the terms of, and the issuance of shares of common stock in connection with, that certain March 29, 2024, Agreement and Plan of Merger and Reorganization, as amended by the First Amendment thereto dated July 22, 2024 (as may be amended or restated from time to time, the “Merger Agreement”) entered into between the Company, Nina Footwear Corp., a Delaware corporation (“Nina Footwear”), and Kidpik Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Kidpik (“Merger Sub”), pursuant to which Nina Footwear will be merged with and into Merger Sub, with Nina Footwear continuing as the surviving entity and as a wholly-owned subsidiary of the Company (Proposal No. 3);

● to consider and vote upon a proposal to approve, for the purposes of complying with the applicable listing rules of Nasdaq, the issuance of more than 20% of the Company’s issued and outstanding common stock and voting stock in connection with the issuance of shares of common stock issuable by the Company upon the conversion of $2,000,000 of convertible debentures (Proposal No. 4);

● to consider and vote upon the approval of an amendment to our Second Amended and Restated Certificate of Incorporation to change our corporate name to “Nina Holding Corp.” (Proposal No. 5);

● to consider and vote upon the approval of the adoption of the First Amendment to the Kidpik Corp. First Amended and Restated 2021 Equity Incentive Plan (Proposal No. 6); and

● to consider and vote upon a proposal to adjourn the Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Merger Proposal or Nasdaq Proposal. This proposal will only be presented at the Annual Meeting if there are not sufficient votes to approve the Merger Proposal or Nasdaq Proposal (Proposal No. 7).

Stockholders will also be asked to consider and vote at the Annual Meeting on any other matter that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. At this time, the Company’s Board of Directors is unaware of any matters, other than those set forth above, that may properly come before the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

The Board of Directors has fixed the close of business on [ ], 2024 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. As of the Record Date, Kidpik had issued and outstanding [1,913,755] shares of common stock.

A complete list of stockholders entitled to vote at the Annual Meeting will be available to view at our principal executive offices, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of ten days before and prior to the Annual Meeting.

How many votes do I have?

Each share of common stock outstanding on the Record Date will be entitled to one vote on each matter submitted to a vote of the stockholders, including the election of Directors. Cumulative voting by stockholders is not permitted.

How can I vote my shares?

If you are a stockholder of record, you may vote by authorizing a proxy to vote on your behalf at the Annual Meeting. Specifically, you may authorize a proxy:

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● By Internet—If you have internet access, you may submit your proxy by going to www.cleartrustonline.com/kidpik (please note this link is case sensitive) and by following the instructions on how to complete an electronic proxy card. You will need the 12-Digit Control Number included on your notice or proxy card, in order to vote by internet.

● By Telephone—If you have access to a touch-tone telephone, you may submit your proxy by dialing 1-813-235-4490 and by following the recorded instructions. You will need the 12-Digit Control Number included on your notice or proxy card in order to vote by telephone.

● By Mail—If you have received a printed copy of the proxy materials by mail, you may vote by mail by indicating your vote, signing and dating the enclosed proxy card where indicated and by mailing or otherwise returning the card in the postage-paid envelope provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as a guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

Will my vote be confidential?

Independent inspectors count the votes. Your individual vote is kept confidential from us unless special circumstances exist. For example, a copy of your proxy card will be sent to us if you write comments on the card, as necessary to meet applicable legal requirements, or to assert or defend claims for or against the Company.

How may I vote my shares in person at the Annual Meeting?

Attendance at the annual meeting is limited to holders of record of our common stock at the close of business on the record date, [ ], 2024, and our guests. You will be asked to provide your control number in order to be admitted into the Annual Meeting. If your shares are held in the name of a bank, broker, or other nominee and you plan to attend the Annual Meeting, you must request a control number by pre-registering as a beneficial stockholder at www.cleartrustonline.com/kidpik and following the instructions contained therein, no later than [ ], 2024, at 5:00 p.m. Eastern time, in order to be admitted. No recording of the meeting will be permitted. At the Annual Meeting, stockholders of the Company will be afforded a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to communicate, and to read or hear the proceedings of the meetings in a substantially concurrent manner with such proceedings.

Who will conduct the Annual Meeting?

The Chairman of the Annual Meeting has broad responsibility and legal authority to conduct the Annual Meeting in an orderly and timely manner. This authority includes establishing rules for stockholders who wish to address the meeting. Only stockholders or their valid proxy holders may address the meeting. Copies of these rules will be available at the meeting. The Chairman may also exercise broad discretion in recognizing stockholders who wish to speak and in determining the extent of discussion on each item of business. In light of the number of business items on this year’s agenda and the need to conclude the meeting within a reasonable period of time, we cannot ensure that every stockholder who wishes to speak on an item of business will be able to do so.

If I am the beneficial owner of shares held in “street name” by my broker, will my broker automatically vote my shares for me?

Rules applicable to broker-dealers grant your broker discretionary authority to vote your shares without receiving your instructions on certain “routine” matters, including the ratification of the independent registered public accounting firm and the Name Change Proposal. The proposal to elect one Class III Director, the Merger Proposal, Nasdaq Proposal, Equity Plan Proposal and Adjournment Proposal are non-routine matters. As a result, your broker does not have discretionary authority to vote your shares on these proposals on your behalf without receiving specific voting instructions from you.

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How will my voting instructions be treated?

If you provide specific voting instructions, your shares will be voted as instructed.

If you hold shares as the stockholder of record and sign and return a proxy card or vote by telephone or Internet without giving specific voting instructions, then your shares will be voted as recommended by our Board of Directors.

If you are the beneficial owner of shares held through a broker, trustee or other nominee, and you do not give instructions to that nominee on how you want your shares voted, then generally your nominee can vote your shares on certain “routine” matters. At our Annual Meeting, Proposal No. 2 and Proposal No. 5 are considered routine, which means that your broker, trustee or other nominee can vote your shares on Proposal No. 2 and Proposal No. 5 if you do not timely provide instructions to vote your shares.

If you are the beneficial owner of shares held through a broker, trustee or other nominee, and that nominee does not have discretion to vote your shares on a particular proposal and you do not give your broker instructions on how to vote your shares, then the votes will be considered broker non-votes. A broker “non-vote” will be treated as unvoted for purposes of determining approval for the proposal and will have the effect of neither a vote for nor a vote against the proposal.

Could other matters be decided at the Annual Meeting?

At this time, we are unaware of any matters, other than as set forth above, that may properly come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the proxy, or their duly constituted substitutes acting at the Annual Meeting or any adjournment or postponement of the Annual Meeting, will be deemed authorized to vote or otherwise act on such matters in accordance with their judgment.

How can I change my vote?

Whether you have voted by internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:

● sending a written statement to that effect to our Secretary, provided such statement is received no later than [ ], 2024;

● voting by internet or telephone at a later time than your previous vote and before the closing of those voting facilities at 11:59 p.m., Eastern Time, on [ ], 2024;

● submitting a properly signed proxy card, which has a later date than your previous vote, and that is received by ClearTrust no later than [ ], 2024; or

● attending the virtual Annual Meeting and voting via the internet.

If you hold shares in street name, please refer to information from your bank, broker or other nominee on how to revoke or submit new voting instructions.

What are the quorum and voting requirements to elect Directors and approve the other proposal described in the Proxy Statement?

In order to take action on the matters scheduled for a vote at the Annual Meeting, a quorum (a majority of the aggregate number of shares of the Company’s common stock issued and outstanding and entitled to vote as of the Record Date for the Annual Meeting) must be present in person or by proxy.

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A plurality of the votes cast at the annual meeting is required for approval of Proposal No. 1, concerning the election of one Class III Director. The affirmative vote of holders of the majority of the shares entitled to vote on, and who voted for, against, or expressly abstained with respect to, the matter at the Annual Meeting, assuming a quorum is present, is required for approval of (a) Proposal No. 2, concerning the ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for fiscal year 2024; (b) Proposal No. 3, concerning the approval of the Merger Proposal; (c) Proposal No. 4, concerning the approval of the Nasdaq Proposal; (d) Proposal No. 6, concerning the approval of the Equity Plan Proposal; and (e) Proposal No. 7, relating to the Adjournment Proposal. Approval of Proposal No. 5, relating to the Name Change Proposal, requires the affirmative vote of the holders of a majority of the outstanding stock of the Company entitled to vote on such matter at the Annual Meeting. For each of these proposals other than the appointment of directors, stockholders may vote “FOR” the proposal, “AGAINST” the proposal, or “ABSTAIN” from voting. For the appointment of directors, stockholders may vote “FOR” such candidates or “WITHHOLD” their vote for such candidates.

Because broker “non-votes” are not entitled to vote at the Annual Meeting, broker “non-votes” will have no effect on Proposal Nos. 1, 2, 3, 4, 6 or 7, but will be the same as a vote “AGAINST” Proposal No. 5.

What is an “abstention” and how would it affect the vote?

An “abstention” occurs when a stockholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter (other than the election of Directors for which the choice is limited to “for” or “Withhold”). Because abstentions are treated as shares of common stock present for purposes of determining a quorum and because Proposal Nos. 2, 3, 4, 6, and 7, require the affirmative vote of holders of the majority of the shares entitled to vote on, and who voted for, against, or expressly abstained with respect to, the matter at the Annual Meeting, assuming a quorum is present, and Proposal No. 5 requires the affirmative vote of holders of the majority of the shares entitled to vote at the Annual Meeting, abstaining has the same effect as a vote “AGAINST” such proposals.

What is a broker “non-vote” and how would it affect the vote?

A broker non-vote occurs when a broker or other nominee who holds shares for another person does not vote on a particular proposal because that holder does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares. Under rules applicable to broker-dealers, Proposal No. 2, concerning the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year 2024 and Proposal No. 5, the Name Change Proposal, are items on which brokerage firms may vote in their discretion on behalf of their clients, even if such clients have not furnished voting instructions. Thus, there may be broker “non-votes” on Proposals No. 3, 4, 6, and 7. Brokerage firms may not vote with respect to Proposals No. 3, 4, 6 or 7, without their clients having furnished voting instructions. There may be broker “non-votes” with respect to Proposal No. 1, but they will have no effect on Proposal No. 1, which requires only a plurality of votes cast.

Who will count the votes?

The Company’s proxy processor and tabulator, ClearTrust LLC, will serve as proxy tabulator and count the votes. The results will be certified by the inspector of election.

Who will conduct the proxy solicitation and how much will it cost?

We will pay the costs relating to this Proxy Statement, the proxy solicitation and the Annual Meeting. We may reimburse brokerage firms and other persons representing beneficial owners of shares held in street name for their expenses in forwarding solicitation material to beneficial owners. Directors, officers and employees may also solicit proxies. They will not receive any additional pay for the solicitation.

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Questions and Answers About the Merger

The following are some questions that you, as a stockholder of Kidpik, may have regarding the Merger and the Annual Meeting, together with brief answers to those questions. We urge you to read carefully the remainder of this Proxy Statement, including the annexes (which are incorporated by reference herein) and other documents referred to in, and incorporated by reference in, this Proxy Statement, because the information in this section may not provide all of the information that might be important to you with respect to the Merger and the Annual Meeting.

What is the Merger?

On March 29, 2024, Kidpik entered into an Agreement and Plan of Merger and Reorganization with Nina Footwear, a brand specializing in women’s footwear, particularly in dress shoes and accessories for special occasions, and Merger Sub. Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, Merger Sub will be merged with and into Nina Footwear, with Nina Footwear surviving as a wholly-owned subsidiary of Kidpik. The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

At the effective time of the Merger: each share of Nina Footwear capital stock outstanding immediately prior to the Effective Time, excluding any shares of Nina Footwear capital stock held by Nina Footwear (if any), and any dissenting shares, will be automatically converted solely into the right to receive a number of shares of Kidpik common stock equal to their pro rata share of 80% of Kidpik’s outstanding shares of common stock following the Merger, with any fractional shares rounded up to the nearest whole share.

As a result, at the Effective Time, the stockholders of Kidpik immediately prior to the Merger are expected to own approximately 20% of the outstanding shares of Kidpik common stock immediately after the Effective Time and the stockholders of Nina Footwear immediately prior to the Merger will own approximately 80% of the outstanding shares of Kidpik common stock immediately after the Effective Time.

Kidpik is controlled by Mr. Ezra Dabah, the Chief Executive Officer, majority stockholder (59% beneficial owner), and Chairman of Kidpik, who is also the Chief Executive Officer of Nina Footwear. Mr. Dabah and his children own approximately 79.3% of Nina Footwear (Mr. Dabah and his wife personally own 25.3% of Nina Footwear), including Moshe Dabah (Mr. Dabah’s son), who is the Vice President, Chief Operating Officer and Chief Technology Officer of Kidpik (who owns 18.2% of Nina Footwear), and Mr. Dabah and his extended family own 100% of Nina Footwear. Mr. Dabah and his family will continue to control approximately 75.3% of the Combined Company’s voting shares following the closing of the Merger.

Following the closing of the Merger, Kidpik’s executive officers and directors will remain the same as immediately prior to the Effective Time.

A complete copy of the Merger Agreement is attached as Annex A to this Proxy Statement.

On July 22, 2024, the Company, Nina Footwear and Merger Sub entered into a First Amendment to Agreement and Plan of Merger and Reorganization, pursuant to which each of the parties agreed to extend the required closing date of the Merger from September 30, 2024, to December 31, 2024.

See also “The Merger”.

Why is Kidpik proposing to effect the Merger?

In the course of reaching its decision to approve the Merger, the Board of Directors considered a number of factors before deciding to enter into the Merger Agreement, including, among other factors, the benefits to current Company stockholders, and the requirement that the Board receive the opinion of Hempstead, opining that the consideration to be received by the Company was fair, from a financial point of view to the Company. For additional information, see the section titled “The Merger—Recommendation of the Board of Directors and its Reasons for the Merger” and “The Merger—Background of the Merger”.

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Why am I receiving these materials?

Pursuant to Nasdaq Listing Rule 5635(a) stockholder approval is required prior to the issuance of the Merger Shares due in connection with the Merger Agreement because such Merger Shares will be in excess of 20% of the voting power outstanding before the issuance of such shares and because Mr. Ezra Dabah, our Chief Executive Officer, Chairman and controlling stockholder, has a 5% or greater interest in Nina Footwear and the issuance of Merger Shares will result in an increase in outstanding common shares of more than 5%.

We are therefore seeking the approval of the Merger by Kidpik as described under “Proposal No. 3: The Merger Proposal—Stockholder Approval of the Merger Agreement”.

Separately, we are seeking approval of the other Proposals by the stockholders of the Company, which other Proposals include (1) the election of one Class III Director to the Board of Directors; (2) to ratify the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year 2024; (3) for the purposes of complying with the applicable listing rules of Nasdaq, to consider and vote upon a proposal to approve the issuance of more than 20% of the Company’s issued and outstanding common stock and voting stock in connection with certain Convertible Debentures which the Company sold and agreed to sell under the terms of a Securities Purchase Agreement; (4) the approval of an amendment to our Second Amended and Restated Certificate of Incorporation to change our corporate name to “Nina Holding Corp.”; (5) to approve the adoption of the First Amendment to the Kidpik Corp. First Amended and Restated 2021 Equity Incentive Plan; and (6) an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Merger Proposal or Nasdaq Proposal.

Kidpik is sending these materials to you to help you decide how to vote your shares of Kidpik with respect to the proposed Merger and the other matters to be considered at the Annual Meeting. This Proxy Statement contains important information about the Merger, the Annual Meeting and the other Proposals, and you should read it carefully.

What will Kidpik’s operations look like following the Merger?

Following the completion of the Merger, we plan to focus on growing the Combined Company business. The Company and Nina Footwear have always operated under the same roof (same office space and same warehouse space). Accordingly, assuming the closing of the Merger, the Company believes the combination will be seamless. Upon Closing, the Combined Company management team plans to refocus the majority of its time and efforts on growing Nina Footwear’s business operations.

The Company plans on mainly growing the Nina Footwear brand organically, by capitalizing on its brand recognition and relationships with large retailers to upsell and cross sell existing partners. In addition, the Company plans to develop and sell expanded categories to widen Nina Footwear’s total addressable market. The Company is contemplating bringing back the Delman brand which was known as the footwear to the stars, along with a continuing focus on increasing mobile and online sales. The Company will also seek accretive acquisitions that it believes will bring additional revenues and profitability.

Following the completion of the Merger, Kidpik will continue to be a public company. The Merger will have no effect on the attributes of shares of Kidpik’s common stock held by Kidpik’s stockholders, except for the increase in such outstanding shares of common stock in connection with the issuance of the Merger Shares.

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In the event the Merger is not consummated, Kidpik plans to seek out alternative accretive business acquisitions that we believe will add revenues and profitability.

How will Kidpik’s stockholders be affected by the Merger and how will the Merger affect Kidpik’s operations?

The Merger will not be deemed a ‘change of control’ of Kidpik, because Mr. Ezra Dabah will hold voting control over the Company both before (59.4%) and after the Merger (75.3%), due to the terms of a Voting Agreement entered into on September 3, 2024, between Mr. Dabah, his children, Moshe Dabah, who is also our Vice President, Chief Operating Officer and Chief Technology Officer, Eva Yagoda, Joia Kazam, Chana Rapaport and Yaacov Dabah; and certain trusts in the names of Mr. Dabah’s children, which are beneficially owned by Mr. Dabah’s wife and mother-in-law, pursuant to which persons and entities provided complete authority to Ezra Dabah to vote the shares of common stock held by such persons and entities at any and all meetings of stockholders of the Company and via any written consents. The Voting Agreement is in place through December 31, 2027, but can be terminated at any time by Mr. Dabah and terminates automatically upon the death of Mr. Dabah, as to any specific stockholder, when such stockholder no longer holds any voting shares, and to any individual stockholder, the date that Mr. Dabah has released such stockholder from the terms of the Voting Agreement in writing. The Voting Agreement includes not only shares of the Company’s common stock held by the persons and entities subject to the Voting Agreement on September 3, 2024, but all after acquired shares of the Company, including those issuable in the Merger. Each of Eve Yagoda, Joia Kazam, Chana Dabah and Yaacov Dabah, Mr. Ezra Dabah’s children, and Moshe Dabah, Mr. Ezra Dabah’s son and an officer of the Company, are stockholders of Nina Footwear and will be receiving Merger Shares in the Merger, which will similarly become subject to the terms of the Voting Agreement upon Closing. Additionally, Mr. Dabah’s wife will receive shares in the Merger which will be deemed to be beneficially owned by Mr. Dabah.

The Merger will however cause significant dilution to existing stockholders, as four times the number of outstanding shares of common stock of the Company on the Effective Date will be issued to the Nina Footwear Stockholders, and as such, each outstanding share of common stock of the Company on the Effective Date will effectively have 1/5th the voting and economic rights as to the Combined Company that it had prior to the Effective Date.

We do not expect any changes in our executive officers or directors in connection with the Closing as discussed below under “Management Following the Merger—Executive Officers and Directors of the Combined Company Following the Merger”.

Are there any risks associated with the Merger?

Yes. You should carefully review the section titled “Risk Factors” in this Proxy Statement, which presents risks and uncertainties related to the Merger, and the operations of Kidpik and Nina Footwear following the completion of the Merger, and those risks which will apply in the event the Merger Agreement is terminated prior to completion of the Merger.

What stockholder approval is required to complete the Merger?

As a condition to the completion of the Merger, Kidpik’s stockholders must approve the Merger Proposal, which requires the affirmative vote of a majority of the votes cast on such proposal by the holders of shares of Kidpik’s voting stock present in person (i.e., virtually at the Annual Meeting) or by proxy and entitled to vote on the matter at the Annual Meeting, provided that a quorum exists at such Annual Meeting. The approval of the Merger Agreement is not contingent upon approval of any of the other proposals by Kidpik’s stockholders at the Annual Meeting.

In addition to the approval of the Merger Proposal by Kidpik’s stockholders, each of the other conditions to the completion of the Merger contained in the Merger Agreement must be satisfied or waived. For additional information, see the section titled “Agreements Related to the Merger—The Merger Agreement—Conditions to the Completion of the Merger”.

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What will happen if the Merger is not approved by Kidpik’s stockholders or is not completed for any other reason?

If the Merger is not approved by Kidpik’s stockholders, or if the Merger is not completed for certain other reasons, (i) Kidpik may be required to pay the fees discussed below, (ii) Kidpik may have difficulty recouping the costs incurred in connection with negotiating the Merger, (iii) Kidpik’s relationships with its partners and employees may be damaged and its business may be harmed, (iv) the market price for Kidpik’s common stock may decline, and (v) Kidpik may not be able to meet Nasdaq’s continued listing rules, including its $2.5 million minimum stockholders’ equity requirement, which requirement Kidpik does not currently meet as a stand-alone company.

Upon termination of the Merger Agreement in certain circumstances, a termination fee of $100,000 may be payable by either Kidpik or Nina Footwear to the other party, including (i) where the Merger Agreement is terminated because (x) the Merger fails to close prior to December 31, 2024, (y) one party’s stockholders fail to approve the Merger, or (z) a breach of a representation, warranty, covenant or agreement, and an Acquisition Proposal (as defined and discussed below under “Agreements Related to the Merger—The Merger Agreement—Non-Solicitation”) has been announced regarding the non-terminating party, and/or is entered into or closed within three months of the date of termination; and (ii) where such party’s board of directors changes or withdraws its recommendation in favor of the Merger or recommends to enter into an alternative transaction. Nina Footwear and Kidpik have also agreed to reimburse the other party for up to $62,500 in expenses, as applicable, if the Merger Agreement is terminated in certain circumstances, as further described in the Merger Agreement. Such amounts payable by either party upon termination of the Merger Agreement are discussed in greater detail below under “Agreements Related to the Merger—The Merger Agreement—Termination of the Merger Agreement”.

If the Merger is not completed, Kidpik may explore other potential transactions. The terms of an alternative transaction may be less favorable to Kidpik than the terms of the Merger and there can be no assurance that Kidpik will be able to reach agreement with or complete an alternative transaction with another party.

Notwithstanding approval of the Merger by Kidpik’s stockholders at the Annual Meeting, the Board of Directors may, subject to the terms and conditions of the Merger Agreement, abandon the Merger without further action by the stockholders.

When is the Closing of the Merger expected to occur?

If the Merger Proposal is approved by Kidpik’s stockholders and all other conditions to the completion of the Merger are satisfied or waived on a timely basis, the Closing of the Merger is expected to occur in the fourth calendar quarter of 2024, following the Annual Meeting.

Will Kidpik continue to be publicly-traded following the Merger?

Yes. Following the completion of the Merger, Kidpik will continue to be a public company and if the Merger for any reason does not close, Kidpik will remain a publicly-traded company.

A requirement of Closing is that Kidpik’s common stock continue to trade on the Nasdaq Capital Market following the Closing. Nasdaq has provided Kidpik preliminary non-binding guidance that because Ezra Dabah will control the vote of Kidpik both prior to and after Closing, that the Combined Company will not need to re-apply for initial listing on Nasdaq as a result of the Merger. As such, in the event the Merger closes, it will have no effect on the trading of our common stock on the Nasdaq Capital Market.

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The Merger will have no effect on the attributes of shares of Kidpik’s common stock held by Kidpik’s stockholders, except for the increase in such outstanding shares of common stock in connection with the issuance of the Merger Shares, as discussed in greater detail herein.

Will Kidpik’s ticker symbol change following the Merger?

Yes. It is a required condition to the Closing that Kidpik’s common stock will continue to be traded on the Nasdaq Capital Market, and that concurrently with, or promptly following, the Closing, it will change its trading symbol to “NINA”.

Who will be the officers and directors of Kidpik following the completion of the Merger Agreement?

There will be no changes in the officers or directors of the Company in connection with the Merger, and as a result, the officers and directors of the Combined Company will be the same after the Merger as they are currently.

As a result, at Closing our officers and directors are expected to include:

Name	Position	Independent
Executive Officers
Ezra Dabah	President and Chief Executive Officer
Moshe Dabah	Vice President, Chief Operating Officer and Chief Technology Officer, and Secretary
Jill Pasechnick	Chief Accounting Officer

Directors
Ezra Dabah	Director
Bart Sichel	Director	X
Jill Kronenberg	Director	X
Louis G. Schott	Director	X

In the above table, ‘independent’ means meeting the independence requirements of the Securities and Exchange Commission, or SEC, and The Nasdaq Stock Market, or Nasdaq.

See also, “Management Following the Merger—Executive Officers and Directors of the Combined Company Following the Merger”.

What are the U.S. federal income tax consequences of the Merger to U.S. stockholders?

The proposed Merger is a corporate action undertaken by Kidpik and without any of Kidpik’s stockholders being party to such transaction or paying or receiving any consideration in connection therewith. Kidpik’s U.S. stockholders should not realize any gain or loss for U.S. federal income tax purposes as a result of the Merger. For additional information, see the section titled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”, beginning on page 149.

Do I have appraisal rights in connection with the Merger?

No. Under Delaware General Corporation Law, appraisal and dissenters’ rights are not available to any stockholder in connection with the Merger, regardless of whether such stockholder votes for or against the approval of the Merger Proposal or the other Proposals to be voted on at the Annual Meeting.

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Have the Board of Directors and owners of Nina Footwear adopted the Merger Agreement and approved the Merger?

Yes. The Board of Directors of Nina Footwear has approved and adopted the terms of the Merger Agreement.

Do persons involved in the Merger have interests that may conflict with mine as a Kidpik stockholder?

Yes. When considering the recommendation of the Kidpik Board of Directors, you should be aware that certain members of the Kidpik Board of Directors and named executive officers of Kidpik have interests in the Merger Agreement that may be different from, or in addition to, interests they may have as Kidpik stockholders, summarized below and discussed in greater detail below under “The Merger—Interests of Certain Persons in the Merger.” The Kidpik Board of Directors was aware of the following interests and considered them, among other matters, in its decision to approve the Merger Agreement.

Continued Service with Combined Company

At the effective time of the Merger Agreement, the officers of the Combined Company will include Mr. Ezra Dabah, the Company’s Chief Executive Officer (who currently serves as Chief Executive Officer of Nina Footwear), Moshe Dabah, the Company’s Vice President, Chief Operating Officer and Chief Technology Officer, and Secretary (who currently serves as Chief Operating Officer, Chief Information Officer and Secretary of Nina Footwear) and Jill Pasechnick, the Company’s Chief Accounting Officer.

We do not expect any changes in our directors in connection with the Closing as discussed below under “Management Following the Merger—Executive Officers and Directors of the Combined Company Following the Merger”, and as such our current directors are expected to continue in those roles following the Closing.

Other

In considering the recommendation of the Kidpik Board with respect to the approval of the Merger Agreement, the Merger and the issuance of shares of Kidpik common stock as contemplated by the Merger Agreement, and the Kidpik Stockholder Matters, Kidpik’s stockholders should be aware that certain members of the Kidpik Board and current executive officers of Kidpik have interests in the Merger that may be different from, or in addition to, the interests of Kidpik’s stockholders.

These interests relate to or arise from, among other things:

Ezra Dabah our Chairman, President and Chief Executive Officer and Moshe Dabah, our Vice President, Chief Operating Officer and Chief Technology Officer, and Secretary, who is the son of Ezra Dabah, are each also owners of Nina Footwear. Additionally, Ezra Dabah and his children (including Moshe Dabah) own approximately 79.3% of Nina Footwear, and Ezra Dabah and his extended family own 100% of Nina Footwear. There are a number of related party transactions between Nina Footwear and the Company. Ezra Dabah and his family will continue to control approximately 75.3% of the Combined Company’s voting shares following the closing of the Merger.

Ezra Dabah, who was recused from board deliberations regarding the Merger and the other Contemplated Transactions, serves on both the Kidpik Board and the Nina Footwear Board and as the Chief Executive Officer of Nina Footwear, and Moshe Dabah, Mr. Ezra Dabah’s son, currently the Chief Operating Officer, Chief Technology Officer, Secretary and Vice President of the Company, serves as Secretary of Nina Footwear.

There are various related party transactions between Nina Footwear and Kidpik, as discussed in greater detail below under “Certain Relationships and Related Transactions”, including, but not limited to a total of $1.9 million owed by Kidpik to Nina Footwear as of Kidpik’s entry into the Merger Agreement, and approximately $2.9 million as of November 1, 2024, the fact that Kidpik subleases both its office and warehouse space from Nina Footwear, and the fact that Nina Footwear provides Kidpik management services at the rate of 0.0075% of cash receipts, pursuant to the terms of a Management Agreement.

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While the Closing will be deemed a ‘change of control’ under the Company’s First Amended and Restated 2021 Equity Incentive Plan, which includes the “consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company [if] immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not [o]wn, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving [entity] in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving [entity] in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their [o]wnership of the outstanding voting securities of the Company immediately prior to such transaction”, the Company has no outstanding and unvested equity awards, and as such, the occurrence of a ‘change of control’ under the equity plan will have no effect.

The Strategy Committee and the Kidpik Board were aware of these potential conflicts of interest and considered them, among other matters, in reaching their respective decisions to approve the Merger Agreement and the Merger, and to recommend, as applicable, that Kidpik’s stockholders approve the proposals to be presented to Kidpik’s stockholders for consideration at the Kidpik Annual Meeting as contemplated by this Proxy Statement.

See “The Merger—Interests of Certain Persons in the Merger”, below.

Why is Kidpik seeking stockholder approval of the Merger and the issuance of shares of common stock issuable in connection therewith?

Because our common stock is listed on The Nasdaq Capital Market, we are subject to The Nasdaq Stock Market Listing Rules. Pursuant to Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if: (1) where, due to the present or potential issuance of common stock, including shares issued pursuant to an earn-out provision or similar type of provision, or securities convertible into or exercisable for common stock, other than a public offering for cash: (A) the common stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock; or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities; or (2) where any director, officer or significant stockholder of the Company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the Company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more.

As part of the Merger, Kidpik will be issuing up to the stockholders of Nina Footwear a number of shares of common stock equal to 400% of Kidpik’s pre-Merger outstanding shares of common stock, equaling 80% of Kidpik’s post-Closing shares of common stock, in each case without taking into account any potential dilution caused by the conversion of certain Convertible Debentures, as discussed in greater detail under, “Proposal No. 4: Approval of the Issuance of More Than 20% of the Company’s Issued and Outstanding Common Stock in Connection Convertible Debentures”. As the number of shares of common stock issuable to the Nina Footwear Stockholders pursuant to the terms of the Merger Agreement will exceed 20% of the Company’s outstanding voting shares and because Mr. Ezra Dabah, our Chief Executive Officer, Chairman and controlling stockholder, has a 5% or greater interest in Nina Footwear and the issuance of Merger Shares will result in an increase in outstanding common shares of more than 5%, we are required to obtain stockholder approval for the Merger Agreement and the transactions contemplated therein, pursuant to applicable Nasdaq rules and requirements. We are therefore seeking the approval of the Merger Agreement, and the issuance of shares of common stock pursuant to the terms of the Merger Agreement and the transactions contemplated therein to be issued by Kidpik to the Nina Footwear Stockholders, by adopting a resolution as described in the accompanying Proxy Statement under “Proposal No. 3: The Merger Proposal—Stockholder Approval of the Merger Agreement”.

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As a Kidpik stockholder, how does the Kidpik Board of Directors recommend that I vote?

After careful consideration, the Kidpik Board of Directors recommends that Kidpik stockholders vote “FOR ALL” for Proposal No. 1, and “FOR” each of Proposal Nos. 2 through 7, the Auditor Proposal, the Merger Proposal, the Nasdaq Proposal, the Name Change Proposal, the Equity Plan Proposal and the Adjournment Proposal.

What risks should I consider in deciding whether to vote in favor of the Merger Proposal and Nasdaq Proposal?

You should carefully review the section of this Proxy Statement titled “Risk Factors” (including, but not limited to the information incorporated by reference therein), which sets forth certain risks and uncertainties related to the Merger, risks and uncertainties to which the Company’s business and operations will be subject following the Closing, and risks associated with the issuance of the Merger Shares, as well as the other information about the Merger and Nina Footwear, and those risks associated with the Conversion Shares, which are included and incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements

This Proxy Statement and the other documents referred to in this Proxy Statement contain or may contain “forward-looking statements” of Kidpik within the meaning of Section 21E of the Exchange Act. For this purpose, any statements contained herein, other than statements of historical fact, may be forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Statements that include words such as “may”, “will”, “project”, “might”, “expect”, “believe”, “anticipate”, “intend”, “could”, “would”, “estimate”, “continue” or “pursue” or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements. These forward-looking statements are found at various places throughout this Proxy Statement and the other documents referred to herein and relate to a variety of matters, including but not limited to, (i) the timing and anticipated completion of the proposed Merger; (ii) the benefits expected to result from the proposed Merger; (iii) the tax consequences of the Merger; (iv) the prospects for Nina Footwear; (v) the projections of future financial performance of Nina Footwear; and (vi) other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of our management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this Proxy Statement and those that are referred to in this Proxy Statement. Additional factors that could cause actual results to differ materially from those described in forward-looking statements contained herein include, but are not limited to:

●	potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger;
●	unexpected costs, charges or expenses relating to or resulting from the Merger;
●	litigation or adverse judgments relating to the Merger;
●	risks relating to the completion of the proposed Merger, including the risk that the required stockholder approval for the issuance of the Merger Shares, might not be obtained in a timely manner or at all, or other conditions to the completion of the Merger not being satisfied;
●	potential business strategies, including acquisitions or dispositions of assets or businesses;
●	any changes in general economic or industry-specific conditions;

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●	our ability to meet the Nasdaq Capital Market’s continued listing requirements for our common stock, as applicable, including our current non-compliance with such continued listing requirements;
●	the factors discussed under the heading “Risk Factors” in this Proxy Statement; and
●	the factors discussed under the heading “Item 1A. Risk Factors” in Kidpik’s Annual Report on Form 10-K for the year ended December 30, 2023 and Quarterly Report on Form 10-Q for the quarter ended June 29, 2024, which are incorporated by reference in this Proxy Statement as discussed below under “Where You Can Find More Information; Incorporation of Information by Reference”.

All of these risks and uncertainties could potentially have an adverse impact on Kidpik’s business and financial performance, and could cause a decline in the value of Kidpik’s securities.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Proxy Statement or, in the case of documents referred to in this Proxy Statement, as of the date of those documents. The Company disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this Proxy Statement or to reflect the occurrence of unanticipated events, except as required by law.

The unaudited pro forma financial information included herein includes forward-looking statements and is based on estimates and assumptions that are inherently subject to factors such as industry performance, competition, general business, economic, regulatory, market and financial conditions, as well as changes to the business, financial condition or results of operations of the Company, including the factors described under “Cautionary Statement Concerning Forward-Looking Statements”, and other risk factors as disclosed in the Company’s filings with the SEC that could cause actual results to differ materially from those shown below. Stockholders are urged to review the Company’s most recent SEC filings for a description of risk factors with respect to the Company’s business, which is similar in nature to that of Nina Footwear, as both the Company’s current operations and Nina Footwear, operate complementary businesses in the same industry and space, namely, the footwear and apparel industry.

More information about other potential factors that could affect Kidpik’s business and financial results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Kidpik’s Annual Report on Form 10-K for the year ended December 30, 2023 and Quarterly Report on Form 10-Q for the quarter ended June 29, 2024, which are on file with the SEC and available on the SEC’s website at www.sec.gov. See the section of this Proxy Statement titled “Where You Can Find More Information; Incorporation of Information by Reference”.

Market Price and Dividend Information

Kidpik

Kidpik’s common stock is currently publicly-traded on the Nasdaq Capital Market under the symbol, “PIK”.

The table below sets forth the closing price of Kidpik’s common stock on March 28, 2024, the last trading day before public announcement of the execution of the Merger Agreement, and on [●], 2024, the latest practicable date:

	Kidpik
Price as of March 28, 2024		$4.57
Price as of [●], 2024	$	[____	]

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Because the number of Merger Shares issuable to the Nina Footwear Stockholders will not be adjusted for changes in the market price of Kidpik’s common stock and is instead based on a percentage of the number of shares of Kidpik common stock outstanding and outstanding on the Closing Date (i.e., 400% of the number of shares of Kidpik common stock issued and outstanding on the Closing Date), the total value of shares of common stock issuable to the Nina Footwear Stockholders at the Closing may increase or decrease over time. As a result, you should obtain recent market prices of Kidpik common stock prior to voting your shares. Please see “Risk Factors.”

As of the close of business on ______ [●], 2024, the latest full trading day prior to the date of this Proxy Statement, there were [ ] shares of Kidpik’s common stock outstanding and entitled to vote, held by [ ] holders of record. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose common stock are held of record by banks, brokers and other financial institutions.

Kidpik has not paid any cash dividends or dividends on shares of its common stock to date and does not intend to pay any cash dividends prior to the completion of the Merger. The payment of cash dividends in the future will be dependent upon Kidpik’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Merger. The payment of any cash dividends subsequent to the Merger will be within the discretion of its board of directors at such time.

You are encouraged to obtain current market prices of Kidpik’s common stock in connection with voting your shares.

Nina Footwear

Historical market price information regarding Nina Footwear is not provided because there is no public market for its securities.

Nina Footwear has not adopted a dividend policy with respect to future dividends following the Closing and does not have any present plans to pay any dividends on its shares of common stock in the foreseeable future after the Merger. Nina Footwear currently intends to retain most, if not all, of its available funds and any future earnings to operate and expand its business.

Pursuant to the Merger Agreement, Nina Footwear agreed not to declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock or repurchase, redeem or otherwise reacquire any shares of its capital stock or other securities (except repurchases of shares of common stock from terminated employees, directors or consultants of Nina Footwear or in connection with the payment of the exercise price or withholding taxes incurred upon the exercise, settlement or vesting of any award or purchase rights granted under an equity plan in accordance with the terms of such award in effect on the date of the Merger Agreement), except as set forth in a schedule to the Merger Agreement, as required by the Merger Agreement, as required by applicable law, in the ordinary course of business, or with the prior written consent of Kidpik, from the date the Merger Agreement was entered into until the Closing Date.

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Risk Factors

In addition to the other information included and referred to in this Proxy Statement, including the matters addressed in the section titled “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the following risk factors before deciding how to vote your shares of the common stock of Kidpik at the Annual Meeting. These factors should be considered in conjunction with the other information included in this Proxy Statement and the risk factors described in Kidpik’s other filings with the SEC, including our Annual Report on Form 10-K for the year ended December 30, 2023 (the “Annual Report”) and Quarterly Report on Form 10-Q for the quarter ended June 29, 2024 (the “Quarterly Report”)(see also “Where You Can Find More Information; Incorporation of Information by Reference”, for information on how to obtain and read such reports). If any of the risks described below, described in our Annual Report or Quarterly Report, subsequently filed quarterly reports, or otherwise referred to in this Proxy Statement actually materialize, the business, financial condition, results of operations, or prospects of Kidpik, or the stock price of Kidpik, could be materially and adversely affected.

In addition to the risk factors set forth below relating to the Merger, we face other risks which are summarized below (and described in greater detail in the Annual Report or subsequently filed quarterly reports), including:

Risks Related to the Merger

●	The Merger may not be completed on the terms or timeline currently contemplated, or at all. Failure to complete the Merger may result in Kidpik or Nina Footwear paying a termination fee to the other party.

●	The number of shares of common stock that will be issuable in the Merger Agreement are not adjustable based on the market price of the Company’s common stock, so the shares issued at the closing may have a greater or lesser value than the market price at the time the Merger Agreement was signed. The number of shares of common stock issuable pursuant to the Merger Agreement will cause significant dilution to existing stockholders.

●	Some executive officers and directors of Kidpik and Nina Footwear have interests in the Merger that are different from the respective stockholders of Kidpik and Nina Footwear and that may influence them to support or approve the Merger without regard to the interests of the respective stockholders of Kidpik and Nina Footwear.

●	The consummation of the Merger will increase the voting rights of Ezra Dabah, our Chief Executive Officer and Director.

●	Certain provisions of the Merger Agreement may discourage third parties from submitting competing proposals, including proposals that may be superior to the arrangements contemplated by the Merger Agreement.

●	Because the lack of a public market for Nina Footwear’s capital stock makes it difficult to evaluate the fairness of the Merger, the stockholders of Nina Footwear may receive consideration in the Merger that is less than the fair market value of Nina Footwear’s capital stock and/or Kidpik may pay more than the fair market value of Nina Footwear’s capital stock.

●	Kidpik or Nina Footwear may waive one or more of the conditions to the Merger without recirculation of this Proxy Statement or resoliciting stockholder approval.

●	Failure to complete the acquisition of Nina Footwear could negatively impact our stock price and future business and financial results. We will be subject to business uncertainties and contractual restrictions while the acquisition of Nina Footwear is pending.

●	The Company may fail to realize the anticipated benefits of the Merger.

Risk Factors Related to the Convertible Debentures

●	The issuance of common stock upon conversion of the Convertible Debentures will cause immediate and substantial dilution to existing shareholders.

●	We may not sell additional Convertible Debentures and as such may not receive the $1.35 million payable by the Investor upon the sale of the additional Convertible Debentures.

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●	We are required to make amortization payments of the amounts owed under the Convertible Debentures upon the occurrence of certain events and we may not have sufficient cash to make such payments, if required.

●	Future sales of Kidpik’s common stock in the public market, or the perception that such sales may occur, including as a result of the potential sale of the Conversion Shares, could reduce the price of Kidpik’s common stock, and any additional capital raised by Kidpik through the sale of equity or convertible securities may dilute your ownership in Kidpik.

●	The Convertible Debentures include anti-dilution and reset rights.

Risk Factors Related to Nina Footwear and the Combined Company

●	Nina Footwear and the Combined Company will require additional capital to fund their operations and grow, and their inability to obtain such capital, or to adequately manage their existing capital resources, could materially adversely affect their business, financial condition and operating results.

●	The business of Nina Footwear and the Combined Company, including their costs and supply chain, is subject to risks associated with sourcing, manufacturing and warehousing.

●	Adverse macro-economic conditions, including inflation, could adversely impact Nina Footwear’s and the Combined Company’s operating results.

●	System interruptions that impair client access to Nina Footwear’s and the Combined Company’s websites or other performance failures in Nina Footwear’s and the Combined Company’s technology infrastructure could damage Nina Footwear’s and the Combined Company’s business.

●	Increased competition presents an ongoing threat to the success of Nina Footwear’s and the Combined Company’s business. Nina Footwear’s and the Combined Company’s business depends on Nina Footwear’s and the Combined Company’s brand, and any failure to maintain, protect or enhance Nina Footwear’s and the Combined Company’s brand, including as a result of events outside Nina Footwear’s and the Combined Company’s control, could materially adversely affect Nina Footwear’s and the Combined Company’s business.

●	Changes in consumer tastes and preferences or in consumer spending and other economic or financial market conditions could materially adversely affect Nina Footwear’s and the Combined Company’s business and Nina Footwear’s and the Combined Company’s inability to develop and introduce new merchandise offerings in a timely and cost-effective manner may damage Nina Footwear’s and the Combined Company’s business, financial condition and operating results.

●	Changes in footwear and clothing costs and availability could materially adversely affect Nina Footwear’s and the Combined Company’s business.

●	Disruptions in Nina Footwear’s and the Combined Company’s warehouse operations could adversely affect sales and customer satisfaction.

●	Nina Footwear’s and the Combined Company’s ability to source their merchandise could be negatively impacted if new trade restrictions are imposed or existing trade restrictions become more burdensome.

●	Nina Footwear’s business is highly dependent upon its ability to identify and respond to new and changing fashion trends, customer preferences, and other related factors. Nina Footwear’s and the Combined Company’s inability to identify and respond to these new trends may lead to inventory markdowns and write-offs, which could adversely affect Nina Footwear’s and the Combined Company’s brand image.

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●	If one or more of Nina Footwear’s significant customers were to reduce or stop purchases of its products, its sales and profits could decline.

●	Nina Footwear’s and the Combined Company’s business is subject to a wide variety of U.S. and foreign government laws and regulations. These laws and regulations, as well as any new or changed laws or regulations, could disrupt Nina Footwear’s and the Combined Company’s operations or increase Nina Footwear’s and the Combined Company’s compliance costs. Failure to comply with such laws and regulations could have a further adverse impact on Nina Footwear’s and the Combined Company’s business.

●	An overall decline in the health of the economy and other factors impacting consumer spending, such as natural disasters and fluctuations in inflation and foreign currency exchange rates may affect consumer purchases, reduce demand for Nina Footwear’s and the Combined Company’s products and materially harm Nina Footwear’s and the Combined Company’s business, results of operations and financial condition.

The Combined Company will be faced with a market environment that cannot be predicted and that involves significant risks, many of which will be beyond its control. In addition to the other information contained in and incorporated by reference into this Proxy Statement, you should carefully consider the material risks described below before deciding how to vote your shares of Kidpik common stock. In addition, you should read and consider the risks associated with the business of Kidpik because these risks may also affect the Combined Company. These risks can be found in Kidpik’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended June 29, 2024, as updated by subsequent Quarterly Reports on Form 10-Q, all of which are filed with the SEC and incorporated by reference into this Proxy Statement. You should also read and consider the other information in this Proxy Statement and the other documents incorporated by reference into this Proxy Statement. Realization of any of the risks described below, any of the uncertainties described under “Cautionary Statement Regarding Forward-Looking Statements” could have a material adverse effect on Kidpik’s, Nina Footwear’s or the Combined Company’s businesses, financial condition, cash flows and results of operations. Please see the section titled “Where You Can Find More Information; Incorporation of Incorporation By Reference” beginning on page 203 of this Proxy Statement.

Risks Related to the Merger

The Merger may not be completed on the terms or timeline currently contemplated, or at all.

The consummation of the Merger is subject to numerous conditions, including (1) the approval by Kidpik’s stockholders of the Merger Proposal, (2) the approval by Nina Footwear’s stockholders of the Merger, and (3) other customary closing conditions and there can be no assurance that the Merger will be consummated. See the section “Agreements Relating to the Merger—The Merger Agreement — Conditions to the Completion of the Merger” on page 152 of this Proxy Statement.

If the Merger is not completed for any reason, the price of Kidpik’s common stock may decline to the extent that the market price of Kidpik’s common stock reflects or previously reflected positive market assumptions that the Merger would be completed and the related benefits would be realized. In addition, Kidpik and Nina Footwear have expended and will continue to expend significant management time and resources and have incurred and will continue to incur significant expenses due to legal, advisory, printing and financial services fees related to the Merger. These expenses must be paid regardless of whether the Merger is consummated.

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The number of shares of common stock that will be issuable in the Merger Agreement is not adjustable based on the market price of the Company’s common stock, so the shares issued at the closing may have a greater or lesser value than the market price at the time the Merger Agreement was signed.

The number of shares of common stock issuable at the closing of the Merger Agreement is not fixed, but is also not based on the trading price of the Company’s common stock. If the Company issues any shares of common stock prior to the closing of the Merger the number of shares of common stock issuable to the Nina Footwear Stockholders pursuant to the Merger will increase proportionally such that at Closing of the Merger the Nina Footwear Stockholders will hold 80% of the Company’s then outstanding shares of common stock. However, any changes in the market price of the Company’s common stock before the closing will not affect the number of shares the Nina Footwear Stockholders will be entitled to receive pursuant to the Merger Agreement. Therefore, if before the Closing, the market price of the Company’s common stock declines from the market price on the date of the Merger, then the Nina Footwear Stockholders could receive consideration with a substantially lower value. Similarly, if before the completion of the Merger, the market price of the Company’s common stock increases from the market price on the date of the Merger Agreement, then the Nina Footwear Stockholders could receive consideration with substantially more value for their shares of Nina Footwear than was the case upon the parties’ initial entry into the Merger Agreement, on which the last trading day prior to such date, the Company’s common stock closed at $4.57 per share. The Merger Agreement does not include a price-based termination right. For a more complete description of the Merger, please see the section titled “Agreements Relating to the Merger—The Merger Agreement — Merger Consideration” beginning on page 151 of this Proxy Statement.

The Merger may be completed even though material adverse changes may result from the announcement of the Merger, industry-wide changes and/or other causes.

In general, either Kidpik or Nina Footwear can refuse to complete the Merger if there is a Nina Footwear Material Adverse Effect (as defined below under “Agreements Related to the Merger—The Merger Agreement—Conditions to the Completion of the Merger”) or a Kidpik Material Adverse Effect (as defined below under “Agreements Related to the Merger—The Merger Agreement—Conditions to the Completion of the Merger”), as applicable, between March 29, 2024, the date of the Merger Agreement, and the closing of the Merger. However, certain types of changes do not permit either party to refuse to complete the Merger, even if such change could be said to have a material adverse effect on Kidpik or Nina Footwear, as defined discussed below under the definitions of Kidpik Material Adverse Effect and Nina Footwear Material Adverse Effect in “Agreements Related to the Merger—The Merger Agreement—Conditions to the Completion of the Merger”:

If a material adverse change occurs with respect to either party or both parties and Kidpik and Nina Footwear still complete the Merger, the stock price of the Combined Company following the closing of the Merger may suffer.

Some executive officers and directors of Kidpik and Nina Footwear have interests in the Merger that are different from the respective stockholders of Kidpik and Nina Footwear and that may influence them to support or approve the Merger without regard to the interests of the respective stockholders of Kidpik and Nina Footwear.

Some officers and directors of Kidpik and Nina Footwear are parties to arrangements that provide them with interests in the Merger that are different from the respective stockholders of Kidpik and Nina Footwear, including service as an officer or director of the Combined Company following the closing of the Merger, and continued indemnification rights. For more information regarding the interests of the Kidpik and Nina Footwear executive officers and directors in the Merger, see the sections titled “The Merger-Interests of the Kidpik Directors and Executive Officers in the Merger” of this Proxy Statement.

The market price of Kidpik common stock following the Merger may decline as a result of the Merger.

The market price of Kidpik common stock may decline as a result of the Merger for a number of reasons, including if:

● investors react negatively to the prospects of the Combined Company’s business and prospects following the closing of the Merger;

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● the effect of the Merger on the Combined Company’s business and prospects following the closing of the Merger is not consistent with the expectations of financial or industry analysts; or

● the Combined Company does not achieve the perceived benefits of the Merger as rapidly or to the extent anticipated by stockholders or financial or industry analysts, or at all.

The number of shares of common stock issuable pursuant to the Merger Agreement will cause significant dilution to existing stockholders.

Pursuant to the Merger Agreement, upon the Closing of the Merger, the stockholders of Nina Footwear are expected to collectively own approximately 80% of the Company’s then outstanding shares of common stock. As a result, the total shares of common stock issuable upon closing of the Merger Agreement will cause significant dilution to existing stockholders. Additionally, the Nina Footwear stockholders will be issued more shares of common stock of the Company if the outstanding shares of common stock of the Company increase prior to Closing. Specifically, for each one share of common stock of the Company issued prior to Closing, the Nina Footwear stockholders will be issued four additional shares of common stock. As a result, if the Company issues any equity compensation, sells any shares in any offerings, or otherwise issues any shares of common stock prior to Closing, the Nina Footwear stockholders will receive additional shares of common stock (compared to the number of shares of common stock due as of the date of this Report), so that they will retain their 80% post-Closing ownership of the Company. Such additional issuances will in turn cause significant dilution to then stockholders of the Company.

The Company’s stockholders will have a reduced ownership and voting interest in, and will exercise less influence over the management of, the Combined Company following the completion of the Merger.

Pursuant to the Merger, following the closing of the Merger, the Nina Footwear Stockholders are expected to collectively own 80% of the Company’s then outstanding shares of common stock, with the Company’s current stockholders holding 20% of the Company’s then outstanding shares of common stock. Kidpik is controlled by Mr. Ezra Dabah, the Chief Executive Officer, majority stockholder (59% beneficial owner), and Chairman of Kidpik, who is also the Chief Executive Officer of Nina Footwear. Mr. Dabah and his children own approximately 79.3% of Nina Footwear (Mr. Dabah and his wife personally own 25.3% of Nina Footwear), including Moshe Dabah (Mr. Ezra Dabah’s son), who is the Vice President, Chief Operating Officer and Chief Technology Officer of Kidpik and the Chief Operating Officer, Chief Information Officer and Secretary of Nina Footwear (who owns 18.2% of Nina Footwear), and Mr. Ezra Dabah and his extended family own 100% of Nina Footwear. Mr. Dabah and his family will continue to control approximately 75.3% of the Combined Company’s voting shares following the closing of the Merger.

Consequently, the Company’s stockholders will be able to exercise less influence over the management and policies of the Combined Company than they currently exercise over the management and policies of the Company, and Mr. Dabah’s beneficial ownership of the Company, and therefore control over the Company, will increase significantly as a result of the Merger.

The consummation of the Merger will increase the voting rights of Ezra Dabah, our Chief Executive Officer and Director.

Due to the significant number of shares issuable at the closing of the Merger, the percentage ownership of Mr. Ezra Dabah, will increase his beneficial ownership in the Company from 59.4% as of the date of this Proxy Statement, to approximately 75.3% as of the closing date of the Merger, and Mr. Dabah will exercise control in determining the outcome of all corporate transactions or other matters, including the election and removal of directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a further change in control. Any investors who purchase shares or hold shares will be minority stockholders and as such will have little to no say in the direction of the Company and the election of directors. Additionally, it will be difficult for investors to remove the directors appointed by Mr. Dabah, which will mean they will remain in control of who serves as officers of the Company as well as whether any changes are made in the board of directors. An owner of the Company’s securities should keep in mind that their shares, and their voting of such shares, will likely have little effect on the outcome of corporate decisions.

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Mr. Dabah may have interests, with respect to his common stock, that are different from other holders of the Company’s common stock and the concentration of voting power held by Mr. Dabah may have an adverse effect on the price of the Combined Company’s common stock.

Mr. Dabah’s voting control is the result of the terms of a Voting Agreement entered into on September 3, 2024, between Mr. Dabah, his children, Moshe Dabah, who is also our Vice President, Chief Operating Officer and Chief Technology Officer, Eva Yagoda, Joia Kazam, Chana Rapaport and Yaacov Dabah; and certain trusts in the names of Mr. Dabah’s children, which are beneficially owned by Mr. Dabah’s wife and mother-in-law, pursuant to which persons and entities provided complete authority to Ezra Dabah to vote the shares of common stock held by such persons and entities at any and all meetings of stockholders of the Company and via any written consents. The Voting Agreement is in place through December 31, 2027, but can be terminated at any time by Mr. Dabah and terminates automatically upon the death of Mr. Dabah, as to any specific stockholder, when such stockholder no longer holds any voting shares, and to any individual stockholder, the date that Mr. Dabah has released such stockholder from the terms of the Voting Agreement in writing. The Voting Agreement includes not only shares of the Company’s common stock held by the persons and entities subject to the Voting Agreement on September 3, 2024, but all after acquired shares of the Company, including those issuable in the Merger. Each of Eve Yagoda, Joia Kazam, Chana Dabah and Yaacov Dabah, Mr. Ezra Dabah’s children, and Moshe Dabah, Mr. Ezra Dabah’s son and an officer of the Company, are stockholders of Nina Footwear and will be receiving Merger Shares in the Merger, which will similarly become subject to the terms of the Voting Agreement upon Closing.

In addition, this concentration of ownership might adversely affect the market price of the Combined Company’s common stock by: (1) delaying, deferring or preventing a change of control of the Combined Company; (2) impeding a merger, consolidation, takeover or other business combination involving the Combined Company; or (3) discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Combined Company. Because Mr. Dabah can control the stockholder vote, investors may find it difficult or impossible to replace Mr. Dabah (and such persons as he may appoint from time to time) as members of the Combined Company’s management if they disagree with the way the Combined Company’s business is being operated. Additionally, the interests of Mr. Dabah may differ from the interests of the other stockholders and thus result in corporate decisions that are adverse to other stockholders.

Ezra Dabah, the Combined Company’s Chief Executive Officer and member of the Combined Company’s Board of Directors, will beneficially own greater than 50% of the Combined Company’s outstanding shares of common stock, which means we will continue to be deemed a “controlled company” under the rules of Nasdaq.

Pursuant to the terms of a voting agreement, Mr. Dabah individually, currently controls approximately 59.4% of the voting power of the Company and based on the current outstanding shares of common stock of the Company, will control approximately 75.3% and the Combined Company’s voting stock. As a result, Mr. Dabah and members of his family, own more than 50% of the Company and will own more than 50% of the Combined Company’s outstanding shares, and as such, we are and will continue to be a “controlled company” under the rules of Nasdaq. Under these rules, a company of which more than 50% of the voting power is held by an individual, a group or another company is a “controlled company” and, as such, can elect to be exempt from certain corporate governance requirements, including requirements that:

●	a majority of the Board of Directors consist of independent directors;

●	the board maintain a nominations committee with prescribed duties and a written charter; and

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●	the board maintain a compensation committee with prescribed duties and a written charter and comprised solely of independent directors.

As a “controlled company,” we may elect to rely on some or all of these exemptions, and we have, and currently intend to continue, to take advantage of all of these exemptions. Accordingly, should the interests of Mr. Dabah and his family differ from those of other stockholders, the other stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance standards. Even if we do not avail ourselves of these exemptions in the future, the Combined Company’s status as a controlled company could make the Combined Company’s common stock less attractive to some investors or otherwise harm the Combined Company’s stock price. Additionally, as a “controlled company”, and because we have, and continue to intend to, take advantage of all of the exemptions under the rules of Nasdaq relating to “controlled companies”, you will not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

During the pendency of the Merger Agreement, Kidpik and Nina Footwear may not be able to enter into a business combination with another party at a favorable price because of restrictions in the Merger Agreement, which could adversely affect their respective businesses.

Covenants in the Merger Agreement impede the ability of Kidpik and Nina Footwear to make acquisitions, subject to specified exceptions relating to fiduciary duties, or complete other mergers, sales of assets or other business combinations pending completion of the Merger. As a result, if the Merger is not completed, the parties may be at a disadvantage to their competitors during that period. In addition, while the Merger Agreement is in effect, each party is generally prohibited from soliciting, initiating, encouraging or entering into specified extraordinary transactions, such as a merger, sale of assets or other business combination, with any third party, subject to specified exceptions, even if any such transaction could be favorable to such party’s stockholders. For a more complete description of the restrictions on pursuing alternative transactions please see the section titled “Agreements Related to the Merger—The Merger Agreement—Non-Solicitation”) of this Proxy Statement.

Certain provisions of the Merger Agreement may discourage third parties from submitting competing proposals, including proposals that may be superior to the arrangements contemplated by the Merger Agreement.

The terms of the Merger Agreement prohibit each of Kidpik and Nina Footwear from soliciting competing proposals or cooperating with persons making unsolicited takeover proposals, except in limited circumstances for Kidpik when the Kidpik Board determines in good faith, after consultation with its outside financial advisor and outside counsel, that an unsolicited competing proposal constitutes, or is reasonably likely to result in, a superior competing proposal and, after consultation with its outside counsel, that failure to take such action is reasonably likely to be inconsistent with the fiduciary duties of the Kidpik Board. Even in such circumstances, while the Kidpik Board may change its recommendation to Kidpik stockholders, Kidpik will remain obligated to hold a stockholder vote on the Merger Proposal and may not terminate the Merger Agreement in order to enter into an agreement with respect to a Superior Proposal. In addition, if Kidpik or Nina Footwear terminate the Merger Agreement under specified circumstances, including terminating because of a decision of the Kidpik Board to recommend a superior competing proposal, Kidpik may be required to pay Nina Footwear a termination fee of $100,000 and/or up to $62,500 in expense reimbursements or Nina Footwear may be required to pay Kidpik a termination fee of $100,000 and/or up to $62,500 in expense reimbursements, as defined and described under “Agreements Related to the Merger—The Merger Agreement—Termination of the Merger Agreement”. This termination fee may discourage third parties from submitting competing proposals to Kidpik or its stockholders and may cause the Kidpik Board or the Nina Footwear Board, as the case may be, to be less inclined to recommend a competing proposal.

Because the lack of a public market for Nina Footwear’s capital stock makes it difficult to evaluate the fairness of the Merger, the stockholders of Nina Footwear may receive consideration in the Merger that is less than the fair market value of Nina Footwear’s capital stock and/or Kidpik may pay more than the fair market value of Nina Footwear’s capital stock.

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The outstanding capital stock of Nina Footwear is privately held and is not traded in any public market. The lack of a public market makes it extremely difficult to determine the fair market value of Nina Footwear’s capital stock. Because the percentage of Kidpik equity to be issued to Nina Footwear stockholders was determined based on negotiations between the parties, it is possible that the value of the Kidpik common stock to be received by Nina Footwear stockholders will be less than the fair market value of Nina Footwear’s capital stock, or Kidpik may pay more than the aggregate fair market value for Nina Footwear’s capital stock.

The Opinion delivered by Hempstead to the Kidpik Strategy Committee of the Board prior to the entry into the Merger Agreement does not reflect changes in circumstances that may occur after the date of the Opinion.

The Kidpik Strategy Committee has not obtained an updated opinion either as of the date of this Proxy Statement or as of any other date subsequent to the date of the opinion from Hempstead, the financial advisor to the Strategy Committee. Changes in circumstances, including without limitation the operations and prospects of Kidpik or Nina Footwear, stock prices, general market and economic conditions and other factors, some or all of which may be beyond the control of Kidpik and Nina Footwear, are not reflected in the opinion. The opinion does not speak as of any date other than the date of such opinion.

There is no guarantee that the Combined Company’s common stock will continue to trade on the Nasdaq Capital Market, as we are not in compliance with Nasdaq’s continued listing requirements as of the date of this filing.

The Company’s common stock is currently listed on Nasdaq under the symbol “PIK”, and concurrently with, or promptly following, the Closing, it is required to change to “NINA”. There is no guarantee that we will be able to maintain the Combined Company’s listing on Nasdaq for any period of time. Among the conditions required for continued listing on Nasdaq, Nasdaq requires us to maintain at least $2.5 million in stockholders’ equity, $35 million in market value of listed securities, or $500,000 in net income over the prior two years or two of the prior three years, to have a majority of independent directors (subject to certain “controlled company” exemptions, which we currently plan to take advantage of, as discussed in greater detail above), to comply with certain audit committee requirements, and to maintain a stock price over $1.00 per share , which we have not maintained from time to time in the past. As of March 30, 2024 and June 29, 2024, the Company’s stockholders’ equity was below $2.5 million and we did not otherwise meet the net income requirements described above, and as such, we are not currently in compliance with Nasdaq’s continue listing standards. If we fail to timely remedy the Company’s compliance with the applicable requirements, the Company’s stock may be delisted.

On April 16, 2024, the Company received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that its stockholders’ equity as reported in its Annual Report on Form 10-K for the period ending December 30, 2023 (the “Form 10-K”), did not meet the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) requires companies listed on the Nasdaq Capital Market to maintain stockholders’ equity of at least $2,500,000. In the Company’s Form 10-K, the Company reported stockholders’ equity of $1,036,834, which is below the minimum stockholders’ equity required for continued listing pursuant to Nasdaq Listing Rule 5550(b)(1), and our stockholders’ equity as of March 30, 2024 and June 29, 2024, continued to be below $2.5 million. Additionally, as of the date of this Proxy Statement, the Company does not meet the alternative Nasdaq continued listing standards under Nasdaq Listing Rules.

This notice of noncompliance has had no immediate impact on the continued listing or trading of the Company’s common stock on The Nasdaq Capital Market, which will continue to be listed and traded on Nasdaq, subject to the Company’s compliance with the other continued listing requirements. Nasdaq has given the Company until May 31, 2024 to submit to Nasdaq a plan to regain compliance, which plan of compliance was timely submitted. If our plan is accepted, Nasdaq may grant an extension of up to 180 calendar days from the date of Nasdaq’s letter to evidence compliance.

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The Company expects that it will be in compliance with Nasdaq’s minimum stockholders’ equity requirement upon the closing of the Merger, which as discussed herein under “Agreements Related to the Merger—The Merger Agreement—Conditions to the Completion of the Merger”, is subject to certain closing conditions.

In addition to the Merger Agreement, the Company is currently evaluating various other courses of action to regain compliance. The Company believes it can regain compliance with Nasdaq’s minimum stockholders’ equity standard within the compliance period. However, there can be no assurance that the Company’s plan will be accepted or that if it is, the Company will be able to regain compliance. If the Company’s plan to regain compliance is not accepted, or if it is and the Company does not regain compliance within 180 days from the date of Nasdaq’s letter, or if the Company fails to satisfy another Nasdaq requirement for continued listing, Nasdaq could provide notice that the Company’s common stock will become subject to delisting. In such event, Nasdaq rules would permit the Company to appeal the decision to reject the Company’s proposed compliance plan or any delisting determination to a Nasdaq Hearings Panel.

Even if we demonstrate compliance with the requirements of Nasdaq, we will have to continue to meet other objective and subjective listing requirements to continue to be listed on The Nasdaq Capital Market. Delisting from The Nasdaq Capital Market could make trading our common stock more difficult for investors, potentially leading to declines in our share price and liquidity. The absence of such a listing on Nasdaq may adversely affect the acceptance of the Company’s common stock as currency or the value accorded by other parties. Further, if we are delisted, we would also incur additional costs under state blue sky laws in connection with any sales of the Company’s securities. These requirements could severely limit the market liquidity of the Company’s common stock and the ability of the Company’s stockholders to sell the Company’s common stock in the secondary market. If the Company’s common stock is delisted by Nasdaq, the Company’s common stock may be eligible to trade on an over-the-counter quotation system, such as the OTCQB Market or the Pink Open Market, where an investor may find it more difficult to sell the Company’s securities or obtain accurate quotations as to the market value of the Company’s securities. In the event the Company’s common stock is delisted from Nasdaq in the future, we may not be able to list our common stock or warrants on another national securities exchange or obtain quotation on an over-the counter quotation system.

A delisting of the Company’s common stock from the Nasdaq could adversely affect the Company’s business, financial condition and results of operations and the Company’s ability to attract new investors, reduce the price at which the Company’s common stock trades, decrease, investors’ ability to make transactions in the Company’s common stock, decrease the liquidity of the Company’s outstanding shares, increase the transaction costs inherent in trading such shares, and reduce the Company’s flexibility to raise additional capital without overall negative effects for the Company’s stockholders.

The financial projections included in the section titled “The Merger — Certain Kidpik and Nina Footwear Unaudited Financial Projections”, which were considered by the Kidpik Board in evaluating the Merger and used by Hempstead at the direction of Kidpik in rendering its opinion and performing its related financial analyses, reflect numerous variables, estimates and assumptions and are inherently uncertain. If any of these variables, estimates and assumptions prove to be wrong, such as the assumptions relating to the approval of the Combined Company’s product candidates, the actual results for Combined Company’s business may be materially different from the results reflected in the financial projections.

As further described below in the section titled “The Merger — Certain Kidpik and Nina Footwear Unaudited Financial Projections”, in connection with the Kidpik Board’s evaluation of the Merger, Kidpik’s management prepared certain unaudited prospective internal financial projections with respect to Kidpik that were provided to the Kidpik Board in connection with its evaluation of the Merger and to Hempstead in connection with its financial analysis and Opinion. In addition, Kidpik received from Nina Footwear certain unaudited prospective internal financial projections with respect to Nina Footwear. These Nina Footwear projections, as provided by Nina Footwear and as adjusted by Kidpik’s management, were also provided to the Kidpik Board in connection with its evaluation of the Merger and to Hempstead in connection with its financial analysis and opinion, as described below under “The Merger — Certain Kidpik and Nina Footwear Unaudited Financial Projections”. The Projections reflect numerous variables, estimates, forecasts and assumptions and if any of these variables, estimates, forecasts and assumptions prove to be wrong, the actual results for the Combined Company’s business may differ materially from the results reflected in the Projections.

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The estimated probabilities of technical success included in the Financial Projections take into account a range of potential outcomes, including outcomes in which product candidates fail to achieve commercial launch due to commercial and regulatory uncertainty (including failure to obtain regulatory authorization to market the applicable product candidate) as well as economic and portfolio management decisions and competition, and these assumptions, including those with respect to regulatory approval and probability of success more broadly, are inherently uncertain and could prove inaccurate.

The Merger may fail to qualify as a reorganization for U.S. federal income tax purposes, resulting in recognition of taxable gain or loss by Nina Footwear stockholders who are U.S. holders in respect of their Nina Footwear capital stock.

Kidpik and Nina Footwear intend for the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, as described in the section titled “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” in this Proxy Statement, and, subject to the limitations and qualifications described therein.

In the event that the Merger does not qualify as a reorganization, the Merger would result in taxable gain or loss for each Nina Footwear stockholder who is a U.S. holder, with the amount of such gain or loss determined by the amount that each such Nina Footwear stockholder’s adjusted tax basis in the Nina Footwear capital stock surrendered is less or more than the fair market value of the Kidpik common stock and any cash in lieu of a fractional share received in exchange therefor. Each holder of Nina Footwear capital stock is urged to consult with his, her or its own tax advisor with respect to the tax consequences of the Merger.

The Combined Company may become involved in securities litigation that could divert management’s attention and harm the Combined Company’s business and insurance coverage may not be sufficient to cover all costs and damages.

In the past, securities class action or stockholder derivative litigation often follows certain significant business transactions, such as the sale of a business division or announcement of a merger. The Combined Company may become involved in this type of litigation in the future in connection with the Merger and the other Contemplated Transactions. Responding to demands and litigation often is expensive and diverts management’s attention and resources, which could adversely affect the Combined Company’s business.

Kidpik or Nina Footwear may waive one or more of the conditions to the Merger without recirculation of this Proxy Statement or resoliciting stockholder approval.

Conditions to Kidpik’s or Nina Footwear’s obligations to complete the Merger may be waived, in whole or in part, to the extent permitted by law, in certain circumstances unilaterally or by agreement of Kidpik and Nina Footwear. In the event of a waiver of a condition, the Kidpik Board will evaluate the materiality of any such waiver to determine whether amendment of this Proxy Statement and resolicitation of stockholder approval is necessary.

In the event that the Kidpik Board, in its own reasonable discretion, determines any such waiver is not significant enough to require recirculation of this Proxy Statement and re-solicitation of its stockholders, it will have the discretion to complete the Merger without seeking further stockholder approval, which decision may have a material adverse effect on the Kidpik stockholders.

For more information about the conditions to the completion of the Merger, see the section titled “The Merger Agreement — Conditions to the Completion of the Merger.”

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Failure to complete the acquisition of Nina Footwear could negatively impact our stock price and future business and financial results and may require us to pay certain termination fees.

If the acquisition of Nina Footwear is not completed, our ongoing business may be adversely affected and we would be subject to a number of risks, including the following:

●	we will not realize the benefits expected from the acquisition of Nina Footwear, including a potentially enhanced competitive and financial position, expansion of assets and operations, and economies of scale, and therefore opportunities, and will instead be subject to all the risks we currently face as an independent company;
●	we may experience negative reactions from the financial markets and our partners and employees;
●	the Merger Agreement places certain restrictions on the conduct of our business prior to the completion of the acquisition of the Nina Footwear or the termination of the Merger Agreement. Such restrictions, the waiver of which is subject to the consent of the counterparties to such agreement, may prevent us from making certain acquisitions, taking certain other specified actions or otherwise pursuing business opportunities during the pendency of the Merger Agreement; and
●	matters relating to the acquisition of Nina Footwear (including integration planning, negotiation of the merger agreement and ancillary agreements, required proxy statements and other disclosures) may require substantial commitments of time and resources by our management, which would otherwise have been devoted to other opportunities that may have been beneficial to us.

Additionally, if the Merger is not completed, upon termination of the Merger Agreement, Kidpik may be required to pay Nina Footwear a termination fee of $100,000 or up to $62,500 in expense reimbursements; or Nina Footwear may be required to pay Kidpik a termination fee of $100,000 or up to $62,500 in expense reimbursements discussed in greater detail below under “Agreements Related to the Merger—The Merger Agreement—Termination of the Merger Agreement”.

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We will be subject to business uncertainties and contractual restrictions while the acquisition of Nina Footwear is pending.

Uncertainty about the effect of the acquisition of Nina Footwear on employees and partners may have an adverse effect on us. These uncertainties may impair our ability to attract, retain and motivate key personnel until the acquisition of Nina Footwear is completed, and could cause partners and others that deal with us to seek to change existing business relationships, cease doing business with us or cause potential new partners to delay doing business with us until the acquisition of Nina Footwear has been successfully completed or terminated. Retention of certain employees may be challenging during the pendency of the acquisition of Nina Footwear, as certain employees may experience uncertainty about their future roles or compensation structure. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the business, our business following the acquisition of Nina Footwear could be negatively impacted. In addition, the acquisition of Nina Footwear restricts us from making certain acquisitions and taking other specified actions until the acquisition of Nina Footwear is completed without certain consents and approvals. These restrictions may prevent us from pursuing attractive business opportunities that may arise prior to the completion of the acquisition of Nina Footwear or the termination of the Merger Agreement.

The Merger Agreement may be terminated in accordance with its terms and the acquisition of the Nina Footwear may not be completed.

The Merger Agreement is subject to several conditions that must be fulfilled in order to complete the acquisition of the Nina Footwear and contains certain termination rights, including: (i) the right of either party to terminate the Merger Agreement if (1) the Merger is not consummated by December 31, 2024, subject to certain extension rights, (2) if Kidpik’s stockholders fail to adopt and approve the issuance of the Merger shares pursuant to Nasdaq Listing Rule 5635(a), or (3) the other party breaches any representation, warranty, covenant or agreement set forth in the Merger Agreement, the result of which prohibits certain conditions of Closing from occurring; (ii) the right of Kidpik to terminate the Merger Agreement (1) if Nina Footwear’s stockholders fail to adopt and approve the Merger, (2) if the Nina Footwear’s board of directors changes or withdraws its recommendation in favor of the Merger or recommends to enter into an alternative transaction and (3) if certain financial statements have not been provided by Nina Footwear to Kidpik in accordance with the terms of the Merger Agreement; and (iii) the right of Nina Footwear to terminate the Merger Agreement if the Kidpik board of directors changes or withdraws its recommendation in favor of the Merger or recommends the entry into an alternative transaction. The required conditions to closing may not be fulfilled and/or the Merger Agreement may be terminated pursuant to its terms and accordingly, the acquisition of Nina Footwear may not be completed.

Failure to complete the Merger could negatively impact the Company’s stock price and future business and financial results.

If the Merger is not completed, the Company will be subject to several risks, including the following:

●	the Company may experience negative reactions from suppliers, vendors, landlords, joint venture partners and other business partners;

●	certain amounts for which the Company may be liable under the terms and conditions of the Merger Agreement, including a break-fee of $100,000, plus the required reimbursement of legal expenses of up to $62,500;

●	payment for certain costs relating to the Merger, whether or not the Merger is completed, such as legal, accounting, financial advisor and printing fees;

●	payment of interest due as a result of any financing required to fund the Merger, and repayment of any loans incurred in raising capital to fund costs incurred in connection with the Merger;

●	certain costs relating to the Merger, whether or not the Merger is completed, such as legal, accounting, financial advisor and printing fees;

●	negative reactions from the financial markets, including declines in the price of the Company’s stock due to the fact that current prices may reflect a market assumption that the Merger will be completed;

●	diverted attention of Company management to the Merger rather than to the Company’s operations and pursuit of other opportunities that could have been beneficial to it; and

●	litigation related to any failure to complete the Merger or related to any enforcement proceeding commenced against the Company to perform its obligations pursuant to the Merger Agreement.

If the Merger is not completed, the risks described above may materialize and they may have a material adverse effect on the Company’s results of operations, cash flows, financial position and stock price.

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The Company’s stockholders may not realize a benefit from the Merger commensurate with the ownership dilution they will experience in connection with the Merger.

If the Company is unable to realize the full strategic and financial benefits anticipated from the Merger, the Company’s stockholders will have experienced substantial dilution of their ownership interests without receiving any commensurate benefit, or only receiving part of the commensurate benefit to the extent the Combined Company is able to realize only part of the strategic and financial benefits currently anticipated from the Merger.

The Company may fail to realize the anticipated benefits of the Merger.

The success of the Merger will depend on, among other things, the Company’s ability to combine the Company and Nina Footwear in a manner that realizes the various benefits, growth opportunities and synergies identified by combining the Company’s operations with those of Nina Footwear. Achieving the anticipated benefits of the Merger is subject to a number of risks and uncertainties. It is uncertain whether the Company and Nina Footwear can be integrated in an efficient and effective manner.

In addition, the integration of the operations of the Company and Nina Footwear following the Merger will require the attention of the Company’s management and other personnel, which may distract their attention from the Company’s day-to-day business and operations and prevent the Company from realizing benefits from other opportunities. Completing the integration process may be more expensive than anticipated, and the Company may be unable to affect the integration of these operations smoothly or efficiently or that the anticipated benefits of the Merger will be achieved.

In connection with the Merger, Kidpik may be required to take write-downs or write-offs, restructuring and impairment or other charges that could negatively affect the business, assets, liabilities, prospects, outlook, financial condition and results of operations of Kidpik.

Although Kidpik has conducted due diligence in connection with the Merger, Kidpik cannot assure you that this diligence revealed all material issues that may be present, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Kidpik’s control will not later arise. Even if Kidpik’s due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with Kidpik’s preliminary risk analysis. Further, as a result of the Merger, purchase accounting, and the proposed operation of Kidpik going forward, Kidpik may be required to take write-offs or write-downs, restructuring and impairment or other charges. As a result, Kidpik may be forced to write-down or write-off assets or goodwill, restructure its operations, or incur impairment or other charges that could negatively affect the business, assets, liabilities, prospects, outlook, financial condition and results of operations of Kidpik, any or all of which could have a material adverse effect on the value of Kidpik’s securities.

Holders of Kidpik common stock will not have appraisal or dissenters’ rights in connection with the Merger.

Neither Delaware law nor our Second Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, provide Kidpik stockholders with appraisal or dissenters’ rights in connection with the Merger.

The unaudited pro forma financial information of Kidpik included in this Proxy Statement is preliminary and Kidpik’s actual financial position or results of operations after the completion of the Merger may differ materially.

The unaudited pro forma financial information of Kidpik in this Proxy Statement is presented for illustrative purposes only and is not necessarily indicative of what Kidpik’s actual financial position or results of operations would have been had the Merger been completed on the dates indicated. The unaudited pro forma financial information reflects adjustments, which are based upon preliminary estimates of the final purchase price adjustments. Accordingly, the final purchase price adjustments may differ materially from what was estimated by Kidpik in deriving the pro forma adjustments reflected in this Proxy Statement. See the section of this Proxy Statement titled “Unaudited U.S. GAAP Pro Forma Consolidated Financial Statements”.

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Combining the businesses of Kidpik and Nina Footwear may be more difficult, costly and time-consuming than expected, which may adversely affect the Combined Company’s results and negatively affect the value of Kidpik’s common stock following the Merger.

Kidpik entered into the Merger Agreement because it believes that combining the business of Nina Footwear with its current operations will produce benefits and cost savings. However, following the completion of the Merger, Kidpik’s management will need to integrate Kidpik’s and Nina Footwear’ respective operations. The combination will be a complex, costly and time-consuming process, and the management of the Combined Company may face significant challenges in implementing such integration, many of which may be beyond the control of management, including, without limitation:

●	latent impacts resulting from the diversion of Kidpik’s management team’s attention from ongoing business concerns as a result of management’s attention to the Merger and integration of Nina Footwear;

●	difficulties in achieving anticipated cost savings, synergies, business opportunities and growth prospects;

●	the possibility of faulty assumptions underlying expectations regarding the integration process, including with respect to the intended tax-efficient transactions;

●	unanticipated issues in integrating accounting, information technology, communications programs, financial procedures and operations, and other systems, procedures and policies;

●	difficulties in managing a larger Combined Company, addressing differences in business culture and retaining key personnel;

●	difficulties in integrating new employees, and managing a larger workforce;

●	unanticipated changes in applicable laws and regulations;

●	difficulties in managing operations in new jurisdictions, with issues associated with new regulations, language barriers, foreign currency adjustments, and time zones;

●	managing tax costs or inefficiencies associated with integrating the operations of the Combined Company;

●	coordinating geographically separate organizations; and

●	unforeseen expenses or delays associated with the Merger.

Some of these factors will be outside of the control of Kidpik, and any one of them could result in increased costs and diversion of management’s time and energy, as well as decreases in the amount of expected revenue that could materially impact the business, financial conditions and results of operations of the Combined Company. The integration process and other disruptions resulting from the Merger may also adversely affect the Combined Company’s relationships with employees, suppliers, customers, distributors, licensors and others with whom Kidpik has business or other dealings, and difficulties in integrating the businesses of Kidpik and Nina Footwear could harm the reputation of the Combined Company.

If the Combined Company is not able to successfully integrate the assets and operations of Kidpik and Nina Footwear in an efficient, cost-effective and timely manner, the anticipated benefits and cost savings of the Merger may not be realized fully, or at all, or may take longer to realize than expected, and the value of Kidpik’s common stock, the revenues, levels of expenses and results of operations may be affected adversely. If the Combined Company is not able to adequately address integration challenges, the Combined Company may be unable to successfully integrate the assets and operations of Kidpik and Nina Footwear or realize the anticipated benefits of the Merger.

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Risk Factors Relating to the Convertible Debentures

We may not sell additional Convertible Debentures and as such may not receive the $1.35 million payable by the Investor upon the sale of the additional Convertible Debentures.

On May 31, 2024, the Company entered into a Securities Purchase Agreement, pursuant to which the Company sold Convertible Debentures for $450,000, with a face amount of $500,000. Upon the filing of a definitive form of this proxy statement, the investor has agreed to purchase an additional $500,000 of Convertible Debentures for $450,000, and on or about the date the Initial Registration Statement (defined below) becomes effective and the approval of our stockholders of Proposal 4 hereof, the investor has agreed to purchase an additional $1,000,000 in Convertible Debentures for $900,000. We may not satisfy the conditions to the sale of the additional Convertible Debentures and may not receive the additional $1.35 million payable by the investor for such additional Convertible Debentures. As a result, we may need to obtain funding from alternative sources, which may not be available on as favorable terms, if at all. The lack of funding may negatively affect our ability to pay debts and expenses as they become due, force us to scale back our business plan, prevent us from completing the Merger, or potentially force us to seek bankruptcy protection.

The issuance of common stock upon conversion of the Convertible Debentures will cause immediate and substantial dilution to existing shareholders.

Assuming approval of Proposal No. 4 at the Annual Meeting, holders of Convertible Debentures may, at their option, convert any portion of the outstanding and unpaid principal amount of the Convertible Debentures, together with accrued but unpaid interest, into shares of common stock of the Company (the “Conversion Shares”) based on a conversion price of the lower of (i) $3.3229 per share of common stock (the “Fixed Price”), or (ii) 91% of the lowest daily volume weighted average trading prices (VWAP) for the common stock during the seven consecutive trading days immediately preceding the conversion date or other date of determination (the “Market Price”), but which Market Price shall not be lower than the Floor Price. Notwithstanding the above, on the closing of the last trading day immediately prior to the effective date of the initial Registration Statement filed by the Company to register the resale of the Conversion Shares (the “Fixed Price Reset Date”), the Fixed Price is adjusted (downwards only) to equal the closing price as of the Fixed Price Reset Date. “Floor Price” means $0.6580 per share, provided, however, the Company may reduce the Floor Price to any amounts set forth in a written notice to the holder (a “Reduction Notice”); provided that such reduction shall be irrevocable and shall not be subject to increase thereafter. If the Company, at any time while the Convertible Debentures are outstanding, issues or sells any shares of common stock or convertible securities, for consideration per share (the “New Issuance Price”) less than a price equal to the Fixed Price in effect immediately prior to such issue or sale (such price the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance the Fixed Price then in effect shall be reduced to an amount equal to the New Issuance Price, provided however, the issuance of any certain Excluded Securities (defined in the Convertible Debentures) shall not be considered a Dilutive Issuance.

The issuance of common stock upon conversion of the Convertible Debentures will result in immediate and substantial dilution to the interests of other stockholders since the holders of the Convertible Debentures may ultimately receive and sell the full amount of shares issuable in connection with the conversion of such Convertible Debentures. Although the Convertible Debentures may not be converted by the holders thereof if such conversion would cause such holder to own more than 4.99% of our outstanding common stock (which may be increased with at least 65 days prior written notice), these restrictions do not prevent such holders from converting some of their holdings, selling those shares, and then converting the rest of their holdings, while still staying below the 4.99% limit. In this way, the holders of the Convertible Debentures could sell more than these limits while never actually holding more shares than the limits allow. If the holders of the Convertible Debentures choose to do this, it will cause substantial dilution to the then holders of our common stock.

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The availability of shares of common stock upon conversion of the Convertible Debentures for public resale, as well as any actual resales of these shares, could adversely affect the trading price of our common stock. We cannot predict the size of future issuances of our common stock upon the conversion of our Convertible Debentures, or the effect, if any, that future issuances and sales of shares of our common stock may have on the market price of our common stock. Sales or distributions of substantial amounts of our common stock upon the conversion of our Convertible Debentures, or the perception that such sales could occur, may cause the market price of our common stock to decline.

In addition, the common stock issuable upon the conversion of our Convertible Debentures may represent overhang that may also adversely affect the market price of our common stock. Overhang occurs when there is a greater supply of a company’s stock in the market than there is demand for that stock. When this happens the price of our stock will decrease, and any additional shares which stockholders attempt to sell in the market will only further decrease the share price. If the share volume of our common stock cannot absorb shares sold by holders of the Convertible Debentures, then the value of our common stock will likely decrease.

We are required to file a registration statement to permit the public resale of the shares of common stock that may be issued upon the conversion of the Convertible Debentures. The influx of those shares into the public market could potentially have a negative effect on the trading price of our common stock.

We are required to make amortization payments of the amounts owed under the Convertible Debentures upon the occurrence of certain events and we may not have sufficient cash to make such payments, if required.

If, any time after the issuance date, an Amortization Event (as defined below) occurs, then the Company is required to make monthly payments to holders of the Convertible Debentures, beginning on the 10th trading day after the date the Amortization Event occurs and continuing on the same day of each successive calendar month in an amount equal to the sum of (i) $400,000 of principal (in the aggregate among all Convertible Debentures), or the outstanding principal, if less than such amount (the “Amortization Principal Amount”), plus (ii) a prepayment premium of 8% of any amounts paid (the “Payment Premium”), and (iii) accrued and unpaid interest as of each payment date. The obligation of the Company to make monthly prepayments related to an Amortization Event shall cease (with respect to any payment that has not yet come due) if any time after the occurrence of an Amortization Event (A) in the event of a Floor Price Event (defined below), either (i) on the date that is the 5th consecutive trading day that the daily volume weighted average price (VWAP) is greater than 110% of the Floor Price (defined below) then in effect, or (ii) prior to the due date of a monthly payment, the Company has delivered a valid Reduction Notice (defined below) and such reduced Floor Price does not exceed 50% of the market price at the time of such Reduction Notice; or (B) in the event of an Exchange Cap Event, the date the Company has obtained Stockholder Approval to increase the number of shares of common stock under the Exchange Cap and/or the Exchange Cap no longer applies, or (C) in the event of a Registration Event (defined in the Registration Rights Agreement discussed below), the condition or event causing the Registration Event has been cured or the holder is able to resell the shares of common stock issuable upon conversion of the Convertible Debentures in accordance with Rule 144 under the Securities Act, unless a subsequent Amortization Event occurs.

“Amortization Event” means (i) the daily VWAP is less than the Floor Price then in effect for five trading days during a period of seven consecutive Trading Days (a “Floor Price Event”), (ii) unless the Company has obtained the approval from its stockholders in accordance with the rules of the Nasdaq Capital Market for the shares of common stock issuable upon conversion of the Convertible Debentures (such conversion shares in general, the “Conversion Shares”) in excess of the Exchange Cap, the Company has issued in excess of 99% of 390,132 shares of common prior to receiving stockholder approval for the issuance of the Conversion Shares (an “Exchange Cap Event”), or (iii) default of the registration rights agreement entered into in connection with the Convertible Debentures, has occurred under certain circumstances.

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The Company was required to file a registration statement related to the shares issuable upon conversion of $500,000 of the Convertible Debentures (the “Initial Registration Statement”) no later than August 23, 2024 in the event the SEC does not review the this Proxy Statement, and October 7, 2024 in the event the SEC reviews this Proxy Statement, and obtain effectiveness thereof by the earlier of (A) the 60th calendar day following the filing date thereof (the “Filing Deadline”) and (B) the fifth business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review. We were not able to meet the filing deadline for the Initial Registration Statement and have not filed the Initial Registration Statement to date. As a result, an event of default has occurred under the Convertible Debenture; however, the Investor has not yet provided us notice of the acceleration of amounts due thereunder. At any time, until we cure such default, the Investor can provide us notice that the full unpaid principal amount of the outstanding Convertible Debentures, together with interest and other amounts owing in respect thereof, is immediately due and payable in cash.

An event of default has occurred under the Convertible Debentures and the Investor can, at its option, declare the entire amount of $500,000 of Convertible Debentures outstanding immediately due and payable at any time.

In connection with the entry into the SPA, the Company entered into a Registration Rights Agreement with the Investor pursuant to which the Company is required to file a registration statement registering the resale by the Investor of 1,800,000 shares of common stock issued or to be issued upon conversion of the Initial Convertible Debenture under the Securities Act, and thereafter the Conversion Shares issuable upon conversion of the Second Convertible Debenture and Third Convertible Debenture, when sold. Pursuant to the Registration Rights Agreement, the Company is required to meet certain obligations with respect to, among other things, the timeliness of the filing and effectiveness of registration statements. The Company was required to file a registration statement related to the shares issuable upon conversion of the Initial Convertible Debenture no later than August 23, 2024 in the event the SEC does not review the this Proxy Statement, and October 7, 2024 in the event the SEC reviews this Proxy Statement, and obtain effectiveness thereof by the earlier of (A) the 60th calendar day following the filing date thereof and (B) the fifth business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review.

We were not able to meet the filing deadline for the Initial Registration Statement and have not filed the Initial Registration Statement to date. As a result, an event of default has occurred under the Convertible Debenture; however, the Investor has not yet provided us notice of the acceleration of amounts due thereunder. At any time, until we cure such default, the Investor can provide us notice that the full unpaid principal amount of the outstanding Convertible Debentures, together with interest and other amounts owing in respect thereof, is immediately due and payable in cash. We do not currently have sufficient cash on hand to pay amounts due under the Convertible Debenture and if such amount was immediately due and payable we would need to raise additional funding through the sale of debt or equity, which funding may not be available on favorable terms, if at all, and/or sell assets, and may be forced to seek bankruptcy protection, which could cause the securities of the Company to become worthless.

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The Convertible Debentures include anti-dilution and reset rights.

We currently have $500,000 of Convertible Debentures outstanding, and as discussed below, have agreed to sell up to an additional $1,500,000 of Convertible Debentures upon the satisfaction of certain conditions. The Convertible Debentures currently have a conversion Floor Price of $0.6580 per share. If the Company, at any time while the Convertible Debentures are outstanding, issues or sells any shares of common stock or convertible securities, for consideration per share less than a price equal to the Fixed Price in effect immediately prior to such issue or sale, then immediately after such Dilutive Issuance the Fixed Price then in effect is reduced to an amount equal to the New Issuance Price, provided however, the issuance of any certain Excluded Securities (defined in the Convertible Debentures) shall not be considered a Dilutive Issuance. The reduction of the Floor Price of the Convertible Debentures in the event that we offer, sell, grant or issue, or are deemed to have offered, sold, granted or issued shares of common stock below the then Floor Price of the Convertible Debentures, could result in the Company receiving significantly less consideration upon the conversion of the Convertible Debentures (or in some cases only nominal consideration), will result in greater dilution to existing stockholders upon the conversion of the Convertible Debentures, and/or may create additional overhang for our common stock. Any or all of the above could have a material adverse effect on the trading price of our common stock.

Future sales of Kidpik’s common stock in the public market, or the perception that such sales may occur, including as a result of the potential sale of the Conversion Shares, could reduce the price of Kidpik’s common stock, and any additional capital raised by Kidpik through the sale of equity or convertible securities may dilute your ownership in Kidpik.

Kidpik cannot predict the size of future issuances of Kidpik’s common stock or securities convertible into common stock, or sales thereof, or the effect, if any, that future issuances and sales of shares of Kidpik’s common stock will have on the market price of Kidpik’s common stock. Sales of substantial amounts of Kidpik’s common stock (including shares issued in connection with the Merger), or the perception that such sales could occur, may adversely affect prevailing market prices of Kidpik’s common stock.

Risk Factors Related to the Nina Footwear and the Combined Company

Nina Footwear and the Combined Company will require additional capital to fund their operations and grow, and their inability to obtain such capital, or to adequately manage their existing capital resources, could materially adversely affect their business, financial condition and operating results.

To support their operations and future expansion, Nina Footwear and the Combined Company must have sufficient capital to continue to make investments and to fund their operations. If required financing is not available, on favorable terms or at all, they may be unable to operate their business, develop new business or execute on their strategic plan to sustain net revenue growth, in each case at the rate desired or at all, and their operating results would suffer. The inability of Nina Footwear and/or the Combined Company to obtain adequate capital resources, whether in the form of equity or debt, to adequately manage their existing capital resources, or to fund their business and strategies would require them to delay, scale back or eliminate some or all of their operations or any future expansion of their business, which could materially adversely affect their business, financial condition and operating results.

The business of Nina Footwear and the Combined Company, including their costs and supply chain, is subject to risks associated with sourcing, manufacturing and warehousing.

Nina Footwear currently sources, and the Combined Company will source, all of their merchandise from third-party vendors, and as a result they may be subject to price fluctuations or demand disruptions. The operating results of Nina Footwear and the Combined Company will be negatively impacted by increases in the prices of merchandise, and there are no guarantees that prices will not rise in the future. In addition, as Nina Footwear and the Combined Company expands into new categories and product types, they expect that they may not have strong purchasing power in these new areas, which could lead to higher prices than they have historically seen in their current categories. Nina Footwear and the Combined Company may not be able to pass increased prices on to customers, which could adversely affect operating results. Moreover, in the event of a significant disruption in the supply of the fabrics, materials or raw materials used in the manufacture of the merchandise Nina Footwear offers and the Combined Company will offer, the vendors that they work with might not be able to locate alternative suppliers of materials of comparable quality at an acceptable price. For example, natural disasters have in the past increased raw material costs, impacting pricing with certain of Nina Footwear’s vendors, and caused shipping delays for certain of its merchandise. Any delays, interruption, damage to or increased costs in the manufacture of the merchandise Nina Footwear or the Combined Company offers could result in higher prices to acquire the merchandise or non-delivery of merchandise altogether, and could adversely affect their operating results. Nina Footwear and the Combined Company are also subject to risks associated with inflation and increasing costs of raw materials, manufacturing or vendor costs.

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In addition, we cannot guarantee that merchandise Nina Footwear and the Combined Company receive from vendors will be of sufficient quality or free from damage, or that such merchandise will not be damaged during shipping, while stored in a distribution center or when returned by customers. While Nina Footwear takes and the Combined Company will take measures to ensure merchandise quality and avoid damage, including evaluating vendor product samples, conducting inventory inspections and inspecting returned product, neither the Nina Footwear nor the Combined Company can control merchandise while it is out of their possession. Nina Footwear and the Combined Company may incur additional expenses and their reputation could be harmed if customers or potential customers believe that their merchandise is not of high-quality or may be damaged.

If one or more of Nina Footwear’s significant customers were to reduce or stop purchases of its products, its sales and profits could decline.

The retailers that are Nina Footwear customers consist principally of department stores, mass merchants, off-price retailers, shoe chains, online retailers, national chains, specialty retailers, independent stores, and clubs. Certain of its department store customers account for significant portions of its wholesale business. Nina Footwear generally enters into a number of purchase order commitments with its customers for each of its lines every season and does not enter into long-term agreements with any of its customers. Therefore, a decision by a significant customer, whether motivated by competitive conditions, financial difficulties, or otherwise, to decrease the amount of merchandise purchased from Nina Footwear or to change its manner of doing business could have a material adverse effect on Nina Footwear’s business, financial condition, results of operations, and liquidity.

Nina Footwear’s financial results are subject to quarterly fluctuations.

Nina Footwear’s results of operations may fluctuate from quarter-to-quarter and are affected by a variety of factors, including:

●	the timing of larger shipments of products;

●	market acceptance of its products;

●	the mix, pricing, and presentation of the products offered and sold;

●	the hiring and training of additional personnel;

●	inventory write-downs for obsolescence;

●	the cost of materials;

●	the product mix between wholesale and retail;

●	the incurrence of other operating costs;

●	factors beyond its control, such as health pandemics, general economic conditions, declines in consumer confidence, and actions of competitors;

●	the timing of holidays; and

●	weather conditions.

In addition, Nina Footwear expects that its sales and operating results may be significantly impacted by the introduction of new products. Accordingly, the results of operations in any quarter will not necessarily be indicative of the results that may be achieved for a full fiscal year or any future quarter.

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Changes in clothing and footwear costs and availability could materially adversely affect Nina Footwear’s and the Combined Company’s businesses.

The future success of Nina Footwear’s and the Combined Company’s business depends in part on their ability to anticipate and react to changes in clothing and footwear costs and availability. Nina Footwear and the Combined Company are susceptible to increases in clothing costs as a result of factors beyond their control, such as general economic conditions, market changes, increased competition, general risk of inflation, exchange rate fluctuations, seasonal fluctuations, shortages or interruptions, weather conditions, changes in global climates, shipping delays, global demand, public health crises, such as pandemics and epidemics, generalized infectious diseases, changes in law or policy, declines in fertile or arable lands suitable for growing textiles, the availability of synthetic fabrics, product recalls and government regulations. For example, any renewed negative impact of the COVID-19 pandemic, future pandemic or diseases or climate change on the availability of natural or man-made fabrics and other clothing or footwear materials could materially and adversely affect Nina Footwear’s and the Combined Company’s business, financial condition and operating results. Nina Footwear generally does not have long-term supply contracts or guaranteed purchase commitments with suppliers. Additionally, inflation, which has recently increased and is still higher than it has been in the last several years, can have both a short-term and a long-term impact on Nina Footwear and the Combined Company because of increasing costs of materials, shipping and labor, which may impact their ability to maintain satisfactory margins. Nina Footwear has experienced increases in product manufacturing costs and other expenses due to inflation. Increases in inflation may not be matched by rises in income, which also could have a negative impact on spending by customers. Increases in manufacturing and other product and shipping costs due to inflation, like those currently being experienced, will require Nina Footwear and the Combined Company to raise prices or cut other expenses to maintain current margins, and any required increase in the pricing of products may be met with decreased demand, which could materially adversely affect Nina Footwear’s and the Combined Company’s margins, revenues and results of operations.

Nina Footwear has experienced losses in the past and may not be able to achieve or sustain profitability.

Nina Footwear has experienced net losses in the past. During the three months ended June 30, 2024 and 2023, Nina Footwear incurred net losses of $71,812 and $398,313, respectively. During the six months ended June 30, 2024 and 2023, Nina Footwear generated net income of $698,985 and $717,998, respectively. During the years ended December 31, 2023 and December 31, 2022, Nina Footwear incurred net income of $50,541 and $8,250,284, respectively. Nina Footwear incurs significant expenses in operating its business and its fulfillment center, including sales, design and management personnel costs, obtaining and storing inventory, and developing technology. In addition, many of the expenses, including the costs associated with the fulfillment center and office costs, are fixed. Nina Footwear has also historically incurred significant expenses associated with the purchasing of merchandise and currently incurs significant expenses associated with the shipping of such merchandise to customers. Accordingly, Nina Footwear may not be able to achieve or maintain profitability in the future, and may incur significant losses.

Economic uncertainty may affect consumer purchases of discretionary items, which has affected demand for Nina Footwear’s products and may continue to adversely affect demand for the Combined Company’s products.

Nina Footwear’s and the Combined Company’s products may be considered discretionary items for consumers. Factors affecting the level of consumer spending for such discretionary items include general economic conditions and other factors such as consumer confidence in future economic conditions, fears of recession and trade wars, the price of energy, fluctuating interest rates, the availability and cost of consumer credit, the availability and timing of government stimulus programs, levels of unemployment, inflation, and tax rates. Adverse economic conditions, such as a recession, in the United States, or protracted periods of high inflation or high energy prices may contribute to higher unemployment levels, decreased consumer spending, reduced credit availability and declining consumer confidence and demand, any of which poses a risk to Nina Footwear’s and the Combined Company’s business. Any sustained economic downturn in the United States may cause significant readjustments in both the volume and mix of Nina Footwear’s and the Combined Company’s product sales, which could materially and adversely affect Nina Footwear’s and the Combined Company’s business, operating results and financial condition. Additionally, disruptions in the credit and other financial markets and economic conditions could, among other things, impair the financial condition of one or more of Nina Footwear’s and/or the Combined Company’s vendors, which could have a material adverse effect on the Nina Footwear’s and the Combined Company’s business, prospects, results of operations, financial condition and/or cash flows. If we are unable to successfully navigate adverse economic conditions, including offsetting the impact of high inflation and high energy prices on Nina Footwear’s and the Combined Company’s business, Nina Footwear’s and the Combined Company’s business, financial condition, and results of operations may be adversely affected. Additionally, unfavorable economic conditions have led and in the future may lead, consumers to delay or reduce purchases of Nina Footwear’s and the Combined Company’s products. Consumer demand for Nina Footwear’s and the Combined Company’s products may decline as a result of an economic downturn, recession, or economic uncertainty in the United States. Nina Footwear’s and the Combined Company’s sensitivity to economic cycles and any related fluctuation in consumer demand may have a material adverse effect on Nina Footwear’s and the Combined Company’s business, results of operations, and financial condition.

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Economic uncertainty may affect Nina Footwear’s and the Combined Company’s access to capital and/or increase the costs of such capital.

Global economic conditions continue to be volatile and uncertain due to, among other things, consumer confidence in future economic conditions, fears of recession and trade wars, the price of energy, fluctuating interest rates, the availability and cost of consumer credit, the availability and timing of government stimulus programs, levels of unemployment, increased inflation, tax rates, and the war between Ukraine and Russia which began in February 2022, as well as the current ongoing war between Hamas and Israel, which began in October 2023. These conditions remain unpredictable and create uncertainties about Nina Footwear’s and the Combined Company’s ability to raise capital in the future. In the event required capital becomes unavailable in the future, or more costly, it could have a material adverse effect on Nina Footwear’s and/or the Combined Company’s business, future results of operations, and financial condition.

Adverse macro-economic conditions, including inflation, could adversely impact Nina Footwear’s and the Combined Company’s operating results.

Heightened levels of inflation and the potential worsening of macro-economic conditions, including slower growth or recession, changes to fiscal and monetary policy, tighter credit, higher interest rates and currency fluctuations, present a risk for our, Nina Footwear’s and the Combined Company’s suppliers and the stability of our, Nina Footwear’s and the Combined Company’s industry. If inflation remains at current levels for an extended period, or increases, and we are unable to successfully mitigate the impact, Nina Footwear’s and the Combined Company’s costs are likely to increase, resulting in pressure on Nina Footwear’s and the Combined Company’s profits, margins and cash flows, particularly any fixed-price contracts. Any of the above may have a material adverse effect on Nina Footwear’s and the Combined Company’s results of operations and the value of the Combined Company’s securities.

The termination of, or material changes to, Nina Footwear’s and the Combined Company’s relationships with key vendors could materially adversely affect Nina Footwear’s and the Combined Company’s business, financial condition and operating results, which could be exacerbated due to Nina Footwear’s and the Combined Company’s historical reliance on a small number of vendors for a significant portion of Nina Footwear’s and the Combined Company’s inventory.

For the years ended December 31, 2023 and 2022, five vendors accounted for approximately 76% and 90%, respectively of inventory purchases by Nina Footwear. It can take a significant amount of time and resources to identify, develop and maintain relationships with vendors. The termination of, or material changes to, arrangements with key vendors, disagreements with key vendors as to payment or other terms, or the failure of a key supplier or vendor to meet its contractual obligations to Nina Footwear may require Nina Footwear to contract with alternative vendors. If Nina Footwear or the Combined Company have to replace key vendors, they may be subject to pricing or other terms less favorable than those that they currently enjoy, and it may be difficult to identify and secure relationships with alternative vendors that are able to meet Nina Footwear’s and the Combined Company’s volume requirements and quality or other standards. If we cannot replace or engage vendors who meet Nina Footwear’s and the Combined Company’s specifications and standards in a short period of time in the future, we could encounter increased expenses, shortages of items, disruptions or delays in customer shipments. Such affects could be further exacerbated due to Nina Footwear’s historical reliance on a small number of vendors for the majority of Nina Footwear’s inventory purchases. If any of the above were to occur, we could experience delays in shipments, cancellations and a reduction in sales revenue, any of which could materially adversely affect Nina Footwear’s and the Combined Company’s business, financial condition and operating results.

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Nina Footwear’s and the Combined Company’s business and results of operations could be adversely affected by natural disasters, public health crises, political crises, negative global climate patterns, or other catastrophic events.

Natural disasters, such as hurricanes, tornadoes, floods, earthquakes, wildfires, and other extreme weather conditions; unforeseen public health crises, such as pandemics and epidemics (including, for example, the COVID-19 pandemic); political crises, such as terrorist attacks, war, labor unrest, and other political instability; negative global climate patterns, especially in water stressed regions; or other catastrophic events or disasters occurring in or impacting the areas in which fulfilment center, corporate offices or Nina Footwear’s and the Combined Company’s vendors’ manufacturing facilities are located, whether occurring in the United States or internationally, could disrupt Nina Footwear’s and the Combined Company’s and Nina Footwear’s and the Combined Company’s vendors’ operations. Additionally, climate change may increase both the frequency and severity of extreme weather conditions and natural disasters, and the physical changes prompted by climate change could result in increased regulation or changes in consumer preferences.

In particular, these types of events could impact Nina Footwear’s and the Combined Company’s supply chain from or to the impacted region and could impact Nina Footwear’s and the Combined Company’s ability or other third parties to operate Nina Footwear’s and the Combined Company’s websites or distribution center. These types of events could also negatively impact consumer spending in the impacted regions or, depending upon the severity, globally. Disasters occurring at Nina Footwear’s and the Combined Company’s vendors’ manufacturing facilities could impact Nina Footwear’s and the Combined Company’s reputation and Nina Footwear’s and the Combined Company’s customers’ perception of Nina Footwear’s and the Combined Company’s brand. To the extent any of these events occur, Nina Footwear’s and the Combined Company’s business and results of operations could be adversely affected.

In February 2022, in response to the military conflict between Russia and Ukraine, the United States and other North Atlantic Treaty Organization member states, as well as non-member states, announced targeted economic sanctions on Russia, including certain Russian citizens and enterprises, and the continuation of the conflict may trigger additional economic and other sanctions. The potential impact of the conflict and any resulting bans, sanctions and boycotts on Nina Footwear’s and the Combined Company’s business is uncertain at the current time. The potential impacts could include supply chain and logistics disruptions, macro financial impacts resulting from the exclusion of Russian financial institutions from the global banking system, volatility in foreign exchange rates and interest rates, inflationary pressures on raw materials and energy and heightened cybersecurity threats. Nina Footwear and the Combined Company have no current operations in Russia or Ukraine; however, we do not and cannot know if the conflict, which continues to unfold, could escalate and result in broader economic and security concerns which could adversely affect Nina Footwear’s and the Combined Company’s business, financial condition or results of operations.

If the use of “cookie” tracking technologies is further restricted, regulated or blocked, or if changes in technology cause cookies to become less reliable or acceptable as a means of tracking consumer behavior, the amount or accuracy of internet user information Nina Footwear and the Combined Company collects would decrease, which could harm Nina Footwear’s and the Combined Company’s business and operating results.

Cookies are small data files that are sent by websites and stored locally on an internet user’s computer or mobile device. Some of Nina Footwear’s and the Combined Company’s third parties, collect data via cookies that are used to track the behavior of visitors to Nina Footwear’s and the Combined Company’s sites, provide a more personal and interactive experience and increase the effectiveness of Nina Footwear’s and the Combined Company’s marketing. However, internet users can easily disable, delete and block cookies directly through browser settings or through other software, browser extensions or hardware platforms that physically block cookies from being created and stored.

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Privacy regulations and policies by device operating systems, such as iOS or Android, restrict how we deploy Nina Footwear’s and the Combined Company’s cookies and this could potentially increase the number of internet users that choose to proactively disable cookies on their systems. Users can decide to opt out of nearly all cookie data creation, which could negatively impact Nina Footwear’s and the Combined Company’s operating results. Nina Footwear and the Combined Company may have to develop alternative systems to determine Nina Footwear’s and the Combined Company’s consumers’ behavior, customize their online experience or efficiently market to them if consumers block cookies or regulations introduce additional barriers to collecting cookie data.

System interruptions that impair client access to Nina Footwear’s and the Combined Company’s websites or other performance failures in Nina Footwear’s and the Combined Company’s technology infrastructure could damage Nina Footwear’s and the Combined Company’s business.

The satisfactory performance, reliability, and availability of Nina Footwear’s and the Combined Company’s websites, internal applications, and technology infrastructure are critical to Nina Footwear’s and the Combined Company’s business. Nina Footwear and the Combined Company rely on their website to engage with Nina Footwear’s and the Combined Company’s clients and sell them merchandise. Nina Footwear and the Combined Company also rely on a host of internal custom-built applications to run critical business functions, such as styling, merchandise purchasing, warehouse operations, and order fulfillment. In addition, we rely on a variety of third-party, cloud-based solution vendors for key elements of Nina Footwear’s and the Combined Company’s technology infrastructure. These systems are vulnerable to damage or interruption. Interruptions may also be caused by a variety of incidents, including human error, Nina Footwear’s and the Combined Company’s failure to update or improve their proprietary systems, cyber attacks, fire, flood, earthquake, power loss, or telecommunications failures. These risks are exacerbated by hybrid remote workforce. Any failure or interruption of Nina Footwear’s and/or the Combined Company’s website, internal business applications, or their technology infrastructure could harm Nina Footwear’s and the Combined Company’s ability to serve their clients, which would adversely affect Nina Footwear’s and the Combined Company’s business and operating results.

Increased competition presents an ongoing threat to the success of Nina Footwear’s and the Combined Company’s business.

Nina Footwear and the Combined Company expect competition for their services to increase in the future. Nina Footwear and the Combined Company compete with other online show and clothing stores and traditional brick and mortar shoe and clothing stores. Nina Footwear and the Combined Company believe that Nina Footwear’s and the Combined Company’s ability to compete depends upon many factors both within and beyond Nina Footwear’s and the Combined Company’s control, including:

●	Nina Footwear’s and the Combined Company’s marketing efforts;

●	the flexibility and variety of Nina Footwear’s and the Combined Company’s product offerings relative to Nina Footwear’s and the Combined Company’s competitors, and Nina Footwear’s and the Combined Company’s ability to timely launch new product initiatives;

●	the quality and price of products offered by Nina Footwear’s and the Combined Company’s competitors;

●	Nina Footwear’s and the Combined Company’s reputation and brand strength relative to Nina Footwear’s and the Combined Company’s competitors;

●	customer satisfaction;

●	consumer tastes and preferences, which change from time to time;

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●	the size and composition of Nina Footwear’s and the Combined Company’s customer base;

●	the convenience of the experience that they provide;

●	Nina Footwear’s and the Combined Company’s ability to comply with, and manage the costs of complying with, laws and regulations applicable to Nina Footwear’s and the Combined Company’s business;

●	Nina Footwear’s and the Combined Company’s ability to cost-effectively source and distribute the products we offer and to manage Nina Footwear’s and the Combined Company’s operations, including as a result of changes in inflation; and

●	the styling of Nina Footwear’s and the Combined Company’s products.

Some of Nina Footwear’s current competitors have, and potential competitors may have, longer operating histories, larger or more efficient fulfillment infrastructures, greater technical capabilities, significantly greater financial, marketing and other resources and larger customer bases than Nina Footwear does. In addition, business combinations and consolidation in and across the industries in which Nina Footwear competes could further increase the competition it faces and result in competitors with significantly greater resources and customer bases than Nina Footwear. Further, some of Nina Footwear’s and the Combined Company’s other current or potential competitors may be smaller, less regulated, and have a greater ability to reposition their product offerings than they do. These factors may allow Nina Footwear’s and the Combined Company’s competitors to derive greater sales and profits from their existing customer base, acquire customers at lower costs, respond more quickly than they can to changes in consumer demand and tastes, or otherwise compete with them effectively, which may adversely affect Nina Footwear’s and the Combined Company’s business, financial condition and operating results. These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies, which may allow them to build larger customer bases or generate additional sales more effectively than Nina Footwear and the Combined Company does.

Furthermore, companies with greater resources or more well-known brand names may attempt to compete with Nina Footwear, and as a result, Nina Footwear may lose current or potential customers and may be unable to generate sufficient revenues to support Nina Footwear’s and the Combined Company’s operations, any one of which could have a material adverse effect on Nina Footwear’s and the Combined Company’s ability to grow and Nina Footwear’s and the Combined Company’s results of operations.

Nina Footwear’s and the Combined Company’s business depends on Nina Footwear’s and the Combined Company’s brand, and any failure to maintain, protect or enhance Nina Footwear’s and the Combined Company’s brand, including as a result of events outside Nina Footwear’s and the Combined Company’s control, could materially adversely affect Nina Footwear’s and the Combined Company’s business.

Nina Footwear believes that it has developed a strong and trusted brand, and we believe Nina Footwear’s and the Combined Company’s future success depends on Nina Footwear’s and the Combined Company’s ability to maintain and grow the value of the “Nina Footwear” brand. Maintaining, promoting and positioning Nina Footwear’s and the Combined Company’s brand and reputation will depend on, among other factors, the success of Nina Footwear’s and the Combined Company’s marketing and merchandising efforts and Nina Footwear’s and the Combined Company’s ability to provide a consistent, high-quality customer experience. Any negative publicity, regardless of its accuracy, could materially adversely affect Nina Footwear’s and the Combined Company’s business. Brand value is based in large part on perceptions of subjective qualities, and any incident that erodes the loyalty of Nina Footwear’s and the Combined Company’s customers or suppliers, including adverse publicity or a governmental investigation or litigation, could significantly reduce the value of Nina Footwear’s and the Combined Company’s brand and significantly damage Nina Footwear’s and the Combined Company’s business.

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The value of Nina Footwear’s and the Combined Company’s brand also depends on effective customer support to provide a high-quality customer experience, which requires significant personnel expense. If not managed properly, this expense could impact Nina Footwear’s and the Combined Company’s profitability. Failure to manage or train Nina Footwear’s and the Combined Company’s own or outsourced customer support representatives properly, or Nina Footwear’s and the Combined Company’s inability to hire sufficient customer support representatives could result in lower-quality customer support and/or increased customer response times, compromising Nina Footwear’s and the Combined Company’s ability to handle customer complaints effectively.

Changes in consumer tastes and preferences or in consumer spending and other economic or financial market conditions could materially adversely affect Nina Footwear’s and the Combined Company’s business and Nina Footwear’s and the Combined Company’s inability to develop and introduce new merchandise offerings in a timely and cost-effective manner may damage Nina Footwear’s and the Combined Company’s business, financial condition and operating results.

Nina Footwear’s and the Combined Company’s operating results may be materially adversely affected by changes in consumer tastes and preferences. Nina Footwear’s and the Combined Company’s future success depends in part on their ability to anticipate the tastes, shopping habits, trends and lifestyle preferences of consumers and to offer products that appeal to consumer tastes and preferences. Consumer tastes and preferences may change from time to time and can be affected by a number of different trends and other factors that are beyond Nina Footwear’s and the Combined Company’s control. Nina Footwear’s and the Combined Company’s competitors may react more efficiently and effectively to these changes than we can. If we fail to anticipate, identify or react to changes and trends, or to introduce new and improved product offerings on a timely basis, we may experience reduced demand for Nina Footwear’s and the Combined Company’s product offerings, which could materially adversely affect their business, financial condition and operating results.

Furthermore, preferences and overall economic conditions that impact consumer confidence and spending, including discretionary spending, could have a material impact on Nina Footwear’s and the Combined Company’s business. Economic conditions affecting disposable consumer income such as employment levels, business conditions, slower growth or recession, market volatility and related uncertainty, negative financial news, changes in housing market conditions, the availability of credit, interest rates, tax rates, new or increased tariffs, fuel and energy costs, the effect of natural disasters or acts of terrorism, and other matters, including as a result of changing interest rates and inflation and their impact on economic conditions, could reduce consumer spending or cause consumers to shift their spending to lower-priced alternatives, each of which could materially adversely affect Nina Footwear’s and the Combined Company’s business, financial condition and operating results.

In addition to an adverse impact on demand for Nina Footwear’s and the Combined Company’s products, uncertainty about, or a decline in, economic conditions, could have a significant impact on Nina Footwear’s and the Combined Company’s suppliers, logistics providers and other business partners, including resulting in financial instability, inability to obtain credit to finance operations and insolvency. Nina Footwear’s and the Combined Company’s vendors and their manufacturing and assembly activities are located outside the United States, and as a result Nina Footwear’s and the Combined Company’s operations and performance depend on both global and regional economic conditions. These and other economic factors could materially adversely affect Nina Footwear’s and the Combined Company’s business, financial condition and operating results.

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Changes in footwear and clothing costs and availability could materially adversely affect Nina Footwear’s and the Combined Company’s business.

The future success of Nina Footwear’s and the Combined Company’s business depends in part on their ability to anticipate and react to changes in clothing and footwear costs and availability. Nina Footwear and the Combined Company are susceptible to increases in clothing costs as a result of factors beyond their control, such as general economic conditions, market changes, increased competition, general risk of inflation, exchange rate fluctuations, seasonal fluctuations, shortages or interruptions, weather conditions, changes in global climates, shipping delays, global demand, public health crises, such as pandemics and epidemics, generalized infectious diseases, changes in law or policy, declines in fertile or arable lands suitable for growing textiles, the availability of synthetic fabrics, product recalls and government regulations. For example, future pandemic or diseases or climate change on the availability of natural or man-made fabrics and other clothing or footwear materials could materially and adversely affect Nina Footwear’s and the Combined Company’s business, financial condition and operating results. Nina Footwear and the Combined Company generally do not have long-term supply contracts or guaranteed purchase commitments with their suppliers. Additionally, inflation, which has recently been higher than it had in the past several decades, can have both a short-term and a long-term impact on us because of increasing costs of materials, shipping and labor, which may impact Nina Footwear’s and the Combined Company’s ability to maintain satisfactory margins. Nina Footwear and the Combined Company have experienced increases in their product manufacturing costs and other expenses due to inflation. Increases in inflation may not be matched by rises in income, which also could have a negative impact on spending by their customers.

Nina Footwear and the Combined Company may be unable to scale their operations fast enough to bring down their cost of sales and generate revenues sufficient to support their operations.

Nina Footwear believes that in general, the faster it is able to scale up its operations, the lower its cost of sales, as a percentage of revenue, will be, as it believes that certain economics of scale exist with Nina Footwear’s operations. If we are unable to grow Nina Footwear’s and the Combined Company’s business fast enough to take advantage of these economies of scale, Nina Footwear’s and the Combined Company’s operations may suffer, and we may not be profitable.

Nina Footwear’s acquisition, sales and shipping operations require it to manage and communicate with vendors, partners and third parties all over the world.

Nina Footwear’s operations require it to keep in contact with, and communicate with, vendors, partners and third parties all over the world. Nina Footwear’s failure to effectively communicate which such parties, either due to issues with connectivity, communication issues, or changes in time zones, among others, could have a material adverse effect on Nina Footwear’s and the Combined Company’s ability to complete Nina Footwear’s and the Combined Company’s business plan, expand Nina Footwear’s and the Combined Company’s operations, manage Nina Footwear’s and the Combined Company’s sales and growth, and meet customer needs. As a result, such failure could have a material adverse effect on Nina Footwear’s and the Combined Company’s operations, revenues and future growth.

Disruptions in Nina Footwear’s and the Combined Company’s warehouse operations could adversely affect sales and customer satisfaction.

Nina Footwear currently receives, packages and ships merchandise at Nina Footwear’s warehouse located in Dallas, Texas. Nina Footwear depends on the orderly operation of Nina Footwear’s warehouse, and will in the future depend on additional warehouses, to distribute Nina Footwear’s products. Although Nina Footwear believes that its receiving and distribution process is efficient, unforeseen disruptions in operations due to fires, hurricanes, earthquakes or other catastrophic events, labor issues or other shipping problems may result in delays in the delivery of products to Nina Footwear’s and the Combined Company’s warehouse(s), delays in shipping products to customers, or delays in such customers receiving products on a timely basis, which could adversely affect sales and the satisfaction of Nina Footwear’s and the Combined Company’s customers. Separately, if we are unable to adequately staff Nina Footwear’s and the Combined Company’s warehouse(s) or if the cost of such staffing is higher than historical or projected costs, Nina Footwear’s and the Combined Company’s margins may be negatively affected. In addition, warehousing comes with potential risks, such as workplace safety issues and employment claims for the failure or alleged failure to comply with labor laws or laws respecting union organizing activities. Any such issues may result in delays in shipping times or packing quality, and Nina Footwear’s and the Combined Company’s reputation and operating results may be harmed.

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Nina Footwear and the Combined Company face risks associated with product returns and the costs of such returns which could reduce Nina Footwear’s and the Combined Company’s net revenues and results of operations.

Nina Footwear’s customers are able to return products which they are shipped. If we do not do a good job anticipating the upcoming trends or ship items to customers and members that do not fit their style and receive a higher return rate than expected, we could lose money on shipping costs and could have to find ways to unload excess inventory at prices below those anticipated. From time to time, Nina Footwear’s and the Combined Company’s products are damaged in transit, which can increase return rates and harm Nina Footwear’s and the Combined Company’s brand.

Both Kidpik and Nina Footwear are in the process of upgrading to an Enterprise Resource Planning System.

Kidpik and Nina Footwear are in the process of upgrading to an Enterprise Resource Planning (ERP) system. This upgrade involves several risks that Kidpik and Nina Footwear must carefully navigate. One significant risk is data integrity. During migration, inaccuracies may arise, potentially leading to flawed financial reporting and compliance issues. Additionally, changes to the systems can disrupt established internal controls, increasing vulnerability to errors or fraud. System downtime during the upgrade can impede business operations, while inadequate user training may result in operational inefficiencies and further reporting inaccuracies. Cybersecurity risks also escalate, as updates may expose new vulnerabilities that cybercriminals could exploit. Lastly, poor communication with stakeholders regarding the upgrade process can erode trust and create uncertainty. Addressing these risks through thorough planning and effective change management is essential to ensure a smooth transition and maintain regulatory compliance.

Nina Footwear relies upon independent third-party transportation providers for substantially all of Nina Footwear’s ecommerce direct to consumer sales and is subject to increased shipping costs as well as the potential inability of Nina Footwear’s third-party transportation providers to deliver on a timely basis.

Nina Footwear currently relies upon independent third-party transportation providers for substantially all of Nina Footwear’s ecommerce sales, including shipments to and from all of its customers, and currently relies on FedEx SmartPost shipping in connection with U.S. Postal Service for substantially all of Nina Footwear’s direct to consumer shipping needs.

Nina Footwear’s and the Combined Company’s utilization of these delivery services (and more specifically, FedEx via the U.S. Post Office) for shipments is subject to risks which may impact a shipping company’s ability to provide delivery services that adequately meet Nina Footwear’s and the Combined Company’s shipping needs, including risks related to employee strikes, labor and capacity constraints, port security considerations, trade policy changes or restrictions, military conflicts, acts of terrorism, accidents, natural disasters and inclement weather.

Nina Footwear’s gross margins could be adversely affected if we are unable to manage Nina Footwear’s inventory effectively.

The nature of the footwear and apparel industry requires Nina Footwear to carry a significant amount of inventory. Merchandise usually must be ordered well in advance of the season and frequently before apparel trends are confirmed by customer purchases. Nina Footwear may enter into contracts for the purchase and manufacture of merchandise well in advance of the applicable selling season. As a result, Nina Footwear is vulnerable to demand and pricing shifts and to sub-optimal selection and timing of merchandise purchases. If sales do not meet expectations (for example, due to decreased demand due to deteriorating economic conditions or recessions), too much inventory may cause excessive markdowns and, therefore, lower-than-planned margins. Nina Footwear has not always predicted customers’ preferences with accuracy and may have issues predicting preferences in the future. Nina Footwear’s and the Combined Company’s failure to accurately predict market trends and manage Nina Footwear’s and the Combined Company’s inventory may require us to write-down future inventory or sell such inventory at a loss.

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Nina Footwear is exposed to the risk of write-downs on the value of its inventory and other assets.

Nina Footwear records a write-down for product inventories that have become obsolete or exceed anticipated demand, or for which cost exceeds net realizable value. Nina Footwear reviews long-lived assets and inventory for impairment whenever events or circumstances indicate the assets may not be recoverable. If Nina Footwear determines that an impairment has occurred, it records a write-down equal to the amount by which the carrying value of the asset exceeds its fair value. In the future, Nina Footwear may incur write-downs, fees, impairments and other charges, and such impairments may be material and may materially adversely affect Nina Footwear’s cash flows, results of operations and working capital. Nina Footwear did not have any write-downs for the years ended December 31, 2023 and 2022, or for the three or six months ended June 30, 2024 and 2023.

Nina Footwear’s and the Combined Company’s ability to source their merchandise could be negatively impacted if new trade restrictions are imposed or existing trade restrictions become more burdensome.

China, where Nina Footwear’s products have historically been manufactured, may impose additional quotas, duties, tariffs, or other restrictions or regulations, or may adversely adjust prevailing quota, duty, or tariff levels. These restrictions or regulations could have an adverse effect on Nina Footwear’s and the Combined Company’s financial statements for the period or periods for which the applicable final determinations are made. Countries impose, modify, and remove tariffs and other trade restrictions in response to a diverse array of factors, including global and national economic and political conditions, which make it impossible for us to predict future developments regarding tariffs and other trade restrictions. Trade restrictions, including tariffs, quotas, embargoes, safeguards, and customs restrictions, could increase the cost or reduce the supply of products available to Nina Footwear or may require Nina Footwear to modify its future supply chain organization or other business practices, any of which could harm Nina Footwear’s and the Combined Company’s business, financial condition, and results of operations. Nina Footwear is dependent on international trade agreements and regulations. If the United States were to withdraw from or materially modify certain international trade agreements, Nina Footwear’s and the Combined Company’s business could be adversely affected.

In recent years, the U.S. government has imposed increased tariffs on certain imports from China. Additional tariffs may be imposed on other imports from China in the future, including on items that Nina Footwear imports. Such tariffs could require Nina Footwear to increase prices, which could reduce the competitiveness of Nina Footwear’s products or, if it does not increase prices, result in lower gross margin on products sold. In either case, increased tariffs or trade restrictions implemented by the United States or other countries in connection with a global trade war could have a material adverse effect on Nina Footwear’s and the Combined Company’s business, financial condition and results of operations.

Nina Footwear’s business is highly dependent upon its ability to identify and respond to new and changing fashion trends, customer preferences, and other related factors. Nina Footwear’s and the Combined Company’s inability to identify and respond to these new trends may lead to inventory markdowns and write-offs, which could adversely affect Nina Footwear’s and the Combined Company’s brand image.

Nina Footwear’s and the Combined Company’s success depends in large part upon Nina Footwear’s and the Combined Company’s ability to effectively identify and respond to changing fashion trends and consumer demands and to translate market trends into desired product offerings. Nina Footwear’s and the Combined Company’s failure to identify and react appropriately to new and changing fashion trends or tastes, to accurately forecast demand for certain product offerings, could lead to, among other things, excess or insufficient amounts of inventory, markdowns, write-offs, and lower product margins, any of which could materially adversely affect Nina Footwear’s and the Combined Company’s business. Because Nina Footwear’s and the Combined Company’s success depends significantly on their brand image, damage to Nina Footwear’s and the Combined Company’s brand image as a result of their failure to identify and respond to changing fashion trends could have a material negative impact on Nina Footwear and the Combined Company. Nina Footwear often places orders for products ahead of when the product will be sold. Therefore, Nina Footwear is, and the Combined Company will be, vulnerable to changes in consumer preference and demand, and pricing shifts, between the time they design and order their products and when the merchandise will be sold. There can be no assurance that Nina Footwear will be able to adequately and timely respond to the preferences of Nina Footwear’s customers. The failure of any of Nina Footwear’s and the Combined Company’s product offerings to appeal to Nina Footwear’s and the Combined Company’s customers could have a material adverse effect on Nina Footwear’s and the Combined Company’s business, results of operations, and financial condition.

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Nina Footwear’s and the Combined Company’s ability to grow their operations and revenues depends on their ability to attract new customers.

Nina Footwear’s and the Combined Company’s ability to grow their operations and revenues depends on their ability to cost-effectively attract new customers. To do that, Nina Footwear must appeal to and acquire customers who have historically used other means to purchase apparel, shoes, and accessories, such as traditional brick-and-mortar apparel retailers or the websites of Nina Footwear’s competitors. Nina Footwear also faces competition for customers from other wholesalers and retailers who offer or plan to offer similar services. Nina Footwear reaches new accounts and customers through networking, paid marketing, referral programs, organic word of mouth, email, and other methods of discovery, such as mentions in the press or internet search engine results. Although we expect to increase marketing spend over time, Nina Footwear’s and the Combined Company’s marketing activity and spend may vary from period to period and we may adjust Nina Footwear’s and the Combined Company’s marketing strategy or spend within a period if we are not achieving the intended results or if we believe the return-on-investment is not favorable, which may result in faster or slower rates of active client growth in any given period. Moreover, new customers may not purchase from Nina Footwear as frequently or spend as much with Nina Footwear as existing customers, and the revenue generated from new customers may not be as high as the revenue generated from Nina Footwear’s existing customers.

Disruptions in Nina Footwear’s and the Combined Company’s data and information systems could harm Nina Footwear’s and the Combined Company’s reputation and their ability to run their business.

Nina Footwear relies extensively on data and information systems for its supply chain, order processing algorithm, fulfillment operations, financial reporting, human resources and various other operations, processes and transactions. Furthermore, a significant portion of the communications between, and storage of personal data of, Nina Footwear’s personnel, customers and suppliers depend on information technology. Nina Footwear’s and the Combined Company’s data and information systems are subject to damage or interruption from power outages, computer and telecommunications failures, computer viruses, security breaches (including breaches of Nina Footwear’s and the Combined Company’s transaction processing or other systems that could result in the compromise of confidential customer data), catastrophic events, data breaches and usage errors by Nina Footwear’s and the Combined Company’s employees or third-party service providers. Nina Footwear’s and the Combined Company’s data and information technology systems may also fail to perform as we anticipate, and we may encounter difficulties in adapting these systems to changing technologies or expanding them to meet the future needs of Nina Footwear’s and the Combined Company’s business. If Nina Footwear’s and/or the Combined Company’s systems are breached again, damaged or cease to function properly, we may have to make significant investments to fix or replace them, suffer interruptions in Nina Footwear’s and the Combined Company’s operations, incur liability to Nina Footwear’s and the Combined Company’s customers and others or face costly litigation, and Nina Footwear’s and the Combined Company’s reputation with their customers may be harmed. Nina Footwear also relies on third parties for a majority of its data and information systems, including for third-party hosting and payment processing. If these facilities fail, or if they suffer a security breach or interruption or degradation of service, a significant amount of Nina Footwear’s and the Combined Company’s data could be lost or compromised and Nina Footwear’s and the Combined Company’s ability to operate their business and deliver their product offerings could be materially impaired. In addition, various third parties, such as Nina Footwear’s suppliers and payment processors, also rely heavily on information technology systems, and any failure of these systems could also cause loss of sales, transactional or other data and significant interruptions to Nina Footwear’s and the Combined Company’s business. Any material interruption in the data and information technology systems Nina Footwear relies on, including the data or information technology systems of third parties, could materially adversely affect Nina Footwear’s and the Combined Company’s business, financial condition and operating results.

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Nina Footwear’s and the Combined Company’s business may in the future be, subject to data security risks, including security breaches.

Nina Footwear, or Nina Footwear’s third-party vendors on Nina Footwear’s behalf, collect, process, store and transmit substantial amounts of information, including information about Nina Footwear’s customers. Nina Footwear takes steps to protect the security and integrity of the information it collects, processes, stores or transmits, but there is no guarantee that inadvertent or unauthorized use or disclosure will not occur or that third parties will not gain unauthorized access to this information despite such efforts. Security breaches, computer malware, computer hacking attacks and other compromises of information security measures have become more prevalent in the business world and may occur on Nina Footwear’s and the Combined Company’s systems or those of Nina Footwear’s and the Combined Company’s vendors in the future. Large internet companies and websites have from time to time disclosed sophisticated and targeted attacks on portions of their websites, and an increasing number have reported such attacks resulting in breaches of their information security. Nina Footwear and the Combined Company and Nina Footwear’s and the Combined Company’s third-party vendors are at risk of suffering from attacks and breaches. Although we plan to take steps to maintain confidential and proprietary information on Nina Footwear’s and the Combined Company’s information systems, these measures and technology may not adequately prevent security breaches and we expect to rely on Nina Footwear’s and the Combined Company’s third-party vendors to take appropriate measures to protect the security and integrity of the information on those information systems. Because techniques used to obtain unauthorized access to or to sabotage information systems change frequently and may not be known until launched against us, we may be unable to anticipate or prevent these attacks. In addition, a party who is able to illicitly obtain a customer’s identification and password credentials may be able to access the customer’s account and certain account data.

Any actual or suspected security breach or other compromise of Nina Footwear’s and/or the Combined Company’s security measures or those of Nina Footwear’s and the Combined Company’s third-party vendors, whether as a result of hacking efforts, denial-of-service attacks, viruses, malicious software, break-ins, phishing attacks, social engineering or otherwise, could harm Nina Footwear’s and the Combined Company’s reputation and business, damage Nina Footwear’s and the Combined Company’s brand and make it harder to retain existing customers or acquire new ones, require us to expend significant capital and other resources to address the breach, and result in a violation of applicable laws, regulations or other legal obligations. Nina Footwear’s and the Combined Company’s insurance policies may not cover, or may not be adequate to reimburse us for, losses caused by any such security breach.

Nina Footwear relies and the Combined Company will rely on email and other messaging services to connect with their customers and potential customers. Nina Footwear’s and the Combined Company’s customers may be targeted by parties using fraudulent spoofing and phishing emails to misappropriate passwords, payment information or other personal information or to introduce viruses through Trojan horse programs or otherwise through Nina Footwear’s and the Combined Company’s customers’ computers, smartphones, tablets or other devices. Despite Nina Footwear’s and the Combined Company’s efforts to mitigate the effectiveness of such malicious email campaigns through product improvements, spoofing and phishing may damage Nina Footwear’s and the Combined Company’s brand and increase their costs. Any of these events or circumstances could materially adversely affect Nina Footwear’s and the Combined Company’s business, financial condition and operating results.

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Nina Footwear’s websites have in the past encountered, and Nina Footwear’s and the Combined Company’s websites may in the future encounter, technical problems and service interruptions.

Nina Footwear’s and the Combined Company’s websites have in the past encountered, and may in the future experience, slower response times or interruptions as a result of increased traffic or other reasons. These delays and interruptions resulting from failure to maintain internet service connections to Nina Footwear’s and the Combined Company’s site have in the past and may in the future frustrate visitors and reduce Nina Footwear’s and the Combined Company’s future web site traffic, which could have a material adverse effect on Nina Footwear’s and the Combined Company’s business.

Disruptions to Nina Footwear’s product delivery systems and failure to effectively manage inventory based on business trends across various distribution channels could have a material adverse effect on Nina Footwear’s business, financial condition, results of operations, and liquidity.

Nina Footwear’s products are manufactured overseas and most of its products are shipped via ocean freight carriers. The trend-focused nature of the fashion industry and the rapid changes in customer preferences leave Nina Footwear vulnerable to the risk of inventory obsolescence. Nina Footwear’s reliance upon ocean freight transportation for the delivery of its inventory exposes Nina Footwear to various inherent risks, including port congestion, severe weather conditions, natural disasters, and terrorism, any of which could result in delivery delays and inefficiencies, increase its costs, and disrupt its business.

Any severe and prolonged disruption to ocean freight transportation could force Nina Footwear to rely on alternate and more expensive transportation methods. Efficient and timely inventory deliveries and proper inventory management are important factors in its operations. Inventory shortages can adversely affect the timing of shipments to customers and diminish sales and brand loyalty. Conversely, excess inventories can result in lower gross profit due to the increased discounts and markdowns that may be necessary to reduce high inventory levels. Severe and extended delays in the delivery of Nina Footwear’s inventory or its inability to effectively manage its inventory could have a material adverse effect on its business, financial condition, results of operations, and liquidity.

Nina Footwear’s reliance on foreign manufacturers to provide materials, or produce its goods in a timely manner, or to meet its quality standards could cause problems if Nina Footwear experiences a supply chain disruption and Nina Footwear is unable to secure an alternative source of raw materials or end products.

Nina Footwear does not own or operate any foreign manufacturing facilities, and, therefore, is dependent upon third parties to manufacture all of its products. During 2023, all of its purchases were manufactured in China. Nina Footwear also has no long-term manufacturing, or supply contracts with any of its suppliers, or manufacturers for the production and supply of its raw materials and products, and Nina Footwear competes with other companies for raw materials and production space. The risks inherent in the reliance on foreign manufacturing include work stoppages, transportation delays, public health emergencies, social unrest, changes in local economic and political conditions, and geopolitical conditions.

Nina Footwear has experienced, and may in the future experience, a significant disruption in the supply of raw materials and products and may be unable to locate alternative suppliers of comparable quality at an acceptable price, or at all. In addition, if Nina Footwear experiences significant increased demand, or if Nina Footwear needs to replace an existing supplier or manufacturer, Nina Footwear may be unable to locate additional supplies of raw materials or additional manufacturing capacity on terms that are acceptable to Nina Footwear, or at all, or Nina Footwear may be unable to locate any supplier or manufacturer with sufficient capacity to meet its requirements or fill its orders in a timely manner. Identifying a suitable supplier is an involved process that requires Nina Footwear to become satisfied with its quality control, responsiveness, and service, financial stability, and labor, and other ethical practices. Even if Nina Footwear is able to expand existing or find new manufacturing sources, Nina Footwear may encounter delays in production, and added costs as a result of the time it takes to train its suppliers and manufacturers in its methods, products, and quality control standards.

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Nina Footwear’s supply of raw materials or manufacture of its products could be disrupted or delayed by the impact of health pandemics, and the related government and private sector responsive actions such as border closures, restrictions on product shipments, and travel restrictions. Delays related to supplier changes could also arise due to an increase in shipping times if new suppliers are located farther away from its markets or from other participants in its supply chain. For example, the receipt of inventory sourced from areas impacted by COVID-19 was, in some cases, slowed or disrupted and its manufacturers faced similar challenges in receiving raw materials and fulfilling its orders. In addition, ocean freight was disrupted worldwide due to COVID-19 as there was much greater demand for shipping and reduced capacity and equipment in the post-pandemic recovery period. Any delays, interruption, or increased costs in the supply of raw materials, or manufacture of its products could have an adverse effect on its ability to meet customer demand for Nina Footwear’s products and have a material negative effect on its business, financial condition, results of operations, and liquidity.

Changes in trade policies and tariffs imposed by the United States government and the governments of other nations could have a material adverse effect on Nina Footwear’s business and results of operations.

Nina Footwear’s operations are dependent upon products purchased, manufactured, and sold internationally. Nina Footwear’s sources of supply are subject to the usual risks of doing business abroad, such as the implementation of, or potential changes in, foreign and domestic trade policies, increases in import duties, anti-dumping measures, quotas, safeguard measures, trade restrictions, restrictions on the transfer of funds and, in certain parts of the world, political instability and terrorism.

Changes in regulatory, geopolitical, social, economic, or monetary policies and other factors may have a material adverse effect on Nina Footwear’s business in the future or may require it to exit a particular market or significantly modify its current business practices within that market. For example, in recent years both the U.S. and China have imposed new tariffs on each other related to the importation of certain product categories, including imports of select footwear, accessories, and apparel into the U.S. from China. If the U.S. decides to impose additional tariffs on footwear and accessories, or any other of its goods imported from China, there can be no assurance that Nina Footwear will be able to offset all related increased costs. This potential increase in costs could be material to its business operations because all of its products are currently sourced from China. Nina Footwear cannot predict if, and to what extent, there will be changes to international trade agreements or the resulting impact of any such changes on its business operations.

Nina Footwear’s business is exposed to foreign exchange rate fluctuations.

Nina Footwear makes most of its purchases in U.S. dollars. However, Nina Footwear sources all of its products from China, and as such, the cost of these products may be affected by changes in the value of the relevant currencies against the U.S. dollar. Changes in currency exchange rates may also affect the relative prices at which Nina Footwear and its foreign competitors sell products in the same market. Nina Footwear is also exposed to gains and losses resulting from the effect that fluctuations in foreign currency exchange rates have on the reported results in its financial statements due to the translation of the operating results and financial position of its foreign subsidiaries. There can be no assurance that foreign currency fluctuations will not have a material adverse effect on Nina Footwear’s business, financial condition, results of operations, and liquidity.

Disruption of its information technology systems and websites could adversely affect Nina Footwear’s financial results and its business reputation.

Nina Footwear is heavily dependent upon its information technology systems to record and process transactions and manage and operate all aspects of its business. Nina Footwear also has an e-commerce website for direct retail sales.

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Given the nature of its business and the significant number of transactions in which Nina Footwear engages annually, it is essential that Nina Footwear maintains constant operation of its information technology systems and website and that they operate effectively. Nina Footwear depends on its in-house information technology, employees and third parties, including “cloud” service providers, to maintain and periodically update and upgrade its systems and websites to support the growth of its business. Nina Footwear also maintains off-site server data facilities that record and process information regarding its vendors and customers and their transactions with Nina Footwear.

Nina Footwear’s information technology systems and website may, from time to time, be vulnerable to damage or interruption from events such as computer viruses, security breaches, power outages, and difficulties in replacing or integrating the systems of acquired businesses. Any such problems or interruptions could result in loss of valuable business data, its customers’ or employees’ personal information, disruption of its operations, and other adverse impacts to its business and require significant expenditures by Nina Footwear to remediate any such failure, problem, or breach. In addition, Nina Footwear must comply with increasingly complex regulatory standards enacted to protect business and personal data and an inability to maintain compliance with these regulatory standards could subject Nina Footwear to legal risks and penalties. Although Nina Footwear maintains disaster recovery centers and insurance coverage aimed at addressing certain of these risks, there can be no assurance that insurance coverage will be available, or that the amounts of coverage will be adequate to cover a specific loss.

Nina Footwear’s business and reputation could be adversely affected if its computer systems, or the systems of its business partners, or service providers, become subject to a data security, or privacy breach, or other disruption from a third party.

In addition to its own confidential and proprietary business information, a routine part of its business includes the gathering, processing, and retention of sensitive and confidential information pertaining to its customers, employees, and others. Nina Footwear, its business partners, or its service providers may not have the resources or technical sophistication to anticipate or prevent the rapidly evolving and complex cyber-attacks being unleashed by increasingly sophisticated hackers and data thieves. As a result, its facilities and information technology systems, as well as those of its business partners and third-party service providers, may be vulnerable to cyber-attacks and breaches, acts of vandalism, ransomware, software viruses and other similar types of malicious activities. In the past, Nina Footwear has been subject to a cyber security breach. Any actual or threatened cyber-attack may cause Nina Footwear to incur unanticipated costs, including costs related to the hiring of additional computer experts, business interruption, engaging third-party cyber security consultants, and upgrading its information security technologies. As a result of recent security breaches at a number of prominent companies, the media and public scrutiny of information security and privacy has become more intense and the regulatory environment has become more uncertain. Any compromise or breach of its information technology systems or those of its business partners or service providers that results in the misappropriation, loss, or other unauthorized disclosure of a customer’s or other person’s private, confidential, or proprietary information could result in:

●	a loss of confidence in Nina Footwear by its customers and business partners;

●	violate applicable privacy and other laws;

●	expose Nina Footwear to litigation and significant potential liability; or

●	require Nina Footwear to expend significant resources to remedy any such breach and redress any damages cause by such a breach.

Nina Footwear must also comply with increasingly rigorous regulatory standards for the protection of business and personal data enacted in the U.S., Europe, and elsewhere. Some examples include the European Union’s General Data Protection Regulation (the “GDPR”), the California Consumer Privacy Act (“CCPA”), and the California Privacy Rights Act (“CPRA”). These regulations impose additional obligations on companies concerning the handling of personal data and provides certain individual privacy rights to persons whose data is stored. Nina Footwear’s compliance with existing, proposed, and recently enacted laws (including implementation of the privacy and process enhancements required by these regulations) and regulations can be costly. Any failure by Nina Footwear to comply with these regulatory standards could subject Nina Footwear to significant legal, financial, and reputational harm. Nina Footwear did not have any material cases of information security breaches in the last three years, and Nina Footwear has not incurred any material expenses from security breaches, penalties, or settlements during this period.

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If its manufacturers fail to use acceptable labor practices or to otherwise comply with local laws and other standards, Nina Footwear’s business reputation could suffer.

Nina Footwear’s products are manufactured by numerous independent manufacturers outside of the United States. Nina Footwear imposes on its manufacturers, environmental, health and safety standards for the benefit of their labor force. In addition, Nina Footwear requires these manufacturers to comply with applicable standards for product safety. However, Nina Footwear does not control its independent manufacturers, or their labor, product safety, and other business practices. From time to time, its independent manufacturers may not comply with such standards or applicable local law. The violation of such standards and laws by one of its independent manufacturers, or the divergence of a manufacturer’s labor practices from those generally accepted as ethical in the United States, could harm its reputation, result in a product recall or require Nina Footwear to curtail its relationship with and locate a replacement for such manufacturer. Nina Footwear could also be the focus of adverse publicity and its reputation could be damaged. Any of these events could have a material adverse effect on its business, financial condition, results of operations, and liquidity.

Nina Footwear’s business is, and the Combined Company’s business will be, exposed to risks associated with credit card and other online payment chargebacks and fraud.

Some of Nina Footwear’s revenue is processed through credit cards and other online payments (including PayPal). If Nina Footwear’s and the Combined Company’s refunds or chargebacks increase, Nina Footwear’s and the Combined Company’s processors could require them to create reserves, increase fees or terminate their contracts, which would have an adverse effect on Nina Footwear’s and the Combined Company’s financial condition. Nina Footwear’s and the Combined Company’s failure to limit fraudulent transactions conducted on their websites, such as through the use of stolen credit card numbers, could also subject them to liability and adversely impact their reputation.

Nina Footwear and the Combined Company could also incur significant fines or lose Nina Footwear’s and the Combined Company’s ability to give customers the option of using credit cards to pay for their products if they fail to follow payment card industry data security standards, even if there is no compromise of customer information.. If Nina Footwear and/or the Combined Company are unable to accept credit card payments, their business, financial condition and operating results may be adversely affected.

In addition, Nina Footwear and/or the Combined Company could be liable if there is a breach of the payment information. Online commerce and communications depend on the secure transmission of confidential information over public networks. Nina Footwear relies, and the Combined Company will rely, on encryption and authentication technology to authenticate and secure the transmission of confidential information, including cardholder information. However, this technology may not prevent breaches of the systems they use to protect cardholder information. Data breaches can also occur as a result of non-technical issues. Under Nina Footwear’s contracts with its processors, if there is unauthorized access to, or disclosure of, credit card information we store, Nina Footwear or the Combined Company could be liable to the credit card issuing banks for their cost of issuing new cards and related expenses.

There may be losses or unauthorized access to or releases of confidential information, including personally identifiable information, that could subject Nina Footwear or the Combined Company to significant reputational, financial, legal and operational consequences.

Nina Footwear’s business requires it to use, transmit and store confidential information including, among other things, personally identifiable information (“PII”) with respect to among other things, its customers and employees. Nina Footwear devotes significant resources to network and data security, including through the use of encryption and other security measures intended to protect its systems and data. But these measures cannot provide absolute security, and losses or unauthorized access to or releases of confidential information could occur and could materially adversely affect Nina Footwear’s reputation, financial condition and operating results. Nina Footwear’s business also requires it to share confidential information with third parties. Although Nina Footwear takes steps to secure confidential information that is provided to third parties, such measures are not always effective and losses or unauthorized access to or releases of confidential information occur and could materially adversely affect Nina Footwear’s reputation, financial condition and operating results.

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For example, the Company may experience a security breach impacting Nina Footwear’s information technology systems that compromises the confidentiality, integrity or availability of confidential information. Such an incident could, among other things, impair Nina Footwear’s ability to attract and retain customers for its products, impact the Combined Company’s stock price, materially damage supplier relationships, and expose the Nina Footwear and the Combined Company to litigation or government investigations, which could result in penalties, fines or judgments against the Nina Footwear and the Combined Company.

Under payment card rules and obligations, if cardholder information is potentially compromised, Nina Footwear and the Combined Company could be liable for associated investigatory expenses and could also incur significant fees or fines if Nina Footwear and/or the Combined Company fails to follow payment card industry data security standards. Nina Footwear and the Combined Company could also experience a significant increase in payment card transaction costs or lose the ability to process payment cards if they fail to follow payment card industry data security standards, which would materially adversely affect Nina Footwear’s and the Combined Company’s reputation, financial condition and operating results.

Nina Footwear’s and the Combined Company’s business is subject to a wide variety of U.S. and foreign government laws and regulations. These laws and regulations, as well as any new or changed laws or regulations, could disrupt Nina Footwear’s and the Combined Company’s operations or increase Nina Footwear’s and the Combined Company’s compliance costs. Failure to comply with such laws and regulations could have a further adverse impact on Nina Footwear’s and the Combined Company’s business.

Nina Footwear is, and the Combined Company will be, subject to a wide variety of laws and regulations relating to the markets in which they operate or to various aspects of Nina Footwear’s and the Combined Company’s business. Laws and regulations at the foreign, federal, state and local levels frequently change, and we cannot always reasonably predict the impact from, or the ultimate cost of compliance with, future regulatory or administrative changes. Changes in law, the imposition of new or additional regulations or the enactment of any new or more stringent legislation that impacts employment and labor, trade, advertising and marketing practices, pricing, consumer credit offerings, product testing and safety, transportation and logistics, health care, tax, accounting, privacy and data security, health and safety, financial crimes and sanctions or environmental issues, among others, could require us to change the way we do business and could have a material adverse impact on Nina Footwear’s and the Combined Company’s sales, profitability, cash flows and financial condition. Moreover, Nina Footwear’s and the Combined Company’s production, marketing, advertising and other business practices could become the subject of proceedings before regulatory authorities or the subject of claims by other parties that could require us to alter or end those practices or adopt new practices that are not as effective or are more expensive.

In addition, Nina Footwear’s operations are, and the Combined Company’s operations will be, subject to federal, state, provincial and local laws and regulations relating to pollution, environmental protection, occupational health and safety and labor and employee relations. New or different laws or regulations could increase direct compliance costs for us or may cause Nina Footwear’s and the Combined Company’s vendors to raise the prices they charge us because of increased compliance costs. Further, the adoption of a multi-layered regulatory approach to any one of the state or federal laws or regulations to which Nina Footwear or the Combined Company are subject, particularly where the layers are in conflict, could require alteration of Nina Footwear’s and the Combined Company’s processes which may adversely impact Nina Footwear’s and the Combined Company’s business. Nina Footwear and the Combined Company may not be in complete compliance with all such requirements at all times and, even when we believe that they are in complete compliance, a regulatory agency may determine that they are not. Nina Footwear’s and the Combined Company’s operations could also be impacted by a number of pending legislative and regulatory proposals in the United States and other countries to address global climate change. These actions could increase costs associated with Nina Footwear’s and the Combined Company’s operations, including costs for raw materials, pollution control equipment and transportation. Because it is uncertain what laws will be enacted, we cannot predict the potential impact of such laws on Nina Footwear’s and the Combined Company’s business, financial condition, and results of operations. Additionally, Nina Footwear’s and the Combined Company’s operations and those of Nina Footwear’s and the Combined Company’s suppliers are subject to foreign exchange, tariff, environmental, tax and regulatory compliance risks, among others, which could have a material adverse effect on Nina Footwear’s and the Combined Company’s business, financial condition, and results of operations.

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As a distributor of consumer products, Nina Footwear is, and the Combined Company will be, subject to the Consumer Products Safety Act, which empowers the Consumer Products Safety Commission (CPSC) to exclude from the market products that are found to be unsafe or hazardous. Nina Footwear is also, and the Combined Company will be, subject to the Consumer Product Safety Improvement Act, which requires that children’s products: (a) comply with all applicable children’s product safety rules; (b) be tested for compliance by a CPSC-accepted accredited laboratory, unless subject to an exception; (c) have a written Children’s Product Certificate that provides evidence of the product’s compliance; and (d) have permanent tracking information affixed to the product and its packaging where practicable. Under certain circumstances, the Consumer Products Safety Commission could require us to repurchase or recall one or more of Nina Footwear’s and the Combined Company’s products. In addition, laws regulating certain consumer products exist in some cities and states in which Nina Footwear and the Combined Company products are/will be sold, and more restrictive laws and regulations may be adopted in the future. Any repurchase or recall of Nina Footwear’s and the Combined Company’s products could be costly to us and could damage Nina Footwear’s and the Combined Company’s reputation. If we were required to remove, or we voluntarily removed, Nina Footwear’s and the Combined Company’s products from the market, Nina Footwear’s and/or the Combined Company’s reputation could be tarnished and they could have large quantities of products that we are unable to sell.

Several states currently have laws in effect that are similar to, and, in certain cases, more restrictive than, these federal laws. Compliance with all of these regulations is costly and time-consuming. Inadvertent violation of any of these regulations could cause us to incur fines and penalties and may also lead to restrictions on Nina Footwear’s and the Combined Company’s ability to manufacture and sell Nina Footwear’s and the Combined Company’s products and services and to import or export the products we sell, all of which could have a negative effect on revenues or gross profit.

Government regulation of the internet and e-commerce is evolving, and unfavorable changes or failure by us to comply with these regulations could substantially harm Nina Footwear’s and the Combined Company’s business and results of operations.

Nina Footwear is, and the Combined Company will be, subject to general business regulations and laws as well as regulations and laws specifically governing the internet and e-commerce. Existing and future regulations and laws could impede the growth of the internet, e-commerce or mobile commerce. These regulations and laws may involve taxes, tariffs, privacy and data security, anti-spam, content protection, electronic contracts and communications, consumer protection and internet neutrality. It is not clear how existing laws governing issues such as property ownership, sales and other taxes, and consumer privacy apply to the internet as the vast majority of these laws were adopted prior to the advent of the internet and do not contemplate or address the unique issues raised by the internet or e-commerce. It is possible that general business regulations and laws, or those specifically governing the internet or e-commerce, may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or Nina Footwear’s and the Combined Company’s practices. Nina Footwear cannot be sure that Nina Footwear’s practices have complied, comply or will comply fully with all such laws and regulations. Any failure, or perceived failure, by us to comply with any of these laws or regulations could result in damage to Nina Footwear’s and the Combined Company’s reputation, a loss in business and proceedings, or actions against us by governmental entities or others. Any such proceeding or action could hurt Nina Footwear’s and the Combined Company’s reputation, force us to spend significant amounts in defense of these proceedings, distract Nina Footwear’s and the Combined Company’s management, increase Nina Footwear’s and the Combined Company’s costs of doing business, decrease the use of Nina Footwear’s and the Combined Company’s sites by customers and suppliers and may result in the imposition of monetary liability. Nina Footwear and the Combined Company may also be contractually liable to indemnify and hold harmless third parties from the costs or consequences of non-compliance with any such laws or regulations. In addition, it is possible that governments of one or more countries may seek to censor content available on Nina Footwear’s and the Combined Company’s websites or may even attempt to completely block access to Nina Footwear’s and the Combined Company’s websites. Adverse legal or regulatory developments could substantially harm Nina Footwear’s and the Combined Company’s business. In particular, in the event that they are restricted, in whole or in part, from operating in one or more countries, Nina Footwear’s and the Combined Company’s ability to retain or increase Nina Footwear’s and the Combined Company’s customer base may be adversely affected, and we may not be able to maintain or grow Nina Footwear’s and the Combined Company’s net revenue and expand Nina Footwear’s and the Combined Company’s business as anticipated.

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Failure to comply with federal, state and foreign laws and regulations relating to privacy, data protection and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection and consumer protection, could adversely affect Nina Footwear’s and the Combined Company’s business and financial condition.

A variety of federal, state and foreign laws and regulations govern the collection, use, retention, sharing and security of consumer data. Laws and regulations relating to privacy, data protection and consumer protection are evolving and subject to potentially differing interpretations. These requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another or may conflict with other rules or Nina Footwear’s and the Combined Company’s practices. As a result, Nina Footwear’s and the Combined Company’s practices may not have complied or may not comply in the future with all such laws, regulations, requirements and obligations. Any failure, or perceived failure, by us to comply with any federal, state or foreign privacy or consumer protection-related laws, regulations, industry self-regulatory principles, industry standards or codes of conduct, regulatory guidance, orders to which we may be subject or other legal obligations relating to privacy or consumer protection could adversely affect Nina Footwear’s and the Combined Company’s reputation, brand and business, and may result in claims, investigations, proceedings or actions against us by governmental entities or others or other liabilities or require us to change Nina Footwear’s and the Combined Company’s operations.

Nina Footwear collects, stores, processes, and uses personal information and other customer data, and relies on third parties that are not directly under Nina Footwear’s control to manage certain of these operations and to collect, store, process and use payment information. Nina Footwear’s and the Combined Company’s customers’ personal information may include names, addresses, phone numbers, email addresses, payment card data, and payment account information, as well as other information. Due to the volume and sensitivity of the personal information and data that they and these third parties manage, the security features of Nina Footwear’s and the Combined Company’s information systems are critical. If Nina Footwear’s and the Combined Company’s security measures, some of which are managed by third parties, are breached or fail, unauthorized persons may be able to access sensitive customer data, including payment card data. In the past, Nina Footwear has been subject to a cyber security breach. If we or Nina Footwear’s and the Combined Company’s independent service providers or business partners experience a breach of systems that collect, store or process Nina Footwear’s and the Combined Company’s customers’ sensitive data, Nina Footwear’s and the Combined Company’s brand could be harmed, sales of Nina Footwear’s and the Combined Company’s products could decrease, and we could be exposed to claims, losses, administrative fines, litigation or regulatory and governmental investigations and proceedings. Any such claim, investigation, proceeding or action could hurt Nina Footwear’s and the Combined Company’s reputation, brand and business, force us to incur significant expenses in defense of such proceedings, distract Nina Footwear’s and the Combined Company’s management, increase Nina Footwear’s and the Combined Company’s costs of doing business, result in a loss of customers and suppliers and may result in the imposition of monetary penalties and administrative fines. Depending on the nature of the information compromised, we may also have obligations to notify users, law enforcement, or payment companies about the incident and may need to provide some form of remedy, such as refunds, for the individuals affected by the incident.

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Privacy laws, rules, and regulations are constantly evolving in the United States and abroad and may be inconsistent from one jurisdiction to another. Nina Footwear and the Combined Company expect that new industry standards, laws and regulations will continue to be proposed regarding privacy, data protection and information security in many jurisdictions, including the California Consumer Privacy Act of 2018, which went effective January 1, 2020, the California Consumer Privacy Rights Act, which went effective on January 1, 2023, the Colorado Privacy Act, which went effective on July 1, 2023 and the Virginia Consumer Data Protection Act, which went effective on January 1, 2023, and others. Nina Footwear and the Combined Company cannot yet determine the impact such future laws, regulations and standards may have on Nina Footwear’s and the Combined Company’s business. Complying with these evolving obligations is costly. For instance, expanding definitions and interpretations of what constitutes “personal data” (or the equivalent) within the United States and elsewhere may increase Nina Footwear’s and the Combined Company’s compliance costs. Any failure to comply could give rise to unwanted media attention and other negative publicity, damage Nina Footwear’s and the Combined Company’s customer and consumer relationships and reputation, and result in lost sales, claims, administrative fines, lawsuits or regulatory and governmental investigations and proceedings and may harm Nina Footwear’s and the Combined Company’s business and results of operations.

Outside of the United States, there are many countries with data protection laws, and new countries are adopting data protection legislation with increasing frequency. Many of these laws may require consent from customers for the use of data for various purposes, including marketing, which may reduce Nina Footwear’s and the Combined Company’s ability to market Nina Footwear’s and the Combined Company’s products. There is no harmonized approach to these laws and regulations globally. Consequently, we will increase Nina Footwear’s and the Combined Company’s risk of non-compliance with applicable foreign data protection laws and regulations if we expand internationally. Nina Footwear and the Combined Company may need to change and limit the way they use personal information in operating their business and may have difficulty maintaining a single operating model that is compliant. Compliance with such laws and regulations will result in additional costs and may necessitate changes to Nina Footwear’s and the Combined Company’s business practices and divergent operating models, limit the effectiveness of Nina Footwear’s and the Combined Company’s marketing activities, adversely affect Nina Footwear’s and the Combined Company’s business and financial condition, and subject them to additional liabilities.

In addition, various federal, state and foreign legislative and regulatory bodies, or self-regulatory organizations, may expand current laws or regulations, enact new laws or regulations or issue revised rules or guidance regarding privacy, data protection and consumer protection. Further regulation and interpretation of existing regulation of cookies and similar technologies may lead to broader restrictions on Nina Footwear’s and the Combined Company’s marketing and personalization activities and may negatively impact Nina Footwear’s and the Combined Company’s efforts to understand users’ internet usage, as well as the effectiveness of Nina Footwear’s and the Combined Company’s marketing and Nina Footwear’s and the Combined Company’s business generally. Such regulations may have a negative effect on businesses, including ours, that collect and use online usage information for consumer acquisition and marketing, it may increase the cost of operating a business that collects or uses such information and undertakes online marketing, it may also increase regulatory scrutiny and increase potential civil liability under data protection or consumer protection laws. Any such changes may force us to incur substantial costs or require us to change Nina Footwear’s and the Combined Company’s business practices. This could compromise Nina Footwear’s and the Combined Company’s ability to pursue their growth strategy effectively and may adversely affect their ability to acquire customers or otherwise harm Nina Footwear’s and the Combined Company’s business, financial condition, and operating results.

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Nina Footwear and the Combined Company may experience fluctuations in their tax obligations and effective tax rate, which could adversely affect their business, results of operations, and financial condition.

Nina Footwear is subject to taxes in every jurisdiction in which it operates. Nina Footwear records tax expense based on current tax liabilities and Nina Footwear’s estimates of future tax liabilities, which may include reserves for estimates of probable settlements of tax audits. At any one-time, multiple tax years are subject to audit by various taxing jurisdictions. The results of these audits and negotiations with taxing authorities may affect the ultimate settlement of these issues. Further, Nina Footwear’s and the Combined Company’s effective tax rate in a given financial statement period may be materially impacted by changes in tax laws, changes in the mix and level of earnings by taxing jurisdictions, or changes to existing accounting rules or regulations. Fluctuations in Nina Footwear’s and the Combined Company’s tax obligations and effective tax rate could adversely affect Nina Footwear’s and the Combined Company’s business, results of operations, and financial condition.

Nina Footwear’s and the Combined Company’s failure to collect state or local sales, use or other similar taxes could result in substantial tax liabilities, including for past sales, as well as penalties and interest, and Nina Footwear’s and the Combined Company’s business could be materially adversely affected.

On June 21, 2018, the U.S. Supreme Court decided, in South Dakota v. Wayfair, Inc., that state and local jurisdictions may, at least in certain circumstances, enforce a sales and use tax collection obligation on remote vendors that have no physical presence in such jurisdiction. As a result, all states require sales and use tax collection by remote vendors and/or by online marketplaces. The details and effective dates of these collection requirements vary from state to state. It is possible that one or more jurisdictions may assert that we have liability for periods for which we have not collected sales, use or other similar taxes, and if such an assertion or assertions were successful it could result in substantial tax liabilities, including for past sales as well as penalties and interest, which could materially adversely affect Nina Footwear’s and the Combined Company’s business, financial condition and operating results.

Nina Footwear’s historical reliance on overseas manufacturing, including vendors located in jurisdictions presenting an increased risk of bribery and corruption, exposes us to legal, reputational and supply chain risk through the potential for violations of federal and international anti-corruption law.

Nina Footwear has historically obtained merchandise from third-party manufacturing in foreign countries and territories, including countries and territories perceived to carry an increased risk of corrupt business practices. The U.S. Foreign Corrupt Practices Act, or the FCPA, prohibits U.S. corporations and their representatives from offering, promising, authorizing or making payments to any foreign government official, government staff member, political party or political candidate in an attempt to obtain or retain business abroad. Likewise, the SEC, the U.S. Department of Justice, OFAC, the U.S. Department of State, as well as other foreign regulatory authorities continue to enforce economic and trade regulations and anti-corruption laws across industries. U.S. trade sanctions relate to transactions with designated foreign countries and territories as well as specially targeted individuals and entities that are identified on U.S. and other government blacklists, and those owned by them or those acting on their behalf. Notwithstanding Nina Footwear’s efforts to conduct Nina Footwear’s operations in material compliance with these regulations, Nina Footwear’s international vendors could be determined to be Nina Footwear’s “representatives” under the FCPA, which could expose them to potential liability for the actions of these vendors under the FCPA. If we or Nina Footwear’s vendors were determined to have violated OFAC regulations, the FCPA, the U.K. Bribery Act of 2010, or any of the anti-corruption and anti-bribery laws in the countries and territories where we and Nina Footwear’s vendors do business, we could suffer severe fines and penalties, profit disgorgement, injunctions on future conduct, securities litigation, bans on transacting certain business, and other consequences that may have a material adverse effect on Nina Footwear’s and the Combined Company’s business, financial condition and results of operations. In addition, the costs we may incur in defending against any anti-corruption investigations stemming from Nina Footwear’s and the Combined Company’s or their vendors’ actions could be significant. Moreover, any actual or alleged corruption in Nina Footwear’s and/or the Combined Company’s supply chain could carry significant reputational harms, including negative publicity, loss of goodwill, and decline in share price.

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Nina Footwear does not currently have any employment agreements in place with management.

Nina Footwear has not entered into an employment agreement with Ezra Dabah, Nina Footwear’s Chief Executive Officer, nor any of Nina Footwear’s other executive officers. As such, there are no contractual relationships guaranteeing that Mr. Dabah or other management will stay with the Combined Company and continue its operations. In the event Mr. Dabah or other members of management were to resign or be unable to continue to serve in their positions with the Combined Company, due to their death, incapacity or disability, the Combined Company may be unable to find another officer to replace such members of management which may adversely affect the Combined Company’s financial condition and results of operations.

Nina Footwear and the Combined Company may be unable to protect Nina Footwear’s and the Combined Company’s proprietary information and intellectual property, and as a result, Nina Footwear’s and the Combined Company’s business could be adversely affected.

Nina Footwear relies to a significant degree on trade secret laws to protect Nina Footwear’s proprietary information. Nina Footwear’s trademarks are valuable assets that support Nina Footwear’s brand and consumers’ perception of Nina Footwear’s merchandise. Nina Footwear also holds the rights to the “Ninashoes.com” and “ninafootwear.com” internet domain names and various other related domain names, which are subject to internet regulatory bodies and trademark and other related laws of each applicable jurisdiction. If we are unable to protect Nina Footwear’s and the Combined Company’s trademarks or domain names in the United States or in other jurisdictions in which we may ultimately operate, Nina Footwear’s and the Combined Company’s brand recognition and reputation would suffer, we would incur significant expense establishing new brands and Nina Footwear’s and the Combined Company’s operating results would be adversely impacted. Additionally, breaches of the security of data center systems and infrastructure or other IT resources could result in the exposure of proprietary information. Additionally, trade secrets may be independently developed by competitors. The steps Nina Footwear has taken to protect its trade secrets and proprietary information may not prevent unauthorized use or reverse engineering of trade secrets or proprietary information. Additionally, to the extent that Nina Footwear has not registered the copyrights in any of Nina Footwear’s copyrightable works, we will need to register the copyrights before we can file an infringement suit in the United States (or another jurisdiction), and Nina Footwear’s and the Combined Company’s remedies in any such infringement suit may be limited.

Effective protection of Nina Footwear’s and the Combined Company’s intellectual property rights may require additional filings and applications in the future. However, pending and future applications may not be approved, and any existing or future patents, trademarks or other intellectual property rights may not provide sufficient protection for Nina Footwear’s and the Combined Company’s business as currently conducted or may be challenged by others or invalidated through administrative process or litigation.

Further, the laws of certain countries do not protect proprietary rights to the same extent as the laws of the United States and, therefore, in certain jurisdictions, we may be unable to protect Nina Footwear’s and the Combined Company’s proprietary rights and trade secrets adequately against unauthorized third-party copying, infringement or use, which could adversely affect Nina Footwear’s and the Combined Company’s competitive position.

To protect or enforce Nina Footwear’s and the Combined Company’s intellectual property rights, we may initiate litigation against third parties. Any lawsuits that we initiate could be expensive, take significant time and divert management’s attention from other business concerns. Additionally, we may unintentionally provoke third parties to assert claims against us. These claims could invalidate or narrow the scope of Nina Footwear’s and the Combined Company’s own intellectual property. Nina Footwear and the Combined Company may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially valuable. Accordingly, despite Nina Footwear’s and the Combined Company’s efforts, they may be unable to prevent third parties from infringing upon or misappropriating Nina Footwear’s and the Combined Company’s intellectual property. The occurrence of any of these events may adversely affect Nina Footwear’s and the Combined Company’s business, financial condition and results of operations.

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Nina Footwear and the Combined Company may be subject to claims that they violated intellectual property rights of others, which are extremely costly to defend and could require them to pay significant damages and limit Nina Footwear’s and the Combined Company’s ability to operate.

Companies on the internet and technology industries, and other patent and trademark holders seeking to profit from royalties in connection with grants of licenses, own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. There may be intellectual property rights held by others, including issued or pending patents and trademarks, that cover significant aspects of Nina Footwear’s and the Combined Company’s technologies, content, branding or business methods. Any intellectual property claims against them, regardless of merit, could be time-consuming and expensive to settle or litigate and could divert Nina Footwear’s and the Combined Company’s management’s attention and other resources. These claims also could subject us to significant liability for damages and could result in Nina Footwear’s and the Combined Company’s having to stop using technology, content, branding or business methods found to be in violation of another party’s rights. Nina Footwear and the Combined Company might be required or may opt to seek a license for rights to intellectual property held by others, which may not be available on commercially reasonable terms, or at all. If we cannot license or develop technology, content, branding or business methods for any allegedly infringing aspect of Nina Footwear’s and/or the Combined Company’s business, we may be unable to compete effectively. Even if a license is available, we could be required to pay significant royalties, which could increase Nina Footwear’s and the Combined Company’s operating expenses. Nina Footwear and the Combined Company may also be required to develop alternative non-infringing technology, content, branding or business methods, which could require significant effort and expense and be inferior. Any of these results could harm Nina Footwear’s and the Combined Company’s operating results.

Higher labor costs due to statutory and regulatory changes could materially adversely affect Nina Footwear’s and the Combined Company’s business, financial condition and operating results.

Various federal and state labor laws, including certain laws and regulations enacted in response to COVID-19, govern Nina Footwear’s and will govern the Combined Company’s relationships with employees and further affect operating costs. These laws include employee classifications as exempt or non-exempt, minimum wage requirements, unemployment tax rates, workers’ compensation rates, overtime, family leave, workplace health and safety standards, payroll taxes, citizenship requirements and other wage and benefit requirements for employees classified as non-exempt. As Nina Footwear’s employees are paid at rates set at, or above but related to, the applicable minimum wage, further increases in the minimum wage could increase Nina Footwear’s and the Combined Company’s labor costs. Significant additional government regulations could materially adversely affect Nina Footwear’s and the Combined Company’s business, financial condition and operating results.

Nina Footwear has a short operating history in an evolving industry and, as a result, Nina Footwear’s past results may not be indicative of future operating performance.

Nina Footwear has a short operating history in a rapidly evolving industry that may not develop in a manner favorable to Nina Footwear’s business. Nina Footwear’s relatively short operating history makes it difficult to assess Nina Footwear’s future performance. You should consider Nina Footwear’s and the Combined Company’s business and prospects in light of the risks and difficulties we may encounter.

Nina Footwear’s and the Combined Company’s future success will depend in large part upon Nina Footwear’s and the Combined Company’s ability to, among other things:

●	cost-effectively acquire new customers and engage with existing customers;

●	overcome the impacts of rising interest rates and high inflation, possible economic slowdowns and recessions;

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●	increase Nina Footwear’s and the Combined Company’s market share;

●	increase consumer awareness of Nina Footwear’s and the Combined Company’s brand and maintain Nina Footwear’s and the Combined Company’s reputation;

●	anticipate and respond to macroeconomic changes;

●	successfully expand Nina Footwear’s and the Combined Company’s offering and geographic reach;

●	anticipate and respond to changing style trends and consumer preferences;

●	manage Nina Footwear’s and the Combined Company’s inventory effectively;

●	compete effectively;

●	avoid interruptions in Nina Footwear’s and the Combined Company’s business from information technology downtime, cybersecurity breaches, or labor stoppages;

●	effectively manage Nina Footwear’s and the Combined Company’s growth;

●	continue to enhance Nina Footwear’s and the Combined Company’s personalization capabilities;

●	hire, integrate, and retain talented people at all levels of Nina Footwear’s and the Combined Company’s organization;

●	maintain the quality of Nina Footwear’s and the Combined Company’s technology infrastructure;

●	develop new features to enhance the client experience; and

●	retain Nina Footwear’s and the Combined Company’s existing product vendors and attract new vendors.

If we fail to address the risks and difficulties that we face, including those associated with the challenges listed above as well as those described elsewhere in this “Risk Factors” section, Nina Footwear’s and the Combined Company’s business and operating results will be adversely affected.

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Failure to adequately grow Nina Footwear’s and the Combined Company’s operations may harm Nina Footwear’s and the Combined Company’s business or increase their risk of failure.

Nina Footwear’s and the Combined Company’s ability to expand their operations will depend upon many factors, including their ability to work in a regulated environment, establish and maintain strategic relationships with suppliers, and obtain adequate capital resources on acceptable terms. Any restrictions on Nina Footwear’s and the Combined Company’s ability to expand may have a materially adverse effect on their business, results of operations, and financial condition. Accordingly, we may be unable to achieve Nina Footwear’s and the Combined Company’s targets for sales growth, and Nina Footwear’s and the Combined Company’s operations may not be successful or achieve anticipated operating results.

Additionally, Nina Footwear’s and the Combined Company’s growth may place a significant strain on their managerial, administrative, operational, and financial resources and their infrastructure. Nina Footwear’s and the Combined Company’s future success will depend, in part, upon the ability of Nina Footwear’s and the Combined Company’s senior management to manage growth effectively. This will require us to, among other things:

●	implement additional management information systems;

●	further develop Nina Footwear’s and the Combined Company’s operating, administrative, legal, financial, and accounting systems and controls;
●	hire additional personnel;

●	develop additional levels of management within Nina Footwear’s and the Combined Company’s company;

●	locate additional office space; and

●	maintain close coordination among Nina Footwear’s and the Combined Company’s operations, legal, finance, sales and marketing, and client service and support personnel.

As a result, we may lack the resources to deploy Nina Footwear’s and the Combined Company’s services on a timely and cost-effective basis. Failure to accomplish any of these requirements could impair Nina Footwear’s and the Combined Company’s ability to deliver services in a timely fashion or attract and retain new customers.

Stockholders may be diluted significantly through the Combined Company’s efforts to obtain financing and satisfy obligations through the issuance of additional shares of the Combined Company’s common stock.

Wherever possible, the Combined Company’s Board of Directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of the Combined Company’s common stock or where shares are to be issued to the Combined Company’s officers, directors and applicable consultants. The Combined Company’s Board of Directors will have authority, without action or vote of the stockholders, but subject to Nasdaq rules and regulations (which generally require stockholder approval for any transactions which would result in the issuance of more than 20% of the Combined Company’s then outstanding shares of common stock or voting rights representing over 20% of the Combined Company’s then outstanding shares of stock), to issue all or part of the authorized but unissued shares of common stock. In addition, we may attempt to raise capital by selling shares of the Combined Company’s common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing stockholders, which may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of the Company because the shares may be issued to parties or entities committed to supporting existing management.

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Claims, litigation, government investigations, and other proceedings may adversely affect Nina Footwear’s and the Combined Company’s business and results of operations.

From time to time, Nina Footwear is subject to actual and threatened claims and we may in the future be subject to litigation, reviews, investigations, and other proceedings, including proceedings relating to products offered by Nina Footwear and by third parties, and other matters. Any of these types of proceedings may have an adverse effect on us because of legal costs, disruption of Nina Footwear’s and the Combined Company’s operations, diversion of management resources, negative publicity, and other factors. The outcomes of these matters are inherently unpredictable and subject to significant uncertainties. Determining legal reserves and possible losses from such matters involves judgment and may not reflect the full range of uncertainties and unpredictable outcomes. Until the final resolution of such matters, we may be exposed to losses in excess of the amount recorded, and such amounts could be material. Should any of our estimates and assumptions change or prove to have been incorrect, it could have a material effect on our business, financial position, results of operations, or cash flows. In addition, it is possible that a resolution of one or more of such proceedings, including as a result of a settlement, could require us to make substantial future payments, prevent us from offering certain products or services, require us to change Nina Footwear’s and the Combined Company’s business practices in a manner materially adverse to Nina Footwear’s and the Combined Company’s business, requiring development of non-infringing or otherwise altered products or technologies, damaging Nina Footwear’s and the Combined Company’s reputation, or otherwise having a material effect on Nina Footwear’s and the Combined Company’s operations.

Nina Footwear and the Combined Company may be adversely affected by climate change or by legal, regulatory or market responses to such change.

The long-term effects of climate change are difficult to predict; however, such effects may be widespread. Impacts from climate change may include physical risks (such as rising sea levels or frequency and severity of extreme weather conditions), social and human effects (such as population dislocations or harm to health and well-being), compliance costs and transition risks (such as regulatory or technology changes) and other adverse effects. The effects of climate change could increase the cost of certain products, commodities and energy (including utilities), which in turn may impact Nina Footwear’s and the Combined Company’s ability to procure goods or services required for the operation of Nina Footwear’s and the Combined Company’s business. Climate change could also lead to increased costs as a result of physical damage to or destruction of Nina Footwear’s and the Combined Company’s facilities, loss of inventory, and business interruption due to weather events that may be attributable to climate change. These events and impacts could materially adversely affect Nina Footwear’s and the Combined Company’s business operations, financial position or results of operation.

If we fail to adequately continue to connect with Nina Footwear’s consumer base, it could have a material adverse effect on Nina Footwear’s and the Combined Company’s business, results of operations and financial condition.

Nina Footwear’s marketing and promotional programs are important in capturing the interest of consumers and attracting them to Nina Footwear’s sites and/or stores and encouraging purchases by consumers. If we fail to successfully develop and implement marketing, advertising and promotional strategies in new and existing markets, we may be unable to achieve and maintain brand awareness and consumer traffic to Nina Footwear’s and the Combined Company’s sites and/or stores may be reduced.

Moreover, we rely in part upon third parties, such as search engines and product reviewers, for both paid and unpaid services and we are unable to fully control their efforts. Nina Footwear obtains a significant amount of traffic via search engines and, therefore, relies on search engines such as Google to direct traffic to Nina Footwear’s sites. Search engines frequently update and change the algorithm that determines the placement and display of a user’s search results, such that the purchased or algorithmic placement of links to Nina Footwear’s sites may be negatively affected. A search engine could, for competitive or other purposes, alter its algorithms or results in a manner that negatively affects Nina Footwear’s paid or non-paid search ranking and competitive dynamics, limiting the effectiveness of search engine marketing or search engine optimization.

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As digital commerce and social networking continue to rapidly evolve, we must continue to establish relationships with these channels and may be unable to develop or maintain these relationships on acceptable terms. If we are unable to cost-effectively drive traffic to Nina Footwear’s and the Combined Company’s stores and sites, Nina Footwear’s and the Combined Company’s ability to acquire and retain customers and Nina Footwear’s and the Combined Company’s financial condition would suffer.

Changes in the amount and degree of promotional intensity or merchandising strategy by Nina Footwear’s and the Combined Company’s competitors could cause us to have difficulties in retaining existing customers and attracting new customers. If the efficacy of Nina Footwear’s and the Combined Company’s marketing or promotional activities declines, if we are not able to cost-effectively manage Nina Footwear’s and the Combined Company’s marketing expenses, if such activities of Nina Footwear’s and the Combined Company’s competitors are more effective than ours, or if for any other reason we lose the loyalty of Nina Footwear’s and the Combined Company’s customers, it could have a material adverse effect on Nina Footwear’s and the Combined Company’s business, results of operations and financial condition.

An overall decline in the health of the economy and other factors impacting consumer spending, such as natural disasters and fluctuations in inflation and foreign currency exchange rates may affect consumer purchases, reduce demand for Nina Footwear’s and the Combined Company’s products and materially harm Nina Footwear’s and the Combined Company’s business, results of operations and financial condition.

Nina Footwear’s business depends on consumer demand for Nina Footwear’s products and, consequently, is sensitive to a number of factors that influence consumer confidence and spending, such as general current and future economic and political conditions, consumer disposable income, energy and fuel prices, recession and fears of recession, unemployment, minimum wages, availability of consumer credit, consumer debt levels, conditions in the housing market, interest rates, tax rates and policies, inflation, war and fears of war, inclement weather, natural disasters, terrorism, active shooter situations, outbreak of viruses, widespread illness, infectious diseases, contagions and the occurrence of unforeseen epidemics and consumer perceptions of personal well-being and security.

Consumer purchases of discretionary items such as footwear, apparel and accessories, including Nina Footwear’s products, often decline during periods when economic or market conditions are unstable or weak. Reduced consumer confidence and spending cutbacks may result in reduced demand for Nina Footwear’s and the Combined Company’s merchandise, which could result in lost sales and/or excessive markdowns. Reduced demand also may require increased selling and promotional expenses, impacting Nina Footwear’s and the Combined Company’s profitability.

Nina Footwear’s business is highly dependent upon Nina Footwear’s ability to identify and respond to new and changing consumer trends and preferences to accurately forecast demand.

Consumer tastes are volatile and can change rapidly. Nina Footwear’s success depends in large part upon Nina Footwear’s ability to effectively identify and respond to changing consumer demands and to translate these trends and demands into appropriate, saleable product offerings in a timely, cost-efficient manner. In addition, Nina Footwear must create products at a range of price points that appeal to the consumers of both Nina Footwear’s sites and across diverse geographic regions.

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Nina Footwear’s failure to identify and react appropriately to new and changing trends or consumer preferences or to accurately forecast demand for certain product offerings could lead to, among other things, excess inventories or inventory shortages, higher markdowns and write-offs of unsold merchandise. This could have an adverse effect on the image and reputation of Nina Footwear’s brand and could adversely affect Nina Footwear’s and the Combined Company’s gross margins. If consumers no longer find Nina Footwear’s and the Combined Company’s offerings appealing, or if we are unable to timely update Nina Footwear’s and the Combined Company’s offerings to meet current trends and consumer demands, consumers may make fewer or less valuable purchases in the future. A decrease in the number of customers who make repeat purchases or a decrease in their spending could negatively impact Nina Footwear’s and the Combined Company’s results of operations. Further, Nina Footwear’s and the Combined Company’s future success will depend in part on Nina Footwear’s and the Combined Company’s ability to increase sales to Nina Footwear’s and the Combined Company’s existing customers over time and to attract new customers to Nina Footwear’s and the Combined Company’s brand, and if we are unable to do so, Nina Footwear’s and the Combined Company’s business, results of operations and financial condition may be materially adversely affected. If we fail to generate repeat purchases or maintain high levels of consumer engagement and average order value, Nina Footwear’s and the Combined Company’s business, growth prospects, results of operations and financial condition could be materially adversely affected.

Nina Footwear operates in highly competitive markets, and may lose market share if it does not compete successfully.

The footwear market is highly competitive and fragmented. Nina Footwear competes against a wide range of designers and manufacturers of footwear, both domestic and international, across a wide range of retail price points. Nina Footwear also competes with other companies for the production capacity of suppliers that manufacture Nina Footwear’s products. Competition may result in pricing pressure, reduced profit margins or lost market share or a failure to grow Nina Footwear’s market share, any of which could substantially harm Nina Footwear’s and the Combined Company’s business, results of operations and financial condition. The retail landscape is changing as a result of changes in consumers’ shopping habits, as well as technical innovation in the design and manufacturing process within the retail industry.

Many of Nina Footwear’s competitors are larger companies and have greater financial and operational resources, stronger brand recognition and broader geographic presence than Nina Footwear does. As a result, they may be able to engage in extensive and prolonged price promotions or otherwise offer more competitive prices than Nina Footwear does, which may adversely affect Nina Footwear’s and the Combined Company’s business. They may also be able to spend more than Nina Footwear does for advertising and social media promotion. Nina Footwear and the Combined Company may be at a substantial disadvantage to larger competitors with greater economies of scale. If Nina Footwear’s and the Combined Company’s costs are greater compared to those of Nina Footwear’s and the Combined Company’s competitors, the pricing of Nina Footwear’s and the Combined Company’s products may not be as attractive, thus depressing sales or the profitability of Nina Footwear’s and the Combined Company’s products. Nina Footwear’s and the Combined Company’s competitors may expand into markets in which Nina Footwear currently operates and Nina Footwear and the Combined Company are vulnerable to the marketing power and high level of consumer recognition of these larger competitors and to the risk that these competitors or others could attract Nina Footwear’s and the Combined Company’s consumer base. In addition, if any of Nina Footwear’s and the Combined Company’s competitors were to consolidate operations, such consolidation would exacerbate the aforementioned risks.

Other Risk Factors of Kidpik

Kidpik’s business is, and will be, subject to the risks described above in connection with the Merger. In addition, Kidpik’s business, operations, assets, properties and securities, are, and will continue to be following the Merger, and the acquisition of the Nina Footwear, subject to the risks described in Kidpik’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023 and Quarterly Report on Form 10-Q for the quarter ended June 29, 2024, as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the SEC and incorporated by reference into this Proxy Statement. See “Where You Can Find More Information; Incorporation of Information by Reference” for the location of information incorporated by reference into this Proxy Statement.

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PROPOSAL NO. 1:
ELECTION OF DIRECTOR

General

Set forth below is certain information regarding our directors as of [ ], 2024:

Name	Position	Age	Director Since
Ezra Dabah	Chairman, President and Chief Executive Officer	71	August 2016
Bart Sichel	Director	59	March 2022
Jill Kronenberg	Director	55	November 2022
Louis G. Schott	Director	58	December 2023

Under the Second Amended and Restated Certificate of Incorporation of the Company, the Board of Directors is classified into three classes of Directors, each to serve for a three-year term until their respective successor(s) is elected and qualified or until their earlier death, resignation, retirement, disqualification or removal.

The Board of Directors has nominated the current Class III Director, Bart Sichel, for re-election as Class III Director, to serve for a three-year term until the 2027 Annual Meeting of Stockholders of the Company and until his successor(s) is elected and qualified or until his earlier death, resignation, retirement, disqualification or removal. Although management has no reason to believe that the nominee will not be available as a candidate, should such a situation arise, proxies may be voted for the election of such other persons as the holders of the proxies may, in their discretion, determine.

Directors are elected by a plurality of the votes cast at the Annual Meeting, either in person or by proxy.

Nominee Information

The Board of Directors believes that the director nominees possess the qualities and experience that the Board believes that nominees should possess, as described in detail below in the section entitled “Corporate Governance—Nominations for Directors.” The Board of Directors seeks out, and the Board of Directors is comprised of, individuals whose background and experience complement those of other Board members. The nominees for election to the Board of Directors, together with biographical information furnished by each of them, are set forth below.

The following is information regarding the nominee for election as a Class III Director:

Class III Director Nominee

Bart Sichel, has served as a Director of the Company since March 2022 and is a member of our Audit Committee and Strategy and Alternatives Committee. Mr. Sichel is a proven marketing leader and veteran c-level executive in the retail space. From November 2022 to July 2023, Mr. Sichel served as the Executive Vice President, Chief Marketing and Customer Officer of Bed Bath & Beyond (NASD:ABBBY). Prior to that Mr. Sichel has served as the President of bps Captura, an independent advisory and consulting firm to senior corporate leaders, private equity firms, and boards across multiple consumer- facing industries, from October 2019 to November 2022. Since March 2020, he has served as a senior advisor to Banyan Holmdel, in the Fintech industry; since October 2020 he has served as a senior advisor to Impact Analytics, in the merchandising analytics industry, and since September 2020 he has served on the advisory board of Forman Mills, in the retail industry. Mr. Sichel has also served as an adjunct professor at NYU since December 2019. Mr. Sichel previously worked at Burlington Stores (“Burlington”) from 2011 to August 2019, where he served as Executive Vice President and Chief Marketing Officer. He was a key member of the leadership team that turned the business around and launched its initial public offering. At Burlington, Mr. Sichel was responsible for marketing, corporate strategy and the company’s push into e-commerce. Prior to joining Burlington, from 1998 to 2011, Mr. Sichel served as a Principal at McKinsey & Company. He was a leader in McKinsey’s Marketing and Retail practices in North America. Prior to 1998, Mr. Sichel worked in various capacities across consumer facing industries including retail, e-commerce, packaged goods, financial services, and media. Mr. Sichel serves on the national board of directors for The Leukemia & Lymphoma Society. Mr. Sichel holds an M.B.A. from Columbia University and a B.A. from Vassar College. We have concluded that Mr. Sichel is well qualified to serve on our board based upon his extensive marketing, ecommerce, and business strategy experience.

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Continuing Directors

The following is information regarding our Directors whose terms continue after the 2024 Annual Meeting:

Class I Director

Louis G. Schott, has over 30 years of legal and business experience, including a strong background in restructuring, mergers and acquisitions, public company regulations and requirements, title, energy finance, business development, general negotiations and land. Mr. Schott’s recent restructuring experience includes restructurings within and outside of bankruptcy and both public, traded on the TSX and NYSE American, and private entities. Mr. Schott has served as Principal of Fides Energy, LLC, an oil and gas, real estate, green energy solutions, insurance, annuities and settlement company, since January 2017. Since January 2020, Mr. Schott has served as a Co-Principal of Insurance Securities and Union Title Guarantee Company, a company in the oil and gas and real estate investment industry. From May 2018 to December 2020, Mr. Schott served as Interim Chief Executive Officer of Camber Energy, Inc. (NYSE American:CEI), an oil and gas exploration company, after serving as a consultant to Camber Energy, Inc., from June 2017 to June 2018. Prior to that, Mr. Schott was the Interim Chief Executive Officer of EnerJex Resources, Inc. (NYSE American:ENRJ)(“EnerJex”), a position which he held from February 2017 to March 2018. As CEO, he led restructuring efforts, cost reductions and the successful completion of a merger between EnerJex and a privately held company (AgEagle Aerial Systems, Inc.).

Mr. Schott was previously General Counsel and Treasurer of TexOak Petro Holdings LLC (“TexOak”) and its subsidiaries including Equal Energy (“Equal”), from 2009 through August 2016, where he actively performed all legal functions, including corporate structure and governance, negotiation of oil and gas acquisitions and divestitures, drafting review and certification of all corporate and financial documents, legal and land due diligence, corporate finance, litigation management, risk management, insurance, corporate policies, and human resource management. At TexOak, Mr. Schott successfully managed two mergers including the merger with Equal, a Canadian public company dually listed on the New York Stock Exchange and the Toronto Stock Exchange and Equal’s subsequent privatization and redomestication. Mr. Schott was also instrumental in working with the CEO and the Board in guiding Petroflow’s predecessor through restructuring and bankruptcy, emerging as a private company with no debt and capital to grow. Prior to joining TexOak’s subsidiary, Petroflow, in 2005, Mr. Schott served in various senior roles with TDC Energy (“TDC”) from 1996 through 2005. Prior to TDC, Mr. Schott was an oil and gas attorney with Liskow & Lewis in New Orleans. Mr. Schott is a graduate of the Tulane University School of Law, the AB Freeman School of Business and Loyola University with a Juris Doctorate and MBA from Tulane and a BBA in Management from Loyola University. Mr. Schott is also a non-practicing unlicensed Certified Public Accountant. We have concluded that Mr. Schott is well qualified to serve on our Board of Directors based upon his legal and business experience, including his background in restructuring, mergers and acquisitions.

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Class II Directors

Ezra Dabah, has served as the Chief Executive Officer and director of the Company since April 2015 and as Chairman since October 2021. Mr. Dabah has also served since 2012 as the Chief Executive Officer and member of the Board of Directors of Nina Footwear Corp., a wholesaler of women’s and kids’ shoes and accessories (“Nina Footwear”). Mr. Dabah and his children own 79.3% of Nina Footwear, and Mr. Dabah and his extended family own 100% of Nina Footwear. From 2013 to June 2015, Mr. Dabah served as the Chief Executive Officer of Ezrani 2 Corp. d/b/a RUUM American Kid’s Wear (“RUUM”), a company which owned and operated childrenswear specialty retail stores. Mr. Dabah purchased this business from American Eagle Outfitters Inc (NYSE: AEO) and rebranded the stores and business from 77 kids by American Eagle to RUUM American kids wear. Ezrani 2 Corp., voluntarily filed for Chapter 7 bankruptcy on June 18, 2015, while Mr. Dabah was its Chief Executive Officer, which bankruptcy was closed in August 2018. Mr. Dabah has over 45 years of experience in apparel wholesale and retail operations. From 1972 to 1993, he was a director and an executive officer of The Gitano Group, Inc. (NYSE:GIT)(“Gitano”), where he managed product design, merchandising, and procurement. In 1984, he founded and became president of E.J. Gitano, a children’s apparel division of Gitano. In 1991, Mr. Dabah joined The Children’s Place Retail Stores, Inc. (NASDAQ:PLCE) as its Chairman and CEO, leading the company’s turnaround and repositioning it from a store that sold discounted brands to a single vertically integrated brand that has stores, taking it public in 1997. In November 2004, The Children’s Place purchased The Disney Stores (300+ stores) from the Walt Disney Co (NYSE: DIS). Under Mr. Dabah’s leadership the store count grew from approximately 150 in 1990 to almost 1,200 and sales reached $2 billion by the end of 2006. Mr. Dabah resigned from The Children’s Place as its Chief Executive in September 2007. Between 2007 and 2012, Mr. Dabah developed Ahhmigo, a natural and organic energy drink with patented ingredients dispensing cap technology. We believe that Mr. Dabah’s extensive experience in apparel and retail operations and his prior service as a Chief Executive Officer of a public company (The Children’s Place Retail Stores, Inc.), make him well qualified to serve.

Jill Kronenberg, has served as a Director of the Company since November 2022 and is a member of our Audit Committee and Strategy and Alternatives Committee. Ms. Kronenberg is a seasoned executive with over 20 years of merchandising experience in the retail industry. Ms. Kronenberg has served as the President of JSK Associates, an independent advisory and consulting firm specializing in a wide range of merchandising and strategic growth initiatives since 2015. Ms. Kronenberg served as Chief Merchandising Officer of Marc Ecko Enterprises, a multichannel, fashion apparel brand from 2011-2012, overseeing merchandising, marketing, planning, design, and production. Prior to working at Marc Ecko Enterprises, Ms. Kronenberg served as Senior Vice President of Merchandising and General Merchandise Manager for The Children’s Place (NASDAPLCE) from 2006-2008. Prior to joining The Children’s Place, Ms. Kronenberg spent 9 years at Aeropostale, Inc. (ARO) (from 1997-2006) where she was a key member of the executive team responsible for Aeropostale’s rapid growth and initial public offering while serving as Vice President of Merchandising and General Merchandise Manager. During her tenure at Aeropostale, Ms. Kronenberg also led and developed the JIMMY’Z brand and organization, Aeropostale’s California lifestyle concept. Prior to Aeropostale, Ms. Kronenberg served as a buyer for Petrie Retail, Inc. and Caldor Inc. Ms. Kronenberg served on the PA Executive Board of Rodeph Sholom School and as PA President of The Shefa School. She earned her Bachelor of Science in Marketing and Management from the School of Business at the State University of New York at Albany. We have concluded that Ms. Kronenberg is well qualified to serve on our board based on her extensive merchandising and business strategy experience.

Vote Required

A plurality of the votes cast in person or by proxy by the holders of our common stock entitled to vote at the Annual Meeting are required to elect each director. A plurality of the votes cast means (1) the director nominee with the most votes for a particular seat is elected for that seat; and (2) votes cast shall not include votes to “withhold authority” (shown as “Withhold” on the enclosed form of proxy) and exclude abstentions with respect to that director’s election. Therefore, abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular director nominee within ten days of the annual meeting) will not be counted in determining the number of votes cast with respect to that director’s election.

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Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the enclosed form of proxy will vote such proxy “FOR” the election of the nominees named herein. Should any nominee become unavailable for election, discretionary authority is conferred to the persons named as agents and proxies in the enclosed form of proxy to vote for a substitute.

Pursuant to the power provided to the Board of Directors in our Amended and Restated Bylaws (“Bylaws”), the Board has set the number of directors that shall constitute the Board at four. Proxies cannot be voted for a greater number of persons than the number of nominees named on the enclosed form of proxy, and stockholders may not cumulate their votes in the election of directors.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 1, THE ELECTION OF BART SICHEL AS A CLASS III DIRECTOR.

PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has appointed the firm of CohnReznick LLP as the Company’s independent registered public accounting firm to audit the financial statements of Kidpik Corp. for the fiscal year ending December 28, 2024 and recommends that stockholders vote to ratify this appointment. The Company does not anticipate a representative from CohnReznick LLP to be present at the annual stockholders’ meeting. In the event that a representative of CohnReznick LLP is present at the Annual Meeting, the representative will have the opportunity to make a statement if he/she desires to do so and the Company will allow such representative to be available to respond to appropriate questions. The affirmative vote of the holders of the majority of the shares entitled to vote on, and who voted for, against, or expressly abstained with respect to, the matter at the Annual Meeting, assuming a quorum is present, will be required to ratify the selection of CohnReznick LLP.

The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Committee determines that such a change would be in the Company’s and the stockholders’ best interests.

Fees to Independent Registered Public Accounting Firm

Our independent public accounting firm for the years ended December 30, 2023 and December 31, 2022, was CohnReznick LLP, New York, New York, PCAOB Auditor Firm Id: 596.

As outlined in the table below, we incurred the following fees for the fiscal years ended December 30, 2023 and December 31, 2022 for professional services rendered by CohnReznick LLP for the audit of the Company’s annual financial statements and for audit-related services, and all other services, as applicable.

Type of Fees	2023	2022
Audit Fees (1)	$192,675	$196,350
Audit-Related Fees(2)	$3,750	$1,942
Total	$196,425	$198,292

(1)	Audit fees represent fees for professional services provided by our principal accountant in connection with the audit of our financial statements, the quarterly reviews of financial statements included in our Form 10-Q filings, the reviews of other statutory or regulatory filings and assistance with and review of documents filed with the SEC.

(2)	Audit-related fees for 2022 and 2023 consisted of fees for professional services rendered in connection with our annual audits and reviews.

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Pre-Approval Policy for Services Performed by Independent Auditor

The Audit Committee has responsibility for the appointment, compensation and oversight of the work of the Company’s independent auditor. As part of this responsibility, the Audit Committee must pre-approve all permissible services to be performed by the independent auditor.

The Charter of the Audit Committee includes an auditor pre-approval policy which sets forth the procedures and conditions pursuant to which pre-approval may be given for services performed by the independent auditor. Under the policy, the Audit Committee is required to review and pre-approve: (i) auditing services (including those performed for purposes of providing comfort letters and statutory audits) and (ii) non-auditing services that exceed a de minimis standard established by the Audit Committee, which are rendered to the Company by its outside auditors (including fees). The Committee is also required: (i) if required by any applicable law or rule of Nasdaq request from the outside auditors, at least annually, a written report describing: (a) the outside auditors’ internal quality-control procedures; and (b) any material issues raised by the most recent internal quality-control review or peer review of the outside auditors, or by any inquiry or investigation by government or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the outside auditors, and any steps taken to deal with any such issues; (ii) if required by applicable law or rule of Nasdaq review and discuss with the outside auditors any relationships or services that may impact the objectivity and independence of the outside auditors; and (iii) receive from the independent auditor annually a formal written statement delineating all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. 1, as may be modified or supplemented by such other standards as may be set by law or regulation or Nasdaq rules; and discuss with the independent auditor in an active dialogue any such disclosed relationships or services and their impact on the independent auditor’s objectivity and independence and present to the Board its conclusion with respect to the independence of the independent auditor.

After reviewing the foregoing reports and the outside auditors’ work throughout the year, the Audit Committee is required to evaluate the outside auditor’s qualifications, performance and independence. This evaluation is required to include the review and evaluation of the lead partner(s) of the outside auditors. In making its evaluation, the Audit Committee may take into account the opinions of management and the Company’s internal auditors (or other personnel responsible for the internal audit function) and shall take appropriate action in response to the outside auditors’ report and the opinions of those the Audit Committee consults to satisfy itself of the outside auditors’ independence and adequate performance.

The Audit Committee is also required to further consider whether, in order to assure the continuing independence of the outside auditors, there should be regular rotation of the lead audit partner (in addition to what may already be required by law or regulation).

All audit and permitted non-audit services and all fees associated with such services performed by our independent registered public accounting firm in fiscal 2023 and 2022 were approved by the Audit Committee consistent with the policy described above.

Vote Required

The proposal to approve the Auditor Proposal requires approval by the affirmative vote of a majority of shares of common stock present in person or represented by proxy at the special meeting, to be approved.

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Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 2, THE RATIFICATION OF THE APPOINTMENT OF COHNREZNICK LLP AS KIDPIK’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2024.

Proposal No. 3:

The Merger Proposal

General

As discussed elsewhere in this Proxy Statement, including under “The Merger”, below, the holders of Kidpik’s common stock will consider and vote on the Merger Proposal. The holders of Kidpik’s common stock should read this Proxy Statement carefully in its entirety, including but not limited to the section titled “The Merger”, below, including Annex A (which is incorporated by reference herein), for more detailed information concerning the Merger Agreement and Merger.

Stockholder Approval of the Merger Agreement

Pursuant to applicable Nasdaq Listing Rules, the issuance of the shares of common stock to the Nina Footwear Stockholders in connection with the Merger Agreement, requires approval of our stockholders, and we are therefore asking our stockholders to approve the Merger Proposal by adopting the following resolution:

“WHEREAS, the Board of Directors of Kidpik has determined that it is expedient and in the best interests of Kidpik and its stockholders for Kidpik to complete the Merger on the terms and subject to the conditions set forth in that certain Agreement and Plan of Merger and Reorganization by and among Kidpik, Kidpik Merger Sub, Inc., and Nina Footwear Corp., dated March 29, 2024, as amended by the First Amendment thereto dated July 22, 2024 (as amended further from time, the “Merger Agreement”) including the shares of Company common stock issuable in connection therewith, pursuant to which the Company will acquire Nina Footwear (as it has, and may be, amended from time to time and including all exhibits and schedules thereto, the “Merger Agreement”).

RESOLVED, that the purchase of Nina Footwear on the terms and subject to the conditions set forth in the Merger Agreement, and the other terms and conditions of the Merger Agreement, including, but not limited to, the shares of Company common stock issuable in connection therewith, issuable to the stockholders of Nina Footwear as set forth therein, are hereby approved, authorized and adopted in all respects.”

A vote in favor of the Merger Proposal will be deemed the approval of the Merger Agreement, the terms and conditions thereof, and all of the transactions contemplated therein and thereby, including, but not limited to all common stock issuable thereunder.

Required Vote; Recommendation of the Board of Directors

Approval of the Merger Proposal requires that a majority of the votes cast on such Merger Proposal are voted “FOR” approval of the Merger Proposal, by the holders of shares of Kidpik’s voting stock present in person (i.e., virtually at the Annual Meeting) or by proxy and entitled to vote on the matter at the Annual Meeting, provided that a quorum exists at such Annual Meeting. For purposes of the vote on the Merger Proposal, a broker non-vote, an abstention or a failure to submit a proxy card or vote by mail, telephone, over the Internet or at the Annual Meeting will have no effect on the vote to approve the Merger Proposal, except to the extent that a failure to vote prevents the Company from obtaining a quorum for the Annual Meeting.

The Merger is contingent upon the Merger Proposal being approved by Kidpik’s stockholders at the Annual Meeting, but is not contingent on approval of any of the other Proposals by Kidpik’s stockholders.

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THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE MERGER PROPOSAL.

Proposal No. 4:

Approval of the Issuance of More Than 20% of the Company’s Issued and Outstanding Common Stock in Connection WITH Convertible Debentures

Overview

Our common stock is listed on The Nasdaq Capital Market under the symbol “PIK”, and is therefore subject to Nasdaq Listing Rule 5635(d) (“Rule 5635(d)”).

Rule 5635(d) requires us to obtain stockholder approval prior to the issuance of our common stock in connection with a transaction, other than a public offering as defined in Nasdaq’s listing rules, involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock), which alone or together with sales by officers, directors or substantial shareholders of the Company, equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance, at a price less than the Minimum Price. “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement (the “Closing Price”); or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement.

Convertible Debentures

On May 31, 2024, Kidpik entered into a Securities Purchase Agreement (the “SPA”) with EF Hutton YA Fund, LP (the “Investor”). Pursuant to the SPA, we agreed to sell the Investor three tranches of convertible debentures, in an aggregate principal amount of $2,000,000 (the “Convertible Debentures”).

On May 31, 2024, the first tranche of Convertible Debentures with a face amount of $500,000 (the “Initial Debenture”) was sold to the Investor. We also agreed to sell an additional $500,000 in Convertible Debentures (the “Second Closing” and the “Second Convertible Debenture”) upon the filing of the definitive version of this Proxy Statement, and $1,000,000 (the “Third Closing” and the “Third Convertible Debenture”) in Convertible Debentures on or about the date the Initial Registration Statement (as defined below) becomes effective and we have received approval of stockholders for the Nasdaq Proposal, i.e., for issuances of shares in excess of the Exchange Cap (as defined below)(the date of such stockholder approval, the “Shareholder Approval”).

We agreed to sell all Convertible Debentures with a 10% original issue discount and as a result thereof, we received $450,000 in gross proceeds, prior to expenses, upon the sale of the Initial Debenture. The Second and Third Closings are subject to certain closing conditions, including those discussed above.

The Initial Debenture bears, and the subsequent Convertible Debentures issued under the SPA will bear, interest at an annual rate of 0.0% per annum and will mature on May 31, 2025, as may be extended at the option of the Investor. The interest rate is subject to increase to 18% upon the occurrence and during the continuance of any event of default thereunder as discussed in greater detail below.

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If, any time after the issuance date, an Amortization Event (as defined below) occurs, then the Company is required to make monthly payments to the Investor, beginning on the 10th trading day after the date the Amortization Event occurs and continuing on the same day of each successive calendar month in an amount equal to the sum of (i) $400,000 of principal (in the aggregate among all Convertible Debentures), or the outstanding principal, if less than such amount (the “Amortization Principal Amount”), plus (ii) a prepayment premium of 8% of any amounts paid (the “Payment Premium”), and (iii) accrued and unpaid interest as of each payment date. The obligation of the Company to make monthly prepayments related to an Amortization Event shall cease (with respect to any payment that has not yet come due) if any time after the occurrence of an Amortization Event (A) in the event of a Floor Price Event (defined below), either (i) on the date that is the 5th consecutive trading day that the daily volume weighted average price (VWAP) is greater than 110% of the Floor Price (defined below) then in effect, or (ii) prior to the due date of a monthly payment, the Company has delivered a valid Reduction Notice (defined below) and such reduced Floor Price does not exceed 50% of the market price at the time of such Reduction Notice; or (B) in the event of an Exchange Cap Event, the date the Company has obtained Stockholder Approval to increase the number of shares of common stock under the Exchange Cap and/or the Exchange Cap no longer applies, or (C) in the event of a Registration Event (defined in the Registration Rights Agreement discussed below), the condition or event causing the Registration Event has been cured or the holder is able to resell the shares of common stock issuable upon conversion of the Convertible Debentures in accordance with Rule 144 under the Securities Act, unless a subsequent Amortization Event occurs.

“Amortization Event” means (i) the daily VWAP is less than the Floor Price then in effect for five trading days during a period of seven consecutive Trading Days (a “Floor Price Event”), (ii) unless the Company has obtained the approval from its stockholders in accordance with the rules of the Nasdaq Capital Market for the shares of common stock issuable upon conversion of the Convertible Debentures (such conversion shares in general, the “Conversion Shares”) in excess of the Exchange Cap, the Company has issued in excess of 99% of the common stock available under the Exchange Cap (an “Exchange Cap Event”), or (iii) any time after the Effectiveness Deadline (as defined in the Registration Rights Agreement) a Registration Default (as defined in the Registration Rights Agreement) has occurred.

Pursuant to the Convertible Debentures, we have the right, but not the obligation, to redeem early in cash a portion or all amounts outstanding under the Convertible Debentures at the Redemption Amount (as defined below); provided that we provide the holder with at least 10 trading days’ prior written notice (each, a “Redemption Notice”), which Redemption Notice may only be given if the VWAP on the date such Redemption Notice is delivered is less than the Fixed Price. The “Redemption Amount” means the outstanding principal balance being redeemed by the Company, plus the Payment Premium in respect of such principal amount, plus all accrued and unpaid interest thereunder as of such redemption date. After receipt of a Redemption Notice, the holder has ten trading days (beginning with the trading day immediately following the date of such Redemption Notice) to elect to convert all or any portion of the outstanding principal of the Convertible Debenture plus all accrued and unpaid Interest, if any, plus the Payment Premium, if any, in respect of such Principal. Notwithstanding the foregoing, unless such payment requirement is waived by the Holder, the Company is entitled to make two $25,000 redemption payments without incurring the Payment Premium and without providing the requisite 10-day notice provided that such payments are made pursuant to the terms of the Registration Rights Agreement, discussed below.

Subject to the Exchange Cap and the Stockholder Approval Requirement (defined below), any portion of the outstanding and unpaid principal amount of the Convertible Debentures, together with accrued but unpaid interest, may be converted into shares of common stock of the Company (the “Conversion Shares”) based on a conversion price of the lower of (i) $3.3229 per share of common stock (the “Fixed Price”), or (ii) 91% of the lowest daily volume weighted average trading prices (VWAP) for the common stock during the seven consecutive trading days immediately preceding the conversion date or other date of determination (the “Market Price”), but which Market Price shall not be lower than the Floor Price. Notwithstanding the above, on the closing of the last trading day immediately prior to the effective date of the initial Registration Statement (the “Fixed Price Reset Date”), the Fixed Price is adjusted (downwards only) to equal the closing price as of the Fixed Price Reset Date. “Floor Price” means $0.6580 per share, provided, however, the Company may reduce the Floor Price to any amounts set forth in a written notice to the holder (a “Reduction Notice”); provided that such reduction shall be irrevocable and shall not be subject to increase thereafter.

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The Investor may convert the Convertible Debentures so long as the aggregate number of shares of common stock issued upon conversion thereof does not exceed 390,132 shares (the “Exchange Cap”), provided, however, that the foregoing restriction will no longer apply when the transactions contemplated by the SPA (as well as any other transactions that may be considered part of the same series of transactions pursuant to and in accordance with Nasdaq rules and regulations) have been approved by the Company’s stockholders in accordance with Nasdaq Listing Rule 5635(d) (the “Stockholder Approval Requirement”). Furthermore, the Convertible Debentures may not be converted into shares of common stock to the extent such conversion would result in the Investor and its affiliates having beneficial ownership of more than 4.99% of the Company’s then outstanding shares of common stock, provided that this limitation may be waived by the Investor upon not less than 65 days’ prior notice to the Company.

Pursuant to the SPA, the Company agreed to use commercially reasonable efforts to call and hold a special or annual meeting of stockholders for the purpose of seeking the approval of its stockholders as required by the applicable rules of the Nasdaq Capital Market, for issuances of shares in excess of the Exchange Cap, which meeting is the Annual Meeting. The Company also agreed to use reasonable efforts to hold the special or annual meeting prior to the expected effectiveness of the Initial Registration Statement, or within a short time thereafter. In accordance with the rules of the Nasdaq Capital Market, no shares of common stock beneficially owned by the Investor shall be counted in any vote in favor of the Shareholder Approval.

If the Company, at any time while the Convertible Debentures are outstanding, issues or sells any shares of common stock or convertible securities, for consideration per share (the “New Issuance Price”) less than a price equal to the Fixed Price in effect immediately prior to such issue or sale (such price the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance the Fixed Price then in effect shall be reduced to an amount equal to the New Issuance Price, provided however, the issuance of any certain Excluded Securities (defined in the Convertible Debentures) shall not be considered a Dilutive Issuance.

Events of default under the Convertible Debentures include (a) the Company’s failure to timely pay amounts due under the Convertible Debentures, subject to a five business day cure period; (b) certain bankruptcy events involving the Company or any significant subsidiary occur and are continuing; (c) cross defaults of indebtedness exceeding $100,000, subject to certain cure rights; (d) final judgments against the Company in excess of $100,000, subject to certain discharge and bonding rights; (e) the Company’s common stock shall cease to be quoted or listed for trading, as applicable, on any principal market for a period of ten consecutive trading days; (f) the Company or any subsidiary of the Company shall be a party to any Change of Control Transaction (as defined in the Convertible Debentures) unless in connection with such transaction the Convertible Debentures are redeemed; (g) the Company’s failure to timely deliver shares of common stock upon conversion of the Convertible Debentures, or failure to timely comply with any buy-in obligation under the Convertible Debentures; (h) the Company’s failure to timely file with the Commission any periodic report, subject to certain cure rights; (i) any representation or warranty made or deemed to be made by or on behalf of the Company in or in connection with any transaction document, shall prove to have been incorrect in any material respect (or, in the case of any such representation or warranty already qualified by materiality, such representation or warranty shall prove to have been incorrect) when made or deemed made; or (j) any material provision of any transaction document, at any time after its execution and delivery and for any reason other than as expressly permitted thereunder, ceases to be in full force and effect; or the Company or any other person contests in writing the validity or enforceability of any provision of any transaction document.

If an event of default under the Convertible Debentures occurs and is continuing, the full unpaid principal amount of the applicable Convertible Debentures, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become, at the applicable Investor’s election by notice to the Company, immediately due and payable in cash.

The SPA included representations, warranties, covenants, confidentiality and indemnification obligations, customary for a transaction of the size and type contemplated by the SPA.

We also agreed pursuant to the SPA to not enter into any variable rate transaction or issue or sell any equity, warrants, or debt securities at an implied discount (taking into account all the securities issuable in such offering, including the right to receive additional shares of common stock) to the market price of the common stock at the time of the offering in excess of 35%, until the Convertible Debentures have been repaid in full.

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Pursuant to the SPA we are required to provide the Investor the right of first refusal to invest in any financing transaction pursuant to which the Company proposes to issue and sell any securities of the Company, including any debt, equity or equity-linked securities that are convertible into, exchangeable or exercisable for, or include the right to receive common stock, or the issuance of any notes, debentures, or other forms of indebtedness, for a period of 12 months following the date of the SPA.

The representations, warranties and covenants contained in the SPA were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the SPA, and may be subject to limitations agreed upon by the contracting parties.

Registration Rights Agreement

In connection with the entry into the SPA the Company entered into a Registration Rights Agreement with the Investor (the “Registration Rights Agreement”) pursuant to which the Company is required to file a registration statement registering the resale by the Investor of 1,800,000 shares of common stock issued or to be issued upon conversion of the Initial Convertible Debenture under the Securities Act, and thereafter the Conversion Shares issuable upon conversion of the Second Convertible Debenture and Third Convertible Debenture, when sold. Pursuant to the Registration Rights Agreement, the Company is required to meet certain obligations with respect to, among other things, the timeliness of the filing and effectiveness of registration statements. The Company was required to file a registration statement related to the shares issuable upon conversion of the Initial Convertible Debenture (the “Initial Registration Statement”) no later than August 23, 2024 in the event the SEC does not review the this Proxy Statement, and October 7, 2024 in the event the SEC reviews this Proxy Statement, and obtain effectiveness thereof by the earlier of (A) the 60th calendar day following the filing date thereof (the “Filing Deadline”) and (B) the fifth business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review.

We were not able to meet the filing deadline for the Initial Registration Statement and have not filed the Initial Registration Statement to date. As a result, an event of default has occurred under the Convertible Debenture; however, the Investor has not yet provided us notice of the acceleration of amounts due thereunder. At any time, until we cure such default, the Investor can provide us notice that the full unpaid principal amount of the outstanding Convertible Debentures, together with interest and other amounts owing in respect thereof, is immediately due and payable in cash. We do not currently have sufficient cash on hand to pay amounts due under the Convertible Debenture and if such amount was immediately due and payable we would need to raise additional funding through the sale of debt or equity, which funding may not be available on favorable terms, if at all, and/or sell assets, and may be forced to seek bankruptcy protection, which could cause the securities of the Company to become worthless.

The Registration Rights Agreement includes certain other piggyback and demand registration rights, obligations of the Company and the Investor, and indemnification obligations of the parties, each as described in greater detail therein.

Global Guaranty Agreement

In connection with the entry into the SPA and the issuance of the Initial Convertible Debenture, Merger Sub entered into a Global Guaranty Agreement with the Investor (the “Guaranty”), pursuant to which Merger Sub agreed to guaranty all of the Company’s obligations under the SPA and Convertible Debentures.

* * * * *

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The SPA, Initial Debenture, the Registration Rights Agreement and Global Guaranty, were filed as Exhibits 10.1, 4.1., 10.2 and 10.3, to our Current Report on Form 8-K filed with the SEC on June 5, 2024, which is incorporated by reference herein. See “Where You Can Find More Information; Incorporation of Incorporation By Reference”, for more information.

Resolution

In connection therewith, we are asking our stockholders to vote on the adoption of the following resolution:

“RESOLVED, that the sale of up to $2 million in convertible debentures, the terms of such convertible debentures, and all shares of common stock issuable upon conversion thereof, pursuant to the terms thereof, including, but not limited to the anti-dilution, share adjustment and reset provisions thereof, are hereby APPROVED”.

The issuance of the Conversion Shares pursuant to this proposal may cause significant dilution to existing stockholders.

Reasons for the Proposal

As discussed above, pursuant to Rule 5635(d), stockholder approval prior to the issuance of our common stock in connection with a transaction, other than a public offering as defined in Nasdaq’s listing rules, involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock), which alone or together with sales by officers, directors or substantial shareholders of the Company, equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance, at a price less than the Minimum Price.

Because the Convertible Debentures are convertible into shares of our common stock at a price less than the Minimum Price and because the Conversion Shares will total more than 20% of the voting power outstanding prior to the issuance of such securities, we are seeking stockholder approval for the Convertible Debentures, as described more fully above.

Required Vote; Recommendation of the Board of Directors

Approval of the Nasdaq Proposal requires that a majority of the votes cast on such Nasdaq Proposal are voted “FOR” approval of the Nasdaq Proposal, by the holders of shares of Kidpik’s voting stock present in person (i.e., virtually at the Annual Meeting) or by proxy and entitled to vote on the matter at the Annual Meeting, provided that a quorum exists at such Annual Meeting. For purposes of the vote on the Nasdaq Proposal, an abstention, a broker non-vote or a failure to submit a proxy card or vote by mail, telephone, over the Internet or at the Annual Meeting will have no effect on the vote to approve the Nasdaq Proposal, except to the extent that a failure to vote prevents the Company from obtaining a quorum for the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU

VOTE “FOR” THE APPROVAL OF THE NASDAQ PROPOSAL.

PROPOSAL NO. 5:

APPROVAL OF THE FILING OF A CERTIFICATE OF AMENDMENT TO CHANGE THE COMPANY’S NAME FROM “KIDPIK CORP.” TO “NINA HOLDINGS CORP.”

General

On [ ], 2024, the Board of Directors approved a change in the Company’s name from “Kidpik Corp.” to “Nina Holdings Corp.” (the “Name Change”), and on [ ], 2024, our Board of Directors declared it advisable and in our best interest and directed that there be submitted to the stockholders for approval, a Certificate of Amendment to our Second Amended and Restated Certificate of Incorporation, a copy of which is attached hereto as Annex B (the “Amendment”), to change the name of our company to “Nina Holdings Corp.” The Amendment as filed will be in substantially the form of Annex A, subject to non-material technical, administrative, or similar changes and modifications in the discretion of our executive officers.

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If this Proposal 5 is approved, the Name Change will become effective on the date the Amendment is filed with the Secretary of State of the State of Delaware, or such later date as is specified in the filing. We expect the Amendment to become effective shortly prior to the Closing of the Merger as such Name Change is a condition to closing the Merger.

Notwithstanding this Proposal 5 seeking stockholder approval for the Name Change, in the event the stockholders do not approve the Name Change at the annual meeting, the Board of Directors reserves the right to affect the Name Change without stockholder approval pursuant to Section 242(b)(1) of the Delaware General Corporation Law, which provide that no meeting or vote of stockholders shall be required to adopt an amendment to the certificate of incorporation that effects only changes of a corporation’s name.

Reasons for the Name Change

The Name Change is a required condition to the Closing of the Merger.

Effects of Name Change

If the stockholders approve the Name Change, the Name Change will become effective upon filing of the Amendment. It is also a required condition to Closing that concurrently with, or promptly following, the Closing, our trading symbol change its trading symbol to “NINA”; and we also anticipate obtaining a new CUSIP number for our common stock in connection with the Name Change. While the name change will cause us to incur certain administrative costs, our Board of Directors believes that any potential confusion and costs associated with the Name Change will be outweighed by the expected benefits of the Name Change.

The Name Change will not have any effect on the rights of our existing stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL AND RATIFICATION OF THE CERTIFICATE OF AMENDMENT TO CHANGE OUR NAME FROM “KIDPIK CORP.” TO “NINA HOLDING CORP.”

PROPOSAL 6:

ADOPTION OF THE FIRST AMENDMENT TO THE KIDPIK CORP. FIRST AMENDED AND RESTATED 2021 Equity INCENTIVE PLAN

General

Our sole director and majority stockholders adopted a 2021 Equity Incentive Plan, on May 9, 2021, which was amended and restated by our then sole director and majority stockholders on September 30, 2021 (as amended and restated, the “2021 Plan”).

The share reserve under the 2021 Plan has been significantly depleted through the reduction in the trading price of our common stock and awards made thereunder, as well as the Reverse Stock Split. If our stockholders do not approve an increase in the share reserve under the 2021 Plan, we estimate that we will not have sufficient shares to cover equity award grants for 2024, and we will lose access to an important compensation tool that is key to our ability to attract, motivate, reward, and retain our key employees and directors.

Consequently, on [ ], 2024, upon the recommendation of our Compensation Committee, our Board adopted the First Amendment (the “Amendment”) to the 2021 Plan, subject to stockholder approval. The 2021 Plan, as amended by the Amendment, is hereinafter referred to as the “Amended Plan.”

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The Amendment makes the following key changes to the 2021 Plan:

●	Increase the initial aggregate number of shares of common stock that may be issued pursuant to awards under the 2021 Plan from 627,765 currently (when taking into account prior automatic increases), to 1,100,000 shares, subject to Automatic Increases (as defined below).

●	Provide that the aggregate number of shares of common stock available for awards under the 2021 Plan will automatically increase on April 1st of each year for a period of six years commencing on April 1, 2025 and ending on (and including) April 1, 2031, in an amount equal to the lesser of (A) five percent (5% of the total shares of common stock of the Company outstanding on the last day of the immediately preceding fiscal year; and (B) 1,000,000 shares of common stock (the “Automatic Increases”); provided, however, that the Board may act prior to April 1st of a given year to provide that the increase for such year will be a lesser number of shares of common stock.

●	Increase the maximum number of shares of common stock to be issued under the 2021 Plan, and the maximum number of shares of common stock that may be issued pursuant to the exercise of incentive stock options under the 2021 Plan, from 1,560,000 shares to 8,100,000 shares.

If stockholders do not approve this Proposal 6, the Amendment will not become effective, the proposed additional shares will not become available for issuance under the 2021 Plan, and the 2021 Plan will continue as in effect prior to the Amendment, subject to previously authorized share limits.

A copy of the Amendment is attached as Annex C to this Proxy Statement. Other than the limited amendments described herein, we are not making other changes to the 2021 Plan.

Background and Purpose of the Amended Plan

The 2021 Plan provides for the grant of incentive stock options, or ISOs, within the meaning of Section 422 of the Internal Revenue Code, to our employees, and for the grant of nonstatutory stock options, or NSOs, stock appreciation rights, restricted stock awards, restricted stock unit awards (RSU awards), performance awards and other forms of awards to our employees, directors and consultants and any of our affiliates’ employees and consultants. In making a determination of whether to make an award and the amount of such awards, the Board may take into account the nature of the services rendered by such person, his or her present and potential contribution to the Company’s success, and such other factors as the Board of Directors in its discretion shall deem relevant.

Subject to adjustment in connection with the payment of a stock dividend, a stock split or subdivision or combination of the shares of common stock, or a reorganization or reclassification of the Company’s common stock, the aggregate number of shares of common stock which may be issued pursuant to awards under the 2021 Plan is the sum of (i) 520,000 shares (increasing to 1,100,000 shares if the Amendment is approved), and (ii) an annual increase on April 1st of each calendar year, beginning in 2025 and ending in 2031, in each case subject to the approval of the Board of Directors or the Compensation Committee on or prior to the applicable date, equal to the lesser of (A) five percent (5%) of the total shares of common stock of the Company outstanding on the last day of the immediately preceding fiscal year; and (B) 75,000 shares of common stock (increasing to 1,000,000 shares if the Amendment is approved); provided, however, that the Board of Directors may act prior to April 1st of a given year to provide that the increase for such year will be a lesser number of shares of common stock (the “Share Limit”), also known as an “evergreen” provision. Notwithstanding the above, no more than 1,560,000 incentive stock options or awards may be granted pursuant to the terms of the 2021 Plan (increasing to 8,100,000 if the Amendment is approved).

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Shares subject to stock awards granted under our 2021 Plan that expire or terminate without being exercised in full or that are paid out in cash rather than in shares will not reduce the number of shares available for issuance under our 2021 Plan. Shares withheld under a stock award to satisfy the exercise, strike or purchase price of a stock award or to satisfy a tax withholding obligation will not reduce the number of shares available for issuance under our 2021 Plan. If any shares of our common stock issued pursuant to a stock award are forfeited back to or repurchased or reacquired by us (i) because of a failure to meet a contingency or condition required for the vesting of such shares; (ii) to satisfy the exercise, strike or purchase price of a stock award; or (iii) to satisfy a tax withholding obligation in connection with a stock award, the shares that are forfeited or repurchased or reacquired will revert to and again become available for issuance under our 2021 Plan.

Plan Administration

Our board of directors, or a duly authorized committee of our board of directors, administers our 2021 Plan. Our board of directors may delegate to one or more of our officers the authority to (i) designate employees (other than officers) to receive specified stock awards; and (ii) determine the number of shares subject to such stock awards. Under our 2021 Plan, our board of directors will have the authority to determine stock award recipients, the types of stock awards to be granted, grant dates, the number of shares subject to each stock award, the fair market value of our common stock, and the provisions of each stock award, including the period of exercisability and the vesting schedule applicable to a stock award.

Under our 2021 Plan, our board of directors also generally will have the authority to effect, with the consent of any materially adversely affected participant, (i) the reduction of the exercise, purchase, or strike price of any outstanding option or stock appreciation right; (ii) the cancellation of any outstanding option or stock appreciation right and the grant in substitution therefore of other awards, cash, or other consideration; or (iii) any other action that is treated as a repricing under generally accepted accounting principles.

Stock Options

ISOs and NSOs are granted under stock option agreements adopted by the administrator. The administrator will determine the exercise price for stock options, within the terms and conditions of our 2021 Plan, except the exercise price of an ISO stock option will not be less than 100% of the fair market value of our common stock on the date of grant (110% if granted to a greater than 10% stockholder). Options granted under our 2021 Plan will vest at the rate specified in the stock option agreement as will be determined by the administrator.

The administrator will determine the term of stock options granted under our 2021 Plan, up to a maximum of 10 years. Unless the terms of an optionholder’s stock option agreement, or other written agreement between us and the optionholder, provide otherwise, if an optionholder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death, or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. This period may be extended in the event that exercise of the option is prohibited by applicable securities laws. If an optionholder’s service relationship with us or any of our affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term. Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the administrator and may include (i) cash, check, bank draft or money order; (ii) a broker-assisted cashless exercise; (iii) the tender of shares of our common stock previously owned by the optionholder; (iv) a net exercise of the option if it is an NSO; or (v) other legal consideration approved by the administrator.

Unless the administrator provides otherwise, options or stock appreciation rights generally are not transferable except by will or the laws of descent and distribution. Subject to approval of the administrator or a duly authorized officer, an option may be transferred pursuant to a domestic relations order, official marital settlement agreement, or other divorce or separation instrument.

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Tax Limitations on ISOs

The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by an award holder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our parent or subsidiary corporations unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant; and (ii) the term of the ISO does not exceed five years from the date of grant.

Restricted Stock Unit Awards

Restricted stock unit awards are granted under restricted stock unit award agreements adopted by the administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to our board of directors and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award.

Except as otherwise provided in the applicable award agreement, or other written agreement between us and the recipient, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Restricted Stock Awards

Restricted stock awards are granted under restricted stock award agreements adopted by the administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past or future services to us, or any other form of legal consideration that may be acceptable to our board of directors and permissible under applicable law. The administrator will determine the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with us ends for any reason, we may receive any or all of the shares of common stock held by the participant that have not vested as of the date the participant terminates service with us through a forfeiture condition or a repurchase right.

Stock Appreciation Rights

Stock appreciation rights are granted under stock appreciation right agreements adopted by the administrator. The administrator will determine the purchase price or strike price for a stock appreciation right, which may be less than 100% of the fair market value of our common stock on the date of grant. A stock appreciation right granted under our 2021 Plan will vest at the rate specified in the stock appreciation right agreement as will be determined by the administrator. Stock appreciation rights may be settled in cash or shares of our common stock or in any other form of payment as determined by our board of directors and specified in the stock appreciation right agreement.

The administrator will determine the term of stock appreciation rights granted under our 2021 Plan, up to a maximum of 10 years. If a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability, or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. This period may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate upon the termination date. In no event may a stock appreciation right be exercised beyond the expiration of its term.

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Performance Awards

Our 2021 Plan will permit the grant of performance awards that may be settled in stock, cash or other property. Performance awards may be structured so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. Performance awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, our common stock.

The performance goals may be based on any measure of performance selected by our board of directors. The performance goals may be based on company-wide performance or performance of one or more business units, divisions, affiliates, or business segments, and may be either absolute or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by our board of directors at the time the performance award is granted, our board will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (vi) to exclude the dilutive effects of acquisitions or joint ventures; (vii) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (viii) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (ix) to exclude the effects of stock based compensation and the award of bonuses under our bonus plans; (x) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (xi) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles.

Other Stock Awards

The administrator will be permitted to grant other awards based in whole or in part by reference to our common stock. The administrator will set the number of shares under the stock award (or cash equivalent) and all other terms and conditions of such awards.

Non-Employee Director Compensation Limit

The aggregate value of all compensation granted or paid to any non-employee director with respect to any calendar year, including awards granted and cash fees paid by us to such non-employee director, will not exceed $200,000 in total value, except such amount will increase to $250,000 for the first year for newly appointed or elected non-employee directors.

Changes to Capital Structure

In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split, or recapitalization, appropriate adjustments will be made to (i) the class and maximum number of shares reserved for issuance under our 2021 Plan, (ii) the class and maximum number of shares by which the share reserve may increase automatically each year, (iii) the class and maximum number of shares that may be issued on the exercise of ISOs, and (iv) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.

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Corporate Transactions

In the event of a corporate transaction (as defined in the 2021 Plan), unless otherwise provided in a participant’s stock award agreement or other written agreement with us or one of our affiliates or unless otherwise expressly provided by the administrator at the time of grant, any stock awards outstanding under our 2021 Plan may be assumed, continued or substituted for by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us with respect to the stock award may be assigned to the successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then (i) with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full (or, in the case of performance awards with multiple vesting levels depending on the level of performance, vesting will accelerate at 100% of the target level) to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse (contingent upon the effectiveness of the corporate transaction); and (ii) any such stock awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, except that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the corporate transaction.

In the event a stock award will terminate if not exercised prior to the effective time of a corporate transaction, the administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value to the excess (if any) of (i) the value of the property the participant would have received upon the exercise of the stock award, over (ii) any per share exercise price payable by such holder, if applicable. In addition, any escrow, holdback, earn out or similar provisions in the definitive agreement for the corporate transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of our common stock.

Change in Control

Stock awards granted under our 2021 Plan may be subject to acceleration of vesting and exercisability upon or after a change in control (as defined in the 2021 Plan) as may be provided in the applicable stock award agreement or in any other written agreement between us or any affiliate and the participant, but in the absence of such provision, no such acceleration will automatically occur.

Plan Amendment or Termination

Our board of directors has the authority to amend, suspend, or terminate our 2021 Plan at any time, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our stockholders. No ISOs may be granted after the tenth anniversary of the date our board of directors adopts our 2021 Plan. No stock awards may be granted under our 2021 Plan while it is suspended or after it is terminated.

Clawbacks

On November 9, 2023, the Board of Directors of the Company approved the adoption of a Policy for the Recovery of Erroneously Awarded Incentive Based Compensation (the “Clawback Policy”), with an effective date of October 2, 2023, in order to comply with the final clawback rules adopted by the Securities and Exchange Commission under Section 10D and Rule 10D-1 of the Securities Exchange Act of 1934, as amended (“Rule 10D-1”), and the listing standards, as set forth in the Nasdaq Listing Rule 5608 (the “Final Clawback Rules”).

The Clawback Policy provides for the mandatory recovery of erroneously awarded incentive-based compensation from current and former executive officers as defined in Rule 10D-1 (“Covered Officers”) of the Company in the event that the Company is required to prepare an accounting restatement, in accordance with the Final Clawback Rules. The recovery of such compensation applies regardless of whether a Covered Officer engaged in misconduct or otherwise caused or contributed to the requirement of an accounting restatement. Under the Clawback Policy, the Board of Directors may recoup from the Covered Officers erroneously awarded incentive compensation received within a lookback period of the three completed fiscal years preceding the date on which the Company is required to prepare an accounting restatement.

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Awards under the 2021 Plan are subject, to the extent held by Covered Officers, and to the extent falling within the Clawback Policy, to clawback pursuant to the terms of the Clawback Policy.

Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to the recipient and the Company with respect to participation in the 2021 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

The Code provides that a participant receiving a nonqualified stock option ordinarily does not realize taxable income upon the grant of the stock option. A participant does, however, realize compensation income taxed at ordinary income tax rates upon the exercise of a nonqualified stock option to the extent that the fair market value of the common stock on the date of exercise exceeds the stock option price. Subject to the deduction limitation under Section 162(m) of the Code (which disallows a federal income tax deduction to any publicly-held corporation for compensation paid in excess of $1.0 million in any taxable year to certain “covered employees”, which term includes the named executive officers of the Company), the Company is entitled to a federal income tax deduction for compensation in an amount equal to the ordinary income so realized by the participant. When the participant sells the shares acquired pursuant to a nonqualified stock option, any gain or loss will be capital gain or loss (this assumes that the shares represent a capital asset in the participant’s hands), and there will be no tax consequences for the Company.

The grant of an incentive stock option does not result in taxable income to a participant. The exercise of an incentive stock option also does not result in taxable income, provided that the circumstances satisfy the employment requirements in the Code. However, the exercise of an incentive stock option may give rise to alternative minimum tax liability for the participant. In addition, if the participant does not dispose of the common stock acquired upon exercise of an incentive stock option during the statutory holding period, then any gain or loss upon subsequent sale of the common stock will be a long-term capital gain or loss. This assumes that the shares represent a capital asset in the participant’s hands. The statutory holding period lasts until the later of two years from the date the stock option is granted and one year from the date the common stock is transferred to the participant pursuant to the exercise of the stock option. If the employment and statutory holding period requirements are satisfied, the Company may not claim any federal income tax deduction upon either the exercise of the incentive stock option or the subsequent sale of the common stock received upon exercise. If these requirements are not satisfied (a “disqualifying disposition”), the amount of ordinary income taxable to the participant is the lesser of the fair market value of the common stock on the date of exercise minus the stock option price and the amount realized on disposition minus the stock option price. Any excess is long-term or short-term capital gain or loss, assuming the shares represent a capital asset in the participant’s hands. Subject to the deduction limitation under Section 162(m) of the Code, in the case of a disqualifying disposition, the Company is entitled to a federal income tax deduction in an amount equal to the ordinary income realized by the participant.

The exercise of a stock option through the exchange of previously-acquired stock will generally be treated as a non-taxable like-kind exchange as to the number of shares given up and the identical number of shares received under the stock option. That number of shares will take the same tax basis and, for capital gain purposes, the same holding period as the shares that are given up. The value of the shares received upon such an exchange which are in excess of the number given up will be taxed to the participant at the time of the exercise as ordinary income, taxed as compensation. The excess shares will have a new holding period for capital gains purposes and a tax basis equal to the value of such shares determined at the time of exercise. If the tendered shares were acquired through the prior exercise of an incentive stock option and do not satisfy the statutory two-year and one-year holding periods (“disqualified shares”), then the tender will result in compensation income to the optionee taxed as ordinary income equal to the excess of the fair market value of the disqualified shares, determined when the prior incentive stock option was exercised, over the exercise price of the disqualified shares. The optionee will increase his tax basis in the number of shares received on exercise equal to the number of shares of disqualified shares tendered by the amount of compensation income recognized by the optionee with respect to the disqualified shares. Generally, the federal income tax consequences to the optionee are similar to those described above relating to the exercise of a stock option through the exchange of non-disqualified shares.

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If an optionee exercises a stock option through the cashless exercise method by authorizing a broker to sell a specified number of the shares to be acquired through the stock option exercise having a market value equal to the sum of the stock option exercise plus any transaction costs (the “cashless shares”), the optionee should be treated as constructively receiving the full amount of stock option shares, followed immediately by a sale of the cashless shares by the optionee. In the case of an incentive stock option, the cashless exercise method would result in the cashless shares becoming disqualified shares and taxed in a manner described above for disqualified shares.

In the case of a nonqualified stock option, the cashless exercise method would result in compensation income to the optionee with respect to both the cashless shares and remaining stock option shares as discussed above relating to nonqualified stock options. Since the optionee’s tax basis in the cashless shares that are deemed received and simultaneously sold on exercise of the stock option is equal to the sum of the exercise price and the compensation to the optionee, no additional gain should be recognized by the optionee upon the deemed sale of the cashless shares.

Under Section 83(b) of the Code, an employee may elect to include in ordinary income, as compensation at the time restricted stock is first issued, the excess of the fair market value of the stock at the time of issuance over the amount paid, if any, by the employee. In this event, any subsequent change in the value of the shares will be recognized for tax purposes as capital gain or loss upon disposition of the shares, assuming that the shares represent a capital asset in the hands of the employee. An employee makes a Section 83(b) election by filing the election with the IRS no later than 30 days after the restricted stock is transferred to the employee. If a Section 83(b) election is properly made, the employee will not be entitled to any loss deduction if the shares with respect to which a Section 83(b) election was made are later forfeited. Unless a Section 83(b) election is made, no taxable income will generally be recognized by the recipient of a restricted stock award until the shares are no longer subject to the transfer restrictions or the risk of forfeiture. When either the transfer restrictions or the risk of forfeiture lapses, the employee will recognize ordinary income, taxable as compensation, in an amount equal to the excess of the fair market value of the common stock on the date of lapse over the amount paid, if any, by the employee for the stock. Absent a Section 83(b) election, any cash dividends or other distributions paid with respect to the restricted stock prior to the lapse of the transfer restrictions or risk of forfeiture will be included in the employee’s ordinary income as compensation at the time of receipt and subsequent appreciation or depreciation will be recognized as capital gain or loss, assuming that the shares represent a capital asset in the hands of the employee.

Generally, an employee will not recognize any taxable income upon the grant of stock appreciation rights, performance shares, or other stock or cash-based award. At the time the employee receives the payment for the stock appreciation right, performance shares, or other stock or cash-based award, the fair market value of shares of common stock or the amount of any cash received in payment for such awards generally is taxable to the employee as ordinary income, taxable as compensation.

Subject to the deduction limitation under Section 162(m) of the Code, the Company or one of its subsidiaries will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that an employee recognizes ordinary income from awards under the Amended Plan.

The exercisability of a stock option or a stock appreciation right, the payment of a performance share or the elimination of restrictions on restricted stock, may be accelerated, and special cash settlement rights may be triggered and exercised, as a result of a change in control. If any of the foregoing occurs, all or a portion of the value of the relevant award at that time may be considered a parachute payment under the Code. This is relevant for determining whether a 20% excise tax (in addition to income tax otherwise owed) is payable by the participant as a result of the receipt of an excess parachute payment pursuant to the Code. The Company will not be entitled to a deduction for that portion of any parachute payment which is subject to the excise tax.

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Awards planned under the 2021 Plan

There are no current plans to issue any awards under the 2021 Plan at this time.

Vote Required

This proposal to approve the Equity Play Proposal requires approval by the affirmative vote of a majority of shares of common stock present in person or represented by proxy at the Annual Meeting, to be approved.

Board Recommendation

The Board recommends that you vote “FOR” Proposal 5, the approval and adoption of the Equity Plan Proposal.

Required Vote; Recommendation of the Board of Directors

The Equity Plan Proposal will be adopted and approved only if such proposal receives the affirmative vote of a majority of the voting shares present in person or via proxy at the Annual Meeting, provided that a quorum is present at the Annual Meeting. Accordingly, a stockholder’s failure to vote by proxy or to vote at the Annual Meeting, as well as an abstention from voting or broker non-vote will have the same effect as a vote “AGAINST” the Equity Plan Proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE EQUITY PLAN PROPOSAL.

Proposal No. 7:

the Adjournment Proposal

General

If the number of shares of common stock (which each vote one voting share on all stockholder matters) present in person (i.e., virtually at the Annual Meeting) or represented by proxy at the Annual Meeting and voting in favor of the proposals to approve the Merger Proposal or Nasdaq Proposal is insufficient to approve the Merger Proposal at the time of the Annual Meeting, we intend to move to adjourn the Annual Meeting, if necessary or appropriate (as determined in good faith by our Board of Directors) to a later time or date, from time to time, in order to enable the Board of Directors to solicit additional proxies in respect of the Merger Proposal and Nasdaq Proposal.

In the Adjournment Proposal, we are asking you to authorize the holder of any proxy solicited by the Board of Directors to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn the Annual Meeting to another time and place for the purpose of soliciting additional proxies. If our stockholders approve the Adjournment Proposal, we could adjourn the Annual Meeting and any adjourned session of the Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously voted.

Required Vote; Recommendation of the Board of Directors

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on such proposal, by the holders of shares of Kidpik’s voting stock present in person (i.e., virtually at the Annual Meeting) or by proxy and entitled to vote on the matter at the Annual Meeting, provided that a quorum exists at such Annual Meeting. For purposes of the vote on the Adjournment Proposal, an abstention, a broker non-vote or a failure to submit a proxy card or vote by mail, telephone, over the Internet or at the Annual Meeting will have no effect on the vote to approve the Adjournment Proposal, except to the extent that a failure to vote prevents the Company from obtaining a quorum for the Annual Meeting.

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THE BOARD OF DIRECTORS RECOMMENDS THAT YOU

VOTE “FOR” THE ADJOURNMENT PROPOSAL.

Information About Nina Footwear

Unless otherwise indicated, the information presented in this section is based on the historical operations and financial statements of Nina Footwear. Such information does not give effect to the Merger.

Contact Information

The name, complete mailing address and telephone number of the principal executive offices of Nina Footwear are: 200 Park Avenue South, 3rd Floor, New York, New York 10003, and its telephone number is (212) 399-2323.

Business

Nina Footwear has been designing footwear in New York City since 1953. Brothers Stanley and Mike Silverstein, Cuban emigrants, set up shop in a small loft on Prince Street, naming the company after Stanley’s first-born daughter, Nina. The factory flourished during the glory days of American manufacturing, with Stanley as the designer and Mike as the salesman.

Stanley Silverstein, known in the industry as a creative genius, began Nina Footwear with handmade wood bottom clogs. He designed the first raw-seamed, unlined skimmers; stretch, quilted and multi-color boots; and countless other novel designs, with creativity and craftsmanship. His intimate knowledge for design won him accolades, in 1992 Stanley and Mike Silverstein were inducted into the Footwear News Hall of Fame, in 1965 Stanley was recognized with the American Shoe Designer’s Award, and in 1996 Stanley was honored by the Spanish Modelistas Association for his creativity and his contribution to the Spanish Shoe Industry. Stanley’s fresh designs and Mike’s talent for sales and marketing were widely recognized and in 1997 Stanley and Mike received the Lifetime Achievement Award from Fashion Footwear Association of New York (FFANY).

In 1978, Nina Footwear acquired the Delman and I. Miller brands adding a salon division, and in 1992, reached an agreement with the legendary French shoe design Roger Vivier. The newly established venture labeled as “Roger Vivier for Delman”, renewed Vivier’s historic association with the Delman label. Today the family-owned Nina Footwear business has grown its brand into a leading design house of special occasion shoes, bridal shoes, bags, and kids shoes.

In 2012, Mr. Ezra Dabah (Stanley Silverstein’s son in-law) purchased 80% of the company from Stanley and Mike Silverstien and became the Chief Executive Officer. Mr. Dabah is also the Chief Executive Officer of Kidpik where he has focused on, and spent most of his time, over the past 10 years.

Nina Footwear and its subsidiaries design, source, and market fashion-forward branded footwear and accessories for women and children. Nina Footwear distributes its products in the wholesale channel through department stores, shoe chains, off-price retailers, online retailers, national chains, specialty retailers, and independent stores throughout the United States, Canada, Australia, and other international markets. In addition, its products are distributed through its direct-to-consumer channel within the United States, and Canada.

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Nina Footwear’s product lines are designed towards special occasions and wedding events, mainly dress and bridal shoes, fashionably designed for a broad range to capitalize on market size. Over the past 70 years, Nina Footwear has established a reputation as a brand known for quality and fashionable footwear and over the past 25 years, has been a trusted authority in the women’s bridal and special occasion shoe category. Nina Footwear is known for design creativity and its ability to offer quality, seasonable, and fashionable products at accessible price points.

Nina Footwear designs, merchandises, sources, and markets its brands and sells its products, including its women’s and girl’s dress shoes which are designed and marketed for special occasions and include sandals, pumps, boots, girl’s shoes and accessories.

Nina Footwear’s direct to consumer business serves as a marketing tool that allows it to strengthen its brand recognition and to showcase its products. Nina Footwear believes that its website enhances its overall sales and brand image.

Nina Footwear operates an office in China, as a subsidiary. This location acts as a liaison between the factories and Nina Footwear’s US operations. The China office is responsible for sample development, merchandising, price negotiations, procurement, quality control and timely delivery of Nina Footwear’s products.

Market Information

According to a July 2024 report by Grand View Research, the global footwear market size is estimated to reach $588.2 billion in 2030 and is anticipated to grow at a compound annual growth rate (CAGR) of 4.3% from 2024 to 2030. According to statista, in 2024, the U.S. footwear market is expected to generate revenue of $95.0 billion, making it the largest revenue-generating market globally, and the U.S. market is expected to grow annually at a rate of 2.99% (CAGR 2024-2029).

Nina Footwear operates in the niche special occasion dress shoe category accounting for only a small portion of the overall shoe industry. Nina Footwear plans to leverage its archive and expand its Nina Brand into the casual segment of the shoe industry. Nina Footwear also sees the potential opportunity to expand its brands into the casual and athletic segment of the shoe industry, which according to one survey conducted by Emerson College Polling (the 2023 Holiday Shoe Sales Forecast), represents approximately 80% of the type of shoes that such persons polled planned to purchase during the 2023 holiday season.

Nina Footwear believes it is known for its quality, comfort, fashion style and affordable price in the bridal dress shoe category, and believes that it can seamlessly cross borders and appeal to international customers, as well as U.S. customers. With the global market estimated to reach $588.2 billion in 2030 (as discussed above), Nina Footwear believes that the opportunity to expand in the largest international countries such as China and India, could provide a growth opportunity.

Nina Footwear has relationships with many large retailers and these continuing partnerships demonstrate customer brand loyalty. We have consistently had higher than average reviews of our shoes, with customers particularly noting the comfort, quality, and style of our product.

Moving forward, Nina Footwear plans to grow its brands organically, by capitalizing on brand recognition and its relationships with large retailers to upsell and cross sell existing partners. In addition, Nina Footwear plans to develop and sell expanded categories to widen Nina Footwear’s total addressable market. Nina Footwear is also contemplating bringing back the “Delman” brand, along with a continuing focus on increasing mobile and online sales. Following the Closing of the Merger, the combined company may also seek further accretive acquisitions that it believes will bring additional revenues and profitability, with good management teams that have high growth potential.

Product Design and Development

Nina Footwear believes that it has a competitive advantage based on its teams’ extensive knowledge and experience of the footwear industry, and of implementing, optimizing, and executing strong internal processes with its design, merchandising, and procurement teams.

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All of Nina Footwear’s shoes are developed by its in-house design team in New York City. Seasonally, its design team develops a sample line, created in its own sample room in China, allowing for style and trend flexibility, and ensuring quality of fit. Nina Footwear’s design, and sales teams continuously collaborate to ensure that the customer preferences, market trends, and product offerings are being met and Nina Footwear is maintaining its core fashion values. Nina Footwear’s design and sales team also analyzes trends and feedback, as well as historical data to identify essential styles, replenishment, and quantities to support its business needs. Nina Footwear’s production team works directly with suppliers and factories to produce its finalized styles, ensuring each style is made to all of Nina Footwear’s detailed specifications including quality, color, sizing, and fit. Nina Footwear relies on a limited number of factories where it contracts to manufacture its products and while Nina Footwear has long-standing relations with such factories, it does not have long-term contracts with these parties. For the year ended December 31, 2023, five vendors accounted for approximately 76% of inventory purchases. For the six months ended June 30, 2024, five vendors accounted for approximately 90% of inventory purchases. Nina Footwear’s production team also coordinates and provides specific instruction on all packing and shipping requirements to ensure efficiencies. Nina Footwear’s products are shipped from its manufacturers directly to Nina Footwear’s distribution center in Texas, which handles all of Nina Footwear’s warehousing, fulfillment, packing, outbound shipping, returns, and exchanges. Nina Footwear’s internal design process allows it to control all style specifications, including color, sizing and fit, across all of its shoe, and accessory categories.

Nina Footwear contracts to manufacture with vendors for the products its sell. As of November 1, 2024, we procured merchandise from more than 20 vendors. In the event these vendors decide to terminate their relationships with Nina Footwear or cease supplying products, such vendors may be difficult to replace and/or the products they supply Nina Footwear may be more expensive or of lesser quality. It can take a significant amount of time and resources to identify, develop and maintain relationships with vendors. The termination of, or material changes to, arrangements with key vendors, disagreements with key vendors as to payment or other terms, or the failure of a key supplier or vendor to meet its contractual obligations to Nina Footwear may require Nina Footwear to contract with alternative vendors. If Nina Footwear has to replace key vendors, it may be subject to pricing or other terms less favorable than those it currently enjoys, and it may be difficult to identify and secure relationships with alternative vendors that are able to meet Nina Footwear’s volume requirements and quality or other standards. If Nina Footwear cannot replace or engage vendors who meet its specifications and standards in a short period of time, Nina Footwear could encounter increased expenses, shortages of items, disruptions, or delays in customer shipments. If this were to occur, Nina Footwear could experience delays in shipments, cancellations, and a reduction in sales revenue, any of which could materially adversely affect Nina Footwear’s business, financial condition and operating results.

Nina Footwear Archive:

Nina Footwear believes that great design thrives on knowledge and inspiration. That’s why Nina Footwear created the “Nina Archive”. Nina Footwear’s museum worthy collection features many thousands of unique pieces, spanning more than two centuries, showcasing the evolution of its brands, and the footwear industry. The archive is a unique and invaluable design resource as noted below:

The Nina Collection: Creative & Innovative Design. The collection includes thousands of pairs and prototypes, starting with Nina Footwear’s first handmade wooden clogs and skimmers from the 1950’s, encapsulating Nina Footwear’s vibrant creativity and craftsmanship in each decade’s trends and design. The Nina Archive also features hand drawn sketches through the decades, highlighting the creativity of many talented designers. Also included is over 40 years of store window photography from around the globe, alongside historical design, packaging and branding materials.

The I. Miller collection: A Legacy of Imagination and Craft. The I. Miller Archive is a treasure trove of design, from exotic leathers, beading and handwork to groundbreaking concepts and modern engineering. This collection celebrates its heritage as “Shoemaker to the Stars,” featuring a diverse array of pieces that inspire creativity and includes footwear brands I Miller, Miller Eye, I Miller Ingenue, and I Miller Europa.

The Delman Collection: Timeless Style. Delman’s collection boasts iconic shoes once worn by legends such as Marilyn Monroe and Audrey Hepburn. With over 1,200 pairs and prototypes from 1919 to 2017, this archive captures the essence of an American Brand and celebrity culture, highlighting collaborations with renowned designers like Roger Vivier and Dior. Footwear brands include Delman, Delmanettes, and Studio Delman.

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Nina Footwear’s archive extends beyond footwear. It includes an impressive array of artifacts and ephemera, with over 1,000 international design magazines, historical publications, advertising and editorial materials, and including original sketches from celebrated designers. Each item tells a unique story, revealing the trends and innovations that have shaped the footwear industry. The collection includes:

●	A large collection from the Joseph LaRose inventory. Including “The Cinderella Collection” of Lucite & vinyl mid-century sandals;

●	A collection of Mid-century designers including Herbert & Beth Levine, including the Kabuki pump, fishnet stocking & “wading” boots;

●	An Important Collection of Antique Footwear from around the world, from the 17th Century forward;

●	Iconic examples of footwear – Famolare’s Wave, The Earth Shoe, The high heel sneaker and more; and

●	A design component library including lasts and construction components, all kinds of upper treatments, wovens, ornaments and findings.

Design Inspiration at Our Fingertips. The Nina Archive is more than just a collection; it is a dynamic library to spark new ideas. A space where history meets innovation, paving the way for the next generation of footwear design.

Pricing Strategy

The footwear market is competitive, and therefore is price sensitive. Through Nina Footwear’s integration model, Nina Footwear controls the entire process from design to merchandising, procurement and fulfillment, offering a balanced value equation of price, quality, and fashion. This allows Nina Footwear to avoid having to pay middlemen markups and make its brand accessible to a broad range of consumers.

Manufacturing And Supply Chain

Nina Footwear sources its product lines based on its individual design, style, and quality specifications. It does not own or operate any foreign manufacturing facilities; rather, it uses its own subsidiary located in China, to source and quality control its products from independently owned manufacturers in China, some of whom Nina Footwear has established long-term relationships. Nina Footwear has not entered into any long-term manufacturing or supply contracts and instead it believes that a sufficient number of alternative sources exist for the manufacture of its products.

Nina Footwear tracks inventory flow on a regular basis, monitors sell-through data, and incorporates input on product demand from wholesale customers and its direct-to-consumer store.

The suppliers and manufacturers of its products are required to adopt its Supplier Code of Conduct which specifies that they comply with all local laws and regulations governing human rights, working conditions, anti-corruption laws, restricted substances, and environmental compliance, including animal welfare and conflict minerals, before Nina Footwear will conduct business with them. Nina Footwear is committed to working with manufacturers, suppliers, vendors, and agents that share its goal of maintaining socially responsible and sustainable business practices.

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Most of Nina Footwear’s products are shipped via ocean freight carriers to its distribution facility in Texas. Nina Footwear relies to a lesser extent on air carriers for the shipping of merchandise.

Distribution

Nina Footwear’s Wholesale and Direct-to-Consumer businesses generated net sales of approximately $8,442,987 and 5,578,089, for the three months ended June 30, 2024 and 2023; $17,676,987 and $14,334,548 for the six months ended June 30, 2024 and 2023; $29,105,633 and $37,682,829 for the years ended December 31, 2023 and 2022. Each of these distribution channels is described in greater detail below.

Nina Footwear’s products are distributed through its wholesale channel to over 180 retailers, including department stores, off-price retailers, shoe chains, online retailers, national chains, specialty retailers, and independent stores, throughout the United States, Canada, Australia, and other international markets, along with its direct to consumer products which are sold through its ninashoes.com website.

Nina Footwear’s top five wholesale customers, in no particular order, include: Nordstrom, Macy’s, DSW, JC Penney, and Van Maur.

Competition

The shoe industry is highly competitive. Nina Footwear competes with numerous footwear and accessory companies. Its competitors have greater financial and other resources than Nina Footwear does. Nina Footwear believes that effective marketing, favorable brand image, fashionable styling, high quality, value, and long-term working relationship history with its customers are the most important competitive factors, and it intends to continue to employ these elements in its business. However, Nina Footwear cannot be certain that it will be able to compete successfully against its current and future competitors, or that competitive pressures will not have a material adverse effect on its business, financial condition, and results of operations.

Marketing

Nina Footwear has focused on creating a full-funnel marketing strategy that covers all stages of the customer journey, to establish itself as a leading designer and marketer of special occasion fashion footwear and accessories, addressing a diverse set of consumers. Its marketing activities include digital brand marketing, social media and influencer marketing, and public relations.. Nina Footwear continues to promote its e-commerce website where customers can purchase Nina Footwear merchandise directly.

Social Media Community

Nina Footwear has garnered a substantial number of social media followers across various platforms, particularly Facebook and Instagram. As of November 1, 2024, Nina Footwear had approximately 65,000 likes on Facebook and approximately 75,000 followers on Instagram (a like and follow may be done by the same person). User generated content, also known as UGC, is published to Facebook and Instagram by Nina Footwear’s customers, which is then republished to Nina Footwear’s social media accounts, ads, emails, and more which Nina Footwear has found helps build social proof and trust for people to shop with Nina Footwear. This UGC content accounts for some of Nina Footwear’s best performing brand images in terms of engagement and generates awareness through our customers’ respective channels when they share about their experience with Nina Footwear.

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Information Systems

Nina Footwear maintains its information technology and security policies, comprised of risk management policies and procedures surrounding its information systems, cybersecurity practices, and protection of confidential information. Nina Footwear’s Chief Information Officer, Moshe Dabah, has ultimate oversight of its cyber risk management policies and procedures. As part of Nina Footwear’s information security program, all employees including high-risk users and executives, are required to complete training on information security awareness, including cybersecurity, global data privacy requirements, and information technology compliance measures. Additionally, Nina Footwear maintains network security and cyber liability insurance in order to provide a level of financial protection in the event of certain covered cyber losses and data breaches.

Intellectual Property

Nina Footwear’s strategy for the continued growth of its business includes protecting its brand presence of footwear and accessories. It considers company-owned trademarks to be among its most valuable assets, and has registered many of its trademarks in the United States and 18 other countries. Nina Footwear believes that these trademarks have significant value and are important for purposes of identifying the company’s products and distinguishing them from the products of others.

Trademarks Nina Footwear believes to be most significant to its business include: “Nina”, “N Nina”, “Touch of Nina”, “Delman” and “I.Miller”, for use in connection with the manufacture, marketing, and sale of its products.

Human Capital Resources

As of November 5, 2024, Nina Footwear employed approximately 35 employees located in the United States, of which 33 are full-time and 2 are part-time. Nina Footwear’s management considers its relationship with employees to be good. Nina Footwear has never experienced a material interruption of its operations due to a labor dispute.

Government Regulations

Nina Footwear is subject to numerous U.S. federal and state and foreign laws and regulations that affect companies conducting business on the internet. Many of these laws and regulations are still evolving and being tested in courts, and could be interpreted in ways that could harm Nina Footwear’s business. These may involve user privacy, data protection and personal information, the privacy of consumer information and other laws regarding unfair and deceptive trade practices.

U.S. federal and state and foreign laws and regulations, which in some cases can be enforced by private parties in addition to government entities, are constantly evolving and can be subject to significant change. As a result, the application, interpretation, and enforcement of these laws and regulations are often uncertain, particularly in the rapidly evolving industry in which Nina Footwear operates, and may be interpreted and applied inconsistently from country to country and inconsistently with Nina Footwear’s current policies and practices.

Nina Footwear’s sales of shoes and accessories, are also subject to regulation, including in the United States by the Federal Trade Commission and the Consumer Products Safety Commission (CPSC), as well as various other federal, state, local and foreign regulatory authorities. These laws and regulations principally relate to the proper labeling, advertising, marketing, manufacture, safety, shipment and disposal of our products. Because Nina Footwear imports its products from abroad, Nina Footwear is also subject to import regulations and regulations relating to trade. For example, the California Transparency in Supply Chains Act, which became effective on January 1, 2012, requires Nina Footwear to provide certain information about its efforts to eradicate human trafficking from its supply chain.

Because Nina Footwear sells children’s shoes, Nina Footwear is subject to the Consumer Product Safety Improvement Act, which requires that children’s products: (a) comply with all applicable children’s product safety rules; (b) be tested for compliance by a CPSC-accepted accredited laboratory, unless subject to an exception; (c) have a written Children’s Product Certificate that provides evidence of the product’s compliance; and (d) have permanent tracking information affixed to the product and its packaging where practicable.

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To the best of Nina Footwear’s knowledge, all of Nina Footwear’s suppliers and manufacturers adhere to labor and workplace standards and operate in compliance with all applicable laws, including laws prohibiting child labor, forced labor and unsafe working conditions.

Nina Footwear is also subject to environmental laws, rules and regulations which could affect Nina Footwear’s operations.

Proposed or new legislation and regulations could also significantly affect Nina Footwear’s business. There currently are a number of proposals pending before federal, state, and foreign legislative and regulatory bodies.

Seasonality and Other Factors

Nina Footwear’s operating results are subject to some variability due to seasonality and other factors. Historically, some of its businesses, including its Direct-to-Consumer segment, have experienced retail seasonality in connection with holidays and numerous summer occasions. Nina Footwear’s diverse range of product offerings, however, provides some mitigation to the impact of seasonal changes in demand for certain items. In addition to seasonal fluctuations, its operating results fluctuate from quarter-to-quarter as a result of the weather, the timing of holidays and larger shipments of footwear, market acceptance of products, pricing and presentation of the products offered and sold, the cost of materials, the product mix among its wholesale, and direct-to-consumer, the incurrence of other operating costs, and factors beyond its control, such as general economic conditions and actions of competitors. Revenue levels in any period are also impacted by customer decisions to increase or decrease their inventory levels in response to anticipated consumer demand. Nina Footwear’s customers may cancel orders, change delivery dates, or change the mix of products ordered with minimal notice.

Properties

Nina Footwear’s corporate and executive offices are located at 200 Park Avenue South, 3rd Floor, New York, New York 10003. Our fulfillment center/warehouse is located in Hutchins, Texas.

The fulfillment center lease provides Nina Footwear the right to approximately 125,000 square feet of space in Hutchins, Texas, has a term from February 1, 2024 to January 31, 2029, and requires Nina Footwear to pay a monthly rental cost of $64,215 per month.

The New York corporate office lease provides approximately 20,000 square feet of space, in consideration for $55,000 per month of rental charges.

A portion of both of these lease spaces is subleased to Kidpik. On April 1, 2024, the Company entered into a sub-lease agreement with Nina Footwear to occupy approximately 32,570 square feet of space in Hutchinson, Texas through February 1, 2029, unless canceled or terminated pursuant to the sub-lease agreement. The Company will pay Nina Footwear a fixed monthly rent pursuant to the terms of the agreement ($21,587 per month), constituting 26% of the amount paid by Nina Footwear. The lease is set to expire on February 1, 2029.

The New York corporate office sublease provides Kidpik Corp. the right to use a portion of the space leased by Nina Footwear (approximately 7,500 square feet of space). The Company will pay a percentage of the related party’s fixed monthly rent, including contingent rental expenses. The lease is set to expire on April 30, 2027, with an average monthly rent of $29,259, which we believe is the current market price for such office space in New York City. We use our corporate offices for operating including, , marketing, technology, customer service, photo studio, and styling and box personalization. Prior to the new lease agreement, the New York corporate office was subleased from Nina Footwear, the sublease provides us the right to use a portion of the space leased by Nina Footwear (approximately 7,500 square feet of space), in consideration for $27,500 per month of rental charges.

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Nina Footwear believes its facilities are sufficient to meet its current needs. Nina Footwear does not own any real property.

Legal Proceedings

From time to time, Nina Footwear may be subject to legal proceedings, claims, and government investigations in the ordinary course of business. These may include, but not be limited to, claims relating to: its products and services; workforce, technology, and business processes, such as worker classification and patent claims; and intellectual property, such as trademarks and copyright infringement claims. The results of any future litigation cannot be predicted with certainty and, regardless of the outcome, litigation can have an adverse impact on Nina Footwear because of defense and settlement costs, diversion of management resources, harm to brand and reputation, and other factors.

Nina Footwear may become involved in material legal proceedings in the future.

Management’s Discussion and Analysis of Financial Condition and Results of Operations of NINA FOOTWEAR

The following discussion and analysis should be read in conjunction with the financial statements of Nina Footwear included elsewhere in this Proxy Statement. The following discussion contains forward-looking statements. The forward-looking statements are dependent upon events, risks and uncertainties that may be outside of Nina Footwear’s control. Future results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those factors discussed hereunder under “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” all of which are difficult to predict. In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur. Nina Footwear and the Company do not undertake any obligation to publicly update any forward-looking statements except as otherwise required by applicable law.

The majority of the numbers presented below are rounded numbers and should be considered as approximate.

Factors Affecting Nina Footwear’s Future Performance

Nina Footwear believes that its performance and future success depends on several factors that present opportunities for it, but also pose risks and challenges, including those referenced in the section titled “Risk Factors—Risk Factors Related to Nina Footwear and the Combined Company.”

Overall Economic Trends

The overall economic environment and related changes in consumer behavior have a significant impact on Nina Footwear’s business. In general, positive conditions in the broader economy promote customer spending at retail stores and Nina Footwear’s website, while economic weakness, which generally results in a reduction of customer spending, may have a more pronounced negative effect on spending at retail stores and Nina Footwear’s websites. Macroeconomic factors that can affect customer spending patterns, and thereby Nina Footwear’s results of operations, include employment rates, business conditions, changes in the housing market, the availability of credit, as is being currently experienced and increases in fuel costs, energy costs, raw material costs, and supply chain challenges. Nina Footwear is continuing to navigate the uncertainties presented by the current macroeconomic environment and remains focused on improving its sales, the conversion of new customers and Nina Footwear’s overall customer experience.

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Components of Results of Operations

Note that Nina Footwear’s classification of the various items making up cost of sales, selling, shipping and handling, general and administrative and factor commission may vary from other companies in its industry, and as such, may not be comparable to a competitor’s.

Net Sales

Nina Footwear generates revenue through the sales of products to department stores, shoe chains, off-price retailers, online retailers, national chains, specialty retailers, and independent stores throughout the United States, Canada, Australia, and other international markets. In addition, its products are distributed through its direct-to-consumer channel within the United States, and Canada. Nina Footwear also generates sales through Nina Footwear’s direct to customer website at Ninashoes.com, and through third-party websites.

Net revenue is presented net of promotional discounts, actual customer credits, estimated refunds and returns, and customer advertising allowances. When Nina Footwear uses the term revenue in this Management’s Discussion and Analysis of Financial Condition and Results of Operations, Nina Footwear is referring to net revenue, unless otherwise stated.

Cost of sales

Cost of sales consists of the costs of merchandise, the expenses of shipping and importing (duty/tariff payments) such merchandise to Nina Footwear’s warehouse for distribution, and inventory write-offs, offset by the recoverable cost of merchandise estimated to be returned.

Selling

Selling expenses consist primarily of marketing expenses, salespersons compensation, and other related costs.

Shipping and Handling

Shipping and handling include the costs of shipping merchandise, the cost of fulfillment and return processing, the materials used for packing, as well as warehouse rental expense and management salary.

General and Administrative Expenses

General and administrative expenses consist primarily of corporate payroll, professional fees, third-party seller fees, rent, bad debt expense, depreciation and credit card fees, among others.

Factor Commission

Factor commission consists of fees paid to Nina Footwear’s factor who assumes the credit risk and provides immediate cash flow to Nina Footwear. Nina Footwear factored approximately 98% of its wholesale business receivables for the year ended December 31, 2023, and the quarter and year-to-date June 30, 2024, to Nina Footwear’s factor.

Other Income/Expenses

Other income and expenses consist primarily of interest expense associated with Nina Footwear’s factoring line of credit and outstanding notes payable, along with management fee income from related party and miscellaneous income. For the year ended 2022, Nina Footwear recorded approximately $4.0 million in miscellaneous income due to forgiveness of debt, and Nina Footwear did not record any income due to the forgiveness of debt for 2023 or 2024 to date.

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Provision for Income Taxes

Nina Footwear’s provision for income taxes consists of an estimate of federal and state income taxes based on enacted federal and state tax rates, as adjusted for allowable credits, deductions, uncertain tax positions, and changes in the valuation allowance of Nina Footwear’s net federal and state deferred tax assets.

In 2023 and 2022, Nina Footwear operated as an S corporation paying only state income taxes. As of January 1, 2024, Nina Footwear elected to become a C corporation and received IRS approval.

Foreign Currency Translation Adjustments

Foreign currency translation is the result of the consolidation of Nina Footwear’s foreign subsidiary into Nina Footwear’s reporting currency.

Results of Operations

Comparison of the quarter and year-to-date period ended June 30, 2024, versus the quarter and year- to-date period ended June 30, 2023.

Net Sales

Nina Footwear’s net sales for the quarter ended June 30, 2024 increased by 51.4% to $8,442,987, compared to $5,578,089 for the same period in 2023, an increase of $2,864,898, which was driven by an increase in Nina Footwear’s mid-tier business which is its moderately priced merchandise.

	For the second quarter ending
	June 30, 2024	June 30, 2023	Change ($)	Change (%)
Total net sales	$8,442,987	$5,578,089	$2,864,898	51.4%

Nina Footwear’s net sales for June 30, 2024, year-to-date, increased by 23.3% to $17,676,987, compared to $14,334,548 for the same period in 2023, an increase of $3,342,439, which was also driven by an increase in Nina Footwear’s mid-tier business, which is its moderately priced merchandise

	Year-to-date
	June 30, 2024	June 30, 2023	Change ($)	Change (%)
Total net sales	$17,676,987	$14,334,548	$3,342,439	23.3%

Cost of sales

Nina Footwear’s cost of sales increased by 62.8% to $3,710,957 for the quarter ended June 30, 2024, compared to $2,279,149 for the same period in 2023, an increase of $1,431,808.

Nina Footwear’s cost of sales increased by 25.4% to $7,801,189 for June 30, 2024, year-to-date, compared to $6,218,651 for the same period in 2023, an increase of $1,582,538.

The increase in cost of sales for the quarter and year-to-date as of June 30, 2024, compared to the same periods in 2023, was primarily attributable to an increase in revenue, especially in Nina Footwear’s mid-tier business which has a higher cost of sales.

Gross Profit and Gross Profit as a Percentage of Revenue

Nina Footwear’s gross profit was $4,732,030 for the quarter ended June 30, 2024, compared to gross profit of $3,298,940 for the same period in 2023. Gross profit as a percentage of revenue was 56.0% for the quarter ended June 30, 2024, compared to 59.1% for the same period in 2023. The 3.1% decrease in gross profit percentage is due to a disproportionate increase in Nina Footwear’s mid-tier business, which is its moderately priced merchandise, as a percentage to total revenues.

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Nina Footwear’s gross profit was $9,875,798 for June 30, 2024, year-to-date, compared to gross profit of $8,115,897 for the same period in 2023. Gross profit as a percentage of revenue was 55.9% for June 30, 2024, year-to-date, compared to 56.6% for the same period in 2023. The 0.7% decrease in gross profit percentage is due to a disproportionate increase in Nina Footwear’s mid-tier business, which is its moderately priced merchandise, as a percentage to total revenues.

The increase in gross profit for the quarter and year-to-date as of June 30, 2024, compared to the same period in 2023, was primarily attributable to increased revenues, related to an increase in Nina Footwear’s mid-tiered business, and a new agreement with one of Nina Footwear’s wholesale customers in which Nina Footwear ships merchandise on assignment and is paid monthly for sales. The agreement commenced in February 2024. As of June 30, 2024, Nina Footwear had sales of approximately $2.4 million compared to $1.1 million for the same period in 2023. This is offset by the high growth in Nina Footwear’s mid-tier retail business where Nina Footwear’s merchandise is sold at a lower margin.

Operating Expenses

Nina Footwear’s operating expenses for the quarters ended June 30, 2024 and 2023 are summarized in the table below:

	For the second quarter ending
	June 30, 2024	June 30, 2023	Change ($)	Change (%)
Expenses
Selling	$1,030,720	$1,047,888	$(17,168)	(1.6)%
Shipping and handling	954,690	838,874	115,816	13.8%
General and administrative	2,404,432	1,722,480	681,952	39.6%
Factor commission	21,290	15,978	5,312	33.2%
Total expenses	$4,411,132	$3,625,220	$785,912	21.7%

Nina Footwear’s operating expenses include general and administrative expenses, selling, shipping and handling, and factor commission, as shown in the table above. Nina Footwear’s operating expenses for the quarter ended June 30, 2024, increased by $785,912 or 21.7% to $4,411,132, compared to $3,625,220 for the same period in 2023. This increase was mainly a result of (i) a $115,816 increase in shipping and handling expenses due to an increase in revenues; (ii) a decrease in selling expenses of $17,168, due to a decrease in selling related payroll and expenses; (iii) a $681,952 increase in general and administrative expenses, which was driven by increased payroll due to severance for California employees, depreciation, and third-party seller fees which were not present in the same period of 2023; and (iv) an increase of $5,312 in factor commission, which is the result of increased revenue.

Nina Footwear’s operating expenses for June 30, 2024, year-to-date and the same period for 2023, are summarized in the table below:

	Year-to-date
	June 30, 2024	June 30, 2023	Change ($)	Change (%)
Expenses
Selling	$1,988,373	$2,042,419	$(54,046)	(2.6)%
Shipping and handling	1,993,393	1,723,752	269,641	15.6%
General and administrative	4,461,039	3,474,705	986,334	28.4%
Factor commission	46,353	45,839	514	1.1%
Total expenses	$8,489,158	$7,286,715	$1,202,443	16.5%

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Nina Footwear’s operating expenses include general and administrative expenses, selling, shipping and handling, and factor commission, as shown in the table above. Nina Footwear’s operating expenses year-to-date for June 30, 2024, increased by $1,202,443 or 16.5% to $8,489,158, compared to $7,286,715 for the same period in 2023. This increase was mainly a result of (i) a $269,641 increase in shipping and handling expenses due to increased revenues; (ii) a decrease in selling expenses of $54,046, due to a decrease in selling related payroll and expenses, offset by an increase in marketing expense; (iii) a $986,334 increase in general and administrative expenses, which was driven by increased professional fees related to the planned merger, and payroll, including severance for California employees and depreciation, offset by decreases in bank service fees and bad debts; and (iv) an increase of $514 in factor commission, which is the result of increased revenues.

Income (Loss) from Operations

Loss from operations increased from a loss of $326,280 for the quarter ended June 30, 2023, to income of $320,898 for the same period ended June 30, 2024. The increase in income from operations was largely due to an increase in revenues, offset by an increase in the cost of sales and operating expenses, each as discussed above.

Income from operations increased from $829,182 for June 30, 2023, year-to-date, to $1,386,640 for the same period ended June 30, 2024. The increase in income from operations was largely due to an increase in revenues, offset by an increase in the cost of sales and operating expenses, each as discussed above.

Other Income (Expenses)

Other expenses increased by $331,962, from $62,633 for the quarter ended June 30, 2023, to $394,595 for the same period ended June 30, 2024. The change was the result of an increase in interest expense of $299,947, a decrease in other income of $16,260 and a decrease in management fee income of $15,755.

Other expenses increased by $463,456, from $99,984 for the June 30, 2023, year-to-date, to $563,440 for the same period ended June 30, 2024. The change was the result of an increase in interest expense of $454,052, an increase in management fee of $27,886, and an increase in other income of $18,482.

Income before income taxes

Nina Footwear had net loss before income taxes of $73,697 for the quarter ended June 30, 2024, compared to a net loss before income taxes of $388,913 for the period ended June 30, 2023, a decrease in net income before income taxes of $315,216. The increase in net income before income taxes was primarily due to an increase in revenues, offset by an increase in the cost of sales and operating expenses, each as discussed above.

Nina Footwear had net income before income taxes of $823,200 for the June 30, 2024, year-to-date, compared to net income before income taxes of $729,198 for the same period ended June 30, 2023, an increase in net income before income taxes of $94,002. The increase in net income before income taxes was primarily due to an increase in revenues, offset by an increase in the cost of sales and operating expenses, each as discussed above.

Provision for income taxes

The decrease in provision for taxes of $345,318 for the quarter ended June 30, 2024 was attributed to the change in corporate status from an S-Corp in 2023 to a C-Corp as of January 1, 2024, as well as an adjustment that re-evaluates the change to a C-Corp.

The decrease in provision for taxes of $221,018 for June 30, 2024, year to date, was attributed to the change in corporate status from an S-Corp in 2023 to a C-Corp as of January 1, 2024, as well as an adjustment that re-evaluates the change to a C-Corp.

It is anticipated that after the Merger has closed, Nina Footwear will be able to use Kidpik’s net operating loss of approximately $40 million dollars for the foreseeable future.

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Comparison of the year ended December 31, 2023 versus the year ended December 31, 2022

Net Sales

Nina Footwear’s net sales for the year ended December 31, 2023, decreased by 22.8% to $29,105,633, compared to $37,682,829 for the same period in 2022, a decrease of $8,577,196. The decrease in revenue was the result of high customer demand during the first half of 2022 for special occasion footwear and bridal shoes, which was fueled by the aftermath of the COVID-19 pandemic where wedding events had been postponed and were rescheduled and increased significantly during the first half of 2022. Lower 2023 revenues were the result of Nina Footwear wholesale accounts reducing their inventories due to the slowdown in sales in the second half of 2022, due to the aftermath of the COVID-19 pandemic.

	December 31, 2023	December 31, 2022	Change ($)	Change (%)
Total net sales	$29,105,633	$37,682,829	$(8,577,196)	(22.8)%

Cost of Sales

Nina Footwear’s cost of sales decreased by 29.3% to $13,684,146 for the year ended December 31, 2023, compared to $19,366,145 for the same period in 2022, a decrease of $5,681,999.

The decrease in cost of sales for the period ended December 31, 2023, compared to the same period in 2022, was primarily attributable to reduced sales as well as a related decrease in duty and freight costs.

Gross Profit and Gross Profit as a Percentage of Revenue

Nina Footwear’s gross profit was $15,421,487 for the year ended December 31, 2023, compared to gross profit of $18,316,684 for the same period in 2022. The decrease in gross profit for the year ended December 31, 2023, compared to the same period in 2022, was primarily attributable to reduced sales as described above.

Gross profit as a percentage of revenue was 53.0% for the year ended December 31, 2023, compared to 48.6% for the same period in 2022. The increase in the gross margin for the year ended December 31, 2023, compared to 2022 was the result of some of Nina Footwear’s wholesale customers aggressive order placement in the first half of 2022 (which was the result in the uptick in weddings after COVID-19 restrictions were lifted), putting them in an overstock position during the second half of 2022 when the post COVID-19 pandemic sales euphoria slowed down. To assist in clearing out overstock with these customers, Nina Footwear sold merchandise at lower margins as well as issued higher markdown allowances on goods held by these customers resulting in a lower margin for the year ended December 31, 2022.

Operating Expenses

Nina Footwear’s operating expenses for the years ended December 31, 2023 and 2022, are summarized in the table below:

	December 31, 2023	December 31, 2022	Change ($)	Change (%)
Expenses
Selling	$3,979,254	$3,594,752	$384,502	10.7%
Shipping and handling	4,028,578	3,007,799	1,020,779	33.9%
General and administrative	6,852,532	6,972,421	(119,889)	(1.7)%
Factor commission	94,383	139,586	(45,203)	(32.4)%
Total expenses	$14,954,747	$13,714,558	$1,240,189	9.0%

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Nina Footwear’s operating expenses include general and administrative expenses, selling expenses, shipping and handling expenses, and factor commission expenses, as shown in the table above. Nina Footwear’s operating expenses for the year ended December 31, 2023, increased by $1,240,189 or 9.0% to $14,954,747, compared to $13,714,558 for the same period in 2022. This increase was mainly a result of (i) a $1,020,779 increase in shipping and handling expenses due to an increase in shipping costs, and moving costs, and temporary help associated with the move of the warehouse from California to Texas in the fourth quarter of 2023; (ii) an increase in selling costs of $384,502, due to an increase in marketing spend; (iii) a $119,889 decrease in general and administrative expenses, which was driven by a decrease in credit loss expense due to lower sales, offset by increases in payroll, due to severance for California employees and depreciation expense; and (iv) a decrease of $45,203 in factor commission which is the result of decreased sales.

Income from Operations

Income from operations decreased from $4,602,126 for the year ended December 31, 2022, to $466,740 for the year ended December 31, 2023. The decrease in income from operations was largely due to a decrease in revenue and an increase in expenses as discussed above.

Other (Income) Expenses

Other expenses/(income) decreased by $4,052,572, from income of $3,696,073 for the year ended December 31, 2022, to $356,499 of expenses for the year ended December 31, 2023. The change was the result of a decrease in miscellaneous income of $3,872,025 related to the forgiveness of debt of approximately $4.0 million in 2022, decrease of $12,781 in management fee income, and an increase in interest expense of $167,766.

Income before income taxes

Nina Footwear had net income of $110,242 for the year ended December 31, 2023, compared to net income of $8,298,199 for the year ended December 31, 2022, a decrease of $8,187,957. The decrease in net income was primarily due to a decrease in revenue and an increase in operating expenses, and other expenses, each as discussed above, along with an approximately $4 million decrease in other income due to the forgiveness in debt as discussed above.

Provision for income taxes

Provision for income taxes increased $11,785 from $47,915 for the year ended December 31, 2022, to $59,700 for the year ended December 31, 2023, due to an increase in comprehensive income for state and local income taxes.

Liquidity and Capital Resources

	June 30, 2024	December 31, 2023	Change ($)	Change (%)
Cash	$369,273	$321,822	$47,451	14.7%
Working capital	$2,026,630	$2,925,036	$(898,406)	(30.7)%
Short-term debt and related loans	$3,769,898	$2,999,003	$770,895	25.7%

For both the period ended June 30, 2024, and the year ended December 31, 2023, short-term debt and related loans in the above schedule consist of amounts due to Nina Footwear’s factor, subordinated debt, and advances payable.

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As of June 30, 2024, Nina Footwear had total current liabilities of $8,000,703, consisting mainly of accounts payable of $1,701,343, due to factor of $1,855,715, subordinated debt of $1,150,000, operating lease liability of $1,082,459, finance lease liabilities of $59,124, advances payable of $764,183 and accrued expenses and other current liabilities of $1,387,878.

As of December 31, 2023, Nina Footwear had total current liabilities of $7,062,592, consisting mainly of accounts payable of $2,693,189, due to factor of $1,849,003, subordinated debt of $1,150,000, operating lease liability of $281,225 and accrued expenses and other current liabilities of $1,089,175.

As of June 30, 2024, Nina Footwear had $10,027,333 in total current assets, working capital of $2,026,630 and total accumulated equity of $1,104,567.

As of December 31, 2023, Nina Footwear had $9,987,628 in total current assets, working capital of $2,925,036 and a total accumulated equity of $71,445.

To further elaborate on the above, the trend in Nina Footwear’s business is positive with revenue projected to be up compared to the prior year, gross margin is anticipated to remain consistent with the past years (at approximately 50%) and Nina Footwear has had a positive cash flow for the past three years and expects to generate positive cash flow positive from operations in the foreseeable short-term future (that is, for the 12 months of the latest interim balance sheet June 30, 2024 included with this proxy statement).

There is some uncertainty regarding Nina Footwear’s new agreement with one of its accounts whereby merchandise is shipped on consignment and cannot be factored. The customer pays Nina Footwear monthly as the consignment merchandise is sold to end customers. Nina Footwear is taking the credit risk of $0.8 million at cost, it should be noted that this risk is mitigated by the customer’s rating of BB+. Borrowers with a BB+ rating have a somewhat stronger ability to meet their financial commitments but are still vulnerable to adverse economic conditions or changes in circumstances.

Nina Footwear, in the foreseeable short-term future, anticipates a capital expenditure related to the installation and implementation of a new enterprise resource planning (ERP) system with cost estimated at $0.25 million, as well as severance and vacation pay related to Nina Footwear’s warehouse move from California to Dallas of approximately $0.1 million.

Nina Footwear has and plans to continue to take advantage of cash advances from a financial institution, with two advances executed in February 2024 and May 2024, which were used to supplement Nina Footwear’s cash flow. It should be noted that Nina Footwear has paid the February advance in full and paid back half of the second advance, both being paid off quicker than required.

Cash Flows

For the six months ended June 30, 2024 and 2023

	June 30, 2024	June 30, 2023
Cash (used in) provided by:
Operating activities	$(1,485,362)	$219,807
Investing activities	(186,577)	(80,431)
Financing activities	1,719,286	(296,112)
Effect of exchange rate changes on cash	104	(978)
Net increase (decrease) in cash	$47,451	$(157,714)

Net cash used in operating activities for the six months ended June 30, 2024, was $1,485,362, compared to cash provided by operating activities of $219,807 for the six months ended June 30, 2023. The increase in Nina Footwear’s cash used in operating activities was primarily due to an increase in the changes in operating assets and liabilities of $1,708,565, was mainly driven by an increase in amounts due to our factoring bank of $3.0 million offset by an increase in inventory of approximately $1.0 million, as well as a decrease in non-cash adjustments of $162,149, which consists of depreciation, provision for credit losses, and gain on accounts payable settlements and an increase in net income of $315,020.

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Nina Footwear had $186,577, in net cash used in investing activities for the six months ended June 30, 2024, related to the warehouse relocation from California to Texas, compared to $80,431 of net cash used in investing activities for the six months ended June 30, 2023.

Nina Footwear had $1,719,286 of net cash provided by financing activities for the six months ended June 30, 2024, which was due to net proceeds from factor loan of $1,065,665 and advances payable of $764,183, repayment of finance lease obligations of $29,562 and $81,000 related to repayments of landlord settlement compared to $296,112 of net cash used in financing activities for the six months June 30, 2024, related to payments associated with subordinated debt of $355,754 and $81,000 related to repayments of landlord settlement, offset by proceeds from factor financing of $140,642.

For the years ended December 31, 2023 and 2022

	December 31, 2023	December 31, 2022
Cash (used in) provided by:
Operating activities	$(47,290)	$3,973,418
Investing activities	(385,880)	(17,193)
Financing activities	391,853	(3,848,784)
Effect of exchange rate changes on cash	(1,596)	(10,044)
Net (decrease) increase in cash	$(42,913)	$97,397

Net cash used in operating activities was $47,290 for the year ended December 31, 2023, compared to cash provided by operating activities of $3,973,418 for the year ended December 31, 2022. The increase in Nina Footwear’s cash used in operating activities was primarily due to an increase in the changes in operating assets and liabilities of $422,123, as well as an increase in non-cash adjustments of $3,773,361 related to gain on accounts payable settlements and a decrease in net income of $8,216,192.

Nina Footwear had $385,880 in net cash used in investing activities for the year ended December 31, 2023, compared to $17,193 of net cash used in investing activities for the year ended December 31, 2022, which was solely due to the purchase of leasehold improvements and equipment of its new distribution center in Texas.

Nina Footwear had $391,853 of net cash provided by financing activities for the year ended December 31, 2023, which was mainly due from net proceeds from Nina Footwear’s factoring bank, compared to $3,848,784 of net cash used in financing activities attributable to repayments to Nina Footwear’s factoring bank for the year ended December 31, 2022.

Subordinated debt

In September 2020, Nina Footwear entered into three promissory notes which matured on December 31, 2023 with Joia Kazam, the son of Ezra Dabah. As of June 30, 2024, only two notes remain payable for a total amount of $1,150,000 due from two shareholders. The promissory note for $150,000 matured on December 31, 2023, bears no interest and is payable on demand.

In November 2020, Nina Footwear entered into a promissory note in the principal amount of $1,000,000 with one of its shareholders (Joia Kazam, the son of Ezra Dabah). The $1,000,000 promissory note, which matured on October 22, 2022, bears interest at 2% per annum on the outstanding balance and is payable on demand. This note is included in current liabilities as of June 30, 2024.

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The promissory notes are secured by a security interest in Nina Footwear’s accounts receivable, proceeds and related assets, inventory, and all intangibles. These promissory notes are at all times subordinate to the outstanding borrowing with Nina Footwear’s factor institution and one of its shareholders.

The balance was $1,150,000 and $1,150,000 as of June 30, 2024, and December 31, 2023, respectively.

Advance payable and short-term debt

On February 5, 2024, Nina Footwear entered into a cash advance agreement with a financial institution and was advanced cash totaling $485,000 to be used for operating expenses. In accordance with the agreement, Nina Footwear agreed to repay $523,800, including interest, through daily payments equaling 17% of cash receipts from Shopify Inc. The cash advance bears interest of 8% per annum until fully paid no later than 18 months. This advance was paid in full as of July 3 2024.

On April 16, 2024, Nina Footwear entered into a cash advance agreement with a financial institution and was advanced cash totaling $346,000, to be used for operating expenses. In accordance with the agreement, Nina Footwear agreed to repay $379,735, plus interest, over 26 weeks. The cash advance bears interest of 9.75% per annum until fully paid no later than October 15, 2024. The note was repaid in full on October 15, 2024.

On April 18, 2024, Nina Footwear entered into a $346,000 loan agreement (the “Note”) with Kidpik. The Note does not accrue interest but will accrue interest of 5% per annum upon the occurrence of an event of default, with weekly payments of principal and interest in the amount of $14,605, due each week beginning with the week ended April 26, 2024, until the earlier of the maturity date of such Note, the payment in full thereof, or the closing of the Merger, where the Note is expected to be forgiven by Nina Footwear. The Note is due upon the earlier of October 31, 2024, and upon acceleration by Nina Footwear pursuant to the terms thereof. The Note includes customary events of default and allows Nina Footwear the right to accelerate the amount due under the Note upon the occurrence of such event of default, subject to certain cure rights. The parties are currently in discussions regarding an extension of this note through closing.

On May 30, 2024, Nina Footwear entered into a cash advance agreement with a financial institution and was advanced cash totaling $460,000 to be used for operating expenses. In accordance with the agreement, Nina Footwear agreed to repay $519,000, including interest, through daily payments equaling 17% of cash receipts from Shopify Inc. The cash advance bears interest of 8% per annum until fully paid no later than 18 months.

Critical Accounting Estimates

Nina Footwear’s audited year end and unaudited condensed interim financial statements and the related notes thereto included elsewhere in this Proxy Statement are prepared in accordance with U.S. GAAP. The preparation of these financial statements requires management to make estimates and assumptions that affect the reporting values of assets and liabilities, and the reported amounts of revenue and expenses during the reporting period. Refer to the significant accounting policies section in Note 1 to the Nina Footwear annual financial statements included herein under “Index to Financial Statements of the Nina Footwear”, for a comprehensive list of all material estimates.

Nina Footwear believes that the following accounting estimates in its historical financial statements are most subjective, challenging and uncertain and hence, present a reasonable likelihood to impact its future results of operations and recorded assets and liabilities materially. Actual results could differ from those estimates. To the extent that there are differences between Nina Footwear’s estimates and actual results, its future financial statement presentation, financial condition, results of operations and cash flows will be affected. For the years ended December 31, 2023 and 2022, along with the period ended June 30, 2024, Nina Footwear had no material changes in critical accounting estimates.

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Inventory: Inventory, consisting primarily of finished goods, is valued at the lower of cost or net realizable value using the weighted average cost method. Nina Footwear continually evaluates its inventories by assessing slow moving products. The net realizable value of aged inventory is estimated based on historical sales trends for each product, the impact of market trends, an evaluation of economic conditions and the value of current orders relating to the future sales of this type of inventory. Estimates are regularly updated based upon this continuing review.

Impairment Assessment of Long-lived assets: Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. Recoverability is measured by comparing the carrying value of such assets to the estimated undiscounted cash flows expected to result from the use of such assets and their ultimate disposition. This assessment requires the use of estimates and assumptions as to future cash flows from such assets, which are subject to a high degree of judgment and are unique to each asset. If assumptions as to future cash flows decrease in the future, Nina Footwear may be required to record impairment charges for these assets. For the years ended December 31, 2023 and 2022, along with the period ended June 30, 2024, Nina Footwear recorded no impairments against long-lived assets.

The discussion and analysis of Nina Footwear’s financial condition and results of operations are based upon its consolidated financial statements included herein under “Index to Financial Statements of the Nina Footwear”. Certain information regarding critical accounting estimates are included under “Note 1 – Nature of business and summary of significant accounting policies”, to the audited financial statements of Nina Footwear for the years ended December 31, 2023 and 2022, included herein, under “Index to Financial Statements of the Nina Footwear” and “Note 1- Nature of business and summary of significant accounting policies”, to the unaudited financial statements of the Nina Footwear for the quarters ended June 30, 2024 and 2023, included herein, under “Index to Financial Statements of the Nina Footwear”.

The Merger

The discussion of the Merger in this Proxy Statement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this Proxy Statement as Annex A, and is incorporated by reference into this Proxy Statement. We encourage you to read the Merger Agreement carefully and, in its entirety, as it is the legal document that governs the Merger.

Parties to the Merger

Kidpik Corp.

Kidpik was formed as “ER18 LLC”, a Delaware limited liability company on April 16, 2015, in connection with the filing of a Certificate of Formation with the Secretary of State of Delaware. On August 24, 2015, Kidpik filed a Certificate of Amendment to its Certificate of Formation with the Secretary of State of Delaware, changing its name to Kidpik LLC. On August 18, 2016, pursuant to the filing of a Certificate of Conversion from a Limited Liability Company to a Corporation pursuant to Section 265 of the Delaware General Corporation Law, Kidpik converted from a Delaware limited liability company to a Delaware corporation.

Kidpik operates as a subscription-based e-commerce company on the proposition of making shopping easy, convenient, and accessible for parents by delivering fashionable and customized kids’ outfits in a box. Kidpik provides kids clothing subscription boxes for boys and girls (sizes 12M-16) that include mix-&-match, coordinated outfits that are personalized based on each member’s style preferences. We focus on providing entire outfits from head-to-toe (including shoes) by designing each seasonal collection in-house from concept to box.

After launching with girls’ subscription boxes for sizes 4-14 in 2016, Kidpik has continued to expand its product offering and marketing channels. Kidpik expanded into boys’ clothing, added larger sizes for boys and girls (up to 16 for apparel and 6 youth for shoes), in the Spring of 2022, added toddler sizes down to 2T & 3T for apparel and 7 & 8 toddler shoes, and launched shop.kidpik.com, where it sells individual apparel items and shoes, curated outfits, pre-styled boxes and its basics. Kidpik also added sizes 12 months and 18 months apparel to its offerings. Kidpik has expanded its distribution by selling its branded products on Amazon.com, as Fulfilled by Amazon (FBA) and Fulfilled by Merchant (FBM) for pre-packs and individual items.

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Currently, Kidpik provides e-commerce services throughout the 48 contiguous U.S. states and Army Post Offices (APOs), Fleet Post Offices (FPOs), and Canada.

Kidpik’s principal business location is 200 Park Avenue South, 3rd Floor, New York, New York 10003. More information about Kidpik Corp. can be found at www.kidpik.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this Proxy Statement, and you should not consider information on our website to be part of this Proxy Statement. Kidpik’s common stock is listed on the Nasdaq Capital Market under the trading symbol “PIK.”

Nina Footwear

Nina Footwear and its subsidiaries design, source, and market fashion-forward branded footwear and accessories for women and children. Nina Footwear distributes its products in the wholesale channel through department stores, shoe chains, off-price retailers, online retailers, national chains, specialty retailers, and independent stores throughout the United States, Canada, Australia, and other international markets. In addition, its products are distributed through its direct-to-consumer channel within the United States, and Canada.

Nina Footwear’s product lines are designed towards special occasions, mainly dress and bridal shoes, fashionably designed for a broad range to attempt to capitalize on market size and trends, complemented by core product offerings. Nina Footwear has established a reputation for the ‘Nina’ brand as a trusted authority in the bridal and special occasion shoe category for women and dress shoes for girls. Nina Footwear is known for design creativity and its ability to offer quality, trend-right products at accessible price points, delivered in an efficient manner and time frame.

Nina Footwear designs, merchandises, sources, and markets its brands and sells its products, including its dress shoes which are designed and marketed for various occasions and include sandals, pumps, bridal shoes, boots, kids shoes and accessories.

Nina Footwear’s direct to consumer business serves as a marketing tool that allows it to strengthen its brand recognition and to showcase its products. Nina Footwear believes that its website enhances its overall sales and brand image.

Nina Footwear’s principal business location is 200 Park Avenue South, 3rd Floor, New York, New York 10003. More information about Nina Footwear can be found at www.ninashoes.com. Information contained on, or that can be accessed through, Nina Footwear’s website is not incorporated by reference into this Proxy Statement, and you should not consider information on Nina Footwear’s website to be part of this Proxy Statement. Nina Footwear is a private company.

Kidpik Merger Sub

Merger Sub is a Delaware corporation formed on March 26, 2024, solely for the purpose of affecting the Merger and has no operations to date.

Background of the Merger

The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. This chronology does not purport to catalogue every conversation among the officers of Kidpik, the Board of Directors or the representatives of Kidpik, and other parties.

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The terms of the Merger are the result of negotiations between Kidpik and Nina Footwear. The following is a summary of the events leading up to the signing of the Merger Agreement and the key meetings, negotiations, discussions and actions by and between Kidpik and Nina Footwear and their respective representatives that preceded the public announcement of the Merger.

Kidpik began operations in 2016, focusing its efforts on launching, and developing technology to scale the Kidpik business while working towards integrating its vertically integrated concept towards profitability. Kidpik’s initial rationale was its belief that the ‘Ready to Wear’ subscription business that was then new, at its infancy and trendy, would flourish and grow to become a shopping preference for many, especially busy moms. However, what management anticipated, unfortunately did not ultimately materialize, and Kidpik encountered difficulty scaling the ‘Ready to Wear’ subscription business. Profitability became even more challenging due to the high cost of goods, shipping, fulfillment, returns, the marketing cost to convert customers into subscribers, and the subscribers’ churn. Due to those factors and because of the low price per selling unit for children’s ‘Ready to Wear’ items (in view of the fact that kids grow out of their clothing so fast), Kidpik experienced low profitability per subscriber. Also contributing to Kidpik’s inability to grow its operations was the inability to increase and maintain a subscriber base large enough to sustain Kidpik’s ongoing operating expenses.

From 2021 to 2023, Kidpik experienced declining annual revenues, from $21.8 million in 2021, to $16.5 million in 2022 and $14.2 million in 2023, and increasing net losses, from $5.9 million in 2021, to $7.6 million in 2022 and $9.9 million in 2023. Over the same time periods, our cash on hand decreased from $8.4 million as of the end of fiscal 2021, to $0.6 million as of the end of 2022, and $0.2 million as of the end of 2023. In their audit of our 2023 year-end financial statements our independent registered auditing firm raised substantial doubt about our ability to continue as a going concern.

Kidpik’s inability to generate sufficient revenues to cover its ongoing expenses affected cash flow and Kidpik’s ability to cover ongoing operating expenses, including the purchasing of new inventory. Previously, Mr. Ezra Dabah and his family had supported the business through equity investment and loans, however, during the 2021-2023 period, it became clear that the subscription business would not attain profitability and would likely experience continued losses moving forward.

At an October 18, 2023, meeting of the Board attended by all members of the Board, Mr. Ezra Dabah (“Mr. Dabah”) discussed options available to the Company, including the sale of assets. The Board discussed and approved a preliminary strategy of circulating non-disclosure agreements (NDAs) and looking into potential reverse merger partners and alternatively to analyze the sale of certain of the Company’s assets and operations.

Throughout October and November 2023, Mr. Dabah and the Company’s legal counsel sent out non-disclosure agreements (NDAs) and had discussions with several investment banking firms and different companies to seek interest in a counterparty to pursue a reverse merger with the Company.

In October 2023, the Company received proposed terms from a building supplies company (“Prospect A”). Prospect A had various discussions with management of Kidpik from October 2023 through January 2024 and negotiated terms resulting in several revised letters of intent. Terms proposed by Prospect A included the payment of $2 million in cash for 2/3 of Mr. Dabah’s control shares of which $1 million was payable upfront; an agreement to pay $200,000 of Kidpik’s expenses as a non-refundable deposit, and a proposed business combination transaction resulting in a 75%/25% equity split upon completion of the combination, with Kidpik’s pre-closing stockholders owning 25% of the combined company and Prospect A’s stockholders holding 75% of the combined company. The Board had concerns regarding Prospect A’s ability to meet the initial listing standards on Nasdaq, as well as the requirement to raise capital to complete a transaction. As a result, in January 2024, the Company ceased pursuing a transaction with Prospect A.

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In October 2023, the Company received a term sheet from an OTC Markets traded internet technology and cyber security company (“Prospect B”). Mr. Dabah and the Company’s legal counsel had various discussions with management of Prospect B in October and November 2023. The term sheet reflected a contemplated business combination with an 85%/15% equity split with the Company’s stockholders retaining 15% of the combined company and Prospect B’s stockholders obtaining 85% of the combined company’s stock at closing. The Board had concerns regarding Prospect B’s ability to meet the Nasdaq initial listing standards, Prospect B wanting to gain control of the Company prior to closing and raise capital through the Company’s Nasdaq listing, and the reliability of Prospect B’s financial statements which were being restated. As a result, in November 2023, the Company ceased pursuing a transaction with Prospect B.

Only one of the proposals or indications of interest received by the Company, other than the proposal from Nina Footwear included any provisions relating to the retention of Company management in the surviving company or their purchase or participation in the equity of the combined company following completion of the transaction, and the Board of Directors determined not to pursue that proposal.

In November 2023, Mr. Dabah had a preliminary discussion with Mr. David M. Loev of The Loev Law Firm, PC, outside securities counsel to Kidpik, regarding the potential for Nina Footwear to be acquired by Kidpik. In December 2023, Mr. Dabah and Mr. Loev discussed the potential use of net operating losses of Kidpik. On or about December 5, 2023, it became known to Mr. Dabah that in view of his controlling interest in both Nina Footwear and Kidpik, he can protect and use approximately $40 million in Net Operating Losses (NOL) of Kidpik to offset Nina Footwear income in coming years. Also knowing that a Kidpik/Nina Footwear transaction is more likely to be approved by NASDAQ due to no change of control based on Mr. Dabah controlling shares of both companies and NASDAQ rules, Mr. Dabah decided to pursue a transaction with Nina Footwear, hired an attorney, and submitted a Letter of Intent on December 26, 2023.

On November 30, 2023, at a Board meeting attended by all members of the Board, a Strategy Committee was formed (the Strategy Committee) and the Charter of the Strategy Committee was approved. The Strategy Committee was tasked with evaluating strategic opportunities and alternatives available to the Company in order to create stockholder value, including potential mergers, acquisitions, divestitures and business combinations; dispositions of or exit from existing segments, platforms, or lines of business; acquisitions of businesses; entry into new lines of business; business expansions; joint ventures; and other key strategic transactions outside the ordinary course of the Company’s business.

Each of Mr. Bart Sichel and Ms. Jill Kronenberg, members of the Board, were elected to serve on such committee, with Mr. Sichel serving as the Chairperson of the committee.

On December 5, 2023, the Board approved the appointment of Mr. Louis Schott to the Company’s Board to fill the vacancy resulting from the resignation of David Oddi on November 27, 2023. Mr. Schott was also appointed as a member of the Strategy Committee and Audit Committee (serving as Chairperson).

In December 2023, the Company received proposed terms regarding a transaction with a baby gear company (“Prospect C”). The Strategy Committee had several calls with Prospect C management and terms and conditions were discussed. Proposed terms included $1.5 million to be paid to Mr. Dabah and his family for their controlling shares, $100,000 upon entry into the term sheet, $700,000 upon entry into a definitive agreement, and $700,000 upon shareholder approval, and completion of a combination transaction between the two companies. In addition, the proposed equity split following the combination was 85%/15%, subsequent to payment to Mr. Dabah and his family, with Company stockholders holding 15% of the combined company’s shares post-closing and Prospect C’s stockholders holding 85% of the combined company’s shares. The Strategy Committee had concerns regarding Prospect C’s ability to raise the required capital to meet the Nasdaq initial listing standards. As a result, in January 2024, the Company ceased pursuing a transaction with Prospect C.

From November 30, 2023, to February 12, 2024, including those potential transactions described above, the Strategy Committee reviewed more than 15 potential transactions, including several that the Company had received letters of intent (collectively, the “Strategic Review Process”). Throughout the negotiations with the different companies, the Strategy Committee was concerned about the combination candidates’ ability to meet the initial listing standards on Nasdaq following the closing, which would be required under applicable Nasdaq rules, and more specifically, the $15 million value of float requirement required for the combined company’s common stock to be continued to be listed on Nasdaq.

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On December 6, 2023, at a Board meeting attended by all members of the Board, the Board discussed those persons who had contacted the Company regarding a potential transaction and provided information about the offers that had been received. The proposed terms received from different parties were discussed. The Board discussed following-up regarding information from several companies including valuation and supporting information. It was discussed how each company would need to meet the initial listing standards with Nasdaq upon completion of a combination and asking target companies how they intended to meet the initial listing standards and specifically the $15,000,000 value of non-affiliate float.

The Strategy Committee believed that the advantages to moving forward with Nina Footwear versus another prospect included only needing to meet the continued listing standards on Nasdaq including the $2.5 stockholders’ equity requirement, instead of the full initial listing requirements, which the committee believed were going to be difficult to meet, the ability to utilize net operating losses of Kidpik which would not be lost as there would not be a change of control, and Mr. Dabah owning a controlling interest in both Kidpik and Nina Footwear.

From December 2023 through January 2024, the Strategy Committee continued to hold meetings, and discuss terms received regarding potential business combinations. While a number of potential transactions were discussed, no transactions progressed past the initial discussion phase and no letters of intent or term sheets were entered into with any third parties. The Strategy Committee also had concerns with offers received and whether such targets would be able to re-meet the Nasdaq initial listing standards following the closings, which would be required under applicable Nasdaq rules and requirements, upon a change of control. Specifically, the Strategic Committee had concerns regarding the Combined Company meeting the $15 million non-affiliate market capitalization requirement of the initial listing rules.

All of the confidentiality agreements entered into with potential transaction counterparties were substantially similar to each other.

In connection therewith, and in contemplation of a potential combination between Kidpik and Nina Footwear, around December 15, 2023, the Company began drafting an analysis of a potential transaction between Kidpik and Nina Footwear pursuant to Nasdaq Listing Rule 5110(a)(“Rule 5110(a)”). Pursuant to Rule 5110(a), a company must apply for initial listing in connection with a transaction whereby the company combines with a non-Nasdaq entity, resulting in a change of control of the company and potentially allowing the non-Nasdaq entity to obtain a Nasdaq Listing. In determining whether a change of control has occurred, Nasdaq considers all relevant factors including, but not limited to, changes in the management, board of directors, voting power, ownership, and financial structure of the company. Nasdaq shall also consider the nature of the businesses and the relative size of the Nasdaq company and non-Nasdaq entity. The analysis, which was sent to Nasdaq on January 11, 2024, sought guidance from Nasdaq as to whether a proposed combination between Kidpik and Nina Footwear, at that time contemplating Nina Footwear Stockholders holding 84% of the Combined Company following the Merger, would be treated as a change of control for purposes of Rule 5110(a). On January 12, 2024, a representative of Nasdaq advised Kidpik that based on preliminary information, and because the majority stockholders wouldn’t change in connection with a potential transaction with Nina Footwear, and because the Board and management wasn’t expected to change, Nasdaq didn’t anticipate Rule 5110(a) being triggered, provided that such guidance is not legally binding.

On December 26, 2023, Mr. Loev received a letter of intent from Nina Footwear. On December 27, 2023, the Strategy Committee was provided the letter of intent from Nina Footwear and discussed the terms with Mr. Loev.

On December 27, 2023, Mr. Dabah discussed with Mr. Loev that the directors and officers of Kidpik would remain the same, there would be a name change and stock symbol change, no voting agreement or lockup agreement would be required, and that Nina Footwear only has shares of common stock issued and outstanding.

On December 28, 2023, the Strategy Committee provided feedback to the letter of intent to Mr. Dabah.

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On January 9, 2024, Mr. Dabah sent an updated letter of intent and changed the proposed terms to 84%-16%, with Kidpik shareholders owning 16% of the combined company following completion of a transaction.

On January 9, 2024, Mr. Edward Grushko of Grushko and Mittman, P.C. who was Nina Footwear’s and Mr. Dabah’s legal counsel, discussed the valuation terms with Mr. Loev, and continued listing requirements of Nasdaq, NOL benefits, and outstanding debt.

On January 9, 2024, Mr. Dabah, on behalf of Nina Footwear, sent an updated, non-binding indication of interest to the Strategy Committee, relating to a potential business combination between Kidpik and Nina Footwear.

That term sheet contemplated a combination of Nina Footwear and Kidpik, with the following terms: an 82.96%/17.04% split between Nina Footwear stockholders and Kidpik stockholders, following the transaction, and the adjustment of such splits as part of the forgiveness of amounts owed by Kidpik to Nina Footwear. The proposed indication of interest also sought a 45 day exclusivity period to work out definitive terms for the acquisition.

On January 11, 2024, the Strategy Committee held a meeting which was attended by all Board members. At the meeting, Ms. Polia Nair, Ms. Henrietta Fuchs and Mr. Greg Glater, partners at Cohn Reznick, the Company’s and Nina Footwear’s auditors were present. The members of Cohn Reznick discussed the reporting obligations of Nina Footwear and providing PCAOB audited financials for Nina Footwear in connection with this Proxy Statement and following a closing.

On January 11, 2024, the Strategy Committee held a meeting attended by all committee members to discuss the indication of interest with Nina Footwear, the requirement to meet the continued listing standards of Nasdaq and deal points which they sought to be addressed in the indication of interest. There was a discussion of the Strategy Committee obtaining a fairness opinion for the transaction and the terms of a counter-offer to Nina Footwear.

On January 15, 2024, the Board held a meeting attended by Mr. Dabah. Mr. Dabah discussed how Kidpik’s prior investments, intellectual property, data base, and proprietary technology could benefit Nina Footwear following an acquisition, what would happen with debts owed by Kidpik to Nina Footwear, with Mr. Dabah proposing for such debts to remain on the books of Kidpik. There was a discussion of the fact that Mr. Dabah currently spends 85-90% of his time on Kidpik matters and 10-15% of his time on Nina Footwear matters and that Moshe Dabah spends approximately 100% of his time on Kidpik Matters and that their and other management efforts will now be refocused on growing Nina Footwear. Mr. Dabah expressed his belief that one of the biggest reasons driving Kidpik to combine with Nina Footwear is the $40 million in NOLs which would continue to be available to the Combined Company. The Board further discussed Nasdaq’s preliminary analysis that no Rule 5110(a) issues would be triggered by the proposed transaction.

On January 15, 2024, the Strategy Committee held a meeting where the committee continued to discuss the Nina Footwear indication of interest and potential alternative transactions.

On January 17, 2024, Mr. Loev sent an updated term sheet to Mr. Dabah and Mr. Grushko. Mr. Loev discussed the potential revisions with Mr. Grushko which included 79.1% ownership to Nina Footwear stockholders and 20.9% ownership to Kidpik shareholders, unpaid indebtedness owed to Nina Footwear by Kidpik being forgiven, and the Strategy Committee obtaining a fairness opinion from a financial advisor that the consideration to be received by Kidpik in connection with the Merger is fair from a financial point of view.

On January 19, 2024, the Strategy Committee held a meeting attended by all members of the committee, and Mr. David M. Loev of The Loev Law Firm, PC, outside securities counsel to Kidpik. Mr. Loev discussed a better offer which was communicated to him from Mr. Dabah including an 80-20% split post-closing between Nina Footwear Stockholders and Kidpik stockholders and a change to the terms of the indication of interest to provide for the elimination of all debt of approximately $1.8 million owed by Kidpik to Nina Footwear at closing.

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The Strategy Committee tasked Mr. Loev to speak with Mr. Dabah’s counsel regarding the language related to the required timing of the fairness opinion, who is going to prepare the fairness opinion, and the capitalization of the Company following the transaction.

On January 22, 2024, Mr. Loev discussed with Mr. Dabah about the capitalization of the Combined Company following the Merger, receiving a fairness opinion prior to execution of definitive agreements, and the Strategy Committee engaging the firm to render the fairness opinion.

On January 24, 2024, the Strategy Committee held a meeting attended by all committee members and Mr. Loev at which Mr. Loev discussed the term sheet terms and the revision sought by the Strategy Committee relating to the debt owed by Kidpik and Nina Footwear, and Mr. Dabah agreeing to the prior revisions requested by the Strategy Committee.

On January 29, 2024, Mr. Loev sent Mr. Dabah an updated draft of the term sheet.

On February 12, 2024, a Unanimous Written Consent of the Strategy Committee, Audit Committee and the Board was prepared providing for the Strategy Committee’s approval of the revised indication of interest from Nina Footwear, the recommendation that the Board approve such indication of interest, the approval by the Board of the entry into the indication of interest (with Mr. Dabah abstaining), the approval of the indication of interest under Section 144 of Delaware General Corporation Law, and approval by the Audit Committee of the entry into the indication of interest.

The indication of interest as approved had the following terms:

● The acquisition by the Company of 100% of the shares of Nina Footwear;

● Satisfactory completion of a due diligence investigation by Nina Footwear and the Company;

● Immediately following the Closing, Company stockholders would own approximately 20.0% of the then-outstanding common equity of the Company; and Nina Footwear Stockholders would own approximately 80.0% of the then-outstanding common equity of the Company;

● That the Company would change its name consistent with Nina Footwear’s branding and, will obtain a new ticker symbol designated by Nina Footwear for trading on Nasdaq;

● The Strategy Committee of the Board of the Company would obtain a fairness opinion from a financial advisor that the consideration to be received by the Company in connection with the transaction is fair from a financial point of view;

● Unpaid current and future indebtedness owed by Kidpik to Nina Footwear will be forgiven;

● An exclusivity period of 45 days, pursuant to which the parties were to negotiate exclusively; and

● Customary confidentiality obligations of the parties.

After a robust discussion among the Board, and more specifically, the Strategy Committee regarding the prior proposals received by the Company, the terms of the Nina Footwear proposal, the likelihood of closing such transaction and the consideration payable, effective on February 13, 2024, the Board (with Mr. Dabah abstaining), Strategy Committee and Audit Committee adopted the Board consent approving the entry into the letter of intent with Nina Footwear. The Board also approved the engagement of Hempstead & Co., LLC to provide the fairness opinion.

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On February 14, 2024, an executed term sheet was provided to Mr. Dabah as well as a request for due diligence items. On the same date the Nasdaq form for reservation of stock symbol was prepared to reserve the symbol “NINA”. Mr. Sichel and Mr. Loev corresponded regarding sending information to the fairness opinion firm. Mr. Loev sent information to Hempstead, the fairness opinion firm for preparation of the fairness opinion on behalf of Kidpik.

On February 15, 2024, Mr. Loev spoke with Mr. Dabah about documents to be provided to Hempstead in connection with preparation of its fairness opinion.

On February 20, 2024, Mr. Loev spoke with Mr. Edward Grushko of Grushko & Mittman, P.C., Nina Footwear’s legal counsel, regarding due diligence items, timing of definitive agreement, preparation of the Proxy Statement, Nina Footwear financial statement preparation, and status of the fairness opinion.

On February 27, 2024, Mr. Dabah and Mr. Loev corresponded regarding the status of the fairness opinion as well as due diligence items.

From February 13, 2024 to February 29, 2024, The Loev Law Firm, PC, prepared a draft of an Agreement and Plan of Merger and Reorganization relating to the acquisition by Kidpik of Nina Footwear, by way of the merger of Merger Sub of Nina Footwear (the “Draft Merger Agreement”).

On February 29, 2024, Mr. Loev sent the Strategy Committee Members the Draft Merger Agreement.

On March 5, 2024, the independent Board members provided feedback to The Loev Law Firm, PC regarding the Draft Merger and authorized The Loev Law Firm, PC to share the Draft Merger Agreement with Mr. Dabah and his counsel, and to send the same to Hempstead, the firm providing the fairness opinion.

On March 7, 2024, Mr. Dabah spoke with Mr. Loev regarding language in the Draft Merger Agreement.

On March 12, 2024, Mr. Loev, spoke with Mr. Grushko, regarding the terms of the Draft Merger Agreement, the status of due diligence items, and status of the fairness opinion.

On March 13th and March 14th, 2024, Mr. Ed Grushko and Ms. Barbara Mittman, of Grushko & Mittman, P.C., counsel for Nina Footwear, and Mr. Loev and Mr. John S. Gillies, of The Loev Law Firm, PC, the Company’s counsel, discussed the Draft Merger Agreement and due diligence items, deal points and revisions, timing issues, the waiver of Nina Footwear Stockholder appraisal rights, questions and comments, break fees and budget issues.

On March 18, 2024, revisions to the Draft Merger Agreement were received by Mr. Loev from Mr. Grushko.

On March 20, 2024, Mr. Loev received a draft of the fairness opinion from Hempstead. On March 20, 2024, an updated form of the Draft Merger Agreement, with revisions from The Loev Law Firm, PC, questions and comments, was provided to the Strategy Committee.

On March 21, 2024, The Loev Law Firm, PC further updated the Draft Merger Agreement.

On March 21, 2024, Mr. Loev sent Mr. Grushko a draft Stockholder Representation Agreement. Mr. Loev also sent an updated Draft Merger Agreement as well as a draft of the fairness opinion to Mr. Dabah and Mr. Grushko.

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On March 25, 2024, Mr. Loev corresponded with Mr. Dabah regarding Nina Footwear schedules needed for the Draft Merger Agreement.

On March 26, 2024, revisions to the Draft Merger Agreement were made by Barbara Mittman of Grushko & Mitman, P.C. after consultation with intellectual property counsel, which was sent to the Strategy Committee, and Merger Sub was incorporated.

On March 27, 2024, during a call between Mr. Loev, as counsel to the Company, Mr. Dabah and Ms. Mittman, as counsel to Nina Footwear, the parties discussed the Draft Merger Agreement and open items. On the same day board and stockholder consents for Nina Footwear were circulated by Ms. Mittman.

On March 27, 2024, the Board held a meeting attended by all members of the Board to discuss the fairness opinion, Draft Merger Agreement and resolutions and that the fairness opinion could be finalized. On the same day, Mr. Loev, as counsel to the Company, spoke with Mr. Dabah regarding revising the Draft Merger Agreement to reflect debt forgiveness owed by the Company to Nina Footwear.

On March 27, 2024, the Board of Directors of Merger Sub approved Merger Sub’s entry into the Merger Agreement.

On March 28, 2024, the Board of Nina Footwear executed a written consent to action without a meeting to approve the terms and entry into the Agreement and Plan of Merger and Reorganization.

On March 28, 2024, the Board held a meeting attended by all members of the Board, during which Hempstead provided its oral opinion that the consideration to be received by Kidpik in connection with the Agreement and Plan of Merger and Reorganization was fair, from a financial point of view, to Kidpik. Also at the Meeting, after robust discussion by the Board, the Board, with Mr. Dabah abstaining, approved the Company’s entry into the Agreement and Plan of Merger and Reorganization, the consideration payable to the Nina Footwear Stockholders pursuant to the Merger Agreement, provided related party approvals under Section 144 of Delaware General Business Law, discussed Mr. Dabah’s interests in the Merger Agreement and Contemplated Transactions, and approved related matters.

Following the meeting of the Board, Hempstead delivered its final written opinion to the Board that the consideration to be received by Kidpik in connection with the Merger Agreement was fair, from a financial point of view, to Kidpik. See Annex D for the Opinion of Hempstead & Co., LLC.

On March 29, 2024, Kidpik, Merger Sub and Nina Footwear exchanged signature pages on the Merger Agreement.

On April 1, 2024, the Company publicly announced the entry into the Merger Agreement with Nina Footwear by the public dissemination of a Current Report on Form 8-K filed with the SEC and a joint press release announcing the entry into the Merger Agreement.

At no time during the negotiation of the Merger were there any employment-related or compensation related discussions and negotiations concerning the Company’s officers and directors.

On July 22, 2024, the Company, Nina Footwear and Merger Sub entered into a First Amendment to Agreement and Plan of Merger and Reorganization (the “First Amendment”), pursuant to which each of the parties agreed to extend the required closing date of the Merger from September 30, 2024, to December 31, 2024.

Kidpik Reasons for the Merger

At a meeting held on March 28, 2024, among other things, the Kidpik Board (i) determined that the Contemplated Transactions are fair to, reasonable, and in the best interests of Kidpik and its stockholders; and (ii) authorized, approved and declared advisable the Merger Agreement and the Contemplated Transactions, including the issuance of shares of Kidpik common stock to the stockholders of Nina Footwear pursuant to the terms of the Merger Agreement and other actions contemplated by the Merger Agreement, upon the recommendation and approval of the Strategy Committee.

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The Strategy Committee considered the following reasons in reaching its conclusion to approve the Merger Agreement, the Merger and the other Contemplated Transactions, and recommended the same to the Board for approval, which Board approval was received, all of which the Strategy Committee viewed as supporting its decision to approve the Merger with Nina Footwear:

1. The outcome of the Strategic Review Process, and the fact that the Strategy Committee believed that the Merger results in the greatest value to stockholders of the Company from any transaction reviewed and discussed in connection with the Strategic Review Process and the inclusive process undertaken by the officers to ensure that the transactions contemplated by the Merger Agreement would provide the highest value for the Company (and its stockholders) is obtained, maximizing the value of the Company;

2. The fact that the Company is in need of additional funding in order to stay in business, and the Merger will strengthen its balance sheet and generate significant cash flow to the Company;

3. The amount of the consideration which will be paid in relation to (i) the historical losses and financial performance of the Company; and (ii) the Strategy Committee’s estimate of the current and future prospects of the Company. The Strategy Committee further considered the fact that the form of consideration payable by the Company in the Merger will be all shares, which will mean the Company can complete the transaction without raising additional funding to pay the purchase price;

4. The Strategy Committee considered the prospects for the Company, if it were to remain on a standalone basis, versus synergies and economies of scale which could be created by the Merger. The Strategy Committee considered its familiarity with the Company’s current business, financial condition, results of operations, intellectual property, marketing prowess, management and competitive position and prospects, as well as current industry, economic and stock and credit market conditions;

5. The Strategy Committee considered the numerous related party relationships currently existing between the Company and Nina Footwear which would be extinguished if two companies were combined, including the expenses that would be saved by the Company by such consolidation;

6. The Strategy Committee also considered certain other strategic options to the Merger, as well as the possibility of not engaging in a transaction at all. In that regard, the Strategy Committee considered the Company’s long- and short-term strategic plan and initiatives, including proposals to enhance the overall performance of the Company, its ability to remain competitive and grow. The Strategy Committee also considered the benefits and potential risks, including execution risks, of pursuing other strategic options available to the Company. In addition, the Strategy Committee considered the prospects and business plan of the Company without taking into account the Merger;

7. The Strategy Committee considered the ability of the Company to terminate the Merger without significant liability to the Company if certain conditions to closing are not timely, and the amount of the break fee payable to the Company and/or Nina Footwear under certain circumstances upon termination of the Merger Agreement, which fees were both identical;

8. The Strategy Committee further noted that the Company could terminate the Merger Agreement if Nina Footwear were to breach any representation, warranty, covenant or agreement or other agreements contained in the agreement, subject to certain cure rights and that in certain circumstances the Company could correspond with parties wishing to make a more favorable alternative acquisition proposal to the Company;

9. The Strategy Committee considered the terms and conditions of the Merger Agreement, including the limited number and nature of the conditions to Nina Footwear’s obligation to consummate the transaction and the likelihood that those conditions would be satisfied, including that the Merger Agreement contained no documented funding conditions as to Nina Footwear’s obligations to close the Merger. In addition, the Strategy Committee considered its belief that, after extensive negotiations with representatives of Nina Footwear, that the Company obtained the highest price that Nina Footwear was willing to pay for the Company. The Strategy Committee also considered the numerous changes favorable to the Company in the terms and conditions of the Merger Agreement from those initially proposed by Nina Footwear to those in the final form of the Merger Agreement;

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10. The Strategy Committee considered the fact that the Merger will be required to be approved by the stockholders of the Company pursuant to Delaware law, and that therefore stockholders will have the ability to vote directly on such transaction;

11. The Strategy Committee considered the likelihood that the Merger will be completed, including its belief that there likely would not be regulatory impediments to the transaction and the likelihood that the stockholders of the Company would approve such Merger Transaction and the likelihood that Nina Footwear would obtain approval for the transaction from its stockholders;

12. The Strategy Committee considered the oral opinion of Hempstead rendered to the Kidpik Board (in its capacity as such) on March 28, 2024, and subsequently confirmed by delivery to the Kidpik Board (in its capacity as such) of a written opinion dated March 28, 2024, to the effect that, as of the date of the opinion and based on and subject to the various assumptions, qualifications and limitations set forth in its written opinion, the consideration to be paid by Kidpik in connection with the conversion of Nina Footwear capital stock in the Merger pursuant to the Merger Agreement was fair to Kidpik, from a financial point of view, as more fully described below under the section captioned “The Merger —  Opinion of Hempstead & Co., LLC to the Strategy Committee”;

13. The Strategy Committee considered the cash on hand and income generating potential of Nina Footwear;

14. The Strategy Committee considered the certain net operating loss carryforwards (NOLs) which will remain usable to the Company following the Merger, versus a change of control Merger whereby such NOLs may be reduced or lost;

15. The Strategy Committee considered the fact that the Merger will not be deemed a change of control by Nasdaq (based on their preliminary analysis);

16. The Strategy Committee also considered a variety of risks and other potentially negative factors concerning the Merger Agreement and the transactions contemplated thereby;

17. The Strategy Committee considered the possibility that the Merger may not be completed and the adverse effects that a failure to complete the Merger could have on the Company’s business, the market price for the Company’s common stock and the Company’s relationships with customers and employees, including the fact that (i) the Company’s directors, senior management and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the Merger, (ii) the Company will have incurred significant transaction costs, (iii) the Company’s prospects could be adversely affected, or may be perceived by the market as having been adversely affected, and (iv) the Company’s continuing business relationships may be disrupted;

18. The Strategy Committee considered the possible disruption to the Company that might result from the announcement of the proposed Merger and the resulting distraction of the attention of the Company’s management and employees. The Strategy Committee also considered the fact that the Merger Agreement contains certain customary limitations regarding the operation of the Company during the period between the signing of the Merger Agreement and the completion of the Merger and the Strategy Committee believed that such limitations are customary for transactions similar to the Merger and appropriately tailored to the specific requirements of the operation of the Company, and further that such limitations do not affect the Company’s continued operation;

19. In addition to considering the factors described above, the Board of Directors was aware of and considered the interests that certain of Kidpik’s directors and executive officers (including Mr. Ezra Dabah and Mr. Moshe Dabah) may have with respect to the Merger that are different from, or in addition to, the interests of the Company’s stockholders generally; and

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20. The Strategy Committee members each considered such other items as they believed material as to the determination to approve the Merger Agreement and Merger.

The Kidpik Board also reviewed various factors regarding the financial condition, results of operations and prospects of Kidpik, including:

● the strategic alternatives to the Merger;

● the current and historical market prices of Kidpik’s stock, including the market performance of the shares relative to general market indices and the general downturn among stock prices among biopharmaceutical companies as well as the current state of the U.S. and global economies;

● the risks associated with Kidpik remaining a standalone company;

● the risks associated with Kidpik’s ability to attract and retain talent; and

● the unlikelihood of obtaining substantial amounts of financing to continue its operations if Kidpik were to remain an independent company.

The Kidpik Board also reviewed the terms and conditions of the Merger Agreement and the Contemplated Transactions, as well as the safeguards and protective provisions included therein intended to mitigate risks, including:

● the Kidpik Board’s belief that the terms and conditions of the Merger Agreement, including the parties’ representations, warranties and covenants, deal protection provisions and closing conditions, are reasonable for a transaction of this nature;

● the likelihood of completion of the Merger, particularly in light of the terms of the Merger Agreement and the limited number of closing conditions to the Merger;

● the right of, and limitation on, Kidpik under the Merger Agreement to consider certain unsolicited Acquisition Proposals (as defined and discussed below under “Agreements Related to the Merger—The Merger Agreement—Non-Solicitation”) under certain circumstances;

● the size of termination fee relative to the equity value of Kidpik, and related reimbursement of certain transaction expenses being capped at $100,000, which could become payable by Kidpik to Nina Footwear if the Merger Agreement is terminated in certain circumstances;

● the fact that Mr. Ezra Dabah controls Kidpik and Nina Footwear, and as such, the approval of each of the stockholders of Kidpik and Nina Footwear would be easier to obtain compared to a more thinly held group of counterparties;

● related party transactions associated with Mr. Dabah’s control of each of Kidpik and Nina Footwear; and

● the agreement of Nina Footwear to provide the written consent of its stockholders necessary to adopt the Merger Agreement thereby approving the Merger and the other Contemplated Transactions within five business days of the date this Proxy Statement has Cleared Comments.

In the course of its deliberations, the Kidpik Board also considered a variety of risks and other countervailing factors related to entering into the Merger, including:

● the effect of the non-solicitation provisions of the Merger Agreement that restrict Kidpik’s ability to solicit or, subject to certain exceptions, engage in discussions or negotiations with third parties regarding an Acquisition Proposal, and the fact that, upon termination of the Merger Agreement under certain specified circumstances, Kidpik will be required to pay a termination fee of $100,000, which could discourage certain alternative proposals for an acquisition of Kidpik within three months of the date of termination of the Merger Agreement or adversely affect the valuation that might be proposed by a third party;

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● the substantial expenses to be incurred in connection with the Merger, including the costs associated with this Proxy Statement and any related litigation;

● the potential for disruptive stockholder litigation following announcement of the Merger;

● the possible volatility, at least in the short term, of the trading price of Kidpik common stock resulting from the announcement of the Merger;

● the risk that the Merger might not be consummated in a timely manner or at all and the potential adverse effect of a delay or failure to complete the Merger on the reputation of Kidpik;

● the potential adverse effect of the public announcement of the Merger on management’s attention to the continuing operation of Kidpik during the pendency of the Merger;

● the likely detrimental effect on Kidpik’s cash position and stock price should the Merger not be completed and the ability of Kidpik to obtain financing in the future in the event that the Merger is not completed;

● the risk to Kidpik’s business, operations and financial results in the event that the Merger is not consummated, including the diminution of Kidpik’s cash and the significant challenges associated with the need to raise additional capital through the public or private sale of equity securities;

● the potential risk of diverting Kidpik’s management’s attention and resources from the operation of Kidpik’s business and towards completion of the Merger;

● the risks associated with integrating businesses upon completion of the Merger, including risks of employee disruption, risks relating to melding of company cultures and retention risks relating to key employees;

● the restrictions in the Merger Agreement on the conduct of Kidpik’s business prior to the consummation of the Merger, which may delay or prevent Kidpik from undertaking business opportunities that may arise prior to the consummation of the Merger;

● the fact that Kidpik’s executive officers and directors have financial interests in the transactions that are not shared by all Kidpik stockholders;

● the possibility that the strategic, operational and financial benefits and stock price performance anticipated in connection with the Merger might not be realized, or would take longer to realize than expected, by the Combined Company, including that the anticipated synergies resulting from the Merger might not be achieved and/or reflected in the trading price of Kidpik’s common stock following the completion of the Merger;

● the lengthy due diligence that was completed by the Strategic Committee on Nina Footwear and the committee’s view that the stockholders of Kidpik would benefit from the potential growth in the Nina Footwear brand, due to the strength of the Nina Footwear brand, and Mr. Dabah’s expected refocused attention on Nina Footwear following the Closing; and

● various other risks associated with the Combined Company and the Merger, including those described in the section titled “Risk Factors” of this Proxy Statement.

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The foregoing discussion of Kidpik’s Board’s reasons for its recommendation to Kidpik’s stockholders is not meant to be exhaustive but is intended to address the material information and principal factors considered by the Kidpik Board. In view of the wide variety of reasons considered in connection with its evaluation of the Merger and the complexity of these matters, the Kidpik Board did not find it useful to attempt, and did not attempt, to quantify, rank or otherwise assign relative weights to these reasons. In considering the reasons described above, individual members of the Kidpik Board may have given different weight to different reasons. The Kidpik Board conducted an overall analysis of the factors described above, including thorough discussions with, and questioning of, Kidpik’s management team and the legal and financial advisors of Kidpik, and considered the reasons overall to be favorable to, and to support, its determination. In arriving at their respective recommendations, the members of the Kidpik Board considered the interests of Kidpik’s executive officers and directors as described under the caption “The Merger — Interests of the Kidpik Directors and Executive Officers in the Merger”.

Activities of Kidpik Following the Merger

We plan to focus on growing the Combined Company business, with emphasis on the Nina Footwear part of the business, and to seek further accretive acquisitions that we believe will bring additional revenues and profitability.

Following the completion of the Merger, Kidpik will continue to be a public company and its common stock will continue to be listed on The Nasdaq Capital Market following the Closing; however, it is a condition to Closing that concurrently with, or promptly following, the Closing, Kidpik’s trading symbol change to “NINA”.

The Merger will have no effect on the attributes of shares of Kidpik’s common stock held by Kidpik’s stockholders, except for the increase in such outstanding shares of common stock in connection with the issuance of the Merger Shares, as discussed in greater detail herein, and dilution to the voting interests of the Kidpik stockholders as a result of the issuance of the Merger Shares to the stockholders of Nina Footwear, as discussed in greater detail herein.

In the event the Merger is not consummated, Kidpik plans to seek out alternative accretive business acquisitions that we believe will add revenues and profitability, and work to continue the growth of our core business or alternative transactions.

Opinion of Hempstead & Co., LLC to the Strategy Committee

In connection with the Merger, Kidpik retained Hempstead & Co., LLC (Hempstead) to provide it with financial advisory services on February 14, 2024. As part of that engagement, on March 28, 2024, Hempstead delivered to the Kidpik Board (in its capacity as such) its oral opinion, subsequently confirmed in writing by delivery of a written opinion, that, as of that date and based upon and subject to the various limitations, matters, qualifications and assumptions set forth therein, the Merger Consideration (as defined in the opinion) to be paid by Kidpik in connection with the conversion of Nina Footwear capital stock in the Merger pursuant to the Merger Agreement was fair to Kidpik, from a financial point of view.

Kidpik did not impose any limitations on Hempstead with respect to the investigations made or procedures followed in rendering the opinion. In selecting Hempstead, the Kidpik Board considered, among other things, the fact that Hempstead is a reputable investment banking firm with substantial experience advising companies and in providing strategic advisory services in general. Hempstead is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales, and distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes.

Hempstead provided an oral presentation to the Strategy Committee on March 28, 2024, and subsequently delivered its written opinion to the Strategy Committee on the same date. The opinion stated that, as of March 28, 2024, based upon and subject to the assumptions made, matters considered, procedures followed and limitations on Hempstead’s review as outlined in the opinion, the consideration to be received by Kidpik in connection with the Merger Agreement is fair, from a financial point of view, to Kidpik Corp.

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The full text of Hempstead’s written opinion dated as of March 28, 2024, which sets forth the assumptions made, matters considered, procedures followed, and limitations on the review undertaken by Hempstead in rendering its opinion, is attached as Annex D to this Proxy Statement and is incorporated herein by reference. Hempstead’s opinion is not intended to be, and does not constitute, a recommendation to you as to how you should vote or act with respect to the Merger or any other matter relating thereto. The summary of the Hempstead opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of the opinion. We urge you to read the opinion carefully and in its entirety.

Hempstead’s opinion is for the use and benefit of the Strategy Committee in connection with its consideration of the Merger. Hempstead’s opinion may not be used by any other person or for any other purpose without Hempstead’s prior written consent. Hempstead has consented to the Company’s use of its opinion in connection with this Proxy Statement. Hempstead’s opinion should not be construed as creating any fiduciary duty on its part to any party. Hempstead was not requested to opine as to, and its opinion does not in any manner address, the relative merits of the Merger as compared to any alternative business strategy that might exist for Kidpik, whether Kidpik should complete the Merger, and other alternatives to the Merger that might exist for Kidpik. Hempstead does not express any opinion as to the underlying valuation or future performance of Kidpik or the price at which Kidpik’s securities might trade at any time in the future.

Hempstead’s analysis and opinion are necessarily based upon market, economic, and other conditions, as they existed on, and could be evaluated as of, March 28, 2024. Accordingly, although subsequent developments may affect its opinion, Hempstead assumed no obligation to update, review, or reaffirm its opinion to the Strategy Committee, Kidpik, or any other person.

In arriving at its opinion, Hempstead took into account an assessment of general economic, market, and financial conditions, as well as its experience in connection with similar transactions and securities valuations generally. In so doing, among other things, Hempstead:

●	Reviewed a draft copy of the Merger Agreement dated as of March 5, 2024.

●	Reviewed publicly available financial information and other data with respect to Kidpik that Hempstead deemed relevant, including Kidpik’s Annual Report on Form 10-K for the fiscal years ended December 31, 2022 and January 1, 2022, Kidpik’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023, Amendment #1 to Registration Statement on Form S-1, filed on October 29, 2021, and Kidpik’s Current Report on Form 8-K filed with the SEC on March 4, 2024.

●	Reviewed non-public financial information with respect to Nina Footwear that Hempstead deemed relevant, including Nina Footwear’s Consolidated Financial Statements and Independent Auditor’s Reports for the years ended December 31, 2022, 2021, 2020, and 2019, Nina Footwear’s internally prepared financial statement data for the year ended December 31, 2023, Nina Footwear’s financial projection (“Projections”) for the year ending December 31, 2024, and a draft valuation analysis prepared by Roth MKM relating to Nina Footwear and Kidpik dated January 3, 2024.

●	Reviewed Kidpik’s and Nina Footwear’s stockholder ownership.

●	Considered the historical financial results and present financial condition of Kidpik and Nina Footwear.

●	Reviewed and compared the trading of, and the trading market for, Kidpik’s common stock, and general market indices.

●	Reviewed and analyzed certain financial characteristics of publicly-traded companies that were deemed to have characteristics comparable to Kidpik and Nina Footwear.

●	Reviewed Kidpik’s and Nina Footwear’s book value.

●	Reviewed the Unanimous Written Consent to Action Without Meeting of the Board of Directors, the Strategy and Alternatives Committee of the Board of Directors and the Audit Committee of the Board of Directors of Kidpik Corp., dated on or around February 13, 2024 and the Minutes of the Strategy and Alternatives Committee of the Board of Directors of Kidpik Corp. for the period covering December 4, 2023, to January 29, 2024.

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●	Reviewed and discussed with Kidpik’s and Nina Footwear’s Chairman, the current business, operations, and outlook for both companies.

●	Reviewed and discussed Kidpik’s net operating loss carryforwards with Kidpik’s Chairman.

●	Performed such other analyses and examinations as were deemed appropriate.

In arriving at its opinion, with Kidpik’s consent, Hempstead relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial and other information that was supplied or otherwise made available to Hempstead and Hempstead further relied upon the assurances of Kidpik’s and Nina Footwear’s management that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading. With respect to the financial information and the Projections reviewed, Hempstead assumed that such information was reasonably prepared on a basis reflecting the best currently available estimates and judgments, and that such information provided a reasonable basis upon which it could make its analysis and form an opinion. The Projections were solely used in connection with the rendering of Hempstead’s fairness opinion. Stockholders should not place reliance upon such Projections, as it is not necessarily an indication of what prospective revenues and profit margins will be in the future. The Projections were prepared by Nina Footwear’s management and are not to be interpreted as projections of future performance (or “guidance”) by Kidpik. Hempstead did not evaluate the solvency or fair value of Kidpik under any applicable foreign, state, or federal laws relating to bankruptcy, insolvency, or similar matters. Hempstead did not physically inspect Kidpik’s or Nina Footwear’s properties and facilities and did not make or obtain any evaluations or appraisals of their assets and liabilities (including any contingent, derivative, or off-balance-sheet assets and liabilities). Hempstead did not attempt to confirm whether Kidpik or Nina Footwear had good title to its assets.

Hempstead assumed that the Merger will be consummated in a manner that complies in all respects with applicable foreign, federal, state, and local laws, rules, and regulations. Hempstead assumed, with Kidpik’s consent, that the final executed forms of the Merger Agreement would not differ in any material respect from the drafts Hempstead reviewed and that the Merger will be consummated on the terms outlined in the draft Merger Agreement, without further amendments thereto, and without waiver by Kidpik of conditions to any of its obligations thereunder or in the alternative that any such amendments or waivers thereto will not be detrimental to Kidpik in any material respect.

In connection with rendering its opinion, Hempstead performed certain financial, comparative and other analyses as summarized below. Each of the analyses conducted by Hempstead was carried out to provide a different perspective on the Merger, and to enhance the total mix of information available. Hempstead did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support its opinion. Further, the summary of Hempstead’s analyses described below is not a complete description of the analyses underlying Hempstead’s opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Hempstead made qualitative judgments as to the relevance of each analysis and the factors that it considered. Also, Hempstead may have given various analyses more or less weight than other analyses and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should not be taken to be Hempstead’s view of the value of Kidpik’s or Nina Footwear’s assets. The estimates contained in Hempstead’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Also, analyses relating to the value of businesses or assets neither purport to be appraisals nor do they necessarily reflect the prices at which businesses or assets may actually be sold. Accordingly, Hempstead’s analyses and estimates are inherently subject to substantial uncertainty. Hempstead believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors collectively, could create a misleading or incomplete view of the process underlying the analyses performed by Hempstead in connection with the preparation of its opinion.

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The summaries of the financial reviews and analyses include information presented in tabular format. To fully understand Hempstead’s financial reviews and analyses, you must read the tables together with the accompanying text of each summary. The tables alone do not constitute a complete description of the financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses Hempstead performed.

The analyses performed were prepared solely as part of Hempstead’s analysis of the fairness of the merger consideration to be received by Kidpik in the Merger, from a financial point of view, and were provided to the Strategy Committee in connection with the delivery of Hempstead’s opinion. Hempstead’s opinion was just one of the several factors the Strategy Committee took into account in making its determination to approve the Merger, including those described elsewhere in this Proxy Statement.

Summary of Hempstead’s Analysis

Hempstead’s assessment of fairness began with an analysis of the fair value of the equity of Nina Footwear and Kidpik on a stand-alone basis.

Approaches to Value

Hempstead considered three primary approaches in assessing the fair value of Nina Footwear and Kidpik – (1) a market-based approach, (2) an income-based approach, and (3) an asset-based approach.

Market-Based Approach

Under a market-based approach, valuation benchmarks can be developed via comparison to transactions involving the equity or assets of other companies that may be considered similar companies or market substitutes from an investor’s point of view. This method relied upon comparison to pricing and valuation multiples observed for publicly-traded companies, known as the Guideline Public Company Method. In addition, comparisons can be made to merger and acquisition transactions under a Guideline Transaction Method.

Income-Based Approach – Discounted Cash Flow Method

Under the discounted cash flow (DCF) methodology, the fair value of an entity’s stock is measured by discounting to present value the expected returns that accrue to holders of equity.

Asset-Based Approach

In this approach, a stock’s value is related to the underlying net asset value of the subject company.

Valuation Analysis - Nina Footwear

In applying the market approach methodologies, Hempstead examined online databases to identify comparative transactions and companies. In the instant case, Hempstead deemed the Guideline Public Company Method to be most meaningful. In preparing the Guideline Public Company Method, Hempstead examined online databases to identify potential guideline companies listed under NAICS Code #316210 (Footwear Manufacturing). The following companies were selected for relative valuation analysis:

Company Name	Ticker
Birkenstock Holding plc	BIRK
Caleres Inc.	CAL
Crocs, Inc.	CROX
Designer Brands, Inc.	DBI
Deckers Outdoor Corporation	DECK
Rocky Brands, Inc.	RCKY
Steven Madden Ltd.	SHOO
Skechers USA, Inc.	SKX
Wolverine World Wide, Inc.	WWW

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After identifying the guideline public companies, a comparison of relative financial performance and pricing multiples was performed to develop a range of pricing multiples applicable to Nina Footwear.

Nina Footwear Corp. and Subsidiaries

Summary of Guideline Company Data

$ in thousands, except per share	BIRK	CAL	CROX	DBI	DECK	RCKY	SHOO	SKX	WWW	NINA

Stock Price As Of or Around March 15, 2024	$46.43	$38.34	$125.99	$10.78	$933.05	$25.39	$41.62	$61.42	$10.01	na

Size Metrics
MVIC	$10,080,470	$1,585,258	$9,936,092	$926,117	$23,383,873	$441,403	$2,828,682	$9,701,518	$1,842,694	na
Revenue	$1,519,288	$2,816,605	$3,962,347	$3,081,174	$4,119,576	$461,833	$1,981,582	$8,000,342	$2,242,900	$28,998

Forecast One-Year Revenue	$1,925,291	$2,814,920	$4,128,114	$3,068,081	$4,201,580	$452,548	$2,207,628	$8,787,050	$1,714,982	$36,792
Forecast One-Year EBITDA	$577,303	$268,043	$1,099,731	$171,687	$909,990	$50,646	$262,485	$1,047,395	$158,373	$5,414

Forecast One-Year Growth (Revenue)	26.7%	(5.2)%	4.2%	(7.5)%	15.8%	(2.0)%	11.4%	9.8%	(23.5)%	26.9%
Forecast One-Year Growth (EBITDA)	48.4%	0.7%	(0.1)%	(35.0)%	29.9%	9.4%	11.6%	8.3%	208.1%	567.4%

Performance Ratios
EBIT / Revenue	20.0%	6.7%	26.4%	3.3%	21.6%	7.7%	11.1%	9.8%	0.7%	2.0%
EBITDA / Revenue	25.6%	8.5%	27.8%	5.4%	22.9%	10.0%	11.9%	12.1%	2.3%	2.8%
EBIT Return on Equity	12.0%	36.4%	71.9%	26.3%	42.3%	15.8%	25.9%	17.8%	5.4%	12.0%
EBIT Return on Assets	6.0%	10.4%	22.5%	4.8%	26.6%	7.4%	16.3%	10.4%	0.8%	2.8%
Current ratio	2.9	1.0	1.3	1.2	2.9	3.6	2.3	2.4	1.2	1.8
Financial leverage	2.0	3.5	3.2	5.5	1.6	2.1	1.6	1.7	6.9	4.3
Asset turnover	3.4	0.6	1.2	0.7	0.8	1.0	0.7	0.9	0.9	0.7
Net working capital / Revenue	48.9%	(0.2)%	5.4%	3.9%	41.8%	40.4%	24.1%	28.6%	6.9%	23.5%

Forecast One-Year EBITDA Margin	30.0%	9.5%	26.6%	5.6%	21.7%	11.2%	11.9%	11.9%	9.2%	14.7%

Market Multiples
MVIC / Revenue	6.35	0.56	2.51	0.30	5.68	0.96	1.43	1.21	0.82	na
MVIC / Forecast One-Year EBITDA	17.5	5.9	9.0	5.4	25.7	8.7	10.8	9.3	11.6	na

Source:

Fundamental, Market, and Analyst Estimate Data by TagniFi

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Nina Footwear Corp. and Subsidiaries

Summary of Guideline Company Data

$ in thousands, except per share	NINA	Low	25th Percentile	Average	Median	HarMean	75th Percentile	High	Rank

Stock Price As Of or Around March 15, 2024	na	$10.01	$25.39	$143.67	$41.62	$27.36	$56.47	$933.05	Na

Size Metrics
MVIC	na	$441,403	$1,585,258	$6,747,345	$2,828,682	$1,724,803	$7,983,309	$23,383,873	Na
Revenue	$28,998	$461,833	$1,981,582	$3,131,739	$2,816,605	$1,773,857	$3,181,238	$8,000,342	10

Forecast One-Year Revenue	$36,792	$452,548	$1,925,291	$3,255,577	$2,814,920	$1,785,565	$3,204,604	$8,787,050	10
Forecast One-Year EBITDA	$5,414	$50,646	$171,687	$505,073	$268,043	$203,992	$586,238	$1,099,731	10

Forecast One-Year Growth (Revenue)	26.9%	(23.5)%	(5.2)%	3.3%	4.2%	nmf	13.6%	26.7%	1
Forecast One-Year Growth (EBITDA)	567.4%	(35.0)%	0.7%	31.3%	9.4%	nmf	119.0%	208.1%	1

Performance Ratios
EBIT / Revenue	2.0%	0.7%	6.7%	11.9%	9.8%	3.9%	10.4%	26.4%	9
EBITDA / Revenue	2.8%	2.3%	8.5%	14.1%	11.9%	8.0%	12.0%	27.8%	9
EBIT Return on Equity	12.0%	5.4%	15.8%	28.2%	25.9%	17.0%	21.9%	71.9%	9
EBIT Return on Assets	2.8%	0.8%	6.0%	11.7%	10.4%	4.3%	13.4%	26.6%	9
Current ratio	1.8	1.0	1.2	2.1	2.3	1.7	2.6	3.6	6
Financial leverage	4.3	1.6	1.7	3.1	2.1	2.4	3.2	6.9	3
Asset turnover	0.7	0.6	0.7	1.1	0.9	0.9	0.9	3.4	7
Net working capital / Revenue	23.5%	(0.2)%	5.4%	22.2%	24.1%	nmf	34.5%	48.9%	6

Forecast One-Year EBITDA Margin	14.7%	5.6%	9.5%	15.3%	11.9%	11.7%	13.3%	30.0%	4

Market Multiples
MVIC / Revenue	na	0.30	0.82	2.20	1.21	0.94	1.37	6.35	Na
MVIC / Forecast One-Year EBITDA	na	5.4	8.7	11.5	9.3	9.3	11.4	25.7	Na

Source:

Fundamental, Market, and Analyst Estimate Data by TagniFi

134

Hempstead focused on multiples of Market Value of Invested Capital (MVIC) / Revenue and MVIC / Forecasted EBITDA, which reflects, in Hempstead’s opinion, the analysis of potential buyers and/or investors in Nina Footwear. Based on the relative financial performance and growth prospects of Nina Footwear to the guideline company group, Hempstead applied multiples equal to 1.10x Revenue and 8.5x Forecasted EBITDA. Application of the valuation multiples results in an indicated aggregate enterprise value, which is then adjusted to an indicated aggregate equity value by adding cash and cash equivalents and deducting debt.

Nina Footwear Corp. and Subsidiaries

Guideline Company Approach

$ in thousands

	Applied		Indicated		Weighted
Valuation Multiple	Multiple	Basis	MVIC	Weight	MVIC
MVIC / Revenue	1.10	$28,998	$31,898	50.0%	$15,949
MVIC / Forecast EBITDA	8.5	5,414	46,016	50.0%	23,008

Aggregate Enterprise Value					$38,957
Add: Cash and Equivalents					228
Deduct: Debt					(1,150)
Aggregate Equity Value					$38,035

Therefore, an aggregate equity value of $38.04 million was indicated under the market-based approach for Nina Footwear.

Income-Based Approach

As noted above, Hempstead utilized a discounted cash flow analysis in assessing the fair value of the aggregate equity of Nina Footwear under an income-based approach. The DCF began with management’s forecast of revenue and expenses for fiscal 2024. Nina Footwear’s management’s projections for fiscal 2024 (alongside actual results from fiscal 2023) are shown below:

NINA FOOTWEAR CORP.

COMBINED PROJECTION-2024 (in thousands)

	2023 Actual		2024 Projection
	Amount	% sales	Amount	% sales

SALES:	$33,650.8	116.0%	$42,642.0	115.9%
Sales Return	2,618.6	9.0%	3,115.2	8.5%
Other Allowance	1,277.8	4.4%	1,727.9	4.7%
Sales Discount	653.9	2.3%	830.8	2.3%
Customer Advertising	0.1	0.0%	25.3	0.1%
Chargebacks	102.3	0.4%	149.4	0.4%
	4,652.7	16.0%	5,848.7	15.9%

NET SALES:	28,998.1	100.0%	36,792.1	100.0%
Cost of Goods Sold	14,292.4	49.3%	18,248.9	49.6%

GROSS PROFIT	14,705.7	50.7%	18,543.2	50.4%
G/P %	50.6%		50.4%

OPERATING EXPENSES:
Design	829.6	2.9%	1,030.2	2.8%
Shipping	3,746.9	12.9%	3,144.8	8.5%
Selling	3,937.4	13.6%	3,426.7	9.3%
General & Administrative	5,503.9	19.0%	5,693.2	15.5%
Financial Costs	94.4	0.3%	100.0	0.3%
TOTAL OPERATING EXPENSES:	14,112.3	48.7%	13,394.9	36.4%

OPERATING INCOME (LOSS):	593.4	2.0%	5,148.3	14.0%
Other Income/Interest	(440.2)	-1.5%	(440.0)	-1.2%
INCOME BEFORE TAXES:	153.2	0.5%	4,708.3	12.8%

TAXES ON INCOME:
Provision for Taxes	76.1	0.3%	150.0	0.4%
NET INCOME (LOSS)	77.1	0.3%	4,558.3	12.4%

Hempstead then extended management’s 2024 forecast through 2030. The assumptions utilized in the DCF methodology are summarized below.

135

Nina Footwear

●	Hempstead discussed fiscal 2023 performance with Nina Footwear management. Hempstead’s discussions indicated that sales coming out of the COVID-19 pandemic, i.e., the second half of 2021 and the beginning of 2022, were robust as previously delayed special occasions came back on board. Buyers purchased inventory aggressively during that period, which resulted in excess inventories and a slowdown in orders during the first half of 2023. By the second half of 2023, orders were normalizing as inventory levels began to correct. Net sales are forecast at $36.79 million in 2024, a 26.9% increase from 2023. Nina Footwear management outlined factors which are expected to contribute to the increase in net sales from 2023 to 2024:

○	Projected increase of $2.0 million is attributed to Nordstrom where Nina Footwear will have a dedicated special occasion table in all stores. In addition, Nordstrom is no longer offering products from a competing brand.
○	Projected increase of $2.7 million driven by lower-price Touch of Nina Footwear shoes, which consumers are gravitating to, and strong relationships with DSW and JC Penney.
○	Projected increase of $1.4 million in kids offerings driven by new potential relationships with JC Penney and DSW and strengthened relationship with Nordstrom stores, Nordstrom Rack, family shoe stores, and discounters.
○	Projected increase of $0.4 million in handbag revenue driven by expected increased volume from Nordstrom stores; product will be in all Nordstrom stores for the full year 2024 vs. only the fourth quarter of 2023.
○	Projected increase of $1.9 million in web-based sales on increased volume.

●	Revenue beyond 2024 was forecast to gradually slow to a long-run rate of 4% by 2030, reaching $64.65 million.

●	Nina Footwear gross profit forecast at $18.54 million in 2024, an implied gross margin of 50.4%. The gross margin implied for 2024 is carried throughout the remainder of the discrete period.

●	Nina Footwear operating expenses for 2024 are forecast at $13.40 million, which equates to 36.4% of forecasted revenue. That level of operating expense is carried throughout the remainder of the discrete period.

●	Nina Footwear corporate income taxes are calculated based on a federal corporate income tax rate of 21.0% and a New York State corporate income tax rate of 7.25%. The result is a blended corporate income tax rate of 26.73%.

●	Management of Nina Footwear is forecasting depreciation of $0.27 million for 2024. Nina Footwear had very little in the way of capital expenditures during the period examined (2019 – 2023). As such, Hempstead did not forecast capital expenditures for the discrete period, and no depreciation was forecast beyond 2024.

●	To forecast Nina Footwear’s working capital requirement, Hempstead examined Nina Footwear’s measure of working capital as well as the guideline company group discussed previously. Nina Footwear’s ratio of working capital to revenue was negative from 2019 through 2021; however, the ratio increased to 11.7% in 2022 and 26.7% in 2023. The guideline company group median working capital to revenue ratio was 24.1%, with a 25th percentile of 5.4% and a 75th percentile of 34.5%. Given the entirety of the data examined, Hempstead settled on a working capital ratio of 20.0%.

●	Hempstead utilized a weighted average cost of capital of 17.10%.

136

Nina Footwear Corp. and Subsidiaries

Discounted Cash Flow Analysis (Stand-Alone)

For the Twelve-Month Periods Ended On or Around

($ in thousands)	Dec 31	Dec 31	Dec 31	Dec 31	Dec 31	Dec 31	Dec 31	Dec 31	Dec 31
	2022	2023	2024	2025	2026	2027	2028	2029	2030
Net sales	$37,683	$28,998	$36,792	$44,150	$50,773	$55,850	$59,201	$62,161	$64,648
Net sales growth		(23.0)%	26.9%	20.0%	15.0%	10.0%	6.0%	5.0%	4.0%

Cost of goods sold	19,366	14,292	18,249

Gross profit	18,317	14,706	18,543	22,252	25,590	28,149	29,837	31,329	32,583
Gross margin	48.6%	50.7%	50.4%	50.4%	50.4%	50.4%	50.4%	50.4%	50.4%

Operating expenses
Selling	3,595	3,937	1,030
Design	-	830	3,145
Shipping	3,033	3,747	3,427
G&A	6,946	5,504	5,693
Financial	140	94	100

Total operating expenses	13,713	14,112	13,395	16,074	18,485	20,333	21,554	22,631	23,536
as % of net sale	36.4%	48.7%	36.4%	36.4%	36.4%	36.4%	36.4%	36.4%	36.4%
Operating income (EBIT)	4,604	593	5,148	6,178	7,105	7,815	8,284	8,698	9,046

Provision for taxes	-	-	1,376	1,651	1,899	2,089	2,214	2,325	2,418

Net income	$4,604	$593	$3,772	$4,527	$5,206	$5,726	$6,070	$6,373	$6,628

137

Nina Footwear Corp. and Subsidiaries

Discounted Cash Flow Analysis (Stand-Alone)

For the Twelve-Month Periods Ended On or Around

($ in thousands)	Dec 31 2022	Dec 31 2023	Dec 31 2024	Dec 31 2025	Dec 31 2026	Dec 31 2027	Dec 31 2028	Dec 31 2029	Dec 31 2030
Net income	$4,604	$593	$3,772	$4,527	$5,206	$5,726	$6,070	$6,373	$6,628

Conversion to cash flow:
Add: depreciation	200	218	265	-	-	-	-	-	-
Less: capital expenditures	(17)	-	-	-	-	-	-	-	-
Less: working capital	(6,019)	(3,312)	370	(1,472)	(1,325)	(1,015)	(670)	(592)	(497)

Net free cash flows	(1,232)	(2,501)	4,408	3,055	3,881	4,711	5,400	5,781	6,131
Period adjustment			0.77	1.00	1.00	1.00	1.00	1.00	1.00

Adjusted net free cash flows			3,372	3,055	3,881	4,711	5,400	5,781	6,131
Discount period			0.38	1.27	2.27	3.27	4.27	5.27	6.27
Discount rate			17.10%	17.10%	17.10%	17.10%	17.10%	17.10%	17.10%
Present value factor			0.9414	0.8190	0.6994	0.5973	0.5100	0.4356	0.3720

Present value of adjusted net free cash flows			$3,174	$2,502	$2,714	$2,814	$2,754	$2,518	$2,280

Nina Footwear Corp. and Subsidiaries

Discounted Cash Flow Analysis (Stand-Alone)

For the Twelve-Month Periods Ended On or Around

Accumulated present value of adjusted net free cash flows	$18,757	Terminal Value Calculation
Present value of terminal value (see right)	18,104	Final year cash flow	$6,131
		Growth rate	4.0%
Aggregate present value of cash flows	36,861	Projected cash flow	6,376
Aggregate present value of amortization benefit	247	Capitalization rate	13.10%

Aggregate enterprise value	37,108	Terminal value in final year	48,674
		Discount factor	0.3720
Add: cash and equivalents	228
Deduct: debt	(1,150)	Present value of terminal value	$18,104

Aggregate equity value	$36,186

Therefore, an aggregate equity value of $36.19 million is calculated under the income-based approach.

Asset-Based Approach

Hempstead did not prepare an asset-based analysis as, in their opinion, potential buyers and/or investors in Nina Footwear would focus on the company’s value under continuing operations rather than in liquidation.

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Summary – Nina Footwear

As discussed above, Hempstead examined a market-based approach and an income-based approach in determining the aggregate equity value of Nina Footwear on a stand-alone basis. The results of their analysis are summarized as follows:

Aggregate Equity Value
Market Approach	$38,034,973
Income Approach	$36,186,388
Asset Approach	Not Utilized

Therefore, in Hempstead’s opinion, the aggregate equity value of Nina Footwear, on a stand-alone basis, is reasonably considered in a range of $36,000,000 to $38,000,000.

Stand-Alone Aggregate Equity Value of Kidpik

Market-Based Approach

As with Nina Footwear, Hempstead considered guideline company methodologies in examining the aggregate equity value of Kidpik on a stand-alone basis. However, due to Kidpik’s ongoing losses and lack of prospective earnings capability, these methods could not be meaningfully applied.

Alternative Market Methodology

In addition to the methods discussed above, Hempstead considered an alternative market methodology that involved an examination of the actual trading price of Kidpik’s common stock. A one-for-five reverse stock split, as of March 7, 2024, at 12:01 am Eastern Standard Time was also factored in. The reverse stock split was intended to help PIK meet the minimum $1.00 price requirement for listing on Nasdaq.

The following table summarized Kidpik’s stock price and volume data for the period covering the approximate 52-week period leading up to the entry into the Merger Agreement:

Periods	Open	High	Average Low	Close	Volume	Adjusted Close
3/26/2024	$3.50	$3.50	$3.05	$3.10	51,922	$3.10
3/25/2024	4.06	4.22	3.42	3.49	82,200	3.49
3/22/2024	4.44	4.81	4.06	4.07	113,700	4.07
3/21/2024	4.37	5.13	4.37	4.51	116,200	4.51
3/20/2024	4.70	5.54	4.25	4.40	301,600	4.40
3/19/2024	4.50	5.05	4.45	4.74	209,900	4.74
3/7/24 - 3/18/24	4.39	5.58	3.67	4.12	6,291,251	4.12
3/1/24 - 3/6/24	1.87	1.96	1.68	1.83	37,615	1.83
Feb 2024	1.85	1.99	1.78	1.87	18,194	1.87
Jan 2024	1.77	1.85	1.70	1.78	9,436	1.78
Dec 2023	2.14	2.22	2.04	2.12	13,180	2.12
Nov 2023	2.18	2.26	2.06	2.16	17,770	2.16
Oct 2023	3.04	3.18	2.94	3.06	22,613	3.06
Sep 2023	3.06	3.20	3.01	3.08	8,044	3.08
Aug 2023	3.10	3.40	3.02	3.12	146,724	3.12
Jul 2023	3.49	3.63	3.37	3.46	18,131	3.46
Jun 2023	3.78	3.97	3.41	3.61	949,633	3.61
May 2023	3.09	3.23	2.91	3.01	37,995	3.01
Apr 2023	3.14	3.38	2.97	3.10	18,488	3.10
3/20/23 - 3/31/23	3.21	3.49	3.02	3.20	18,164	3.20

139

Prior to the Reverse Stock Split, Kidpik’s common stock traded in a general daily range of $2.00 to $3.00 per share (split-adjusted). After the Reverse Stock Split, Kidpik’s stock price averaged $4.12 per share between March 7, 2024 and March 18, 2024. On March 19, 2024, Kidpik’s common stock price hit a post-reverse stock split high of $4.74. Kidpik’s stock generally traded down between March 20, 2024 and March 26, 2024, with the adjusted close on March 26, 2024, at $3.10.

Examining the previous chart, pricing and volume activity immediately after the reverse stock split is anomalous. There has been no fundamental change to the investment profile of Kidpik. As noted, Kidpik was still under a “going concern” qualification and management indicated the company had only enough cash on hand to survive for another few months.

For purposes of its analysis, in addition to the closing stock price as of March 26, 2024, Hempstead examined “normalized, split-adjusted” stock prices. Hempstead considered $2.00 per share and $3.00 per share as “normalized” levels based on the average daily adjusted closing stock prices over the period from March 20, 2023 through March 6, 2024. Multiplying the various stock prices by the number of common shares outstanding as of March 24, 2024, Hempstead calculated aggregate equity values as follows:

	March 26 2024	Normalized	Normalized
Stock Price	$3.10	$3.00	$2.00
Shares Outstanding	1,872,433	1,872,433	1,872,433
Market Capitalization	$5,804,543	$5,617,300	$3,744,866

Therefore, under the alternative market methodology, Hempstead calculated the aggregate equity of Kidpik, on a stand-alone basis, to be in a range of $3,700,000 to $5,800,000.

Income-Based Approach

Kidpik has a history of operating losses and, at the time of the entry into the Merger Agreement, had no immediate prospects of achieving profitability. Further, Kidpik was operating with a “going concern” opinion from its auditor and management indicated that, as of September 30, 2023, Kidpik would only survive another few months without additional funding.

Given the circumstances of Kidpik, any ongoing earnings capacity is speculative. Therefore, Hempstead did not employ an income approach.

Asset-Based Approach

Hempstead considered an asset-based analysis. The net tangible book value of the shareholders’ equity for Kidpik as of September 30, 2023 was approximately $4.88 million. Hempstead considered the significant erosion of book value subsequent to September 30, 2023, arising from ongoing losses and prospective inventory write-downs and determined that no meaningful indication of value was indicated under the asset-based approach.

140

Summary – Kidpik

As discussed above, Hempstead examined a market-based approach and an income-based approach in determining the aggregate equity value of Kidpik on a stand-alone basis. The results of its analysis are summarized as follows:

	Low	High
Historical Stock Price Approach	$3,744,866	$5,804,543
Guideline Company Approach	No Indicated Value
Guideline Transaction Approach	No Indicated Value
Income Approach	No Indicated Value
Asset Approach	No Indicated Value

Therefore, in Hempstead’s opinion, the aggregate equity value of Kidpik, on a stand-alone basis, is reasonably considered in a range of $3,700,000 to $5,800,000.

Net Operating Loss Carryforward (NOL)

As discussed previously, Kidpik reported net operating loss carryforwards totaling approximately $32.30 million as of December 31, 2022. Taking into account reported losses during the first nine months of 2023, as well as estimated losses experienced during 4Q23, and 1Q24 through March 26, 2024, PIK’s NOLs were estimated to be approximately $40.30 million as of March 26, 2024. The NOLs represent a substantial portion of the value that Kidpik brings to the Merger. As such, Hempstead prepared an analysis to measure the aggregate present value of the NOLs.

Aggregate present value is calculated as the present value of the tax shield provided by the NOLs against ongoing earnings. In the instant case, the NOLs would be used, post-Merger, against the future earnings of Nina Footwear (as presented under the discounted cash flow methodology presented previously). Hempstead extended the NOL analysis two years beyond the Nina Footwear projections to account for NOLs remaining at the end of 2030. Hempstead assumed 4.0% growth for Nina Footwear’s pre-tax earnings for 2031 and 2032.

As under the discounted cash flow analysis presented previously, Hempstead utilized a tax rate of 26.73% and a discount rate of 17.10% in calculating the present value of the NOLs. As per the Tax Cuts and Jobs Act of 2017, Hempstead applied NOLs to forecast pre-tax income at a rate of 80% annually until the NOLs were exhausted.

Applying the parameters outlined above, the aggregate present value of the NOLs was calculated at $5,770,000:

Kidpik Corp.

Calculation of Present Value of Net Operating Loss Carryforward (NOL)

Estimated Beginning NOL Balance	$40,300
Annual Application Limit (Tax Cuts and Jobs Act)	80.0%
2031 / 2032 Growth Rate	4.00%
Tax Rate	26.73%
Discount Rate	17.10%

141

	Forecast
Fiscal	NINA	NOL	NOL	Tax	Discount	Discount	Present
Year	Pre-Tax	Applied	Remaining	Shield	Period	Factor	Value
2024	$5,148	$4,119	$36,181	$1,101	1.00	0.8540	$940
2025	6,178	4,942	31,239	1,321	2.00	0.7293	963
2026	7,105	5,684	25,555	1,519	3.00	0.6228	946
2027	7,815	6,252	19,303	1,671	4.00	0.5318	889
2028	8,284	6,627	12,676	1,771	5.00	0.4542	804
2029	8,698	6,959	5,717	1,860	6.00	0.3878	721
2030	9,046	5,717	-	1,528	7.00	0.3312	506

	Aggregate Present Value of Net Operating Loss Carryforward						$5,770

142

The aggregate present value of the NOLs was calculated as follows:

●	Forecast Nina Footwear Pre-Tax income was multiplied by 80% to arrive at the NOL Applied

○	For example, in fiscal year 2024, $5,148 thousand multiplied by 0.80 = $4,119 thousand.

●	NOL Remaining is the result of the subtraction of the previous aggregate amount remaining

○	For example, in fiscal year 2024, $40,300 thousand minus $4,119 thousand = $36,181 thousand.

●	The Tax Shield is calculated as the NOL Applied times the Tax Rate

○	For example, in fiscal year 2024, $4,119 thousand multiplied by 0.2673 = $1,101 thousand.

●	The Discount Period represents the timeframe at which the Tax Shield will be recognized

○	For example, a discount period of “1” indicates that the cash flow (tax shield ) will be realized at the end of the fiscal year 2024.

●	The Discount Factor is calculated as (1 + Discount Rate) ^ -Discount Period

○	For example, in fiscal year 2024, (1 + 0.1710) to the power of negative 1 = 0.8540.

Summary and Fairness Analysis

As discussed above, the merged and reorganized entity will consist of three distinct sources of value: (i) the aggregate equity value contributed by Nina Footwear; (ii) the aggregate equity value contributed by Kidpik; and (iii) the aggregate present value of the net operating loss carryforwards.

Utilizing a market-based approach and an income-based approach, Hempstead calculated the indicated aggregate equity value of Nina Footwear to be in a range of $36,000,000 to $38,000,000. Utilizing an approach related to historical stock prices, Hempstead calculated the indicated aggregate equity value of Kidpik to be in a range of $3,700,000 to $5,800,000. Based on the analysis described above, Hempstead calculated the aggregate present value of the net operating loss carryforwards to be $5,770,000. Therefore, the combined aggregate contributed equity values ranged from $45,470,000 to $49,570,000.

The value being contributed by Kidpik, in the form of the equity, ranges from $3,700,000 to $5,800,000, which amounts to between 8.1% and 11.7% of aggregate contributed equity value. Since Kidpik stockholders will receive 20.0% of the equity in the merged and reorganized entity, Hempstead concluded that the consideration to be received by Kidpik is fair, from a financial point of view, to PIK:

	Low Indication	High Indication
Aggregate Equity Value - NINA	$36,000,000	$38,000,000
Aggregate Equity Value - PIK	3,700,000	5,800,000
Present Value of Net Operating Loss Carryforward	5,770,000	5,770,000

Aggregate Contributed Equity Value	$45,470,000	$49,570,000

% Attributable to PIK	8.1%	11.7%

Equity Value to PIK (Post-Merger Transaction)		20.0%

In Hempstead’s view, the value of the NOL is separate from Kidpik because the value of the NOL is not realizable by Kidpik outside of the context of the Merger.

* * * * *

143

The Company has paid Hempstead a fee of $40,000 in connection with the delivery of Hempstead’s opinion, which was not contingent on the successful completion of the Merger. The Company has also agreed to reimburse Hempstead for certain out-of-pocket expenses, including telephone, tolls, travel, printing, other professional services, and research services. A total of $20,000 was paid upon the engagement of Hempstead with the balance due upon the finalization of Hempstead’s opinion. The Company has also agreed to indemnify Hempstead against certain liabilities arising out of or in connection with the services rendered and to be rendered by it under its engagement. Hempstead did not, as of the date of its opinion, maintain a market in the securities of the Company. In addition, in the future Hempstead may seek to provide financial advisory and financing services to the Company or entities that are affiliated with the Company or Nina Footwear, for which Hempstead would expect to receive compensation. Hempstead’s opinion was furnished for the use and benefit of the Strategy Committee in connection with its consideration of the Purchase and was not intended to be used for any other purpose, without Hempstead’s prior written consent. Other than in connection with the opinion, Hempstead has not provided any services, or received any compensation from Kidpik, during the last two years.

Certain Nina Footwear Unaudited Financial Projections

As a matter of course, neither Kidpik nor Nina Footwear publicly discloses forecasts or internal projections as to future performance, revenues, earnings or other results of operations due to the inherent unpredictability and subjectivity of the underlying assumptions and projections. However, in connection with the Strategy Committee’s evaluation of the Merger, Kidpik received from Nina Footwear certain unaudited prospective internal financial projections with respect to Nina Footwear for 2024, which are discussed in greater detail above under “— Opinion of Hempstead & Co., LLC to the Strategy Committee”. These Nina Footwear Projections, as provided by Nina Footwear were also provided to the Strategy Committee in connection with its evaluation of the Merger and to Hempstead in connection with its financial analysis and opinion. The Projections were made available to and reviewed by the Strategy Committee, which directed Hempstead to use the Projections in its financial analysis and opinion. Hempstead utilized the Projections in its financial analysis undertaken in connection with the rendering of its opinion (see “— Opinion of Hempstead & Co., LLC to the Strategy Committee”). A summary of the Projections is set forth below.

The Projections included above under “— Opinion of Hempstead & Co., LLC to the Strategy Committee” are included solely to give Kidpik stockholders access to the Projections that were provided to the Strategy Committee as of [date] in connection with its evaluation of the Merger and that, at the direction of Kidpik, were utilized by Hempstead in connection with its financial analysis and opinion as discussed under the section titled “— Opinion of Hempstead & Co., LLC to the Strategy Committee”. The Projections are not being included herein to influence Kidpik’s stockholders’ decision whether to vote in favor of any proposal contained in this Proxy Statement. In light of the foregoing factors and the uncertainties inherent in the Projections, stockholders are cautioned not to place undue, if any, reliance on the Projections included in this Proxy Statement.

144

The Projections were not prepared with a view toward public disclosure or with a view toward compliance with the published guidelines established by the SEC or the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information, or GAAP, but, in the view of Nina Footwear management were prepared on a reasonable basis, reflected the best available estimates and judgments at the time of preparation, and presented as of the time of preparation, to the best of Nina Footwear management’s knowledge and belief, the expected course of action and the expected future financial performance of Nina Footwear as standalone entities and estimated outcomes of other future events. However, this information is not factual and should not be relied upon as being indicative of future results of the Combined Company, and readers of this Proxy Statement/prospectus are cautioned not to place undue reliance on the Projections. The information from the Projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Nina Footwear included, or incorporated by reference in this Proxy Statement.

The Projections reflect estimates and assumptions made by Nina Footwear senior management based on a sales by account estimate, the timing and cost of product launches, product pricing and market penetration, size of the addressable population, the timing of entry of competitive products and the timing of generic competition, access to capital and general business, economic, competitive, regulatory and other market and financial conditions and other future events, all of which are difficult to predict and many of which are beyond Nina Footwear’s and the Combined Company’s control. In particular, the Projections, while presented with numerical specificity, necessarily were based on numerous variables, estimates and assumptions that are inherently uncertain and also reflect general business, economic, market and financial conditions and other matters, all of which are difficult to predict and many of which are beyond the control of any party. The Projections also reflect assumptions as to certain business decisions that are subject to change.

The Projections were developed solely using the information available to Nina Footwear management at the time they were created and reflect assumptions as to certain business decisions that are subject to change. Important factors that may affect actual results or that may result in the Projections not being achieved include the risk factors described herein under “Risk Factors—Risks Related to the Merger”. If any of these variables, estimates and assumptions prove to be wrong, such as the assumptions relating to the approval of the Combined Company’s product candidates, the actual results for the Combined Company’s business may be materially different from the results reflected in the Projections.

None of Kidpik, Nina Footwear, the Combined Company or their respective affiliates, advisors, officers, directors or other representatives can provide any assurance that actual results will not differ from the Projections and none of them undertakes any obligation to update, or otherwise revise or reconcile, the Projections to reflect circumstances existing after the date the Projections were prepared or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Projections are shown to be in error. Except as required by applicable securities laws, Kidpik and Nina Footwear do not intend to make publicly available any update or other revision to the Projections, even in the event that any or all assumptions are shown to be in error. None of Kidpik or Nina Footwear or their respective affiliates, advisors, officers, directors or other representatives has made or makes any representation to any stockholder or other person regarding the Combined Company’s ultimate performance compared to the information contained in the Projections or that forecasted results will be achieved. Neither Kidpik nor Nina Footwear has made any representation regarding the Projections in the Merger Agreement or otherwise, concerning the Projections.

The Projections were prepared by, and are the responsibility of, Nina Footwear’s management. Neither CohnReznick LLP, nor any other independent accountant has compiled, examined, performed any other procedures, or expressed any form of assurance with respect to the Projections included herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the Projections. The reports of CohnReznick LLP included in this Proxy Statement relate to Nina Footwear’s historical audited financial statements and do not extend to the Projections, which are unaudited, and should not be read to do so. The CohnReznick LLP report included in this Proxy Statement relates to Nina Footwear’s historical financial information and does not extend to the Nina Footwear Projections, which are unaudited, and should not be read to do so.

In light of the foregoing factors and the uncertainties inherent in financial projections, stockholders are cautioned not to place undue reliance, if any, on the Projections.

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KIDPIK AND NINA FOOTWEAR HAVE NOT UPDATED AND DO NOT INTEND TO UPDATE OR OTHERWISE REVISE THE PROJECTIONS INCLUDED HEREIN, INCLUDING, WITHOUT LIMITATION, TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE SUCH INFORMATION WAS PREPARED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, WHICH MAY INCLUDE, WITHOUT LIMITATION, CHANGES IN GENERAL ECONOMIC, REGULATORY OR INDUSTRY CONDITIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE PROJECTIONS ARE NO LONGER APPROPRIATE.

Interests of the Kidpik Directors and Executive Officers in the Merger

In considering the recommendation of the Kidpik Board (with Mr. Ezra Dabah abstaining, i.e., the recommendation of each independent member of the Board of Directors and the Strategy Committee, made entirely of independent members of the Board) with respect to the approval of the Merger Agreement, the Merger and the issuance of shares of Kidpik common stock as contemplated by the Merger Agreement, and the Kidpik Stockholder Matters, Kidpik’s stockholders should be aware that certain members of the Kidpik Board and current executive officers of Kidpik have interests in the Merger that may be different from, or in addition to, the interests of Kidpik’s stockholders.

These interests relate to or arise from, among other things:

● the fact that Ezra Dabah our Chairman, President and Chief Executive Officer and Moshe Dabah, our Vice President, Chief Operating Officer and Chief Technology Officer, and Secretary, who is the son of Ezra Dabah, are each also owners of Nina Footwear. Additionally, Ezra Dabah and his children (including Moshe Dabah) own approximately 79.3% of Nina Footwear, and Ezra Dabah and his extended family own 100% of Nina Footwear. There are a number of related party transactions between Nina Footwear and the Company. Ezra Dabah and his family will continue to control approximately 75.3% of the Combined Company’s voting shares following the closing of the Merger;

● at the effective time of the Merger Agreement, which will be the time of acceptance for filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as may be specified in such Certificate of Merger with the consent of the parties, the officers of the Combined Company will continue to include Mr. Ezra Dabah, the Company’s Chief Executive Officer, President and Chairman (who currently serves as Chief Executive Officer of Nina Footwear); Moshe Dabah, the Company’s Vice President, Chief Operating Officer and Chief Technology Officer, and Secretary (who currently serves as Chief Operating Officer and Secretary of Nina Footwear); and Jill Pasechnick, the Company’s Chief Accounting Officer, and as such, we do not anticipate any changes in our officers in connection with the Merger.

● similarly, all of our current Board members, Mr. Ezra Dabah, Mr. Bart Sichel, Mrs. Jill Kronenberg and Mr. Louis G. Schott, will continue as directors of the Combined Company after the Closing.

● that Ezra Dabah, who was recused from board deliberations regarding the Merger and the other Contemplated Transactions, serves on both the Kidpik Board and the Nina Footwear Board and as the Chief Executive Officer of Nina Footwear, and Moshe Dabah, Mr. Ezra Dabah’s son, currently the Chief Operating Officer, Chief Technology Officer, Secretary and Vice President of the Company, serves as Secretary of Nina Footwear; and

● the various related party transactions between Nina Footwear and Kidpik, as discussed in greater detail below under “Certain Relationships and Related Transactions”, including, but not limited to a total of $1.9 million owed by Kidpik to Nina Footwear as of Kidpik’s entry into the Merger Agreement, and approximately $2.9 million as of November 1, 2024, the fact that Kidpik subleases both its office and warehouse space from Nina Footwear, and the fact that Nina Footwear provides Kidpik management services at the rate of 0.0075% of cash receipts, pursuant to the terms of a Management Agreement.

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While the Closing will be deemed a ‘change of control’ under the Company’s First Amended and Restated 2021 Equity Incentive Plan, which includes the “consummat[ion of] a merger, consolidation or similar transaction involving (directly or indirectly) the Company [if] immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not [o]wn, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving [entity] in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving [entity] in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their [o]wnership of the outstanding voting securities of the Company immediately prior to such transaction”, the Company has no outstanding and unvested equity awards, and as such, the occurrence of a ‘change of control’ under the equity plan will have no effect.

The Strategy Committee and the Kidpik Board were aware of these potential conflicts of interest and considered them, among other matters, in reaching their respective decisions to approve the Merger Agreement and the Merger, and to recommend, as applicable, that Kidpik’s stockholders approve the proposals to be presented to Kidpik’s stockholders for consideration at the Kidpik Annual Meeting as contemplated by this Proxy Statement.

Common Ownership

Kidpik is controlled by Mr. Ezra Dabah, the Chief Executive Officer, majority stockholder (59% beneficial owner), and Chairman of Kidpik as a result of the Voting Agreement described below, and Mr. Ezra Dabah is also the Chief Executive Officer of Nina Footwear. Mr. Dabah and his children own approximately 79.3% of Nina Footwear (Mr. Dabah and his wife personally own 25.3% of Nina Footwear), including Moshe Dabah (Mr. Dabah’s son), who is the Vice President, Chief Operating Officer and Chief Technology Officer of Kidpik and the Chief Operating Officer, Chief Information Officer and Secretary of Nina Footwear (who owns 18.2% of Nina Footwear), and Mr. Dabah and his extended family own 100% of Nina Footwear. Mr. Dabah and his family will continue to control approximately 75.3% of the Combined Company’s voting shares following the closing of the Merger.

Mr. Dabah’s voting control is the result of a Voting Agreement entered into on September 3, 2024, between Mr. Dabah, his children, Moshe Dabah, who is also our Vice President, Chief Operating Officer and Chief Technology Officer, Eva Yagoda, Joia Kazam, Chana Rapaport and Yaacov Dabah; and certain trusts in the names of Mr. Dabah’s children, which are beneficially owned by Mr. Dabah’s wife and mother-in-law, pursuant to which persons and entities provided complete authority to Ezra Dabah to vote the shares of common stock held by such persons and entities at any and all meetings of stockholders of the Company and via any written consents. The Voting Agreement has a term through December 31, 2027, but can be terminated at any time by Mr. Dabah and terminates automatically upon the death of Mr. Dabah, as to any specific stockholder, when such stockholder no longer holds any voting shares, and to any individual stockholder, the date that Mr. Dabah has released such stockholder from the terms of the Voting Agreement in writing. The Voting Agreement includes not only shares of the Company’s common stock held by the persons and entities subject to the Voting Agreement on September 3, 2024, but all after acquired shares of the Company, including those issuable in the Merger. Each of Eve Yagoda, Joia Kazam, Chana Dabah and Yaacov Dabah, Mr. Ezra Dabah’s children, and Moshe Dabah, Mr. Ezra Dabah’s son and an officer of the Company, are stockholders of Nina Footwear and will be receiving Merger Shares in the Merger, which will similarly become subject to the terms of the Voting Agreement upon Closing. Additionally, Mr. Dabah’s wife will receive shares in the Merger which will be deemed to be beneficially owned by Mr. Dabah.

Management Following the Merger

As described elsewhere in this Proxy Statement, including in the section captioned “Management Following the Merger,” the current officers and directors of Kidpik will remain the sole officers and directors of Kidpik following the Closing.

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Indemnification and Insurance

Under the Merger Agreement, from the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, Kidpik and Nina Footwear, as the surviving corporation in the Merger, shall indemnify and hold harmless each person who is or has served as a director or officer of Nina Footwear against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that such person is or was a director, officer, fiduciary or agent of Nina Footwear, to the fullest extent permitted under the DGCL for directors or officers of Delaware corporations. In addition, each such director and officer, or former director and officer, is entitled to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation.

Under the Merger Agreement, the provisions of Kidpik’s Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of Kidpik shall not be amended, modified or repealed for a period of six years from the Effective Time in a manner that would adversely affect the rights thereunder of individuals who, at or prior to the Effective Time, were officers or directors of Kidpik or any of its subsidiaries.

The Merger Agreement also provides from the Effective Time through the sixth (6th) anniversary of the date on which the Effective Time occurs, Kidpik is required to maintain directors’ and officers’ liability insurance policies, with an effective date as of the Closing Date, on commercially available terms and conditions and with coverage limits customary for companies similarly situated to Kidpik.

Structure

Under the Merger Agreement, Merger Sub, a wholly-owned subsidiary of Kidpik formed in connection with the Merger, will merge with and into Nina Footwear, with Nina Footwear surviving as a wholly-owned subsidiary of Kidpik.

Directors and Executive Officers of the Combined Company Following the Merger

The directors and executive officers of the Company at the Effective Time will remain the directors and executive officers of the Combined Company following the Merger. See the section titled “Management Following the Merger”.

Merger Consideration

For a discussion of the merger consideration to be issued to Nina Footwear equityholders by Kidpik, please see the section titled “The Merger Agreement — Merger Consideration”.

Merger Expenses

Except as otherwise expressly provided in the Merger Agreement, including upon termination of the Merger Agreement in certain cases (see “Agreements Related to the Merger—The Merger Agreement— Termination and Termination Fees”), all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated therein, including the Merger, will be paid by the party incurring such expense, whether or not the Merger is consummated.

Effective Time of the Merger

The Merger will be completed on the second business day after all of the conditions to the closing of the Merger are satisfied or waived, including the approval of the stockholders of Kidpik and Nina Footwear, unless earlier terminated in accordance with the terms of the Merger Agreement. For more information on termination rights, see the section titled “Agreements Related to the Merger—The Merger Agreement— Termination and Termination Fees”. The Merger is anticipated to occur after the Kidpik Annual Meeting. Kidpik and Nina Footwear cannot predict the exact timing of the closing of the Merger because it is subject to various conditions.

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Regulatory Approvals

In the United States, Kidpik must comply with applicable federal and state securities laws and the rules and regulations of Nasdaq in connection with the issuance of shares of Kidpik common stock to Nina Footwear’s stockholders in connection with the transactions contemplated by the Merger Agreement and the filing of this Proxy Statement with the SEC. The Merger is not subject to filing or the waiting period under the Hart-Scott Rodino Antitrust Improvements Act, and Kidpik does not intend to seek any regulatory approval from antitrust authorities to consummate the Merger.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a general summary of the anticipated material U.S. federal income tax consequences of the Merger. The following discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, currently applicable and proposed Treasury Regulations under the Code and published rulings and decisions, all as currently in effect as of the date of this Proxy Statement, and all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws, or federal laws other than those pertaining to income tax, are not addressed in this Proxy Statement. No rulings have been requested or received from the Internal Revenue Service (the “IRS”) as to the tax consequences of the Merger and there is no intent to seek any such ruling. Accordingly, no assurance can be given that the IRS will not challenge the tax treatment of the Merger discussed below or, if it does challenge the tax treatment, that it will not be successful.

Each of Kidpik and Nina Footwear intends the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Neither Kidpik nor Nina Footwear intends to obtain a ruling from the Internal Revenue Service (IRS) with respect to the tax consequences of the Merger. Further, the Merger is not conditioned upon obtaining an opinion from counsel that the Merger will qualify as a reorganization. Accordingly, no assurance can be given that the IRS will not challenge the Merger’s qualification as a “reorganization” within the meaning of Section 368(a) of the Code or that a court would not sustain such a challenge, and Nina Footwear stockholders should consult their own tax advisors as to the specific tax consequences to them of the Merger, including applicable tax reporting requirements.

Kidpik does not anticipate the Merger having any material tax effect for Kidpik stockholders.

Since Kidpik stockholders will continue to own and hold their existing shares of Kidpik common stock following the Merger, the Merger generally will not result in U.S. federal income tax consequences to Kidpik stockholders.

This summary is not a complete description of all of the tax consequences of the Merger that may be relevant to you.

Nasdaq Listing

Kidpik common stock currently is listed on The Nasdaq Capital Market under the symbol “PIK.” Kidpik has agreed to use commercially reasonable efforts (i) to maintain its existing listing on Nasdaq until the Effective Time, (ii) to the extent required by the rules and regulations of Nasdaq, to prepare and submit to Nasdaq a notification form for the listing of the shares of Kidpik common stock to be issued in connection with the Contemplated Transactions, and to cause such shares to be approved for listing (subject to official notice of issuance), and (iii) to the extent required by Nasdaq Rule 5110, to file an initial Nasdaq Listing Application for the Kidpik common stock on Nasdaq; however, Nasdaq has provided Kidpik preliminary non-binding guidance that because Ezra Dabah will control the vote of Kidpik both prior to and after Closing, that the Combined Company will not need to re-apply for initial listing on Nasdaq as a result of the Merger. As such, in the event the Merger closes, it will have no effect on the trading of our common stock on the Nasdaq Capital Market. It is also a condition to Closing that concurrently with, or promptly following, the Closing, Kidpik change its trading symbol to “NINA”.

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In addition, under the Merger Agreement, each of Nina Footwear’s and Kidpik’s obligation to complete the Merger is subject to the satisfaction or waiver by each of the parties, at or prior to the Merger, of various conditions, including that the shares of Kidpik common stock to be issued in the Merger have been approved for listing on Nasdaq as of the closing of the Merger.

Anticipated Accounting Treatment

Kidpik currently expects to treat the Merger as a purchase by Nina Footwear of Kidpik under accounting principles generally accepted in the United States, or GAAP. Under the purchase method of accounting, the assets and liabilities of Kidpik will be recorded, as of the completion of the Merger, at their respective carrying values, in the financial statements of Nina Footwear.

The financial statements of the Nina Footwear issued after the completion of the Merger will reflect these values, but will not be restated retroactively to reflect the historical financial position or results of operations of Kidpik.

Appraisal Rights and Dissenters’ Rights

Kidpik

Kidpik stockholders are not entitled to appraisal rights under the DGCL in connection with the Merger.

Nina Footwear

The holders of Nina Footwear stock would normally be entitled to appraisal rights under the DGCL, however it is anticipated that such holders of Nina Footwear’s stock will sign a waiver, waiving such rights in connection with the Merger.

Named Executive Officer Change of Control Payments

Cash Bonuses

While the Board of Directors does not currently anticipate that it will award cash bonuses in connection with the Merger, the Board of Directors reserves its right to award cash bonuses to certain executive officers of the Company following the Closing.

Future Arrangements

It is anticipated that certain persons who are employees of Nina Footwear will become employees of Kidpik following the Closing, and such persons may enter into new compensation arrangements with Kidpik. Those arrangements may include, among other things, agreements regarding future terms of employment, the right to receive equity or equity-based awards of Kidpik and/or to receive retention bonus awards. Any of these types of arrangements are currently expected to be entered into at or after the Closing, if at all. There can be no assurance that the applicable parties will reach an agreement on any terms, or at all.

Agreements Related to the Merger

The Merger Agreement

The following is a summary of the material terms of the Merger Agreement. A copy of the Merger Agreement is attached as Annex A to this Proxy Statement and is incorporated by reference. The Merger Agreement has been attached to this Proxy Statement to provide you with information regarding its terms. It is not intended to provide any other factual information about Kidpik, Nina Footwear or Merger Sub. The following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. You should refer to the full text of the Merger Agreement for details of the Merger and the terms and conditions of the Merger Agreement. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Merger Agreement.

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The Merger Agreement contains representations and warranties that Kidpik and Merger Sub, on the one hand, and Nina Footwear, on the other hand, have made to one another as of specific dates. These representations and warranties have been made for the benefit of the other parties to the Merger Agreement and may be intended not as statements of fact but rather as a way of allocating the risk to one of the parties if such statements made in the representations and warranties prove to be incorrect. In addition, the assertions made in the representations and warranties are qualified by the information in confidential disclosure schedules exchanged by the parties in connection with the signing of the Merger Agreement. While Kidpik and Nina Footwear do not believe that these disclosure schedules contain information required to be publicly disclosed under the applicable securities laws, other than information that has already been so disclosed, the disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, you should not rely on the representations and warranties as current characterizations of factual information about Kidpik, Nina Footwear or Merger Sub, because they were made as of specific dates, may be intended merely as a risk allocation mechanism between Kidpik and Merger Sub on the one hand, and Nina Footwear on the other hand, and are modified by the disclosure schedules.

Structure

Under the Merger Agreement, at the Effective Time, Merger Sub, a wholly-owned subsidiary of Kidpik formed in connection with the Merger, will merge with and into Nina Footwear, with Nina Footwear surviving as a wholly-owned subsidiary of Kidpik.

Completion and Effectiveness of the Merger

The Merger will be completed on the second business day after all of the conditions to the closing of the Merger (the Closing; and the date on which Closing actually takes place, the Closing Date) are satisfied or waived, including the approval of the stockholders of Kidpik, unless earlier terminated in accordance with the terms of the Merger Agreement. For more information on termination rights, see the section titled “Agreements Related to the Merger—The Merger Agreement— Termination and Termination Fees”. The Merger is anticipated to occur after the Kidpik Annual Meeting. Kidpik and Nina Footwear cannot predict the exact timing of Closing because it is subject to various conditions.

Merger Consideration

At the Effective Time, each outstanding share of capital stock of Nina Footwear capital stock, will be converted into the right to receive approximately 3,298.94 shares of Kidpik common stock, based on an exchange ratio of 1-to-3,298.94, based on the number of outstanding shares of common stock as of the Record Date.

No fractional shares of Kidpik common stock will be issued in connection with the Merger, and Nina Footwear stockholders will have any fractional shares of common stock of Kidpik rounded up to the nearest whole share of Kidpik common stock. Based on the number of outstanding shares of common stock as of the Record Date, Kidpik expects that it will issue approximately 7,655,020 shares of Kidpik common stock in the Merger; however, the exact number of shares of common stock of Kidpik issuable at Closing will total four times (4x) the number of shares of Kidpik common stock outstanding on the Closing date, and such total may change between the Record Date and Closing.

Directors and Executive Officers of the Combined Company Following the Merger

There is not anticipated to be any change in the officers or directors of Kidpik in connection with the Merger. For more information about the directors and executive officers of the Combined Company following the Merger, please see the sections titled “The Merger — Directors and Executive Officers of the Combined Company Following the Merger”.

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Conditions to the Completion of the Merger

The obligations of each party to consummate the Merger are subject to the satisfaction (or, to the extent permitted by applicable law, the written waiver by each of the parties), at or prior to the Closing, of the following conditions:

● there must not have been any temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Contemplated Transactions issued by any court of competent jurisdiction or other governmental body of competent jurisdiction and that remains in effect, and no law may have made the consummation of the Contemplated Transactions illegal;

● the Kidpik stockholders must have approved the Merger Proposal by the required number of stockholders of Kidpik;

● Nina Footwear must have obtained the affirmative vote (or written consent) of a majority of the outstanding Nina Footwear capital stock voting together as a class to adopt and approve the Merger Agreement and approve the Contemplated Transactions;

● the existing shares of Kidpik common stock must have been continually listed on Nasdaq as of and from the date of the Merger Agreement through the Closing Date, Kidpik must be in full compliance with the continued listing requirements of Nasdaq following the Closing, and the shares of Kidpik common stock to be issued in the Merger pursuant to the Merger Agreement must have been approved for listing (subject to official notice of issuance) on Nasdaq as of Closing;

● the parties must each be reasonably satisfied that the shares of Kidpik common stock to be issued in connection with the Merger are issuable without registration pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder;

● from the date of the Merger Agreement until the Effective Time, (a) trading in Kidpik common stock shall not have been suspended by the SEC or by Nasdaq, nor (b) trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any trading market, nor (b) shall a banking moratorium have been declared either by the United States or New York State authorities, nor (c) shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity wide-spread national public health emergency of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of Kidpik, makes it impracticable or inadvisable to complete the Contemplated Transactions;

● from the date of the Merger Agreement until the Effective Time, no action, suit or proceeding shall have been instituted before any court or governmental or regulatory authority or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the Contemplated Transactions or to seek damages or a discovery order against Kidpik in connection with such Contemplated Transactions, or which has had or, in the reasonable opinion of the Company or Kidpik, could reasonably be expected to have, a Kidpik Material Adverse Effect (defined below) or a Nina Footwear Material Adverse Effect (defined below), respectively.

● there shall not have been any occurrence, event, incident, action, failure to act, or transaction since December 31, 2023, which (a) in the reasonable determination of Nina Footwear has had or could reasonably be expected to have a Kidpik Material Adverse Effect; or (b) in the reasonable determination of Kidpik has had or could reasonably be expected to have a Nina Footwear Material Adverse Effect;

● from the date of the Merger Agreement until the Effective Time, Kidpik shall have filed all reports and other documents required to be filed by Kidpik under the U.S. federal securities laws through the Effective Time;

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● Kidpik shall have delivered to Nina Footwear a copy of the opinion of Hempstead and such opinion shall not have been withdrawn or materially and adversely modified prior to Closing; and

● Nina Footwear shall have received the written approval (or substitution) of the CIT Group/Commercial Services, Inc., Nina Footwear’s factoring parties, to the Merger and the transactions contemplated therewith, which consent shall remain valid as of the Closing.

In addition, the obligation of Kidpik and Merger Sub to consummate the Merger is further subject to the satisfaction or waiver of the following conditions:

● the representations and warranties of Nina Footwear set forth in the Merger Agreement relating to the absence of Nina Footwear Material Adverse Effects must be true and correct in all respects as of the date of the Merger Agreement and must be true and correct in all respects on and as of the Closing Date with the same force and effect as if made on and as of such date;

● the representations and warranties of Nina Footwear set forth in the Merger Agreement relating to outstanding shares of capital stock must have been true and correct in all but de minimis respects as of the date of the Merger Agreement and must be true and correct in all but de minimis respects on and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct in all but de minimis respects as of such date);

● the representations and warranties of Nina Footwear set forth in the Merger Agreement relating to due organization, authority, required votes, capitalization and no financial advisors, must have been true and correct in all material respects as of the date of the Merger Agreement and must be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties must have been true and correct in all material respects as of such date);

● the representations and warranties of Nina Footwear set forth in the Merger Agreement (other than the Nina Footwear representations and warranties listed above) must have been true and correct as of the date of the Merger Agreement and must be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except (a) in each case, or in the aggregate, where the failure to be so true and correct would not reasonably be expected to have a Nina Footwear Material Adverse Effect (as defined below) (without giving effect to any references therein to any Nina Footwear Material Adverse Effect or other materiality qualifications) or (b) for those representations and warranties which address matters only as of a particular date (which representations must have been true and correct, subject to the qualifications set forth in the preceding clause (a), as of such particular date);

● Nina Footwear must have performed or complied with in all material respects all agreements and covenants required to be performed or complied with by it under the Merger Agreement at or prior to the Effective Time;

● Kidpik shall have received the following documents, each of which shall be in full force and effect: (a) an executed copy of the Merger Agreement; (b) the Nina Footwear Disclosure Schedules in the form and substance satisfactory to Kidpik; (c) a signed Stockholder Representation Agreement from each Nina Footwear stockholder; and (d) a Certificate of Good Standing of Nina Footwear and its subsidiaries dated within two (2) weeks of the Effective Time;

● since the date of the Merger Agreement, there must not have occurred a Nina Footwear Material Adverse Effect that is continuing;

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● Kidpik must have received from Nina Footwear (i) an officer’s certificate certifying that certain conditions set forth in the Merger Agreement have been duly satisfied and (ii) a copy of an allocation certificate containing information regarding Nina Footwear’s capitalization;

● all of the terms and conditions of a May 29, 2012, Agreement and Plan of Merger by and among Ezra Dabah, Eve Jasmine Yagoda, Joia Kazam, Moshe Dabah, Chana Dabah, Yaacov Dabah, Ezrani Corp., Nina Footwear Corp., Stanley Silverstein and The Estate of Murray Silver, which would trigger the payment of any amounts or payables to any person, as a result of the Merger, or an initial public offering of Nina Footwear are required to be terminated or waived only with respect to the Merger and no other matter or transaction;

● the holders of no more than 10% of the shares of Nina Footwear capital stock will have exercised statutory appraisal rights pursuant to Section 262 of the DGCL with respect to their shares of Nina Footwear capital stock;

● Nina Footwear shall have forgiven or otherwise eliminated all of the debt owed by Kidpik to Nina Footwear; and

● Kidpik shall be reasonably satisfied that all of the stockholders of Nina Footwear are “accredited investors” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and that the issuance of the Merger Shares satisfy an exemption from registration under the Securities Act.

The parties agreed to come to a mutually acceptable understanding as to such forgiveness/elimination of debt as to not create debt forgiveness income to Kidpik, to the extent commercially reasonable.

In addition, the obligation of Nina Footwear to consummate the Merger is further subject to the satisfaction or waiver of the following conditions:

● the representations and warranties of Kidpik set forth in the Merger Agreement relating to the absence of a Kidpik Material Adverse Effect) must be true and correct in all respects as of the date of the Merger Agreement and must be true and correct in all respects on and as of the Closing Date with the same force and effect as if made on and as of such date;

● the representations and warranties of Kidpik set forth in the Merger Agreement relating to outstanding shares of capital stock must have been true and correct in all but de minimis respects as of the date of the Merger Agreement and must be true and correct in all but de minimis respects on and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct in all but de minimis respects as of such date);

● the representations and warranties of Kidpik and Merger Sub set forth in the Merger Agreement relating to due organization, authority, required vote, capitalization and no financial advisors must have been true and correct in all material respects as of the date of the Merger Agreement and must be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties must have been true and correct in all material respects as of such date);

● the representations and warranties of Kidpik and Merger Sub set forth in the Merger Agreement (other than the Kidpik and Merger Sub representations and warranties listed above) must have been true and correct as of the date of the Merger Agreement and must be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except (a) in each case, or in the aggregate, where the failure to be so true and correct would not reasonably be expected to have a Kidpik Material Adverse Effect (as defined below) (without giving effect to any references therein to any Kidpik Material Adverse Effect or other materiality qualifications) or (b) for those representations and warranties which address matters only as of a particular date (which representations must have been true and correct, subject to the qualifications as set forth in the preceding clause (a), as of such particular date);

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● Kidpik and Merger Sub must have performed or complied with in all material respects all of their agreements and covenants required to be performed or complied with by each of them under the Merger Agreement at or prior to the Effective Time;

● since the date of the Merger Agreement, there must not have occurred a Kidpik Material Adverse Effect that is continuing; and

● Nina Footwear must have received from Kidpik (i) an officer’s certificate confirming that certain conditions of the Merger Agreement have been duly satisfied; (ii) a certificate containing information regarding Kidpik’s capitalization; (iii) a signed copy of the Merger Agreement; (iv) Kidpik’s disclosure schedules; (v); a certificate of good standing of Kidpik and its subsidiary, dated within two (2) weeks of the Effective Time; and (vi) a legal opinion for the benefit of Nina Footwear and its stockholders in a form mutually acceptable to the parties.

“Kidpik Material Adverse Effect” means any Effect (as defined below) that, considered together with all other Effects, has or would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, liabilities or results of operations of Kidpik, and any of its subsidiaries taken as a whole including any Effect, individually or together with other Effects, arising or resulting from the following: (a) general business, political or economic conditions generally affecting the industry in which Kidpik operates, (b) acts of war, the outbreak or escalation of armed hostilities, acts of terrorism, earthquakes, wildfires, hurricanes or other natural disasters, health emergencies, including pandemics (including any evolutions or mutations of COVID-19) and related or associated epidemics, disease outbreaks or quarantine restrictions, (c) material negative changes in financial, banking or securities markets, (d) a material negative change in the stock price or trading volume of Kidpik common stock, or (e) the failure of Kidpik to meet internal or analysts’ expectations or projections or the results of operations of Kidpik (it being understood, however, that any Effect causing or contributing to the failure of Kidpik to meet internal or analysts’ expectations or projections or the results of operations of Kidpik may be taken into account in determining whether a Kidpik Material Adverse Effect has occurred, unless such Effects are otherwise excepted from this definition).

“Nina Footwear Material Adverse Effect” means any Effect that, considered together with all other Effects, has or would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, liabilities or results of operations of Nina Footwear and any of its subsidiaries taken as a whole, including any Effect, individually or together with other Effects, arising or resulting from the following: (a) general business, political or economic conditions generally affecting the industry in which Nina Footwear or any of its subsidiaries operates, (b) acts of war, the outbreak or escalation of armed hostilities, acts of terrorism, earthquakes, wildfires, hurricanes or other natural disasters, health emergencies, including pandemics (including any evolutions or mutations of COVID-19) and related or associated epidemics, disease outbreaks or quarantine restrictions, or (c) material negative changes in financial, banking or securities markets.

“Effect” means any effect, change, event, circumstance or development.

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Representations and Warranties

The Merger Agreement contains customary representations and warranties of the parties.

Nina Footwear represents and warrants to the following matters:

● Due Organization; Subsidiaries;

● Organizational Documents;

● Authority; Binding Nature of Agreement;

● Vote Required;

● Non-Contravention; Consents;

● Capitalization;

● Financial Statements;

● Absence of Changes;

● Absence of Undisclosed Liabilities;

● Title to Assets;

● Real Property; Leasehold;

● Intellectual Property;

● Agreements, Contracts and Commitments;

● Compliance; Permits; Restrictions;

● Legal Proceedings; Orders;

● Tax Matters;

● Employee and Labor Matters; Benefit Plans;

● Environmental Matters;

● Insurance;

● No Financial Advisors;

● Transactions with Affiliates;

● Anti-Bribery;

● Recalls;

● Accredited Investor Status of Nina Footwear Stockholders;

● Disclaimer of Other Representations or Warranties;

● Foreign Corrupt Practices Act; and

● No Disqualification Events.

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Kidpik and Merger Sub represent and warrant to the following matters:

● Due Organization; Subsidiaries;

● Organizational Documents;

● Authority; Binding Nature of Agreement;

● Vote Required;

● Non-Contravention; Consents;

● Capitalization;

● SEC Filings; Financial Statements;

● Absence of Changes;

● Absence of Undisclosed Liabilities;

● Title to Assets;

● Real Property; Leasehold;

● Intellectual Property;

● Agreements, Contracts and Commitments;

● Compliance; Permits; Restrictions;

● Legal Proceedings; Orders;

● Tax Matters;

● Employee and Labor Matters; Benefit Plans;

● Environmental Matters;

● Insurance;

● No Financial Advisors;

● Transactions with Affiliates;

● Anti-Bribery;

● Valid Issuance;

● Opinion of Financial Advisor;

● No Merger Sub Activity;

● Recalls;

● Disclaimer of Other Representations and Warranties;

● Foreign Corrupt Practices Act; and

● No Disqualification Events.

The representations and warranties of Nina Footwear, Kidpik and Merger Sub contained in the Merger Agreement or any certificate or instrument delivered pursuant to the Merger Agreement will terminate at the Effective Time.

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Non-Solicitation

Kidpik and Nina Footwear and their subsidiaries are prohibited by the terms of the Merger Agreement, from, directly or indirectly, (i) soliciting, initiating or knowingly encouraging, inducing or facilitating the communication, making, submission or announcement of any Acquisition Proposal (as defined below) or Acquisition Inquiry (as defined below) or taking any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (ii) furnishing any non-public information regarding Kidpik or Nina Footwear, respectively, to any person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry; (iii) engaging in discussions (other than to inform any person of the existence of these prohibitions) or negotiations with any person with respect to any Acquisition Proposal or Acquisition Inquiry; (iv) approving, endorsing or recommending any Acquisition Proposal; (v) executing or entering into any letter of intent or any contract contemplating or otherwise relating to any Acquisition Transaction (as defined below) (other than, in the case of Kidpik, a confidentiality agreement permitted as described below); or (vi) publicly proposing to do any of the foregoing.

Pursuant to the terms of the Merger Agreement, each of Kidpik and Nina Footwear agreed to immediately cease and cause to be terminated any existing discussions, negotiations and communications with any person relating to any Acquisition Proposal or Acquisition Inquiry that had not already been terminated as of the date of the Merger Agreement, terminate access to any non-public information of Kidpik or any of its subsidiaries or Nina Footwear, respectively, provided to such person via an electronic or physical data room in connection with such Acquisition Proposal or Acquisition Inquiry and request the destruction or return of any of such party’s non-public information provided to such person in connection with any such Acquisition Proposal or Acquisition Inquiry as soon as practicable after the date of the Merger Agreement.

Subject to certain restrictions and prior to approval of the Merger Proposal, Kidpik and its subsidiaries may furnish non-public information regarding Kidpik or any of its subsidiaries to, and enter into discussions or negotiations with, any person in response to a bona fide Acquisition Proposal by such person, which the Kidpik Board determines in good faith, after consultation with its outside financial advisor and outside legal counsel, constitutes, or is reasonably likely to result in, a Superior Offer (as defined below) (and is not withdrawn) if: (A) such Acquisition Proposal did not result from a breach of the non-solicitation restrictions in the Merger Agreement, (B) the Kidpik Board concludes in good faith based on the advice of outside legal counsel, that the failure to take such action is reasonably likely to be inconsistent with the fiduciary duties of the Kidpik Board under applicable law; (C) prior to furnishing any such non-public information to such person, Kidpik gives Nina Footwear notice of Kidpik’s intention to furnish non-public information to, or enter into discussions with, such person and substantially contemporaneously furnishes such non-public information to Nina Footwear (to the extent such information has not been previously furnished by Kidpik to Nina Footwear), and (D) prior to the furnishing of such information or the entry into such discussions or negotiations, Kidpik receives from such person an executed confidentiality agreement (1) containing provisions (including nondisclosure provisions, use restrictions, non-solicitation provisions, no hire and “standstill” provisions), in the aggregate, at least as favorable to it as those contained in the confidentiality agreement entered into between Kidpik and Nina Footwear in connection with the Merger and (2) that does not prohibit Kidpik from providing information to Nina Footwear in accordance with the Merger Agreement.

If Kidpik, Nina Footwear or their respective representatives receives an Acquisition Proposal or Acquisition Inquiry during the period following the date of the Merger Agreement through Closing, then such party will promptly (and in no event later than one business day after such party becomes aware of such Acquisition Proposal or Acquisition Inquiry) (1) advise the other party orally and in writing of such Acquisition Proposal or Acquisition Inquiry (including the identity of the person making or submitting such Acquisition Proposal or Acquisition Inquiry), (2) in the case of a written Acquisition Proposal or Acquisition Inquiry, furnish any written documentation and correspondence to or from such party, any of its subsidiaries or any of their respective representatives and (3) in the case of an oral Acquisition Proposal or Acquisition Inquiry, provide a written summary of the terms thereof. Each party will keep the other party reasonably informed with respect to the status and material terms of any such Acquisition Proposal or Acquisition Inquiry and any material modification or proposed material modification thereto, including providing updated written documentation and material correspondences to or from such party, any of its subsidiaries or any of their respective representatives.

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“Acquisition Inquiry” means, with respect to a party, an inquiry, indication of interest or request for information (other than an inquiry, indication of interest or request for information made or submitted by Nina Footwear or any of its affiliates, on the one hand, or Kidpik or any of its affiliates, on the other hand, to the other party) that could reasonably be expected to lead to an Acquisition Proposal; provided, however, that the term Acquisition Inquiry does not include the Merger or the other Contemplated Transactions.

“Acquisition Proposal” means, with respect to a party, any offer or proposal, whether written or oral (other than an offer or proposal made or submitted by or on behalf of Nina Footwear or any of its affiliates, on the one hand, or by or on behalf of Kidpik or any of its affiliates, on the other hand, to the other party) contemplating or otherwise relating to any Acquisition Transaction with such party.

“Acquisition Transaction” means any transaction or series of related transactions involving:

● any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which a party is a constituent entity; (ii) in which a person or “group” (as defined in the Exchange Act) of persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of a party or any of its subsidiaries; or (iii) in which a party or any of its subsidiaries issues securities representing more than 20% of the outstanding securities of any class of voting securities of such party or any of its subsidiaries; or

● any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated book value or the fair market value of the assets of a party and its subsidiaries, taken as a whole.

“Superior Offer” means an unsolicited bona fide written Acquisition Proposal (with all references to 20% in the definition of Acquisition Transaction being treated as references to greater than 80% for these purposes) that: (a) was not obtained or made as a direct or indirect result of a breach of (or in violation of) the Merger Agreement; (b) is not subject to any financing condition (and if financing is required, such financing is fully committed); and (c) is on terms and conditions that the Kidpik Board determines in good faith, based on such matters that it deems relevant (including the likelihood of consummation thereof), as well as any written offer by Nina Footwear to amend the terms of the Merger Agreement, and following consultation with its outside legal counsel and outside financial advisor, are more favorable, from a financial point of view, to Kidpik’s stockholders than the terms of the Contemplated Transactions.

Kidpik Stockholder Meeting

As promptly as practicable after (i) all comments, if any, on this Proxy Statement are cleared by the SEC, or (ii) if the SEC or its staff does not have any comments on this Proxy Statement, after 10 days have passed from the date of filing the preliminary Proxy Statement (as applicable, (i) or (ii), “Cleared Comments”), Kidpik agreed to take all action necessary under applicable law to call, give notice of and hold a meeting of the holders of Kidpik common stock for the purpose of seeking approval of the Kidpik Stockholder Matters.

The Kidpik Annual Meeting will be held as promptly as practicable after the Registration Statement is declared effective under the Securities Act and, in any event, no later than 50 calendar days (or such shorter period of time as may be reasonably recommended by a proxy solicitation firm engaged by Kidpik in connection with the Kidpik Annual Meeting) after the Proxy Statement has Cleared Comments. Kidpik will take reasonable measures to ensure that all proxies solicited in connection with the Kidpik Annual Meeting are solicited in compliance with all applicable laws. If, on or before the date of the Kidpik Annual Meeting, Kidpik reasonably believes that it (i) will not receive proxies sufficient to obtain the required approvals of the Merger Proposal, whether or not a quorum would be present or (ii) will not have sufficient shares of Kidpik common stock represented (whether in person or by proxy) to constitute a quorum necessary to conduct the business of the Kidpik Annual Meeting, Kidpik may postpone or adjourn, or make one or more successive postponements or adjournments of, the Kidpik Annual Meeting as long as the date of the Kidpik Annual Meeting is not postponed or adjourned more than an aggregate of 30 calendar days in connection with any postponements or adjournments without the prior written consent of Nina Footwear.

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Kidpik agreed that, subject to certain exceptions in the Merger Agreement: (i) the Kidpik Board will recommend that the holders of Kidpik common stock vote to approve the Kidpik Stockholder Matters and will use commercially reasonable efforts to solicit such approval within the timeframe set forth above, (ii) this Proxy Statement will include a statement to the effect that the Kidpik Board recommends that Kidpik’s stockholders vote to approve the Kidpik Stockholder Matters (the recommendation of the Kidpik Board with respect to the Kidpik Stockholder Matters being referred to as the “Kidpik Board Recommendation”); and (iii) (1) the Kidpik Board Recommendation will not be withheld, amended, withdrawn or modified, (2) the Kidpik Board will not publicly propose to withhold, amend, withdraw or modify the Kidpik Board Recommendation, and (3) no resolution by the Kidpik Board or any committee thereof to withdraw or modify the Kidpik Board Recommendation or to adopt, approve or recommend (or publicly propose to adopt, approve or recommend) any Acquisition Proposal shall be adopted or proposed (the actions set forth in the foregoing clause (iii), if taken, will constitute, in each case, a “Kidpik Board Adverse Recommendation Change”).

The terms of the Merger Agreement provide that, subject to the limitations set forth in the Merger Agreement, if at any time prior to the approval of the Kidpik Stockholder Matters at the Kidpik Annual Meeting by the required number of stockholders of Kidpik, Kidpik receives a bona fide Acquisition Proposal (which did not result from a breach of the non-solicitation provisions of the Merger Agreement) from any person that has not been withdrawn and after consultation with outside legal counsel, the Kidpik Board determines, in good faith, that such Acquisition Proposal is a Superior Offer, the Kidpik Board may make a Kidpik Board Adverse Recommendation Change, if and only if: (A) the Kidpik Board determines in good faith, after consultation with Kidpik’s outside legal counsel, that the failure to do so would be reasonably likely to be inconsistent with the fiduciary duties of the Kidpik Board to Kidpik’s stockholders under applicable law; (B) Kidpik has given Nina Footwear prior written notice of its intention to consider making a Kidpik Board Adverse Recommendation Change at least four business days prior to making any such Kidpik Board Adverse Recommendation Change (a “Kidpik Determination Notice”, and such period, the “Kidpik Notice Period”) (which notice will not constitute a Kidpik Board Adverse Recommendation Change); and (C)(1) Kidpik provided to Nina Footwear the identity of the person making the Acquisition Proposal, as well as a summary of the material terms and conditions of the Acquisition Proposal (and in the case of a written Acquisition Proposal, any written documentation related thereto) in accordance with the Merger Agreement, (2) Kidpik has and has caused its representatives to, during the Kidpik Notice Period, negotiate in good faith with Nina Footwear (to the extent Nina Footwear desires to negotiate) to enable Nina Footwear to propose in writing an offer binding on Nina Footwear to effect such adjustments to the terms and conditions of the Merger Agreement so that such Acquisition Proposal no longer constitutes a Superior Offer, and (3) after considering the results of such negotiations and giving effect to the proposals made by Nina Footwear, if any, after consultation with outside legal counsel, the Kidpik Board determines, in good faith, that such Acquisition Proposal is a Superior Offer and that the failure to make the Kidpik Board Adverse Recommendation Change would be inconsistent with the fiduciary duties of the Kidpik Board to Kidpik’s stockholders under applicable law; provided that (x) Nina Footwear receives written notice from Kidpik confirming that the Kidpik Board has determined to change its recommendation during the Kidpik Notice Period, which shall include a description in reasonable detail of the reasons for such Kidpik Board Adverse Recommendation Change and written copies of any relevant proposed transaction agreements with any party making a potential Superior Offer during the Kidpik Notice Period; (y) during any Kidpik Notice Period, Nina Footwear shall be entitled to deliver to Kidpik one or more counterproposals to such Acquisition Proposal and Kidpik will, and will cause its representatives to, negotiate with Nina Footwear in good faith (to the extent Nina Footwear desires to negotiate) to enable Nina Footwear to propose in writing an offer binding on Nina Footwear to effect such adjustments to the terms and conditions of the Merger Agreement so that the applicable Acquisition Proposal ceases to constitute a Superior Offer; and (z) in the event of any material amendment to any Superior Offer (including any revision in price that Kidpik’s stockholders would receive), Kidpik must provide Nina Footwear with notice of such material amendment and the Kidpik Notice Period will be extended, if applicable, to ensure that at least three business days remain in the Kidpik Notice Period (it being understood that there may be multiple extensions).

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The terms of the Merger Agreement also provide that, other than in connection with an Acquisition Proposal, the Kidpik Board may make a Kidpik Board Adverse Recommendation Change in response to an Kidpik Change in Circumstance (as defined below), if and only if: (A) the Kidpik Board determines in good faith, after consultation with the Kidpik’s outside legal counsel, that the failure to do so would be reasonably likely to be inconsistent with the fiduciary duties of the Kidpik Board to Kidpik’s stockholders under applicable law; (B) Kidpik has given Nina Footwear a Kidpik Determination Notice at least four business days prior to making any such Kidpik Board Adverse Recommendation Change; and (C) (1) Kidpik has provided Nina Footwear with a description of the Kidpik Change in Circumstance in reasonable detail, including the material facts and circumstances related to the Kidpik Change in Circumstance, (2) Kidpik has, and has caused its representatives to, during the four business days after the Kidpik Determination Notice, negotiate in good faith with Nina Footwear (to the extent Nina Footwear desires to do so) to enable Nina Footwear to propose revisions to the terms of this Agreement or make another proposal, if any, and (3) after considering the results of any such negotiations and giving effect to the proposals made by Nina Footwear, if any, after consultation with outside legal counsel, the Kidpik Board determines, in good faith, that the failure to make the Kidpik Board Adverse Recommendation Change in response to such Kidpik Change in Circumstance would be inconsistent with the fiduciary duties of the Kidpik Board to Kidpik’s stockholders under applicable law. The provisions of the Merger Agreement described in this paragraph also apply to any material change to the facts and circumstances relating to such Kidpik Change in Circumstance and require a new Kidpik Determination Notice, except that the references to four business days will be deemed to be three business days (it being understood that there may be multiple extensions).

“Kidpik Change in Circumstance” means any development or change in circumstance (other than any such development or change in circumstance related to (A) the entry by Kidpik into the Merger Agreement or the pendency of the Contemplated Transactions, (B) any Acquisition Proposal, Acquisition Inquiry or the consequences thereof or (C) the fact, in and of itself, that Kidpik meets or exceeds internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations for any period ending on or after the date of the Merger Agreement, or changes after the date of the Merger Agreement in the market price or trading volume of the Kidpik common stock (it being understood that the underlying cause of any of the foregoing in this clause (C) may be considered and taken into account to the extent not otherwise excluded by this definition)) that (1) materially affects the business, assets or operations of Kidpik and that occurs or arises after the date of the Merger Agreement and (2) was not known or reasonably foreseeable to the Kidpik Board or the officers of Kidpik on the date of the Merger Agreement.

Nina Footwear Stockholder Action by Written Consent

The Merger Agreement contemplates that promptly after this Proxy Statement clears comments, and in any event no later than five business days thereafter, unless Nina Footwear shall have previously obtained the consent of all of the Company’s stockholders of items (i), (ii) and (iii) below, Nina Footwear shall prepare, with the cooperation of Kidpik, and cause to be mailed to its stockholders an information statement, which shall include a copy of this Proxy Statement (the “Information Statement”), to solicit the approval by written consent from Nina Footwear stockholders sufficient to approve the Merger Agreement in lieu of a meeting pursuant to Section 228 of the DGCL, for purposes of (i) adopting and approving the Merger Agreement and the Contemplated Transactions, (ii) acknowledging that the approval given thereby is irrevocable and that such stockholder is aware of its rights to demand appraisal for its shares of Nina Footwear capital stock pursuant to Section 262 of the DGCL, a true and correct copy of which will be attached thereto, and that such stockholder has received and read a copy of Section 262 of the DGCL and (iii) acknowledging that by its approval of the Merger it is not entitled to appraisal rights with respect to its shares of Nina Footwear capital stock in connection with the Merger and thereby waives any rights to receive payment of the fair value of its shares of Nina Footwear capital stock under the DGCL (collectively, the “Nina Footwear Stockholder Matters”).

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Nina Footwear agreed that: (i) the Nina Footwear Board will recommend that the Nina Footwear stockholders vote to approve the Nina Footwear Stockholder Matters and will use commercially reasonable efforts to solicit such approval from stockholders of Nina Footwear within the timeframe set forth above (the recommendation of the Nina Footwear Board that Nina Footwear’s stockholders vote to adopt and approve the Nina Footwear Stockholder Matters being referred to as the “Nina Footwear Board Recommendation”); and (ii) the Nina Footwear Board Recommendation will not be withdrawn or modified (and the Nina Footwear Board will not publicly propose to withdraw or modify the Nina Footwear Board Recommendation), and no resolution by the Nina Footwear Board or any committee thereof to withdraw or modify the Nina Footwear Board Recommendation or to adopt, approve or recommend (or publicly propose to adopt, approve or recommend) any Acquisition Proposal will be adopted or proposed (the actions set forth in the foregoing clause (ii), if taken, will constitute, in each case, a “Nina Footwear Board Adverse Recommendation Change”).

Appraisal Rights and Dissenters’ Rights

Under the DGCL, Kidpik stockholders are not entitled to appraisal rights in connection with the Merger.

Nina Footwear stockholders are entitled to statutory appraisal rights in connection with the Merger under Section 262 of the DGCL. One of the conditions to Kidpik’s obligation to consummate the Merger is that the holders of no more than 10% of the shares of Nina Footwear capital stock shall have exercised statutory appraisal rights pursuant to Section 262 of the DGCL with respect to their shares of Nina Footwear capital stock. Nina Footwear stockholders holding approximately [  ]% of the outstanding Nina Footwear capital stock waived their rights to exercise appraisal rights.

Covenants; Operation of Business Pending the Merger

During the period from the date of the Merger Agreement and continuing until the earlier of the termination of the Merger Agreement or the Effective Time, except (i) as set forth in certain schedules to the Merger Agreement, (ii) as expressly required in accordance with the Merger Agreement, (iii) as required by applicable law, (iv) with the prior written consent of Nina Footwear, or (v) in the ordinary course of Kidpik’s business, each of Kidpik and its subsidiaries has agreed to (A) conduct its business and operations in the ordinary course of business and in compliance in all material respects with all applicable laws and the requirements of all of its material contracts, (B) continue to pay material outstanding accounts payable and other material current liabilities (including payroll) when due and payable in the ordinary course of business, and (C) use commercially reasonable efforts to preserve intact in all material respects its assets, properties and material relationships with suppliers, commercial parties, licensors, employees and contractors, and will not:

● declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock or repurchase, redeem or otherwise reacquire any shares of its capital stock or other securities (except repurchases of shares of Kidpik common stock from terminated employees, directors or consultants of Kidpik or in connection with the payment of the exercise price or withholding taxes incurred upon the exercise, settlement or vesting of any award or purchase rights granted under the 2021 Equity Incentive Plan in accordance with the terms of such award in effect on the date of the Merger Agreement);

● sell, issue, grant, pledge or otherwise dispose of or encumber or authorize any of the foregoing with respect to: (A) any capital stock or other security of Kidpik or any of its subsidiaries (except for Kidpik common stock issued upon the valid exercise of outstanding Kidpik options or upon settlement of Kidpik restricted stock units); (B) any option, warrant or right to acquire any capital stock or any other security other than Kidpik stock options or restricted stock unit awards granted to directors, employees and service providers in the ordinary course of business in connection with annual grants; or (C) any instrument convertible into or exchangeable for any capital stock or other security of Kidpik or any of its subsidiaries;

● accelerate the vesting or settlement of any outstanding Kidpik options, Kidpik restricted stock units or any other instrument convertible into or exchangeable for any capital stock or other security of Kidpik or any of its subsidiaries (except in accordance with the terms of any existing Kidpik contract, which, in each case, a form of which has been made available to Nina Footwear prior to the date of the Merger Agreement);

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● except as required to give effect to anything in contemplation of Closing, amend any of its or its subsidiaries’ organizational documents, or effect or be a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction except, for the avoidance of doubt, the Contemplated Transactions;

● form any subsidiary or acquire any equity interest or other interest in any other entity or enter into a joint venture with any other entity;

● (A) lend money to any person (except for the advancement of reasonable and customary expenses to employees, directors, and consultants in the ordinary course of business), (B) incur or guarantee any indebtedness for borrowed money, (C) guarantee any debt securities of others, (D) make any capital expenditure in excess of $50,000 individually and $150,000 in the aggregate, or (E) forgive any loans to any persons, including Kidpik’s employees, officers, directors or affiliates;

● other than as required by applicable law or the terms of any Kidpik benefit plan as in effect on the date of the Merger Agreement: (A) adopt, terminate, establish or enter into any Kidpik benefit plan; (B) cause or permit any Kidpik benefit plan to be amended in any material respect; (C) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or bonus or other compensation or remuneration payable to, any of its directors, officers, consultants or employees other than (1) increases in base salary and annual cash bonus opportunities and payments made, in each case, in connection with annual cost of living adjustments consistent with past practice and (2) prorated bonuses paid to terminated employees in accordance with the terms of any existing Kidpik contract, which, in each case, a form of which has been made available to Nina Footwear prior to the execution of the Merger Agreement; (D) hire any officer or any employee or engage any independent contractor; (E) increase the severance or change of control benefits offered to any current or new employees, directors or consultants; or (F) terminate or give notice to any officer other than for cause or terminate any officer or employee that would result in the acceleration of any outstanding equity awards;

● recognize any labor union or labor organization;

● acquire any material asset or sell, lease or otherwise irrevocably dispose of any of its material assets (other than cash) or properties, or grant any encumbrance with respect to such assets or properties (other than a permitted encumbrance);

● sell, assign, transfer, license, sublicense or otherwise dispose of any Kidpik intellectual property or in-licensed intellectual property (other than pursuant to material transfer agreements, clinical trial agreements, services agreements, non-disclosure agreements, commercially available software-as-a-service offerings, off-the-shelf software licenses or generally available patent license agreements, in each case entered into in the ordinary course of business on a non-exclusive basis and that do not grant any commercial rights to any products or services of Kidpik or its subsidiaries);

● make, change or revoke any material tax election, fail to pay any income or other material tax as such tax becomes due and payable, file any amendment making any material change to any tax return, settle or compromise any income or other material tax liability or submit any voluntary disclosure application, enter into any tax allocation, sharing, indemnification or other similar agreement or arrangement (other than customary commercial contracts entered into in the ordinary course of business the principal subject matter of which is not taxes), request or consent to any extension or waiver of any limitation period with respect to any claim or assessment for any income or other material taxes (other than pursuant to an extension of time to file any tax return granted in the ordinary course of business of not more than seven months), or adopt or change any material accounting method in respect of taxes;

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● enter into, materially amend or terminate any Kidpik material contract (or contract that would be deemed a Kidpik material contract if entered into prior to the date of the Merger Agreement);

● other than as required by law or GAAP, take any action to change in any material aspect accounting policies or procedures;

● initiate or settle any legal proceeding; or other claim or dispute involving or against Kidpik or any of its subsidiaries;

● enter into or amend a contract that would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation of the Contemplated Transactions;

● fail to maintain any material insurance policies in full force and effect prior to the renewal period of any such material insurance policies or fail to use commercially reasonable efforts to renew any such material insurance policies following the applicable expiration or acquire substantially similar insurance policies;

● enter into a new line of business or start to conduct a line of business in a new geographic area where it was not previously conducted;

● make any investment in marketable securities (which, for the avoidance of doubt, exclude U.S. treasuries maturing in three to six months from the date of such investment) with existing cash or cash equivalents or with proceeds received upon the maturity, or sale, of existing investments in marketable securities; or

● agree, resolve or commit to do any of the foregoing.

During the period from the date of the Merger Agreement and continuing until the earlier of the termination of the Merger Agreement or the Effective Time, except (i) as set forth in certain schedules to the Merger Agreement, (ii) as expressly required by the Merger Agreement, (iii) as required by applicable law, (iv) with the prior written consent of Kidpik (not to be unreasonably withheld, conditioned or delayed) or (v) in the ordinary course of business, Nina Footwear has agreed to (A) conduct its business and operations in the ordinary course of business and in compliance in all material respects with all applicable laws and the requirements of all of its material contracts and (B) continue to pay material outstanding accounts payable and other material current liabilities (including payroll) when due and payable in the ordinary course of business, and (C) use commercially reasonable efforts to preserve intact in all material respects its assets, properties and material relationships with suppliers, commercial parties, licensees, licensors, employees and contractors, and will not:

● declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock or repurchase, redeem or otherwise reacquire any shares of its capital stock or other securities (except repurchases of shares of Nina Footwear common stock from terminated employees, directors or consultants of Kidpik or in connection with the payment of the exercise price and/or withholding taxes incurred upon the exercise, settlement or vesting of any award or purchase rights granted under a Nina Footwear equity plan in accordance with the terms of such award in effect on the date of the Merger Agreement);

● sell, issue, grant, pledge or otherwise dispose of or encumber or authorize any of the foregoing with respect to: (A) any capital stock or other security of Nina Footwear; (B) any option, warrant or right to acquire any capital stock or any other security; or (C) any instrument convertible into or exchangeable for any capital stock or other security of Nina Footwear;

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● accelerate the vesting or settlement of any outstanding Nina Footwear Options or any other instrument convertible into or exchangeable for any capital stock or other security of Nina Footwear (except in accordance with the terms of any existing Nina Footwear contract);

● except as required to give effect to anything in contemplation of the Closing, amend any of its organizational documents, or effect or be a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction except, for the avoidance of doubt, in connection with the Contemplated Transactions;

● form a subsidiary or acquire any equity interest or other interest in any other entity or enter into a joint venture with any other entity;

● (A) lend money to any person (except for the advancement of reasonable and customary expenses to employees and directors in the ordinary course of business), (B) incur or guarantee any indebtedness for borrowed money, (C) guarantee any debt securities of others, (D) except for capital expenditures incurred in furtherance of the development of Nina Footwear’s product candidates as of the date of the Merger Agreement, make any capital expenditures in excess of $62,500 individually and $200,000 in the aggregate or (E) forgive any loans to any persons, including Nina Footwear’s employees, officers, directors or affiliates;

● other than as required by applicable law or the terms of any Nina Footwear benefit plan as in effect on the date of the Merger Agreement: (A) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or bonus or other compensation or remuneration payable to, any of its directors, officers, consultants or employees other than (1) increases in base salary and annual cash bonus opportunities and payments made, in each case, in the ordinary course of business and (2) prorated bonuses paid to terminated employees in accordance with the terms of any existing Nina Footwear contract, in each case, which has been made available to Kidpik prior to the date of the Merger Agreement; or (B) increase the severance or change of control benefits offered to any current or new employees, directors or consultants;

● recognize any labor union or labor organization;

● acquire any material asset or sell, lease or otherwise irrevocably dispose of any of its material assets or properties, or grant any encumbrance with respect to such assets or properties, except, in each case of the foregoing cases, in the ordinary course of business or in furtherance of the development of Nina Footwear’s existing product candidates as of the date of the Merger Agreement;

sell, assign, transfer, license, sublicense or otherwise dispose of any Nina Footwear intellectual property or any Nina Footwear in-licensed intellectual property (other than pursuant to material transfer agreements, clinical trial agreements, services agreements, non-disclosure agreements, commercially available software-as-a-service offerings, off-the-shelf software licenses or generally available patent license agreements, in each case entered into in the ordinary course of business on a non-exclusive basis and that do not grant any commercial rights to any products or services of Nina Footwear);

● except to revoke a Subchapter S election, make, change or revoke any material tax election, fail to pay any income or other material tax as such tax becomes due and payable, file any amendment making any material change to any tax return, settle or compromise any income or other material tax liability or submit any voluntary disclosure application, enter into any tax allocation, sharing, indemnification or other similar agreement or arrangement (other than customary commercial contracts entered into in the ordinary course of business the principal subject matter of which is not taxes), request or consent to any extension or waiver of any limitation period with respect to any claim or assessment for any income or other material taxes (other than pursuant to an extension of time to file any tax return granted in the ordinary course of business of not more than seven months), or adopt or change any material accounting method in respect of taxes;

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● enter into, materially amend or terminate any Nina Footwear material contract (or contract that would be deemed a Nina Footwear material contract if entered into prior to the date of the Merger Agreement), in each case, if such entry, amendment or termination would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation of the Contemplated Transactions;

● other than as required by law or GAAP, take any action to change in any material respect accounting policies or procedures;

● initiate or settle any legal proceeding or other claim or dispute involving or against Nina Footwear or any of its subsidiaries;

● (A) fail to maintain any material insurance policies in full force and effect prior to the renewal period of any such material insurance policies or (B) fail to use commercially reasonable efforts to renew any such material insurance policies following the applicable expiration or acquire substantially similar insurance policies;

● enter into a new line of business or start to conduct a line of business in a new geographic area where it was not previously conducted; or

● agree, resolve or commit to do any of the foregoing.

Termination and Termination Fees

The Merger Agreement may be terminated prior to the Effective Time (whether before or after the required stockholder approvals to consummate the Merger have been obtained, unless otherwise specified below):

(a) by mutual written consent of Kidpik and Nina Footwear;

(b) by either Kidpik or Nina Footwear if the Contemplated Transactions have not been consummated by December 31, 2024 (subject to possible extension, the End Date); provided, however, that the right to terminate the Merger Agreement under this section will not be available to a party if such party’s (or, in the case of Kidpik, Merger Sub’s) action or failure to act has been a principal cause of the failure of the Contemplated Transactions to occur on or before the End Date and such action or failure to act constitutes a breach of the Merger Agreement; provided, further, however, that, in the event that the Proxy Statement has not Cleared Comments by the date which is 30 calendar days prior to the End Date, then either party is entitled to extend the End Date for an additional 40 calendar days by prior written notice to the other;

(c) by either Kidpik or Nina Footwear if a court of competent jurisdiction or other governmental body has issued a final and non-appealable order, decree or ruling, or has taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Contemplated Transactions;

(d) by Kidpik if the Nina Footwear stockholders have not approved the Merger Agreement within 10 business days of the date of the Proxy Statement has Cleared Comments; provided, however, that once the Nina Footwear stockholders have approved the Merger Agreement, Kidpik may not terminate the Merger Agreement pursuant to this paragraph;

(e) by either Kidpik or Nina Footwear if (i) the Kidpik Annual Meeting (including any adjournments and postponements thereof) was held and completed and (ii) the Merger Proposal was not approved at such Kidpik special meeting by the required number of stockholders of Kidpik; provided, however, that the right to terminate the Merger Agreement pursuant to this paragraph will not be available to Kidpik where the failure to obtain the approval of the required number of stockholders of Kidpik was caused by the action or failure to act of Kidpik and such action or failure to act constitutes a material breach by Kidpik of the Merger Agreement;

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(f) by Nina Footwear (at any time prior to the approval of the Merger Proposal by the required number of stockholders of Kidpik) if a Kidpik Triggering Event (as defined below) has occurred;

(g) by Kidpik (at any time prior to the date the Nina Footwear stockholders have approved the Merger Agreement) if a Nina Footwear Triggering Event (as defined below) has occurred;

(h) by Nina Footwear, upon a breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement by Kidpik or Merger Sub or if any representation or warranty of Kidpik or Merger Sub has become inaccurate, in either case, such that certain closing conditions set forth in the Merger Agreement would not be satisfied as of the time of such breach or as of the time such representation or warranty has become inaccurate; provided that Nina Footwear is not then in material breach of any representation, warranty, covenant or agreement under the Merger Agreement; provided, further, that if such inaccuracy in Kidpik’s or Merger Sub’s representations and warranties or breach by Kidpik or Merger Sub is curable by the End Date by Kidpik or Merger Sub, then the Merger Agreement will not terminate pursuant to this paragraph as a result of such particular breach or inaccuracy until the earlier of (i) the End Date and (ii) the expiration of a 30 calendar day period commencing upon delivery of written notice from Nina Footwear to Kidpik of such breach or inaccuracy and its intention to terminate pursuant to this paragraph (it being understood that the Merger Agreement will not terminate pursuant to this paragraph as a result of such particular breach or inaccuracy if such breach by Kidpik or Merger Sub is cured prior to such termination becoming effective);

(i) by Kidpik, upon a breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement by Nina Footwear or if any representation or warranty of Nina Footwear has become inaccurate, in either case, such that certain closing conditions set forth in the Merger Agreement would not be satisfied as of the time of such breach or as of the time such representation or warranty has become inaccurate; provided that neither Kidpik nor Merger Sub is then in material breach of any representation, warranty, covenant or agreement under the Merger Agreement; provided, further, that if such inaccuracy in Nina Footwear’s representations and warranties or breach by Nina Footwear is curable by the End Date by Nina Footwear then the Merger Agreement will not terminate pursuant to this paragraph as a result of such particular breach or inaccuracy until the earlier of (i) the End Date and (ii) the expiration of a 30 calendar day period commencing upon delivery of written notice from Kidpik to Nina Footwear of such breach or inaccuracy and its intention to terminate pursuant to this paragraph (it being understood that the Merger Agreement will not terminate pursuant to this paragraph as a result of such particular breach or inaccuracy if such breach by Nina Footwear is cured prior to such termination becoming effective); or

(j) by Kidpik, if Nina Footwear has not provided to Kidpik audited financial statements for the fiscal years ended 2023 and 2022 prior to July 30, 2024, and/or unaudited financial statements of the Company for the period ended March 31, 2024 to the extent required by applicable Securities and Exchange Commission rules; provided that the Merger Agreement shall not terminate until the earlier of (i) the End Date and (ii) the expiration of a sixty (60) calendar day period commencing upon delivery of written notice from Kidpik to Nina Footwear of such breach and its intention to terminate the Merger Agreement (it being understood that the Merger Agreement shall not terminate as a result of such breach if such breach by Nina Footwear is cured prior to such termination becoming effective).

The party desiring to terminate the Merger Agreement will give the other party written notice of such termination, specifying the provisions of the Merger Agreement pursuant to which such termination is made and the basis therefor described in reasonable detail.

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“Nina Footwear Triggering Event” will be deemed to have occurred if: (a) the Nina Footwear Board of Directors has made a Nina Footwear Board Adverse Recommendation Change; (b) the Nina Footwear Board of Directors shall have failed to publicly reaffirm the recommendation by the Board of Directors of Nina Footwear that the Nina Footwear Stockholders approve and adopt the Merger Agreement, within ten (10) calendar days after Kidpik so requests in writing (it being understood that the Nina Footwear Board of Directors will have no obligation to make such reaffirmation on more than two separate occasions); (c) the Nina Footwear Board of Directors or any committee thereof has publicly approved, endorsed or recommended any Acquisition Proposal; or (d) following the date of the Merger Agreement, Nina Footwear has entered into any letter of intent or similar document or any contract relating to any Acquisition Proposal.

“Kidpik Triggering Event” will be deemed to have occurred if: (a) Kidpik has failed to include in the Proxy Statement the recommendation of the Kidpik Board of Directors that the Kidpik stockholders approve and adopt the Merger Agreement or has made a Kidpik Board Adverse Recommendation Change; (b) the Kidpik Board of Directors shall have failed to publicly reaffirm the Kidpik Board Recommendation within ten (10) calendar days after Nina Footwear so requests in writing (it being understood that the Kidpik Board of Directors will have no obligation to make such reaffirmation on more than two separate occasions); (c) the Kidpik Board of Directors or any committee thereof has approved, endorsed or recommended any Acquisition Proposal; (d) following the date of the Merger Agreement, Kidpik has entered into any letter of intent or similar document or any contract relating to any Acquisition Proposal (other than in connection with the entry into a confidentiality agreement in certain limited situations); or (e) Kidpik or any director or officer of Kidpik has willfully and intentionally breached the provisions set forth in the non-solicitation or Kidpik stockholders’ meeting provisions of the Merger Agreement.

Kidpik must pay Nina Footwear a nonrefundable termination fee of $100,000 if (A) the Merger Agreement is terminated pursuant to clauses (b), (e), (f) (or at the time the Merger Agreement is terminated, Nina Footwear has the right to terminate the Merger Agreement pursuant to clause (f) above), or (h) above, (B) an Acquisition Proposal with respect to Kidpik has been publicly announced, disclosed or otherwise communicated to Kidpik or the Kidpik Board at any time after the date of the Merger Agreement but prior to the termination of the Merger Agreement (which has not been withdrawn) and (C) within 3 months after the date of such termination, Kidpik enters into a definitive agreement with respect to a subsequent transaction or consummates a subsequent transaction in respect of any Acquisition Proposal.

Nina Footwear must pay Kidpik a nonrefundable termination fee of $100,000 if (i) (A) the Merger Agreement is terminated pursuant to clauses (b), (d) or (i) above, (B) an Acquisition Proposal with respect to Nina Footwear has been publicly announced, disclosed or otherwise communicated to Nina Footwear or the Nina Footwear Board at any time after the date of the Merger Agreement but prior to Nina Footwear’s stockholders approving the Merger Agreement (which has not been withdrawn, (1) in the case of a termination pursuant to clause (b) or (i) above, at the time the Nina Footwear stockholders have approved the Merger Agreement and (2) in the case of a termination pursuant to clause (d) above, at the time of such termination) and (C) within 3 months after the date of such termination, Nina Footwear enters into a definitive agreement with respect to a subsequent transaction or consummates a subsequent transaction in respect of any Acquisition Proposal; or (ii) the Merger Agreement is terminated by Kidpik pursuant to clause (g) above (or at the time the Merger Agreement is terminated, Kidpik has the right to terminate the Merger Agreement pursuant to clause (g) above).

If the Merger Agreement is terminated by Nina Footwear pursuant to clause (e) or (h) above or in the event of the failure of Nina Footwear to consummate the transactions to be contemplated at the Closing solely as a result of a Kidpik Material Adverse Effect (provided, that at such time all other conditions precedent to Kidpik’s obligation to close set forth in the Merger Agreement have been satisfied by Nina Footwear, are capable of being satisfied by Nina Footwear or have been waived by Kidpik), then Kidpik will reimburse Nina Footwear for all reasonable out-of-pocket fees and expenses incurred by Nina Footwear in connection with the Merger Agreement and the Merger contemplated thereby, up to a maximum of $62,500, by wire transfer of same-day funds within ten business days following the date on which Nina Footwear submits to Kidpik true and correct copies of reasonable documentation supporting such expenses; provided, however, that such expenses shall not include any amounts for financial advisors to Nina Footwear except for reasonably documented out-of-pocket expenses otherwise reimbursable by Nina Footwear to such financial advisors pursuant to the terms of Nina Footwear’s engagement letter or similar arrangement with such financial advisors. To the extent any such expenses are paid, such amounts will be credited against any termination fee that becomes payable by Kidpik to Nina Footwear thereafter.

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If the Merger Agreement is terminated by Kidpik pursuant to clauses (d) or (i) above, or in the event of the failure of Kidpik to consummate the transactions to be consummated to the Closing solely as a result of a Nina Footwear Material Adverse Effect as set forth in the Merger Agreement (provided, that at such time all other conditions precedent to Nina Footwear’s obligation to close set forth in the Merger Agreement have been satisfied by Kidpik, are capable of being satisfied by Kidpik or have been waived by Nina Footwear), then Nina Footwear will reimburse Kidpik for all reasonable out-of-pocket fees and expenses incurred by Kidpik in connection with the Merger Agreement and the Merger contemplated therein, up to a maximum of $62,500, by wire transfer of same-day funds within ten business days following the date on which Kidpik submits to Nina Footwear true and correct copies of reasonable documentation supporting such expenses; provided, however, that such expenses shall not include any amounts for financial advisors to Kidpik except for reasonably documented out-of-pocket expenses otherwise reimbursable by Kidpik to such financial advisors pursuant to the terms of Kidpik’s engagement letter or similar arrangement with such financial advisors. To the extent any such expenses are paid, such amounts will be credited against any termination fee that becomes payable by Nina Footwear to Kidpik thereafter.

Financial Statement Assistance

Using commercially reasonable efforts, Nina Footwear and its officers are required to assist Kidpik and its accountants and auditors, at Kidpik’s expense, in preparing such financial statements as are required by Regulation S-X and as required and requested from time to time by the SEC and the SEC’s rules and requirements for inclusion in the Current Report on Form 8-K required to be filed by Kidpik following the Closing and any and all other filings with the SEC that such financial statements are required to be included in, and shall further supply Kidpik all information, reports, documentation and financial information reasonably requested in connection therewith.

Termination of Certain Agreements and Rights

Nina Footwear is required to take prompt action following the entry into the Merger Agreement to confirm that all of the terms and conditions of a May 29, 2012, Agreement and Plan of Merger by and among Ezra Dabah, Eve Jasmine Yagoda, Joia Kazam, Moshe Dabah, Chana Dabah, Yaacov Dabah, Ezrani Corp., Nina Footwear Corp., Stanley Silverstein and The Estate of Murray Silver, which would trigger the payment of any amounts or payables to any person, as a result of the Merger, or an initial public offering of Nina Footwear are terminated or waived only with respect to the Merger and no other matter or transaction.

Name and Symbol Change

Concurrent with, or promptly following the Merger, Kidpik is required to change its name to “Nina Holding Corp.” and concurrently with, or promptly following, the Closing, Kidpik is required to change its trading symbol to “NINA”.

As discussed above under “Proposal No. 5: Approval of the Filing of a Certificate of Amendment to Change the Company’s Name From “Kidpik Corp.” to “Nina Holdings Corp.”, the Company is requesting stockholder approval for the name change at the Annual Meeting.

Director Indemnification and Insurance

The Merger Agreement provides that, subject to certain limitations as set forth in the Merger Agreement, from the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, Kidpik and the surviving corporation will indemnify each person who is, has been at any time prior to the date of the Merger Agreement, or who becomes prior to the Effective Time, a director, officer, fiduciary or agent of Kidpik or Nina Footwear or their respective subsidiaries.

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The Merger Agreement also provides that the provisions relating to the indemnification, advancement of expenses and exculpation of present and former directors and officers of Kidpik or any of its subsidiaries set forth in the organizational documents of Kidpik or any of its subsidiaries will not be amended, modified or repealed for a period of six years from the Effective Time in any manner that would adversely affect the rights of individuals who, at or prior to the Effective Time, were officers or directors of Kidpik or any of its subsidiaries, unless required by applicable law. After Closing, the organizational documents of the surviving corporation will contain provisions at least as favorable as the provisions relating to the indemnification, advancement of expenses and exculpation of present and former directors and officers presently set forth in Kidpik’s organizational documents as of the date of the Merger Agreement.

Listing

Kidpik’s common stock currently is listed on The Nasdaq Capital Market under the symbol “PIK.” Kidpik has agreed to use commercially reasonable efforts (i) to maintain its existing listing on Nasdaq until the Closing Date, (ii) without derogating from the requirements of the foregoing clause (i) and to the extent required by the rules and regulations of Nasdaq, to prepare and submit to Nasdaq a notification form for the listing of the shares of Kidpik common stock to be issued in connection with the Contemplated Transactions, and to cause such shares to be approved for listing (subject to official notice of issuance), and (iii) to the extent required by Nasdaq Marketplace Rule 5110, to file an initial listing application for the Kidpik common stock on Nasdaq (the “Nasdaq Listing Application”) and to cause such Nasdaq Listing Application to be conditionally approved prior to the Effective Time, provided that Kidpik has received preliminary non-binding guidance from Nasdaq that because Ezra Dabah will control the vote of Kidpik both prior to and after Closing, that the Combined Company will not need to re-apply for initial listing on Nasdaq as a result of the Merger. As such, in the event the Merger closes, it will have no effect on the trading of our common stock on the Nasdaq Capital Market. It is also a condition to Closing that concurrently with, or promptly following, the Closing, Kidpik change its trading symbol to “NINA”.

The parties will use commercially reasonable efforts to coordinate with respect to compliance with Nasdaq rules and regulations. Nina Footwear will cooperate with Kidpik as reasonably requested by Kidpik with respect to the Nasdaq Listing Application and promptly furnish to Kidpik all information concerning Nina Footwear and its stockholders that may be required or reasonably requested in connection with any action contemplated by the foregoing paragraph.

Expenses

Pursuant to the Merger Agreement, all fees and expenses incurred by such party at or prior to the Effective Time in connection with the Contemplated Transactions and the Merger Agreement will be paid by the party incurring such expense, whether or not the Merger is consummated, subject to certain reimbursements and fees that are payable under certain circumstances upon termination of the Merger, as discussed in greater detail above under “— Termination and Termination Fees”.

Amendment of Merger Agreement

The Merger Agreement may be amended by the parties at any time with the written approval of the respective boards of directors of Nina Footwear, Merger Sub and Kidpik (with the recommendation of the Strategy Committee of the Board of Directors of Kidpik), except that after the Merger Agreement has been adopted and approved by a party’s stockholders, no amendment which by law requires further approval by the stockholders of that party will be made without such further stockholder approval. Anything to the contrary notwithstanding, time periods, deadlines, percentages and amounts contained in the Merger Agreement may be mutually amended, extended or waived, by the parties, without the required approval of any Nina Footwear stockholder or Kidpik stockholder.

Additionally, until the Effective Time, (i) Kidpik may take the following actions only with the prior approval of, and shall take any such action if directed to do so by, the Strategy Committee: (a) amending, restating, modifying or otherwise changing any provision of the Merger Agreement; (b) waiving any right under the Merger Agreement or extending the time for the performance of any obligation of Kidpik thereunder; (c) terminating the Merger Agreement; (d) taking any action under the Merger Agreement that expressly requires the approval of the Strategy Committee; (e) making any decision or determination, or taking any action under or with respect to the Merger Agreement that would reasonably be expected to be, or is required to be, approved, authorized, ratified or adopted by the Board of Directors; and (f) agreeing to do any of the foregoing and (ii) no decision or determination shall be made, or action taken, by the Board of Directors of Kidpik under or with respect to the Merger Agreement, without first obtaining the approval of the Strategy Committee. In the event the Strategy Committee ceases to exist, any consents, determinations, actions or other rights or obligations afforded to the Strategy Committee shall be afforded to a majority of the remaining independent and disinterested members of the Board of the Directors of Kidpik.

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On July 22, 2024, the Company, Nina Footwear and Merger Sub entered into a First Amendment to Agreement and Plan of Merger and Reorganization, pursuant to which each of the parties agreed to extend the required closing date of the Merger from September 30, 2024, to December 31, 2024.

Termination of the Merger Agreement

Upon termination of the Merger Agreement in certain circumstances, a termination fee of $100,000 may be payable by either Kidpik or Nina Footwear to the other party, including (i) where the Merger Agreement is terminated because (x) the Merger fails to close prior to December 31, 2024, (y) one party’s stockholders fail to approve the Merger, or (z) a breach of a representation, warranty, covenant or agreement, and an Acquisition Proposal (as defined in the Merger Agreement) has been announced regarding the non-terminating party, and/or is entered into or closed within three months of the date of termination; and (ii) where such party’s board of directors changes or withdraws its recommendation in favor of the Merger or recommends to enter into an alternative transaction. Nina Footwear and Kidpik have also agreed to reimburse the other party for up to $62,500 in expenses, as applicable, if the Merger Agreement is terminated in certain circumstances, as further described in the Merger Agreement. See also “—Termination and Termination Fees”, above.

Governing Law

The Merger Agreement is be governed exclusively by and construed and enforced in accordance with the internal laws of the State of Delaware without reference to its conflict of law provisions.

Assignment

The Merger Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties and their respective successors and permitted assigns; provided, however, that neither the Merger Agreement nor any party’s rights or obligations thereunder may be assigned, delegated or otherwise transferred (voluntarily or involuntarily, by operation of law or otherwise) by such party without the prior written consent of the other parties, and any attempted assignment, delegation or other transfer of the Merger Agreement or any of such rights or obligations by such party without the other parties’ prior written consent shall be void and of no effect.

Stockholder Representation Agreements

As a required condition to the Closing, each stockholder of Nina Footwear will be required to enter into a Stockholder Representation Agreement with Kidpik. The Stockholder Representation Agreement includes general representations of the Nina Footwear stockholder relating to ownership of the applicable Nina Footwear common stock shares to be tendered at Closing; an agreement to comply with certain conditions of the Merger Agreement, as if a party thereto; various representations in order for Kidpik to confirm that an exemption from the registration requirements of the Securities Act exists for the Merger Agreement; certain requirements for Kidpik to promptly remove the legend on any Kidpik securities issued to the Nina Footwear stockholders as a result of the Merger in certain circumstances, setting forth certain damages payable by Kidpik upon its failure to comply with the deadlines set forth in such Stockholder Representation Agreement, and buy-in rights for the Nina Footwear stockholders as a result thereof; and a lock-up agreement, prohibiting the Nina Footwear stockholder from transferring any shares of Nina Footwear until the earlier of the consummation or termination of the Merger Agreement, subject to certain customary exceptions, each as discussed in greater detail below.

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Specifically, the Stockholder Representation Agreement provides that (a) certificates evidencing the Merger Shares shall not contain any legend (“Unlegended Shares”): (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Merger Shares pursuant to Rule 144, (iii) if such Merger Shares are eligible for sale under Rule 144, without the requirement for Kidpik to be in compliance with the current public information required under Rule 144 as to such Merger Shares, without compliance with Rule 144(i), and without volume or manner-of-sale restrictions or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). Kidpik is required to cause its counsel, at Kidpik’s expense, to promptly issue a legal opinion to the transfer agent if required by the transfer agent to effect the removal of the legend on such Merger Shares. We agreed that following such time as such legend is no longer required as discussed above, Kidpik will, no later than five (5) trading days following the delivery by a Nina Footwear Stockholder to Kidpik or the transfer agent of a certificate representing the Merger Shares if in certificated form or designated as restricted on an electronic stock ledger, as applicable, issued or designated with or subject to a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Nina Footwear Stockholder a certificate representing such shares that is free from the restriction set forth in Rule 144. Notwithstanding the above, Kidpik shall not be required to take any action in connection with the above to the extent the Nina Footwear Stockholder in question is an ‘affiliate’ of Kidpik, as such term is defined in Rule 144 of the Securities Act, or such stockholders’ securities are required to be aggregated with any ‘affiliate’ of Kidpik, as such term is defined in Rule 144 of the Securities Act.

In addition to such Nina Footwear Stockholder’s other available remedies, provided the conditions for legend removal set forth above exist, the Company is required to pay to such Nina Footwear Stockholder, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Merger Shares (based on the actual purchase price of the common stock on the date such securities are submitted to the transfer agent) delivered for removal of the restrictive legend, $10 per trading day for each trading day after the Legend Removal Date until such certificate is delivered without a legend. Nothing in the Stockholder Representation Agreement limits a stockholder’s right to pursue actual damages for the Company’s failure to deliver certificates representing any securities, and such stockholder has the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

Kidpik may not refuse to deliver Unlegended Shares based on any claim that any stockholder or anyone associated or affiliated with such stockholder has not complied with stockholder’s obligations under the Stockholder Representation Agreement, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares shall have been sought and obtained by Kidpik and Kidpik has posted a surety bond for the benefit of such Stockholder in the amount of the greater of (i) 120% of the amount of the aggregate purchase price of the Kidpik shares to be subject to the injunction or temporary restraining order, or (ii) the shares of Kidpik common stock on the trading day before the issue date of the injunction multiplied by the number of Unlegended Shares to be subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such stockholder to the extent the stockholder obtains judgment in stockholder’s favor.

In addition to any other rights available to a Nina Footwear Stockholder, if Kidpik fails to deliver Unlegended Shares as required pursuant to the Stockholder Representation Agreement and after the Legend Removal Date the stockholder, or a broker on the stockholder’s behalf, purchases (in an open market transaction or otherwise) shares of Kidpik common stock to deliver in satisfaction of a sale by such stockholder of the shares of Kidpik common stock which the stockholder was entitled to receive in unlegended form from Kidpik (a “Buy-In”), then Kidpik is required to promptly pay in cash to the stockholder (in addition to any remedies available to or elected by the stockholder) the amount, if any, by which (A) the stockholder’s total purchase price (including brokerage commissions, if any) for the shares of the Kidpik common stock so purchased exceeds (B) the aggregate purchase price of the shares of the Kidpik common stock delivered to Kidpik for reissuance as Unlegended Shares together with interest thereon at a rate of 15% per annum accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty).

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Pursuant to the Stockholder Representation Agreement, each Nina Footwear Stockholder agreed that prior to the Expiration Date (as defined below), such stockholder would not, directly or indirectly, sell, transfer, exchange, pledge or otherwise dispose of, or in any other way reduce stockholder’s risk of ownership or investment in, or make any offer or agreement relating to any of the foregoing with respect to the Subject Shares (as defined below), except in connection with the Merger and except to Permitted Transferees (defined below). “Expiration Date” means the earliest to occur of (i) the Effective Time, or (ii) such time as the Merger Agreement may be terminated in accordance with its terms. “Subject Shares” means any shares of Nina Footwear capital stock held by a Nina Footwear Stockholder (including shares held both beneficially and of record and other shares held either beneficially or of record). “Permitted Transferee” means any recipient of Subject Shares as a result of any transfer (i) by gift, by will or intestate succession by any stockholder to his or her spouse or lineal descendants or ancestors or any charitable organization or any trust for any of the foregoing, (ii) to a personal representative (such as an executor of stockholder’s will), custodian or conservator of stockholder in the case of the death, bankruptcy or adjudication of incompetency of stockholder, (iii) to partners (general or limited, active or retired (who retires after the date hereof)) of a stockholder if the stockholder is a partnership, (iv) to members (current or former) of the stockholder if the stockholder is a limited liability company, (v) to a stockholder of stockholder if stockholder is a corporation, or (vi) to affiliates of the stockholder, provided that in each case the recipient of the Subject Shares enters into a form of the Stockholder Representation Agreement (each a “Permitted Transferee”).

Each Nina Footwear Stockholder also agreed that, prior to the Expiration Date, such stockholder will not deposit any of the Subject Shares into a voting trust or grant a proxy or enter into an agreement of any kind with respect to the voting of any of the Subject Shares other than for the benefit of Kidpik, or otherwise encumber the Subject Shares.

Management Following the Merger

Directors and Executive Officers of the Combined Company Following the Merger

We do not expect any changes in our directors or executive officers in connection with the Closing.

Information regarding our current directors, who will remain our directors following the Closing, are described in greater detail above under “Proposal No. 1: Election of Director” and information regarding our current executive officers, who will remain our executive officers following the Closing, are described in greater detail below under “Executive Officers”.

Principal Stockholders of the Company

Current Principal Stockholders of the Company

The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of the Record Date, by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of any class of our securities;

●	each of our directors;

●	each of our Named Executive Officers; and

●	all directors and executive officers as a group.

The column titled “Percentage of Shares Beneficially Owned” is based on a total of [1,913,755] shares of our common stock outstanding as of the Record Date.

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Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant or upon conversion of a convertible security) within 60 days of the Record Date. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, as of the Date of Determination, (a) the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws; and (b) no person owns more than 5% of our common stock. Unless otherwise indicated, the address for each of the officers or directors listed in the table below is 200 Park Avenue South, 3rd Floor, New York, New York 10003. All of the securities reported below are common stock shares as we do not currently have any other outstanding classes of stock other than our common stock.

Name of Beneficial Owner	Number of Common Stock Shares Beneficially Owned		Percent of Common Stock
Directors, Named Executive Officers and Executive Officers
Ezra Dabah	1,136,896	(1)(2)	59.4%
Jill Pasechnick	4,001	(3)	*
Moshe Dabah	36,852	(2)	1.9%
Adir Katzav (4)	21,072		1.1%
Bart Sichel	18,018		*
Jill Kronenberg	11,262		*
Louis G. Schott	12,054		*
All executive officer and directors as a group (6 persons)	1,182,231	(1)(2)	61.0%

5% Stockholders
Raine Silverstein (5)	301,682	(6)	15.8%

(1) Includes 50,594 shares of common stock held directly by Mr. Dabah’s wife, Renee Dabah, 33,550 shares of common stock beneficially owned by Renee Dabah as co-trustee of the u/a/d 02/02/1997, Trust FBO Eva Dabah (now Eva Yagoda); 65,490 shares of common stock beneficially owned by Renee Dabah as co-trustee of the u/a/d 02/02/1997, Trust FBO Joia Kazam; 66,966 beneficially owned by Renee Dabah as co-trustee of the u/a/d 02/02/1997, Trust FBO Moshe Dabah; 64,819 beneficially owned by Renee Dabah as co-trustee of the u/a/d 02/02/1997, Trust FBO Chana Dabah (now Chana Rapaport); and 70,858 beneficially owned by Renee Dabah as co-trustee of the u/a/d 02/02/1997, Trust FBO Yaacov Dabah. Also includes the shares of common stock described in Note (2) below.

(2) Pursuant to a Voting Agreement entered into on September 3, 2024, Ezra Dabah’s children, Moshe Dabah, who is also our Vice President, Chief Operating Officer and Chief Technology Officer (who holds 36,852 shares of outstanding common stock), Eva Yagoda (who holds 13,420 shares of common stock), Joia Kazam (who holds 13,420 shares of common stock), Chana Rapaport (who holds 13,420 shares of common stock) and Yaacov Dabah (who holds 19,325 shares of common stock); and certain trusts in the names of Mr. Dabah’s children (which in aggregate hold 301,682 shares of common stock), and which are beneficially owned by Mr. Dabah’s wife and mother-in-law (see Note (6) below), provided complete authority to Ezra Dabah to vote the shares of common stock held by such persons and entities at any and all meetings of stockholders of the Company and via any written consents. The Voting Agreement has a term through December 31, 2027, but can be terminated at any time by Mr. Dabah and terminates automatically upon the death of Mr. Dabah, as to any specific stockholder, when such stockholder no longer holds any voting shares, and to any individual stockholder, the date that Mr. Dabah has released such stockholder from the terms of the Voting Agreement in writing. In connection with their entry into the Voting Agreement, each of the other parties thereto provided Mr. Dabah an irrevocable voting proxy to vote the shares covered by the Voting Agreement. Due to the Voting Agreement, Mr. Dabah is deemed to beneficially own the shares of common stock beneficially owned by Moshe Dabah, and each of the trusts described in Note (6) below, and his children, which are included under their own ownership in the table above as well, since such parties retained dispositive control over such securities.

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(3) Beneficial ownership includes options to purchase 4,001 shares of common stock with an exercise price of $42.50 per share which expire on November 10, 2026.

(4) Former Named Executive Officer who resigned from the Company on July 7, 2023, to be effective July 21, 2023.

(5) Address: c/o 200 Park Ave South, New York NY 10003. Mrs. Silverstein is the mother-in-law of Ezra Dabah.

(6) Includes 33,550 shares of common stock beneficially owned by Raine Silverstein and Renee Dabah as co-trustees of the u/a/d 02/02/1997, Trust FBO Eva Dabah (now Eva Yagoda); 65,490 shares of common stock beneficially owned by Raine Silverstein and Renee Dabah as co-trustees of the u/a/d 02/02/1997, Trust FBO Joia Kazam; 66,966 shares of common stock beneficially owned by Raine Silverstein and Renee Dabah as co-trustees of the u/a/d 02/02/1997, Trust FBO Moshe Dabah; 64,819 shares of common stock beneficially owned by Raine Silverstein and Renee Dabah as co-trustees of the u/a/d 02/02/1997, Trust FBO Chana Dabah (now Chana Rapaport); and 70,858 shares of common stock beneficially owned by Raine Silverstein and Renee Dabah as co-trustees of the u/a/d 02/02/1997, Trust FBO Yaacov Dabah.

Change of Control

The Company is not aware of any arrangements which may at a subsequent date result in a change of control of the Company.

However, on March 29, 2024, the Company entered into the Merger Agreement with Nina Footwear, and Merger Sub. Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, Merger Sub will be merged with and into Nina Footwear, with Nina Footwear surviving as a wholly-owned subsidiary of the Company.

At the effective time of the Merger, the stockholders of the Company immediately prior to the Merger are expected to own approximately 20% of the outstanding shares of the Company’s common stock immediately after the Merger and the stockholders of Nina Footwear immediately prior to the Merger will own approximately 80% of the outstanding shares of the Company’s common stock immediately after the Merger.

Mr. Dabah and his children own approximately 79.3% of Nina Footwear, and Mr. Dabah and his extended family own 100% of Nina Footwear, and Moshe Dabah (Mr. Dabah’s son), is the Vice President, Chief Operating Officer and Chief Technology Officer of the Company, and the Chief Operating Officer, Chief Information Officer and Secretary of Nina Footwear. There are a number of related party transactions between Nina Footwear and the Company. Mr. Dabah and his family will continue to control approximately 75.3% of the Combined Company’s voting shares following the closing of the Merger.

Following the closing of the Merger, the Company’s executive officers and directors will remain the same as immediately prior to the Merger.

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Principal Stockholders of Combined Company

The following table and the related notes present information on the beneficial ownership of shares of the Combined Company by:

●	each prospective director of the Combined Company (provided that no changes in the directors are expected in connection with the Merger);

●	each prospective executive officer of the Combined Company (provided that no changes in the officers are expected in connection with the Merger);

●	all of the Combined Company’s prospective directors and prospective executive officers as a group (provided that no changes in the directors or officers are expected in connection with the Merger); and

●	each stockholder known by us to beneficially own more than five percent of the Combined Company’s common stock following the Closing.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. The number of shares owned, total shares beneficially owned and the percentage of common stock beneficially owned assumes, in each case, the consummation of the Merger, for a total of 9,568,775 shares of Kidpik common stock to be outstanding immediately following the consummation of the Merger when including the 7,655,020 shares of common stock expected to be issued to the Nina Footwear Stockholders, based on the number of shares of common stock outstanding as of the Record Date. If there is a change in the number of outstanding shares of common stock prior to the Closing, the number of shares issuable to the Nina Footwear stockholders in the Merger (which will constitute 400% of the outstanding shares of common stock as of the date of Closing), the percentages below will change accordingly.

This table is based on information supplied by each prospective director, officer and principal stockholder of the Combined Company. Except as indicated in footnotes to this table, the Combined Company believes that the stockholders named in this table have sole voting and investment power with respect to all shares of Kidpik common stock shown to be beneficially owned by them, based on information provided by such stockholders. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise identified, the address of our directors, director nominees and officers is c/o Kidpik Corp., 200 Park Avenue South, 3rd Floor, New York, New York 10003.

Name of Beneficial Owner	Number of Common Stock Shares Beneficially Owned		Percent of Common Stock
Directors, Named Executive Officers and Executive Officers
Ezra Dabah	7,207,565	(1)(2)	75.3%
Jill Pasechnick	4,001	(3)	*
Moshe Dabah	1,427,480	(2)	14.9%
Bart Sichel	18,018		*
Jill Kronenberg	11,262		*
Louis G. Schott	12,054		*
All executive officer and directors as a group (6 persons)	7,252,900	(1)(2)	75.8%

5% Stockholders
Raine Silverstein (4)	532,065	(5)(2)	5.6%
Eve Yagoda (6)	751,497	(2)	7.9%
Joia Kazam (6)	751,497	(2)	7.9%
Chana Rapaport (6)	751,497	(2)	7.9%
Yaacov Dabah (6)	781,021	(2)	8.2%

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(1) Includes 61,415 shares of common stock held directly by Mr. Dabah’s wife, Renee Dabah, 33,550 shares of common stock beneficially owned by Renee Dabah as co-trustee of the u/a/d 02/02/1997, Trust FBO Eva Dabah (now Eva Yagoda); 65,490 shares of common stock beneficially owned by Renee Dabah as co-trustee of the u/a/d 02/02/1997, Trust FBO Joia Kazam; 66,966 shares of common stock beneficially owned by Renee Dabah as co-trustee of the u/a/d 02/02/1997, Trust FBO Moshe Dabah; 64,819 shares of common stock beneficially owned by Renee Dabah as co-trustee of the u/a/d 02/02/1997, Trust FBO Chana Dabah (now Chana Rapaport); and 70,858 shares of common stock beneficially owned by Renee Dabah as co-trustee of the u/a/d 02/02/1997, Trust FBO Yaacov Dabah. Also includes the shares of common stock described in Note (2) below.

(2) Pursuant to a Voting Agreement entered into on September 3, 2024, Ezra Dabah’s children, Moshe Dabah, who is also our Vice President, Chief Operating Officer and Chief Technology Officer (who will hold 1,427,480 shares of outstanding common stock following the Closing), Eva Yagoda (who will hold 751,497 shares of common stock following the Closing), Joia Kazam (who will hold 751,497 shares of common stock following the Closing), Chana Rapaport (who will hold 751,497 shares of common stock following the Closing) and Yaacov Dabah (who will hold 781,021 shares of common stock following the Closing); and certain trusts in the names of Mr. Dabah’s children (which in aggregate hold 301,682 shares of common stock), and which are beneficially owned by Mr. Dabah’s wife and mother-in-law (see Note (5) below), provided complete authority to Ezra Dabah to vote the shares of common stock held by such persons and entities at any and all meetings of stockholders of the Company and via any written consents. The Voting Agreement has a term of three years, through December 31, 2027, but can be terminated at any time by Mr. Dabah and terminates automatically upon the death of Mr. Dabah, as to any specific stockholder, when such stockholder no longer holds any voting shares, and to any individual stockholder, the date that Mr. Dabah has released such stockholder from the terms of the Voting Agreement in writing. The Voting Agreement includes not only shares of the Company’s common stock held by the persons and entities subject to the Voting Agreement on September 3, 2024, but all after acquired shares of the Company, including those issuable in the Merger. Each of Eve Yagoda, Joia Kazam, Chana Dabah and Yaacov Dabah, Mr. Ezra Dabah’s children, and Moshe Dabah, Mr. Ezra Dabah’s son and an officer of the Company, are stockholders of Nina Footwear and will be receiving Merger Shares in the Merger, which will similarly become subject to the terms of the Voting Agreement upon Closing. Additionally, Mr. Dabah’s wife will receive shares in the Merger which will be deemed to be beneficially owned by Mr. Dabah.

(3) Beneficial ownership includes options to purchase 4,001 shares of common stock with an exercise price of $42.50 per share which expire on November 10, 2026.

(4) Address: c/o 200 Park Ave South, New York NY 10003. Mrs. Silverstein is the mother-in-law of Ezra Dabah.

(5) Includes 33,550 shares of common stock beneficially owned by Raine Silverstein and Renee Dabah as co-trustees of the u/a/d 02/02/1997, Trust FBO Eva Dabah (now Eva Yagoda); 65,490 shares of common stock beneficially owned by Raine Silverstein and Renee Dabah as co-trustees of the u/a/d 02/02/1997, Trust FBO Joia Kazam; 66,966 shares of common stock beneficially owned by Raine Silverstein and Renee Dabah as co-trustees of the u/a/d 02/02/1997, Trust FBO Moshe Dabah; 64,819 shares of common stock beneficially owned by Raine Silverstein and Renee Dabah as co-trustees of the u/a/d 02/02/1997, Trust FBO Chana Dabah (now Chana Rapaport); 70,858 shares of common stock beneficially owned by Raine Silverstein and Renee Dabah as co-trustees of the u/a/d 02/02/1997, Trust FBO Yaacov Dabah, and 230,383 shares of common stock owned individually by Ms. Silverstein.

(6) Address: c/o 200 Park Ave South, New York NY 10003. Each of Eve Yagoda, Joia Kazam, Chana Rapaport and Yaacov Dabah are children of Mr. Ezra Dabah.

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CORPORATE GOVERNANCE

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations.

Director Qualifications

The Board believes that each of our directors is highly qualified to serve as a member of the Board. Each of the directors has contributed to the mix of skills, core competencies and qualifications of the Board. When evaluating candidates for election to the Board, the Board seeks candidates with certain qualities that it believes are important, including integrity, an objective perspective, good judgment, and leadership skills. Our directors are highly educated and have diverse backgrounds and talents and extensive track records of success in what we believe are highly relevant positions.

Board Leadership Structure

Our Board of Directors has the responsibility for selecting the appropriate leadership structure for the Company. In making leadership structure determinations, the Board of Directors considers many factors, including the specific needs of the business and what is in the best interests of the Company’s stockholders. Our current leadership structure is comprised of a combined Chairman of the Board and Chief Executive Officer (“CEO”), Mr. Ezra Dabah. The Board of Directors believes that this leadership structure is the most effective and efficient for the Company at this time. Mr. Dabah possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing the Company, and is thus best positioned to develop agendas that ensure that the Board of Directors’ time and attention are focused on the most critical matters. Combining the Chairman of the Board and CEO roles promotes decisive leadership, fosters clear accountability and enhances the Company’s ability to communicate its message and strategy clearly and consistently to our stockholders, particularly during periods of turbulent economic and industry conditions.

The Board believes that this leadership structure best serves the Company and its stockholders at this time. The Board evaluates its structure periodically, as well as when warranted by specific circumstances in order to assess which structure is in the best interests of the Company and its stockholders based on the evolving needs of the Company. This approach provides the Board appropriate flexibility to determine the leadership structure best suited to support the dynamic demands of our business.

Risk Oversight

Effective risk oversight is an important priority of the Board of Directors. Because risks are considered in virtually every business decision, the Board of Directors discusses risk throughout the year generally or in connection with specific proposed actions. The Board of Directors’ approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight, and fostering an appropriate culture of integrity and compliance with legal responsibilities. The directors exercise direct oversight of strategic risks to the Company.

The Board of Directors exercises direct oversight of strategic risks to the Company. The Audit Committee reviews and assesses the Company’s processes to manage business and financial risk and financial reporting risk. It also reviews the Company’s policies for risk assessment and assesses steps management has taken to control significant risks (The Company’s Audit Committee is described in greater detail below).

While the Board and its committees oversee the Company’s strategy, management is charged with its day-to-day execution. To monitor performance against the Company’s strategy, the Board receives regular updates and actively engages in dialogue with management.

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Family Relationships amongst Directors and Officers

There are no family relationships among our directors and executive officers, except that Moshe Dabah, our Vice President, Chief Operating Officer and Chief Technology Officer, is the son of Ezra Dabah, our Chief Executive Officer and Chairman.

Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our officers or directors and any other person, including directors, pursuant to which the officer was selected to serve as an officer or director.

Involvement in Certain Legal Proceedings

To our knowledge, none of our executive officers or directors has been involved in any of the following events during the past ten years, except as described under “Business Experience”, above: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being a named subject to a pending criminal proceeding (excluding traffic violations and minor offenses); (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law; (5) being the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal or State securities or commodities law or regulation; (ii) any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (6) being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section (1a)(40) of the Commodity Exchange Act), or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

Other Directorships

No director of the Company is also a director of an issuer with a class of securities registered under Section 12 of the Exchange Act (or which otherwise are required to file periodic reports under the Exchange Act).

Classified board of directors

Our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Our directors are divided among the three classes as follows:

●	the Class I director is Louis G. Schott, and his term will expire at the annual meeting of stockholders to be held in 2025;

●	the Class II directors are Ezra Dabah and Jill Kronenberg, and each of their terms will expire at the annual meeting of stockholders to be held in 2026; and

●	the Class III director is Bart Sichel, and his term will expire at the Annual Meeting of stockholders, subject to his reappointment upon the recommendation of the Board of Directors.

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Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws authorize only our board of directors to fill vacancies on our board of directors. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.

Committees of the Board

Our Board of Directors has the authority to appoint committees to perform certain management and administration functions. Our Board of Directors currently has two standing committees: an audit committee and a strategy and alternatives committee.

Board Committee Membership

	Independent	Audit Committee	Strategy and Alternatives Committee
Ezra Dabah(1)
Bart Sichel	X	M	C
Jill Kronenberg	X	M	M
Louis G. Schott	X	C	M

(1) Chairman of Board of Directors.

C - Chairman of Committee.

M - Member.

Audit Committee

NASDAQ listing standards and applicable SEC rules require that the Audit Committee of a listed company be comprised solely of independent directors. We have established an Audit Committee of the Board of Directors, which currently consists of Mr. Schott (Chairman), Mr. Sichel and Ms. Kronenberg. Each member of the Audit Committee meets the independent director standard under NASDAQ’s listing standards and under Rule 10A-3(b)(1) of the Exchange Act. Each member of the Audit Committee is financially literate (as required by Nasdaq rules) and qualified to monitor the performance of management and the independent auditors and to monitor our disclosures so that our disclosures fairly present our business, financial condition and results of operations.

The Board has also determined that Mr. Schott, is an “audit committee financial expert” (as defined in the SEC rules) because he has the following attributes: (i) an understanding of generally accepted accounting principles in the United States of America (“GAAP”) and financial statements; (ii) the ability to assess the general application of such principles in connection with accounting for estimates, accruals and reserves; (iii) experience analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements; (iv) an understanding of internal control over financial reporting; and (v) an understanding of audit committee functions. Mr. Schott has acquired these attributes as a result of his significant experience serving as an executive officer and on the board of directors of various private and public companies.

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The Audit Committee has authority for (1) reviewing the disclosures made by the Chief Executive Officer and the Chief Financial Officer in connection with their required certifications accompanying the Company’s periodic reports to be filed with the SEC, including disclosures to the Audit Committee of (a) significant deficiencies in the design or operation of internal controls, (b) significant changes in internal controls and (c) any fraud involving management or other employees who have a significant role in the Company’s internal controls; (2) reviewing and discussing the Company’s quarterly financial results and related press releases, if any, with management and the independent auditors prior to the release of such information to the public; (3) reviewing with the management the proposed scope and plan for conducting internal audits of Company operations and obtaining reports of significant findings and recommendations, together with management’s corrective action plans; (4) seeking to ensure the corporate audit function has sufficient authority, support and access to Company personnel, facilities and records to carry out its work without restrictions or limitations; (5) reviewing the corporate audit function of the Company, including its charter, plans, activities, staffing and organizational structure; (6) reviewing progress of the internal audit program, key findings and management’s action plans to address findings; (7) periodically reviewing the Company’s policies with respect to legal compliance, conflicts of interest and ethical conduct; (8) seeking to ensure the adequacy of procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting control or auditing matters, including the confidential submission of complaints by employees regarding such matters; and (9) recommending to the Board any changes in ethics or compliance policies that the Audit Committee deems appropriate. The Committee will also review any issues relating to conflicts of interests and all related party transactions of the Company. In addition, the Audit Committee has the authority, at its discretion and at our expense, to retain special legal, accounting or other advisors to advise the Audit Committee.

The Audit Committee Charter was filed as Exhibit 99.1 to the Form S-1 Registration Statement filed by the Company with the SEC on October 6, 2021.

Strategy and Alternatives Committee

On November 30, 2023, the Board of Directors formed a Strategy and Alternatives Committee of the Board. The Committee is currently composed of Mr. Sichel (Chairman), Mr. Schott and Ms. Kronenberg.

The role of the Strategy and Alternatives Committee of the Board of Directors of the Company is to evaluate strategic opportunities and alternatives available to the Company in order to create stockholder value, including potential mergers, acquisitions, divestitures and business combinations; dispositions of or exit from existing segments, platforms, or lines of business; acquisitions of businesses; entry into new lines of business; business expansions; joint ventures; and other key strategic transactions outside the ordinary course of the Company’s business. The responsibilities and duties delegated by the Board to the committee are set forth in a Strategy and Alternatives Committee Charter.

Compensation Committee and Nominating and Corporate Governance Committee

The Board does not currently have a Compensation Committee or Nominating and Corporate Governance Committee as under applicable rules of The Nasdaq Capital Market, the Company is not required to have such committees due to the Company’s status as a “controlled company”.

Nominations for Directors

The Board of Directors is responsible for identifying prospective qualified candidates to fill vacancies on the Board, recommending director nominees (including chairpersons) for each of our committees, developing and recommending appropriate corporate governance guidelines.

In considering individual director nominees and Board committee appointments, our Board seeks to achieve a balance of knowledge, experience and capability on the Board and Board committees and to identify individuals who can effectively assist the Company in achieving our short-term and long-term goals, protecting our stockholders’ interests and creating and enhancing value for our stockholders. In so doing, the Board considers a person’s diversity attributes (e.g., professional experiences, skills, background, race and gender) as a whole and does not necessarily attribute any greater weight to one attribute. Moreover, diversity in professional experience, skills and background, and diversity in race and gender, are just a few of the attributes that the Board takes into account. In evaluating prospective candidates, the Board also considers whether the individual has personal and professional integrity, good business judgment and relevant experience and skills, and whether such individual is willing and able to commit the time necessary for Board and Board committee service.

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While there are no specific minimum requirements that the Board believes must be met by a prospective director nominee, the Board does believe that director nominees should possess personal and professional integrity, have good business judgment, have relevant experience and skills, and be willing and able to commit the necessary time for Board and Board committee service. Furthermore, the Board evaluates each individual in the context of the Board as a whole, with the objective of recommending individuals that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound business judgment using their diversity of experience in various areas. We believe our current directors possess diverse professional experiences, skills and backgrounds, in addition to (among other characteristics) high standards of personal and professional ethics, proven records of success in their respective fields and valuable knowledge of our business and our industry.

The Board uses a variety of methods for identifying and evaluating director nominees. The Board also regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or other circumstances. In addition, the Board considers, from time to time, various potential candidates for directorships. Candidates may come to the attention of the Board through current Board members, professional search firms, stockholders or other persons. These candidates may be evaluated at regular or special meetings of the Board and may be considered at any point during the year.

Director Independence

The Board of Directors annually (or upon appointment of a new director) determines the independence of each director and nominee for election as a director. The Board makes these determinations in accordance with Nasdaq’s listing standards for the independence of directors and the SEC’s rules.

In assessing director independence, the Board considers, among other matters, the nature and extent of any business relationships, including transactions conducted, between the Company and each director and between the Company and any organization for which one of our directors is a director or executive officer or with which one of our directors is otherwise affiliated.

The Board has affirmatively determined that each of Mr. Schott, Mr. Sichel and Ms. Kronenberg is an independent director as defined under the Nasdaq rules governing members of boards of directors and as defined under Rule 10A-3 of the Exchange Act, and has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Board Diversity Matrix

Beginning in 2022, we surveyed the Board and asked each director to self-identify their race/ethnicity, gender identity and LGBTQ+ identity. The results are presented below in the table below, which provides certain highlights of the composition of our board members and nominees. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Proposed Rule 5605(f).

Board Diversity Matrix (As of [___________], 2024)*
Total Number of Directors	4
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	3	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

* The Company’s 2022 Board Diversity Matrix was publicly disclosed in the Company’s Proxy Statement for its 2023 Annual Meeting of Stockholders.

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Because we have a Board of Directors of five or fewer members, we may satisfy Nasdaq’s diversity rules by having least one diverse director who self-identifies as female, LGBTQ+, or an underrepresented minority, and as shown in the table above, we currently meet that requirement as of [__________], 2024.

Website Availability of Documents

The charter of the audit committee of the Board identified above is available on our website at www.kidpik.com, under “Investors” – “Governance” – “Governance Documents”. Copies of the committee charter are also available for free upon written request to our Corporate Secretary.

Stockholder Communications with the Board

A stockholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our Secretary, 200 Park Avenue South, 3rd Floor, New York, New York 10003, who, upon receipt of any communication other than one that is clearly marked “Confidential,” will note the date the communication was received, open the communication, make a copy of it for our files and promptly forward the communication to the director(s) to whom it is addressed. Upon receipt of any communication that is clearly marked “Confidential,” our Secretary will not open the communication, but will note the date the communication was received and promptly forward the communication to the director(s) to whom it is addressed.

Board of Directors Meetings

During the year ending December 30, 2023, the Board of Directors held five meetings and took various other actions via the unanimous written consent of the board of directors and the audit committee described above. All directors attended the board of directors’ meeting and committee meetings relating to the committees on which each director served during fiscal year 2023 (during the periods which they served as directors). Each Director attended the Company’s 2023 Annual Meeting of Stockholders (during the periods which they served as directors). Each director of the Company is expected to be present at annual meetings of stockholders, absent exigent circumstances that prevent their attendance. Where a director is unable to attend an annual meeting in person but is able to do so by electronic conferencing, the Company will arrange for the director’s participation by means where the director can hear, and be heard, by those present at the meeting.

Executive Sessions of the Board of Directors

The independent members of our board of directors meet in executive session (with no management directors or management present) from time to time. The executive sessions include whatever topics the independent directors deem appropriate.

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Policy on Equity Ownership

The Company does not have a policy on equity ownership at this time. However, as illustrated under “Principal Stockholders of the Company—Current Principal Stockholders of the Company”, below, all current Named Executive Officers are beneficial owners of stock of the Company.

Pledging of Shares

We prohibit the pledging of Company securities as collateral for a loan unless the individual has the clear financial capability to repay the loan without resort to the pledged securities, and only with pre-approval.

Insider Trading/Anti-Hedging Policies

All employees, officers and directors of the Company or any of our subsidiaries are subject to our Insider Trading Policy. The policy prohibits the unauthorized disclosure of any nonpublic information acquired in the workplace and the misuse of material nonpublic information in securities trading. The policy also prohibits trading in Company securities during certain pre-established blackout periods around the filing of periodic reports and the public disclosure of material information.

Our executive officers and directors are encouraged to conduct purchase or sale transactions under a trading plan established pursuant to Rule 10b5-1 under the Exchange Act. Through a Rule 10b5-1 trading plan, the executive officer or director contracts with a broker to buy or sell shares of our common stock on a periodic basis. The broker then executes trades pursuant to parameters established by the executive officer or director when entering into the plan, without further direction from them. The executive officer or director may amend or terminate the plan in specified circumstances.

Compensation Recovery and Clawback Policies

Under the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), in the event of misconduct that results in a financial restatement that would have reduced a previously paid incentive amount, we can recoup those improper payments from our Chief Executive Officer and Chief Financial Officer (if any).

On November 9, 2023, the Board of Directors of the Company approved the adoption of a Policy for the Recovery of Erroneously Awarded Incentive Based Compensation (the “Clawback Policy”), with an effective date of October 2, 2023, in order to comply with the final clawback rules adopted by the Securities and Exchange Commission under Section 10D and Rule 10D-1 of the Securities Exchange Act of 1934, as amended (“Rule 10D-1”), and the listing standards, as set forth in the Nasdaq Listing Rule 5608 (the “Final Clawback Rules”).

The Clawback Policy provides for the mandatory recovery of erroneously awarded incentive-based compensation from current and former executive officers as defined in Rule 10D-1 (“Covered Officers”) of the Company in the event that the Company is required to prepare an accounting restatement, in accordance with the Final Clawback Rules. The recovery of such compensation applies regardless of whether a Covered Officer engaged in misconduct or otherwise caused or contributed to the requirement of an accounting restatement. Under the Clawback Policy, the Board of Directors may recoup from the Covered Officers erroneously awarded incentive compensation received within a lookback period of the three completed fiscal years preceding the date on which the Company is required to prepare an accounting restatement.

Code of Ethics

We have adopted a Code of Ethical Business Conduct (“Code of Ethics”) that applies to all of our directors, officers and employees.

The Code of Ethics was filed as Exhibit 14.1 to the Registration Statement on Form S-1 which we filed with the SEC on October 6, 2021.

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We intend to disclose any amendments to our Code of Ethics and any waivers with respect to our Code of Ethics granted to our principal executive officer, our principal financial officer, or any of our other employees performing similar functions on our website at kidpik.com within four business days after the amendment or waiver. In such case, the disclosure regarding the amendment or waiver will remain available on our website for at least 12 months after the initial disclosure. There have been no waivers granted with respect to our Code of Ethics to any such officers or employees.

Whistleblower Protection Policy

The Company adopted a Whistleblower Protection Policy (“Whistleblower Policy”) that applies to all of its directors, officers, employees, consultants, contractors and agents of the Company. The Whistleblower Policy has been reviewed and approved by the Board.

Controlled Company Exception

Ezra Dabah, our Chief Executive Officer and Chairman, and our principal stockholder, currently controls approximately 59.4% of the voting power of our capital stock (based on shares of common stock outstanding as of the Record Date), pursuant to a Voting Agreement (discussed below), pursuant to which Mr. Dabah and his family have formed a voting group, and are therefore a “controlled company” as defined under Nasdaq Marketplace Rules. Although the Nasdaq Listing Rules require that a majority of the board of directors be independent, however, because we are a “controlled company” within the meaning of the Nasdaq Listing Rules, we are permitted to, and have elected to, not be required to comply with this requirement (provided that currently a majority of our board of directors is independent). In addition, as a “controlled company”, we are not required to have a compensation committee or an independent nominating function. Accordingly, our Board of Directors has determined not to have an independent compensation committee or nominating function and to have the Board be directly responsible for compensation and the nominating members of our Board of Directors. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of these corporate governance requirements. If we cease to be a “controlled company” and our shares continue to be listed on the Nasdaq Capital Market, we will be required to comply with these provisions within the applicable transition periods.

If at any time we cease to be a “controlled company” under the Nasdaq rules, the Board of Directors will take all action necessary to comply with the applicable Nasdaq rules, including, subject to permitted “phase-in” periods.

Pursuant to a Voting Agreement entered into on September 3, 2024, Ezra Dabah’s children, Moshe Dabah, who is also our Vice President, Chief Operating Officer and Chief Technology Officer (who holds 29,122 shares of outstanding common stock), Eva Yagoda (who holds 13,420 shares of common stock), Joia Kazam (who holds 13,420 shares of common stock), Chana Rapaport (who holds 13,420 shares of common stock) and Yaacov Dabah (who holds 19,325 shares of common stock); and certain trusts in the names of Mr. Dabah’s children (which in aggregate hold 301,682 shares of common stock), and which are beneficially owned by Mr. Dabah’s wife and mother-in-law, provided complete authority to Ezra Dabah to vote the shares of common stock held by such persons and entities at any and all meetings of stockholders of the Company and via any written consents. The Voting Agreement has a term of three years, through December 31, 2027, but can be terminated at any time by Mr. Dabah and terminates automatically upon the death of Mr. Dabah, as to any specific stockholder, when such stockholder no longer holds any voting shares, and to any individual stockholder, the date that Mr. Dabah has released such stockholder from the terms of the Voting Agreement in writing.

The Voting Agreement includes not only shares of the Company’s common stock held by the persons and entities subject to the Voting Agreement on September 3, 2024, but all after acquired shares of the Company, including those issuable in the Merger. Each of Eve Yagoda, Joia Kazam, Chana Dabah and Yaacov Dabah, Mr. Ezra Dabah’s children, and Moshe Dabah, Mr. Ezra Dabah’s son and an officer of the Company, are stockholders of Nina Footwear and will be receiving Merger Shares in the Merger, which will similarly become subject to the terms of the Voting Agreement upon Closing. Additionally, Mr. Dabah’s wife will receive shares in the Merger which will be deemed to be beneficially owned by Mr. Dabah.

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Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. These executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms filed by such reporting persons.

Based solely upon our review of the Section 16(a) filings that have been furnished to us, and certifications provided by each officer and director of the Company, we believe that all filings required to be made under Section 16(a) during the fiscal year ended December 30, 2023 were timely made.

EXECUTIVE OFFICERS

General

Officers hold their positions at the pleasure of the Board of Directors, absent any employment agreement. Our officers may receive compensation as determined by us from time to time by vote of the Board of Directors. Such compensation might be in the form of stock options, restricted stock units or other form of equity compensation.

Our named executive officers are:

Name	Position	Age
Ezra Dabah	Chairman, President and Chief Executive Officer	71
Moshe Dabah	Vice President, Chief Operating Officer and Chief Technology Officer, and Secretary	40
Jill Pasechnick	Chief Accounting Officer	55

Business Experience

The following is a brief description of the education and business experience of our executive officers.

Ezra Dabah – Chairman, President and Chief Executive Officer

Mr. Dabah’s education and business experience is described above under “Proposal No. 1 Election of Director” — “Continuing Directors”.

Moshe Dabah – Vice President, Chief Operating Officer, Chief Technology Officer and Secretary

Mr. Moshe Dabah is currently the Chief Operating Officer and Chief Technology Officer of the Company (positions he has held since September 2019) and the Secretary of the Company (a position he has held since July 2021) and has served as Vice President of the Company since July 2019. Since January 2021, Mr. Dabah has served as the Secretary of Nina Footwear Corp., since 2019 has served as the Chief Operating Officer of Nina Footwear and since May 2023, has served as the Chief Information Officer of Nina Footwear. From August 2012 to September 2015, Mr. Dabah served as Director of Store Construction and Maintenance at RUUM, where he managed the rebranding of approximately 50 stores from 77 Kids by American Eagle to RUUM American Kids Wear, new store rollout and construction and store facilities, maintenance, and supplies. From August 2011 to August 2012, Mr. Dabah served as Vice President of Commercial Sales for NextEnergy, a geothermal HVAC system design and sales company. From August 2008 to August 2011, he served as a General Contractor with REJJ LLC, a real estate and construction management company. Mr. Dabah is responsible for designing, implementing, integrating and optimizing all of the Company’s information technology, infrastructure and logistic systems.

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Jill Pasechnick - Chief Accounting Officer

Ms. Pasechnick has served as the Controller of the Company since October 2015, and as the Vice President of Finance of the Company since August 2019. From August 2019 to January 2021, Ms. Pasechnick served as the Secretary of the Company and from August 2019 to June 2021, Ms. Pasechnick served as the Treasurer of the Company. From October 2012 to October 2015, she served as Controller for Ezrani 2 Corp. d/b/a RUUM American Kid’s Wear (“RUUM”), a company which owned and operated childrenswear specialty retail stores. From February 2011 to December 2012, Ms. Pasechnick served as Controller and Acting Chief Financial Officer and Secretary of Little MissMatched, Inc. a girls’ lifestyle brand. She has also held various roles prior to that with Delias, Inc., a lifestyle brand of apparel and accessories, primarily targeting girls and young women (Director of Retail Finance from July 2009 to November 2010); B. Moss Clothing Company, Ltd., an apparel company (Corporate Controller from September 2004 to January 2009); and J. Crew (Manager of Financial Reporting from June 2002 to September 2004). Ms. Pasechnick obtained a Bachelor of Science degree in Accounting from Seton Hall University and a Master of Science degree in Business Analytics from Grand Canyon University.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation of (i) all individuals serving as our principal executive officer or acting in a similar capacity for the years ended December 30, 2023 and December 31, 2022 (“PEO”), regardless of compensation level; (ii) our two most highly compensated executive officers other than the PEO who were serving as executive officers for the period ended December 30, 2023 and December 31, 2022, if any (subject to the limitations below); and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to paragraph (ii) but for the fact that the individual was not serving as an executive officer at December 30, 2023 (collectively, the “Named Executive Officers”).

Name and Principal Position	Fiscal Year Ended		Salary ($)	Bonus ($)	Stock awards ($)(2)	Option awards ($)	All other compensation ($)	Total ($)
Ezra Dabah	2023	(1)	$—	—	—	—	—	$—
Chief Executive Officer	2022	(1)	$—	—	—	—	—	$—

Moshe Dabah	2023		$215,000	—	—	—	—	$215,000
Vice President, Chief Operating Officer, Chief Technology Officer, and Secretary	2022		$215,000	—	—	—	—	$215,000

Adir Katzav(3)	2023		$146,000	—	—	—	—	$146,000
Former Executive Vice President, Former Chief Financial Officer, and Former Treasurer	2022		$260,000	—	—	—	—	$260,000

Jill Pasechnick(3)	2023		$216,498	—	—	—	—	$216,498
Chief Accounting Officer

Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is more than $10,000. No executive officer earned any non-equity incentive plan compensation, nonqualified deferred compensation, or other compensation, during the periods reported above. Stock Awards represent the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718. For additional information on the valuation assumptions with respect to the restricted stock grants, refer to “Note 11 – Equity-Based Compensation” to the audited financial statements included in the 2023 Annual Report. No executive officer serving as a director received any compensation for services on the Board of Directors separate from the compensation paid as an executive for the periods above.

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(1) On January 1, 2020 and 2021, we entered into identical management services agreements (the “Management Agreement”) with Nina Footwear. Pursuant to the Management Agreement, the Company engaged Nina Footwear to provide administrative and executive support services to the Company. To date those services have consisted of Mr. Dabah and his sister-in-law, Ms. Nina Miner, the Chief Creative Officer of Nina Footwear. The Management Agreement remains in place until terminated by mutual agreement of the parties. As compensation for providing the services under the Management Agreement, we agreed to pay Nina Footwear 0.75% of our monthly net sales for the years ended December 30, 2023 and December 31, 2022. Management fees amounted to $98,055 and $110,836 for the fiscal years 2023 and 2022, respectively, and are included in general and administrative expenses.

(2) On November 10, 2021, the Company granted restricted stock units evidencing the right to receive 25,400 shares of common stock to each of Mr. Moshe Dabah and Mr. Katzav, which vested in three equal installments (i) 1/3 vested on May 15, 2022; (ii) 1/3 vested on May 15, 2023; and (iii) 1/3 vested on May 15, 2024 as to Mr. Moshe Dabah, and vested (i) 1/3 on May 15, 2022; (ii) 1/3 on May 15, 2023; and (iii) 1/3 on July 21, 2023, upon his resignation from the Company. All the above grants are subject to continued employment with the Company on each applicable vesting date.

(3) Effective July 7, 2023, Adir Katzav, the Executive Vice President, Chief Financial Officer and Treasurer (and principal financial/accounting officer) of the Company, resigned from all positions he held with the Company, effective as of the close of business on July 21, 2023. On July 7, 2023, the Board of Directors of the Company appointed Jill Pasechnick to serve as the Company’s Chief Accounting Officer, principal financial and principal accounting officer, beginning effective on July 21, 2023.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information as of December 30, 2023, concerning outstanding equity awards for the executive officers named in the Summary Compensation Table.

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(2)
Ezra Dabah	—	—	—	—	—	—		—
Moshe Dabah	—	—	—	—	—	8,467	(1)	$15,536.95
Jill Pasechnick	2,667	—	—	$42.50	11/10/2026	—		—

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*There were no non-equity incentive plan shares or units of stock outstanding as of December 30, 2023, held by any executive officers of the Company, whether or not exercisable, unexercisable or unearned.

(1)	The Restricted Stock Unit award vested on May 15, 2024 and was settled in shares of common stock.
(2)	Calculated by multiplying the closing market price of the Company’s common stock at the end of the last completed fiscal year ($1.8350) by the number of shares of stock.

Employment Agreements and Key Man Insurance

We have no employment agreements in place with executive officers; however, Mr. Ezra Dabah is compensated by Nina Footwear for services rendered to the Company through the Management Agreement, discussed above under Footnote (1) to the Summary Compensation Table, above.

Notwithstanding the above, the Board of Directors has discretion to award bonuses to our executive officers from time to time, in their discretion, consisting of cash, grants of restricted stock, restricted stock units, options or other equity securities. Additionally, the Board of Directors may increase the salary of any executive officer from time to time in its discretion.

We have no key man insurance on any of our executive officers.

Potential Payments Upon Termination

Because none of our Named Executive Officers are party to employment agreements with the Company, there are no potential payments to our Named Executive Officers upon the termination of their service with us.

DIRECTORS COMPENSATION

Non-Executive Director Compensation Table

The following table sets forth compensation information with respect to our non-executive directors during our fiscal year ended December 30, 2023.

Name	Fees Earned or Paid in Cash ($)*	Stock Awards ($)#		All Other Compensation ($)	Total ($)
Bart Sichel	$-	$40,090	(3)	$-	$40,090
Jill Kronenberg	$-	$25,058	(4)	$-	$25,058
David Oddi(1)	$-	$2,038		$-	$2,038
Louis G. Schott(2)	$-	$25,012	(5)	$-	$25,012

* The table above does not include the amount of any expense reimbursements paid to the above directors. No directors received any Non-Equity Incentive Plan Compensation, Option Awards or Nonqualified Deferred Compensation. Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is more than $10,000.

# Stock Awards represent the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718. For additional information on the valuation assumptions with respect to the restricted stock grants, refer to “Note 11 – Equity-Based Compensation” to the audited financial statements included in the 2023 Annual Report.

(1) Resigned as a member of the Board of Directors on November 27, 2023.

(2) Appointed as a member of the Board of Directors on December 6, 2023.

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(3) On November 30, 2023, the Board of Directors approved the issuance of 18,018 fully-vested shares of common stock to Mr. Sichel in consideration for services rendered to the Board, which were issued on February 27, 2024.

(4) On November 30, 2023, the Board of Directors approved the issuance of 11,262 fully-vested shares of common stock to Ms. Kronenberg in consideration for services rendered to the Board, which were issued on February 27, 2024.

(5) On December 6, 2023, Board of Directors approved the issuance of 12,054 fully-vested shares of common stock to Mr. Schott in consideration for services rendered to the Board, which were issued on February 27, 2024.

Non-Executive Director Compensation Policy

Because we are still in the development stage, our directors do not receive any cash compensation other than reimbursement for expenses incurred during the performance of their duties or their separate duties as officers of the Company; however, the Board of Directors reserves the right to pay cash consideration to directors from time to time, and/or to grant equity awards to such board members, which may be in the form of options, restricted stock, restricted stock units, or other equity compensation, including fully-vested shares which were granted in 2023 as discussed in the table above. We have no written plan or policy for director compensation.

The Company has also entered into an indemnification agreement with each member of the Board of Directors of the Company.

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Table

The following table provides certain information as of the end of the fiscal year 2023 with respect to securities that may be issued under the Company’s equity compensation plans, which are comprised of the Kidpik Corp. First Amended and Restated 2021 Equity Incentive Plan:

Plan category	Number of securities to be issued upon exercise of outstanding options (a)(1)	Weighted-average exercise price of outstanding options, warrants (b)	Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column(a)) (c)
Equity compensation plans approved by security holders	58,600	$42.50	523,610	(2)
Equity compensation plans not approved by security holders	—	—	—
	435,000		2,299,530	(2)

(1)	Not including 8,467 shares of common stock which may be issuable upon vesting of 176,000 outstanding restricted stock units.
(2)	Represents 523,610 shares of the Company’s common stock available for future awards under the 2021 Plan (defined below), as of December 30, 2023. Effective on April 1, 2024, the number of shares available for issuance under the 2021 Plan increased automatically by 95,687 shares, to 768,748 shares.

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First Amended and Restated 2021 Equity Compensation Plan

Our then sole director and majority stockholders adopted a 2021 Equity Incentive Plan, on May 9, 2021, which was amended and restated by our then sole director and majority stockholders on September 30, 2021 (as amended and restated, the “2021 Plan”). The 2021 Plan provides for the grant of incentive stock options, or ISOs, within the meaning of Section 422 of the Internal Revenue Code, to our employees, and for the grant of non-statutory stock options, or NSOs, stock appreciation rights, restricted stock awards, restricted stock unit awards (RSU awards), performance awards and other forms of awards to our employees, directors and consultants and any of our affiliates’ employees and consultants. In making a determination of whether to make an award and the amount of such awards, the Board may take into account the nature of the services rendered by such person, his or her present and potential contribution to the Company’s success, and such other factors as the Board of Directors in its discretion shall deem relevant.

Subject to adjustment in connection with the payment of a stock dividend, a stock split or subdivision or combination of the shares of common stock, or a reorganization or reclassification of the Company’s common stock, and without taking into account any increase in available shares of common stock pursuant to “Proposal 6: Adoption of the First Amendment to the Kidpik Corp. 2021 Equity Incentive Plan”, above, the aggregate number of shares of common stock which may be issued pursuant to awards under the 2021 Plan is the sum of (i) 520,000 shares, and (ii) an automatic increase on April 1st of each year commencing on April 1, 2022 and ending on (and including) April 1, 2031, in an amount equal to the lesser of (A) five percent (5%) of the total shares of common stock of the Company outstanding on the last day of the immediately preceding fiscal year; and (B) 300,000 shares of common stock; provided, however, that the Board may act prior to April 1st of a given year to provide that the increase for such year will be a lesser number of shares of common stock, also known as an “evergreen” provision. Notwithstanding the above, no more than 1,560,000 incentive stock options may be granted pursuant to the terms of the 2021 Plan. The number of shares of common stock available for awards under the 2021 Plan increased automatically on April, 1, 2022, by 76,178 shares, equal to 5% of our outstanding shares of common stock as of January 2, 2022, April 1, 2023, by 76,881 shares, equal to 5% of our outstanding shares of common stock as of December 31, 2022, and April 1, 2024, by 95,687 shares, equal to 5% of our outstanding shares of common stock as of December 30, 2023, and as a result a total of 768,748 shares are currently available for awards under the 2021 Plan, not including awards previously granted, of which 627,765 shares remain available for future awards, when including awards previously granted.

Shares subject to stock awards granted under our 2021 Plan that expire or terminate without being exercised in full or that are paid out in cash rather than in shares will not reduce the number of shares available for issuance under our 2021 Plan. Shares withheld under a stock award to satisfy the exercise, strike or purchase price of a stock award or to satisfy a tax withholding obligation will not reduce the number of shares available for issuance under our 2021 Plan. If any shares of our common stock issued pursuant to a stock award are forfeited back to or repurchased or reacquired by us (i) because of a failure to meet a contingency or condition required for the vesting of such shares; (ii) to satisfy the exercise, strike or purchase price of a stock award; or (iii) to satisfy a tax withholding obligation in connection with a stock award, the shares that are forfeited or repurchased or reacquired will revert to and again become available for issuance under our 2021 Plan.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee represents and assists the Board of Directors in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, the performance of the Company’s internal audit function and independent registered public accounting firm, and risk assessment and risk management. The Audit Committee manages the Company’s relationship with its independent registered public accounting firm (which reports directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from the Company for such advice and assistance.

In connection with the audited financial statements of the Company for the year ended December 30, 2023, the Audit Committee of the Board of Directors of the Company (1) reviewed and discussed the audited financial statements with the Company’s management and the Company’s independent auditors; (2) discussed with the Company’s independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission; (3) received and reviewed the written disclosures and the letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence; (4) discussed with the independent auditors the independent auditors’ independence; and (5) considered whether the provision of non-audit services by the Company’s principal auditors is compatible with maintaining auditor independence.

Based on its discussions with management and CohnReznick LLP, and its review of the representations and information provided by management and CohnReznick LLP, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the audited financial statements be included in the Company’s Annual Report for the year ended December 30, 2023, for filing with the SEC.

The undersigned members of the Audit Committee have submitted this Report to the Board of Directors.

Respectfully submitted,

The Audit Committee

/s/ Louis G. Schott (Chairman)

/s/ Bart Sichel

/s/ Jill Kronenberg

192

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as discussed below or otherwise disclosed above under “Executive Compensation” and “Directors Compensation”, there have been no transactions over the last two fiscal years, and there is not currently any proposed transaction, in which the Company was or is to be a participant, where the amount involved exceeds the lesser of (a) $120,000 or (b) one percent of the Company’s total assets at year-end for the last two completed fiscal years, and in which any officer, director, or any stockholder owning greater than five percent (5%) of our outstanding voting shares, nor any member of the above referenced individual’s immediate family, had or will have a direct or indirect material interest.

Related Party Transactions

Loans, Convertible Notes and Conversions

On August 13, 2021 and June 28, 2021, the Company borrowed $100,000 and $25,000, respectively, from u/a/d 02/02/1997, Trust FBO Yaacov Dabah. On June 28, 2021 and August 13, 2021, the Company borrowed $25,000 and $100,000, respectively, from u/a/d 02/02/1997, Trust FBO Chana Dabah. On June 28, 2021, the Company borrowed $25,000, from u/a/d 02/02/1997, Trust FBO Eva Dabah. On June 28, 2021, the Company borrowed $25,000, from u/a/d 02/02/1997, Trust FBO Moshe Dabah (the Company’s Chief Operating and Technology Officer). The trustees of the trusts are Renee Dabah (the wife of Ezra Dabah, our Chief Executive Officer and Chairman) and Raine Silverstein, the mother-in-law of Ezra Dabah. The beneficiaries of the trusts are children of Ezra and Renee Dabah, our Chief Executive Officer and Chairman. The loans were evidenced by unsecured convertible promissory notes. Each of the convertible notes were payable on January 15, 2022, do not accrue interest, and were automatically convertible into shares of the Company’s common stock at a conversion price equal to the per share price of the next equity funding completed by the Company in an amount of at least $2 million and required the repayment of 110% of such convertible note amount upon a sale of the Company (including a change of 50% or more of the voting shares). On August 25, 2021, the parties agreed to amend the previously convertible notes, to remove the conversion rights provided for therein and clarify that no interest accrues on the convertible notes. On December 27, 2021, the Company repaid $100,000 of the outstanding loans.

In September, October and November 2021, the Company borrowed an aggregate of $2,500,000 from Ezra Dabah, who is our Chief Executive Officer and Chairman. The notes are unsecured, noninterest-bearing and the principal was due on January 15, 2022, at the rate of 110% of such note amount upon a sale of the Company (including a change of 50% or more of the voting shares). On December 27, 2021, the Company paid $500,000 of the outstanding loan amounts. On June 2, 2022, the Company paid $150,000 of the outstanding loan amounts.

On March 31, 2022, the Company entered into a First Amendment to Promissory Note with Ezra Dabah, the Company’s Chief Executive Officer and director, Raine Silverstein & Renee Dabah, co-trustee, u/a/d 02/02/1997, Trust FBO Chana Dabah and Raine Silverstein & Renee Dabah, co-trustee, u/a/d 02/02/1997, Trust FBO Yaacov Dabah, pursuant to which the Company and the note holders agreed to amend certain outstanding promissory notes evidencing an aggregate of $2,200,000 owed by the Company to such note holders (including $2,000,000 owed to Mr. Dabah, $100,000 owed to Trust FBO Chana Dabah and $100,000 owed to Trust FBO Yaacov Dabah) which had a stated due date of January 15, 2022, to instead be payable on demand, effective as of January 15, 2022.

On September 18, 2023, the Company entered into a Debt Conversion agreement with Ezra Dabah. The Company and Mr. Dabah agreed to convert an aggregate of $1,200,000 of principal owed by the Company to Mr. Dabah into an aggregate of 310,760 shares of restricted common stock of the Company. Pursuant to the Debt Conversion Agreement, which included customary representations and warranties of the parties, Mr. Dabah agreed that the shares of common stock issuable in connection therewith were in full and complete satisfaction of the amounts owed under the notes which were converted. The remaining balance on these notes as of June 29, 2024, March 30, 2024, and December 30, 2023 is $850,000.

193

During March 2024, Mr. Dabah loaned the Company $85,000, of which $35,000 was repaid in April 2024. The amount loaned was not evidenced by a promissory note, does not accrue interest and is payable on demand.

On April 18, 2024, the Company entered into a $346,000 loan agreement (the “Note”) with Kidpik. The Note does not accrue interest but will accrue interest of 5% per annum upon the occurrence of an event of default, with weekly payments of principal and interest in the amount of $14,605, due each week beginning with the week ended April 26, 2024, until the earlier of the maturity date of such note, the payment in full thereof, or the closing of the Merger, where the Note is expected to be forgiven by Nina Footwear. The note is due upon the earlier of October 31, 2024, and upon acceleration by Nina Footwear pursuant to the terms thereof. The note includes customary events of default and allows Nina Footwear the right to accelerate the amount due under the note upon the occurrence of such event of default, subject to certain cure rights. The parties are currently in discussions regarding an extension of this note through closing.

On various dates beginning May 25, 2024 through September 17, 2024, Nina Footwear loaned Kidpik Corp. an aggregate amount of $193,000. These amounts loaned were not evidenced by a promissory note, and do not accrue interest, and are payable on demand.

Nina Footwear Transactions

Mr. Ezra Dabah, the Chief Executive Officer, majority stockholder, and Chairman of the Company, is the Chief Executive Officer of Nina Footwear. Mr. Dabah and his family own approximately 79.3% of Nina Footwear, and Mr. Dabah and his extended family own 100% of Nina Footwear, and Moshe Dabah (Mr. Dabah’s son), is the Vice President, Chief Operating Officer and Chief Technology Officer of the Company, and the Chief Operating Officer, Chief Information Officer and Secretary of Nina Footwear.

We sublease our fulfillment/warehouse center and our office space from Nina Footwear.

The fulfillment center sublease provided us the right to approximately 32,570 square feet of space in Rancho Cucamonga, California. The Company entered into a sub-lease agreement for this fulfillment/warehouse space with Nina Footwear on April 1, 2021. The Company pays 33.3% of Nina Footwear’s fixed monthly rent pursuant to the terms of the agreement ($24,416 per month), with an average monthly rent of $20,742. The sub-lease was to expire on September 30, 2023, but was extended until March 31, 2024. Nina Footwear left the California warehouse at the end of 2023. Beginning in January 2024, the Company is paying the full monthly rent in the California warehouse which amounts to $94,227 per month. On April 1, 2024, the Company entered into a sub-lease agreement with Nina Footwear to occupy approximately 32,570 square feet of space in Hutchinson, Texas through February 1, 2029, unless canceled or terminated pursuant to the sub-lease agreement. The Company will pay Nina Footwear a fixed monthly rent pursuant to the terms of the agreement ($21,587 per month), constituting 26% of the amount paid by Nina Footwear. The lease is set to expire on February 1, 2029.

The New York corporate office sublease provides us the right to use a portion of the space leased by Nina Footwear (approximately 7,500 square feet of space). The Company will pay a percentage of the related party’s fixed monthly rent, including contingent rental expenses. The lease is set to expire on April 30, 2027, with an average monthly rent of $29,259, which we believe is the current market price for such office space in New York City. We use our corporate offices for operating including, product design and development, marketing, technology, customer service and styling and personalization. Prior to the new lease agreement, the New York corporate office was subleased from Nina Footwear, the sublease provides us the right to use a portion of the space leased by Nina Footwear (approximately 7,500 square feet of space), in consideration for $27,500 per month of rental charges.

For fiscal 2023 and 2022, rent amounted to $607,866 and $579,237, respectively, and is included in general and administrative expenses. For the 13 weeks ended June 29, 2024, and July 1, 2023, related party office rent amounted to $86,674 and $84,150, respectively, and is included in general and administrative expenses in the condensed interim statements of operations. For the 26 weeks ended June 29, 2024, and July 1, 2023, related party office rent amounted to $171,650 and $166,650, respectively, and is included in general and administrative expenses in the condensed interim statements of operations.

194

In the normal course of business, the Company made purchases from related parties (Nina Footwear) for merchandise and shared services which amounted to ($67,939) and $10,484 for the years ended December 30, 2023 and December 31, 2022, respectively, ($47,107) and ($3,144) for the 13 weeks ended June 29,2024, and July 1,2023, respectively, and ($90,307) and $9,447 for the 26 weeks ended June 29, 2024, and July 1, 2023, respectively. The negative amounts are the result of a chargeback to the related party that exceeded the expenses charged to the Company.

On January 1, 2020 and 2021, we entered into identical Management Services Agreements (with each subsequent agreement replacing the prior year’s agreement) with Nina Footwear. Pursuant to the Management Agreement, the Company engaged Nina Footwear to provide administrative and executive support services to the Company. To date the administrative and executive support services have consisted of the services of Mr. Dabah and his sister-in-law, Ms. Nina Miner, the Chief Creative Officer of Nina Footwear. The Management Agreement remains in place until terminated by mutual agreement of the parties. For these services, the Company was to pay a monthly management fee equal to 0.75% of the Company’s net sales collections. Management fees amounted to $98,055 and $110,836 for the fiscal years 2023 and 2022, respectively, and are included in general and administrative expenses. Management fees amounted to $7,907 and $23,662 for the 13 weeks ended June 29, 2024, and July 1, 2023, respectively, and are included in general and administrative expenses in the condensed interim statements of operations. Management fees amounted to $24,766 and $52,652 for the 26 weeks ended June 29, 2024, and July 1, 2023, respectively, and are included in general and administrative expenses in the condensed interim statements of operations.

To date, Mr. Ezra Dabah, has not been paid any consideration from us, and has instead been paid compensation solely by Nina Footwear, which as described above, he serves as Chief Executive Officer of. A portion of such consideration paid by Nina Footwear (which portion has not been specifically allocated), is for services provided by Mr. Dabah to the Company under the Management Agreement.

As of December 30, 2023 and December 31, 2022, there was $1,868,411 and $1,107,665 due to related party (Nina Footwear), respectively. As of June 29, 2024, and December 30, 2023, there was $2,094,866 and $1,868,411 due to related party, respectively, which was due to rent, management fee and other related shared expenses.

On March 29, 2024, the Company entered into the Merger Agreement with Nina Footwear, and Merger Sub. Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, Merger Sub will be merged with and into Nina Footwear, with Nina Footwear surviving as a wholly-owned subsidiary of the Company.

At the effective time of the Merger, the stockholders of the Company immediately prior to the Merger are expected to own approximately 20% of the outstanding shares of the Company’s common stock immediately after the Merger and the stockholders of Nina Footwear immediately prior to the Merger will own approximately 80% of the outstanding shares of the Company’s common stock immediately after the Merger.

On April 18, 2024, the Company entered into a $346,000 Promissory Note (the “Nina Footwear Note”), with Nina Footwear. The Nina Footwear Note in the principal amount of $346,000, does not accrue interest and accrues interest of 5% per annum upon the occurrence of an event of default; with weekly payments of principal and interest in the amount of $14,605, due each week beginning with the week ended April 26, 2024, until the earlier of, the maturity date of such note, the payment in full thereof, or the closing of the Merger, where the Nina Footwear note is expected to be forgiven by Nina Footwear. The Nina Footwear Note is due upon the earlier of October 31, 2024, and upon acceleration by Nina Footwear pursuant to the terms thereof. The note includes customary events of default, and allows Nina Footwear the right to accelerate the amount due under the note upon the occurrence of such event of default, subject to certain cure rights. As of June 29, 2024, Kidpik has repaid $87,631 of the note, which is a total of 6 payments. The parties are currently in discussions regarding an extension of this note through closing.

195

On various dates beginning May 25, 2024 through September 17, 2024, Nina Footwear loaned Kidpik Corp. an aggregate amount of $193,000. These amounts loaned were not evidenced by a promissory note, and do not accrue interest, and are payable on demand.

Other Related Party Relationships

Yaacov Dabah the son of Ezra Dabah, our Chief Executive Officer, runs the Company’s Amazon Marketplace site. Yaacov Dabah received $69,787 and $115,231 for the years ended December 30, 2023 and December 31, 2022, respectively. The consulting fees for this service amounted to $11,759 and $37,751 for the 26 weeks ended June 29, 2024, and July 1, 2023, respectively. The consulting fees for this service are included in general and administrative expenses in the condensed interim statements of operations.

On September 1, 2021, Ezra Dabah’s children, Moshe Dabah, who is also our Vice President, Chief Operating Officer and Chief Technology Officer (who holds 29,122 shares of outstanding common stock), Eva Yagoda (who holds 13,420 shares of common stock), Joia Kazam (who holds 13,420 shares of common stock), Chana Rapaport (who holds 13,420 shares of common stock) and Yaacov Dabah (who holds 19,325 shares of common stock); Gila Goodman (who holds 61,196 shares of our common stock), who is the sister of Ezra Dabah and aunt of Moshe Dabah; Isaac Dabah, who is the brother of Ezra Dabah, and uncle of Moshe Dabah and his spouse (who hold 9,394 shares of common stock); GMM Capital LLC, an entity which Isaac Dabah controls (which holds 59,183 shares of common stock); and Sterling Macro Fund, an entity which Isaac Dabah controls (which holds 7,650 shares of common stock), and certain trusts in the names of Mr. Dabah’s children (which in aggregate hold 301,682 shares of common stock), and which are beneficially owned by Mr. Dabah’s wife and mother-in-law, entered into a Voting Agreement with Mr. Ezra Dabah and provided him complete authority vote the shares of common stock held by such persons and entities at any and all meetings of stockholders of the Company and via any written consents. The Voting Agreement had a term of three years, through August 31, 2024, and has since terminated pursuant to its terms. The Voting Agreement also originally included Josh A. Kazam Irrevocable Trust, which Mr. Dabah subsequently agreed to release from the agreements terms. In connection with their entry into the Voting Agreement, each of the other parties thereto provided Mr. Dabah an irrevocable voting proxy to vote the shares covered by the Voting Agreement.

Pursuant to a Voting Agreement entered into on September 3, 2024, Ezra Dabah’s children, Moshe Dabah, who is also our Vice President, Chief Operating Officer and Chief Technology Officer (who holds 29,122 shares of outstanding common stock), Eva Yagoda (who holds 13,420 shares of common stock), Joia Kazam (who holds 13,420 shares of common stock), Chana Rapaport (who holds 13,420 shares of common stock) and Yaacov Dabah (who holds 19,325 shares of common stock); and certain trusts in the names of Mr. Dabah’s children (which in aggregate hold 301,682 shares of common stock), and which are beneficially owned by Mr. Dabah’s wife and mother-in-law, provided complete authority to Ezra Dabah to vote the shares of common stock held by such persons and entities at any and all meetings of stockholders of the Company and via any written consents. The Voting Agreement has a term through December 31, 2027, but can be terminated at any time by Mr. Dabah and terminates automatically upon the death of Mr. Dabah, as to any specific stockholder, when such stockholder no longer holds any voting shares, and to any individual stockholder, the date that Mr. Dabah has released such stockholder from the terms of the Voting Agreement in writing. The Voting Agreement includes not only shares of the Company’s common stock held by the persons and entities subject to the Voting Agreement on September 3, 2024, but all after acquired shares of the Company, including those issuable in the Merger.

Each of Eve Yagoda, Joia Kazam, Chana Dabah and Yaacov Dabah, Mr. Ezra Dabah’s children, and Moshe Dabah, Mr. Ezra Dabah’s son and an officer of the Company, are stockholders of Nina Footwear and will be receiving Merger Shares in the Merger, which will similarly become subject to the terms of the Voting Agreement upon Closing. Additionally, Mr. Dabah’s wife will receive shares in the Merger which will be deemed to be beneficially owned by Mr. Dabah.

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Indemnification Agreements

We have entered into indemnification agreements with each of our directors and officers. The indemnification agreements and our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Review, Approval and Ratification of Related Party Transactions

The Audit Committee reviews related party transactions to determine whether such transactions are fair to the Company and its stockholders. The Audit Committee of the Board of Directors of the Company is tasked with reviewing and approving any issues relating to conflicts of interests and all related party transactions of the Company (“Related Party Transactions”). The Audit Committee, in undertaking such review, will analyze the following factors, in addition to any other factors the Audit Committee deems appropriate, in determining whether to approve a Related Party Transaction: (1) the fairness of the terms for the Company (including fairness from a financial point of view); (2) the materiality of the transaction; (3) bids / terms for such transaction from unrelated parties; (4) the structure of the transaction; (5) the policies, rules and regulations of the U.S. federal and state securities laws; (6) the policies of the Committee; and (7) interests of each related party in the transaction.

The Audit Committee will only approve a Related Party Transaction if the Audit Committee determines that the terms of the Related Party Transaction are beneficial and fair (including fair from a financial point of view) to the Company and are lawful under the laws of the United States. In the event multiple members of the Audit Committee are deemed a related party, the Related Party Transaction will be considered by the disinterested members of the Board of Directors in place of the Committee.

In addition, our Code of Business Conduct and Ethics (described above under “Corporate Governance—Code of Ethics”), which is applicable to all of our employees, officers and directors, requires that all employees, officers and directors avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and our interests.

Financial Information

Financial Statements of Kidpik

The historical financial statements of Kidpik as of June 29, 2024 and July 1, 2023 and for the three and six months ended June 29, 2024 and July 1, 2023, and as of and for the years ended December 30, 2023 and December 31, 2022, are included in Kidpik’s Quarterly Report on Form 10-Q for the quarter ended June 29, 2024 and Kidpik’s Annual Report on Form 10-K for the year ended December 30, 2023, and are incorporated by reference into this Proxy Statement. See “Where You Can Find More Information; Incorporation of Information by Reference”, below.

Financial Statements of Nina Footwear

The historical financial statements of Nina Footwear as of June 30, 2024 and for the three and six months ended June 30, 2024 and 2023, and as of and for the years ended December 30, 2023 and 2022, are included under the heading “Index to Financial Statements of Nina Footwear”, below.

Unaudited Pro Forma Combined Financial Statements

The following unaudited combined pro forma financial statements should be read in conjunction with:

●	the accompanying notes to the Unaudited Pro Forma Combined Financial Statements;

●	the historical unaudited interim combined financial statements and accompanying notes thereto of Kidpik as of June 29, 2024 and July 1, 2023 and for the three and six months ended June 29, 2024 and July 1, 2023 are included in Kidpik’s Quarterly Report on From 10-Q for the quarter ended June 29, 2024, the historical audited consolidated financial statements as of and for the years ended December 30, 2023 and December 31, 2022, are included in Kidpik’s Annual Report on Form 10-K for the year ended December 30, 2023, each of which are incorporated by reference herein as described under the section titled “Where You Can Find More Information; Incorporation of Information by Reference” in this Proxy Statement; and

●	the unaudited financial statements of Nina Footwear as of June 30, 2024 and 2023, and for the three and six months ended June 30, 2024 and 2023, and the audited financial statements of the Nina Footwear as of December 31, 2023 and 2022, and for the years ended December 31, 2023 and 2022, each included in this Proxy Statement under the heading “Index to Financial Statements of Nina Footwear”, below.

The unaudited pro forma combined financial statements included herein constitute forward-looking information and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. See the sections of this Proxy Statement titled “Risk factors” and “Cautionary Statement Concerning Forward-Looking Statements”.

The unaudited pro forma condensed combined financial information has been prepared by Kidpik management for illustrative purposes only. The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Kidpik and Nina Footwear been a combined company during the specified periods. Additionally, the unaudited pro forma results do not give effect to any potential cost savings or other synergies that could result from the combination of Kidpik and Nina Footwear. The pro forma adjustments are based on the information available at the date of the filing this Proxy Statement and reflect preliminary estimates.

The unaudited pro forma condensed combined financial information are prepared in accordance with the requirements of Article 11 of Regulation S-X and reflect the expected accounting under FASB ASC 805-50 for the proposed Merger as a combination under common control, whereby all historical assets, liabilities and operations of Kidpik and Nina Footwear are combined at their historical bases in their separate historical financial statements. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined balance sheet data gives effect to the Merger as if it had occurred on June 30, 2024. The unaudited pro forma condensed combined statements of operations data for the six months ended June 30, 2024, and the years ended December 31, 2023 and 2022, give effect to the Merger as if it had occurred January 1 2022.

This unaudited pro forma condensed combined financial information and accompanying notes, were derived from the historical financial statements of Kidpik and Nina Footwear, as discussed above.

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	Unaudited Combined Balance Sheet
	As of June 30, 2024
	Nina Footwear	Kidpik	Reference	Transaction Accounting Adjustments	Combined Pro Forma
Assets
Cash	$369,273	$34,030		$-	$403,303
Restricted cash	-	4,618		-	4,618
Accounts receivable, net	586,058	90,158		-	676,216
Inventory	8,717,080	3,799,522		-	12,516,602
Prepaid expenses and other current assets	354,922	712,512			1,067,434
Total current assets	10,027,333	4,640,840			14,668,173

Property, plant and leasehold improvements, net	316,819	72,495		-	389,314
Due from related parties	2,517,197	-	(1)(2)(3)	(2,476,020)	41,177
Intangible assets, net	2,593,774	-		-	2,593,774
Goodwill	381,175	-		-	381,175
Security deposits	235,428	-		-	235,428
Deferred tax assets	494,667	-		-	494,667
Finance lease right-of-use assets	158,999			-	158,999
Operating lease right-of-use assets	4,116,754	1,572,529	(3)	(728,993)	4,960,290
Total assets	$20,842,146	$6,285,864		$(3,205,013)	$23,922,997

Liabilities and Stockholders’ Equity

Current liabilities
Accounts payable	$1,701,344	$1,748,897		$-	$3,450,241
Account payable, related party	3,103,994	2,094,866	(1)(3)	(2,094,866)	3,103,994
Due to factor	1,855,715	-		-	1,855,715
Accrued expenses and other current liabilities	1,387,878	296,032		-	1,683,910
Finance lease liabilities, current portion	59,124	-		-	59,124
Operating lease liabilities, current portion	1,082,459	406,656	(3)	(110,219)	1,378,896
Advance payable	764,183	-			764,183
Related party loans	-	1,281,154	(2)	(381,154)	900,000
Short-term debt	1,150,000	784,217		-	1,934,217
Total current liabilities	11,104,697	6,611,822		(2,586,239)	15,130,280

Finance lease liabilities, net of current portion	104,043	-		-	104,043
Operating lease liabilities, net of current portion	3,160,371	1,253,980	(3)	(625,403)	3,788,948
Long term liability	1,098,000	-		-	1,098,000
Total liabilities	15,467,111	7,865,802		(3,211,642)	20,121,271

Stockholders’ equity
Preferred Stock	-	-		-	-
Common stock	23	1,952		-	1,975
Additional paid-in capital	4,270,445	52,929,198		-	57,199,643
Accumulated stockholders’ equity/ (deficit)	1,104,567	(54,511,088)	(3)	6,629	(53,399,892)
Total stockholders’ equity/(deficit)	5,375,035	(1,579,938)		6,629	3,801,726
Total liabilities and stockholders’ equity	$20,842,146	$6,285,864		$(3,205,013)	$23,922,997

Transaction Accounting Adjustments in the Pro Forma Combined Balance Sheet at June 30, 2024

(1)	Nina Footwear paid certain expenses on Kidpik’s behalf which included rent, unpaid management fees and other miscellaneous items. This adjustment eliminates the outstanding payable balance owed by Kidpik to Nina Footwear in accordance with Section 7.7 of the Merger Agreement attached as Appendix A hereto.
(2)	Nina Footwear has loaned Kidpik funds for working capital needs, this entry eliminates the balance that will be forgiven in accordance with Section 7.7 of the Merger Agreement as Appendix A hereto.
(3)	Kidpik entered into a sub-lease agreement for a portion of warehouse space, which will be terminated contemporaneously with the closing of the Merger in accordance with Section 7.7 of the Merger Agreement attached as Appendix A hereto.

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	Unaudited Pro Forma Condensed Combined Statement of Operations
	For the six months ended June 30, 2024
	Nina Footwear	Kidpik	Reference	Transaction Accounting Adjustments	Total Combined
Net sales	$17,676,987	$3,367,628		$-	$21,044,615

Cost of sales	7,801,189	1,055,118		-	8,856,307
Gross profit	9,875,798	2,312,510		-	12,188,308
Operating expenses
Shipping and handling	1,993,393	1,393,073		-	3,386,466
Payroll and related costs	2,889,787	1,411,025		-	4,300,812
General and administrative	3,505,605	2,514,815	(1)(2)	(31,395)	5,989,025
Depreciation and amortization	100,373	24,641		-	125,014

Total expenses	8,489,158	5,343,554		(31,395)	13,801,317

Income (loss) from operations	1,386,640	(3,031,044)		31,395	(1,613,009)
Other expense (income)				-
Other (income) expense	(54,465)	-	(1)	24,766	(29,699)
Interest expense (income)	617,801	39,817			657,618

Income (loss) before income taxes	823,304	(3,070,861)		6,629	(2,240,928)

Provision for income taxes	(209,818)	-		-	(209,818)
Net income (loss)	$1,033,122	$(3,070,861)		$6,629	$(2,031,110)
Earnings (loss) per share	$445.31	$(1.60)			$(0.21)
Weighted average common share outstanding	2,320	1,921 216			9,758,190

Transaction Accounting Adjustments in the Pro Forma Combined Statement of Operations for the six months ended June 30, 2024

(1)	Kidpik and Nina Footwear had a shared service agreement in place for which Kidpik paid Nina Footwear a monthly management fee. This entry eliminates the management fee expense incurred by Kidpik and corresponding management fee income recorded by Nina Footwear in their historical statements of operations. The shared services agreement will be terminated contemporaneously with the closing of the Merger in accordance with Section 7.7 of the Merger Agreement attached as Appendix A hereto.

(2)	Kidpik entered into a sub-lease agreement for a portion of warehouse space, which will be terminated contemporaneously with the Merger in accordance with Section 7.7 of the Merger Agreement attached as Appendix A hereto.

199

	Unaudited Pro Forma Condensed Combined Statement of Operations
	For the year ended December 31, 2023
	Nina Footwear	Kidpik	Reference	Transaction Accounting Adjustments	Combined Pro Forma
Net sales	$29,105,633	$14,240,724		$-	$43,346,357

Cost of sales	13,684,146	8,228,458		-	21,912,604
Gross profit	15,421,487	6,012,266		-	21,433,753
Operating expenses
Shipping and handling	4,028,578	4,308,265		-	8,336,843
Payroll and related costs	5,509,071	3,974,438		-	9,483,509
General and administrative	5,199,282	7,586,540	(1)	(98,055)	12,687,767
Depreciation and amortization	217,815	48,119		-	265,934

Total expenses	14,954,746	15,917,362		(98,055)	30,774,053

Income (loss) from operations	466,741	(9,905,096)		98,055	(9,340,300)
Other (income) expenses				-
Other (income) expense	(102,676)	-	(1)	98,055	(4,621)
Interest expense	460,199	686		-	460,885

Income (loss) before income taxes	109,218	(9,905,782)		-	(9,796,564)

Provision for income taxes	59,700	-		-	59,700
Net (loss) income	$49,518	$(9,905,782)		$-	$(9,856,264)
Earnings (loss) per share	$21.34	$(6.04)			$(1.20)
Weighted average common shares outstanding	2,320	1,640,191			8,200,955

Transaction Accounting Adjustments in the Pro Forma Combined Statement of Operations for year ended December 31, 2023

(1)	Kidpik and Nina Footwear had a shared service agreement in place for which Kidpik paid Nina Footwear a monthly management fee. This entry eliminates the management fee expense historically incurred by Kidpik and recorded as corresponding management fee income by Nina Footwear in their respective financial statements for 2023. The shared services agreement will be terminated contemporaneously with the closing of the Merger in accordance with Section 7.7 of the Merger Agreement attached as Appendix A hereto.

200

	Unaudited Pro Forma Condensed Combined Statement of Operations
	For the year ended December 31, 2022
	Nina Footwear	Kidpik Corp.	Reference	Transaction Accounting Adjustments	Total Combined
Net sales	$37,682,829	$16,477,984		$-	$54,160,813

Cost of sales	19,366,145	6,600,007		-	25,966,152
Gross profit	18,316,684	9,877,977		-	28,194,661
Operating expenses
Shipping and handling	3,007,799	4,334,928		-	7,342,727
Payroll and related costs	5,356,009	5,276,719		-	10,632,728
General and administrative	5,150,761	8,061,825	(1)	(110,836)	13,101,750
Depreciation and amortization	199,989	27,914		-	227,903

Total expenses	13,714,558	17,701,386		(110,836)	31,305,108

Income (loss) from operations	4,602,126	(7,823,409)		110,836	(3,110,447)
Other income (expense)				-
Other income (expense)	(3,979,431)	(286,794)	(1)	110,836	(4,155,389)
Interest expense	293,402	78,646		-	372,048

Income (loss) before income taxes	8,288,155	(7,615,261)		-	672,894

Provision for income taxes	47,915	-		-	47,915
Net (loss) income	$8,240,240	$(7,615,261)		$-	$624,979
Earnings (loss) per share	$3,527.50	$(4.97)			$0.08
Weighted average common shares outstanding	2,336	1,532,498			7,662,490

Transaction Accounting Adjustments to the Pro Forma Combined Statement of Operations for year ended December 31, 2022

(1)	Kidpik and Nina Footwear had a shared service agreement in place for which Kidpik paid Nina Footwear a monthly management fee. This entry eliminates the management fee expense historically incurred by Kidpik and recorded as corresponding management fee income by Nina Footwear. The shared services agreement will be terminated contemporaneously with the closing of the Merger in accordance with Section 7.7 of the Merger Agreement attached as Appendix A hereto.

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Notes to the Unaudited Pro Forma Condensed Financial Information

1. Description of the Transaction and Basis of Presentation

On March 29, 2024, Kidpik Corp., a Delaware corporation (“Kidpik”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Nina Footwear Corp., a Delaware corporation (“Nina Footwear”), a brand specializing in women’s footwear, particularly in dress shoes and accessories for special occasions, and Kidpik Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Kidpik (“Merger Sub”). Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, Merger Sub will be merged with and into Nina Footwear, with Nina Footwear surviving as a wholly-owned subsidiary of Kidpik (the “Merger”). The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

At the effective time of the Merger (the “Effective Time”): each share of Nina Footwear capital stock outstanding immediately prior to the Effective Time, excluding any shares of Nina Footwear capital stock held by Nina Footwear (if any), and any dissenting shares, will be automatically converted solely into the right to receive a number of shares of Kidpik common stock (the “Shares”) equal to their pro rata share of 80% of Kidpik’s outstanding shares of common stock following the Merger, with any fractional shares rounded up to the nearest whole share.

As a result, at the Effective Time, the stockholders of Kidpik immediately prior to the Merger are expected to own approximately 20% of the outstanding shares of Kidpik common stock immediately after the Effective Time and the stockholders of Nina Footwear immediately prior to the Merger will own approximately 80% of the outstanding shares of Kidpik common stock immediately after the Effective Time.

Kidpik is controlled by Mr. Ezra Dabah, the Chief Executive Officer, majority stockholder (67% beneficial owner), and Chairman of Kidpik, who is also the Chief Executive Officer of Nina Footwear. Mr. Dabah and his family own approximately 79.3% of Nina Footwear, and Moshe Dabah (Mr. Dabah’s son), is the Vice President, Chief Operating Officer and Chief Technology Officer of Kidpik, and the Secretary of Nina Footwear. There are also a number of related party transactions between Nina Footwear and Kidpik which are disclosed in Kidpik’s filings with the Securities and Exchange Commission (SEC), including its Proxy Statement on Schedule 14A filed with the SEC on May 1, 2023, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed with the SEC on November 14, 2023, and which will be disclosed in Kidpik’s Annual Report on Form 10-K for the year ended December 30, 2023, expected to be filed shortly after the date of this Current Report on Form 8-K. Mr. Dabah and his family will continue to control approximately 75.8% of the combined company’s voting shares following the closing of the Merger.

The Kidpik Board of Directors (with Mr. Ezra Dabah abstaining from the vote), acting on the unanimous recommendation of a special committee (the “Special Committee”) consisting of independent and disinterested directors of Kidpik that was formed to negotiate and evaluate a potential strategic transaction involving Kidpik, has: (a) determined that the Merger Agreement and the Merger are fair to and in the best interests of Kidpik’s stockholders; (b) approved, adopted and declared advisable the Merger Agreement and approved the execution, delivery and performance by Kidpik of the Merger Agreement and the consummation by Kidpik of the Merger; and (c) resolved to recommend that the stockholders of Kidpik approve the Merger Agreement and the Merger. Mr. Ezra Dabah recused himself from the Kidpik Board of Directors approval due to his status as a related party in connection with the Merger, as discussed above.

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Financing of the Merger

The Merger consideration payable at the Closing will consist solely of shares of our common stock. As there is no cash required to be paid at Closing, no financing is required to complete the Merger. However, we have used a portion of the funds raised through the sale of the Initial Debenture, discussed above under “Proposal No. 4: Approval of the Issuance of More Than 20% of the Company’s Issued and Outstanding Common Stock in Connection Convertible Debentures”, above, to pay expenses associated with the Merger.

Where You Can Find More Information;
Incorporation of Information by Reference

We file annual, quarterly, and current reports, Proxy Statements and other information with the SEC. Our SEC filings (reports, proxy and information statements, and other information) are available to the public over the Internet at the SEC’s website at www.sec.gov and are available for download, free of charge, soon after such reports are filed with or furnished to the SEC, on the “Investors,” “Financials”, “SEC Filings” page of our website at https://kidpik.com. The web addresses of the SEC and the Company have been included as inactive textual references only. The information contained on those websites is specifically not incorporated by reference into this Proxy Statement.

This Proxy Statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such proxy solicitation in that jurisdiction. Stockholders should not rely on information that purports to be made by or on behalf of the Company other than that contained in this Proxy Statement. The Company has not authorized anyone to provide information on behalf of the Company that is different from that contained in this Proxy Statement. This Proxy Statement is dated [●], 2024. No assumption should be made that the information contained in this Proxy Statement is accurate as of any date other than that date, and the mailing of this Proxy Statement will not create any implication to the contrary. Notwithstanding the foregoing, in the event of any material change in any of the information previously disclosed, the Company will, where relevant and if required by applicable law, update such information through a supplement to this Proxy Statement.

This document is a Proxy Statement of the Company for the Annual Meeting. We have not authorized anyone to give any information or make any representation about the Merger, the Company, the Nina Footwear Stockholders or the Nina Footwear that is different from, or in addition to, the information or representations contained in this Proxy Statement. Therefore, if anyone does give you information or representations of this sort, you should not rely on it or them.

Information on the Company’s website or the website of any subsidiary or affiliate of the Company is not a part of this document and you should not rely on that information in deciding whether to approve the proposals described in the Proxy Statement, unless that information is also in this document.

The SEC allows us to “incorporate by reference” information into this Proxy Statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement, except for any information superseded by information contained in this Proxy Statement or incorporated by reference subsequent to the date of this Proxy Statement. This Proxy Statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this Proxy Statement.

The following Company filings with the SEC are incorporated by reference:

●	the Company’s Annual Report on Form 10-K for the year ended December 30, 2023, filed with the SEC on April 10, 2024, as amended by Amendment No. 1 thereto filed with the SEC on April 29, 2024;

203

●	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2024, filed with the SEC on May 15, 2024 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 29, 2024, filed with the SEC on August 19, 2024; and

●	the Company’s Current Reports on Form 8-K filed with the SEC on March 4, 2024, March 7, 2024, March 25, 2024, April 1, 2024; April 19, 2024; June 5, 2024, July 26, 2024, September 9, 2024, and October 8, 2024.

We also incorporate by reference into this Proxy Statement each additional document that we may file with the SEC under Sections 13(a), 14 or 15(d) of the Exchange Act between the date of this Proxy Statement and the earlier of the date of the Annual Meeting or the termination of the Merger Agreement. These documents include annual, quarterly and current reports (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein), Proxy Statements, proxy solicitation materials and other information.

These SEC filings are available to the public from commercial document retrieval services and at www.sec.gov.

You may also obtain any of the documents that we file with the SEC, without charge, by requesting them in writing from us at the following address:

Kidpik Corp.

200 Park Avenue South, 3rd Floor

New York, New York 10003

Attn: Ezra Dabah, Chief Executive Officer

Email: ir@kidpik.com

Phone: (212) 399-2323

If you are a stockholder of the Company and would like to request documents, please do so by 5:00 p.m., Eastern Standard Time, [●], 2024, in order to receive them before the Annual Meeting.

This document is a Proxy Statement of the Company for the Annual Meeting. We have not authorized anyone to give any information or make any representation about the Merger, the Company or Nina Footwear that is different from, or in addition to, the information or representations contained in this Proxy Statement or in any of the materials that we have incorporated by reference into this Proxy Statement. Therefore, if anyone does give you information or representations of this sort, you should not rely on it or them. The information contained in this Proxy Statement speaks only as of the date of this document unless the information specifically indicates that another date applies.

Information on the Company’s website or the website of any subsidiary or affiliate of the Company is not a part of this document and you should not rely on that information in deciding whether to approve the proposals described in the Proxy Statement, unless that information is also in this document or in a document that is incorporated by reference in this document.

This Proxy Statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom it is not lawful to make any solicitation in that jurisdiction. The delivery of this Proxy Statement should not create an implication that there has been no change in the affairs of Kidpik since the date of this Proxy Statement or that the information herein is correct as of any later date.

204

ANNUAL REPORT

Copies of our 2023 Annual Report on Form 10-K (including our audited financial statements) filed with the SEC may be obtained without charge by writing to Kidpik Corp., 200 Park Avenue South, New York, New York 10003, attention: Secretary. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

Our audited financial statements for the fiscal year ended December 30, 2023 and certain other related financial and business information are contained in our 2023 Annual Report to stockholders, which is being made available to our stockholders along with this Proxy Statement, but which is not deemed a part of the proxy soliciting material.

ADDITIONAL FILINGS

The Company’s Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through the Company’s website on the Internet as soon as reasonably practicable after they are electronically filed with, or furnished to, the Securities and Exchange Commission. Information on our website does not constitute part of this Proxy Statement.

The Company will provide, without charge, to each person to whom a Proxy Statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any of the filings described above. Individuals may request a copy of such information by sending a request to the Company, Attn: Corporate Secretary, Kidpik Corp., 200 Park Avenue South, New York, New York 10003.

STOCKHOLDER PROPOSALS FOR THE
2025 ANNUAL MEETING OF STOCKHOLDERS

Proxy Statement Proposals

Pursuant to Rule 14a-8 under the Exchange Act, if a stockholder wants to submit a proposal for inclusion in our proxy materials for the 2025 annual meeting of stockholders, it must be received by our Secretary by no later than [   ], 2025, unless the date of the 2025 annual meeting of stockholders is more than 30 days before or after [   ], 2025, in which case the proposal must be received at least ten (10) days before we begin to print and mail our proxy materials and must otherwise comply with Rule 14a-8 under the Exchange Act. In order to avoid controversy, stockholders should submit proposals by means, including electronic means, which permit them to prove the date of delivery.

Other Proposals and Nominations

For any proposal or director nomination that is not submitted for inclusion in next year’s Proxy Statement pursuant to the process set forth above, but is instead sought to be presented directly at the 2025 annual meeting of stockholders, stockholders are advised to review our Amended and Restated Bylaws as they contain requirements with respect to advance notice of stockholder proposals and director nominations. To be timely, the notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. Accordingly, any such stockholder proposal or director nomination must be received between [   ], 2025 and the close of business on March 21, 2024 for the 2024 annual meeting of stockholders. In the event that the 2025 annual meeting of stockholders is convened more than 30 days prior to or delayed by more than 30 days after [   ], 2025, notice by the stockholder, to be timely, must be received not later than the close of business on the tenth (10th) day following the date of public disclosure of the date of such meeting. All proposals should be sent to our principal executive offices at 200 Park Avenue South, New York, New York 10003, Attention: Corporate Secretary. These advance notice provisions are in addition to, and separate from, the requirements that a stockholder must meet in order to have a proposal included in the Proxy Statement under the rules of the SEC.

205

A proxy granted by a stockholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice bylaw provisions, subject to applicable rules of the SEC.

Copies of our Amended and Restated Bylaws are filed as, or incorporated by reference as, an exhibit to our Annual Reports on Form 10-K, which is available at www.sec.gov available by request to the 200 Park Avenue South, New York, New York 10003.

In addition to satisfying the deadlines in the advance notice provisions of our Amended and Restated Bylaws, a stockholder who intends to solicit proxies pursuant to Rule 14a-19 in support of nominees submitted under these advance notice provisions for the 2025 annual meeting must notify our Secretary in writing not later than [ ], 2025, and comply with the other requirements of Rule 14a-19(b).

All submissions to, or requests from, the Secretary of the Company should be made to: Moshe Dabah, Secretary of Kidpik Corp., 200 Park Avenue South, New York, New York 10003.

The chairman of the annual meeting of stockholders has the sole authority to determine whether any nomination or other proposal has been properly brought before the meeting in accordance with our Amended and Restated Bylaws. If we receive a proposal other than pursuant to Rule 14a-8 or a nomination for the 2025 annual meeting, and such nomination or other proposal is not delivered within the time frame specified in our Amended and Restated Bylaws, then the person(s) appointed by the Board and named in the proxies for the 2025 annual meeting may exercise discretionary voting power if a vote is taken with respect to that nomination or other proposal.

IMPORTANT NOTICE REGARDING DELIVERY
OF STOCKHOLDER DOCUMENTS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies by reducing printing and mailing costs and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will generally continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of the Proxy Statement and annual report by contacting us in writing at Kidpik Corp., 200 Park Avenue South, New York, New York 10003.

OTHER MATTERS

As of the date of this Proxy Statement, our management has no knowledge of any business to be presented for consideration at the Annual Meeting other than that described above. If any other business should properly come before the Annual Meeting or any adjournment thereof, it is intended that the shares represented by properly executed proxies will be voted with respect thereto in accordance with the judgment of the persons named as agents and proxies in the enclosed form of proxy.

The Board of Directors does not intend to bring any other matters before the Annual Meeting of stockholders and has not been informed that any other matters are to be presented by others.

206

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION
TO MATTERS TO BE ACTED UPON

(a)	No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or director of the Company, except as discussed herein.

(b)	No director of the Company has informed the Company that he intends to oppose the action taken by the Company set forth in this Proxy Statement.

COMPANY CONTACT INFORMATION

All inquiries regarding our Company should be addressed to our Company’s principal executive office:

Kidpik Corp.

200 Park Avenue South

New York, New York 10003

Miscellaneous

The Company has supplied all information relating to the Company and Nina Footwear has supplied, and the Company has not independently verified, all of the information relating to the Nina Footwear and the Nina Footwear Stockholders contained in this Proxy Statement.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT IN VOTING YOUR SHARES OF OUR COMMON STOCK AT THE ANNUAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [__________], 2024. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE (OR AS OF AN EARLIER DATE IF SO INDICATED IN THIS PROXY STATEMENT), AND THE SENDING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION.

* * * * *

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES THROUGH THE INTERNET, BY TELEPHONE OR IF YOU RECEIVED A PROXY CARD, BY SIGNING AND RETURNING THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE TO MAKE SURE THAT YOUR SHARES OF COMMON STOCK ARE REPRESENTED AT THE ANNUAL MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. THANK YOU FOR YOUR ATTENTION IN THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

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F-1

Nina Footwear Corp. and Subsidiaries

Condensed Interim Consolidated Balance Sheets

June 30, 2024 and December 31, 2023

	June 30, 2024	December 31, 2023
	(unaudited)	(audited)
Assets
Cash	$369,273	$321,822
Accounts receivable-trade less allowance for credit losses of $730,017 and $942,816, respectively	586,058	225,143
Inventory	8,717,080	9,135,128
Prepaid expenses and other current assets	354,922	305,535
Total current assets	10,027,333	9,987,628

Leasehold improvements and equipment, net	316,819	400,665
Due from related parties	2,517,197	1,869,889
Intangible assets, net	2,593,774	2,680,307
Goodwill	381,175	381,175
Finance lease right-of-use assets	158,999	-
Operating lease right-of-use assets	4,116,754	970,155
Security deposits	235,428	353,378
Deferred tax assets	494,667	40,754
Total assets	$20,842,146	$16,683,951

Liabilities and Stockholders’ Equity

Current liabilities
Accounts payable	$1,701,344	$2,693,189
Due to factor	1,855,715	1,849,003
Subordinated debt	1,150,000	1,150,000
Finance lease liabilities	59,124	-
Operating lease liabilities	1,082,459	281,225
Advance payable	764,183	-
Accrued expenses and other current liabilities	1,387,878	1,089,175
Total current liabilities	8,000,703	7,062,592

Payables, related party	3,103,994	2,903,684
Other long-term liabilities	1,098,000	1,595,518
Finance lease liabilities, net of current portion	104,043	-
Operating lease liabilities, net of current portion	3,160,371	780,244
Total liabilities	15,467,111	12,342,038
Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value 10,000 shares authorized, 2,320 shares issued and outstanding	23	23
Additional paid-in capital	4,270,445	4,270,445
Retained earnings (accumulated deficit)	988,368	(44,650)
Accumulated other comprehensive income	116,199	116,095
Total stockholders’ equity	5,375,035	4,341,913
Total liabilities and stockholders’ equity	$20,842,146	$16,683,951

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

F-2

Nina Footwear Corp. and Subsidiaries

Condensed Interim Consolidated Statements of Operations and Comprehensive Income (Loss)

Three and Six Months Ended June 30, 2024 and 2023

(unaudited)

	For the three months ended		For the six months ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net sales	$8,442,987	$5,578,089	$17,676,987	$14,334,548

Cost of sales	3,710,957	2,279,149	7,801,189	6,218,651
Gross profit	4,732,030	3,298,940	9,875,798	8,115,897
Operating expenses
Selling	1,030,720	1,047,888	1,988,373	2,042,419
Shipping and handling	954,690	838,874	1,993,393	1,723,752
General and administrative	2,404,432	1,722,480	4,461,039	3,474,705
Factor commission	21,290	15,978	46,353	45,839

Total expenses	4,411,132	3,625,220	8,489,158	7,286,715

Income (loss) from operations	320,898	(326,280)	1,386,640	829,182
Other income (expenses)
Other (expense) income	(14,923)	1,337	29,595	11,113
Management fee income, related party	7,907	23,662	24,766	52,652
Interest income	398	282	420	572
Interest expense	(387,977)	(87,914)	(618,221)	(164,321)

Income (loss) before income taxes	(73,697)	(388,913)	823,200	729,198

Provision for income taxes	(335,918)	9,400	(209,818)	11,200
Net income (loss)	262,221	(398,313)	1,033,018	717,998
Other comprehensive (loss) income
Foreign currency translation adjustment	(760)	(1,562)	104	(978)
Comprehensive (loss) income	$261,461	$(399,875)	$1,033,122	$717,020

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

F-3

Nina Footwear Corp. and Subsidiaries

Condensed Interim Consolidated Statements of Changes in Stockholders’ Equity

Three and Six Months ended June 30, 2024 and 2023

(unaudited)

	Common Stock		Additional Paid-in	Retained earnings (accumulated	Accumulated other comprehensive
	Shares	Amount	capital	deficit)	income	Total

Balance, January 1, 2023	2,320	$23	$4,270,445	$(95,191)	$117,118	$4,292,395
Net income	-	-	-	1,116,311	-	1,116,311
Foreign currency translation adjustment	-	-	-	-	584	584
Balance, March 31, 2023	2,320	$23	$4,270,445	$1,021,120	$117,702	$5,409,290
Net loss	-	-	-	(398,313)	-	(398,313)
Foreign currency translation adjustment	-	-	-	-	(1,562)	(1,562)
Balance, June 30, 2023	2,320	23	4,270,445	622,807	116,140	5,009,415

Balance, January 1, 2024	2,320	$23	$4,270,445	$(44,650)	$116,095	$4,341,913
Net income	-	-	-	770,797	-	770,797
Foreign currency translation adjustment	-	-	-	-	864	864
Balance, March 31, 2024	2,320	$23	4,270,445	726,147	116,959	5,113,574

Net income	-	-	-	262,221	-	262,221
Foreign currency translation adjustment	-	-	-	-	(760)	(760)
Balance, June 30, 2024	2,320	$23	$4,270,445	$988,368	$116,199	5,375,035

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

F-4

Nina Footwear Corp. and Subsidiaries

Condensed Interim Consolidated Statements of Cash Flows

Six Months Ended June 30, 2024 and 2023

(unaudited)

	June 30, 2024	June 30, 2023
Cash flows from operating activities

Net income	$1,033,018	$717,998
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Provision for (benefit from) credit losses	(106,921)	26,925
Depreciation and amortization	356,956	106,578
Gain on accounts payable settlements	(45,382)	(11,158)
Interest expense due to fair value adjustment	87,111	27,085
Deferred tax asset	(453,913)	-
Changes in operating assets and liabilities:
Accounts receivable	(253,994)	(646,564)
Factor receivables	(1,058,953)	1,986,284
Inventory	418,049	(434,359)
Finance lease right-of-use assets and liabilities	33,730	-
Operating lease right-of-use assets and liabilities	34,762	17,216)
Prepaid expenses and other current assets	(49,388)	(296,803)
Accounts payable	(865,464)	(824,742)
Accrued expenses and other current liabilities	211,592	(178,673)
Other long-term liabilities	(497,518)	145,165
Security deposits	117,950	-
Due from related parties	(466,998)	(415,190)
Net cash (used in) provided by operating activities	(1,485,362)	219,807

Cash flows from investing activities
Purchase of property and equipment	(186,577)	(80,431)

Net cash used in investing activities	(186,577)	(80,431)

Cash flows from financing activities
Proceeds from factor, net	1,065,665	140,642
Proceeds from advance payable	764,183	-
Repayment of finance lease obligations	(29,562)	-
Repayment of landlord settlement	(81,000)	(81,000)
Repayment of subordinated debt	-	(355,754)

Net cash provided by (used in) financing activities	1,719,286	(296,112)

Effect of exchange rate changes on cash	104	(978)

Net increase (decrease) in cash	47,451	(157,714)

Cash, beginning of period	321,822	364,734
Cash, end of period	$369,273	$207,020
Supplemental disclosure of non-cash investing and financing activities:
Interest paid	$154,120	$137,236
Income taxes paid	$8,657	$11,200
Finance lease right-of-use assets	$188,495	$-
Operating right-of-use assets	$3,465,392	$1,235,498

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

F-5

Nina Footwear Corp. and Subsidiaries

Notes to Condensed Interim

Consolidated Financial Statements

June 30, 2024 and 2023

Note 1- Nature of business and summary of significant accounting policies

Business

Nina Footwear Corp. (“Nina Footwear”), a Delaware corporation, designs, sources, and markets fashion forward branded footwear and accessories for women and children. The Company maintains trademarks and trade names under Nina, N by Nina, Touch of Nina and I. Miller. The Company sells its products to department, family shoe, discount, and independent specialty stores throughout the United States, Canada, Australia, and other international markets. The Company also sells its product through its web based Ninashoes.com, direct to consumer business. The Company was formed to acquire the assets and liabilities of Nina Footwear Corp. (the “Former Company”) and to continue operating such a business. The Company commenced operations on June 1, 2012.

The Company primarily sources its products from China. The Company’s executive offices and showrooms are in New York, New York. Its inventory is warehoused in a facility in Hutchins, Texas. On November 17, 2023, the Company relocated its warehouse facility from Rancho Cucamonga, California to Hutchins, Texas.

On March 29, 2024, Nina Footwear, entered into an Agreement and Plan of Merger and Reorganization with Kidpik Merger Subsidiary, a wholly-owned subsidiary of Kidpik, a Delaware corporation, a business geared towards kid products for girls’ and boys’ apparel, footwear, and accessories. Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, Merger Sub will be Merged with and into Nina Footwear, with Nina Footwear surviving as a wholly-owned subsidiary of Kidpik. The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes. At the Effective Time of the Merger, the stockholders of Kidpik immediately prior to the Merger are expected to own approximately 20% of the outstanding shares of Kidpik common stock and the stockholders of Nina Footwear will own approximately 80% of the outstanding shares of Kidpik common stock. Mr. Ezra Dabah, Nina’s Chief Executive Officer, is also the Chief Executive Officer, majority stockholder (67% beneficial owner), and Chairman of Kidpik. Mr. Dabah and his family own approximately 79.3% of Nina Footwear. Upon closing of the transactions, Mr. Dabah and his family are expected to control approximately 75.8% of the combined Company’s voting shares. As part of the transactions, Nina Footwear will forgive a Kidpik receivable of approximately $1.95 million. In connection with the Merger, because Mr. Dabah currently controls 66.6% of Kidpik, there will not be a change of control and therefore Nina is expected to be able to use Kidpik’s Net Operating Loss of approximately $40 million. The Boards of Directors of both companies have approved the all-stock transaction. The closing contemplated by the Merger Agreement is expected to occur within the fourth calendar quarter of 2024, subject to the approval of the transactions contemplated by the Merger Agreement.

Principles of consolidation

The accompanying condensed interim consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries Nina (China) Corp. and Nina Footwear Limited, collectively referred to as the “Company”. All significant intercompany accounts and transactions have been eliminated in consolidation.

Segment information

Operating segments are defined as components of an enterprise about which separate discrete information is available for evaluation by the chief operating decision maker, or decision- making group, in deciding how to allocate resources and in assessing performance. The Company views its operations and manages its business in one segment.

Basis of presentation - unaudited interim financial information

The accompanying unaudited condensed consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited condensed financial statements reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Interim results are not necessarily indicative of the results for the full year.

F-6

Nina Footwear Corp. and Subsidiaries

Notes to Condensed Interim

Consolidated Financial Statements

June 30, 2024 and 2023

Certain information and disclosures normally included in the notes to the annual consolidated financial statements have been condensed or omitted from these interim unaudited condensed consolidated financial statements. Accordingly, these interim unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto.

Calendar year

The Company uses 12 months ending on December 31 each year. These quarters are referred to herein as the second quarter of “2024” and “2023”, respectively.

Use of estimates

The preparation of condensed interim consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported values of assets and liabilities, disclosure of contingent assets and liabilities at the date of the condensed interim consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. The more significant estimates and assumptions are those used in determining the amounts of allowances for customer deductions, credit losses, recoverability of long-lived assets and inventory obsolescence. Accordingly, actual results can differ from those estimates.

Accounting standards adopted

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-13, Financial Instruments—Credit Losses, which replaces the incurred loss impairment methodology for financial instruments in current U.S. GAAP with a methodology that reflects current expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The FASB has issued ASU 2019-10 which has resulted in the postponement of the effective date of the new guidance for eligible smaller reporting companies to the fiscal year beginning January 1, 2023. The guidance must be adopted using a modified retrospective approach, and a prospective transition approach is required for debt securities for which an other-than-temporary impairment had been recognized before the effective date. The adoption of this guidance did not have a material impact on the Company’s financial position, results of operations and related disclosures.

Accounting standards issued but not yet adopted

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosure, to require a public entity to disclose significant segment expenses and other segment items on an annual and interim basis and to provide in interim periods all disclosures about a reportable segment’s profit or loss and assets that are currently required annually. Public entities with a single reportable segment are required to provide the new disclosures and all the disclosures required under Accounting Standards Codification (“ASC”) 280.

Inventory

Inventory, consisting primarily of finished goods, is valued at the lower of cost (first-in first-out method) or net realizable value.

Liquidity

The Company has experienced a significant decrease in revenues as well as in net income in 2023 when compared to 2022. The Company also had negative operating cash flows in 2023 and as of June 30, 2024. These factors, when considered in the aggregate, could represent a significant risk to the Company regarding its ability to meet its obligations as they become due and to continue as a going concern for the 12-month period beginning on November 5, 2024. Management plans to increase cash flows by increasing sales from new products, existing and new customers, increasing its direct-to-consumer sales, reducing costs and continuing to monitor and reduce expenses. Management has access to both third-party and related party financing if becomes necessary. Management believes the Company will have sufficient liquidity to fund its operations and meet its obligations as they become due for at least the 12-month period beginning on November 5, 2024.

F-7

Nina Footwear Corp. and Subsidiaries

Notes to Condensed Interim

Consolidated Financial Statements

June 30, 2024 and 2023

Leasehold improvements and equipment

Leasehold improvements and equipment acquired are stated at cost. The Company provides for depreciation of equipment using the straight-line method over the estimated useful lives of the assets, ranging from three to ten years. Leasehold improvements are amortized over the shorter of the term of the related lease or the life of the improvement, on a straight-line basis. Expenditures that extend the useful lives of the equipment are capitalized. Expenditures for repairs and maintenance are charged to expense as incurred. The gain or loss arising from the disposal or retirement of an asset is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in operations.

Advertising costs

Direct advertising costs are expensed as incurred and are reported in selling expenses. These include actual advertising and related expenses. Advertising expenses totaled approximately $650,000 and $606,000 for the three months ended June 30, 2024, and 2023, respectively. Advertising expenses totaled approximately $1,172,000 and $1,161,000 for the six months ended June 30, 2024, and 2023, respectively.

Cooperative advertising expenses are treated as an allowance and are deducted from gross sales. Cooperative advertising expenses were approximately $36,000 and $8,000 for the three months ended June 30, 2024, and 2023, respectively. Cooperative advertising expenses were approximately $56,000 and $36,000 for the six months ended June 30, 2024, and 2023, respectively.

Intangible assets

Intangible assets consist of trade names and customer relationships. Customer relationships are amortized over their estimated useful lives of 15 years.

The estimated useful life of an intangible asset that is being amortized is evaluated each reporting period to determine whether events and circumstances warrant a revision to the remaining period of amortization. At June 30, 2024, the management of the Company determined that no change in useful life is warranted. Trade names are not amortized and are evaluated for impairment annually as events and circumstances warrant by comparing the fair value of the intangible assets with their carrying amounts.

Goodwill

The accounting for the acquisition of the Former Company resulted in recognizing goodwill of approximately $381,000. Under U.S. GAAP, the carrying amount of goodwill is not amortized but is reduced if management determines that its implied fair value has been impaired.

Impairment of long-lived assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. Impairment is measured by comparing the carrying value of such assets to the estimated undiscounted pre-tax cash flows expected to result from the use of such assets and their ultimate disposition. In circumstances where impairment has been identified, the Company will write down the asset to its fair value. For the three and six months ended June 30, 2024, and 2023, there were no impairments identified.

Concentrations of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company places its cash with high-quality financial institutions. At times, the Company’s cash balances may exceed Federal Deposit Insurance Corporation insured limits. As of June 30, 2024, the Company had cash of approximately $385,000 in excess of federally insured limits. The Company monitors the financial position of the financial institutions it uses and has not experienced any losses to date.

The Company processes most of its customers’ orders at the factor’s risk. If the factor does not approve the order, then the Company will evaluate the customer’s creditworthiness. If it chooses to accept the risk, it may require partial or full prepayment. Allowances related to accounts receivable have been recorded based on management’s periodic evaluations with provisions for estimated returns. Management believes that it has adequately provided for exposure to potential credit losses.

F-8

Nina Footwear Corp. and Subsidiaries

Notes to Condensed Interim

Consolidated Financial Statements

June 30, 2024 and 2023

The Company had two and three major customers who, for the three months ended June 30, 2024, and 2023, constituted approximately 40% and 41%, respectively, of the Company’s gross sales. The Company had two and one major customers who, for the six months ended June 30, 2024, and 2023, constituted approximately 35% and 17% respectively, of the Company’s gross sales.

The Company had two and three major vendors who, for the three months ended June 30, 2024, and 2023, constituted approximately 75% and 65% respectively, of the Company’s purchases. The Company had two major vendors who, for the six months ended June 30, 2024, and 2023, constituted approximately 80% and 68% of the Company’s purchases.

Foreign currency translations

The functional currencies of the Company’s foreign operations are the local currencies. The financial statements of the Company’s foreign subsidiaries have been translated to U.S. dollars. Assets and liabilities are translated at year-end exchange rates, and revenues and expenses are translated at average exchange rates for the year. Gains or losses resulting from the translation of foreign accounts represent other comprehensive income (loss) and are accumulated as a separate component of equity. Currency transaction gains or losses are recorded as other income (expense) in the condensed interim consolidated statements of operations and comprehensive (loss) income. There were no foreign currency transaction gains or losses for the three and six months ended June 30, 2024, and 2023.

Other comprehensive income (loss)

The only component of other comprehensive income affecting the Company is the foreign currency translation adjustment.

The amount of other comprehensive loss related to the foreign currency adjustment amounted to $760 and $1,562 for the three months ended June 30, 2024, and 2023, respectively. The amount of other comprehensive income (loss) related to the foreign currency adjustment amounted to $104 and ($978) for the six months ended June 30, 2024 and 2023, respectively.

Revenue recognition

The Company sells purchased goods that contain two delivery elements: wholesale and online sales. Revenues related to wholesale and online sales are recognized at a single point in time when ownership, risk, and rewards transfer, which is at the time of shipment from warehouse or directly from factory for both wholesale and online sales. Wholesale customer payments are due 30-120 days from the invoice date. Online sales customer payments are due at the time the order is shipped. The Company also ships merchandise to one account on consignment and recognizes revenue using net sales on monthly basis, at the time of merchandise is scanned at the register and passes control to the customer.

Consideration promised in the Company’s contracts with customers is variable due to anticipated reductions such as sales returns, discounts, and miscellaneous claims from customers. The Company estimates the most likely amount it will be entitled to receive and records an anticipated reduction in revenues, with an offsetting increase to liabilities, at the time revenues are recognized. The estimated liability was approximately $152,000 and $285,000 as of June 30, 2024, and December 31, 2023, respectively, and is recorded in due to factor, as a contract liability.

F-9

Nina Footwear Corp. and Subsidiaries

Notes to Condensed Interim

Consolidated Financial Statements

June 30, 2024 and 2023

The provision for anticipated sales returns consists of both contractual return rights and discretionary authorized returns. Provisions for post-invoice sales discounts consist of both contractual programs and discretionary discounts that are expected to be granted at a later date.

Estimates of discretionary authorized returns, discounts and claims are based on (1) historical rates, (2) specific identification of outstanding returns not yet received from customers and outstanding discounts and claims and (3) estimated returns, discounts and claims expected, but not yet finalized with customers. Actual returns, discounts and claims in any future period are inherently uncertain and thus may differ from estimates recorded. If actual or expected future returns, discounts or claims were significantly greater or lower than the reserves established, a reduction or increase in net revenues would be recorded in the period in which such a determination was made.

Shipping and handling costs associated with outbound freight after control over a product has transferred to a customer are accounted for as operating cost in the condensed interim consolidated statements of operations and comprehensive (loss) income.

Taxes assessed by governmental authorities that are both imposed on and concurrent with a specific revenue producing transaction and which are collected by the Company from a customer are excluded from net sales and cost of sales in the condensed interim consolidated statements of operations and comprehensive income (loss).

Income taxes

The Company accounts for income taxes using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized with respect to the future tax consequences attributable to differences between the tax bases of assets and liabilities and their carrying amounts for financial statement purposes. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company applies U.S. GAAP for uncertainty in income taxes. If the Company considers that a tax position is more likely than not of being sustained upon audit, based solely on the technical merits of the position, it recognizes the tax benefit. The Company measures the tax benefit by determining the larger amount that is greater than 50% likely of being realized upon settlement, presuming the tax position is examined by the appropriate taxing authority that has full knowledge of relevant information.

The Company has no unrecognized tax benefits as of June 30, 2024, and December 31, 2023. The Company’s federal, state, and city income tax returns prior to fiscal year 2020 are closed. Management continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings.

The Company recognizes interest and penalties, if any, associated with tax matters as part of operating expenses and includes accrued interest and penalties with accrued expenses in the condensed interim consolidated balance sheets.

F-10

Nina Footwear Corp. and Subsidiaries

Notes to Condensed Interim

Consolidated Financial Statements

June 30, 2024 and 2023

Note 2 - Due to factor

Due to factor consists of the following:

	June 30, 2024	December 31, 2023

Factor receivables	$4,246,010	$3,319,837
Less advances from factor	5,949,870	4,884,206

Total	(1,703,860)	(1,564,369)

Less allowances for returns and discounts	151,855	284,634

Total	$(1,855,715)	$(1,849,003)

The factor agreement provides for advances up to 85% of the purchase price of receivables approved by the factor, and 50% of inventory. There is a sub-limit of $2,500,000 in value for inventory in transit. The factor assumes all credit related risk but has recourse to the Company for all claims by customers other than inability to pay. Interest on advances is calculated at 1% above the bank’s prime rate, as defined. The factor has a security interest in the Company’s accounts receivable, proceeds and related assets, inventory, and all intangibles.

Note 3 - Inventory

Inventory consists of the following:

	June 30, 2024	December 31, 2023

Finished goods	$6,545,798	$7,374,278
Goods in transit	2,171,282	1,760,850

Total	$8,717,080	$9,135,128

F-11

Nina Footwear Corp. and Subsidiaries

Notes to Condensed Interim

Consolidated Financial Statements

June 30, 2024 and 2023

Note 4 - Leasehold improvements and equipment

Leasehold improvements and equipment consist of the following:

	June 30, 2024	December 31,2023

Machinery and equipment	$170,641	$154,944
Furniture and fixtures	844,549	848,152
Computer equipment	86,236	85,377
Computer software	75,000	75,000
Leasehold improvements	3,096,744	2,984,426

Total	4,273,170	4,147,899

Less accumulated depreciation and amortization	3,797,174	3,747,234

Total	$475,996	$400,665

Depreciation and amortization expenses for the three months ended June 30, 2024, and 2023 amounted to approximately $24,000 and $11,000, respectively.

Depreciation and amortization expenses for the six months ended June 30, 2024, and 2023 amounted to approximately $50,000 and $20,000, respectively.

Note 5 - Intangible assets

Intangible assets, net consist of the following:

	June 30, 2024	December 31, 2023

Amortized intangible assets
Customer relationship-at cost	$2,596,000	$2,596,000
Less accumulated amortization	2,091,226	2,004,693

Total	504,774	591,307
Unamortized intangible assets
Trade names	2,089,000	2,089,000

Total	$2,593,774	$2,680,307

Amortization expense for the three months ended June 30, 2024 and 2023 amounted to approximately $43,000, for both periods.

F-12

Nina Footwear Corp. and Subsidiaries

Notes to Condensed Interim

Consolidated Financial Statements

June 30, 2024 and 2023

Amortization expense for the six months ended June 30, 2024, and 2023 amounted to approximately $86,000, for both periods.

Amortization expense in the amount of approximately $173,000 is to be recognized in each of the three subsequent years and $72,000 in the fourth year ending December 31, 2027.

Note 6 - Leases

Operating leases

The Company is obligated under two leases for its office and warehouse space, expiring in 2027 and 2029, respectively.

On February 1, 2021, the Company vacated and fully surrendered the 4th Floor and portion of the 3rd Floor of the Company’s executive offices and showrooms. The Company and its landlord were in negotiation on a settlement of the lease for the office space. Commencing in May 2023, the Company paid monthly use and occupancy for the remaining occupied premises in the amount of $55,000, plus electricity.

On June 27, 2022, the Company entered a new noncancelable lease for the office space, which commenced May 1, 2022, for a term of five years. In accordance with the lease agreement, the Company and the landlord reached a settlement on the lease agreement dated September 28, 2006, in the amount of $1,620,000, of which $324,000 is included in accrued expenses and other current liabilities and $756,000 and $594,000 is included in other long-term liabilities as of December 31, 2023, and June 30, 2024, respectively.

The settlement is to be paid over five years by monthly payments of $27,000, which are included in the fixed annual rent of the new lease. The fixed annual rent under the new lease is $984,000 for the period May 1, 2022, through April 30, 2023, $1,003,800 for the period from May 1, 2023, through April 30, 2024, $1,024,194 for the period from May 1, 2024, through April 30, 2025, $1,045,200 for the period from May 1, 2025, through April 30, 2026, and $1,066,836 for the period from May 1, 2026 through April 30, 2027.

On April 1, 2021, the Company entered into a sublease agreement with a related party to sublease warehouse space. Base rent equals 33.3% of the total rent under the overall lease between the Company and its landlord. The sublease commenced on April 1, 2021, and expired on September 30, 2023.

On October 12, 2023, the Company entered into a lease agreement for the warehouse space in Hutchins, Texas. The lease commencement date is February 1, 2024, and will expire on March 31, 2029. The monthly base rent starts at $64,215, and the lease payment will increase by 4% annually.

On April 1, 2024, the Company entered into a sublease agreement with Kidpik to occupy approximately 32,750 square feet of space in Hutchinson, Texas through February 1, 2029 (unless canceled or terminated pursuant to the sublease agreement). Kidpik will pay the Company a fixed 26% of monthly rent (averaging $18,534 per month) along with contingent rental expenses pursuant to the terms of the agreement.

Rent expenses were approximately $354,000 and $258,000 for the three months ended June 30, 2024, and 2023, respectively. Such amounts included contingent rental expenses based on escalations for real estate taxes, utilities and labor of approximately $74,000 and $47,000 for the three months ended June 30, 2024, and 2023, respectively. The Company also has commitments under service, warehouse, distribution, and other agreements.

Rent expenses were approximately $494,000 and $534,000 for the six months ended June 30, 2024, and 2023, respectively. Such amounts included contingent rental expenses based on escalations for real estate taxes, utilities and labor of approximately $130,000 and $112,000 for the six months ended June 30, 2024, and 2023, respectively. The Company also has commitments under service, warehouse, distribution, and other agreements.

F-13

Nina Footwear Corp. and Subsidiaries

Notes to Condensed Interim

Consolidated Financial Statements

June 30, 2024 and 2023

Maturities of the operating lease liabilities as of June 30,2024 are as follows:

Year Ending
2024	$560,345
2025	1,154,511
2026	1,201,281
2027	990,614
2028	901,480
Thereafter	234,384

Total lease payments	5,046,615
Less: interest	803,785

Total lease liability	4,242,830
Less: current portion of total lease liability	1,082,459

Noncurrent portion of total lease liability	$3,160,371

Weighted average remaining lease term and weighted average risk-free rate for the Company’s operating leases as of June 30, 2024:

Operating Leases
Weighted average remaining term (in years)	4.75

Weighted average incremental borrowing rate	7.8%

The discount rate used in the calculation of the lease liability was weighted average of 7.8% based on the Company’s estimate of the rate of interest that the Company could have to pay to borrow on a collateralized basis over a similar term and amount equal to the lease payments in a similar economic environment as the lease does not provide an implicit rate.

Finance leases

On November 3, 2023, the Company entered into an Equipment Finance Agreement with Commercial Capital for new equipment (Racking System) in the Texas warehouse facility for $188,995 with monthly payments of $4,927 for 48 months starting November 3, 2023. The payments consist of both interest and principal. The lease has an exercisable option of a buyout by the Company of $1, at the end of the term.

F-14

Nina Footwear Corp. and Subsidiaries

Notes to Condensed Interim

Consolidated Financial Statements

June 30, 2024 and 2023

Maturities of the finance lease liabilities as of June 30,2024 are as follows:

Year Ending
2024	$29,562
2025	59,124
2026	59,124
2027	49,270

Total lease payments	197,080
Less: interest	33,913

Total lease liability	163,167
Less: current portion of total lease liability	59,124

Noncurrent portion of total lease liability	$104,043

Weighted average remaining lease term and weighted average risk-free rate for the Company’s financing lease as of June 30, 2024:

Operating Leases
Weighted average remaining term (in years)	3.33

Weighted average incremental borrowing rate	11.6%

Note 7 - Commitments and contingencies

Litigation

The Company may at times be involved in various legal claims and legal actions arising in the ordinary course of business. Management is of the opinion that the ultimate outcome of these matters would not have a material adverse impact on the financial position of the Company or the results of its operations or cash flows.

Other

In 2022, the Company and certain factories executed various settlement agreements related to outstanding accounts payable balances due to the factories. In accordance with settlement agreements, the Company recognized other income of approximately $4,085,000 for the year ended December 31, 2022. The remaining balance due to these factories will be repaid through various monthly payments totaling approximately $1,971,000 in 2023, $1,120,000 in 2024, $336,000 in 2025, and $336,000 in 2026. As of June 30, 2024, the outstanding balance to these factories amounted to approximately $1,060,000, of which $556,000 is included in accounts payable and $504,000 is included in other long-term liabilities.

Note 8 - Employee retirement and profit-sharing plan

The Company maintains a qualified 401(k) profit sharing plan in which all eligible employees may elect to have a portion of their salary withheld and contributed to the plan. Contributions are limited in accordance with the Internal Revenue Code (the “Code” or “IRC”). Company contributions to the plan are at the discretion of the Board of Directors. The Company made no contributions to the plan for the three and six months ended June 30, 2024, and June 30, 2023.

F-15

Nina Footwear Corp. and Subsidiaries

Notes to Condensed Interim

Consolidated Financial Statements

June 30, 2024 and 2023

Note 9 - Income taxes

The stockholders of the Company elected under certain sections of the Code and various state statutes to be treated as an “S” Corporation and include the Company’s income in their own income for federal and certain state income tax purposes. Thus, the Company did not pay federal and certain state corporate income taxes in 2023. The Company terminated “S” Corp status and was approved for “C” Corp status as of January 1, 2024, per the Internal Revenue Service. As a result of the change in tax status, the Company recognized deferred tax assets and liabilities for the initial temporary differences between the book and tax bases. The initial recognition of deferred tax assets and liabilities resulted in the Company recognizing $453,913 of gain, which is included in (Benefit from) provision for income taxes on the consolidated statements of income.

Provision for income taxes for the three and six months ended June 30, 2024, and 2023, are noted below:

	For the three months ended		For the six months ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023

Federal income taxes	$117,970	$-	$224,270	$-

State income taxes	25	9,400	19,825	11,200

Income recorded as a result of change in tax status	(453,913)		(453,913)

	$(335,918)	$9,400	$(209,818)	$11,200

The effective tax rates for the three and six months ended June 30, 2024, and 2023 differed from the federal statutory rate of 21% primarily due to the state income taxes, and the Company’s prior status as an S-Corp until January 2024.

Deferred tax assets and liabilities reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the carrying amounts used for state and local income tax purposes. Temporary differences giving rise to deferred taxes consisted primarily of inventory costs under the uniform capitalization rules and depreciation.

Note 10 - Related parties

During the three months ended June 2024 and 2023, the Company incurred certain expenditures on behalf of another related party in the amount of approximately $61,000 and $63,000, respectively. During the six months ended June 2024 and 2023, the Company incurred certain expenditures on behalf of another related party in the amount of approximately $99,000 and $180,000, respectively. In addition, the Company performed certain management services for this related party, pursuant to a management agreement. For these services, the Company was entitled to receive a monthly management fee equal to 0.75% of that party’s net sales collected for the six months ended June 30, 2024, and 2023. Management fees for the three months ended June 30, 2024, and 2023 amounted to approximately $8,000 and $24,000, respectively. Management fees for the six months ended June 30, 2024, and 2023 amounted to approximately $25,000 and $53,000, respectively.

As of June 30, 2024, and December 31, 2023, the amount due from the related party was approximately $2,517,000 and $1,870,000, respectively. The related party is an affiliated entity under common control.

The Company in 2012, as part of the acquisition of a business, acquired net related party payables with a fair value of $1,371,000. The note payable has been accreted over the years and is being carried at the contractual value plus accrued interest, as defined in the Merger Agreement. As of June 30, 2024, and December 31, 2023, the value of these related party payables was approximately $3,103,994 and $2,904,000, respectively. In accordance with the Merger Agreement, these payables shall be payable at the earliest of a change in control, as defined, an initial public offering or if at any calendar year end the Company’s net working capital exceeds $5 million. In the event that the amount becomes payable, payments are to be made in six equal quarterly installments; provided, however, that if the Company’s net working capital is less than $5 million for any quarter, the Company shall not have an obligation to make a payment for such quarter (payments will resume once the Company’s net working capital exceeds $5 million).

F-16

Nina Footwear Corp. and Subsidiaries

Notes to Condensed Interim

Consolidated Financial Statements

June 30, 2024 and 2023

Pursuant to the Merger Agreement dated May 29, 2012, Nina Footwear Corp. assumed a shareholder loan due to Murray Silverstein for the principal amount of $756,843 owed to Renee Silverstein, Mr. Silverstein’s wife (the “Shareholder Loan”). The Shareholder Loan shall accrue interest from May 29, 2012 (the closing date of the Merger) until date of payment at the lowest rate required by the U.S. federal income tax rules in accordance with the terms of the May 29, 2012 Merger Agreement (see Note 10). The Company estimates the interest through June 30, 2024 to be $212,026 for a total amount owed of $988,441 as of June 30, 2024. Murray and Renee Silverstein’s children, who were bequeathed the Shareholder Loan, have asserted in October 2024 that the proposed merger of Nina Footwear Corp. and Kidpik is an initial public offering event causing the Shareholder Loan to become due and payable. The outstanding amount of the Shareholder Loan has not previously been contested, despite inheritance events that have taken place subsequent to May 29, 2012. In addition to the aforementioned Shareholder Loan, Murray and Renee Silverstein’s children also have additional outstanding shareholder loan balances in the amount of $269,160 plus accrued interest of $73,503. As of June 30, 2024 and through the date of issuance of these financial statements, there have been no triggering events known to the Company that would make these shareholder notes payable become due and payable. Accordingly, the aggregate amount of $1,331,104 of the notes due to Murray and Renee Silverstein’s children are included in Payables, related party and classified as long-term liabilities on the June 30, 2024 balance sheet.

Management believes that it is probable that a lawsuit demanding the acceleration of the debt payable will be filed either after the merger proxy is filed with the SEC or shortly thereafter. Accordingly, the informal demands from the Murray and Renee Silverstein children are disclosed as a probable but not yet asserted litigation claim in accordance with FASB ASC 450, “Contingent Liabilities”.

Per Management’s assessment, an unfavorable outcome is not probable since the terms of the proposed merger of Nina with Kidpik do not represent an initial public offering, nor result in any new financing proceeds or a change in control over Nina from its current controlling shareholder Ezra Dabah, Kidpik’s Chairman and CEO. As of June 30, 2024, Management has not accrued any contingent liability related to this probable but not yet formally asserted litigation matter.

Note 11 - Subordinated debt

In September 2020, the Company entered into three promissory notes which matured on December 31, 2023. As of June 30, 2024, only two notes remain payable for a total amount of $1,150,000, for two shareholders. The promissory note for $150,000 matured on December 31, 2023, bears no interest and is payable on demand.

In November 2020, the Company entered into a promissory note in the principal amount of $1,000,000 with one of its shareholders. The $1,000,000 promissory note, which matured on October 22, 2022, bears interest at 2% per annum on the outstanding balance and is payable on demand. This note is included in current liabilities as of June 30, 2024.

The promissory notes are secured by a security interest in the Company’s accounts receivable, proceeds and related assets, inventory, and all intangibles. These promissory notes are at all times subordinate to the outstanding borrowing with the Company’s factor institution and one of its shareholders.

The balance was $1,150,000 and $1,150,000 as of June 30, 2024, and December 31, 2023, respectively.

Note 12 - Employee Retention Tax Credit

The Employee Retention Tax Credit (“ERTC”) (originally under the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act, and for purposes of the third and fourth quarters of 2021, under IRC Section 3134) is a fully refundable payroll tax credit available for certain eligible employers that continued to compensate and/or provide medical insurance coverage for employees during 2021 and 2020.

On April 5, 2023, the Company applied for ERTC for 2020 (Q2 and Q4) and 2021 (Q1 and Q3) based on a decline of gross receipts using qualifying wages, according to the Internal Revenue Service rules/guidelines. The Company received a letter on May 3, 2024, that the application was approved for 2020 (Q2 and Q4) and 2021 (Q1 and Q3) for $189,167 and $309,040, respectively.

assessment of fair value.

F-17

Nina Footwear Corp. and Subsidiaries

Notes to Condensed Interim

Consolidated Financial Statements

June 30, 2024 and 2023

Note 13 - Advance payable and short-term debt

On February 5, 2024, the Company entered into a cash advance agreement with a financial institution and was advanced cash totaling $485,000 to be used for operating expenses. In accordance with the agreement, the Company agreed to repay $523,800, including interest, through daily payments equaling 17% of cash receipts from Shopify Inc. The cash advance bears interest of 8% per annum until fully paid no later than 18 months. This advance was paid in full as of July 3 2024.

On April 16, 2024, the Company entered into a cash advance agreement with a financial institution and was advanced cash totaling $346,000, to be used for operating expenses. In accordance with the agreement, the Company agreed to repay $379,735, including interest, over 26 weeks. The cash advance bears interest of 9.75% per annum until fully paid no later than October 15, 2024.

On April 18, 2024, the Company entered into a $346,000 loan agreement (the “Note”) with Kidpik. The Note does not accrue interest but will accrue interest of 5% per annum upon the occurrence of an event of default, with weekly payments of principal and interest in the amount of $14,605, due each week beginning with the week ended April 26, 2024, until the earlier of the maturity date of such Note, the payment in full thereof, or the closing of the Merger, where the Note is expected to be forgiven by Nina Footwear. The Note is due upon the earlier of October 31, 2024, and upon acceleration by Nina Footwear pursuant to the terms thereof. The Note includes customary events of default and allows Nina Footwear the right to accelerate the amount due under the Note upon the occurrence of such event of default, subject to certain cure rights.

On May 30, 2024, the Company entered into a cash advance agreement with a financial institution and was advanced cash totaling $460,000 to be used for operating expenses. In accordance with the agreement, the Company agreed to repay $519,000, including interest, through daily payments equaling 17% of cash receipts from Shopify Inc. The cash advance bears interest of 8% per annum until fully paid no later than 18 months.

Note 14 - Subsequent events

On July 31, 2024, the Company entered into an Equipment Finance Agreement with Commercial Capital for new equipment in the Texas warehouse facility for $90,250 with monthly payments of $2,396 for 48 months starting August 2024.

During the months of July 2024 through November 2024, the Company loaned Kidpik Corp. $468,000. The amount loaned was not evidenced by a promissory note, does not accrue interest, and is payable upon demand.

F-18

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Nina Footwear Corp. and Subsidiaries

Opinion on the 2023 Financial Statements

We have audited the accompanying consolidated balance sheet of Nina Footwear Corp. and Subsidiaries (the “Company”) as of December 31, 2023 and the related consolidated statements of income and comprehensive income, changes in stockholders’ equity(deficit) and cash flows for the year then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the 2023 consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2006.

/s/ CohnReznick LLP

CohnReznick LLP

New York, New York

November 5, 2024

F-19

Independent Auditor’s Report

To Board of Directors

Nina Footwear Corp. and Subsidiaries

Opinion on the 2022 Financial Statements

We have audited the 2022 consolidated financial statements of Nina Footwear Corp. and Subsidiaries, which comprise the consolidated balance sheet as of December 31, 2022, and the related consolidated statements of income and comprehensive income, changes in stockholders’ equity (deficit), and cash flows for the year then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of Nina Footwear Corp. and Subsidiaries as of December 31, 2022, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (“GAAS”). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the 2022 Consolidated Financial Statements section of our report. We are required to be independent of Nina Footwear Corp. and Subsidiaries, and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Retroactive Revision of the 2022 Financial Statements

As discussed in Note 1 to the 2022 consolidated financial statements, the 2022 consolidated financial statements have been revised to reflect the retroactive adoption of a change in accounting principle. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the 2022 Financial Statements

Management is responsible for the preparation and fair presentation of the 2022 consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the 2022 consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Nina Footwear Corp. and Subsidiaries’ ability to continue as a going concern for one year after the date that the 2022 consolidated financial statements are available to be issued.

F-20

Auditor’s Responsibilities for the Audit of the 2022 Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the 2022 consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the 2022 consolidated financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the 2022 consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the 2022 consolidated financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Nina Footwear Corp. and Subsidiaries’ internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the 2022 consolidated financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Nina Footwear Corp. and Subsidiaries’ ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ CohnReznick LLP

CohnReznick LLP

New York, New York

November 5, 2024

F-21

October 30, 2024

Management and Those Charged with Governance

Nina Footwear Corp and Subsidiaries

200 Park Avenue South

New York, NY 10017

In planning and performing our audit of the consolidated balance sheet of Nina Footwear Corp. and Subsidiaries (the “Company”) as of December 31, 2023, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2023 in accordance with standards of the Public Company Accounting Oversight Board (United States), we considered the Company’s internal control over financial reporting (“internal control”) as a basis for designing audit procedures for the purpose of expressing our opinion on the financial statements, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we do not express an opinion on the effectiveness of the Company’s internal control.

Our consideration of internal control was for the limited purpose described in the preceding paragraph and was not designed to identify all deficiencies in internal control that might be significant deficiencies or material weaknesses and therefore, there can be no assurance that all deficiencies, significant deficiencies, or material weaknesses have been identified. However, as discussed below, we identified a deficiency in internal control that we consider to be a material weakness.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent, or detect and correct misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the entity’s annual or interim financial statements will not be prevented, or detected and corrected on a timely basis. A reasonable possibility exists when the likelihood of an event occurring is either reasonably possible or probable as defined as follows:

●	Reasonably possible. The chance of the future event or events occurring is more than remote but less than likely.
●	Probable. The future event or events are likely to occur

We consider the following deficiency in the Company’s internal control to be a material weakness:

Lack of personnel with an appropriate level of knowledge and experience in accounting for complex or non-routine transactions resulting in the improper accounting of certain account balances or transaction classes, such as accounts receivables and revenue, finance leases, and allowance for credit losses and chargeback reserves, as well as lack of knowledge and experience related to financial statements reporting and disclosure requirements.

A significant deficiency is a deficiency, or a combination of deficiencies, in internal control over financial reporting that is less severe than a material weakness, yet important enough to merit attention by the audit committee or those responsible for oversight of the entity’s financial reporting.

We consider the following deficiency in the Company’s internal control to be a significant deficiency:

Lack of documentation related to reviews and/or approvals of certain controls as it relates to the financial close, reconciliation and review process.

We have previously communicated to you other internal control deficiencies that are of a lesser magnitude than significant deficiencies and material weaknesses.

This communication is intended solely for the information and use of management and the audit committee of the board of directors, and others within the organization, and is not intended to be and should not be, used by anyone other than these specified parties.

Sincerely,

CohnReznick LLP

F-22

Nina Footwear Corp. and Subsidiaries

Consolidated Balance Sheets

December 31, 2023 and 2022

	2023	2022
		(restated)
Assets
Current assets
Cash	$321,822	$364,734
Accounts receivable-trade less allowance for credit losses $942,816 and $1,009,903, respectively	225,143	284,863
Inventory	9,135,128	9,178,158
Due from factor	-	1,185,747
Prepaid expenses and other current assets	305,534	335,856
Total current assets	9,987,627	11,349,358

Leasehold improvements and equipment, net	400,665	67,533
Due from related parties	1,869,889	1,105,326
Intangible assets, net	2,680,307	2,853,374
Goodwill	381,175	381,175
Operating lease right-of-use assets	970,155	1,620,660
Security deposits	353,378	277,428
Deferred tax assets	40,754	25,445
Total assets	$16,683,951	$17,680,299

Liabilities and Stockholders’ Equity

Current liabilities
Accounts payable	$2,693,189	$3,131,130
Due to factor	1,849,003	-
Subordinated debt	1,150,000	1,650,000
Operating lease liabilities, net of current portion	281,225	625,740
Accrued expenses and other current liabilities	1,089,175	1,092,477
Total current liabilities	7,062,592	6,499,347

Payables, related party	2,903,684	3,205,269
Other long-term liabilities	1,595,518	2,621,816
Operating lease liabilities, net of current portion	780,244	1,061,472
Total liabilities	12,342,038	13,387,904

Commitments and contingencies

Stockholders’ equity
Common stock, $0.01 par value, 10,000 shares authorized, 2,320 shares issued and outstanding	23	23
Additional paid-in capital	4,270,445	4,270,445
Accumulated deficit	(44,650)	(95,191)
Accumulated other comprehensive income	116,095	117,118
Total stockholders’ equity	4,341,913	4,292,395
Total liabilities and stockholders’ equity	$16,683,951	$17,680,299

See Notes to Consolidated Financial Statements

F-23

Nina Footwear Corp. and Subsidiaries

Consolidated Statements of Income and Comprehensive Income

Years Ended December 31, 2023 and 2022

	2023	2022
		(restated)
Net Sales	$29,105,633	$37,682,829

Cost of sales	13,684,146	19,366,145

Gross profit	15,421,487	18,316,684

Operating expenses
Selling	3,979,254	3,594,752
Shipping and handling	4,028,578	3,007,799
General and administrative	6,852,531	6,972,421
Factor commission	94,383	139,586

Total expenses	14,954,746	13,714,558

Income from operations	466,740	4,602,126

Other income (expenses)
Other income	5,645	3,878,223
Management fee income, related party	98,055	110,836
Interest income	969	416
Interest expense	(461,168)	(293,402)

Income before income taxes	110,242	8,298,199

Provision for income taxes	59,700	47,915

Net income	50,541	8,250,284

Other comprehensive loss
Foreign currency translation adjustment	(1,023)	(10,044)
Comprehensive income	$49,518	$8,240,240

See Notes to Consolidated Financial Statements

F-24

Nina Footwear Corp. and Subsidiaries

Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

Years Ended December 31, 2023 and 2022 (restated)

	Common Stock		Additional Paid-in	Accumulated	Accumulated other comprehensive
	Shares	Amount	capital	deficit	income	Total

Balance, January 1, 2022	2,320	$23	$4,270,445	$(8,345,475)	$127,162	$(3,947,845)
Net income	-	-	-	8,250,284	-	8,250,284
Foreign currency translation adjustment	-	-	-	-	(10,044)	(10,044)
Balance, December 31, 2022 (restated)	2,320	23	4,270,445	(95,191)	117,118	4,292,395

Net income	-	-	-	50,541	-	50,541
Foreign currency translation adjustment					(1,023)	(1,023)
Balance, December 31, 2023	2,320	$23	$4,270,445	$(44,650)	$116,095	$4,341,913

See Notes to Consolidated Financial Statements

F-25

Nina Footwear Corp. and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended December 31, 2023 and 2022

	2023	2022
		(restated)
Cash flows from operating activities

Net income	$50,541	$8,250,284
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Provision for credit losses (recovery)	(39,381)	258,161
Depreciation and amortization	226,727	199,989
Gain on accounts payable settlements	-	(4,084,398)
Interest expense due to fair value adjustment	54,169	53,269
Non-cash operating lease costs	24,766	66,548
Deferred income taxes	(16,449)	(649)
Changes in operating assets and liabilities:
Accounts receivable	99,011	103,932
Factored receivables	1,463,142	4,539,892
Inventory	43,030	(2,852,085)
Prepaid expenses and other current assets	30,321	587,598
Accounts payable	(435,293)	(3,086,960)
Accrued expenses and other current liabilities	(4,264)	402,799
Other long-term liabilities	(702,298)	-
Security deposits	(75,950)	(237,000)
Due from related parties	(765,362)	(227,962)
Net cash (used in) provided by operating activities	(47,290)	3,973,418

Cash flows from investing activities
Purchases of leasehold improvements and equipment	(385,880)	(17,193)
Net cash used in investing activities	(385,880)	(17,193)

Cash flows from financing activities
Proceeds to (repayments from) factor, net	1,571,607	(3,502,784)
Repayment of landlord settlement	(324,000)	(216,000)
Repayment to stockholders	(355,754)	-
Repayment of subordinate debt	(500,000)	(130,000)
Net cash provided by (used in) financing activities	391,853	(3,848,784)

Effect of exchange rate changes on cash	(1,595)	(10,044)
Net (decrease) increase in cash	(42,912)	97,397

Cash, beginning of year	364,734	267,337
Cash, end of year	$321,822	$364,734
Supplemental disclosure of cash flow data:
Interest paid	$391,353	$255,084
Income taxes paid	$-	$18,218

See Notes to Consolidated Financial Statements

F-26

Nina Footwear Corp. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

Note 1 – Nature of business and summary of significant accounting policies

Business

Nina Footwear Corp. (“Nina Footwear”), a Delaware corporation, designs, merchandises, sources, distributes and markets a broad range of women’s and children’s fashion footwear and women’s evening bags under the trademarks and trade names Nina, N by Nina, and Touch of Nina. The Company sells its products to department, family shoe, discount, and independent specialty stores as well as through its web based Ninashoes.com direct to consumer business. The Company was formed to acquire the assets and liabilities of Nina Footwear Corp. (the “Former Company”) and to continue operating such a business. The Company commenced operations on June 1, 2012.

The Company primarily sources its products from China. The Company’s executive offices and showrooms are in New York, New York. Its inventory is warehoused in a facility in Rancho Cucamonga, California.

Principles of consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries Nina (China) Corp. and Nina Footwear Limited, collectively referred to as “The Company”. All significant intercompany accounts and transactions have been eliminated in consolidation.

Segment information

Operating segments are defined as components of an enterprise about which separate discrete information is available for evaluation by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The Company views its operations and manages its business in one segment.

Use of estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported values of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. The more significant estimates and assumptions are those used in determining the amounts of allowances for customer deductions, bad debts, recoverability of long-lived assets and inventory obsolescence. Accordingly, actual results can differ from those estimates.

New accounting pronouncements

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-13, Financial Instruments—Credit Losses, which replaces the incurred loss impairment methodology for financial instruments in current U.S. GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The FASB has issued ASU 2019-10, which has resulted in the postponement of the effective date of the new guidance for eligible smaller reporting companies to the fiscal year beginning January 1, 2023. The guidance must be adopted using a modified retrospective approach and a prospective transition approach is required for debt securities for which an other-than-temporary impairment had been recognized before the effective date. The adoption of this guidance did not have a material impact on the Company’s financial position, results of operations and related disclosures.

Accounting standards issued but not yet adopted

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosure, to require a public entity to disclose significant segment expenses and other segment items on an annual and interim basis and to provide in interim periods all disclosures about a reportable segment’s profit or loss and assets that are currently required annually. Public entities with a single reportable segment are required to provide the new disclosures and all the disclosures required under Accounting Standards Codification (“ASC”) 280.

F-27

Nina Footwear Corp. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

Inventory

Inventory, consisting primarily of finished goods, is valued at the lower of cost (first-in first-out method) or net realizable value.

Liquidity

The Company has experienced a significant decrease in revenues as well net income in 2023 when compared to 2022. The Company also had negative operating cash flows in 2023. These factors, when considered in the aggregate, could represent a significant risk to the Company regarding its ability to meet its obligations as they become due and to continue as a going concern for the 12-month period beginning on November 5, 2024. Management plans to increase cash flows by increasing sales from new products, to existing and new customers, increasing its direct-to-consumer sales, reducing costs and continuing to monitor and reduce expenses. Management has access to both third-party and related party financing if it becomes necessary. Management believes the Company will have sufficient liquidity to fund its operations and meet its obligations as they become due for at least the 12-month period beginning on November 5, 2024.

Leasehold improvements and equipment

Leasehold improvements and equipment acquired are stated at cost. The Company provides for depreciation of equipment using the straight-line method over the estimated useful lives of the assets, ranging from three to ten years. Leasehold improvements are amortized over the shorter of the term of the related lease or the life of the improvement, on a straight-line basis. Expenditures that extend the useful lives of the equipment are capitalized. Expenditures for repairs and maintenance are charged to expense as incurred. The gain or loss arising on the disposal or retirement of an asset is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in operations.

Advertising costs

Direct advertising costs are expensed as incurred and are reported in selling expenses. These include actual advertising and related expenses. Advertising expenses totaled approximately $2,164,000 and $1,888,000 for the years ended December 31, 2023 and 2022, respectively.

Cooperative advertising expenses are treated as an allowance and are deducted from gross sales. Cooperative advertising expenses were approximately $120 and $494,000 for the years ended December 31, 2023, and 2022, respectively.

Intangible Assets

Intangible assets consist of trade names and customer relationships. Customer relationships are amortized over their estimated useful lives of 15 years.

The estimated useful life of an intangible asset that is being amortized is evaluated each reporting period to determine whether events and circumstances warrant a revision to the remaining period of amortization. On December 31, 2023, management of the Company has determined that no change in useful life is warranted. Trade names are not amortized and are evaluated for impairment annually as events and circumstances warrant by comparing the fair value of the intangible assets with it carrying amounts.

Goodwill

The accounting for the acquisition of the Former Company resulted in recognizing goodwill of approximately $381,000. Under U.S. GAAP, the carrying amount of goodwill is not amortized but is reduced if management determines that its implied fair value has been impaired.

Impairment of long-lived assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. Impairment is measured by comparing the carrying value of such assets to the estimated undiscounted pre-tax cash flows expected to result from the use of such assets and their ultimate disposition. In circumstances where impairment has been identified, the Company will write down the asset to its fair value. For the years ended December 31, 2023, and 2022, there were no impairments identified.

F-28

Nina Footwear Corp. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

Concentrations of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company places its cash with high-quality financial institutions. At times, the Company’s cash balances may exceed FDIC insured limits. As of December 31, 2023, the Company had cash of approximately $133,000 in excess of federally insured limits. The Company monitors the financial position of the financial institutions it uses and has not experienced any losses to date.

The Company processes most of its customers’ orders at the factor’s risk. If the factor does not approve the order, then the Company will evaluate the customer’s creditworthiness. If it chooses to accept the risk, it may require partial or full prepayment. Allowances related to accounts receivable have been recorded based on management’s periodic evaluations with provisions for estimated returns. Management believes that it has adequately provided for exposure to potential credit losses.

The Company had three major customers who, for the years ended December 31, 2023, and 2022, constituted approximately 42% and 47%, respectively, of the Company’s net sales. The Company had two major vendors who, for the years ended December 31, 2023, and 2022, constituted approximately 34% and 53%, respectively, of the Company’s purchases.

Foreign currency translations

The functional currencies of the Company’s foreign operations are the local currencies. The financial statements of the Company’s foreign subsidiaries have been translated to U.S. dollars. Assets and liabilities are translated at year-end exchange rates, and revenues and expenses are translated at average exchange rates for the year. Gains or losses resulting from the translation of foreign accounts represent other comprehensive income (loss) and are accumulated as a separate component of equity. Currency transaction gains or losses are recorded as other income (expense) in the consolidated statements of operations and comprehensive income. There were no foreign currency transaction gains or losses for the years ended December 31, 2023, and 2022.

Other comprehensive income (loss)

The only component of other comprehensive income (loss) affecting the Company is the foreign currency translation adjustment. The amount of other comprehensive (loss) income related to the foreign currency adjustment amounted to $(1,023) and $(10,044) for the years ended December 31, 2023 and 2022, respectively.

Revenue recognition

The Company sells purchased goods that contain two delivery elements: wholesale and online sales. Revenues related to wholesales and online sales are recognized at a single point in time when ownership, risk, and rewards transfer, which is at the time of shipment from warehouse or directly from factory for both wholesales and online sales. Wholesale customer payments are due 30-120 days from invoice date. Online sales customer payments are due at the time the order is shipped.

Consideration promised in the Company’s contracts with customers is variable due to anticipated reductions such as sales returns, discounts, and miscellaneous claims from customers. The Company estimates the most likely amount it will be entitled to receive and records an anticipated reduction in revenues, with an offsetting increase to liabilities, at the time revenues are recognized. The estimated liability was approximately $285,000 and $718,000 as of December 31, 2023, and 2022, respectively, and is recorded in due to factor, as a contract liability.

Accounts receivables as of January 1, 2023, and 2022, were approximately $285,000 and $647,000, respectively.

F-29

Nina Footwear Corp. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

The provision for anticipated sales returns consists of both contractual return rights and discretionary authorized returns. Provisions for post-invoice sales discounts consist of both contractual programs and discretionary discounts that are expected to be granted at a later date.

Estimates of discretionary authorized returns, discounts and claims are based on (1) historical rates, (2) specific identification of outstanding returns not yet received from customers and outstanding discounts and claims and (3) estimated returns, discounts and claims expected, but not yet finalized with customers. Actual returns, discounts and claims in any future period are inherently uncertain and thus may differ from estimates recorded. If actual or expected future returns, discounts or claims were significantly greater or lower than the reserves established, a reduction or increase to net revenues would be recorded in the period in which such determination was made.

Shipping and handling costs associated with outbound freight after control over a product has transferred to a customer are accounted for as operating cost in the consolidated statements of operations and comprehensive income.

Taxes assessed by governmental authorities that are both imposed on and concurrent with a specific revenue producing transaction and are collected by the Company from a customer are excluded from net sales and cost of sales in the consolidated statements of operations and comprehensive income.

Income taxes

The Company accounts for income taxes using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized with respect to the future tax consequences attributable to differences between the tax bases of assets and liabilities and their carrying amounts for financial statement purposes. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company applies U.S. GAAP for uncertainty in income taxes. If the Company considers that a tax position is more likely than not of being sustained upon audit, based solely on the technical merits of the position, it recognizes the tax benefit. The Company measures the tax benefit by determining the larger amount that is greater than 50% likely of being realized upon settlement, presuming the tax position is examined by the appropriate taxing authority that has full knowledge of relevant information.

The Company has no unrecognized tax benefits at December 31, 2023 and 2022. The Company’s federal, state, and city income tax returns prior to fiscal year 2020 are closed. Management continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings.

The Company recognizes interest and penalties, if any, associated with tax matters as part of operating expenses and includes accrued interest and penalties with accrued expenses in the consolidated balance sheets.

Restatement

While preparing the consolidated financial statements as of and for the year ended December 31, 2023, the Company voluntarily elected to utilize its incremental borrowing rate to calculate its lease liabilities and corresponding right-of-use assets. Therefore, to maintain comparability between periods, the Company re-adopted ASC 842 as of January 1, 2022, using its incremental borrowing rate instead of the risk-free rate. As a result, as of December 31, 2022, the Company’s weighted average discount rate for operating leases increased from 1.7% to weighted average of 6.78%. This impacted previously reported amounts for certain line items in the consolidated financial statements as of and for the year ended December 31, 2022.

F-30

Nina Footwear Corp. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

The following table sets forth the effects of the update to the discount rate on affected items within the Company’s previously reported consolidated balance sheet and statement of operations for the period indicated.

	December 31, 2022

	As reported	Adjustment	As restated
Operating lease right-of-use assets	$1,791,649	$(170,989)	$1,620,660
Total assets	17,851,288	(170,989)	17,680,299
Operating lease liabilities, current portion	695,148	(69,408)	625,740
Total current liabilities	6,568,759	(69,408)	6,499,351
Operating lease liabilities, net of current portion	1,161,650	(100,178)	1,061,472
Total liabilities	13,557,494	(169,586)	13,387,908
Accumulated deficit	(93,792)	(1,399)	(95,191)
Total stockholders’ equity	4,293,794	(1,399)	4,292,395

	Year ended December 31, 2022

	As reported	Adjustment	As restated
Shipping and handling	$3,033,194	$(25,395)	$3,007,799
General and administrative	6,945,627	26,794	6,972,421
Income from operations	4,603,525	(1,399)	4,602,126
Income before income taxes	8,299,598	(1,399)	8,298,199
Consolidated net income	8,251,683	(1,399)	8,250,284
Comprehensive income	8,241,639	(1,399)	8,240,240

Note 2 – Due to (from) factor

Due from factor consists of the following:

	2023	2022

Factored receivables	$3,319,837	$5,216,555
Less advances from factor	4,884,206	3,312,599

Total	(1,564,369)	1,903,956

Less allowances for returns and discounts	284,634	718,209

Total	$(1,849,003)	$1,185,747

F-31

Nina Footwear Corp. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

The factor agreement provides for advances up to 85% of the purchase price of receivables approved by the factor, and 50% of inventory. There is a sub-limit of $2,500,000 in value for inventory in transit. The factor assumes all credit related risk but has recourse to the Company for all claims by customers other than inability to pay. Interest on advances is calculated at 1% above the bank prime rate, as defined. The factor has a security interest in the Company’s accounts receivable, proceeds and related assets, inventory, and all intangibles.

Note 3 - Inventory

Inventory consists of the following:

	2023	2022

Finished goods	$7,374,278	$6,919,477
Goods in transit	1,760,850	2,258,681

Total	$9,135,128	$9,178,158

Note 4 - Leasehold improvements and equipment

Leasehold improvements and equipment consist of the following:

	2023	2022

Machinery and equipment	$154,944	$151,809
Furniture and fixtures	848,152	575,097
Computer equipment	85,377	79,348
Computer software	75,000	75,000
Leasehold improvements	2,984,426	2,879,854

Total	4,147,899	3,761,108

Less accumulated depreciation and amortization	3,747,234	3,693,575

	$400,665	$67,533

Depreciation and amortization expense for the years ended December 31, 2023 and 2022 amounted to approximately $54,000 and $27,000, respectively.

F-32

Nina Footwear Corp. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

Note 5 - Intangible assets

Intangible assets, net consist of the following:

	2023	2022

Amortized intangible assets
Customer relationship-at cost	$2,596,000	$2,596,000
Less accumulated amortization	2,004,693	1,831,626

	591,307	764,374
Unamortized intangible assets
Trade names	2,089,000	2,089,000

Total	$2,680,307	$2,853,374

Amortization expense for the years ended December 31, 2023, and 2022 amounted to approximately $173,000.

Amortization expense in the amount of approximately $173,000 is to be recognized in each of the three subsequent years and $72,000 in the fourth year after December 31, 2023.

Note 6 - Leases

Operating leases

As of December 2023, the Company is obligated under one lease expiring in 2027.

The Company, through a business acquisition, was assigned a non-cancellable lease for office space which commenced on September 28, 2006, and had a term of ten years and five months. The Company renewed its lease for office space commencing March 1, 2017, for a term of 10 years. The fixed annual rent under its lease was $2,177,822 for the period March 1, 2017, through February 28, 2022, and $3,300,000 for the period March 1, 2022, through February 28, 2027.

On February 1, 2021, the Company vacated and fully surrendered the 4th Floor and portion of the 3rd Floor of the Company’s executive offices and showrooms. The Company and its landlord were in negotiation on a settlement of the lease for the office space. Commencing in May 2023, the Company paid monthly use and occupancy for the remaining occupied premise in the amount of $55,000, plus electricity.

On June 27, 2022, the Company entered into a new noncancellable lease for the office space, which commenced May 1, 2022, for a term of five years. In accordance with the lease agreement, the Company and the landlord reached a settlement on the lease agreement dated September 28, 2006, in the amount of $1,620,000, of the remaining outstanding balance $324,000 is included in accrued expenses and other current liabilities and $756,000 is included in other long-term liabilities as of December 31, 2023.

F-33

Nina Footwear Corp. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

The settlement is to be paid over five years by monthly payments of $27,000, which is included in the fixed annual rent of the new lease. The fixed annual rent under the new lease is $984,000 for the period May 1, 2022, through April 30, 2023, $1,003,800 for the period from May 1, 2023 through April 30, 2024, $1,024,194 for the period from May 1, 2024 through April 30, 2025, $1,045,200 for the period from May 1, 2025 through April 30, 2026 and $1,066,836 for the period from May 1, 2026 through April 30, 2027.

On April 1, 2021, the Company entered into a sublease agreement with a related party to sublease warehouse space. Base rent equals 33.3% of the total rent under overall lease between the Company and its landlord. The sublease commenced on April 1, 2021, and expired on September 30, 2023.

The Company entered into a lease agreement for the warehouse space in Hutchins, Texas. The lease commencement date is February 1, 2024, and will expire on March 31, 2029. The monthly base rent starts at $64,215, and the lease payment will increase by 4% annually.

The Company has evaluated its lease agreements in accordance with Leases Topic 842 (“Topic 842”) and, as a result, the Company has classified its leases as operating leases. At lease commencement, the Company recognizes a lease liability, which is measured at the present value of future lease payments, and a corresponding right-of-use asset equal to the lease liability, adjusted for prepaid lease costs, initial direct costs and lease incentives. The Company has elected and applies the practical expedient available to lessees to combine non-lease components with their related lease components and account for them as a single combined lease component for all of its leases. The Company remeasures lease liabilities and related right-of-use assets whenever there is a change to the lease term and/or there is a change in the amount of future lease payments, but only when such modification does not qualify to be accounted for as a separate contract.

The Company has elected and applies the practical expedient to combine non-lease components with their related lease components and account for them as a single combined lease component. Lastly, the Company elected and applied the short-term lease exemption of not recognizing a right-of-use asset and lease liability for leases that have terms of 12 months or less.

The Company has elected and applies its non-core right-of-use asset recognition for assets which are not essential to the Company’s operations and excludes these non-core assets from Topic 842. Cash paid for amounts included in the measurement of operating lease liability for the years ended December 31, 2023 and 2022, were approximately $1,033,000 and $931,000, respectively.

The Company determines an appropriate discount rate to apply when determining the present value of the remaining lease payments for purposes of measuring or remeasuring lease liabilities. As the rate implicit in the lease is generally not readily determinable, the Company utilizes an incremental borrowing rate as the discount rate which is determined at either lease commencement or when a lease liability is remeasured.

For accounting purposes, the Company’s leases commence on the earlier of (i) the date upon which the Company obtains control of the underlying asset and (ii) the contractual effective date of a lease. Lease commencement for most of the Company’s leases coincides with the contractual effective date. The Company’s leases generally have minimum base terms with renewal options or fixed terms with early termination options.

Rent expenses were approximately $1,299,000 and $1,132,000 for the years ended December 31, 2023, and 2022, respectively. Such amounts included contingent rental expenses based on escalations for real estate taxes, utilities and labor of approximately $222,000 and $168,000 for the years ended December 31, 2023, and 2022, respectively.

The Company also has commitments under service, warehouse, distribution, and other agreements.

F-34

Nina Footwear Corp. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

The future lease payments for the NY office are as follows:

Year Ending

2024	$346,698
2025	357,099
2026	367,812
2027	123,806

Total lease payments	1,195,415
Less: interest	133,946

Total lease liability	1,061,469
Less: current portion of total lease liability	281,225

Noncurrent portion of total lease liability	$780,244

Weighted average remaining lease term and weighted average discount rate for the Company’s leases as of December 31, 2023 and 2022:

	Operating Leases
	2023	2022

Weighted average remaining term (in years)	3.33	5.08

Weighted average discount rate	7%	6.78%

The discount rate used in the calculation of the lease liability was a weighted average of 7% and is based on the Company’s estimate of the rate of interest that the Company could have to pay to borrow on collateralized basis over a similar term and amount equal to the lease payments in a similar economic environment as the lease does not provide an implicit rate.

Note 7 - Commitments and contingencies

Litigation

The Company may at times be involved in various legal claims and legal actions arising in the ordinary course of business. Management is of the opinion that the ultimate outcome of these matters would not have a material adverse impact on the financial position of the Company or the results of its operations or cash flows.

Other

In 2022, the Company and certain factories executed various settlement agreements related to outstanding accounts payable balances due to the factories. In accordance with settlement agreements the Company recognized other income of approximately $4,085,000 for the year ended December 31, 2022. The remaining balance due to these factories will be repaid through various monthly payments totaling approximately $1,120,000 in 2024, $336,000 in 2025 and $336,000 in 2026. As of December 31, 2023, the outstanding balance to these factories amounted to approximately $1,792,000, of which $1,120,000 is included in accounts payable and $672,000 is included in other long-term liabilities.

F-35

Nina Footwear Corp. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

Note 8 - Employee retirement and profit-sharing plan

The Company maintains a qualified 401(k) profit sharing plan in which all eligible employees may elect to have a portion of their salary withheld and contributed to the plan. Contributions are limited in accordance with the Internal Revenue Code (the “Code” or “IRC”). Company contributions to the plan are at the discretion of the Board of Directors. The Company made no contributions to the plan for the years ended December 31, 2023 and 2022.

Note 9 - Income taxes

The stockholders of the Company elected under certain sections of the Code and various state statutes to be treated as an “S” Corporation and include the Company’s income in their own income for federal and certain state income tax purposes. Thus, the Company does not pay federal and certain state corporate income taxes. The Company terminated “S” Corp status and was approved for “C” Corp status as of January 1, 2024 per the Internal Revenue Service.

For the years ended December 31, 2023 and 2022, the components of the provision for (benefit from) income taxes were as follows:

	2023	2022

Current
Federal	$-	$-
State	75,010	48,564
Foreign	-	-

Subtotal	$75,010	$48,564
Deferred
Federal	$-	$-
State	(15,310)	(649)
Foreign

Subtotal	$(15,310)	$(649)

Total	$59,700	$47,915

The reconciliation between the Company’s effective tax rate on income from continuing operations and the statutory tax rate for the years ended December 31, 2023 and December 31, 2022 is as follows:

F-36

Nina Footwear Corp. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

	2023		2022

Current tax at U.S. statutory rate	-	0.00%	-	0.00%
Nondeductible/nontaxable items	-	0.00%	-	0.00%
State taxes	41,346	35.31%	47,915	0.00%
Rate change	(20,335)	(17.37)%	-	0.00%
Foreign operations	-	0.00%	-	0.00%
True-up and other	38,689	33.04%	-	0.00%
Valuation allowance	-	0.00%	-	0.00%

Income tax expense	$59,700	50.98%	$47,915	0.00%

Deferred tax assets and liabilities reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the carrying amounts used for state and local income tax purposes. Temporary differences giving rise to deferred taxes consisted primarily of inventory costs under the uniform capitalization rules and depreciation.

At December 31, 2023 and 2022, the components of deferred tax assets and liabilities were as follows:

	2023	2022

Deferred tax asset
Allowance for credit losses	$14,571	$6,304
Reserves	17,360	9,544
Accrued expenses	31,830	413
Other deferred	-	229
Lease liability	16,673	-
Other	6,857	2,965
Net operating loss	9,844	8,552
Total deferred tax asset	97,135	28,007

Valuation allowance	-	-
Deferred income tax assets, net	97,135	28,007

Deferred tax liabilities
Depreciation	(4,273)	-
Right-of-use asset	(15,135)	-
Amortization	(36,973)	(2,562)
Total deferred tax liability	(56,381)	(2,562)

Net deferred tax asset	$40,754	$25,445

F-37

Nina Footwear Corp. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

The Company continually evaluates the likelihood of the realization of deferred tax assets and adjusts the carrying amount of the deferred tax assets by the valuation allowance to the extent the future realization of the deferred tax assets is more likely than not. The Company considers many factors when assessing the likelihood of future realization of its deferred tax assets, including its recent cumulative earnings experience by taxing jurisdiction, expectation of future taxable income or loss, the carryforward periods available to the Company for tax reporting purposes, and other relevant factors.

As of December 31, 2023, based on the Company’s history of earnings and its assessment of future earnings, management believes that it is more likely than not that future taxable income will be sufficient to realize the deferred tax assets. Therefore, no valuation allowance has been applied to deferred tax assets.

As of the year ended December 31, 2023, the Company has federal, state, and foreign net operating loss carryforwards of $0, $396,601, and $0, respectively.

The utilization of the Company’s net operating losses may be subject to a U.S. federal limitation due to the “change in ownership provisions” under Section 382 of the Internal Revenue Code and other similar limitations in various state jurisdictions. Such limitations may result in a reduction of the amount of net operating loss carryforwards in future years and possibly the expiration of certain net operating loss carryforwards before their utilization.

Note 10 - Related parties

During the years ended December 31, 2023, and 2022, the Company incurred certain expenditures on behalf of another related party in the amount of approximately $266,000 and $303,000, respectively. In addition, the Company performs certain management services for this related party, pursuant to a management agreement. For these services, the Company was entitled to receive a monthly management fee equal to 0.75% of that party’s net sales collected for the years ended December 31, 2023, and 2022. Management fees for the years ended December 31, 2023, and 2022, amounted to approximately $98,000 and $111,000, respectively. As of December 31, 2023, and 2022, the amount due from the related party was approximately $1,870,000 and $1,105,000, respectively. The related party is an affiliated entity under common control.

The Company in 2012, as part of the acquisition of a business, acquired net related party payables with a fair value of $1,371,000. The note payable has been accreted over the years and is being carried at the contractual value plus accrued interest, as defined in the Merger Agreement. As of December 31, 2023, and 2022, the value of these related party payables was $2,904,000 and $3,205,000, respectively. In accordance with the merger agreement, these payables shall be payable at the earliest of a change in control, as defined, an initial public offering or if at any calendar year end the Company’s net working capital exceeds $5 million. In the event that the amount becomes payable, payments are to be made in six equal quarterly installments, provided, however, that if the Company’s net working capital is less than $5 million for any quarter, the Company shall not have an obligation to make a payment for such quarter (payments will resume once the Company’s net working capital exceeds $5 million).

Pursuant to the Merger Agreement dated May 29, 2012 Nina Footwear Corp. assumed a shareholder loan due to Murray Silverstein for the principal amount of $756,843 owed to Renee Silverstein, Mr. Silverstein’s wife (the “Shareholder Loan”). The Shareholder Loan shall accrue interest from May 29, 2012 (the closing date of the Merger) until date of payment at the lowest rate required by the U.S. federal income tax rules in accordance with the terms of the May 29, 2012, Merger Agreement (see Note 10). The Company estimates the interest through December 31, 2023 to be $193,936 for a total amount owed of $970,351 as of December 31, 2023. The children of Murray and Renee Silverstein, who were bequeathed the Shareholder Loan, have asserted in October 2024 that the proposed merger of Nina Footwear Corp. and Kidpik is an initial public offering event causing the Shareholder Loan to become due and payable. The outstanding amount of the Shareholder Loan has not previously been contested, despite inheritance events that have taken place subsequent to May 29, 2012. In addition, to the aforementioned Shareholder Loan, the children of Murray and Renee Silverstein also have additional outstanding shareholder loan balances in the amount of $269,160 plus accrued interest of $67,232. As of December 31, 2023 and through the date of issuance of these financial statements, there have been no triggering events known to the Company that would make these shareholder notes payable become due and payable. Accordingly, the aggregate amount of $1,306,742 of the notes due to the Silverstein children are included in Payables, related party and classified as long-term liabilities on the December 31, 2023 balance sheet.

Management believes that it is probable that a lawsuit demanding the acceleration of the debt payable will be filed either after the merger proxy is filed with the SEC or shortly thereafter. Accordingly, the informal demands from the Silverstein children are disclosed as a probable but not yet asserted litigation claim in accordance with FASB ASC 450, “Contingent Liabilities”.

Per Management’s assessment, an unfavorable outcome is not probable since the terms of the proposed merger of Nina with Kidpik do not represent an initial public offering, nor result in any new financing proceeds or a change in control over Nina from its current controlling shareholder Ezra Dabah, Kidpik’s Chairman and CEO. As of December 31, 2023, Management has not accrued any contingent liability related to this probable but not yet formally asserted litigation matter.

Note 11 - Subordinated debt

In September 2020, the Company entered into three promissory notes which matured on December 31, 2023. As of December 31, 2023, only two notes remain payable for a total amount of $150,000, for two shareholders. The remaining promissory notes matured on December 31, 2023, bear no interest and are payable on demand. The notes are included in current liabilities as of December 31, 2023.

In November 2020, the Company entered into a promissory note for a principal amount of $1,000,000 with one of its shareholders. The promissory note, which matured on October 22, 2022, bears interest at two percent per annum on the outstanding balance and is payable on demand. This note is included in current liabilities as of December 31, 2023.

F-38

Nina Footwear Corp. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

The promissory notes are secured by a security interest in the Company’s accounts receivable, proceeds and related assets, inventory, and all intangibles. These promissory notes are at all times subordinate to the outstanding borrowing with the Company’s factor institution and one of its shareholders.

The balance was $1,150,000 and $1,650,000 at December 31, 2023 and 2022, respectively. The Company made repayments of $500,000 during 2023.

Note 12 – Employee retention tax credit

The Employee Retention Tax Credit (“ERTC”) (originally under the CARES Act, and for purposes of the third and fourth quarters of 2021, under IRC Section 3134) is a fully refundable payroll tax credit available for certain eligible employers that continued to compensate and/or provide medical insurance coverage for employees during 2021 and 2020.

On April 5, 2023, the Company applied for ERTC for 2020 (Q2 and Q4) and 2021 (Q1 and Q3) based on a decline of gross receipts using qualifying wages, according to the Internal Revenue Service rules/guidelines. The Company received a letter on May 3, 2024, that the application was approved for 2020 (Q2 and Q4) and 2021 (Q1 and Q3) for $189,167 and $309,040, respectively.

Note 13 - Subsequent events

The Company has evaluated subsequent events through November 5, 2024, which is the date the consolidated financial statements were available to be issued.

On February 5, 2024, the Company entered into a cash advance agreement with a financial institution and was advanced cash totaling $485,000, to be used for operating expenses. In accordance with the agreement, the Company agreed to repay $523,800, including interest, through daily payments equaling 17% of cash receipts from Shopify Inc. The cash advance bears interest of 8% per annum until fully paid.

On March 29, 2024, Nina Footwear entered into an Agreement and Plan of Merger and Reorganization with Kidpik Merger Subsidiary, a wholly owned subsidiary of Kidpik, a Delaware corporation, a business geared towards kids’ products for girls’ and boys’ apparel, footwear, and accessories. Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, Merger Sub will be merged with and into Nina Footwear, with Nina Footwear surviving as a wholly owned subsidiary of Kidpik. The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes. At the Effective Time of the merger, the stockholders of Kidpik immediately prior to the Merger are expected to own approximately 20% of the outstanding shares of Kidpik common stock and the stockholders of Nina Footwear will own approximately 80% of the outstanding shares of Kidpik common stock. Mr. Ezra Dabah, Nina’s Chief executive officer, is also the Chief Executive Officer, majority stockholder (67% beneficial owner), and Chairman of Kidpik. Mr. Dabah and his family own approximately 79.3% of Nina Footwear. Upon closing of the transactions, Mr. Dabah and his family are expected to control approximately 75.8% of the Combined Company’s voting shares. As part of the transaction, Nina Footwear will forgive a Kidpik receivable of approximately $1.8 million. In connection with the Merger, because Mr. Dabah currently controls 66.6% of Kidpik, there will not be a change of control and therefore Nina is expected to be able to use Kidpik’s Net Operating Loss of approximately $40 million. The board of directors of both companies have approved the all stock transaction. The closing contemplated by the Merger Agreement is expected to occur at the end of the third calendar quarter of 2024, subject to the approval of the transactions contemplated by the Merger Agreement.

F-39

Nina Footwear Corp. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

On April 1, 2024, the Company entered into a sublease agreement with a Kidpik to occupy approximately 32,750 square feet of space in Hutchinson, Texas through February 1, 2029 (unless canceled or terminated pursuant to the sublease agreement). Kidpik will pay the Company a fixed 26% of monthly rent (averaging $18,534 per month) along with contingent rental expenses pursuant to the terms of the agreement.

On April 16, 2024, the Company entered into a cash advance agreement with a financial institution and was advanced cash totaling $346,000, to be used for operating expenses. In accordance with the agreement, the Company agreed to repay $379,735, plus interest, over 26 weeks. The cash advance bears interest of 9.75% per annum until fully paid.

On April 18, 2024, the Company entered into a $346,000 loan agreement (the “Note”) with Kidpik. The Note does not accrue interest but will accrue interest of 5% per annum upon the occurrence of an event of default, with weekly payments of principal and interest in the amount of $14,605, due each week beginning with the week ended April 26, 2024, until the earlier of the maturity date of such note, the payment in full thereof, or the closing of the Merger, where the Note is expected to be forgiven by Nina Footwear. The note is due upon the earlier of October 31, 2024, and upon acceleration by Nina Footwear pursuant to the terms thereof. The note includes customary events of default and allows Nina Footwear the right to accelerate the amount due under the note upon the occurrence of such event of default, subject to certain cure rights.

On May 30, 2024, the Company entered into a cash advance agreement with a financial institution and was advanced cash totaling $460,000, to be used for operating expenses. In accordance with the agreement, the Company agreed to repay $519,800, including interest, through daily payments equaling 17% of cash receipts from Shopify Inc. The cash advance bears interest of 8% per annum until fully paid.

On July 31, 2024, the Company entered into an Equipment Finance Agreement with Commercial Capital for new equipment in the Texas warehouse facility for $90,250 with monthly payments of $2,396 for 48 months starting August 2024.

During July 2024, the Company loaned Kidpik Corp. $13,000. The amount loaned was not evidenced by a promissory note, does not accrue interest, and is payable on demand.

During August 2024, the Company loaned Kidpik Corp. $35,000. The amount loaned was not evidenced by a promissory note, does not accrue interest, and is payable on demand.

F-40

FORM OF PROXY

(SEE ATTACHED)

Annex A

Agreement and Plan of Merger and Reorganization, dated March 29, 2024, by and among Kidpik Corp., Kidpik Merger Sub, Inc. and Nina Footwear Corp. and Agreement and First Amendment to Plan of Merger and Reorganization, dated July 22, 2024, by and among Kidpik Corp., Kidpik Merger Sub, Inc. and Nina Footwear Corp.

AGREEMENT AND PLAN OF MERGER

AND REORGANIZATION

by and among:

KIDPIK CORP.,

a Delaware corporation;

KIDPIK MERGER SUB, INC.,

a Delaware corporation;

and

NINA FOOTWEAR CORP.,

a Delaware corporation

Dated as of March 29, 2024

ARTICLE I. DESCRIPTION OF TRANSACTION		2
1.1	The Merger.	2
1.2	Effects of the Merger.	2
1.3	Closing; Effective Time.	2
1.4	Certificate of Incorporation and Bylaws; Directors and Officers.	3
1.5	Conversion of Shares.	3
1.6	Closing of the Company’s Transfer Books.	5
1.7	Surrender of Certificates.	5
1.8	Appraisal Rights.	7
1.9	Further Action.	7
1.10	Withholding.	7
ARTICLE II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY		8
2.1	Due Organization; Subsidiaries.	8
2.2	Organizational Documents.	9
2.3	Authority; Binding Nature of Agreement.	9
2.4	Vote Required.	10
2.5	Non-Contravention; Consents.	10
2.6	Capitalization.	11
2.7	Financial Statements.	12
2.8	Absence of Changes.	13
2.9	Absence of Undisclosed Liabilities.	14
2.10	Title to Assets.	14
2.11	Real Property; Leasehold.	14
2.12	Intellectual Property.	14
2.13	Agreements, Contracts and Commitments.	17
2.14	Compliance; Permits; Restrictions.	20
2.15	Legal Proceedings; Orders.	21
2.16	Tax Matters.	21
2.17	Employee and Labor Matters; Benefit Plans.	24
2.18	Environmental Matters.	28
2.19	Insurance.	28
2.20	No Financial Advisors.	29
2.21	Transactions with Affiliates.	29
2.22	Anti-Bribery.	29
2.23	Recalls.	29
2.24	Accredited Investor Status of Company Stockholders.	30
2.25	Disclaimer of Other Representations or Warranties.	30
2.26	Foreign Corrupt Practice.	30
2.27	No Disqualification Events.	30
ARTICLE III. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB		31
3.1	Due Organization; Subsidiaries.	31

i

3.2	Organizational Documents.	32
3.3	Authority; Binding Nature of Agreement.	32
3.4	Vote Required.	32
3.5	Non-Contravention; Consents.	33
3.6	Capitalization.	34
3.7	SEC Filings; Financial Statements.	36
3.8	Absence of Changes.	38
3.9	Absence of Undisclosed Liabilities.	38
3.10	Title to Assets.	38
3.11	Real Property; Leasehold.	39
3.12	Intellectual Property.	39
3.13	Agreements, Contracts and Commitments.	42
3.14	Compliance; Permits; Restrictions.	45
3.15	Legal Proceedings; Orders.	45
3.16	Tax Matters.	46
3.17	Employee and Labor Matters; Benefit Plans.	48
3.18	Environmental Matters.	52
3.19	Insurance.	53
3.20	No Financial Advisors.	53
3.21	Transactions with Affiliates.	53
3.22	Anti-Bribery.	53
3.23	Valid Issuance.	53
3.24	Opinion of Financial Advisor.	53
3.25	No Merger Sub Activity.	54
3.26	Recalls.	54
3.27	Disclaimer of Other Representations or Warranties.	54
3.28	Foreign Corrupt Practices.	54
3.29	No Disqualification Events.	55
ARTICLE IV. CERTAIN COVENANTS OF THE PARTIES		55
4.1	Operation of Parent’s Business.	55
4.2	Operation of the Company’s Business.	58
4.3	Access and Investigation.	61
4.4	Parent Non-Solicitation.	62
4.5	Company Non-Solicitation.	64
4.6	Notification of Certain Matters.	65
ARTICLE V. ADDITIONAL AGREEMENTS OF THE PARTIES		66
5.1	Proxy Statement.	66
5.2	Company Information Statement; Stockholder Written Consent.	67
5.3	Parent Stockholders’ Meeting.	69
5.4	Regulatory Approvals.	71
5.5	Indemnification of Officers and Directors.	72
5.6	Additional Agreements.	73
5.7	Public Announcement.	74
5.8	Financial Statement Assistance .	75
5.9	Listing.	75

ii

5.10	Tax Matters.	75
5.11	Directors and Officers.	76
5.12	Termination of Certain Agreements and Rights.	76
5.13	Section 16 Matters.	76
5.14	Allocation Certificates.	76
5.15	Company Financial Statements.	77
5.16	Takeover Statutes.	77
5.17	Stockholder Litigation.	77
5.18	Solvency.	78
5.19	Obligations of Merger Sub and Parent.	78
5.20	Name and Symbol Change.	78
5.21	Restricted Stock; Legending of Certificates.	78
ARTICLE VI. CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH PARTY		79
6.1	No Restraints.	79
6.2	Stockholder Approval.	79
6.3	Listing.	79
6.4	Exemption From Registration.	79
6.5	Closing Conditions.	79
6.6	Litigation.	80
6.7	No Material Adverse Change.	80
6.8	SEC Reports.	80
6.9	Fairness Opinion.	80
ARTICLE VII. ADDITIONAL CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB		81
7.1	Accuracy of Representations.	81
7.2	Performance of Covenants.	81
7.3	Documents.	81
7.4	No Company Material Adverse Effect.	82
7.5	Termination of Investor Agreements.	82
7.6	Dissenting Shares.	82
7.7	Forgiveness or Elimination of Company Debt.	82
7.8	Company Stockholders As Accredited Investors; Compliance with Section 4(a)(2) and/or Rule 506.	82
ARTICLE VIII. ADDITIONAL CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY		82
8.1	Accuracy of Representations.	82
8.2	Performance of Covenants.	83
8.3	Documents.	83
8.4	No Parent Material Adverse Effect.	84
ARTICLE IX. TERMINATION		84
9.1	Termination.	84
9.2	Effect of Termination.	86

iii

9.3	Expenses; Termination Fees.	86
ARTICLE X. MISCELLANEOUS PROVISIONS		89
10.1	Non-Survival of Representations and Warranties.	89
10.2	Amendment.	90
10.3	Waiver.	90
10.4	Entire Agreement; Counterparts; Exchanges by Electronic Transmission.	90
10.5	Applicable Law; Jurisdiction; WAIVER OF JURY TRIAL.	91
10.6	Attorneys’ Fees.	91
10.7	Assignability.	91
10.8	Notices.	91
10.9	Cooperation.	92
10.10	Severability.	92
10.11	Other Remedies; Specific Performance.	93
10.12	No Third Party Beneficiaries.	93
10.13	Construction.	93
10.14	Equitable Adjustment.	94
10.15	Special Committee Approval.	94

Exhibits:

Exhibit A	Certain Definitions
Exhibit B	Form of Stockholder Representation Agreement

iv

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Agreement”) is made and entered into as of March 29, 2024, by and among KIDPIK CORP., a Delaware corporation (“Parent”), KIDPIK MERGER SUB, INC., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and NINA FOOTWEAR CORP., a Delaware corporation (the “Company”).

Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

A. Parent and the Company intend to effect a merger of Merger Sub with and into the Company (the “Merger”) in accordance with this Agreement and the DGCL. Upon consummation of the Merger, Merger Sub will cease to exist and the Company will become a wholly-owned subsidiary of Parent.

B. The Parties intend that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and by executing this Agreement, the Parties hereby adopt a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

C. The Parent Board, acting upon the unanimous recommendation of a special committee (the “Special Committee”) thereof consisting only of independent and disinterested directors (such recommendation of the Special Committee, the “Special Committee Recommendation”), has Unanimously (i) determined that the Contemplated Transactions are fair to, advisable and in the best interests of Parent and its stockholders, (ii) authorized, approved and declared advisable this Agreement and the Contemplated Transactions, including the issuance of shares of Parent Common Stock to the stockholders of the Company pursuant to the terms of this Agreement and other actions contemplated by this Agreement, and (iii) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the stockholders of Parent vote to approve the Parent Stockholder Matters (as defined in Section 5.3(a)).

D. The Merger Sub Board has unanimously (i) determined that the Contemplated Transactions are fair to, advisable, and in the best interests of Merger Sub and its sole stockholder, (ii) authorized, approved and declared advisable this Agreement and the Contemplated Transactions and (iii) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the sole stockholder of Merger Sub votes to adopt this Agreement and thereby approve the Contemplated Transactions.

E. The Company Board has Unanimously (i) determined that the Contemplated Transactions are fair to, advisable and in the best interests of the Company and its stockholders, (ii) authorized, approved and declared advisable this Agreement and the Contemplated Transactions and (iii) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the stockholders of the Company vote to approve the Company Stockholder Matters (as defined in Section 5.2(a)).

F. It is expected that, within three (3) Business Days after the Proxy Statement has Cleared Comments (as defined in Section 5.1(a)), the holders of shares of Company Capital Stock sufficient to approve the Company Stockholder Matters as required under the DGCL and the Company’s Organizational Documents will execute and deliver an action by written consent in a form mutually agreed between the Parent and the Company (the “Company Stockholder Written Consent”).

G. Each Party acknowledges and agrees that the Contemplated Transactions involve related party transactions, including, but not limited to, interested party transactions falling within the scope of Section 144 of DGCL (collectively, “Related Party Transactions”) which means any transaction or series of transactions in which each of the Parties, their officers, directors, affiliates and any related party has a direct or indirect material interest in the Contemplated Transactions and as such, those Related Party Transactions present a heightened risk of conflicts of interest. The Parties acknowledge and confirm that such Related Party Transactions and potential conflicts of interest have been fully disclosed and each Party has had the opportunity to ask questions with respect to such conflicts of interest and to the fullest extent permitted by law the Parties have explicitly and fully waived any such conflict of interest.

AGREEMENT

The Parties, intending to be legally bound, agree as follows:

ARTICLE I.

 DESCRIPTION OF TRANSACTION

1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the “Surviving Corporation”).

1.2 Effects of the Merger.The Merger shall have the effects set forth in this Agreement, the Certificate of Merger (as defined in Section 1.3) and in the applicable provisions of the DGCL. As a result of the Merger, the Company will become a wholly-owned subsidiary of Parent.

1.3 Closing; Effective Time. Unless this Agreement is earlier terminated pursuant to the provisions of Section 9.1, the consummation of the Merger (the “Closing”) shall take place remotely on the second (2nd) Business Day following the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in ARTICLE VI, ARTICLE VII and ARTICLE VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of each of such conditions), or at such other time, date and place as Parent and the Company may mutually agree in writing. The date on which the Closing actually takes place is referred to as the “Closing Date.” At the Closing, the Parties shall cause the Merger to be consummated by executing and filing with the Secretary of State of the State of Delaware a certificate of merger with respect to the Merger, satisfying the applicable requirements of the DGCL and in a form reasonably acceptable to Parent and the Company (the “Certificate of Merger”). The Merger shall become effective at the time of acceptance for filing of such Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as may be specified in such Certificate of Merger with the consent of Parent and the Company (the time as of which the Merger becomes effective being referred to as the “Effective Time”).

1.4 Certificate of Incorporation and Bylaws; Directors and Officers. At the Effective Time:

(a) the certificate of incorporation of the Surviving Corporation shall be amended and restated in its entirety to read identically to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, until thereafter amended as provided by the DGCL and such certificate of incorporation;

(b) the certificate of incorporation of Parent shall be identical to the certificate of incorporation of Parent immediately prior to the Effective Time, until thereafter amended as provided by the DGCL and such certificate of incorporation;

(c) the bylaws of the Surviving Corporation shall be amended and restated in their entirety to read identically to the bylaws of Merger Sub as in effect immediately prior to the Effective Time (except that the name of the Surviving Corporation in such bylaws shall reflect the name identified in Section 1.4(a)), until thereafter amended as provided by the DGCL and such bylaws;

(d) the directors and officers of Parent, each to hold office in accordance with the certificate of incorporation and bylaws of Parent, shall be as set forth in Section 5.11 of the Parent Disclosure Schedule, or such other persons as shall be mutually agreed upon by Parent and the Company; and

(e) the directors and officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, shall be the same directors and officers as Parent.

1.5 Conversion of Shares.

(a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company or Parent:

(i) all shares of Company Capital Stock held as treasury stock by the Company or held or owned by Parent or Merger Sub immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor; and

(ii) subject to Section 1.5(c), each share of Company Common Stock (excluding shares to be canceled pursuant to Section 1.5(a)(i) and excluding Dissenting Shares (as defined in Section 1.8) outstanding immediately prior to the Effective Time shall be automatically converted solely into the right to receive a number of shares of Parent Common Stock multiplied by the Company Common Stock Exchange Ratio.

(b) If any shares of Company Capital Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option or a risk of forfeiture under any applicable restricted stock purchase agreement or other similar agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Capital Stock at the Effective Time will to the same extent be unvested and subject to the same repurchase option or risk of forfeiture, and such shares of Parent Common Stock shall accordingly be marked with appropriate legends. The Company shall take all actions that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement in accordance with its terms.

(c) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued, and instead, and in lieu of such fraction of a share, any factional shares of Parent Common Stock which would otherwise be issuable to any stockholder of the Company as a result of the Merger (after aggregating all fractional shares of Parent Common Stock issuable to such holder), shall be rounded up to the nearest whole share of Parent Common Stock.

(d) Each share of common stock, $0.001 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $0.001 par value per share, of the Surviving Corporation. Each stock certificate or book-entry share of Merger Sub evidencing ownership of any such shares shall, as of the Effective Time, evidence ownership of such shares of common stock of the Surviving Corporation.

(e) If, between the time of calculating the Company Common Stock Exchange Ratio and the Effective Time, the outstanding shares of Company Capital Stock or Parent Common Stock shall have been changed into, or exchanged for, a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or other like change, the Company Common Stock Exchange Ratio shall, to the extent necessary, be equitably adjusted to reflect such change to the extent necessary to provide the holders of Company Capital Stock and Parent Common Stock with the same economic effect as contemplated by this Agreement prior to such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or other like change; provided, however, that nothing herein will be construed to permit the Company or Parent to take any action with respect to Company Capital Stock or Parent Common Stock, respectively, that is prohibited or not expressly permitted by the terms of this Agreement.

1.6 Closing of the Company’s Transfer Books. At the Effective Time: (a) all shares of Company Capital Stock outstanding immediately prior to the Effective Time shall be treated in accordance with Section 1.5(a), and all holders of certificates or book-entry shares representing shares of Company Capital Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Capital Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Capital Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of Company Capital Stock outstanding immediately prior to the Effective Time (a “Company Stock Certificate”) is presented to the Exchange Agent (defined below in Section 1.7) or to the Surviving Corporation, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Sections 1.5 and 1.7.

1.7 Surrender of Certificates.

(a) At the Effective Time, Parent shall deposit with ClearTrust, LLC (the “Exchange Agent”): evidence of book-entry shares representing the Parent Common Stock issuable pursuant to Section 1.5(a). The Parent Common Stock so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares, are referred to collectively as the “Exchange Fund.”

(b) Promptly after the Effective Time, the Parties shall cause the Exchange Agent to mail to the Persons who were record holders of shares of Company Capital Stock that were converted into the right to receive the Merger Consideration: (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery of any Company Stock Certificates shall be effected, and risk of loss and title to such Company Stock Certificates shall pass, only upon proper delivery of such Company Stock Certificates to the Exchange Agent); and (ii) instructions for effecting the surrender of any Company Stock Certificates, or uncertificated shares of Company Capital Stock, in exchange for shares of Parent Common Stock. Upon surrender of a Company Stock Certificate or other reasonable evidence of the ownership of uncertificated Company Capital Stock to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent (including a properly completed IRS Form W-9 or the appropriate version of IRS Form W-8, as applicable): (A) the holder of such Company Capital Stock shall be entitled to receive in exchange therefor shares representing the Merger Consideration (in a number of whole shares of Parent Common Stock) that such holder has the right to receive pursuant to the provisions of Section 1.5(a)); and (B) such Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.7, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive shares of Parent Common Stock representing the Merger Consideration. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the delivery of any shares of Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an applicable affidavit with respect to such Company Stock Certificate. In the event of a transfer of ownership of a Company Stock Certificate that is not registered in the transfer records of the Company, payment of the Merger Consideration may be made to a Person other than the Person in whose name such Company Stock Certificate so surrendered is registered if such Company Stock Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the transfer or establish to the reasonable satisfaction of Parent that such Taxes have been paid or are not applicable. The Merger Consideration and any dividends or other distributions as are payable pursuant to Section 1.7(c) shall be deemed to have been in full satisfaction of all rights pertaining to Company Capital Stock formerly represented by such Company Stock Certificates.

(c) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock that such holder has the right to receive in the Merger until such holder surrenders such Company Stock Certificate, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent, or provides an affidavit of loss, theft or destruction in lieu thereof in accordance with this Section 1.7 (at which time (or, if later, on the applicable payment date) such holder shall be entitled, subject to the effect of applicable abandoned property, escheat or similar Laws, to receive all such dividends and distributions, without interest).

(d) Parent shall not be obligated to deliver Parent Common Stock to any former holder of Company Capital Stock as a result of the Merger until such holder surrenders such documentation and information as described in Section 1.5(b) and delivers the Stockholder Representation Agreement, which Company acknowledges and agrees is a condition to effecting the issuance of Parent Common Stock as a private placement pursuant to Section 4(a)(2) of the Securities Act and that Parent will be relying upon the representations made by each stockholder of the Company in the applicable Stockholder Representation Agreement in connection with the issuance of Parent Common Stock to such stockholder.

(e) Any portion of the Exchange Fund that remains undistributed to holders of Company Capital Stock as of the date that is one (1) year after the Closing Date shall be delivered to Parent upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates or followed the procedure in lieu thereof in accordance with this Section 1.7 shall thereafter look only to Parent for satisfaction of their claims for Parent Common Stock and any dividends or distributions with respect to shares of Parent Common Stock.

(f) No Party shall be liable to any holder of any Company Capital Stock or to any other Person with respect to any shares of Parent Common Stock (or dividends or distributions with respect thereto) or for any cash amounts delivered to any public official pursuant to any applicable abandoned property Law, escheat Law or similar Law.

1.8 Appraisal Rights.

(a) Notwithstanding any provision of this Agreement to the contrary, shares of Company Capital Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who have exercised and perfected appraisal rights for such shares of Company Capital Stock in accordance with the DGCL (collectively, the “Dissenting Shares”) shall not be converted into or represent the right to receive the Merger Consideration described in Section 1.5 attributable to such Dissenting Shares. Such stockholders shall be entitled to receive payment of the appraised value of such shares of Company Capital Stock held by them in accordance with the DGCL, unless and until such stockholders fail to perfect or effectively withdraw or otherwise lose their appraisal rights under the DGCL. All Dissenting Shares held by stockholders who shall have failed to perfect or shall have effectively withdrawn or lost their right to appraisal of such shares of Company Capital Stock under the DGCL (whether occurring before, at or after the Effective Time) shall thereupon be deemed to be converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without interest, attributable to such Dissenting Shares upon their surrender in the manner provided in Sections 1.5 and 1.7.

(b) The Company shall give Parent prompt written notice of any demands by dissenting stockholders received by the Company, withdrawals of such demands and any other instruments served on the Company and any material correspondence received by the Company in connection with such demands, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with Parent’s prior written consent, not to be unreasonably withheld, delayed or conditioned, make any payment with respect to, or settle or offer to settle, any such demands, or approve any withdrawal of any such demands or agree to do any of the foregoing.

1.9 Further Action. If, at any time after the Effective Time, any further action is determined by the Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of the Company, then the officers and directors of the Surviving Corporation shall be fully authorized, and shall use their and its commercially reasonable efforts (in the name of the Company or in the name of the Surviving Corporation and otherwise) to take such action at the cost and expense of the Parent or Surviving Corporation.

1.10 Withholding. The Parties and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Capital Stock or any other Person such amounts as such Party or the Exchange Agent reasonably determines it is required to deduct and withhold under the Code or any other Law with respect to the making of such payment. To the extent that amounts are so deducted and withheld and paid to the appropriate Governmental Body, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made. To the extent it is determined that any such deduction or withholding is required in respect of payment to a holder of Company Capital Stock (other than by reason of failure of such holder to provide an IRS Form W-9 or appropriate IRS Form W-8 with the letter of transmittal in accordance with Section 1.7(b)), the Parties shall use commercially reasonable efforts (including using commercially reasonable efforts to cause the Exchange Agent) (x) to notify the Person in respect of which such deduction or withholding is being made and (y) to the extent permitted by applicable Law, cooperate with such Person to the extent reasonably requested to establish an exemption or reduction of, or otherwise minimize, such deduction and withholding.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to Section 10.13(i), except as set forth in the written disclosure schedule delivered by the Company to Parent (the “Company Disclosure Schedule”, which shall be deemed to include all material and information delivered to Parent in response to the Parent’s due diligence checklist, whether or not specifically included on a schedule), the Company, to the Company’s Knowledge, represents and warrants to Parent and Merger Sub as follows:

2.1 Due Organization; Subsidiaries.

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own or lease and use its property and assets in the manner in which its property and assets are currently owned or leased and used; and (iii) to perform its obligations under all Contracts by which it is bound, except, in each of the foregoing cases, where the failure to have such power or authority would not reasonably be expected to prevent or materially delay the ability of the Company to consummate the Contemplated Transactions.

(b) The Company is duly licensed and qualified to do business, and is in good standing (to the extent applicable in such jurisdiction), under the Laws of all jurisdictions where the nature of its business requires such licensing or qualification other than in jurisdictions where the failure to be so qualified individually or in the aggregate would not be reasonably expected to have a Company Material Adverse Effect.

(c) The Company has no Subsidiaries, except for Nina (China) Corp. and Nina Footwear Limited, and neither the Company, Nina (China) Corp. nor Nina Footwear Limited, owns any capital stock of, or any equity, ownership or profit sharing interest of any nature in, or controls directly or indirectly, any other entity, except for the Company’s control of Nina (China) Corp. and Nina Footwear Limited. Each of Company’s Subsidiaries is a corporation or other legal entity duly organized, validly existing and, if applicable, in good standing under the Laws of the jurisdiction of its organization and has all necessary corporate or other power and authority to conduct its business in the manner in which its business is currently being conducted and to own or lease and use its property and assets in the manner in which its property and assets are currently owned or leased and used, except where the failure to have such power or authority would not be reasonably expected to have a Company Material Adverse Effect.

(d) Neither Company nor any of its Subsidiaries has, is or has otherwise been, directly or indirectly, a party to, member of or participant in any partnership, joint venture or similar business entity.

(e) Neither Company nor any of its Subsidiaries owns any capital stock of, or any equity, ownership or profit sharing interest of any nature in, or controls directly or indirectly, any other entity, except as described in subsection (c), above.

(f) Neither Company nor any of its Subsidiaries have agreed or are obligated to make, or are bound by any Contract under which they may become obligated to make, any future investment in or capital contribution to any other Entity. Neither Company nor any of its Subsidiaries have, at any time, been a general partner of, or have otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

2.2 Organizational Documents. The Company has made available to Parent accurate and complete copies of the Organizational Documents of the Company and each of its Subsidiaries in effect as of the date of this Agreement. Neither Company nor any of its Subsidiaries is in breach or violation of its respective Organizational Documents in any material respect.

2.3 Authority; Binding Nature of Agreement.

(a) The Company and each of its Subsidiaries have all necessary corporate power and authority to enter into this Agreement and, subject to receipt of the Required Company Stockholder Vote (defined below in Section 2.4), to perform their obligations under this Agreement and to consummate the Contemplated Transactions. The Company Board (at a meeting duly called and held or by written consent in lieu of a meeting) has Unanimously: (i) determined that the Contemplated Transactions are fair to, advisable and in the best interests of the Company and its stockholders; (ii) authorized, approved and declared advisable this Agreement and the Contemplated Transactions; and (iii) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the stockholders of the Company vote to approve the Company Stockholder Matters.

(b)  This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

2.4 Vote Required. The affirmative vote (or written consent) of a majority of the outstanding Company Capital Stock (the “Required Company Stockholder Vote”), is the only vote (or written consent) of the holders of any class or series of Company Capital Stock necessary to adopt and approve this Agreement and approve the Contemplated Transactions.

2.5 Non-Contravention; Consents.

(a) Subject to obtaining the Required Company Stockholder Vote and the filing of the Certificate of Merger required by the DGCL, neither (x) the execution, delivery or performance of this Agreement by the Company, nor (y) the consummation of the Contemplated Transactions, will directly or indirectly (with or without notice or lapse of time):

(i) contravene, conflict with or result in a violation of any of the provisions of the Organizational Documents of the Company or any of its Subsidiaries;

(ii) contravene, conflict with or result in a violation of, any Law or any order, writ, injunction, judgment or decree to which the Company or any of its Subsidiaries, or any of the assets owned or used by the Company or any of its Subsidiaries, is subject, except as would not reasonably be expected to constitute, individually or in the aggregate, a Company Material Adverse Effect;

(iii) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or any of its Subsidiaries, except as would not reasonably be expected to constitute, individually or in the aggregate, a Company Material Adverse Effect;

(iv) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Material Contract, or give any Person the right to: (A) declare a default or exercise any remedy under any Company Material Contract (defined below under Section 2.13); (B) receive any material payment, rebate, chargeback, penalty or change in delivery schedule under any Company Material Contract solely as a result of the consummation of the Contemplated Transactions; (C) accelerate the maturity or performance of any Company Material Contract; or (D) cancel, terminate or modify any term of any Company Material Contract, except as would not reasonably be expected to constitute, individually or in the aggregate, a Company Material Adverse Effect; or

(v) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by the Company or any of its Subsidiaries (except for Permitted Encumbrances), except as would not reasonably be expected to constitute, individually or in the aggregate, a Company Material Adverse Effect.

(b) Except for (A) any Consent set forth on Section 2.5 of the Company Disclosure Schedule under any Company Material Contract, (B) the Required Company Stockholder Vote, (C) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, and (D) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities Laws, neither the Company nor any of its Subsidiaries was, is or will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement, or (y) the consummation of the Contemplated Transactions, which if individually or in the aggregate were not given or obtained, would reasonably be expected to prevent or materially delay the ability of the Company to consummate the Contemplated Transactions.

(c) The Company Board has taken and will take all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement, and to the consummation of the Contemplated Transactions. No other state Takeover Statute or similar Law applies or purports to apply to the Merger, this Agreement, or any of the Contemplated Transactions.

2.6 Capitalization.

(a) The authorized Company Capital Stock as of the date of this Agreement consists of (i) 10,000 shares of Company Common Stock, of which 2,320 shares have been issued and 2,320 shares are outstanding as of the date of this Agreement. Section 2.6(a) of the Company Disclosure Schedule lists, as of the date of this Agreement, each record holder of issued and outstanding Company Capital Stock and the number and type of shares of Company Capital Stock held by such holder. Section 2.6(a) of the Company Disclosure Schedule also lists, as of the date of this Agreement, each record holder of issued and outstanding capital stock of each Subsidiary of the Company and the number and type of shares of capital stock held by such holder.

(b) All of the outstanding shares of Company Common Stock and capital stock of each of the Company’s Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in the Investor Agreements, none of the outstanding shares of Company Capital Stock or shares of capital stock of the Company’s Subsidiaries, are entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right and none of the outstanding shares of Company Capital Stock or shares of capital stock of the Company’s Subsidiaries, are subject to any right of first refusal in favor of the Company or any Subsidiary. The issuance and exchange of the Merger Consideration will not obligate the Company to issue shares of Company Capital Stock or other securities to any Person and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no outstanding securities or instruments of the Company or any of its Subsidiaries with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument (other than any proportionate adjustment as a result of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction). Except as contemplated herein and in the Investor Agreements, there is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Capital Stock or shares of capital stock of the Company’s Subsidiaries. The Company and each of its Subsidiaries are not under any obligation, nor are they bound by any Contract, pursuant to which they may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Capital Stock, shares of capital stock of the Company’s Subsidiaries, or other securities.

(c) The Company and each of its Subsidiaries do not have any stock option plan or any other plan, program, agreement or arrangement providing for any equity-based compensation for any Person.

(d) There is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company or any of its Subsidiaries; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company or any of its Subsidiaries; or (iii) condition or circumstance that could be reasonably likely to give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company or any of its Subsidiaries. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company or any of its Subsidiaries.

(e) All outstanding shares of Company Common Stock and other securities of the Company and each of its Subsidiaries have been issued and granted in material compliance with (i) all applicable securities Laws and other applicable Laws, and (ii) all requirements set forth in applicable Contracts.

2.7  Financial Statements.

(a) Section 2.7(a) of the Company Disclosure Schedules includes true and complete copies of (i) the Company’s audited balance sheets at December 31, 2022 and 2021, together with related audited statements of operations, stockholders’ equity and cash flows, and notes thereto, of the Company for the fiscal years then ended and (ii) the Company Unaudited Interim Balance Sheet, together with the unaudited statements of operations, stockholders’ equity and cash flows of the Company for the period reflected in the Company Unaudited Interim Balance Sheet (collectively, the “Company Financials”). The Company Financials were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes to such Company Financials and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments, none of which are material in amount) and fairly present, in all material respects, the financial position and operating results of the Company as of the dates and for the periods indicated therein.

(b) The Company and each of its Subsidiaries maintains accurate books and records reflecting its assets and liabilities and maintains a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of the financial statements in conformity with GAAP and to maintain accountability of the Company’s and each of its Subsidiaries’ assets; (iii) access to the Company’s and each of its Subsidiaries assets are permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for the Company’s and each of its Subsidiaries’ assets are compared with the existing assets at regular intervals and appropriate action is taken with respect to any differences; and (v) accounts, notes and other payables are recorded accurately, and proper and adequate procedures are implemented to effect the collection or payment thereof on a current and timely basis. The Company and each of its Subsidiaries maintain internal control over financial reporting that provides reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

(c) The Company has no securitization transactions and “off-balance sheet arrangements” (as described in Instruction 8 to Item 303(b) of Regulation S-K as promulgated under the Securities Act) effected by the Company and each of its Subsidiaries since January 1, 2023.

(d) Since January 1, 2023, there have been no formal internal investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by or initiated at the direction of the Chief Executive Officer or Controller of the Company or any of its Subsidiaries, the Company Board or any committee thereof or any board or committee of any Subsidiary. Since January 1, 2021, the Company and each of its Subsidiaries have not identified (i) any significant deficiency or material weakness in the design or operation of the system of internal accounting controls utilized by the Company or its Subsidiaries, (ii) any fraud, whether or not material, that involves the Company or its Subsidiaries, the Company’s or any Subsidiary management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company or any Subsidiary, or (iii) any claim or allegation regarding any of the foregoing.

2.8 Absence of Changes.

(a) Between the date of the Company Unaudited Interim Balance Sheet and the date of this Agreement, the Company and each of its Subsidiaries have conducted their business only in the Ordinary Course of Business (except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto, including the Contemplated Transactions) and there has not been any action, event or occurrence that would have required the consent of Parent pursuant to Section 4.2(b) of this Agreement had such action, event or occurrence taken place after the execution and delivery of this Agreement.

(b) Between the date of the Company Unaudited Interim Balance Sheet and the date of this Agreement, there has not been any Company Material Adverse Effect.

2.9 Absence of Undisclosed Liabilities. As of the date of this Agreement, the Company and each of its Subsidiaries does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any kind, whether accrued, absolute, contingent, matured, unmatured or otherwise (each, a “Liability”), individually or in the aggregate, of a type required to be recorded or reflected on a balance sheet or disclosed in the footnotes thereto under GAAP except for: (a) Liabilities disclosed, reflected or reserved against in the Company Unaudited Interim Balance Sheet; (b) normal and recurring current Liabilities that have been incurred by the Company and its Subsidiaries since the date of the Company Unaudited Interim Balance Sheet in the Ordinary Course of Business and which are not in excess of $62,500 in the aggregate; (c) Liabilities for performance of obligations of the Company or its Subsidiaries’ under Company Contracts which have not resulted from a breach of such Company Contracts, breach of warranty, tort, infringement or violation of Law; (d) Liabilities incurred in connection with the Contemplated Transactions; (e) Liabilities described in Section 2.9 of the Company Disclosure Schedule; and (f) Liabilities incurred in the Ordinary Course of Business consistent with past practices.

2.10 Title to Assets. Except as described on Section 2.10 of the Company Disclosure Schedule, the Company and each of its Subsidiaries owns, and has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all tangible properties or tangible assets and equipment used or held for use in its business or operations or purported to be owned by it, including: (a) all tangible assets reflected on the Company Unaudited Interim Balance Sheet; and (b) all other tangible assets reflected in the books and records of the Company as being owned by the Company and each of its Subsidiaries subject to increase and decrease since the date of the Company Unaudited Balance Sheet in the Ordinary Course of Business. All of such assets are owned or, in the case of leased assets, leased by the Company and each of its Subsidiaries, free and clear of any Encumbrances, other than Permitted Encumbrances and as described on Section 2.10 of the Company Disclosure Schedule.

2.11 Real Property; Leasehold. The Company and each of its Subsidiaries do not own and have never owned any real property. Section 2.11 of the Company Disclosure Schedule sets forth all real properties with respect to which the Company or any of its Subsidiaries directly or indirectly holds a valid leasehold interest as well as any other real estate that is in the possession of or leased by the Company or any of its Subsidiaries, and the Company has made available to Parent copies of all leases under which any such real property is possessed (the “Company Real Estate Leases”), each of which is in full force and effect, with no existing material default by the Company or any of its Subsidiaries or, to the Company’s Knowledge, the other party thereto, thereunder. The Company’s and its Subsidiaries’ use and operation of each such leased property conforms to all applicable Laws in all material respects, and the Company and each of its Subsidiaries have exclusive possession of each such leased property and have not granted any occupancy rights to tenants or licensees with respect to such leased property. In addition, each such leased property, is free and clear of all Encumbrances other than Permitted Encumbrances.

2.12 Intellectual Property.

(a) Section 2.12(a) of the Company Disclosure Schedule identifies (i) the name of the applicant/registrant, (ii) the jurisdiction of application/registration, (iii) the application or registration number and (iv) any other co-owners, for each item of Registered IP owned in whole or in part by the Company and each of its Subsidiaries (the “Company Owned Registered IP”). Each of the patents and patent applications included in the Company Owned Registered IP identifies by name each and every inventor of the inventions claimed therein as determined in accordance with applicable Laws of the United States. (A) The Company Owned Registered IP, other than any pending application, is subsisting and, to the Company’s Knowledge, valid and enforceable; (B) none of the Company Owned Registered IP has been withdrawn, cancelled or abandoned; and (C)  to the Company’s Knowledge, all application, registration, issuance, renewal and/or maintenance fees due for the Company Owned Registered IP having a due date on or before the date of this Agreement have been paid in full, and all necessary documents and certificates have been filed with United States Patent and Trademark Office or equivalent authority or registrar anywhere in the world, as the case may be, for the purposes of maintaining such Company Owned Registered IP. To the Company’s Knowledge, with respect to each item of Company Owned Registered IP, neither the Company, any of its Subsidiaries, nor its counsel has misrepresented, or failed to disclose, any material facts or circumstances in any application for any Company Owned Registered IP or during the prosecution thereof that would constitute fraud or a misrepresentation with respect to such application or that would otherwise affect the enforceability of any such Company Owned Registered IP. As of the date of this Agreement, no interference, opposition, cancellation, reissue, reexamination or other proceeding of any nature (other than initial examination proceedings) is pending or, to the Company’s Knowledge, threatened, in which the scope, validity, enforceability or ownership of any Company Owned Registered IP is being or has been contested or challenged.

(b) The Company and each of its Subsidiaries own all right, title and interest in and to all Company IP, free and clear of all Encumbrances (except for pervasive liens or encumbrances given as part of institutional lending or lines of credit, including UCC-1 filings, and the like) other than Permitted Encumbrances and, to the Company’s Knowledge, have the right, pursuant to a Company In-bound License (as defined below in Section 2.12(d)) to use all other material Intellectual Property Rights used by the Company and each of its Subsidiaries in its business as currently conducted. To the Company’s Knowledge, the Company IP and the material Intellectual Property Rights exclusively licensed to the Company and each of its Subsidiaries pursuant to a Company In-bound License (defined in Section 2.12(d))(the “Company In-Licensed IP”) are all the Intellectual Property Rights necessary to operate the business of the Company and each of its Subsidiaries as currently conducted and as proposed to be conducted as of the date of this Agreement. Section 2.12(b) of the Company Disclosure Schedule identifies (i) the name of the applicant/registrant, (ii) the jurisdiction of application/registration, (iii) the application or registration number and (iv) any other co-owners, for each item of Company In-Licensed IP that constitutes Registered IP (the “Company In-Licensed Registered IP”). To the Company’s Knowledge, (A) the Company In-Licensed Registered IP, other than any pending application, is subsisting and valid and enforceable; (B) none of the Company In-Licensed Registered IP has been withdrawn, cancelled or abandoned; and (C)  to the Company’s Knowledge, all application, registration, issuance, renewal and maintenance fees due for the Company In-Licensed Registered IP having a due date on or before the date of this Agreement have been paid in full, and all necessary documents and certificates have been filed with United States Patent and Trademark Office or equivalent authority or registrar anywhere in the world, as the case may be, for the purposes of maintaining such Company In-Licensed Registered IP. To the Company’s Knowledge, with respect to each item of Company In-Licensed Registered IP, no licensor of any Company In-Licensed Registered IP nor anyone acting on such licensor’s behalf has misrepresented, or failed to disclose, any material facts or circumstances in any application for any Company In-Licensed Registered IP or during the prosecution thereof that would constitute fraud or a misrepresentation with respect to such application or that would otherwise affect the enforceability of any such Company In-Licensed Registered IP. To the Company’s Knowledge, as of the date of this Agreement, no interference, opposition, cancellation, reissue, reexamination or other proceeding of any nature (other than initial examination proceedings) is pending or, to the Company’s Knowledge, threatened, in which the scope, validity, enforceability or ownership of any Company In-Licensed Registered IP is being or has been contested or challenged. No Company Associate owns or has any claim, right (whether or not currently exercisable) or interest to or in any Company IP, and each Company Associate involved in the creation or development of any material Company IP, pursuant to such Company Associate’s activities on behalf of the Company and each of its Subsidiaries, has signed a valid, enforceable written agreement containing a present assignment of all of such Company Associate’s rights in such Company IP to the Company and each of its Subsidiaries (without further payment being owed to any such Company Associate and without any restrictions or obligations on the Company’s and each of its Subsidiaries ownership or use thereof) and confidentiality provisions protecting the Company IP, which, to the Company’s Knowledge, has not been breached by such Company Associate. Without limiting the foregoing, the Company and each of its Subsidiaries have taken commercially reasonable steps to protect, maintain and enforce all Company IP and Company In-Licensed IP (to the extent that the Company has the right to maintain and enforce such Company In-Licensed IP), including the secrecy, confidentiality and value of trade secrets and other confidential information therein, and, to the Company’s Knowledge, there have been no unauthorized disclosures of any Company IP or Company In-Licensed IP. Neither the execution and delivery of this Agreement nor the consummation of the Contemplated Transactions will cause: (i) the Company or any of its Subsidiaries to grant to any third party any rights in or to any Company IP or Company In-Licensed IP beyond those rights granted by the Company or any of its Subsidiaries to any such Company IP owned by it or Company In-Licensed IP licensed to it under the terms of any Company Material Contract regardless of this Agreement or the Contemplated Transactions, (ii) the Company or any of its Subsidiaries to be bound by, or subject to, any non-compete, non-solicit or other restriction on the operation or scope of its business beyond those restrictions that the Company or any of its Subsidiaries is bound by or subject to under the terms of any Company Material Contract regardless of this Agreement or the Contemplated Transactions, or (iii) the Company or any of its Subsidiaries to be obligated to pay any payments of any kind to any Person with respect to Intellectual Property Rights of such Person other than those payable pursuant to any Company Material Contracts by the Company or any of its Subsidiaries regardless of this Agreement or the Contemplated Transactions.

(c) No funding, facilities or personnel of any Governmental Body or any university, college, research institute or other educational or academic institution has been used, in whole or in part, to create any Company IP, to the Company’s Knowledge, or any Company In-Licensed IP, except for any such funding or use of facilities or personnel that does not result in such Governmental Body or institution obtaining ownership or other rights (including any “march in” rights or a right to direct the location of manufacturing of products) to such Company IP or Company In-Licensed IP or the right to receive royalties or other consideration for the practice of such Company IP or Company In-Licensed IP.

(d) Section 2.12(d) of the Company Disclosure Schedule sets forth each Contract pursuant to which the Company or any of its Subsidiaries (i) is granted a license under any material Intellectual Property Right owned by any third party that is used by the Company or any of its Subsidiaries in its business as currently conducted (each a “Company In-bound License”) or (ii) grants to any third party a license under any material Company IP or any material Intellectual Property Right licensed to the Company or any of its Subsidiaries under a Company In-bound License (each a “Company Out-bound License”) (provided that, Company In-bound Licenses shall not include material transfer agreements, services agreements, non-disclosure agreements, commercially available Software-as-a-Service offerings, off-the-shelf software licenses or generally available patent license agreements, in each case entered into in the Ordinary Course of Business on a non-exclusive basis and that do not grant any commercial rights to any products or services of the Company or any of its Subsidiaries; and Company Out-bound Licenses shall not include material transfer agreements, services agreements, non-disclosure agreements, or non-exclusive outbound licenses, in each case entered into in the Ordinary Course of Business on a non-exclusive basis and that do not grant any commercial rights to any products or services of the Company or any of its Subsidiaries). Neither the Company, any of its Subsidiaries, nor, to the Company’s Knowledge, any other party to any Company In-bound License or Company Out-bound License has breached or is in breach of any of its obligations under any Company In-bound License or Company Out-bound License.

(e) To the Company’s Knowledge: (i) the operation of the business of the Company and each of its Subsidiaries as currently conducted does not infringe any valid and enforceable issued or granted Registered IP or misappropriate or otherwise violate any other issued or granted Intellectual Property Right owned by any other Person; and (ii) no other Person is infringing, misappropriating or otherwise violating any Company IP or any Company In-Licensed IP. As of the date of this Agreement, no Legal Proceeding is pending (or, to the Company’s Knowledge, is threatened) (A) against the Company or any of its Subsidiaries alleging that the operation of the businesses of the Company infringes or constitutes the misappropriation or other violation of any issued or granted Intellectual Property Rights of another Person or (B) by or on behalf of the Company or any of its Subsidiaries alleging that another Person has infringed, misappropriated or otherwise violated any of the Company IP or any Company In-Licensed IP. Other than as set forth on Section 2.12(e) of the Company’s Disclosure Schedule, since January 1, 2020, the Company and each of its Subsidiaries have not received any written notice or other written communication alleging that the operation of the business of the Company or any of its Subsidiaries infringes or constitutes the misappropriation or other violation of any issued or granted Intellectual Property Right of another Person.

(f) Other than as set forth on Section 2.12(f), none of the Company IP or, to the Company’s Knowledge, Company In-Licensed IP is subject to any pending or outstanding injunction, directive, order, decree, settlement, judgment or other disposition of dispute that adversely and materially restricts the use, transfer, registration or licensing by the Company or any of its Subsidiaries of any such Company IP or Company In-Licensed IP or otherwise would, to the Company’s Knowledge, reasonably be expected to adversely affect the validity, scope, use, registrability, or enforceability of any Company IP or Company In-Licensed IP.

(g) To the Company’s Knowledge, the Company and each of its Subsidiaries, in the operation of their business, is in substantial compliance with all applicable Laws pertaining to data privacy and data security of any personally identifiable information and sensitive business information (collectively, “Sensitive Data”). To the Company’s Knowledge, since January 1, 2020, there have been (i) no material losses or thefts of data or security breaches relating to Sensitive Data used in the business of the Company or any of its Subsidiaries, (ii) no violations of any security policy of the Company or any of its Subsidiaries regarding any such Sensitive Data, (iii) no unauthorized access or unauthorized use of any Sensitive Data used in the business of the Company or any of its Subsidiaries and (iv) no unintended or improper disclosure of any personally identifiable information in the possession, custody or control of the Company or any of its Subsidiaries, or a contractor or agent acting on behalf of the Company or any of its Subsidiaries, in each case of clauses (i) through (iv).

(h) The Company and each of its Subsidiaries is not now nor has it ever been a member or promoter of, or a contributor to, any industry standards body or any similar organization that, to the Company’s Knowledge, would reasonably be expected to require or obligate the Company or any of its Subsidiaries to grant or offer to any other Person any license or right to any Company IP or Company In-Licensed IP.

2.13 Agreements, Contracts and Commitments.

(a) Section 2.13(a) of the Company Disclosure Schedule lists the following Company Contracts in effect as of the date of this Agreement affecting more than $50,000 of value or consideration, unless otherwise stated (other than any Company Benefit Plans) (each, a “Company Material Contract” and collectively, the “Company Material Contracts”):

(i) each Company Contract that would be a material contract as defined in Item 601(b)(10) of Regulation S-K as promulgated under the Securities Act (assuming the Company was subject to the public reporting requirements of the Exchange Act);

(ii) each Company Contract relating to any agreement of indemnification or guaranty not entered into in the Ordinary Course of Business.

(iii) each Company Contract containing (A) any covenant limiting the freedom of the Company or any of its Subsidiaries or the Surviving Corporation to engage in any line of business or compete with any Person, (B) any “most-favored nations” pricing provisions or marketing or distribution rights related to any products or territory, (C) any exclusivity provision, (D) any agreement to purchase minimum quantity of goods or services, or (E) any material non-solicitation provisions applicable to the Company or any of its Subsidiaries;

(iv) each Company Contract relating to capital expenditures and requiring payments after the date of this Agreement in excess of $62,500 pursuant to its express terms and not cancelable without penalty;

(v) each Company Contract relating to the disposition or acquisition of material assets or any ownership interest in any Entity;

(vi) each Company Contract relating to any mortgages, indentures, loans, notes or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit in excess of $62,500 or creating any material Encumbrances with respect to any assets of the Company or any of its Subsidiaries or any loans or debt obligations with officers or directors of the Company or any of its Subsidiaries;

(vii) each Company Contract requiring payment by or to the Company or any of its Subsidiaries after the date of this Agreement in excess of $62,500 pursuant to its express terms relating to: (A) any distribution agreement (identifying any that contain exclusivity provisions); (B)  any dealer, distributor, joint marketing, alliance, joint venture, cooperation, collaboration, development or other agreement currently in force under which the Company or any of its Subsidiaries have continuing obligations to develop or market any product, technology or service, or any agreement pursuant to which the Company or any of its Subsidiaries have continuing obligations to develop any Intellectual Property Rights that will not be owned, in whole or in part, by the Company or such Subsidiaries; or (C) any Contract to license any third party to manufacture or produce any product, service or technology of the Company or any of its Subsidiaries or any Contract to sell, distribute or commercialize any products or service of the Company, in each case, except for Contracts entered into in the Ordinary Course of Business;

(viii) each Company Contract with any Person, including any financial advisor, broker, finder, investment banker or other Person, providing advisory services to the Company or any of its Subsidiaries in connection with the Contemplated Transactions;

(ix) each Company Real Estate Lease;

(x) each Company Contract with any Governmental Body;

(xi) each Company Out-bound License and Company In-bound License;

(xii)  each Company Contract containing any royalty, dividend or similar arrangement based on the revenues or profits of the Company;

(xiii) each Company Contract relating to the future payment of any money to any Person in excess of $62,500 in aggregate;

(xiv) each Company Contract entered into within the last two fiscal years, or which continues to be binding on the Company as of the date of this Agreement, which be disclosable pursuant to Item 404 of Regulation S-K as promulgated under the Securities Act (assuming the Company was subject to the public reporting requirements of the Exchange Act);or

(xv) any other Company Contract that is not terminable at will (with no penalty or payment) by the Company or any of its Subsidiaries and (A) which involves payment or receipt by the Company or any of its Subsidiaries after the date of this Agreement under any such Contract of more than $62,500 in the aggregate or (B) that is material to the business or operations of the Company.

(b) The Company has delivered or made available to Parent accurate and complete copies of all Company Material Contracts, including all amendments thereto. There are no Company Material Contracts that are not in written form. As of the date of this Agreement, none of the Company, any of its Subsidiaries, nor, to the Company’s Knowledge, any other party to a Company Material Contract, has breached, violated or defaulted under, or received notice that it breached, violated or defaulted under, any of the terms or conditions of, or Laws applicable to, any Company Material Contract in such manner as would permit any other party to cancel or terminate any such Company Material Contract, or would permit any other party to seek damages or pursue other legal remedies which would reasonably be expected to be material to the Company, any of its Subsidiaries or their business or operations. As to the Company, as of the date of this Agreement, each Company Material Contract is valid, binding, enforceable and in full force and effect, subject to the Enforceability Exceptions. No Person is renegotiating, or has a right pursuant to the terms of any Company Material Contract to change, any material amount paid or payable to the Company or any of its Subsidiaries under any Company Material Contract or any other material term or provision of any Company Material Contract.

2.14 Compliance; Permits; Restrictions.

(a) The Company and each of its Subsidiaries is, and since January 1, 2022, have been, in compliance in all material respects with all applicable Laws, including, but not limited to, the United States Federal Trade Commission (“FTC”), the Consumer Products Safety Commission (“CPSC”), the Consumer Product Safety Improvement Act (“CPSIA”), and regulations adopted thereunder and any other similar Law administered or promulgated by the FTC, CPSC, CPSIA, or other comparable Governmental Body responsible for regulation of the development, manufacturing, sale, marketing, distribution of clothing, merchandise and accessories (each, a “Regulatory Agency”), except for any noncompliance, either individually or in the aggregate, which would not be material to the Company or any of its Subsidiaries. No investigation, claim, suit, proceeding, audit or other action by any Governmental Body is pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries. There is no agreement, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries which (i) has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of material property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted, (ii) is reasonably likely to have an adverse effect on the Company’s or any of its Subsidiaries’ ability to comply with or perform any covenant or obligation under this Agreement, or (iii) is reasonably likely to have the effect of preventing, delaying, making illegal or otherwise interfering with the Contemplated Transactions.

(b) The Company and each of its Subsidiaries holds all required Governmental Authorizations which are material to the operation of the business of the Company and each of its Subsidiaries as currently conducted (the “Company Permits”). Section 2.14(b) of the Company Disclosure Schedule identifies each Company Permit. The Company and each of its Subsidiaries (as applicable) holds all right, title and interest in and to all Company Permits free and clear of any Encumbrance. The Company and each of its Subsidiaries is in material compliance with the terms of the Company Permits (as applicable). No Legal Proceeding is pending or, to the Company’s Knowledge, threatened, which seeks to revoke, limit, suspend, or materially modify any Company Permit. The rights and benefits of each Company Permit will be available to the Surviving Corporation immediately after the Effective Time on terms substantially similar to those enjoyed by the Company and each of its Subsidiaries (as applicable) as of the date of this Agreement and immediately prior to the Effective Time.

(c) There are no proceedings pending or, to the Company’s Knowledge, threatened with respect to an alleged material violation by the Company or any of its Subsidiaries of the FTC, CPSC, CPSIA, regulations adopted thereunder or any other similar Law administered or promulgated by any Regulatory Agency.

(d) The Company and each of its Subsidiaries is not currently conducting or addressing, and to the Company’s Knowledge there is no basis to expect that it will be required to conduct or address, any corrective actions, including, without limitation, product recalls.

(e) The Company and each of its Subsidiaries have made available to Parent true and complete copies of all material notices, correspondence or other communications received by the Company and each of its Subsidiaries from any Regulatory Agency, if any.

(f) No debarment or exclusionary claims, actions, proceedings or investigations in respect of their business or products are pending or, to the Company’s Knowledge, threatened against the Company, any of its Subsidiaries or any of their officers, employees or agents.

2.15 Legal Proceedings; Orders.

(a) As of the date of this Agreement, there is no pending Legal Proceeding and, to the Company’s Knowledge, no Person has threatened to commence any Legal Proceeding affecting $62,500 or more of damages or liability, and no Persons have threatened to commence any Legal Proceeding affecting an aggregate of $62,500 or more of damages or liability: (i) that involves (A) the Company, (B) any of its Subsidiaries, (C) any Company Associate (in his or her capacity as such) or (D) any of the material assets owned or used by the Company or its Subsidiaries; or (ii) that challenges, or that would reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with, the Contemplated Transactions.

(b) Since January 1, 2022, no Legal Proceeding has been pending against the Company or any of its Subsidiaries that resulted in material liability to the Company or any of its Subsidiaries.

(c) There is no order, writ, injunction, judgment or decree to which the Company or any of its Subsidiaries, or any of the material assets owned or used by the Company or any of its Subsidiaries, is subject affecting $62,500 or more of damages or liability. To the Company’s Knowledge, no officer or other employee of the Company or any of its Subsidiaries is subject to any order, writ, injunction, judgment or decree that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company or any of its Subsidiaries or to any material assets owned or used by the Company or any of its Subsidiaries.

2.16 Tax Matters.

(a) The Company and each of its Subsidiaries have filed all material income Tax Returns and other material Tax Returns that they were required to file under applicable Law. All such Tax Returns are correct and complete in all material respects and have been prepared in compliance with all applicable Law. No written claim has ever been made by any Governmental Body in any jurisdiction where Company or any of its Subsidiaries does not file a particular Tax Return or pay a particular Tax that the Company or such Subsidiary is subject to taxation by that jurisdiction.

(b) All material income and other material Taxes due and owing by the Company or any of its Subsidiaries on or before the date hereof (whether or not shown on any Tax Return) have been fully paid. The unpaid Taxes of the Company and its Subsidiaries did not, as of the date of the Company Balance Sheet, materially exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax items) set forth on the face of the Company Balance Sheet. Since the date of the Company Balance Sheet, neither the Company nor any of its Subsidiaries have incurred any material Liability for Taxes outside the Ordinary Course of Business.

(c) All material Taxes that the Company or any of its Subsidiaries are or were required by Law to withhold or collect have been duly and withheld or collected in all material respects on behalf of its respective employees, independent contractors, stockholders, equityholders, lenders, customers or other third parties and, have been paid to the proper Governmental Body or other Person or properly set aside in accounts for this purpose.

(d) There are no Encumbrances for material Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company or any of its Subsidiaries.

(e) No material deficiencies for income or other material Taxes with respect to the Company or any of its Subsidiaries have been claimed, proposed or assessed by any Governmental Body in writing. There are no pending or ongoing, and, to the Company’s Knowledge, threatened audits, assessments or other actions for or relating to any liability in respect of a material amount of Taxes of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries (or any of their predecessors) have waived any statute of limitations in respect of any income or other material Taxes or agreed to any extension of time with respect to any income or other material Tax assessment or deficiency.

(f) Neither the Company nor any of its Subsidiaries have been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(g) Neither the Company nor any of its Subsidiaries is a party to any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement, or similar agreement or arrangement, other than customary commercial contracts entered into in the Ordinary Course of Business the principal subject matter of which is not Taxes.

(h) Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date as a result of any: (i) material change in method of accounting for Tax purposes made on or prior to the Closing Date; (ii) material use of an improper method of accounting for a Tax period ending on or prior to the Closing Date; (iii) “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Law) executed on or prior to the Closing Date; (iv) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or foreign Law) entered into on or prior to the Closing Date; (v) installment sale or open transaction disposition made on or prior to the Closing Date; (vi) prepaid amount received or deferred revenue accrued on or prior to the Closing Date; (vii) application of Section 367(d) of the Code to any transfer of intangible property on or prior to the Closing Date; (viii) application of Sections 951 or 951A of the Code (or any similar provision of state, local or foreign Law) to any income received or accrued on or prior to the Closing Date; or (ix) election under Section 108(i) of the Code (or any similar provision of state, local or foreign Law) made on or prior to the Closing Date. The Company has not made any election under Section 965(h) of the Code.

(i) Neither the Company nor any of its Subsidiaries have ever been (i) a member of a consolidated, combined or unitary Tax group (other than such a group the common Company of which is the Company) or (ii) a party to any joint venture, partnership, or other arrangement that is treated as a partnership for U.S. federal income Tax purposes. Neither the Company nor any of its Subsidiaries have any Liability for any material Taxes of any Person (other than the Company and any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign Law), or as a transferee or successor.

(j) Neither the Company nor any of its Subsidiaries, other than Nina (China) Corp. and Nina Footwear Limited, (i) are a “controlled foreign corporation” as defined in Section 957 of the Code, (ii) is a “passive foreign investment company” within the meaning of Section 1297 of the Code, and (iii) other than in connection with Nina (China) Corp. and Nina Footwear Limited, neither the Company nor any of its Subsidiaries has ever had a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise had an office or fixed place of business in a country other than the country in which it is organized.

(k) Neither the Company nor any of its Subsidiaries have participated in or been a party to a transaction that, as of the date of this Agreement, constitutes a “listed transaction” that is required to be reported to the IRS pursuant to Section 6011 of the Code and applicable Treasury Regulations thereunder.

(l) Neither the Company nor any of its Subsidiaries have taken any action, nor, to Company’s Knowledge, is there any fact, that would reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment (defined below in Section 5.10).

(m) Except as disclosed in Section 2.16 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries have availed itself of any Tax relief pursuant to any Pandemic Response Laws that could reasonably be expected to materially impact the Tax payment or Tax reporting obligations of the Company and its Affiliates (including the Company) after the Closing Date.

For purposes of this Section 2.16, each reference to the Company shall be deemed to include any Person that was liquidated into, merged with, or is otherwise a predecessor to, the Company.

2.17 Employee and Labor Matters; Benefit Plans.

(a) Section 2.17(a) of the Company Disclosure Schedule of the Company Disclosure Schedule lists, as of the date of this Agreement, all material Company Benefit Plans, including, each Company Benefit Plan that provides for retirement, change in control, stay or retention, deferred compensation, incentive compensation, severance or retiree medical or life insurance benefits. “Company Benefit Plan” means each (i) “employee benefit plan” as defined in Section 3(3) of ERISA and (ii) other pension, retirement, deferred compensation, excess benefit, profit sharing, bonus, incentive, equity or equity-based, phantom equity, employment (other than at-will employment offer letters on the Company’s standard form that may be terminated without notice and with no penalty to the Company or any of its Subsidiaries and other than compensatory equity award agreements made pursuant to the Company’s standard forms, in which case only representative standard forms of such agreements shall be scheduled), consulting, severance, change-of-control, retention, health, life, disability, group insurance, paid-time off, holiday, welfare and fringe benefit plan, program, agreement, contract, or arrangement (other than regular salary or wages) (whether written or unwritten, qualified or nonqualified, funded or unfunded and including any that have been frozen or terminated), in any case, maintained, contributed to, or required to be contributed to, by the Company, any of its Subsidiaries or Company ERISA Affiliates for the benefit of any current or former employee, director, officer or independent contractor of the Company or any of its Subsidiaries or under which the Company or any of its Subsidiaries have any actual or contingent liability (including, without limitation, as to the result of it being treated as a single employer under Section 414 of the Code with any other person).

(b) As applicable with respect to each material Company Benefit Plan, the Company has made available to the Company, true and complete copies of (i) each material Company Benefit Plan, including all amendments thereto, and in the case of an unwritten material Company Benefit Plan, a written description thereof, (ii) all current trust documents, investment management contracts, custodial agreements, administrative services agreements and insurance and annuity contracts relating thereto, (iii) the current summary plan description and each summary of material modifications thereto, (iv) the three most recently filed annual reports on Form 5500 and all schedules thereto, (v) the most recent IRS determination, opinion or advisory letter, (vi) the three most recent nondiscrimination testing reports, actuarial reports, and financial statements, (vii) all records, notices and filings concerning IRS or United States Department of Labor or other Governmental Body audits or investigations since January 1, 2020, (viii) each written report constituting a valuation of Company Capital Stock for purposes of Sections 409A or 422 of the Code, whether prepared internally by Company or by an outside, third-party valuation firm, and (ix) all material written materials provided to employees or participants relating to the amendment, termination, establishment, or increase or decrease in benefits under any Company Benefit Plan.

(c) Each Company Benefit Plan has been maintained, operated and administered in compliance in all material respects with its terms and any related documents or agreements and the applicable provisions of ERISA, the Code and all other applicable Laws.

(d) The Company Benefit Plans which are “employee pension benefit plans” within the meaning of Section 3(2) of ERISA and which are intended to meet the qualification requirements of Section 401(a) of the Code have received determination or opinion letters from the IRS on which they may currently rely to the effect that such plans are qualified under Section 401(a) of the Code and the related trusts are exempt from federal income Taxes under Section 501(a) of the Code, respectively, and, to the Company’s Knowledge, nothing has occurred that would reasonably be expected to materially adversely affect the qualification of such Company Benefit Plan or the tax exempt status of the related trust, except that sometimes the Company has not met the qualification requirements.

(e) None of Company, any of its Subsidiaries nor any Company ERISA Affiliate sponsors, maintains, contributes to, is required to contribute to, or has any actual or contingent liability with respect to, or has within the past six (6) years sponsored, maintained, contributed to, or been required to contribute to, (i) any “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) that is subject to Title IV or Section 302 of ERISA or Section 412 of the Code, (ii) any “multiemployer plan” (within the meaning of Section 3(37) of ERISA), (iii) any “multiple employer plan” (within the meaning of Section 413 of the Code) or (iv) any “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA), and none of the Company or any of its ERISA Affiliates have, within the preceding six (6) years, incurred a complete or partial withdrawal from any “multiemployer plan” or otherwise incurred any liability under Section 4202 of ERISA.

(f) There are no pending audits or investigations by any Governmental Body involving any Company Benefit Plan, and no pending or, to Company’s Knowledge, threatened claims (except for individual claims for benefits payable in the normal operation of the Company Benefit Plans), suits or proceedings involving any Company Benefit Plan. All contributions and premium payments required to have been made under any of the Company Benefit Plans or by applicable Law (without regard to any waivers granted under Section 412 of the Code), have been timely made and neither Company nor any Company ERISA Affiliate has any liability for any unpaid contributions with respect to any Company Benefit Plan (other than contributions which may continue to be accrued in the Ordinary Course of Business).

(g) None of the Company, any of its Subsidiaries or any Company ERISA Affiliates, nor, to the Company’s Knowledge, any fiduciary, trustee or administrator of any Company Benefit Plan, has engaged in, or in connection with the Contemplated Transactions will engage in, any transaction with respect to any Company Benefit Plan which would subject any such Company Benefit Plan, the Company, any of its Subsidiaries or Company ERISA Affiliates or the Company to a Tax, penalty or liability for a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code.

(h) No Company Benefit Plan provides (i) death, medical, dental, vision, life insurance or other welfare benefits beyond termination of service or retirement, other than coverage mandated by Law or (ii) death or retirement benefits under a Company Benefit Plan qualified under Section 401(a) of the Code, and neither the Company, any of its Subsidiaries nor any Company ERISA Affiliates have made a written or oral representation promising the same.

(i) Neither the execution of this Agreement, nor the consummation of the Contemplated Transactions will, either alone or in connection with any other event(s), (i) result in any payment becoming due to any current or former employee, director, officer, independent contractor or other service provider of the Company or any of its Subsidiaries, (ii) increase any amount of compensation or benefits otherwise payable to any current or former employee, director, officer, independent contractor or other service provider of the Company or any of its Subsidiaries, (iii) result in the acceleration of the time of payment, funding or vesting of any benefits under any Company Benefit Plan, (iv) require any contribution or payment to fund any obligation under any Company Benefit Plan, or (v) limit the right to merge, amend or terminate any Company Benefit Plan.

(j) Neither the execution of this Agreement, nor the consummation of the Contemplated Transactions (either alone or when combined with the occurrence of any other event, including a termination of employment) will result in the receipt or retention by any person who is a “disqualified individual” (within the meaning of Section 280G of the Code) with respect to the Company and its Subsidiaries of any payment or benefit that is or could be characterized as a “parachute payment” (within the meaning of Section 280G of the Code), determined without regard to the application of Section 280G(b)(5) of the Code.

(k) To the Company’s Knowledge, each Company Benefit Plan providing for deferred compensation that constitutes a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) is, and has been, established, administered and maintained in compliance with the requirements of Section 409A of the Code.

(l)  No Person has any “gross up” agreements with the Company or any of its Subsidiaries or other assurance of reimbursement or compensation by Company or any of its Subsidiaries for any Taxes imposed under Section 409A or Section 4999 of the Code.

(m) The Company does not have any Company Benefit Plan that is maintained for service providers located outside of the United States.

(n) Neither the Company nor any of its Subsidiaries is a party to or bound by, or has a duty to bargain under, any collective bargaining agreement or other Contract with a labor union or labor organization representing any of its employees, and there is no labor union or labor organization representing or, to the Company’s Knowledge, purporting to represent or seeking to represent any employees of the Company or its Subsidiaries, including through the filing of a petition for representation election.

(o) The Company and each of its Subsidiaries is, and since January 1, 2022, has been, in material compliance with all applicable Laws respecting labor, employment, employment practices, and terms and conditions of employment, including worker classification, discrimination, wrongful termination, harassment and retaliation, equal employment opportunities, fair employment practices, meal and rest periods, immigration, employee safety and health, wages (including overtime wages), unemployment and workers’ compensation, leaves of absence, and hours of work. Except as would not be reasonably likely to result in a material liability to the Company or any of its Subsidiaries, with respect to employees of the Company or any of its Subsidiaries, each of the Company and its Subsidiaries, since January 1, 2022: (i) has withheld and reported all amounts required by Law or by agreement to be withheld and reported with respect to wages, salaries and other payments, benefits, or compensation to employees, (ii) is not liable for any arrears of wages (including overtime wages), severance pay or any Taxes or any penalty for failure to comply with any of the foregoing, and (iii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body, with respect to unemployment compensation benefits, disability, social security or other benefits or obligations for employees (other than routine payments to be made in the Ordinary Course of Business). There are no actions, suits, claims, charges, demands, lawsuits, investigations, audits, administrative matters or other Legal Proceedings pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries relating to any current or former employee, applicant for employment, consultant, employment agreement or Company Benefit Plan (other than routine claims for benefits). All employees of the Company and its Subsidiaries are employed “at-will” and their employment can be terminated without advance notice or payment of severance, except to any severance payments that may have voluntarily been paid by the Company prior to the date of this Agreement.

(p) Except as would not be reasonably likely to result in a material liability to the Company or any of its Subsidiaries, with respect to each individual who currently renders services to the Company or any of its Subsidiaries, the Company and each of its Subsidiaries have accurately classified each such individual as an employee, independent contractor, or otherwise under all applicable Laws and, for each individual classified as an employee, the Company and each of its Subsidiaries have accurately classified him or her as overtime eligible or overtime ineligible under all applicable Laws. Neither Company nor any of its Subsidiaries have any material liability with respect to any misclassification of: (a) any Person as an independent contractor rather than as an employee, (b) any employee leased from another employer, or (c) any employee currently or formerly classified as exempt from overtime wages.

(q) There is not and has not been since January 1, 2022, nor is there or has there been since January 1, 2022, any threat of, any strike, slowdown, work stoppage, lockout, union election petition, demand for recognition, or any similar activity or dispute, or, to the Company’s Knowledge, any union organizing activity, against the Company or any of its Subsidiaries. No event has occurred, and, to the Company’s Knowledge, no condition or circumstance exists, that might directly or indirectly give rise to or provide a basis for the commencement of any such strike, slowdown, work stoppage, lockout, union election petition, demand for recognition, or any similar activity or dispute.

(r)  Section 2.17(r) of the Company Disclosure Schedule contains a list of all employees of the Company as of the date of this Agreement, setting forth for each employee his or her position or title, and date of hire.

2.18 Environmental Matters. The Company and each of its Subsidiaries are in compliance, and since January 1, 2022, have complied, with all applicable Environmental Laws, which compliance includes the possession by Company and its Subsidiaries of all permits and other Governmental Authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof, except for any failure to be in such compliance that, either individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries have received since January 1, 2022, any written notice or other communication (in writing or otherwise), whether from a Governmental Body or other Person, that alleges that the Company or any of its Subsidiaries is not in compliance with or has liability pursuant to any Environmental Law and, to the Company’s Knowledge, there are no circumstances that could reasonably be expected to prevent or interfere with the Company’s or any of its Subsidiaries’ compliance with any Environmental Law in the future, except where such failure to comply would not reasonably be expected to have a Company Material Adverse Effect. To the Company’s Knowledge, no current or (during the time a prior property was leased or controlled by Company or any of its Subsidiaries) prior property leased or controlled by the Company or any of its Subsidiaries have had a release of or exposure to Hazardous Materials in material violation of or as would reasonably be expected to result in any material liability of the Company or any of its Subsidiaries pursuant to any applicable Environmental Law. No consent, approval or Governmental Authorization of or registration or filing with any Governmental Body is required by any applicable Environmental Laws in connection with the execution and delivery of this Agreement or the consummation of the Contemplated Transactions.

2.19 Insurance. Company has delivered or made available to the Company accurate and complete copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets, liabilities and operations of Company and each of its Subsidiaries as of the date of this Agreement. Each of such insurance policies is in full force and effect and the Company and each of its Subsidiaries are in compliance in all material respects with the terms thereof. Other than customary end of policy notifications from insurance carriers, since January 1, 2022, neither Company nor any of its Subsidiaries have received any notice or other communication regarding any actual or possible: (i) cancellation or invalidation of any insurance policy; or (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy. Company and each of its Subsidiaries have provided timely written notice to the appropriate insurance carrier(s) of each Legal Proceeding that is currently pending against Company or any of its Subsidiaries for which the Company or such Subsidiary has insurance coverage, and no such carrier has issued a denial of coverage or a reservation of rights with respect to any such Legal Proceeding or informed the Company or any of its Subsidiaries of its intent to do so.

2.20 No Financial Advisors. Except as set forth in Section 2.20 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

2.21 Transactions with Affiliates.

(a) Except as set forth in the Parent SEC Documents filed prior to the date of this Agreement or as set forth in Section 2.21(a) of the Company Disclosure Schedule, there are no material transactions or relationships, since January 1, 2021, between, on one hand, the Company or any of its Subsidiaries and, on the other hand, any (i) executive officer or director of the Company or any of its Subsidiaries or, to the Company’s Knowledge, any of such executive officer’s or director’s immediate family members, (ii) owner of more than 5% of the voting power of the outstanding Company Capital Stock or any of its Subsidiaries’ capital stock or (iii) to the Company’s Knowledge, any “related person” (within the meaning of Item 404 of Regulation S-K as promulgated under the Securities Act) of any such executive officer, director or equityholder (other than the Company) in the case of each of clauses (i), (ii) or (iii) that is of the type that would be required to be disclosed under Item 404 of Regulation S-K as promulgated under the Securities Act (assuming the Company and each of its Subsidiaries was subject to the public reporting requirements of the Exchange Act).

(b) Section 2.21(b) of the Company Disclosure Schedule lists each stockholders’ agreement, voting agreement, registration rights agreement, co-sale agreement or other similar Contract between the Company and any holders of the Company Capital Stock and/or capital stock of any Subsidiary, including any such Contract granting any Person investor rights, rights of first refusal, rights of first offer, registration rights, director designation rights or similar rights (collectively, the “Investor Agreements”).

2.22 Anti-Bribery. None of the Company, any of its Subsidiaries or any of their respective directors, officers, employees or, to the Company’s Knowledge, agents or any other Person acting on their behalf has directly or indirectly made any bribes, rebates, payoffs, influence payments, kickbacks, illegal payments, illegal political contributions, or other payments, in the form of cash, gifts, or otherwise, or taken any other action, in violation of the Foreign Corrupt Practices Act of 1977 or any other anti-bribery or anti-corruption Law (collectively, the “Anti-Bribery Laws”). Neither the Company nor any of its Subsidiaries is or has been the subject of any investigation or inquiry by any Governmental Body with respect to potential violations of Anti-Bribery Laws.

2.23 Recalls. Except as disclosed on Section 2.23 of the Company Disclosure Schedule, since January 1, 2022, the Company and its Subsidiaries have not voluntarily or involuntarily initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, warning, safety alert or other notice or action relating to an alleged lack of safety, efficacy or regulatory compliance of any Company Product (each reference to which shall include any Products of any Company Subsidiary). The Company is not aware of any facts which would reasonably be expected to result in (i) the recall, market withdrawal or replacement of any Company Product sold nor intended to be sold by the Company, (ii) a change in the marketing classification or a material change in the labeling of any such Company Products, or (iii) a termination or suspension of the marketing of such Products. No Company Product has ever been the subject of any recall or other similar action of any Governmental Body. Except as disclosed on Section 2.23 of the Company Disclosure Schedule, none of the Company Products is subject to or bound by, any Contract that limits or restricts the ability of any of the Company to develop, manufacture, market or sell any Company Product for any period of time, in any territory, to or for any particular customer or group of customers or in any other material respect.

2.24 Accredited Investor Status of Company Stockholders. All of the stockholders of the Company are “accredited investors” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

2.25 Disclaimer of Other Representations or Warranties. Except as previously set forth in this ARTICLE II or in any certificate delivered by the Company to Parent or Merger Sub pursuant to this Agreement, the Company makes no representation or warranty, express or implied, at law or in equity, with respect to it or any of its assets, liabilities or operations, and any such other representations or warranties are hereby expressly disclaimed.

2.26 Foreign Corrupt Practice. Since January 1, 2022, neither the Company, nor to the Company’s Knowledge, any agent or other Person acting on behalf of the Company, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the FCPA.

2.27 No Disqualification Events. None of the Company or its Subsidiaries, any of their respective predecessors, any director, executive officer, other officer of the Company or its Subsidiaries participating in the Contemplated Transactions, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the entry into this Agreement (each, a “Company Covered Person” and, together, “Company Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company and each of its Subsidiaries have exercised reasonable care to determine whether any Company Covered Person is subject to a Disqualification Event. The Company and each of its Subsidiaries have complied, to the extent applicable, with their respective disclosure obligations under Rule 506(e), and have furnished to the Parent a copy of any disclosures provided thereunder.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Subject to Section 10.13(i), except (a) as set forth in the written disclosure schedule delivered by Parent to the Company (the “Parent Disclosure Schedule”, which shall be deemed to include all material and information delivered to Company in response to the Company’s due diligence checklist, whether or not specifically included on a schedule), or (b) except for purposes of Section 3.6 and Section 3.8(b), as disclosed in the Parent SEC Documents filed with, or furnished to, the SEC at least three (3) Business Days prior to the date of this Agreement and publicly available on the SEC’s Electronic Data Gathering Analysis and Retrieval system (but (i) without giving effect to any amendment thereof filed with, or furnished to, the SEC on or after the date of this Agreement and (ii) excluding any disclosures contained under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature), Parent and Merger Sub represent and warrant to the Company as follows:

3.1 Due Organization; Subsidiaries.

(a) Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, and has all necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own or lease and use its property and assets in the manner in which its property and assets are currently owned or leased and used; and (iii) to perform its obligations under all Contracts by which it is bound, except, in each of the foregoing cases, where the failure to have such power or authority would not reasonably be expected to prevent or materially delay the ability of Parent and Merger Sub to consummate the Contemplated Transactions. Since the date of its incorporation, Merger Sub has not engaged in any activities other than activities incident to its formation or in connection with or as contemplated by this Agreement.

(b) Parent is duly licensed and qualified to do business, and is in good standing (to the extent applicable in such jurisdiction), under the Laws of all jurisdictions where the nature of its business requires such licensing or qualification other than in jurisdictions where the failure to be so qualified individually or in the aggregate would not be reasonably expected to have a Parent Material Adverse Effect.

(c) Parent has no Subsidiaries other than Merger Sub; and Parent does not own any capital stock of, or any equity, ownership or profit sharing interest of any nature in, or control directly or indirectly, any other Entity, other than Merger Sub.

(d) Neither Parent nor any of its Subsidiaries is or has otherwise been, directly or indirectly, a party to, member of or participant in any partnership, joint venture or similar business entity. Neither Parent nor any of its Subsidiaries have agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. Neither Parent nor any of its Subsidiaries have, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

3.2 Organizational Documents. Parent has made available to the Company accurate and complete copies of the Organizational Documents of Parent and each of its Subsidiaries in effect as of the date of this Agreement. Neither Parent nor any of its Subsidiaries is in breach or violation of its respective Organizational Documents in any material respect.

3.3 Authority; Binding Nature of Agreement.

(a) Each of Parent and Merger Sub has all necessary corporate power and authority to enter into this Agreement and, subject, with respect to Parent, to receipt of the Required Parent Stockholder Vote and, with respect to Merger Sub, the adoption of this Agreement by Parent in its capacity as sole stockholder of Merger Sub, to perform its obligations under this Agreement and to consummate the Contemplated Transactions. The Parent Board (at a meeting duly called and held or by written consent in lieu of a meeting), with the recommendation of the Special Committee, has Unanimously: (i) determined that the Contemplated Transactions are fair to, advisable and in the best interests of Parent and its stockholders; (ii) authorized, approved and declared advisable this Agreement and the Contemplated Transactions, including the issuance of shares of Parent Common Stock to the stockholders of the Company pursuant to the terms of this Agreement and other actions contemplated by this Agreement; and (iii) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the stockholders of Parent vote to approve the Parent Stockholder Matters. The Merger Sub Board (by unanimous written consent) has: (x) determined that the Contemplated Transactions are fair to, advisable and in the best interests of Merger Sub and its sole stockholder; (y) authorized, approved and declared advisable this Agreement and the Contemplated Transactions; and (z) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the sole stockholder of Merger Sub votes to approve this Agreement and the Contemplated Transactions.

(b) This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.

3.4 Vote Required. (i) The affirmative vote of a majority of the votes cast at a meeting at which there is a quorum is the only vote of the holders of any class or series of Parent’s capital stock necessary to approve the proposal in Section 5.3(a)(i) (the “Required Parent Stockholder Vote”); (ii) the affirmative vote of a majority of the shares eligible to be voted at a meeting is the only vote of the holders of any class or series of Parent’s capital stock necessary to approve the proposal in Section 5.3(a)(ii); and (ii) the affirmative vote of a majority of the votes cast at a meeting at which there is a quorum is the only vote of the holders of any class or series of Parent’s capital stock necessary to approve the proposals in Section 5.3(a) other than Sections 5.3(a)(i) and (ii). The affirmative vote (or written consent) of Parent as the sole stockholder of Merger Sub is the only vote (or written consent) of the holders of any class or series of stock of Merger Sub necessary to adopt and approve this Agreement and approve the Contemplated Transactions.

3.5 Non-Contravention; Consents.

(a) Subject to obtaining the Required Parent Stockholder Vote, the adoption of this Agreement (effective immediately following the execution of this Agreement) by Parent as the sole stockholder of Merger Sub and the filing of the Certificate of Merger required by the DGCL, neither (x) the execution, delivery or performance of this Agreement by Parent or Merger Sub, nor (y) the consummation of the Contemplated Transactions, will directly or indirectly (with or without notice or lapse of time):

(i)  contravene, conflict with or result in a violation of any of the provisions of the Organizational Documents of Parent or any of its Subsidiaries;

(ii)   contravene, conflict with or result in a violation of, any Law or any order, writ, injunction, judgment or decree to which Parent or any of its Subsidiaries, or any of the assets owned or used by Parent or any of its Subsidiaries, is subject, except as would not reasonably be expected to constitute, individually or in the aggregate, a Parent Material Adverse Effect;

(iii)   contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Parent or its Subsidiaries, except as would not reasonably be expected to constitute, individually or in the aggregate, a Parent Material Adverse Effect;

(iv)   contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Parent Material Contract, or give any Person the right to: (A) declare a default or exercise any remedy under any Parent Material Contract; (B) receive any material payment, rebate, chargeback, penalty or change in delivery schedule under any Parent Material Contract solely as a result of the consummation of the Contemplated Transactions; (C) accelerate the maturity or performance of any Parent Material Contract; or (D) cancel, terminate or modify any term of any Parent Material Contract, except as would not reasonably be expected to constitute, individually or in the aggregate, a Parent Material Adverse Effect; or

(v)  result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by Parent or any of its Subsidiaries (except for Permitted Encumbrances), except as would not reasonably be expected to constitute, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Except for (A) any Consent set forth on Section 3.5 of the Parent Disclosure Schedule under any Parent Material Contract, (B) the Required Parent Stockholder Vote, (C) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and (D) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities Laws or pursuant to the rules of Nasdaq, neither Parent nor any of its Subsidiaries was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Body in connection with (x) the execution, delivery or performance of this Agreement, or (y) the consummation of the Contemplated Transactions, which if individually or in the aggregate were not given or obtained, would reasonably be expected to prevent or materially delay the ability of Parent and Merger Sub to consummate the Contemplated Transactions.

(c) The Parent Board and the Merger Sub Board have taken and will take all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement, and to the consummation of the Contemplated Transactions. No other state Takeover Statute or similar Law applies or purports to apply to the Merger, this Agreement, or any of the Contemplated Transactions.

3.6 Capitalization.

(a) The authorized capital stock of Parent as of the date of this Agreement consists of (i) 75,000,000 shares of Parent Common Stock, par value $0.001 per share, of which 1,951,638 shares are issued and outstanding as of the close of business on the Reference Date and (ii) 25,000,000 shares of preferred stock of Parent, par value $0.001 per share, of which no shares have been issued and are outstanding as of the date of this Agreement. Parent does not hold any shares of its capital stock in its treasury. As of the date of this Agreement there are no outstanding Parent Warrants.

(b) All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. None of the outstanding shares of Parent Common Stock are entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right and none of the outstanding shares of Parent Common Stock are subject to any right of first refusal in favor of Parent. Except as contemplated herein and as set forth in Section 3.6(b)(i) of the Parent Disclosure Schedule, there is no Parent Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Parent Common Stock. Except as set forth in Section 3.6(b)(ii) of the Parent Disclosure Schedule, Parent is not under any obligation, nor is it bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Parent Common Stock or other securities. The issuance and exchange of the Merger Consideration will not obligate the Parent to issue shares of Parent Common Stock or other securities to any Person and will not result in a right of any holder of Parent securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no outstanding securities or instruments of the Parent or any of its Subsidiaries with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument (other than any proportionate adjustment as a result of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction).

(c) Except for the Parent Plan and as set forth on Section 3.6(c) of the Parent Disclosure Schedule, Parent does not have any stock option plan or any other plan, program, agreement or arrangement providing for any equity-based compensation for any Person. As of the Reference Date, Parent has (i) 673,060 shares of Parent Common Stock available for issuance under the Parent Equity Incentive Plan, of which 82,383 shares have been issued and are currently outstanding, 58,600 shares have been reserved for issuance upon exercise of Parent Options previously granted and currently outstanding under the Parent Equity Incentive Plan, 8,467 shares have been reserved for issuance upon the settlement of Parent RSUs granted under the Parent Equity Incentive Plan that are outstanding as of the close of business on the Reference Date and 523,610 shares remain available for future issuance pursuant to the Parent Equity Incentive Plan. Section 3.6(c) of the Parent Disclosure Schedule sets forth the following information with respect to each Parent Option outstanding as of the Reference Date: (i) the name of the optionee; (ii) the number of shares of Parent Common Stock subject to such Parent Option at the time of grant; (iii) the number of shares of Parent Common Stock subject to such Parent Option as of the Reference Date; (iv) the exercise price of such Parent Option; (v) the date on which such Parent Option was granted; (vi) the applicable vesting schedule, including the number of vested and unvested shares as of the Reference Date; (vii) the date on which such Parent Option expires; and (viii) whether such Parent Option is an “incentive stock option” (as defined in the Code) or a non-qualified stock option. Parent has made available to the Company accurate and complete copies of equity incentive plans pursuant to which Parent has equity-based awards, the forms of all award agreements evidencing such equity-based awards and evidence of board and stockholder approval of the Parent Plan and any amendments thereto. Section 3.6(c) of the Parent Disclosure Schedule sets forth a list of Parent Options and Parent RSUs that have accelerated vesting.

(d) Except for the Parent Plan, including the Parent Options and the Parent RSUs, and except as set forth on Section 3.6(d) of the Parent Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Parent or any of its Subsidiaries; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Parent or any of its Subsidiaries; (iii) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which Parent or any of its Subsidiaries is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that could be reasonably likely to give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Parent or any of its Subsidiaries. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to Parent or any of its Subsidiaries.

(e) All outstanding shares of Parent Common Stock, Parent Options, Parent RSUs, and other securities of Parent have been issued and granted in material compliance with (i) all applicable securities Laws and other applicable Laws, and (ii) all requirements set forth in applicable Contracts.

3.7 SEC Filings; Financial Statements.

(a) Other than such documents that can be obtained on the SEC’s website at www.sec.gov, Parent has delivered or made available to the Company accurate and complete copies of all Registration Statements, proxy statements, Certifications (as defined below) and other statements, reports, schedules, forms and other documents filed by Parent with the SEC since October 6, 2021 (the “Parent SEC Documents”). All material statements, reports, schedules, forms and other documents required to have been filed by Parent or its officers with the SEC have been so filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act or the rules of Nasdaq (as the case may be) and, as of the time they were filed, none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The certifications and statements required by (i) Rule 13a-14 under the Exchange Act and (ii) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) relating to the Parent SEC Documents (collectively, the “Certifications”) are accurate and complete and comply as to form and content with all applicable Laws. As used in this Section 3.7, the term “file” and variations thereof shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b) The financial statements (including any related notes) contained or incorporated by reference in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, except as permitted by the SEC on Form 10-Q under the Exchange Act, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount) applied on a consistent basis unless otherwise noted therein throughout the periods indicated; and (iii) fairly present, in all material respects, the financial position of Parent and its consolidated Subsidiaries as of the respective dates thereof and the results of operations and cash flows of Parent and its consolidated Subsidiaries for the periods covered thereby. Other than as expressly disclosed in the Parent SEC Documents filed prior to the date of this Agreement, there has been no material change in Parent’s accounting methods or principles that would be required to be disclosed in Parent’s financial statements in accordance with GAAP. The books of account and other financial records of Parent and each of its Subsidiaries are true and complete in all material respects.

(c) Except as set forth on Section 3.7(c) of the Parent Disclosure Schedule, as of the date of this Agreement, Parent is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable current listing and governance rules and regulations of Nasdaq.

(d) Parent maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures designed to provide reasonable assurance (i) that Parent maintains records that in reasonable detail accurately and fairly reflect Parent’s transactions and dispositions of assets, (ii) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (iii) that receipts and expenditures are made only in accordance with authorizations of management and the Parent Board and (iv) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of Parent’s assets that could have a material effect on Parent’s financial statements. Parent has evaluated the effectiveness of Parent’s internal control over financial reporting as of December 31, 2022, and, to the extent required by applicable Law, presented in any applicable Parent SEC Document that is a report on Form 10-K or Form 10-Q (or any amendment thereto) its conclusions about the effectiveness of the internal control over financial reporting as of the end of the period covered by such report or amendment based on such evaluation. Parent has disclosed, based on its most recent evaluation of internal control over financial reporting, to Parent’s auditors and the audit committee of the Parent Board (and made available to the Company a summary of the significant aspects of such disclosure) (A) all significant deficiencies and material weaknesses, if any, in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information and (B) any known fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s or its Subsidiaries’ internal control over financial reporting. Except as set forth in the Parent SEC Documents, Parent has not identified, based on its most recent evaluation of internal control over financial reporting, any material weaknesses in the design or operation of Parent’s internal control over financial reporting.

(e) Parent maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) that are designed to ensure that information required to be disclosed by Parent in the periodic reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the required time periods, and that all such information is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure and to make the Certifications.

(f)  To Parent’s Knowledge, Parent’s auditor has at all times since May 18, 2021, been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) “independent” with respect to Parent within the meaning of Regulation S-X under the Exchange Act; and (iii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder.

(g) Since October 6, 2021, Parent has not received any comment letter from the SEC or the staff thereof or any correspondence from Nasdaq or the staff thereof relating to the delisting or maintenance of listing of the Parent Common Stock on Nasdaq that has not been disclosed in the Parent SEC Documents. Parent has not disclosed any unresolved comments.

(h) Since January 1, 2020, there have been no formal internal investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, chief accounting officer or general counsel of Parent, the Parent Board or any committee thereof, other than ordinary course audits or reviews of accounting policies and practices or internal controls required by the Sarbanes-Oxley Act.

3.8 Absence of Changes.

(a) Except as set forth on Section 3.8 of the Parent Disclosure Schedule, between the date of the Parent Balance Sheet and the date of this Agreement, Parent has conducted its business only in the Ordinary Course of Business (except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto, including the Contemplated Transactions) and there has not been any action, event or occurrence that would have required the consent of the Company pursuant to Section 4.1(b) had such action, event or occurrence taken place after the execution and delivery of this Agreement.

(b) Between the date of the Parent Balance Sheet and the date of this Agreement, there has not been any Parent Material Adverse Effect.

3.9 Absence of Undisclosed Liabilities. As of the date of this Agreement, neither Parent nor any of its Subsidiaries have any Liability, individually or in the aggregate, of a type required to be recorded or reflected on Parent’s Balance Sheet or disclosed in the footnotes thereto under GAAP except for: (a) Liabilities disclosed, reflected or reserved against in the Parent Balance Sheet; (b) normal and recurring current Liabilities that have been incurred by Parent or any of its Subsidiaries since the date of the Parent Balance Sheet in the Ordinary Course of Business and which are not in excess of $62,500 in the aggregate; (c) Liabilities for performance of obligations of Parent or any of its Subsidiaries under Parent Contracts which have not resulted from a breach of such Parent Contracts, breach of warranty, tort, infringement or violation of Law; (d) Liabilities incurred in connection with the Contemplated Transactions; (e) Liabilities described in Section 3.9 of the Parent Disclosure Schedule; and (f) Liabilities incurred in the Ordinary Course of Business consistent with past practices.

3.10 Title to Assets. Parent and each of its Subsidiaries owns, and has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all tangible properties or tangible assets and equipment used or held for use in its business or operations or purported to be owned by it, including: (a) all tangible assets reflected on the Parent Balance Sheet; and (b) all other tangible assets reflected in the books and records of Parent or any of its Subsidiaries as being owned by Parent or such Subsidiary. All of such assets are owned or, in the case of leased assets, leased by Parent or its applicable Subsidiary free and clear of any Encumbrances, other than Permitted Encumbrances.

3.11 Real Property; Leasehold. Neither Parent nor any of its Subsidiaries owns or has ever owned any real property. Section 3.11 of the Parent Disclosure Schedule sets forth all real properties with respect to which Parent directly or indirectly holds a valid leasehold interest as well as any other real estate that is in the possession of or leased by Parent or any of its Subsidiaries, and Parent has made available to the Company copies of all leases under which any such real property is possessed (the “Parent Real Estate Leases”), each of which is in full force and effect, with no existing material default by Parent or, to Parent’s Knowledge, the other party thereto, thereunder. Parent’s or its applicable Subsidiary’s use and operation of each such leased property conforms to all applicable Laws in all material respects, and Parent or its applicable Subsidiary has exclusive possession of each such leased property and has not granted any occupancy rights to tenants or licensees with respect to such leased property. In addition, each such leased property is free and clear of all Encumbrances other than Permitted Encumbrances.

3.12 Intellectual Property.

(a) Section 3.12(a) of the Parent Disclosure Schedule identifies (i) the name of the applicant/registrant, (ii) the jurisdiction of application/registration, (iii) the application or registration number and (iv) any other co-owners, for each item of Registered IP owned in whole or in part by Parent or its Subsidiaries (“Parent Owned Registered IP”). Each of the patents and patent applications included in the Parent Owned Registered IP identifies by name each and every inventor of the inventions claimed therein as determined in accordance with applicable Laws of the United States. (A) The Parent Owned Registered IP, other than any pending application, is subsisting and, to Parent’s Knowledge, valid and enforceable; (B) none of the Parent Owned Registered IP has been withdrawn, cancelled or abandoned; and (C) all application, registration, issuance, renewal and maintenance fees due for the Parent Owned Registered IP having a due date on or before the date of this Agreement have been paid in full, and all necessary documents and certificates have been filed with the United States Patent and Trademark Office or equivalent authority or registrar anywhere in the world, as the case may be, for the purposes of maintaining such Parent Owned Registered IP. To Parent’s Knowledge, with respect to each item of Parent Owned Registered IP, neither Parent nor its Subsidiaries nor their respective patent counsel has misrepresented, or failed to disclose, any facts or circumstances in any application for any Parent Owned Registered IP or during the prosecution thereof that would constitute fraud or a misrepresentation with respect to such application or that would otherwise affect the enforceability of any such Parent Owned Registered IP. As of the date of this Agreement, no interference, opposition, reissue, reexamination or other proceeding of any nature (other than initial examination proceedings) is pending or, to Parent’s Knowledge, threatened, in which the scope, validity, enforceability or ownership of any Parent Owned Registered IP is being or has been contested or challenged.

(b) Parent or its Subsidiaries solely owns all right, title and interest in and to all Parent IP, free and clear of all Encumbrances other than Permitted Encumbrances and, to Parent’s Knowledge, has the right, pursuant to a Parent In-bound License (as defined below) to use all other material Intellectual Property Rights used by Parent or its Subsidiaries in their respective businesses as currently conducted. To Parent’s Knowledge, the Parent IP and the Intellectual Property Rights licensed to Parent or its Subsidiaries pursuant to a Parent In-bound License (the “Parent In-Licensed IP”) are all the Intellectual Property Rights necessary to operate the business of Parent and its Subsidiaries as currently conducted and as proposed to be conducted as of the date of this Agreement. Section 3.12(b) of the Parent Disclosure Schedule identifies (i) the name of the applicant/registrant, (ii) the jurisdiction of application/registration, (iii) the application or registration number and (iv) any other co-owners, for each item of Parent In-Licensed IP that constitutes Registered IP (the “Parent In-Licensed Registered IP”). To Parent’s Knowledge, (A) the Parent In-Licensed Registered IP, other than any pending application, is subsisting and valid and enforceable; (B) none of the Parent In-Licensed Registered IP has been withdrawn, cancelled or abandoned; and (C) all application, registration, issuance, renewal and maintenance fees due for the Parent In-Licensed Registered IP having a due date on or before the date of this Agreement have been paid in full, and all necessary documents and certificates have been filed with United States Patent and Trademark Office or equivalent authority or registrar anywhere in the world, as the case may be, for the purposes of maintaining such Parent In-Licensed Registered IP. To Parent’s Knowledge, with respect to each item of Parent In-Licensed Registered IP, no licensor of any Parent In-Licensed Registered IP nor anyone acting on such licensor’s behalf has misrepresented, or failed to disclose, any facts or circumstances in any application for any Parent In-Licensed Registered IP or during the prosecution thereof that would constitute fraud or a misrepresentation with respect to such application or that would otherwise affect the enforceability of any such Parent In-Licensed Registered IP. To Parent’s Knowledge, as of the date of this Agreement, no interference, opposition, reissue, reexamination or other proceeding of any nature (other than initial examination proceedings) is pending or, to Parent’s Knowledge, threatened, in which the scope, validity, enforceability or ownership of any Parent In-Licensed Registered IP is being or has been contested or challenged. No Parent Associate owns or has any claim, right (whether or not currently exercisable) or interest to or in any Parent IP, and each Parent Associate involved in the creation or development of any material Parent IP, pursuant to such Parent Associate’s activities on behalf of Parent or its Subsidiaries, has signed a valid, enforceable written agreement containing a present assignment of all of such Parent Associate’s rights in such material Parent IP to Parent or its Subsidiaries (without further payment being owed to any such Parent Associate and without any restrictions or obligations on Parent’s or its Subsidiaries’ ownership or use thereof) and confidentiality provisions protecting the Parent IP, which, to Parent’s Knowledge, has not been materially breached by such Parent Associate. Without limiting the foregoing, Parent and its Subsidiaries have taken commercially reasonable steps to protect, maintain and enforce all Parent IP and Parent In-Licensed IP (to the extent that Parent and its Subsidiaries have the right to maintain and enforce such Parent In-Licensed IP), including the secrecy, confidentiality and value of trade secrets and other confidential information therein, and, to Parent’s Knowledge, there have been no unauthorized disclosures of any Parent IP or Parent In-Licensed IP. Neither the execution and delivery of this Agreement nor the consummation of the Contemplated Transactions will cause: (i) Parent or any of its Subsidiaries to grant to any third party any rights in or to any Parent IP or Parent In-Licensed IP beyond those rights granted by Parent or any of its Subsidiaries to any such Parent IP owned by them or Parent In-Licensed IP licensed to them under the terms of any Parent Material Contract regardless of this Agreement or the Contemplated Transactions, (ii) Parent or any of its Subsidiaries to be bound by, or subject to, any non-compete, non-solicit or other restriction on the operation or scope of their business beyond those restrictions that Parent or any of its Subsidiaries is bound by or subject to under the terms of any Parent Material Contract regardless of this Agreement or the Contemplated Transactions, or (iii) Parent or any of its Subsidiaries to be obligated to pay any payments of any kind to any Person with respect to Intellectual Property Rights of such Person other than those payable pursuant to any Parent Material Contracts by Parent or any of its Subsidiaries regardless of this Agreement or the Contemplated Transactions.

(c) No funding, facilities or personnel of any Governmental Body or any university, college, research institute or other educational or academic institution has been used, in whole or in part, to create any Parent IP or any Parent In-Licensed IP, except for any such funding or use of facilities or personnel that does not result in such Governmental Body or institution obtaining ownership or other rights (including any “march in” rights or a right to direct the location of manufacturing of products) to such Parent IP or Parent In-Licensed IP or the right to receive royalties or other consideration for the practice of such Parent IP or Parent In-Licensed IP or as set forth in Section 3.12(c) of the Parent Disclosure Schedule.

(d) Section 3.12(d) of the Parent Disclosure Schedule sets forth each Contract pursuant to which Parent or any of its Subsidiaries (i) is granted a license under any material Intellectual Property Right owned by any third party that is used by Parent or any of its Subsidiaries in its business as currently conducted (each a “Parent In-bound License”) or (ii) grants to any third party a license under any material Parent IP or any material Intellectual Property Right licensed to Parent or any of its Subsidiaries under a Parent In-bound License (each a “Parent Out-bound License”) (provided, that, Parent In-bound Licenses shall not include material transfer agreements, services agreements, non-disclosure agreements, commercially available Software-as-a-Service offerings, off-the-shelf software licenses or generally available patent license agreements, in each case, entered into in the Ordinary Course of Business on a non-exclusive basis and that do not grant any commercial rights to any products or services of Parent or any of its Subsidiaries; and Parent Out-bound Licenses shall not include material transfer agreements, services agreements, non-disclosure agreements, or non-exclusive outbound licenses, in each case, entered into in the Ordinary Course of Business on a non-exclusive basis and that do not grant any commercial rights to any products or services of Parent or any of its Subsidiaries). Neither Parent nor its Subsidiaries nor, to Parent’s Knowledge, any other party to any Parent In-bound License or Parent Out-bound License has breached or is in breach of any of its obligations under any Parent In-bound License or Parent Out-bound License.

(e) To Parent’s Knowledge, (i) the operation of the businesses of Parent and its Subsidiaries as currently conducted does not infringe any valid and enforceable issued or granted Registered IP or misappropriate or otherwise violate any other issued or granted Intellectual Property Right owned by any other Person; and (ii) no other Person is infringing, misappropriating or otherwise violating any Parent IP or any Parent In-Licensed IP. As of the date of this Agreement, no Legal Proceeding is pending (or, to Parent’s Knowledge, is threatened) (A) against Parent or any of its Subsidiaries alleging that the operation of the businesses of Parent or its Subsidiaries infringes or constitutes the misappropriation or other violation of any issued or granted Intellectual Property Rights of another Person or (B) by Parent or any of its Subsidiaries alleging that another Person has infringed, misappropriated or otherwise violated any of Parent IP or any Parent In-Licensed IP. Since January 1, 2020, neither Parent nor any of its Subsidiaries have received any written notice or other written communication alleging that the operation of the businesses of Parent or any of its Subsidiaries infringes or constitutes the misappropriation or other violation of any issued or granted Intellectual Property Right of another Person.

(f) None of the Parent IP or, to Parent’s Knowledge, Parent In-Licensed IP is subject to any pending or outstanding injunction, directive, order, decree, settlement, judgment or other disposition of dispute that adversely and materially restricts the use, transfer, registration or licensing by Parent or any of its Subsidiaries of any such Parent IP or Parent In-Licensed IP or otherwise would reasonably be expected to adversely affect the validity, scope, use, registrability, or enforceability of any Parent IP or Parent In-Licensed IP.

(g) To Parent’s Knowledge, Parent and its Subsidiaries in the operation of their businesses are in substantial compliance with all applicable Laws pertaining to data privacy and data security of Sensitive Data. To Parent’s Knowledge, since January 1, 2020, there have been (i) no material losses or thefts of data or security breaches relating to Sensitive Data used in the business of Parent or its Subsidiaries, (ii) no violations of any security policy of Parent or its Subsidiaries regarding any such Sensitive Data, (iii) no unauthorized access or unauthorized use of any Sensitive Data used in the business of Parent or its Subsidiaries and (iv) no unintended or improper disclosure of any personally identifiable information in the possession, custody or control of Parent or its Subsidiaries or a contractor or agent acting on behalf of Parent or its Subsidiaries, in each case of clauses (i) through (iv).

(h) None of Parent or its Subsidiaries is now nor has ever been a member or promoter of, or a contributor to, any industry standards body or any similar organization that would reasonably be expected to require or obligate Parent or any of its Subsidiaries to grant or offer to any other Person any license or right to any Parent IP or Parent In-Licensed IP.

3.13 Agreements, Contracts and Commitments.

(a) Section 3.13 of the Parent Disclosure Schedule lists the following Parent Contracts in effect as of the date of this Agreement (other than any Parent Benefit Plan) (each, a “Parent Material Contract” and collectively, the “Parent Material Contracts”):

(i) each Parent Contract that would be a material contract as defined in Item 601(b)(10) of Regulation S-K as promulgated under the Securities Act;

(ii) each Parent Contract relating to any agreement of indemnification or guaranty not entered into in the Ordinary Course of Business;

(iii) each Parent Contract containing (A) any covenant limiting the freedom of Parent or any of its Subsidiaries to engage in any line of business or compete with any Person, (B) any “most-favored nations” pricing provisions or marketing or distribution rights related to any products or territory, (C) any exclusivity provision, (D) any agreement to purchase a minimum quantity of goods or services, or (E) any material non-solicitation provisions applicable to Parent or any of its Subsidiaries;

(iv) each Parent Contract relating to capital expenditures and requiring payments after the date of this Agreement in excess of $62,500 pursuant to its express terms and not cancelable without penalty;

(v) each Parent Contract relating to the disposition or acquisition of material assets or any ownership interest in any Entity;

(vi) each Parent Contract relating to any mortgages, indentures, loans, notes or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit in excess of $62,500 or creating any material Encumbrances with respect to any assets of Parent or any of its Subsidiaries or any loans or debt obligations with officers or directors of Parent or any of its Subsidiaries;

(vii) each Parent Contract requiring payment by or to Parent or any of its Subsidiaries after the date of this Agreement in excess of $62,500 pursuant to its express terms relating to: (A) any distribution agreement (identifying any that contain exclusivity provisions); (B) any dealer, distributor, joint marketing, alliance, joint venture, cooperation, collaboration, development or other agreement currently in force under which Parent or any of its Subsidiaries have continuing obligations to develop or market any product, technology or service, or any agreement pursuant to which Parent or any of its Subsidiaries have continuing obligations to develop any Intellectual Property Rights that will not be owned, in whole or in part, by Parent or any of its Subsidiaries; or (C) any Contract to license any third party to manufacture or produce any product, service or technology of Parent or any of its Subsidiaries or any Contract to sell, distribute or commercialize any products or service of Parent or any of its Subsidiaries, in each case, except for Contracts entered into in the Ordinary Course of Business;

(viii)   each Parent Contract with any Person, including any financial advisor, broker, finder, investment banker or other Person, providing advisory services to Parent in connection with the Contemplated Transactions;

(ix) each Parent Real Estate Lease;

(x) each Parent Contract with any Governmental Body;

(xi) each Parent Out-bound License and Parent In-bound License;

(xii) each Parent Contract containing any royalty, dividend or similar arrangement based on the revenues or profits of Parent or any of its Subsidiaries; and

(xiii) any other Parent Contract that is not terminable at will (with no penalty or payment) by Parent or its Subsidiaries, as applicable, and (A) which involves payment or receipt by Parent or its Subsidiaries after the date of this Agreement under any such Contract of more than $62,500 in the aggregate, or (B) that is material to the business or operations of Parent and its Subsidiaries, taken as a whole.

(b) Parent has delivered or made available to the Company accurate and complete copies of all Parent Material Contracts, including all amendments thereto. There are no Parent Material Contracts that are not in written form. As of the date of this Agreement, none of Parent, any of its Subsidiaries or, to Parent’s Knowledge, any other party to a Parent Material Contract, has breached, violated or defaulted under, or received notice that it breached, violated or defaulted under, any of the terms or conditions of, or Laws applicable to, any Parent Material Contract in such manner as would permit any other party to cancel or terminate any such Parent Material Contract, or would permit any other party to seek damages or pursue other legal remedies which would reasonably be expected to be material to Parent or its business or operations. As to Parent and its Subsidiaries, as of the date of this Agreement, each Parent Material Contract is valid, binding, enforceable and in full force and effect, subject to the Enforceability Exceptions. No Person is renegotiating, or has a right pursuant to the terms of any Parent Material Contract to change, any material amount paid or payable to Parent or any of its Subsidiaries under any Parent Material Contract or any other material term or provision of any Parent Material Contract.

3.14 Compliance; Permits; Restrictions.

(a) Parent and each of its Subsidiaries are, and since January 1, 2022, have been, in compliance in all material respects with all applicable Laws, including the FTC, CPSC, and CPSIA, and regulations adopted thereunder and any other similar Law administered or promulgated by the FTC, CPSC, CPSIA, or other Regulatory Agency, except for any noncompliance, either individually or in the aggregate, which would not be material to Parent. No investigation, claim, suit, proceeding, audit or other action by any Governmental Body is pending or, to Parent’s Knowledge, threatened against Parent or any of its Subsidiaries. There is no agreement, judgment, injunction, order or decree binding upon Parent or any of its Subsidiaries which (i) has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent or any of its Subsidiaries, any acquisition of material property by Parent or any of its Subsidiaries or the conduct of business by Parent or any of its Subsidiaries as currently conducted, (ii) is reasonably likely to have an adverse effect on Parent’s ability to comply with or perform any covenant or obligation under this Agreement, or (iii) is reasonably likely to have the effect of preventing, delaying, making illegal or otherwise interfering with the Contemplated Transactions.

(b) Parent and its Subsidiaries hold all required Governmental Authorizations which are material to the operation of the business of Parent and its Subsidiaries as currently conducted (the “Parent Permits”). Section 3.14(b) of the Parent Disclosure Schedule identifies each Parent Permit. Parent and its Subsidiaries hold all right, title and interest in and to all Parent Permits free and clear of any Encumbrance. Parent and each of its Subsidiaries are in material compliance with the terms of the Parent Permits. No Legal Proceeding is pending or, to Parent’s Knowledge, threatened, which seeks to revoke, limit, suspend, or materially modify any Parent Permit. The rights and benefits of each Parent Permit will be available to Parent and its Subsidiaries immediately after the Effective Time on terms substantially similar to those enjoyed by Parent and its Subsidiaries as of the date of this Agreement and immediately prior to the Effective Time.

(c) There are no proceedings pending or, to Parent’s Knowledge, threatened with respect to an alleged material violation by Parent or any of its Subsidiaries of the FTC, CPSC, or CPSIA, or any regulations adopted thereunder, or any other similar Law administered or promulgated by any Regulatory Agency.

(d) Parent is not currently conducting or addressing, and to Parent’s Knowledge there is no basis to expect that it will be required to conduct or address, any corrective actions, including, without limitation, product recalls.

(e) Parent and its Subsidiaries have made available to Company true and complete copies of all material notices, correspondence or other communications received by the Parent and each of its Subsidiaries from any Regulatory Agency, if any.

(f) No debarment or exclusionary claims, actions, proceedings or investigations in respect of their business or products are pending or, to Parent’s Knowledge, threatened against Parent, any of its Subsidiaries or any of their respective officers, employees or agents.

3.15 Legal Proceedings; Orders.

(a) As of the date of this Agreement, there is no pending Legal Proceeding and, to Parent’s Knowledge, no Person has threatened to commence any Legal Proceeding affecting $62,500 or more of damages or liability, and no Persons have threatened to commence any Legal Proceeding affecting an aggregate of $62,500 or more of damages or liability: (i) that involves (A) Parent, (B) any of its Subsidiaries, (C) any Parent Associate (in his or her capacity as such) or (D) any of the material assets owned or used by Parent or its Subsidiaries; or (ii) that challenges, or that would reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with, the Contemplated Transactions.

(b) Since January 1, 2022, no Legal Proceeding has been pending against Parent or any of its Subsidiaries that resulted in material liability to Parent or any of its Subsidiaries.

(c) There is no order, writ, injunction, judgment or decree to which Parent or any of its Subsidiaries, or any of the material assets owned or used by Parent or any of its Subsidiaries, is subject affecting $62,500 or more of damages or liability. To Parent’s Knowledge, no officer or other employee of Parent or any of its Subsidiaries is subject to any order, writ, injunction, judgment or decree that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the business of Parent or any of its Subsidiaries or to any material assets owned or used by Parent or any of its Subsidiaries.

3.16 Tax Matters.

(a) Parent and each of its Subsidiaries have timely filed all income Tax Returns and other material Tax Returns that they were required to file under applicable Law. All such Tax Returns are correct and complete in all material respects and have been prepared in compliance with all applicable Law. No written claim has ever been made by any Governmental Body in any jurisdiction where Parent or any of its Subsidiaries does not file a particular Tax Return or pay a particular Tax that Parent or such Subsidiary is subject to taxation by that jurisdiction.

(b) All income and other material Taxes due and owing by Parent or any of its Subsidiaries on or before the date hereof (whether or not shown on any Tax Return) have been fully paid. The unpaid Taxes of Parent and its Subsidiaries did not, as of the date of the Parent Balance Sheet, materially exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax items) set forth on the face of the Parent Balance Sheet. Since the date of the Parent Balance Sheet, neither Parent nor or any of its Subsidiaries have incurred any material Liability for Taxes outside the Ordinary Course of Business.

(c) All Taxes that Parent or any of its Subsidiaries are or were required by Law to withhold or collect have been duly and timely withheld or collected in all material respects on behalf of its respective employees, independent contractors, stockholders, equityholders, lenders, customers or other third parties and, have been timely paid to the proper Governmental Body or other Person or properly set aside in accounts for this purpose.

(d) There are no Encumbrances for material Taxes (other than Taxes not yet due and payable) upon any of the assets of Parent or any of its Subsidiaries.

(e) No deficiencies for income or other material Taxes with respect to Parent or any of its Subsidiaries have been claimed, proposed or assessed by any Governmental Body in writing. There are no pending or ongoing, and, to Parent’s Knowledge, threatened audits, assessments or other actions for or relating to any liability in respect of a material amount of Taxes of Parent or any of its Subsidiaries. Neither Parent nor any of its Subsidiaries (or any of their predecessors) has waived any statute of limitations in respect of any income or other material Taxes or agreed to any extension of time with respect to any income or other material Tax assessment or deficiency.

(f) Neither Parent nor any of its Subsidiaries have been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(g) Neither Parent nor any of its Subsidiaries is a party to any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement, or similar agreement or arrangement, other than customary commercial contracts entered into in the Ordinary Course of Business the principal subject matter of which is not Taxes.

(h) Neither Parent nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date as a result of any: (i) material change in method of accounting for Tax purposes made on or prior to the Closing Date; (ii) material use of an improper method of accounting for a Tax period ending on or prior to the Closing Date; (iii) “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Law) executed on or prior to the Closing Date; (iv) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or foreign Law) entered into on or prior to the Closing Date; (v) installment sale or open transaction disposition made on or prior to the Closing Date; (vi) prepaid amount received or deferred revenue accrued on or prior to the Closing Date; (vii) application of Section 367(d) of the Code to any transfer of intangible property on or prior to the Closing Date; (viii) application of Sections 951 or 951A of the Code (or any similar provision of state, local or foreign Law) to any income received or accrued on or prior to the Closing Date; or (ix) election under Section 108(i) of the Code (or any similar provision of state, local or foreign Law) made on or prior to the Closing Date. Parent has not made any election under Section 965(h) of the Code.

(i) Neither Parent nor any of its Subsidiaries have ever been (i) a member of a consolidated, combined or unitary Tax group (other than such a group the common parent of which is Parent) or (ii) a party to any joint venture, partnership, or other arrangement that is treated as a partnership for U.S. federal income Tax purposes. Neither Parent nor any of its Subsidiaries have any Liability for any material Taxes of any Person (other than Parent and any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign Law), or as a transferee or successor.

(j) Neither Parent nor any of its Subsidiaries (i) is a “controlled foreign corporation” as defined in Section 957 of the Code, (ii) is a “passive foreign investment company” within the meaning of Section 1297 of the Code, and (iii) has ever had a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise had an office or fixed place of business in a country other than the country in which it is organized.

(k) Neither Parent nor any of its Subsidiaries has participated in or been a party to a transaction that, as of the date of this Agreement, constitutes a “listed transaction” that is required to be reported to the IRS pursuant to Section 6011 of the Code and applicable Treasury Regulations thereunder.

(l) Neither Parent nor any of its Subsidiaries has taken any action, nor, to Parent’s Knowledge, is there any fact, that would reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment (defined below in Section 5.10).

(m) Neither Parent nor any of its Subsidiaries has availed itself of any Tax relief pursuant to any Pandemic Response Laws that could reasonably be expected to materially impact the Tax payment or Tax reporting obligations of Parent and its Affiliates (including the Company) after the Closing Date.

For purposes of this Section 3.16, each reference to Parent or any of its Subsidiaries shall be deemed to include any Person that was liquidated into, merged with, or is otherwise a predecessor to, Parent or any of its Subsidiaries.

3.17 Employee and Labor Matters; Benefit Plans.

(a) Section 3.17(a) of the Parent Disclosure Schedule lists, as of the date of this Agreement, all material Parent Benefit Plans, including, each Parent Benefit Plan that provides for retirement, change in control, stay or retention, deferred compensation, incentive compensation, severance or retiree medical or life insurance benefits. “Parent Benefit Plan” means each (i) “employee benefit plan” as defined in Section 3(3) of ERISA and (ii) other pension, retirement, deferred compensation, excess benefit, profit sharing, bonus, incentive, equity or equity-based, phantom equity, employment (other than at-will employment offer letters on Parent’s standard form that may be terminated without notice and with no penalty to Parent or any of its Subsidiaries and other than individual Parent Options, Parent RSUs or other compensatory equity award agreements made pursuant to Parent’s standard forms, in which case only representative standard forms of such agreements shall be scheduled), consulting, severance, change-of-control, retention, health, life, disability, group insurance, paid-time off, holiday, welfare and fringe benefit plan, program, agreement, contract, or arrangement (other than regular salary or wages) (whether written or unwritten, qualified or nonqualified, funded or unfunded and including any that have been frozen or terminated), in any case, maintained, contributed to, or required to be contributed to, by Parent, any of its Subsidiaries or Parent ERISA Affiliates for the benefit of any current or former employee, director, officer or independent contractor of Parent or any of its Subsidiaries or under which Parent or any of its Subsidiaries have any actual or contingent liability (including, without limitation, as to the result of it being treated as a single employer under Section 414 of the Code with any other person).

(b) As applicable with respect to each material Parent Benefit Plan, Parent has made available to the Company, true and complete copies of (i) each material Parent Benefit Plan, including all amendments thereto, and in the case of an unwritten material Parent Benefit Plan, a written description thereof, (ii) all current trust documents, investment management contracts, custodial agreements, administrative services agreements and insurance and annuity contracts relating thereto, (iii) the current summary plan description and each summary of material modifications thereto, (iv) the three most recently filed annual reports on Form 5500 and all schedules thereto, (v) the most recent IRS determination, opinion or advisory letter, (vi) the three most recent nondiscrimination testing reports, actuarial reports, and financial statements, (vii) all records, notices and filings concerning IRS or United States Department of Labor or other Governmental Body audits or investigations since January 1, 2020, (viii) each written report constituting a valuation of Parent’s capital stock for purposes of Sections 409A or 422 of the Code, whether prepared internally by Parent or by an outside, third-party valuation firm, and (ix) all material written materials provided to employees or participants relating to the amendment, termination, establishment, or increase or decrease in benefits under any Parent Benefit Plan.

(c) Each Parent Benefit Plan has been maintained, operated and administered in compliance in all material respects with its terms and any related documents or agreements and the applicable provisions of ERISA, the Code and all other applicable Laws.

(d) The Parent Benefit Plans which are “employee pension benefit plans” within the meaning of Section 3(2) of ERISA and which are intended to meet the qualification requirements of Section 401(a) of the Code have received determination or opinion letters from the IRS on which they may currently rely to the effect that such plans are qualified under Section 401(a) of the Code and the related trusts are exempt from federal income Taxes under Section 501(a) of the Code, respectively, and, to Parent’s Knowledge, nothing has occurred that would reasonably be expected to materially adversely affect the qualification of such Parent Benefit Plan or the tax exempt status of the related trust.

(e) None of Parent, any of its Subsidiaries nor any Parent ERISA Affiliate sponsors, maintains, contributes to, is required to contribute to, or has any actual or contingent liability with respect to, or has within the past six (6) years sponsored, maintained, contributed to, or been required to contribute to, (i) any “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) that is subject to Title IV or Section 302 of ERISA or Section 412 of the Code, (ii) any “multiemployer plan” (within the meaning of Section 3(37) of ERISA), (iii) any “multiple employer plan” (within the meaning of Section 413 of the Code) or (iv) any “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA), and none of Parent, any of its Subsidiaries or any of their respective ERISA Affiliates has, within the preceding six (6) years, incurred a complete or partial withdrawal from any “multiemployer plan” or otherwise incurred any liability under Section 4202 of ERISA.

(f) There are no pending audits or investigations by any Governmental Body involving any Parent Benefit Plan, and no pending or, to Parent’s Knowledge, threatened claims (except for individual claims for benefits payable in the normal operation of the Parent Benefit Plans), suits or proceedings involving any Parent Benefit Plan. All contributions and premium payments required to have been made under any of the Parent Benefit Plans or by applicable Law (without regard to any waivers granted under Section 412 of the Code), have been timely made and neither Parent nor any Parent ERISA Affiliate has any liability for any unpaid contributions with respect to any Parent Benefit Plan (other than contributions which may continue to be accrued in the Ordinary Course of Business).

(g) None of Parent, any of its Subsidiaries or any Parent ERISA Affiliates, nor, to Parent’s Knowledge, any fiduciary, trustee or administrator of any Parent Benefit Plan, has engaged in, or in connection with the Contemplated Transactions will engage in, any transaction with respect to any Parent Benefit Plan which would subject any such Parent Benefit Plan, Parent, any of its Subsidiaries or Parent ERISA Affiliates or the Company to a Tax, penalty or liability for a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code.

(h) Except as set forth in Section 3.17(h) of the Parent Disclosure Schedule, no Parent Benefit Plan provides (i) death, medical, dental, vision, life insurance or other welfare benefits beyond termination of service or retirement, other than coverage mandated by Law or (ii) death or retirement benefits under a Parent Benefit Plan qualified under Section 401(a) of the Code, and none of Parent, any of its Subsidiaries or any Parent ERISA Affiliates has made a written or oral representation promising the same.

(i) Except as set forth in Section 3.17(i) of the Parent Disclosure Schedule, neither the execution of this Agreement, nor the consummation of the Contemplated Transactions will, either alone or in connection with any other event(s), (i) result in any payment becoming due to any current or former employee, director, officer, independent contractor or other service provider of Parent or any of its Subsidiaries, (ii) increase any amount of compensation or benefits otherwise payable to any current or former employee, director, officer, independent contractor or other service provider of Parent or any of its Subsidiaries, (iii) result in the acceleration of the time of payment, funding or vesting of any benefits under any Parent Benefit Plan, (iv) require any contribution or payment to fund any obligation under any Parent Benefit Plan or (v) limit the right to merge, amend or terminate any Parent Benefit Plan.

(j) Neither the execution of this Agreement, nor the consummation of the Contemplated Transactions (either alone or when combined with the occurrence of any other event, including a termination of employment) will result in the receipt or retention by any person who is a “disqualified individual” (within the meaning of Section 280G of the Code) with respect to Parent and its Subsidiaries of any payment or benefit that is or could be characterized as a “parachute payment” (within the meaning of Section 280G of the Code), determined without regard to the application of Section 280G(b)(5) of the Code.

(k) To Parent’s Knowledge, each Parent Benefit Plan providing for deferred compensation that constitutes a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) is, and has been, established, administered and maintained in compliance with the requirements of Section 409A of the Code.

(l)  No Person has any “gross up” agreements with Parent or any of its Subsidiaries or other assurance of reimbursement or compensation by Parent or any of its Subsidiaries for any Taxes imposed under Section 409A or Section 4999 of the Code.

(m) Parent does not have any Parent Benefit Plan that is maintained for service providers located outside of the United States.

(n) Neither Parent nor any of its Subsidiaries is a party to or bound by, or has a duty to bargain under, any collective bargaining agreement or other Contract with a labor union or labor organization representing any of its employees, and there is no labor union or labor organization representing or, to Parent’s Knowledge, purporting to represent or seeking to represent any employees of Parent or its Subsidiaries, including through the filing of a petition for representation election.

(o) Except as set forth in Section 3.17(o) of the Parent Disclosure Schedule, Parent and each of its Subsidiaries is, and since January 1, 2022, has been, in material compliance with all applicable Laws respecting labor, employment, employment practices, and terms and conditions of employment, including worker classification, discrimination, wrongful termination, harassment and retaliation, equal employment opportunities, fair employment practices, meal and rest periods, immigration, employee safety and health, wages (including overtime wages), unemployment and workers’ compensation, leaves of absence, and hours of work. Except as would not be reasonably likely to result in a material liability to Parent or any of its Subsidiaries, with respect to employees of Parent or any of its Subsidiaries, each of Parent and its Subsidiaries, since January 1, 2022: (i) has withheld and reported all amounts required by Law or by agreement to be withheld and reported with respect to wages, salaries and other payments, benefits, or compensation to employees, (ii) is not liable for any arrears of wages (including overtime wages), severance pay or any Taxes or any penalty for failure to comply with any of the foregoing, and (iii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body, with respect to unemployment compensation benefits, disability, social security or other benefits or obligations for employees (other than routine payments to be made in the Ordinary Course of Business). There are no actions, suits, claims, charges, demands, lawsuits, investigations, audits, administrative matters or other Legal Proceedings pending or, to Parent’s Knowledge, threatened against Parent or any of its Subsidiaries relating to any current or former employee, applicant for employment, consultant, employment agreement or Parent Benefit Plan (other than routine claims for benefits). All employees of Parent and its Subsidiaries are employed “at-will” and their employment can be terminated without advance notice or payment of severance, except to any severance payments that may have voluntarily been paid by the Parent prior to the date of this Agreement.

(p) Except as would not be reasonably likely to result in a material liability to Parent or any of its Subsidiaries, with respect to each individual who currently renders services to Parent or any of its Subsidiaries, Parent and each of its Subsidiaries have accurately classified each such individual as an employee, independent contractor, or otherwise under all applicable Laws and, for each individual classified as an employee, Parent and each of its Subsidiaries have accurately classified him or her as overtime eligible or overtime ineligible under all applicable Laws. Neither Parent nor any of its Subsidiaries have any material liability with respect to any misclassification of: (a) any Person as an independent contractor rather than as an employee, (b) any employee leased from another employer, or (c) any employee currently or formerly classified as exempt from overtime wages.

(q) There is not and has not been since January 1, 2022, nor is there or has there been since January 1, 2022, any threat of, any strike, slowdown, work stoppage, lockout, union election petition, demand for recognition, or any similar activity or dispute, or, to Parent’s Knowledge, any union organizing activity, against Parent or any of its Subsidiaries. No event has occurred, and, to Parent’s Knowledge, no condition or circumstance exists, that might directly or indirectly be likely to give rise to or provide a basis for the commencement of any such strike, slowdown, work stoppage, lockout, union election petition, demand for recognition, or any similar activity or dispute.

(r) Section 3.17(r) of the Parent Disclosure Schedule contains a list of all employees of Parent and its Subsidiaries as of the date of this Agreement, setting forth for each employee his or her position or title, whether paid on a salary, hourly or commission basis, date of hire, and business location.

3.18 Environmental Matters. Parent and each of its Subsidiaries are in compliance, and have since January 1, 2022, complied, with all applicable Environmental Laws, which compliance includes the possession by Parent and its Subsidiaries of all permits and other Governmental Authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof, except for any failure to be in such compliance that, either individually or in the aggregate, would not reasonably be expected to result in a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries have received, since January 1, 2022, any written notice or other communication (in writing or otherwise), whether from a Governmental Body or other Person, that alleges that Parent or any of its Subsidiaries is not in compliance with or has liability pursuant to any Environmental Law and, to Parent’s Knowledge, there are no circumstances that could reasonably be expected to prevent or interfere with Parent’s or any of its Subsidiaries’ compliance with any Environmental Law in the future, except where such failure to comply would not reasonably be expected to have a Parent Material Adverse Effect. To the Parent’s Knowledge, no current or (during the time a prior property was leased or controlled by Parent or any of its Subsidiaries) prior property leased or controlled by Parent or any of its Subsidiaries have had a release of or exposure to Hazardous Materials in material violation of or as would reasonably be expected to result in any material liability of Parent or any of its Subsidiaries pursuant to any applicable Environmental Law. No consent, approval or Governmental Authorization of or registration or filing with any Governmental Body is required by any applicable Environmental Laws in connection with the execution and delivery of this Agreement or the consummation of the Contemplated Transactions.

3.19 Insurance. Parent has delivered or made available to the Company accurate and complete copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets, liabilities and operations of Parent and each of its Subsidiaries as of the date of this Agreement. Each of such insurance policies is in full force and effect and Parent and each of its Subsidiaries are in compliance in all material respects with the terms thereof. Other than customary end of policy notifications from insurance carriers, since January 1, 2022, neither Parent nor any of its Subsidiaries have received any notice or other communication regarding any actual or possible: (i) cancellation or invalidation of any insurance policy; or (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy. Parent and each of its Subsidiaries have provided timely written notice to the appropriate insurance carrier(s) of each Legal Proceeding that is currently pending against Parent or any of its Subsidiaries for which Parent or such Subsidiary has insurance coverage, and no such carrier has issued a denial of coverage or a reservation of rights with respect to any such Legal Proceeding or informed Parent or any of its Subsidiaries of its intent to do so.

3.20 No Financial Advisors. Except as set forth in Section 3.20 of the Parent Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries.

3.21 Transactions with Affiliates. Except as set forth in the Parent SEC Documents filed prior to the date of this Agreement, since the date of Parent’s Proxy Statement filed in 2023 with the SEC, no event has occurred that would be required to be reported by Parent pursuant to Item 404 of Regulation S-K as promulgated under the Securities Act.

3.22 Anti-Bribery. None of Parent, any of its Subsidiaries or any of their respective directors, officers, employees or, to Parent’s Knowledge, agents or any other Person acting on their behalf has directly or indirectly made any bribes, rebates, payoffs, influence payments, kickbacks, illegal payments, illegal political contributions, or other payments, in the form of cash, gifts, or otherwise, or taken any other action, in violation of Anti-Bribery Laws. Neither Parent nor any of its Subsidiaries is or has been the subject of any investigation or inquiry by any Governmental Body with respect to potential violations of Anti-Bribery Laws.

3.23 Valid Issuance. The Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

3.24 Opinion of Financial Advisor. The Special Committee of the Parent Board has received an opinion of Hempstead & Co., LLC to the effect that, as of the date of such opinion and subject to the assumptions, qualifications, limitations and such other factors deemed relevant by Hempstead & Co., LLC, as set forth in such opinion, the Merger Consideration to be paid by Parent in connection with the conversion of Company Capital Stock in the Merger is fair, from a financial point of view, to Parent (the “Fairness Opinion”). It is agreed and understood that such opinion is for the benefit of the Special Committee of the Parent Board and may not be relied upon by the Company.

3.25 No Merger Sub Activity. Since its date of formation, Merger Sub has not engaged in any activities or incurred any obligations other than in connection with this Agreement and the Contemplated Transactions.

3.26 Recalls. Except as disclosed on Section 3.26 of the Parent Disclosure Schedule, since January 1, 2022, the Parent has not voluntarily or involuntarily initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, warning, safety alert or other notice or action relating to an alleged lack of safety, efficacy or regulatory compliance of any Parent Product. The Parent is not aware of any facts which would reasonably be expected to result in (i) the recall, market withdrawal or replacement of any Parent Product sold or intended to be sold by the Parent, (ii) a change in the marketing classification or a material change in the labeling of any such Parent Products, or (iii) a termination or suspension of the marketing of such Products. No Parent Product has ever been the subject of any recall or other similar action of any Governmental Body. Except as disclosed on Section 3.26 of the Parent Disclosure Schedule, none of the Parent Products is subject to or bound by, any Contract that limits or restricts the ability of the Parent to develop, manufacture, market or sell any Parent Product for any period of time, in any territory, to or for any particular customer or group of customers or in any other material respect.

3.27 Disclaimer of Other Representations or Warranties. Except as previously set forth in this ARTICLE III or in any certificate delivered by Parent or Merger Sub to the Company pursuant to this Agreement, neither Parent nor Merger Sub makes any representation or warranty, express or implied, at law or in equity, with respect to it or any of its assets, liabilities or operations, and any such other representations or warranties are hereby expressly disclaimed.

3.28 Foreign Corrupt Practices. Since January 1, 2022, neither the Parent nor the Merger Sub nor to the Parent’s Knowledge, any agent or other Person acting on behalf of the Parent, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Parent or Merger Sub (or made by any person acting on its behalf of which the Parent is aware) which is in violation of law or (iv) violated in any material respect any provision of the FCPA.

3.29 No Disqualification Events. None of the Parent or Merger Sub, any of their respective predecessors, any director, executive officer, other officer of the Parent or Merger Sub participating in the Contemplated Transactions, any beneficial owner of 20% or more of the Parent’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Parent in any capacity at the time of the entry into this Agreement (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Parent and Merger Sub have exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Parent and Merger Sub have complied, to the extent applicable, with their respective disclosure obligations under Rule 506(e), and have furnished to the Company a copy of any disclosures provided thereunder.

ARTICLE IV.
CERTAIN COVENANTS OF THE PARTIES

4.1 Operation of Parent’s Business.

(a) Except (i) as set forth on Schedule 4.1(a) hereto, (ii) as expressly required by this Agreement, (iii) as required by applicable Law, (iv) with the prior written consent of the Company or (v) in the Ordinary Course of Business, at all times during the period commencing on the date of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to ARTICLE IX and the Effective Time (the “Pre-Closing Period”): each of Parent and its Subsidiaries shall (A) conduct its business and operations in the Ordinary Course of Business and in compliance in all material respects with all applicable Laws and the requirements of all Contracts that constitute Parent Material Contracts, (B) continue to pay material outstanding accounts payable and other material current Liabilities (including payroll) when due and payable in the Ordinary Course of Business, and (C) use commercially reasonable efforts to preserve intact in all material respects its assets, properties and material relationships with suppliers, commercial parties, licensees, licensors, employees and contractors, unless otherwise agreed by the Company in writing.

(b) Except (i) as set forth on Schedule 4.1(b) hereto, (ii) as expressly required by this Agreement, (iii) as required by applicable Law, (iv) with the prior written consent of the Company or (v) in the Ordinary Course of Business, at all times during the Pre-Closing Period, Parent shall not, nor shall it cause or permit any of its Subsidiaries to, do any of the following, unless otherwise agreed by the Company in writing:

(i)  declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock or repurchase, redeem or otherwise reacquire any shares of its capital stock or other securities (except repurchases of shares of Parent Common Stock from terminated employees, directors or consultants of Parent or in connection with the payment of the exercise price or withholding Taxes incurred upon the exercise, settlement or vesting of any award or purchase rights granted under the Parent Plan in accordance with the terms of such award in effect on the date of this Agreement);

(ii)   sell, issue, grant, pledge or otherwise dispose of or encumber or authorize any of the foregoing with respect to: (A) any capital stock or other security of Parent or any of its Subsidiaries (except for shares of Parent Common Stock issued upon the valid exercise of outstanding Parent Options or upon settlement of Parent RSUs); (B) any option, warrant or right to acquire any capital stock or any other security, other than Parent Options or Parent RSUs granted to directors, employees and service providers in the Ordinary Course of Business in connection with annual grants; or (C) any instrument convertible into or exchangeable for any capital stock or other security of Parent or any of its Subsidiaries;

(iii)   accelerate the vesting or settlement of any outstanding Parent Options, Parent RSUs or any other instrument convertible into or exchangeable for any capital stock or other security of Parent or any of its Subsidiaries (except in accordance with the terms of any existing Parent Contract, which, in each case, a form of which has been made available to the Company prior to the date hereof);

(iv)   except as required to give effect to anything in contemplation of the Closing, amend any of its or its Subsidiaries’ Organizational Documents, or effect or be a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction except, for the avoidance of doubt, the Contemplated Transactions, and except for any Reverse Stock Split;

(v)   form any Subsidiary or acquire any equity interest or other interest in any other Entity or enter into a joint venture with any other Entity;

(vi)   (A) lend money to any Person (except for the advancement of reasonable and customary expenses to employees, directors and consultants in the Ordinary Course of Business), (B) incur or guarantee any indebtedness for borrowed money, (C) guarantee any debt securities of others, (D) make any capital expenditure in excess of $50,000 individually and $150,000 in the aggregate or (E) forgive any loans to any Persons, including Parent’s employees, officers, directors or Affiliates;

(vii)  other than as required by applicable Law or the terms of any Parent Benefit Plan as in effect on the date of this Agreement: (A) adopt, terminate, establish or enter into any Parent Benefit Plan; (B) cause or permit any Parent Benefit Plan to be amended in any material respect; (C) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or bonus or other compensation or remuneration payable to, any of its directors, officers, consultants or employees, other than (1) increases in base salary and annual cash bonus opportunities and payments made, in each case, in connection with annual cost of living adjustments consistent with past practice and (2) prorated bonuses paid to terminated employees in accordance with the terms of any existing Parent Contract, which, in each case, a form of which has been made available to the Company prior to the date hereof; (D) hire any officer or any employee or engage any independent contractor; (E) increase the severance or change of control benefits offered to any current or new employees, directors or consultants; or (F) terminate or give notice to any officer other than for cause or terminate any officer or employee that would result in the acceleration of any outstanding equity awards;

(viii) recognize any labor union or labor organization;

(ix) acquire any material asset or sell, lease or otherwise irrevocably dispose of any of its material assets (other than cash) or properties, or grant any Encumbrance with respect to such assets or properties (other than a Permitted Encumbrance);

(x)   sell, assign, transfer, license, sublicense or otherwise dispose of any Parent IP or any Parent In-Licensed IP (other than pursuant to material transfer agreements, services agreements, non-disclosure agreements, commercially available Software-as-a-Service offerings, off-the-shelf software licenses or generally available patent license agreements, in each case entered into in the Ordinary Course of Business on a non-exclusive basis and that do not grant any commercial rights to any products or services of Parent or its Subsidiaries);

(xi)    make, change or revoke any material Tax election, fail to pay any income or other material Tax as such Tax becomes due and payable, file any amendment making any material change to any Tax Return, settle or compromise any income or other material Tax liability or submit any voluntary disclosure application, enter into any Tax allocation, sharing, indemnification or other similar agreement or arrangement (other than customary commercial contracts entered into in the Ordinary Course of Business the principal subject matter of which is not Taxes), request or consent to any extension or waiver of any limitation period with respect to any claim or assessment for any income or other material Taxes (other than pursuant to an extension of time to file any Tax Return granted in the Ordinary Course of Business of not more than seven (7) months), or adopt or change any material accounting method in respect of Taxes;

(xii)  enter into, materially amend or terminate any Parent Material Contract (or Contract that would be deemed a Parent Material Contract if entered into prior to the date hereof);

(xiii)  other than as required by Law or GAAP, take any action to change in any material respect accounting policies or procedures;

(xiv)  initiate or settle any Legal Proceeding or other claim or dispute involving or against Parent or any Subsidiary of Parent;

(xv)  enter into or amend a Contract that would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation of the Contemplated Transactions;

(xvi) (A) fail to maintain any material insurance policies in full force and effect prior to the renewal period of any such material insurance policies or (B) fail to use commercially reasonable efforts to renew any such material insurance policies following the applicable expiration or acquire substantially similar insurance policies;

(xvii)  enter into a new line of business or start to conduct a line of business in a new geographic area where it was not previously conducted;

(xviii)   make any investment in marketable securities (which, for the avoidance of doubt, shall exclude U.S. treasuries maturing in three to six months from the date of such investment) with existing cash or cash equivalents or with proceeds received upon the maturity, or sale, of existing investments in marketable securities; or

(xix)  agree, resolve or commit to do any of the foregoing.

(c) Nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct the operations of Parent prior to the Effective Time. Prior to the Effective Time, Parent shall exercise, consistent with the terms and conditions of this Agreement, complete unilateral control and supervision over its business operations.

4.2 Operation of the Company’s Business.

(a) Except (i) as set forth on Schedule 4.2(a) hereto, (ii) as expressly required by this Agreement, (iii) as required by applicable Law, (iv) with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), or (v) in the Ordinary Course of Business, at all times during the Pre-Closing Period: the Company and each of its Subsidiaries shall (A) conduct its business and operations in the Ordinary Course of Business and in compliance in all material respects with all applicable Laws and the requirements of all Contracts that constitute Company Material Contracts and (B) continue to pay material outstanding accounts payable and other material current Liabilities (including payroll) when due and payable in the Ordinary Course of Business and (C) use commercially reasonable efforts to preserve intact in all material respects its assets, properties and material relationships with suppliers, commercial parties, licensees, licensors, employees and contractors, unless otherwise agreed by the Parent in writing.

(b) Except (i) as set forth on Schedule 4.2(b) hereto, (ii) as expressly required by this Agreement, (iii) as required by applicable Law, (iv) with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed) or (v) in the Ordinary Course of Business, at all times during the Pre-Closing Period, the Company and each of its Subsidiaries shall not do any of the following, unless otherwise agreed by the Parent in writing:

(i)    declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock or repurchase, redeem or otherwise reacquire any shares of its capital stock or other securities (except repurchases of shares of Company Common Stock from terminated employees, directors or consultants of Company or in connection with the payment of the exercise price or withholding Taxes incurred upon the exercise, settlement or vesting of any award or purchase rights in accordance with the terms of such award in effect on the date of this Agreement);

(ii)    sell, issue, grant, pledge or otherwise dispose of or encumber or authorize any of the foregoing with respect to: (A) any capital stock or other security of the Company or any of its Subsidiaries; (B) any option, warrant or right to acquire any capital stock or any other security; or (C) any instrument convertible into or exchangeable for any capital stock or other security of the Company;

(iii)   accelerate the vesting or settlement of any outstanding instrument convertible into or exchangeable for any capital stock or other security of the Company or any of its Subsidiaries (except in accordance with the terms of any existing Company Contract);

(iv)   except as required to give effect to anything in contemplation of the Closing, amend any of its or its Subsidiaries’ Organizational Documents, or effect or be a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction except, for the avoidance of doubt, the Contemplated Transactions;

(v)   form any Subsidiary or acquire any equity interest or other interest in any other Entity or enter into a joint venture with any other Entity;

(vi)   (A) lend money to any Person (except for the advancement of reasonable and customary expenses to employees, directors and consultants in the Ordinary Course of Business), (B) incur or guarantee any indebtedness for borrowed money, (C) guarantee any debt securities of other Persons, (D) make any capital expenditure in excess of $62,500 individually and $200,000 in the aggregate or (E) forgive any loans to any Persons, including the Company’s employees, officers, directors or Affiliates;

(vii)   other than as required by applicable Law or the terms of any Company Benefit Plan as in effect on the date of this Agreement: (A) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or bonus or other compensation or remuneration payable to, any of its directors, officers, consultants or employees, other than (1) increases in base salary and annual cash bonus opportunities and payments made, in each case, in the Ordinary Course of Business and (2) prorated bonuses paid to terminated employees in accordance with the terms of any existing Company Contract, in each case, which has been made available to Parent prior to the date hereof; or (B) increase the severance or change of control benefits offered to any current or new employees, directors or consultants;

(viii) recognize any labor union or labor organization;

(ix) acquire any material asset or sell, lease or otherwise irrevocably dispose of any of its material assets or properties or grant any Encumbrance with respect to such assets or properties, except, in each case of the foregoing cases, in the Ordinary Course of Business;

(x) sell, assign, transfer, license, sublicense or otherwise dispose of any Company IP or any Company In-Licensed IP (other than pursuant to material transfer agreements, services agreements, non-disclosure agreements, commercially available Software-as-a-Service offerings, off-the-shelf software licenses or generally available patent license agreements, in each case entered into in the Ordinary Course of Business on a non-exclusive basis and that do not grant any commercial rights to any products or services of the Company or any of its Subsidiaries);

(xi) except to revoke a Subchapter S election, make, change or revoke any material Tax election, fail to pay any income or other material Tax as such Tax becomes due and payable, file any amendment making any material change to any Tax Return, settle or compromise any income or other material Tax liability or submit any voluntary disclosure application, enter into any Tax allocation, sharing, indemnification or other similar agreement or arrangement (other than customary commercial contracts entered into in the Ordinary Course of Business the principal subject matter of which is not Taxes), request or consent to any extension or waiver of any limitation period with respect to any claim or assessment for any income or other material Taxes (other than pursuant to an extension of time to file any Tax Return granted in the Ordinary Course of Business of not more than seven (7) months), or adopt or change any material accounting method in respect of Taxes;

(xii) enter into, materially amend or terminate any Company Material Contract (or Contract that would be deemed a Company Material Contract if entered into prior to the date hereof), in each case, if such entry, amendment or termination would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation of the Contemplated Transactions;

(xiii)  other than as required by Law or GAAP, take any action to change in any material respect accounting policies or procedures;

(xiv)  initiate or settle any Legal Proceeding or other claim or dispute involving or against the Company or any of its Subsidiaries; or

(xv)  (A) fail to maintain any material insurance policies in full force and effect prior to the renewal period of any such material insurance policies or (B) fail to use commercially reasonable efforts to renew any such material insurance policies following the applicable expiration or acquire substantially similar insurance policies;

(xvi) enter into a new line of business or start to conduct a line of business in a new geographic area where it was not previously conducted; or

(xvii) agree, resolve or commit to do any of the foregoing.

(c) Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of the Company prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete unilateral control and supervision over its business operations.

4.3 Access and Investigation. Subject to the terms of the Confidentiality Agreement, which the Parties agree will continue in full force following the date of this Agreement, during the Pre-Closing Period, upon reasonable notice, Parent, on the one hand, and the Company, on the other hand, shall, and shall use commercially reasonable efforts to cause such Party’s Representatives to: (a) provide the other Party and such other Party’s Representatives with reasonable access during normal business hours to such Party’s Representatives, personnel, property and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to such Party and its Subsidiaries; (b) provide the other Party and such other Party’s Representatives with such copies of the existing books, records, Tax Returns, work papers, product data, and other documents and information relating to such Party and its Subsidiaries, and with such additional financial, operating and other data and information regarding such Party and its Subsidiaries as the other Party may reasonably request; (c) permit the other Party’s officers and other employees to meet, upon reasonable notice and during normal business hours, with the chief accounting officer and other officers and employees of such Party responsible for such Party’s financial statements and the internal controls of such Party to discuss such matters as the other Party may reasonably deem necessary or appropriate; and (d) make available to the other Party copies of unaudited financial statements, material operating and financial reports prepared for senior management of such Party, and any material notice, report or other document filed with or sent to or received from any Governmental Body in connection with the Contemplated Transactions. Any investigation conducted by either Parent or the Company pursuant to this Section 4.3 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the other Party.

Notwithstanding the foregoing, any Party may restrict the foregoing access to the extent that any Law applicable to such Party requires such Party to restrict or prohibit access to any such properties or information or may redact any of the foregoing documents or reports to the extent necessary to preserve the attorney-client privilege under any circumstances in which such privilege may be jeopardized by the disclosure of such document or report.

4.4 Parent Non-Solicitation.

(a) Parent agrees that, during the Pre-Closing Period, neither it nor any of its Subsidiaries shall, nor shall it or any of its Subsidiaries authorize or permit any of their respective Representatives to, directly or indirectly: (i) solicit, initiate or knowingly encourage, induce or facilitate the communication, making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (ii) furnish any non-public information regarding Parent to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry; (iii) engage in discussions (other than to inform any Person of the existence of the provisions in this Section 4.4) or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry; (iv) approve, endorse or recommend any Acquisition Proposal (subject to Section 5.3); (v) execute or enter into any letter of intent or any Contract contemplating or otherwise relating to any Acquisition Transaction (other than an Acceptable Confidentiality Agreement); or (vi) publicly propose to do any of the foregoing; provided, however, that, notwithstanding anything contained in this Section 4.4 and subject to compliance with this Section 4.4, prior to obtaining the Required Parent Stockholder Vote, Parent may furnish non-public information regarding Parent to, and enter into discussions or negotiations with, any Person in response to a bona fide Acquisition Proposal by such Person, which the Parent Board (with the recommendation of the Special Committee) determines in good faith, after consultation with Parent’s outside financial advisors and outside legal counsel, constitutes, or is reasonably likely to result in, a Superior Offer (and is not withdrawn) if: (A) such Acquisition Proposal did not result from a breach of this Section 4.4; (B) the Parent Board (with the recommendation of the Special Committee) concludes in good faith based on the advice of outside legal counsel, that the failure to take such action is reasonably likely to be inconsistent with the fiduciary duties of the Parent Board under applicable Law; (C) prior to furnishing any such non-public information to such Person, Parent gives the Company notice of Parent’s intention to furnish non-public information to, or enter into discussions with, such Person and substantially contemporaneously furnishes such non-public information to the Company (to the extent such information has not been previously furnished by Parent to the Company); and (D) prior to the furnishing of such information or the entry into such discussions or negotiations, Parent receives from such Person an executed Confidentiality Agreement (1) containing provisions (including nondisclosure provisions, use restrictions, non-solicitation provisions, no hire and “standstill” provisions), in the aggregate, at least as favorable to Parent as those contained in the Confidentiality Agreement and (2) that does not prohibit Parent from providing information to the Company in accordance with this Agreement (such executed Confidentiality Agreement, an “Acceptable Confidentiality Agreement”). Without limiting the generality of the foregoing, Parent acknowledges and agrees that, in the event any Representative of Parent or any of its Subsidiaries (whether or not such Representative is purporting to act on behalf of Parent or any of its Subsidiaries) takes any action that, if taken by Parent, would constitute a breach of this Section 4.4, the taking of such action by such Representative shall be deemed to constitute a breach of this Section 4.4 by Parent for purposes of this Agreement.

(b) If Parent, any of its Subsidiaries or any of their respective Representatives receives an Acquisition Proposal or Acquisition Inquiry at any time during the Pre-Closing Period, then Parent shall promptly (and in no event later than one (1) Business Day after Parent becomes aware of such Acquisition Proposal or Acquisition Inquiry) (1) advise the Company orally and in writing of such Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry), (2) in the case of a written Acquisition Proposal or Acquisition Inquiry, furnish any written documentation and correspondence to or from Parent, any of its Subsidiaries or any of their respective Representatives and (3) in the case of an oral Acquisition Proposal or Acquisition Inquiry, provide a written summary of the terms thereof. Parent shall keep the Company reasonably informed with respect to the status and material terms of any such Acquisition Proposal or Acquisition Inquiry and any material modification or proposed material modification thereto, including providing any updated written documentation and material correspondence to or from Parent, any of its Subsidiaries or any of their respective Representatives.

(c) Parent shall immediately cease and cause to be terminated any existing discussions, negotiations and communications with any Person that relate to any Acquisition Proposal or Acquisition Inquiry that has not already been terminated as of the date of this Agreement, terminate access to any non-public information of Parent or any of its Subsidiaries provided to such Person via an electronic or physical data room in connection with any such Acquisition Proposal or Acquisition Inquiry and request the destruction or return of any non-public information of Parent or any of its Subsidiaries provided to such Person in connection with any such Acquisition Proposal or Acquisition Inquiry as soon as practicable after the date of this Agreement.

4.5 Company Non-Solicitation.

(a) The Company agrees that, during the Pre-Closing Period, neither it, nor any of its Subsidiaries, shall, nor shall they authorize or permit any of their Representatives to, directly or indirectly: (i) solicit, initiate or knowingly encourage, induce or facilitate the communication, making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (ii) furnish any non-public information regarding the Company to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry; (iii) engage in discussions (other than to inform any Person of the existence of the provisions in this Section 4.5) or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry; (iv) approve, endorse or recommend any Acquisition Proposal; (v) execute or enter into any letter of intent or any Contract contemplating or otherwise relating to any Acquisition Transaction; or (vi) publicly propose to do any of the foregoing. Without limiting the generality of the foregoing, the Company acknowledges and agrees that, in the event any Representative of the Company or any of its Subsidiaries (whether or not such Representative is purporting to act on behalf of the Company or any of its Subsidiaries) takes any action that, if taken by the Company or any of its Subsidiaries, would constitute a breach of this Section 4.5, the taking of such action by such Representative shall be deemed to constitute a breach of this Section 4.5 by the Company for purposes of this Agreement.

(b) If the Company, any of its Subsidiaries, or any of its Representatives receives an Acquisition Proposal or Acquisition Inquiry at any time during the Pre-Closing Period, then the Company shall promptly (and in no event later than one (1) Business Day after the Company becomes aware of such Acquisition Proposal or Acquisition Inquiry) (1) advise Parent orally and in writing of such Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry), (2) in the case of a written Acquisition Proposal or Acquisition Inquiry, furnish any written documentation and correspondence to or from the Company, any of its Subsidiaries or any of its Representatives and (3) in the case of an oral Acquisition Proposal or Acquisition Inquiry, provide a written summary of the terms thereof. The Company shall keep Parent reasonably informed with respect to the status and material terms of any such Acquisition Proposal or Acquisition Inquiry and any material modification or proposed material modification thereto.

(c) The Company shall immediately cease and cause to be terminated any existing discussions, negotiations and communications with any Person that relate to any Acquisition Proposal or Acquisition Inquiry that has not already been terminated as of the date of this Agreement, terminate access to any non-public information of the Company or any of its Subsidiaries provided to such Person via an electronic or physical data room and request the destruction or return of any non-public information of the Company or any of its Subsidiaries provided to such Person as soon as practicable after the date of this Agreement.

4.6 Notification of Certain Matters.

(a) During the Pre-Closing Period, the Company shall promptly (and in no event later than three (3) Business Days after the Company becomes aware of the same) notify Parent (and, if in writing, furnish copies of any relevant documents) if any of the following occurs: (i) any notice or other communication is received from any Person alleging that the Consent of such Person is or may be required in connection with any of the Contemplated Transactions; (ii) any Legal Proceeding against or involving or otherwise affecting the Company is commenced, or, to the Company’s Knowledge, threatened against the Company or, to the Company’s Knowledge, any director or officer of the Company; (iii) the Company becomes aware of any material inaccuracy in any representation or warranty made by it in this Agreement; or (iv) the failure of the Company to comply with any covenant or obligation of the Company; in each case of clauses (i) through (iv), that could reasonably be expected to make the timely satisfaction of any of the conditions set forth in ARTICLE VI or ARTICLE VII, as applicable, impossible or materially less likely. No notification given to Parent pursuant to this Section 4.6 shall change, limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement or the Company Disclosure Schedule for purposes of ARTICLE VI and ARTICLE VII, as applicable.

(b) During the Pre-Closing Period, Parent shall promptly (and in no event later than three (3) Business Days after Parent becomes aware of the same) notify the Company (and, if in writing, furnish copies of any relevant documents) if any of the following occurs: (i) any notice or other communication is received from any Person alleging that the Consent of such Person is or may be required in connection with any of the Contemplated Transactions; (ii) any Legal Proceeding against or involving or otherwise affecting Parent or any of its Subsidiaries is commenced, or, to Parent’s Knowledge, threatened against Parent or any of its Subsidiaries or, to Parent’s Knowledge, any director or officer of Parent or any of its Subsidiaries; (iii) Parent becomes aware of any material inaccuracy in any representation or warranty made by it in this Agreement; or (iv) the failure of Parent or Merger Sub to comply with any covenant or obligation of Parent or Merger Sub; in each case of clauses (i) through (iv), that could reasonably be expected to make the timely satisfaction of any of the conditions set forth in ARTICLE VI or ARTICLE VIII, as applicable, impossible or materially less likely. No notification given to the Company pursuant to this Section 4.6(b) shall change, limit or otherwise affect any of the representations, warranties, covenants or obligations of Parent or any of its Subsidiaries contained in this Agreement or the Parent Disclosure Schedule for purposes of ARTICLE VI and ARTICLE VIII, as applicable.

ARTICLE V.
ADDITIONAL AGREEMENTS OF THE PARTIES

5.1 Proxy Statement.

(a) As promptly as practicable after the date of this Agreement, the Parties shall prepare, and Parent shall cause to be filed with the SEC, the Proxy Statement. Parent covenants and agrees that the Proxy Statement (and the letter to stockholders, notice of meeting and form of proxy included therewith) will not, at the time that the Proxy Statement or any amendments or supplements thereto are filed with the SEC, at the time the Proxy Statement or any amendments or supplements thereto are first mailed to Parent’s stockholders and at the time of the Parent Stockholder Meeting (defined below in Section 5.3(a)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company covenants and agrees that the information provided by or on behalf of the Company or its Representatives to Parent for inclusion in the Proxy Statement (including the Company’s audited financial statements for the fiscal years ended 2023 and 2022 or the Company Interim Financial Statements, as the case may be) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make such information not misleading. Notwithstanding the foregoing, Parent makes no covenant, representation or warranty with respect to statements made in the Proxy Statement (and the letter to stockholders, notice of meeting and form of proxy included therewith), if any, based on information provided by or on behalf of the Company or any of its Representatives for inclusion therein, and the Company makes no covenant, representation or warranty with respect to statements made in the Proxy Statement (and the letter to stockholders, notice of meeting and form of proxy included therewith), if any, other than with respect to the information provided by or on behalf of the Parent or any of its Representatives for inclusion therein. The Company and its legal counsel shall be given reasonable opportunity to review and comment on the Proxy Statement, including all amendments and supplements thereto and all communications to and with the SEC, prior to the filing thereof with the SEC, and on the response to any comments of the SEC on the Proxy Statement, prior to the filing thereof with the SEC. Parent will promptly provide Company copies of all written and electronic communications to and from the SEC and written summaries of all SEC communications from the SEC, relating to the Proxy Statement. Parent shall use commercially reasonable efforts to cause the Proxy Statement to comply with the applicable rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to clear any comments the SEC or its staff may have on the Proxy Statement as promptly as practicable after it is filed with the SEC. Parent shall use commercially reasonable efforts to cause the Proxy Statement to be mailed to Parent’s stockholders as promptly as practicable after (i) all comments, if any, on the Proxy Statement are cleared by the SEC, or (ii) if the SEC or its staff does not have any comments on the Proxy Statement, after 10 days after passed from the date of filing the preliminary Proxy Statement (as applicable, (i) or (ii), “Cleared Comments”). Each Party shall promptly furnish to the other Party all information concerning such Party and such Party’s Affiliates and such Party’s stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.1. If Parent, Merger Sub or the Company become aware of any event or information that, pursuant to the Securities Act or the Exchange Act, should be disclosed in an amendment or supplement to the Proxy Statement, as the case may be, then such Party, as the case may be, shall promptly inform the other Parties thereof and shall cooperate with such other Parties in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to Parent’s stockholders. The Company and Parent shall each use commercially reasonable efforts to cause the Proxy Statement to comply with the applicable rules and regulations promulgated by the SEC and applicable federal and state securities Laws requirements.

(b) The Parties shall reasonably cooperate with each other and provide, and require their respective Representatives to provide, the other Party and its Representatives, with all true, correct and complete information regarding such Party or its Subsidiaries that is required by Law to be included in the Proxy Statement or reasonably requested by the other Party to be included in the Proxy Statement.

5.2 Company Information Statement; Stockholder Written Consent.

(a) Promptly after the Proxy Statement has Cleared Comments, and in any event no later than five (5) Business Days thereafter, unless the Company shall have previously obtained the consent of all of the Company’s stockholders of items (i), (ii) and (iii) below, the Company shall prepare, with the cooperation of Parent, and cause to be mailed to its stockholders an information statement, which shall include a copy of the Proxy Statement (the “Information Statement”), to solicit the approval by written consent from the Company stockholders sufficient for the Required Company Stockholder Vote in lieu of a meeting pursuant to Section 228 of the DGCL, for purposes of (i) adopting and approving this Agreement and the Contemplated Transactions, (ii) acknowledging that the approval given thereby is irrevocable and that such stockholder is aware of its rights to demand appraisal for its shares of Company Capital Stock pursuant to Section 262 of the DGCL, a true and correct copy of which will be attached thereto, and that such stockholder has received and read a copy of Section 262 of the DGCL and (iii) acknowledging that by its approval of the Merger it is not entitled to appraisal rights with respect to its shares of Company Capital Stock in connection with the Merger and thereby waives any rights to receive payment of the fair value of its shares of Company Capital Stock under the DGCL (collectively, the “Company Stockholder Matters”). Except as required by Law, the Company shall not assert that any other approval or consent is necessary by its stockholders to approve this Agreement and the Contemplated Transactions. Parent and its legal counsel shall be given reasonable opportunity to review and comment on the Information Statement, including all amendments and supplements thereto, prior to the mailing thereof to the Company’s stockholders.

(b)  The Parties shall reasonably cooperate with each other and provide, and require their respective Representatives to provide, the other Party and its Representatives with all true, correct and complete information regarding such Party or its Subsidiaries that is required by Law to be included in the Information Statement or reasonably requested by the other Party to be included in the Information Statement.

(c) The Company covenants and agrees that the Information Statement, including any pro forma financial statements included therein (and the letter to stockholders and form of Company Stockholder Written Consent included therewith), will not, at the time that the Information Statement or any amendment or supplement thereto is first mailed, distributed or otherwise made available to the stockholders of the Company and at the time of receipt of the Required Company Stockholder Vote, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Parent covenants and agrees that the information provided by or on behalf of Parent, its Subsidiaries or their respective Representatives to the Company for inclusion in the Information Statement (including Parent’s audited consolidated financial statements for the fiscal years ended 2023 and 2022 or Parent’s interim consolidated financial statements, as the case may be) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make such information not misleading. Notwithstanding the foregoing, the Company makes no covenant, representation or warranty with respect to statements made in the Information Statement (and the letter to the stockholders and form of Company Stockholder Written Consent included therewith), if any, based on information furnished in writing by Parent, any of its Subsidiaries or any of their respective Representatives for inclusion therein. Each of the Parties shall use commercially reasonable efforts to cause the Information Statement to comply with the applicable rules and regulations promulgated by the SEC and applicable federal and state securities Laws requirements in all material respects.

(d) Promptly following receipt of the Required Company Stockholder Vote, if required, the Company shall prepare and mail a notice (the “Stockholder Notice”) to every stockholder of the Company that did not execute the Company Stockholder Written Consent. The Stockholder Notice shall (i) be a statement to the effect that the Company Board determined that the Merger is advisable in accordance with Section 251(b) of the DGCL and in the best interests of the stockholders of the Company and authorized, approved and adopted this Agreement, the Merger and the other Contemplated Transactions, (ii) provide the stockholders of the Company to whom it is sent with notice of the actions taken in the Company Stockholder Written Consent, including the adoption and approval of this Agreement, the Merger and the other Contemplated Transactions in accordance with Section 228(e) of the DGCL and the Organizational Documents of the Company and (iii) include a description of the appraisal rights of the Company’s stockholders available under the DGCL, along with such other information as is required thereunder and pursuant to applicable Law. Parent and its legal counsel shall be given a reasonable opportunity to review and comment on the Stockholder Notice, including all amendments and supplements thereto, prior to the mailing thereof to the Company’s stockholders.

(e) The Company agrees that if necessary: (i) the Company Board shall recommend that the Company’s stockholders vote to approve the Company Stockholder Matters and shall use commercially reasonable efforts to solicit such approval from the Company’s stockholders within the time set forth in Section 5.2(a) (the recommendation of the Company Board that the Company’s stockholders vote to adopt and approve the Company Stockholder Matters being referred to as the “Company Board Recommendation”); and (ii)(1) the Company Board Recommendation shall not be withdrawn or modified, (2) the Company Board shall not publicly propose to withdraw or modify the Company Board Recommendation and (3) no resolution by the Company Board or any committee thereof to withdraw or modify the Company Board Recommendation or to adopt, approve or recommend (or publicly propose to adopt, approve or recommend) any Acquisition Proposal shall be adopted or proposed (the actions set forth in the foregoing clause (ii), if taken, shall constitute, in each case, a “Company Board Adverse Recommendation Change”).

(f) The Company’s obligation to solicit the consent of its stockholders to sign the Company Stockholder Written Consent in accordance with Section 5.2(a) and Section 5.2(d) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Offer or other Acquisition Proposal.

5.3 Parent Stockholders’ Meeting.

(a) Promptly after the Proxy Statement has Cleared Comments, Parent shall take all action necessary under applicable Law to call, give notice of and hold a meeting of the holders of Parent Common Stock for the purpose of seeking approval of this Agreement and the Contemplated Transactions, including:

(i)    the issuance of Parent Common Stock or other securities of Parent that represent (or are convertible into) more than twenty percent (20%) of the shares of Parent Common Stock outstanding immediately prior to the Merger to the holders of Company Capital Stock in connection with the Contemplated Transactions pursuant to the Nasdaq rules (the “Parent Share Issuance”);

(ii) the Name Change Amendment and the Parent Plan Increase;

(iii) the timely compliance by Parent with all of its obligations contained in Section 5.9; and

(iv)    any other proposals the Parties deem necessary or desirable to consummate the Contemplated Transactions, including to the extent required by Item 402(t) of Regulation S-K.

(the matters contemplated by Section 5.3(a)(i) through Section 5.3(a)(iv) are referred to as the “Parent Stockholder Matters,” and such meeting, the “Parent Stockholders’ Meeting”).

(b) The Parent Stockholders’ Meeting shall be held as promptly as practicable after the Proxy Statement has Cleared Comments and, in any event, no later than fifty (50) calendar days (or such shorter period of time as may be reasonably recommended by a proxy solicitation firm, if any, engaged by Parent in connection with the Parent Stockholders’ Meeting) after the Proxy Statement has Cleared Comments. Parent shall take reasonable measures to ensure that all proxies solicited in connection with the Parent Stockholders’ Meeting are solicited in compliance with all applicable Laws. Notwithstanding anything to the contrary contained herein, if on the date of the Parent Stockholders’ Meeting, or a date preceding the date on which the Parent Stockholders’ Meeting is scheduled, Parent reasonably believes that (i) it will not receive proxies sufficient to obtain the Required Parent Stockholder Vote, whether or not a quorum would be present, or (ii) it will not have sufficient shares of Parent Common Stock represented (whether in person or by proxy) to constitute a quorum necessary to conduct the business of the Parent Stockholders’ Meeting, Parent may postpone or adjourn, or make one or more successive postponements or adjournments of, the Parent Stockholders’ Meeting as long as the date of the Parent Stockholders’ Meeting is not postponed or adjourned more than an aggregate of thirty (30) calendar days in connection with any postponements or adjournments without the prior written consent of the Company.

(c) Parent agrees that, subject to Section 5.3(d): (i) the Parent Board shall Unanimously recommend that the holders of Parent Common Stock vote to approve the Parent Stockholder Matters and shall use commercially reasonable efforts to solicit such approval within the timeframe set forth in Section 5.3(b), (ii) the Proxy Statement shall include a statement to the effect that the Parent Board Unanimously recommends that Parent’s stockholders vote to approve the Parent Stockholder Matters (the recommendation of the Parent Board (with the recommendation of the Special Committee) with respect to the Parent Stockholder Matters being referred to as the “Parent Board Recommendation”); and (iii)(1) the Parent Board Recommendation shall not be withheld, amended, withdrawn or modified, (2) the Parent Board shall not publicly propose to withhold, amend, withdraw or modify the Parent Board Recommendation, and (3) no resolution by the Parent Board or any committee thereof to withdraw or modify the Parent Board Recommendation or to adopt, approve or recommend (or publicly propose to adopt, approve or recommend) any Acquisition Proposal shall be adopted or proposed (the actions set forth in the foregoing clause (iii), if taken, shall constitute, in each case, a “Parent Board Adverse Recommendation Change”).

(d) Notwithstanding anything to the contrary contained in this Agreement, and subject to compliance with Section 4.4 and this Section 5.3(d), if at any time prior to the approval of the Parent Stockholder Matters at the Parent Stockholders’ Meeting by the Required Parent Stockholder Vote:

(i)    if Parent has received a bona fide Acquisition Proposal (which Acquisition Proposal did not result from a breach of Section 4.4) from any Person that has not been withdrawn and after consultation with outside legal counsel, the Parent Board (with the recommendation of the Special Committee) shall have determined, in good faith, that such Acquisition Proposal is a Superior Offer, the Parent Board (with the recommendation of the Special Committee) may make a Parent Board Adverse Recommendation Change, if and only if: (A) the Parent Board (with the recommendation of the Special Committee) determines in good faith, after consultation with Parent’s outside legal counsel, that the failure to do so would be reasonably likely to be inconsistent with the fiduciary duties of the Parent Board to Parent’s stockholders under applicable Law; (B) Parent shall have given the Company prior written notice of its intention to consider making a Parent Board Adverse Recommendation Change at least four (4) Business Days prior to making any such Parent Board Adverse Recommendation Change (a “Determination Notice”; and such period, the “Parent Notice Period”) (which notice shall not constitute a Parent Board Adverse Recommendation Change); and (C)(1) Parent shall have provided the Company with the identity of the Person making the Acquisition Proposal, as well as a summary of the material terms and conditions of the Acquisition Proposal (and in the case of a written Acquisition Proposal, any written documentation related thereto) in accordance with Section 4.4(b), (2) Parent shall, and shall have caused its Representatives to, during the Parent Notice Period, negotiate in good faith with the Company (to the extent the Company desires to negotiate) to enable the Company to propose in writing an offer binding on the Company to effect such adjustments to the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Offer, and (3) after considering the results of such negotiations and giving effect to the proposals made by the Company, if any, after consultation with outside legal counsel, the Parent Board (with the recommendation of the Special Committee) shall have determined, in good faith, that such Acquisition Proposal is a Superior Offer and that the failure to make the Parent Board Adverse Recommendation Change would be inconsistent with the fiduciary duties of the Parent Board to Parent’s stockholders under applicable Law; provided that (x) the Company receives written notice from Parent confirming that the Parent Board (with the recommendation of the Special Committee) has determined to change its recommendation during the Parent Notice Period, which notice shall include a description in reasonable detail of the reasons for such Parent Board Adverse Recommendation Change and written copies of any relevant proposed transaction agreements with any party making a potential Superior Offer during the Parent Notice Period; (y) during any Parent Notice Period, the Company shall be entitled to deliver to Parent one or more counterproposals to such Acquisition Proposal and Parent will, and cause its Representatives to, negotiate with the Company in good faith (to the extent the Company desires to negotiate) to enable the Company to propose in writing an offer binding on the Company to effect such adjustments to the terms and conditions of this Agreement so that the applicable Acquisition Proposal ceases to constitute a Superior Offer; and (z) in the event of any material amendment to any Superior Offer (including any revision in price that Parent’s stockholders would receive as a result of such potential Superior Offer), Parent shall be required to provide the Company with notice of such material amendment and the Parent Notice Period shall be extended, if applicable, to ensure that at least three (3) Business Days remain in the Parent Notice Period following such notification during which the Parties shall comply again with the requirements of this Section 5.3(d) and the Parent Board shall not make a Parent Board Adverse Recommendation Change prior to the end of such Parent Notice Period as so extended (it being understood that there may be multiple extensions); and

(ii)  other than in connection with an Acquisition Proposal, the Parent Board may make a Parent Board Adverse Recommendation Change in response to a Parent Change in Circumstance, if and only if: (A) the Parent Board (with the recommendation of the Special Committee) determines in good faith, after consultation with Parent’s outside legal counsel, that the failure to do so would be reasonably likely to be inconsistent with the fiduciary duties of the Parent Board to Parent’s stockholders under applicable Law; (B) Parent shall have given the Company a Determination Notice at least four (4) Business Days prior to making any such Parent Board Adverse Recommendation Change; and (C)(1) Parent shall have provided the Company with a description of the Parent Change in Circumstance in reasonable detail, including the material facts and circumstances related to the Parent Change in Circumstance, (2) Parent shall, and shall have caused its Representatives to, during the four (4) Business Days after the Determination Notice, negotiate in good faith with the Company (to the extent the Company desires to do so) to enable the Company to propose revisions to the terms of this Agreement or make another proposal, if any, and (3) after considering the results of any such negotiations and giving effect to the proposals made by the Company, if any, after consultation with outside legal counsel, the Parent Board (with the recommendation of the Special Committee) shall have determined, in good faith, that the failure to make the Parent Board Adverse Recommendation Change in response to such Parent Change in Circumstance would be inconsistent with its fiduciary duties of the Parent Board to Parent’s stockholders under applicable Law. For the avoidance of doubt, the provisions of this Section 5.3(d)(ii) shall also apply to any material change to the facts and circumstances relating to such Parent Change in Circumstance and require a new Determination Notice, except that the references to four (4) Business Days shall be deemed to be three (3) Business Days (it being understood that there may be multiple extensions).

(e) Nothing contained in this Agreement shall prohibit Parent or the Parent Board from (i) complying with Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, (ii) issuing a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) under the Exchange Act or (iii) otherwise making any disclosure to Parent’s stockholders; provided however, that any disclosure made by Parent or the Parent Board pursuant to the foregoing shall be limited to a statement that Parent is unable to take a position with respect to the bidder’s tender offer unless the Parent Board determines in good faith, after consultation with its outside legal counsel, that failure to make additional disclosure would be inconsistent with its fiduciary duties under applicable Law. Parent shall not withdraw or modify the Parent Board Recommendation unless specifically permitted pursuant to the terms of Section 5.3(d).

(f) Unless this Agreement is otherwise terminated pursuant to Section 9.1, Parent’s obligation to call, give notice of and hold the Parent Stockholders’ Meeting in accordance with Section 5.3(b) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Acquisition Proposal or by any Parent Board Adverse Recommendation Change.

5.4 Regulatory Approvals. Each Party shall use commercially reasonable efforts to file or otherwise submit, as soon as practicable after the date of this Agreement, all applications, notices, reports, filings and other documents, if any, required to be filed by such Party with or otherwise submitted by such Party to any Governmental Body with respect to the Contemplated Transactions, to submit promptly any additional information requested by any such Governmental Body, and to keep the other Party promptly informed of any communication from or to any Governmental Body.

5.5 Indemnification of Officers and Directors.

(a) From the Effective Time through the sixth (6th) anniversary of the date on which the Effective Time occurs, each of Parent and the Surviving Corporation, jointly and severally, shall indemnify and hold harmless each person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director, officer, fiduciary or agent of Parent or the Company and their respective Subsidiaries, respectively (the “D&O Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the D&O Indemnified Party is or was a director, officer, fiduciary or agent of Parent or of the Company or their respective Subsidiaries, whether asserted or claimed prior to, at or after the Effective Time, in each case, to the fullest extent permitted by Parent’s Organizational Documents. Each D&O Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from each of Parent and the Surviving Corporation, jointly and severally, upon receipt by Parent or the Surviving Corporation from the D&O Indemnified Party of a request therefor; provided that any such person to whom expenses are advanced provides an undertaking to Parent, to the extent then required by the DGCL, to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

(b) The provisions of the Organizational Documents of Parent or any of its Subsidiaries with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of Parent or any of its Subsidiaries that are set forth in the Organizational Documents of Parent or any of its Subsidiaries as of the date of this Agreement shall not be amended, modified or repealed for a period of six (6) years from the Effective Time in a manner that would adversely affect the rights thereunder of individuals who, at or prior to the Effective Time, were officers or directors of Parent or any of its Subsidiaries, unless such modification is required by applicable Law. The Organizational Documents of the Surviving Corporation shall contain, and Parent shall cause the Organizational Documents of the Surviving Corporation to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers as those set forth in the Organizational Documents of Parent as of the date of this Agreement.

(c) From and after the Effective Time, (i) the Surviving Corporation shall fulfill and honor in all respects the obligations of the Company to its D&O Indemnified Parties as of immediately prior to the Closing pursuant to any indemnification provisions under the Organizational Documents of the Company and pursuant to any indemnification agreements between the Company and such D&O Indemnified Parties, with respect to claims arising out of matters occurring at or prior to the Effective Time and (ii) Parent shall fulfill and honor in all respects the obligations of Parent or any of its Subsidiaries to its D&O Indemnified Parties as of immediately prior to the Closing pursuant to any indemnification provisions under the Organizational Documents of Parent or any of its Subsidiaries and pursuant to any indemnification agreements between Parent or any of its Subsidiaries and such D&O Indemnified Parties, with respect to claims arising out of matters occurring at or prior to the Effective Time.

(d) From the Effective Time through the sixth (6th) anniversary of the date on which the Effective Time occurs, Parent shall maintain directors’ and officers’ liability insurance policies, with an effective date as of the Closing Date, on commercially available terms and conditions and with coverage limits customary for companies similarly situated to Parent.

(e) From and after the Effective Time, Parent shall pay all expenses, including reasonable attorneys’ fees, that are incurred by the persons referred to in this Section 5.5 in connection with their successful enforcement of the rights provided to such persons in this Section 5.5.

(f) All rights to exculpation, indemnification and advancement of expenses for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Closing, now existing in favor of the current or former directors, officers or employees, as the case may be, of Parent or the Company or any of their respective Subsidiaries as provided in their respective Organizational Documents or in any agreement shall survive the Merger and shall continue in full force and effect. The provisions of this Section 5.5 are intended to be in addition to the rights otherwise available to the current and former officers and directors of Parent and the Company and any of their respective Subsidiaries by Law, charter, statute, bylaw or Contract and shall operate for the benefit of, and shall be enforceable by, each of the D&O Indemnified Parties, their heirs and their representatives.

(g) From and after the Effective Time, in the event Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall succeed to the obligations set forth in this Section 5.5. Parent shall cause the Surviving Corporation to perform all of the obligations of the Surviving Corporation under this Section 5.5. The obligations set forth in this Section 5.5 shall not be terminated, amended or otherwise modified in any manner that adversely affects any D&O Indemnified Party or any person who is a beneficiary under the policies referred to in this Section 5.5 and their heirs and representatives, without the prior written consent of such affected D&O Indemnified Party or such other beneficiary.

5.6 Additional Agreements.

(a) During the Pre-Closing Period, the Parties shall (a) use commercially reasonable efforts to cause to be taken all actions necessary to consummate the Contemplated Transactions and (b) reasonably cooperate with the other Parties and provide the other Parties with such assistance as may be reasonably requested for the purpose of facilitating the performance by each Party of its respective obligations under this Agreement and to enable the Surviving Corporation to continue to meet its obligations under this Agreement following the Closing. Without limiting the generality of the foregoing, each Party shall use commercially reasonable efforts to: (i) make all filings and other submissions (if any) and give all notices (if any) required to be made and given by such Party in connection with the Contemplated Transactions; (ii) obtain each Consent (if any) required to be obtained (pursuant to any applicable Law or Contract, or otherwise) by such Party in connection with the Contemplated Transactions; (iii) lift any injunction prohibiting, or any other legal bar to, the Contemplated Transactions; and (iv) satisfy the conditions precedent to the consummation of the Contemplated Transactions.

5.7 Public Announcement.

(a) Press Release. The initial press release relating to this Agreement shall be a joint press release issued by the Company and Parent and thereafter Parent and the Company shall consult with each other before issuing any further press release(s) or otherwise making any public statement or making any announcement to Parent Associates or Company Associates (to the extent not previously issued or made in accordance with this Agreement) including but not limited to the Form 8-K described in Section 5.7(b)(A), below with respect to the Contemplated Transactions and shall not issue any such press release, public statement or announcement to Parent Associates or Company Associates without the other Party’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing: (a) each Party may, without such consultation or prior written consent, make any public statement in response to specific questions from the press, analysts, investors or those attending industry conferences, make internal announcements to employees and make disclosures in Parent SEC Documents, so long as any such statements, announcements or disclosures are consistent with and do not disclose material information not previously disclosed in previous press releases, public disclosures or public statements made jointly by the Parties (or individually, if approved by the other Party) in compliance with this Section 5.7; (b) a Party may, without the prior written consent of the other Party but subject to giving advance notice to the other Party of, and consulting with the other Party regarding, the text of such press release, announcement or statement, issue any such press release or make any such public announcement or statement which Parent shall have determined in good faith, upon the advice of outside legal counsel, is required by any applicable Law; and (c) Parent need not consult with the Company in connection with such portion of any press release, public statement or filing to be issued or made pursuant to Section 5.3(e) or with respect to any Acquisition Proposal or Parent Board Adverse Recommendation Change.

(b) Form 8-Ks. The Parent shall file, (A) no later than four (4) Business Days after the date of this Agreement, a Current Report on Form 8-K disclosing the entry into this Agreement and attaching as exhibits all relevant agreements disclosing the terms of this Agreement and other requisite disclosure regarding the Contemplated Transactions; (B) no later than four (4) Business Days after the Closing Date, a Current Report on Form 8-K disclosing the closing of the Contemplated Transactions (the “Closing Form 8-K”); and (C) no later than 71 days after the Closing Form 8-K is due, a Current Report on Form 8-K including such financial statements as are required pursuant to Item 2.01 and Item 9.01(a) and (b) of Form 8-K (the “71 Day Form 8-K” and such financial statements, the “Company Form 8-K Financial Statements”).

(c) Reporting Obligations. The Parent covenants and undertakes to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Parent pursuant to the Exchange Act, and timely file all reports that would be required to be filed by an issuer subject to Section 12(b) or 12(g) of the Exchange Act, even if the Parent is not then subject to the reporting requirements of the Exchange Act, for a period of three (3) years following the Closing Date, subject to the consummation of a future transaction which results in the Parent’s reporting obligations under Section 12(b) or 12(g) of the Exchange Act ceasing.

5.8 Financial Statement Assistance. Using commercially reasonable efforts, the Company and its officers shall assist the Parent and its accountants and auditors, at the Parent’s expense, in preparing the Company Form 8-K Financial Statements as required by Regulation S-X and as required and requested from time to time by the SEC and the SEC’s rules and requirements for inclusion in the 71 Day Form 8-K and any and all other filings with the SEC that such financial statements are required to be included in, and shall further supply the Parent all information, reports, documentation and financial information reasonably requested in connection therewith.

5.9 Listing. Parent shall use its commercially reasonable efforts, (a) to maintain its existing listing on Nasdaq until the Closing Date; (b) without derogating from the generality of the requirements of the foregoing clause (a) and to the extent required by the rules and regulations of Nasdaq, (i) to prepare and submit to Nasdaq a notification form for the listing of the shares of Parent Common Stock to be issued in connection with the Contemplated Transactions, and (ii) to cause such shares to be approved for listing (subject to official notice of issuance); and (c) to the extent required by Nasdaq Marketplace Rule 5110, to file an initial listing application for the Parent Common Stock on Nasdaq (the “Nasdaq Listing Application”) and to cause such Nasdaq Listing Application to be conditionally approved prior to the Effective Time, provided that the Parties expect that no Nasdaq Listing Application will be required in connection with the Contemplated Transactions. The Parties will use commercially reasonable efforts to coordinate with respect to compliance with Nasdaq rules and regulations. The Company will cooperate with Parent as reasonably requested by Parent with respect to the Nasdaq Listing Application and promptly furnish to Parent all information concerning the Company and its stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.9.

5.10 Tax Matters.

(a) For United States federal income Tax purposes, (i) the Parties intend that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Code (the “Intended Tax Treatment”), and (ii) this Agreement is intended to be, and is hereby adopted as, a “plan of reorganization” for purposes of Section 354 and 361 of the Code and Treasury Regulations Section 1.368-2(g) and 1.368-3(a), to which Parent, Merger Sub and the Company are parties under Section 368(b) of the Code.

(b) The Parties shall use their respective commercially reasonable efforts to cause the Merger to qualify, and will not take (or knowingly fail to take) any action or cause (or knowingly fail to cause) any action to be taken which action would reasonably be expected to prevent the Merger from qualifying, for the Intended Tax Treatment. The Parties shall use commercially reasonable efforts to operate the Surviving Corporation so as to meet the “continuity of business enterprise” requirement. The Parties shall not file any U.S. federal, state or local Tax Return in a manner that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code for U.S. federal, state and other relevant Tax purposes, unless otherwise required by a “determination” within the meaning of Section 1313(a) of the Code.

5.11  Directors and Officers. As of the Effective Time, the directors and officers of the Parent and the Surviving Company shall be the individuals identified on Section 5.11 of the Parent Disclosure Schedule or such other persons agreed upon by Parent and Company.

5.12 Termination of Certain Agreements and Rights. The Company shall take prompt action to confirm that the 2012 Merger Agreement Change of Control and IPO Provisions are terminated or waived only with respect to the Merger and no other matter or transaction.

5.13  Section 16 Matters. Prior to the Effective Time, Parent and the Company shall take all such steps as may be required (to the extent permitted under applicable Laws) to cause any acquisitions of Parent Common Stock, in connection with the Contemplated Transactions, by each individual who is reasonably expected to become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act. Promptly following the date of this Agreement and at least five (5) Business Days prior to the Closing Date, the Company shall furnish the following information to Parent for each individual who, immediately after the Effective Time, will become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent unless such individuals are already subject to such requirements prior to the Effective Time: (a) the number of shares of Company Capital Stock owned by such individual and expected to be exchanged for shares of Parent Common Stock pursuant to the Merger; and (b) the number of other derivative securities (if any) with respect to Company Capital Stock owned by such individual and expected to be converted into shares of Parent Common Stock or derivative securities with respect to Parent Common Stock in connection with the Merger.

5.14  Allocation Certificates.

(a) The Company will prepare and deliver to Parent no later than five (5) Business Days prior to the Closing Date a certificate signed by the Controller of the Company in a form reasonably acceptable to Parent setting forth (as of immediately prior to the Effective Time) (i) each holder of Company Capital Stock, (ii) such holder’s name and address; (iii) the number and type of Company Capital Stock held as of the immediately prior to the Effective Time for each such holder; and (iv) the number of shares of Parent Common Stock to be issued to such holder, pursuant to this Agreement in respect of the Company Capital Stock held by such holder as of immediately prior to the Effective Time (the “Allocation Certificate”).

(b) Parent will prepare and deliver to the Company at least five (5) Business Days prior to the Closing Date a certificate signed by the Chief Accounting Officer of Parent in a form reasonably acceptable to the Company, setting forth, as of immediately prior to the Effective Time (i) each record holder of Parent Common Stock, Parent Options or Parent RSUs and (ii) the number of shares of Parent Common Stock held and/or underlying the Parent Options or Parent RSUs as of the Effective Time for such holder (the “Parent Outstanding Shares Certificate”).

5.15  Company Financial Statements. As promptly as reasonably practicable following the date of this Agreement: (i) and in no event later than April 30, 2024, the Company will furnish to Parent audited financial statements for the fiscal years ended 2023 and 2022 (the “Company Audited Financial Statements”); (ii) the Company will furnish to Parent unaudited financial statements of the Company for the period ended March 31, 2024 to the extent required by applicable Securities and Exchange Commission rules (the “Company Financial Statements”); and (iii) the Company will furnish to Parent unaudited interim financial statements for each additional interim period completed prior to Closing that would be required to be included in the Proxy Statement or any periodic report due prior to the Closing if the Company were subject to the periodic reporting requirements under the Securities Act or the Exchange Act (the “Company Interim Financial Statements”). Each of the Company Financial Statements, the Company Audited Financial Statements and the Company Interim Financial Statements will be suitable for inclusion in the Proxy Statement and prepared in accordance with GAAP as applied on a consistent basis during the periods involved (except in each case as described in the notes thereto) and on that basis will present fairly, in all material respects, the financial position and the results of operations, changes in stockholders’ equity, and cash flows of the Company as of the dates of and for the periods referred to in the Company Financial Statements, the Company Audited Financial Statements and Company Interim Financial Statements, as the case may be.

5.16 Takeover Statutes. If any Takeover Statute is or may become applicable to the Contemplated Transactions, each of the Company, the Company Board, Parent and the Parent Board, as applicable, shall grant such approvals and take such actions as are necessary so that the Contemplated Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such Takeover Statute on the Contemplated Transactions.

5.17 Stockholder Litigation. Until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, each Party shall (a) promptly advise the other Party in writing of any stockholder litigation or investigation against it or its directors relating to this Agreement or the Contemplated Transactions and keep the other Party fully informed regarding such stockholder litigation and (b) give the other Party the opportunity to participate in the defense or settlement of any stockholder litigation or investigation relating to this Agreement or the Contemplated Transactions, and not settle any such litigation or investigation without the other Party’s written consent, which will not be unreasonably withheld, conditioned or delayed.

5.18 Solvency. No transfer of property is being made, and no obligation is being incurred, in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Parent or the Company. Immediately after giving effect to the Consummated Transactions: (a) the Fair Value of the assets of Parent and Parent Subsidiaries, taken as a whole, shall be greater than the total amount of Parent’s and Parent Subsidiaries’ liabilities (including all liabilities, whether or not reflected in a balance sheet prepared in accordance with GAAP, and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed), taken as a whole; (b) Parent and Parent Subsidiaries, taken as a whole, shall be able to pay their debts and obligations in the ordinary course of business as they become due; and (c) Parent and Parent Subsidiaries, taken as a whole, shall have adequate capital to carry on their businesses and all businesses in which they are about to engage. For the purposes of this Agreement, “Fair Value” means the amount at which the assets (both tangible and intangible), in their entirety, of Parent and Parent Subsidiaries would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

5.19 Obligations of Merger Sub and Parent. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Contemplated Transactions, including the Merger, upon the terms and subject to the conditions set forth in this Agreement. For the avoidance of doubt, any violation of the obligations of Merger Sub under this Agreement shall also be deemed to be a breach of this Agreement by Parent.

5.20 Name and Symbol Change. Concurrent with, or promptly following the Merger, Parent shall change its name to “Nina Holding Corp.” and shall change its trading symbol to “NINA”.

5.21 Restricted Stock; Legending of Certificates.

(a) The shares of Parent Common Stock to be issued in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act by reason of Section 4(a)(2) thereof or Regulation D promulgated thereunder, and Parent is relying on the representations of Company and the stockholders of the Company in the Stockholder Representation Agreements with respect to such exemption. Stop transfer instructions with respect to the shares of Parent Common Stock received by each stockholder of the Company pursuant to the Merger will be given to Parent’s transfer agent and there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

“The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “act”). Such securities may not be transferred unless a registration statement under the Act is in effect as to such transfer or such transfer may be made pursuant to Rule 144 or in the opinion of counsel for the Company, registration under the Act is unnecessary for such transfer to comply with the Act.”

The foregoing legend will also be placed on any certificate representing securities issued subsequent to the original issuance of the Parent Common Stock pursuant to the Merger as a result of any transfer of such shares or any stock dividend, stock split, or other recapitalization as long as the Parent Common Stock issued pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom.

ARTICLE VI.
CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH PARTY

The obligations of each Party to effect the Merger are subject to the satisfaction (or, to the extent permitted by applicable Law, the written waiver by each of the Parties), at or prior to the Closing, of each of the following conditions:

6.1 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Contemplated Transactions shall have been issued by any court of competent jurisdiction or other Governmental Body of competent jurisdiction and remain in effect and there shall not be any Law which has the effect of making the consummation of the Contemplated Transactions illegal.

6.2 Stockholder Approval. (a) Parent shall have obtained the Required Parent Stockholder Vote and (b) the Company shall have obtained the Required Company Stockholder Vote and such Required Company Stockholder Vote shall remain in full force and effect and shall not have been revoked.

6.3 Listing. (a) The existing shares of Parent Common Stock shall have been continually listed on Nasdaq as of and from the date of this Agreement through the Closing Date, (b) Nasdaq shall not have provided any notice of non-compliance of the Parent with Nasdaq’s continued listing requirements following the Closing, (c) Parent shall be in full compliance with the continued listing requirements of Nasdaq following the Closing, and (d) the shares of Parent Common Stock to be issued in the Merger pursuant to this Agreement shall have been approved for listing (subject to official notice of issuance) on Nasdaq as of the Closing.

6.4 Exemption From Registration. The Parties shall each be reasonably satisfied that the shares of Parent Common Stock to be issued in connection with the Merger are issuable without registration pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

6.5 Closing Conditions. From the date of this Agreement until the Effective Time, (a) trading in the Parent Common Stock shall not have been suspended by the Securities and Exchange Commission or the Parent’s principal trading market, nor (b) trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any trading market, nor (b) shall a banking moratorium have been declared either by the United States or New York State authorities, nor (c) shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity wide-spread national public health emergency of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Parent, makes it impracticable or inadvisable to complete the Contemplated Transactions.

6.6 Litigation. From the date of this Agreement until the Effective Time, no action, suit or proceeding shall have been instituted before any court or governmental or regulatory authority or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the Contemplated Transactions or to seek damages or a discovery order against the Parent in connection with such Contemplated Transactions, or which has had or, in the reasonable opinion of the Company or the Parent, could reasonably be expected to have, a Parent Material Adverse Effect or a Company Material Adverse Effect, respectively.

6.7 No Material Adverse Change. There shall not have been any occurrence, event, incident, action, failure to act, or transaction since December 31, 2023, which (a) in the reasonable determination of the Company has had or could reasonably be expected to have a Parent Material Adverse Effect; or (b) in the reasonable determination of the Parent has had or could reasonably be expected to have a Company Material Adverse Effect.

6.8 SEC Reports. From the date of this Agreement until the Effective Time, the Parent shall have filed all reports and other documents required to be filed by the Parent under the U.S. federal securities laws through the Effective Time.

6.9 Fairness Opinion. The Parent shall have delivered to the Company a copy of the Fairness Opinion and the Fairness Opinion shall not have been withdrawn or materially and adversely modified prior to Closing.

6.10 CIT Consent. The Company shall have received the written approval (or substitution) of the CIT Group/Commercial Services, Inc. maintaining an address at 11 West 42nd Street, New York, NY 10036, to the Merger and the transactions contemplated therewith, which consent shall remain valid as of the Closing.

ARTICLE VII.
ADDITIONAL CONDITIONS PRECEDENT TO
OBLIGATIONS OF PARENT AND MERGER SUB

The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction (or, to the extent permitted by applicable Law, the written waiver by Parent), at or prior to the Closing, of each of the following conditions:

7.1 Accuracy of Representations. (i) The representation and warranty of the Company set forth in Section 2.8(b) shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct in all respects on and as of the Closing Date with the same force and effect as if made on and as of such date; (ii) the Company Capitalization Representations shall have been true and correct in all but de minimis respects as of the date of this Agreement and shall be true and correct in all but de minimis respects on and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct in all but de minimis respects as of such date); (iii) the Company Fundamental Representations (other than the Company Capitalization Representations) shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct in all material respects as of such date); and (iv) the representations and warranties of the Company contained in this Agreement (other than the Company Fundamental Representations, the Company Capitalization Representations and Section 2.8(b)) shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except (a) in each case, or in the aggregate, where the failure to be so true and correct would not reasonably be expected to have a Company Material Adverse Effect (without giving effect to any references therein to any Company Material Adverse Effect or other materiality qualifications), or (b) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct, subject to the qualifications as set forth in the preceding clause (a), as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

7.2 Performance of Covenants. The Company shall have performed or complied with in all material respects all agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Effective Time.

7.3 Documents. Parent shall have received the following documents, each of which shall be in full force and effect:

(a) a copy of this Agreement executed by the Company;

(b) the Company Disclosure Schedule in the form and substance satisfactory to the Parent;

(c) a certificate executed by the Chief Executive Officer or Controller of the Company certifying that the conditions set forth in Sections 7.1, 7.2, and 7.4 have been duly satisfied;

(d) a signed Stockholder Representation Agreement from each Company stockholder;

(e) the Allocation Certificate; and

(f) a Certificate of Good Standing of the Company and its Subsidiaries dated within two (2) weeks of the Effective Time.

7.4 No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect that is continuing.

7.5 Termination or Waiver of 2012 Merger Agreement Change of Control and IPO Provisions. The 2012 Merger Agreement Change of Control and IPO Provisions, shall have been terminated or waived, prior to the Effective Time, with respect only to the Merger and such terminations or waivers shall otherwise continue to be binding and valid as of and subsequent to the Closing.

7.6 Dissenting Shares. Holders of no more than 10% of shares of Company Capital Stock shall have exercised statutory appraisal rights pursuant to Section 262 of the DGCL with respect to such shares of Company Capital Stock.

7.7 Forgiveness or Elimination of Company Debt. The Company shall have forgiven or otherwise eliminated all of the debt owed by Parent to Company. The Parties agree to come to a mutually acceptable understanding as to such forgiveness/elimination of debt as to not create debt forgiveness income to the Parent, to the extent commercially reasonable.

7.8 Company Stockholders As Accredited Investors; Compliance with Section 4(a)(2) and/or Rule 506. Parent shall be reasonably satisfied that all of the stockholders of the Company are “accredited investors” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and that the issuance of the shares of Parent Common Stock in the Merger satisfy an exemption from registration under the Securities Act.

ARTICLE VIII.
ADDITIONAL CONDITIONS PRECEDENT TO
OBLIGATIONS OF THE COMPANY

The obligations of the Company to effect the Merger and otherwise consummate the Contemplated Transactions to be consummated at Closing are subject to the satisfaction (or, to the extent permitted by applicable Law, the written waiver by the Company), at or prior to the Closing, of each of the following conditions:

8.1 Accuracy of Representations. (i) The representations and warranties of Parent and Merger Sub set forth in Section 3.8(b) shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct in all respects on and as of the Closing Date with the same force and effect as if made on and as of such date; (ii) the Parent Capitalization Representations shall have been true and correct in all but de minimis respects as of the date of this Agreement and shall be true and correct in all but de minimis respects on and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct in all but de minimis respects as of such date); (iii) the Parent Fundamental Representations (other than the Parent Capitalization Representations) shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct in all material respects as of such date); and (iv) the representations and warranties of Parent and Merger Sub contained in this Agreement (other than the Parent Fundamental Representations, the Parent Capitalization Representations and Section 3.8(b) shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except (a) in each case, or in the aggregate, where the failure to be so true and correct would not reasonably be expected to have a Parent Material Adverse Effect (without giving effect to any references therein to any Parent Material Adverse Effect or other materiality qualifications), or (b) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct, subject to the qualifications as set forth in the preceding clause (a), as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Parent Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

8.2 Performance of Covenants. Parent and Merger Sub shall have performed or complied with in all material respects all of their agreements and covenants required to be performed or complied with by each of them under this Agreement at or prior to the Effective Time.

8.3 Documents. The Company shall have received the following documents, each of which shall be in full force and effect:

(a) a copy of this Agreement executed by the Parent;

(b) the Parent Disclosure Schedule, in form and substance satisfactory to the Company;

(c) a certificate executed by the Chief Executive Officer or Chief Accounting Officer of Parent certifying that the conditions set forth in Sections 8.1, 8.2, and 8.4 have been duly satisfied;

(d) the Parent Outstanding Shares Certificate;

(e) a Certificate of Good Standing of the Parent and its Subsidiaries dated within two (2) weeks of the Effective Time; and

(e) a legal opinion for the benefit of the Company and its stockholders in a form mutually acceptable to the Parties and which legal opinion may be delivered within two (2) weeks of the Effective Time.

8.4 No Parent Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Parent Material Adverse Effect that is continuing.

ARTICLE IX.
TERMINATION

9.1 Termination. This Agreement may be terminated prior to the Effective Time (whether before or after approval of the Company Stockholder Matters by the Company’s stockholders and whether before or after approval of the Parent Stockholder Matters by Parent’s stockholders, unless otherwise specified below):

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company if the Contemplated Transactions shall not have been consummated by August 31, 2024 (subject to possible extension as provided in this Section 9.1(b), the “End Date”); provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to the Company, on the one hand, or to Parent, on the other hand, if such Party’s (or, in the case of Parent, Merger Sub’s) action or failure to act has been a principal cause of the failure of the Contemplated Transactions to occur on or before the End Date and such action or failure to act constitutes a breach of this Agreement, provided, further, however, that, in the event that the Proxy Statement had not Cleared Comments by the date which is thirty (30) calendar days prior to the End Date, then either Parent or Company shall be entitled to extend the End Date for an additional forty (40) calendar days by prior written notice to the other;

(c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Contemplated Transactions;

(d) by Parent if the Required Company Stockholder Vote shall not have been obtained within ten (10) Business Days of the Proxy Statement having Cleared Comments; provided, however, that once the Required Company Stockholder Vote has been obtained, Parent may not terminate this Agreement pursuant to this Section 9.1(d);

(e) by either Parent or the Company if (i) the Parent Stockholders’ Meeting (including any adjournments and postponements thereof) shall have been held and completed and Parent’s stockholders shall have taken a final vote on the Parent Share Issuance and (ii) the Parent Share Issuance shall not have been approved at the Parent Stockholders’ Meeting (or at any adjournment or postponement thereof) by the Required Parent Stockholder Vote; provided, however, that the right to terminate this Agreement under this Section 9.1(e) shall not be available to Parent where the failure to obtain the Required Parent Stockholder Vote shall have been caused by the action or failure to act of Parent and such action or failure to act constitutes a material breach by Parent of this Agreement;

(f) by the Company (at any time prior to the approval of the Parent Share Issuance by the Required Parent Stockholder Vote) if a Parent Triggering Event shall have occurred;

(g) by Parent (at any time prior to the Required Company Stockholder Vote being obtained) if a Company Triggering Event shall have occurred;

(h) by the Company, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement by Parent or Merger Sub or if any representation or warranty of Parent or Merger Sub shall have become inaccurate, in either case, such that the conditions set forth in Section 8.1 or Section 8.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; provided that the Company is not then in material breach of any representation, warranty, covenant or agreement under this Agreement; provided, further, that if such inaccuracy in Parent’s or Merger Sub’s representations and warranties or breach by Parent or Merger Sub is curable by the End Date by Parent or Merger Sub, then this Agreement shall not terminate pursuant to this Section 9.1(h) as a result of such particular breach or inaccuracy until the earlier of (i) the End Date and (ii) the expiration of a thirty (30) calendar day period commencing upon delivery of written notice from the Company to Parent of such breach or inaccuracy and its intention to terminate pursuant to this Section 9.1(h) (it being understood that this Agreement shall not terminate pursuant to this Section 9.1(h) as a result of such particular breach or inaccuracy if such breach by Parent or Merger Sub is cured prior to such termination becoming effective);

(i) by Parent, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement by the Company or if any representation or warranty of the Company shall have become inaccurate, in either case, such that the conditions set forth in Section 7.1 or Section 7.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; provided that neither Parent nor Merger Sub is then in material breach of any representation, warranty, covenant or agreement under this Agreement; provided, further, that if such inaccuracy in the Company’s representations and warranties or breach by the Company is curable by the End Date by the Company then this Agreement shall not terminate pursuant to this Section 9.1(i) as a result of such particular breach or inaccuracy until the earlier of (i) the End Date and (ii) the expiration of a thirty (30) calendar day period commencing upon delivery of written notice from Parent to the Company of such breach or inaccuracy and its intention to terminate pursuant to this Section 9.1(i) (it being understood that this Agreement shall not terminate pursuant to this Section 9.1(i) as a result of such particular breach or inaccuracy if such breach by the Company is cured prior to such termination becoming effective); or

(j) by Parent, if the Company Financial Statements or Company Audited Financial Statements have not been provided by the Company to Parent in accordance with Section 5.15(i) or Section 5.15(ii), respectively; provided that this Agreement shall not terminate pursuant to this Section 9.1(j) until the earlier of (i) the End Date and (ii) the expiration of a sixty (60) calendar day period commencing upon delivery of written notice from Parent to the Company of such breach and its intention to terminate this Agreement pursuant to this Section 9.1(j) (it being understood that this Agreement shall not terminate pursuant to this Section 9.1(j) as a result of such breach if such breach by the Company is cured prior to such termination becoming effective).

The Party desiring to terminate this Agreement pursuant to this Section 9.1 shall give the other Party written notice of such termination, specifying the provisions hereof pursuant to which such termination is made and the basis therefor described in reasonable detail.

9.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect; provided, however, that (a) Section 5.7, this Section 9.2, Section 9.3, ARTICLE X and the definitions of the defined terms in such Sections (including the definitions of such defined terms set forth in Exhibit A) shall survive the termination of this Agreement and shall remain in full force and effect following such termination, and (b) the termination of this Agreement and the provisions of Section 9.3 shall not relieve any Party of any liability for fraud or for any willful and material breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement.

9.3 Expenses; Termination Fees.

(a) Except as set forth in this Section 9.3, the Transaction Expenses shall be paid by the Party incurring such expenses, whether or not the Merger is consummated.

(b) If:

(i) (A) this Agreement is terminated pursuant to Section 9.1(b), Section 9.1(e) or Section 9.1(h), (B) an Acquisition Proposal with respect to Parent shall have been publicly announced, disclosed or otherwise communicated to Parent or the Parent Board (with the recommendation of the Special Committee) at any time after the date of this Agreement but prior to the termination of this Agreement (which shall not have been withdrawn) and (C) within three (3) months after the date of such termination, Parent enters into a definitive agreement with respect to a Subsequent Transaction or consummates a Subsequent Transaction in respect of the Acquisition Proposal referred to in clause (B) or in respect of any other Acquisition Proposal; or

(ii)  this Agreement is terminated by the Company pursuant to Section 9.1(f) (or, at the time this Agreement is terminated, the Company had the right to terminate this Agreement pursuant to Section 9.1(f));

then Parent shall pay to the Company a nonrefundable fee in an amount equal to $100,000 (the “Company Termination Fee”), in the case of Section 9.39.3(b)(i), upon the consummation of such Subsequent Transaction or, in the case of Section 9.3(b)(i), concurrently with the termination of this Agreement plus any amount payable to the Company pursuant to Section 9.3(f).

(c) If:

(i) (A) this Agreement is terminated pursuant to Section 9.1(b), Section 9.1(d), or Section 9.1(i), (B) an Acquisition Proposal with respect to the Company shall have been publicly announced, disclosed or otherwise communicated to the Company or the Company Board (with the recommendation of the Special Committee) at any time after the date of this Agreement but prior to obtaining the Required Company Stockholder Vote (which shall not have been withdrawn, (1) in the case of a termination pursuant to Section 9.1(b) or Section 9.1(i), at the time the Required Company Stockholder Vote is obtained and (2) in the case of a termination pursuant to Section 9.1(d), at the time of such termination) and (C) within three (3) months after the date of such termination, the Company enters into a definitive agreement with respect to a Subsequent Transaction or consummates a Subsequent Transaction in respect of the Acquisition Proposal referred to in clause (B) or in respect of any other Acquisition Proposal; or

(ii)  this Agreement is terminated by Parent pursuant to Section 9.1(g) (or, at the time this Agreement is terminated, Parent had the right to terminate this Agreement pursuant to Section 9.1(g)),

(iii) then the Company shall pay to Parent a nonrefundable fee in an amount equal to $100,000 (the “Parent Termination Fee”), in the case of Section 9.3(c)(i)), upon the consummation of such Subsequent Transaction or, in the case of Section 9.3(c)(ii), concurrently with the termination of this Agreement plus any amount payable to Parent pursuant to Section 9.3(f).

(d) (i) If this Agreement is terminated pursuant to Section 9.1(e) or Section 9.1(h) or (ii) in the event of the failure of the Company to consummate the transactions to be contemplated at the Closing solely as a result of a Parent Material Adverse Effect as set forth in Section 8.4 (provided, that at such time all of the other conditions precedent to Parent’s obligation to close set forth in ARTICLE VI and ARTICLE VII have been satisfied by the Company, are capable of being satisfied by the Company or have been waived by Parent), then Parent shall reimburse the Company for all reasonable out-of-pocket fees and expenses incurred by the Company in connection with this Agreement and the Contemplated Transactions (such expenses, collectively, the “Third Party Expenses”), up to a maximum of $62,500, by wire transfer of same-day funds within ten (10) Business Days following the date on which the Company submits to Parent true and correct copies of reasonable documentation supporting such Third Party Expenses; provided, however, that such Third Party Expenses shall not include any amounts for financial advisors to the Company except for reasonably documented out-of-pocket expenses otherwise reimbursable by the Company to such financial advisors pursuant to the terms of the Company’s engagement letter or similar arrangement with such financial advisors. For the avoidance of doubt, to the extent any Third Party Expenses are paid, such amounts shall be credited against any Company Termination Fee which becomes payable thereafter.

(e) (i) If this Agreement is terminated pursuant to Section 9.1(d) or Section 9.1(i) or (ii) in the event of the failure of Parent to consummate the transactions to be consummated to the Closing solely as a result of a Company Material Adverse Effect as set forth in Section 7.4 (provided, that at such time all of the other conditions precedent to the Company’s obligation to close set forth in ARTICLE VI and ARTICLE VIII have been satisfied by Parent are capable of being satisfied by Parent or have been waived by the Company, the Company shall reimburse Parent for all Third Party Expenses incurred by Parent up to a maximum of $62,500, by wire transfer of same-day funds within ten (10) Business Days following the date on which Parent submits to the Company true and correct copies of reasonable documentation supporting such Third Party Expenses; provided, however, that such Third Party Expenses shall not include any amounts for financial advisors to Parent except for reasonably documented out-of-pocket expenses otherwise reimbursable by Parent to such financial advisors pursuant to the terms of Parent’s engagement letter or similar arrangement with such financial advisors. For the avoidance of doubt, to the extent any Third Party Expenses are paid, such amounts shall be credited against any Parent Termination Fee which becomes payable thereafter.

(f) Any Company Termination Fee or Parent Termination Fee due under this Section 9.3 shall be paid by wire transfer of same day funds. If a Party fails to pay when due any amount payable by it under this Section 9.3, then (i) such Party shall reimburse the other Party for reasonable costs and expenses (including reasonable fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by the other Party of its rights under this Section 9.3, and (ii) such Party shall pay to the other Party interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to other Party in full) at a rate per annum equal to the “prime rate” (as published in The Wall Street Journal or any successor thereto) in effect on the date such overdue amount was originally required to be paid plus three percent (3%).

(g) The Parties agree that, subject to Section 9.2, (i) payment of the Company Termination Fee shall, in the circumstances in which it is owed in accordance with the terms of this Agreement, constitute the sole and exclusive remedy of the Company following the termination of this Agreement under the circumstances described in Section 9.3(b), it being understood that in no event shall Parent be required to pay the amounts payable pursuant to this Section 9.3 on more than one occasion and (ii) following payment of the Company Termination Fee (x) Parent shall have no further liability to the Company in connection with or arising out of this Agreement or the termination thereof, any breach of this Agreement by Parent giving rise to such termination, or the failure of the Contemplated Transactions to be consummated, (y) neither the Company nor any of its Affiliates shall be entitled to bring or maintain any other claim, action or proceeding against Parent or Merger Sub or seek to obtain any recovery, judgment or damages of any kind against such Parties (or any partner, member, stockholder, director, officer, employee, Subsidiary, Affiliate, agent or other Representative of such Parties) in connection with or arising out of this Agreement or the termination thereof, any breach by any such Parties giving rise to such termination or the failure of the Contemplated Transactions to be consummated and (z) the Company and its Affiliates shall be precluded from any other remedy against Parent, Merger Sub and their respective Affiliates, at law or in equity or otherwise, in connection with or arising out of this Agreement or the termination thereof, any breach by such Party giving rise to such termination or the failure of the Contemplated Transactions to be consummated; provided, however, that nothing in this Section 9.3(g) shall limit the rights of Parent and Merger Sub under Section 10.11.

(h) The Parties agree that, subject to Section 9.2, (i) payment of the Parent Termination Fee shall, in the circumstances in which it is owed in accordance with the terms of this Agreement, constitute the sole and exclusive remedy of Parent following the termination of this Agreement under the circumstances described in Section 9.3(c), it being understood that in no event shall the Company be required to pay the amounts payable pursuant to this Section 9.3 on more than one occasion and (ii) following payment of the Parent Termination Fee (x) the Company shall have no further liability to Parent in connection with or arising out of this Agreement or the termination thereof, any breach of this Agreement by the Company giving rise to such termination, or the failure of the Contemplated Transactions to be consummated, (y) neither Parent nor any of its Affiliates shall be entitled to bring or maintain any other claim, action or proceeding against the Company or seek to obtain any recovery, judgment or damages of any kind against the Company (or any partner, member, stockholder, director, officer, employee, Subsidiary, Affiliate, agent or other Representative of the Company) in connection with or arising out of this Agreement or the termination thereof, any breach by the Company giving rise to such termination or the failure of the Contemplated Transactions to be consummated and (z) Parent and its Affiliates shall be precluded from any other remedy against the Company and its Affiliates, at law or in equity or otherwise, in connection with or arising out of this Agreement or the termination thereof, any breach by such Party giving rise to such termination or the failure of the Contemplated Transactions to be consummated; provided, however, that nothing in this Section 9.3(h) shall limit the rights of the Company under Section 10.11.

(i) Each of the Parties acknowledges that (i) the agreements contained in this Section 9.3 are an integral part of the Contemplated Transactions, (ii) without these agreements, the Parties would not enter into this Agreement and (iii) any amount payable pursuant to this Section 9.3 is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate the applicable Party in the circumstances in which such amount is payable.

ARTICLE X.
MISCELLANEOUS PROVISIONS

10.1 Non-Survival of Representations and Warranties. The representations and warranties of the Company, Parent and Merger Sub contained in this Agreement or any certificate or instrument delivered pursuant to this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time and this ARTICLE X shall survive the Effective Time.

10.2 Amendment. This Agreement may be amended with the approval of the respective boards of directors of the Company, Merger Sub and Parent (with the recommendation of the Special Committee) at any time (whether before or after obtaining the Required Company Stockholder Vote or before or after obtaining the Required Parent Stockholder Vote); provided, however, that after any such approval of this Agreement by a Party’s stockholders, no amendment shall be made which by Law requires further approval of such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Company, Merger Sub and Parent. Anything to the contrary notwithstanding, time periods, deadlines, percentages and amounts contained in this Agreement may be mutually amended, extended or waived, by the Parties, without the required approval of any Company stockholder or Parent stockholder.

10.3 Waiver.

(a) No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b) No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

10.4 Entire Agreement; Counterparts; Exchanges by Electronic Transmission. This Agreement, the Company Disclosure Schedule, the Parent Disclosure Schedule and the other agreements referred to in this Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties with respect to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement shall not be superseded and shall remain in full force and effect in accordance with its terms. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by all Parties by electronic transmission (including .PDF format or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., DocuSign) shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

10.5 Applicable Law; Jurisdiction; WAIVER OF JURY TRIAL. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws. In any action or proceeding between any of the Parties arising out of or relating to this Agreement or any of the Contemplated Transactions, each of the Parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, to the extent that neither of the foregoing courts has jurisdiction, the Superior Court of the State of Delaware; (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 10.5; (c) waives any objection to laying venue in any such action or proceeding in such courts; (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any Party; (e) agrees that service of process upon such Party in any such action or proceeding shall be effective if notice is given in accordance with Section 10.8 of this Agreement; and (F) IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO TRIAL BY JURY.

10.6 Attorneys’ Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the Parties, the prevailing Party in such action or suit (as determined by a court of competent jurisdiction) shall be entitled to recover its reasonable out-of-pocket attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

10.7 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of a Party’s rights or obligations hereunder may be assigned, delegated or otherwise transferred (voluntarily or involuntarily, by operation of law or otherwise) by such Party without the prior written consent of the other Party, and any attempted assignment, delegation or other transfer of this Agreement or any of such rights or obligations by such Party without the other Party’s prior written consent shall be void and of no effect.

10.8 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable international overnight courier service, (b) upon delivery in the case of delivery by hand, or (c) on the date delivered in the place of delivery if sent by email (provided that no bounceback or similar “undeliverable” message is received by such sender) prior to 5:00 p.m. New York time on a Business Day, otherwise on the next succeeding Business Day, in each case to the intended recipient as set forth below:

if to Parent or Merger Sub:

Kidpik Corp.
200 Park Avenue South, 3rd Floor

New York, New York 10003

Attention: Bart Sichel, Chairman, Strategy and Alternatives Committee
Email: XXXXXXXXXXX

with a copy to (which shall not constitute notice):

The Loev Law Firm, PC

6300 West Loop South, Suite 280

Bellaire, Texas 77401

Attn: David M. Loev and John S. Gillies

Email: dloev@loevlaw.com and john@loevlaw.com

if to the Company:

Nina Footwear Corp.

200 Park Avenue South, 3rd Floor

New York, New York 10003

Attention: Ezra Dabah

Email: XXXXXXXXXX

with a copy to (which shall not constitute notice):

Grushko & Mittman, P.C

1800 Rockaway Avenue – Suite 206

Hewlett, New York 11557

Attention: Edward M. Grushko

Email: ed@grushkomittman.com

10.9 Cooperation. Each Party agrees to cooperate reasonably with the other Party and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other Party to evidence or reflect the Contemplated Transactions and to carry out the intent and purposes of this Agreement.

10.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

10.11 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any Party does not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate this Agreement) in accordance with their specified terms or otherwise breaches such provisions. Accordingly, the Parties acknowledge and agree that the Parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other Party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement shall not be required to provide any bond, surety or other security in connection with any such order or injunction.

10.12 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties and the D&O Indemnified Parties to the extent of their respective rights pursuant to Section 5.5) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

10.13 Construction.

(a) References to “cash,” “dollars” or “$” are to U.S. dollars.

(b) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(c) The Parties have participated jointly in the negotiating and drafting of this Agreement and agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

(d) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(e) As used in this Agreement, the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”

(f) Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits and Schedules to this Agreement, respectively.

(g) Any reference to legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefore and all rules, regulations, and statutory instruments issued or related to such legislations.

(h) The bold-faced headings and table of contents contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(i) The Parties agree that each of the Company Disclosure Schedule and the Parent Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Agreement. The disclosures in any section or subsection of the Company Disclosure Schedule or the Parent Disclosure Schedule shall qualify other sections and subsections in this Agreement to the extent it is readily apparent on its face from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

(j) Each of “delivered” or “made available” means, with respect to any documentation, that prior to 11:59 p.m. (New York time) on the date that is two (2) calendar days prior to the date of this Agreement (i) a copy of such material has been posted to and made available by a Party to the other Party and its Representatives in the electronic data room maintained by such disclosing Party; (ii) such material has been emailed by a Party or their Representatives to the other Party and/or their Representatives; or (iii) such material is disclosed in the Parent SEC Documents filed with the SEC prior to the date hereof and publicly made available on the SEC’s Electronic Data Gathering Analysis and Retrieval system.

(k) Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall upon a Saturday, Sunday, or any date on which banks in New York, New York are authorized or obligated by Law to be closed, the Party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular Business Day.

10.14 Equitable Adjustment. Any change in the number of outstanding shares of Parent Common Stock, Merger Consideration and similar figures referenced in this Agreement shall be equitably adjusted (but without duplication) to offset the effect of stock splits, similar events and as otherwise described in this Agreement.

10.15 Special Committee Approval. Notwithstanding anything to the contrary set forth in this Agreement, until the Effective Time, (i) the Parent may take the following actions only with the prior approval of, and shall take any such action if directed to do so by, the Special Committee: (a) amending, restating, modifying or otherwise changing any provision of this Agreement; (b) waiving any right under this Agreement or extending the time for the performance of any obligation of the Company hereunder; (c) terminating this Agreement; (d) taking any action under this Agreement that expressly requires the approval of the Special Committee; (e) making any decision or determination, or taking any action under or with respect to this Agreement that would reasonably be expected to be, or is required to be, approved, authorized, ratified or adopted by the Board of Directors; and (f) agreeing to do any of the foregoing and (ii) no decision or determination shall be made, or action taken, by the Board of Directors of Parent under or with respect to this Agreement, without first obtaining the approval of the Special Committee. In the event the Special Committee ceases to exist, any consents, determinations, actions or other rights or obligations afforded to the Special Committee shall be afforded to a majority of the remaining independent and disinterested members of the Board of the Directors of the Company.

[Remainder of page intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

KIDPIK CORP.

By:	/s/ Jill Pasechnick
Name:	Jill Pasechnick
Title:	Chief Accounting Officer

KIDPIK MERGER SUB, INC.

By:	/s/ Jill Pasechnick
Name:	Jill Pasechnick
Title:	Chief Accounting Officer

[Signature Page to Agreement and Plan of Merger and Reorganization]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

NINA FOOTWEAR CORP.

By:	/s/ Ezra Dabah
Name:	Ezra Dabah
Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger and Reorganization]

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of this Agreement (including this Exhibit A):

“Acquisition Inquiry” means, with respect to a Party, an inquiry, indication of interest or request for information (other than an inquiry, indication of interest or request for information made or submitted by the Company or any of its Affiliates, on the one hand, or Parent or any of its Affiliates, on the other hand, to the other Party) that could reasonably be expected to lead to an Acquisition Proposal; provided, however, that the term “Acquisition Inquiry” shall not include the Merger or the other Contemplated Transactions.

“Acquisition Proposal” means, with respect to a Party, any offer or proposal, whether written or oral (other than an offer or proposal made or submitted by or on behalf of the Company or any of its Affiliates, on the one hand, or by or on behalf of Parent or any of its Affiliates, on the other hand, to the other Party) contemplating or otherwise relating to any Acquisition Transaction with such Party.

“Acquisition Transaction” means any transaction or series of related transactions involving:

(i)	any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which a Party is a constituent entity; (ii) in which a Person or “group” (as defined in the Exchange Act) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of a Party or any of its Subsidiaries; or (iii) in which a Party or any of its Subsidiaries issues securities representing more than 20% of the outstanding securities of any class of voting securities of such Party or any of its Subsidiaries; or

(ii)	any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated book value or the fair market value of the assets of a Party and its Subsidiaries, taken as a whole.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the corollary terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

Exhibit A
i

“Business Day” means any day other than a Saturday, Sunday or other day on which banks in New York, New York are authorized or obligated by Law to be closed.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Associate” means any current or former employee, independent contractor, officer or director of the Company or any of its Subsidiaries.

“Company Board” means the board of directors of the Company.

“Company Capital Stock” means the Company Common Stock.

“Company Capitalization Representations” means the representations and warranties of the Company set forth in the first sentence of Section 2.6(a) and Section 2.6(c).

“Company Common Stock” means the common stock, $0.01 par value per share, of the Company.

“Company Common Stock Exchange Ratio” equals the number, rounded to the nearest thousandths place, equal to (1) (a) the number of shares of Parent Common Stock outstanding on the Closing Date, immediately prior to the Closing, divided by 0.20, minus (b) the number of shares of Parent Common Stock outstanding on the Closing Date, divided by (c) the number of shares of Company Capital Stock outstanding on the Closing Date, immediately prior to the Closing.

“Company Contract” means any Contract: (a) to which Company or any of its Subsidiaries is a party; (b) by which Company or any of its Subsidiaries or any Company IP or any other asset of Company or its Subsidiaries is or may become bound or under which Company or any of its Subsidiaries have, or may become subject to, any obligation; or (c) under which Company or any of its Subsidiaries have or may acquire any right or interest.

“Company ERISA Affiliate” means any corporation or trade or business (whether or not incorporated) which is (or at any relevant time was) treated with the Company or any of its Subsidiaries as a single employer within the meaning of Section 414 of the Code.

“Company Fundamental Representations” means the representations and warranties of the Company set forth in Sections 2.1 (Due Organization; Subsidiaries), 2.3 (Authority; Binding Nature of Agreement), 2.4 (Vote Required), 2.6 (Capitalization) and 2.20 (No Financial Advisors).

Exhibit A
ii

“Company IP” means all Intellectual Property Rights that are owned or co-owned or purported to be owned or co-owned by the Company or any of its Subsidiaries.

“Company Material Adverse Effect” means any Effect that, considered together with all other Effects, has or would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, liabilities or results of operations of the Company and any of its Subsidiaries taken as a whole, including any Effect, individually or together with other Effects, arising or resulting from the following: (a) general business, political or economic conditions generally affecting the industry in which the Company or any of its Subsidiaries operates, (b) acts of war, the outbreak or escalation of armed hostilities, acts of terrorism, earthquakes, wildfires, hurricanes or other natural disasters, health emergencies, including pandemics (including any evolutions or mutations of COVID-19) and related or associated epidemics, disease outbreaks or quarantine restrictions, or (c) material negative changes in financial, banking or securities markets. For the avoidance of doubt, the provisions contained in Section 6.10 of this Agreement shall not constitute a Company Material Adverse Effect.

“Company Triggering Event” shall be deemed to have occurred if: (a) the Company Board shall have made a Company Board Adverse Recommendation Change; (b) the Company Board shall have failed to publicly reaffirm the Company Board Recommendation within ten (10) calendar days after Parent so requests in writing (it being understood that the Company Board will have no obligation to make such reaffirmation on more than two (2) separate occasions); (c) the Company Board or any committee thereof shall have publicly approved, endorsed or recommended any Acquisition Proposal; (d) following the date of this Agreement, the Company shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal; (e) Company or any director or officer of Company shall have willfully and intentionally breached the provisions set forth in Section 4.5 of this Agreement; (e) the occurrence of a Company Material Adverse Effect; or (g) any of the conditions precedent to the obligations of the Parties as set forth in ARTICLE VI have occurred and such condition is unable to be cured prior to the End Date, unless the reason for the failure of such condition to occur is attributable to a failure on the part of the Parent or its Subsidiaries to perform any material obligation required to be performed by the Parent or its Subsidiaries pursuant to this Agreement at or prior to the Closing. For the avoidance of doubt, the provisions contained in Section 6.10 of this Agreement shall not constitute a Company Triggering Event.

“Company Unaudited Interim Balance Sheet” means the unaudited balance sheet of the Company for the period ended September 30, 2023 provided to Parent prior to the date of this Agreement.

“Company’s Knowledge” means the actual knowledge of Ezra Dabah and such knowledge as such Persons would reasonably be expected to have obtained in the ordinary course of their performance of their employment or consulting duties to the Company (after due inquiry).

Exhibit A
iii

“Confidentiality Agreement” means the Non-Disclosure Agreement, effective as of December 21, 2023 between the Company and Parent.

“Consent” means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

“Contemplated Transactions” means the Merger and the other transactions and actions contemplated by this Agreement.

“Contract” means, with respect to any Person, any agreement, contract, understanding, subcontract, lease (whether for real or personal property), mortgage, license, sublicense or other legally binding commitment or undertaking of any nature, whether written or oral, to which such Person is a party or by which such Person or any of its assets are bound or affected under applicable Law.

“COVID-19” means the novel coronavirus (the SARS-CoV-2 virus) and variants thereof.

“DGCL” means the General Corporation Law of the State of Delaware.

“Effect” means any effect, change, event, circumstance or development.

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, lease, license, option, easement, reservation, servitude, adverse title, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction or encumbrance of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Enforceability Exceptions” means the (a) Laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

“Entity” means any corporation (including any non-profit corporation), partnership (including any general partnership, limited partnership or limited liability partnership), joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, or other enterprise, association, organization or entity, and each of its successors.

“Environmental Law” means any federal, state, local or foreign Law relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any Law or regulation relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

Exhibit A
iv

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FCPA” means the U.S. Foreign Corrupt Practices Act.

“GAAP” means generally accepted accounting principles and practices in effect from time to time within the United States applied consistently throughout the period involved.

“Governmental Authorization” means any: (a) permit, license, certificate, franchise, permission, variance, exception, order, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law; or (b) right under any Contract with any Governmental Body.

“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, bureau, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any taxing authority); or (d) self-regulatory organization (including Nasdaq).

“Hazardous Materials” means any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Law, including crude oil or any fraction thereof and petroleum products or by-products.

“Intellectual Property Rights” means all past, present, and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights, software, databases, and mask works; (b) trademarks, service marks, trade dress, logos, trade names and other source identifiers, domain names and URLs and similar rights and any goodwill associated therewith; (c) rights associated with trade secrets, know how, inventions, invention disclosures, methods, processes, protocols, specifications, techniques and other forms of technology; (d) patents and industrial property rights; and (e) other similar proprietary rights in intellectual property of every kind and nature; (f) rights of privacy and publicity; and (g) all registrations, renewals, extensions, statutory invention registrations, provisionals, continuations, continuations-in-part, divisions, or reissues of, and applications for, any of the rights referred to in clauses (a) through (f) above (whether or not in tangible form and including all tangible embodiments of any of the foregoing, such as samples, studies and summaries), along with all rights to prosecute and perfect the same through administrative prosecution, registration, recordation or other administrative proceeding, and all causes of action and rights to sue or seek other remedies arising from or relating to the foregoing.

Exhibit A
v

“IRS” means the United States Internal Revenue Service.

“Law” means any federal, state, national, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of Nasdaq or the Financial Industry Regulatory Authority).

“Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Merger Consideration” means, on a per share basis, the number of shares of Parent Common Stock issuable in exchange for each share of Company Capital Stock, as applicable, in accordance with Section 1.5(a).

“Merger Sub Board” means the board of directors of Merger Sub.

“Name Change Amendment” means a Certificate of Amendment to the Parent’s Certificate of Incorporation, as amended and restated, to approve a change in the name of the Parent to “Nina Holding Corp.”

“Nasdaq” means the Nasdaq Capital Market.

“Ordinary Course of Business” means, in the case of each of the Company and Parent, such actions taken in the ordinary course of its and its Subsidiaries’ normal operations and consistent with its and its Subsidiaries’ past practices; provided, however, that the Ordinary Course of Business of each Party shall also include any actions expressly required by this Agreement.

“Organizational Documents” means, with respect to any Person (other than an individual), (a) the certificate or articles of association or incorporation or organization or limited partnership or limited liability company, and any joint venture, limited liability company, operating or partnership agreement and other similar documents adopted or filed in connection with the creation, formation or organization of such Person and (b) all bylaws, regulations and similar documents or agreements relating to the organization or governance of such Person, in each case, as amended or supplemented.

Exhibit A
vi

“Pandemic Response Laws” means the Coronavirus Aid, Relief, and Economic Security Act, the Families First Coronavirus Response Act, the COVID-related Tax Relief Act of 2020, the Presidential Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster (as issued on August 8, 2020 and including any administrative or other guidance published with respect thereto by any Tax authority (including IRS Notice 2020-65)), and any other similar or additional U.S. federal, state, or local or non-U.S. Law, or administrative guidance intended to benefit taxpayers in response to the COVID-19 pandemic and associated economic downturn.

“Parent Associate” means any current or former employee, independent contractor, officer or director of Parent or any of its Subsidiaries.

“Parent Balance Sheet” means the unaudited balance sheet of Parent as of September 30, 2023 included in Parent’s Report on Form 10-Q for the quarterly period ended September 30, 2023, as filed with the SEC.

“Parent Board” means the board of directors of Parent.

“Parent Capitalization Representations” means the representations and warranties of Parent and Merger Sub set forth in the first sentence of Section 3.6(a) and the first sentence of Section 3.6(c).

“Parent Change in Circumstance” means any development or change in circumstance (other than any such development or change in circumstance related to (A) the entry by Parent into this Agreement or the pendency of the Contemplated Transactions, (B) any Acquisition Proposal, Acquisition Inquiry or the consequences thereof or (C) the fact, in and of itself, that Parent meets or exceeds internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations for any period ending on or after the date hereof, or changes after the date hereof in the market price or trading volume of the Parent Common Stock (it being understood that the underlying cause of any of the foregoing in this clause (C) may be considered and taken into account to the extent not otherwise excluded by this definition)) that (1) materially affects the business, assets or operations of Parent and that occurs or arises after the date of this Agreement and (2) was not known or reasonably foreseeable to the Parent Board or the officers of Parent on the date of this Agreement.

“Parent Common Stock” means the common stock, $0.001 par value per share, of Parent.

“Parent Contract” means any Contract: (a) to which Parent is a party; (b) by which Parent or any Parent IP or any other asset of Parent is or may become bound or under which Parent has, or may become subject to, any obligation; or (c) under which Parent has or may acquire any right or interest.

Exhibit A
vii

“Parent Equity Incentive Plan” means Parent’s First Amended and Restated 2021 Equity Incentive Plan.

“Parent ERISA Affiliate” means any corporation or trade or business (whether or not incorporated) which is (or at any relevant time was) treated with Parent as a single employer within the meaning of Section 414 of the Code.

“Parent Fundamental Representations” means the representations and warranties of Parent and Merger Sub set forth in Sections 3.1 (Due Organization; Subsidiaries), 3.3 (Authority; Binding Nature of Agreement), 3.4 (Vote Required), 3.6 (Capitalization) and 3.20 (No Financial Advisors).

“Parent IP” means all Intellectual Property Rights that are owned or co-owned or purported to be owned or co-owned by Parent.

“Parent Material Adverse Effect” means any Effect that, considered together with all other Effects, has or would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, liabilities or results of operations of Parent, and any of its Subsidiaries taken as a whole including any Effect, individually or together with other Effects, arising or resulting from the following: (a) general business, political or economic conditions generally affecting the industry in which Parent operates, (b) acts of war, the outbreak or escalation of armed hostilities, acts of terrorism, earthquakes, wildfires, hurricanes or other natural disasters, health emergencies, including pandemics (including any evolutions or mutations of COVID-19) and related or associated epidemics, disease outbreaks or quarantine restrictions, (c) material negative changes in financial, banking or securities markets, (d) a material negative change in the stock price or trading volume of Parent Common Stock, or (e) the failure of Parent to meet internal or analysts’ expectations or projections or the results of operations of Parent (it being understood, however, that any Effect causing or contributing to the failure of Parent to meet internal or analysts’ expectations or projections or the results of operations of Parent may be taken into account in determining whether a Parent Material Adverse Effect has occurred, unless such Effects are otherwise excepted from this definition).

“Parent Options” means options or other rights to purchase shares of Parent Common Stock issued by Parent.

“Parent Plan” means the Parent Equity Incentive Plan.

“Parent Plan Increase” means an increase in the number of shares of Parent Common Stock eligible to be issued under the Parent Plan to allow for the issuance of future awards to Company employees, to the extent any such increase is deemed necessary or warranted, in the mutual determination of the Parent Board and Company Board.

Exhibit A
viii

“Parent RSUs” means any restricted stock unit award granted pursuant to the Parent Plan or otherwise.

“Parent Triggering Event” shall be deemed to have occurred if: (a) Parent shall have failed to include in the Proxy Statement the Parent Board Recommendation or shall have made a Parent Board Adverse Recommendation Change; (b) the Parent Board shall have failed to publicly reaffirm the Parent Board Recommendation within ten (10) calendar days after the Company so requests in writing (it being understood that the Parent Board will have no obligation to make such reaffirmation on more than two (2) separate occasions); (c) the Parent Board or any committee thereof shall have approved, endorsed or recommended any Acquisition Proposal; (d) following the date of this Agreement, Parent shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement); (e) Parent or any director or officer of Parent shall have willfully and intentionally breached the provisions set forth in Section 4.4 or Section 5.3 of this Agreement; (f) a Parent Material Adverse Effect shall have occurred; or (g) any of the conditions precedent to the obligations of the Parties as set forth in ARTICLE VI have occurred and such condition is unable to be cured prior to the End Date, unless the reason for the failure of such condition to occur is attributable to a failure on the part of the Company or its Subsidiaries to perform any material obligation required to be performed by the Company or its Subsidiaries pursuant to this Agreement at or prior to the Closing.

“Parent Warrants” means the warrants to purchase capital stock of Parent.

“Parent’s Knowledge” means the actual knowledge of Jill Pasechnick and such knowledge as such Persons would reasonably be expected to have obtained in the ordinary course of their performance of their employment duties to Parent (after due inquiry).

“Party” or “Parties” means the Company, Merger Sub and Parent.

“Permitted Encumbrance” means: (a) any liens for current Taxes not yet due and payable or for Taxes that are being contested in good faith and for which adequate reserves have been made on the Company Unaudited Interim Balance Sheet or the Parent Balance Sheet, as applicable; (b) minor liens that have arisen in the Ordinary Course of Business and that do not (in any case or in the aggregate) materially detract from the value of the assets or properties subject thereto or materially impair the operations of the Company or Parent or any of their Subsidiaries, as applicable; (c) statutory liens to secure obligations to landlords, lessors or renters under leases or rental agreements; (d) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by Law; (e) non-exclusive licenses of Intellectual Property Rights granted by the Company or Parent or any of their Subsidiaries, as applicable, in the Ordinary Course of Business and that do not (in any case or in the aggregate) materially detract from the value of the Intellectual Property Rights subject thereto; and (f) statutory liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies.

Exhibit A
ix

“Person” means any individual, Entity or Governmental Body.

“Product” shall mean all products and services that: (a) is or was manufactured, marketed, distributed, provided, leased, licensed or sold by or on behalf of the Company or the Parent, or any of their Subsidiaries, as applicable, as of the date of this Agreement; or (b) is currently under development by or for any of the Company or the Parent, or any of their Subsidiaries, as applicable (whether or not in collaboration with another Person).

“Proxy Statement” means the definitive proxy statement to be sent to Parent’s stockholders in connection with the Parent Stockholders’ Meeting.

“Reference Date” means March 29, 2024.

“Registered IP” means all Intellectual Property Rights that are registered or issued under the authority of any Governmental Body, including all patents, registered copyrights, registered mask works, and registered trademarks, service marks and trade dress, registered domain names, and all applications for any of the foregoing.

“Representatives” means, with respect to a Person, such Person’s directors, officers, employees, agents, attorneys, accountants, investment bankers, advisors and representatives.

“Reverse Stock Split” means any reverse stock split of the Parent’s outstanding Parent Common Stock, required, or deemed necessary by the Parent Board, in order for the Parent to regain compliance with the minimum bid price requirement of the Nasdaq Capital Market, pursuant to the authority provided to the Board of Directors at the Annual Meeting of Stockholders held on June 19, 2023.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Stockholder Representation Agreement” shall mean each Stockholder Representation Agreement, to be entered into as of the Closing Date, by and between Parent and a Company stockholder in the form attached as Exhibit B hereto.

“Subsequent Transaction” means any Acquisition Transaction (with all references to 20% in the definition of Acquisition Transaction being treated as references to 50% for these purposes).

Exhibit A
x

“Subsidiary” means, an Entity of a Person that such Person directly or indirectly owns or purports to own, beneficially or of record, (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity, voting, beneficial or financial interests in such Entity; which entity is material to the Person’s business operations and the absence of which would cause a Company Material Adverse Effect or Parent Material Adverse Effect, as the case may be.

“Superior Offer” means an unsolicited bona fide written Acquisition Proposal (with all references to 20% in the definition of Acquisition Transaction being treated as references to greater than 80% for these purposes) that: (a) was not obtained or made as a direct or indirect result of a breach of (or in violation of) this Agreement; (b) is not subject to any financing condition (and if financing is required, such financing is fully committed); and (c) is on terms and conditions that the Parent Board determines in good faith, based on such matters that it deems relevant (including the likelihood of consummation thereof), as well as any written offer by the Company to amend the terms of this Agreement, and following consultation with its outside legal counsel and outside financial advisors, are more favorable, from a financial point of view, to Parent’s stockholders than the terms of the Contemplated Transactions.

“Takeover Statute” means any “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover Law.

“Tax” means any federal, state, local, foreign or other tax, including any income, capital gain, gross receipts, capital stock, profits, transfer, estimated, registration, stamp, premium, escheat, unclaimed property, customs duty, ad valorem, occupancy, occupation, alternative, add-on, windfall profits, value added, severance, property, business, production, sales, use, license, excise, franchise, employment, payroll, social security, disability, unemployment, workers’ compensation, national health insurance, withholding or other taxes, duties, fees, assessments or governmental charges, surtaxes or deficiencies thereof in the nature of a tax, however denominated, and including any fine, penalty, addition to tax or interest imposed by a Governmental Body with respect thereto.

“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information, and any amendment or supplement to any of the foregoing, filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax.

Exhibit A
xi

“Transaction Expenses” means, with respect to each Party, all fees and expenses incurred by such Party at or prior to the Effective Time in connection with the Contemplated Transactions and this Agreement, including (a) any fees and expenses of legal counsel and accountants and the maximum amount of fees and expenses payable to financial advisors, investment bankers, brokers, consultants, and other advisors of such Party in connection with the negotiation, preparation and execution of this Agreement and the consummation of the Contemplated Transactions (including in connection with any stockholder litigation relating to this Agreement or any of the Contemplated Transactions), including finders’ fees; (b) fees paid to the SEC in connection with filing the Proxy Statement, and any amendments and supplements thereto, with the SEC; (c) any fees and expenses in connection with the printing, mailing and distribution of the Proxy Statement and any amendments and supplements thereto; (d) the fees and expenses payable to Nasdaq in connection with the Nasdaq Listing Application (if any); (e) any bonus, severance, change-in-control or retention payments or similar payment obligations (including payments with “single-trigger” provisions triggered at and as of the Closing) that become due or payable to any director, officer, employee or consultant of such Party in connection with the consummation of the Contemplated Transactions; and (f) any notice payments, change-of-control payments, fines or other payments to be made in connection with terminating any existing Contract.

“Treasury Regulations” means the United States Treasury regulations promulgated under the Code.

“Unanimously” means, with respect to Parent Board, the directors of Parent other than Ezra Dabah and with respect to the Company Board, means all of the directors of the Company.

“2012 Merger Agreement” means that certain Agreement and Plan of Merger by and among Ezra Dabah, Eve Jasmine Yagoda, Joia Kazam, Moshe Dabah, Chana Dabah, Yaacov Dabah, Ezrani Corp., Nina Footwear Corp., Stanley Silverstein and The Estate of Murray Silver dated as of May 29, 2012.

“2012 Merger Agreement Change of Control and IPO Provisions” means all of the terms and conditions of the 2012 Merger Agreement which would trigger the payment of any amounts or payables to any Person, as a result of the Merger, or an initial public offering of the Company, which for the sake of clarity represent Sections 7.9(a)(i) and (ii) of the 2012 Merger Agreement.

Exhibit A
xii

FIRST AMENDMENT TO

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This First Amendment to Agreement and Plan of Merger and Reorganization (this “Amendment”), dated and effective July ___, 2024 (the “Effective Date”), amends that certain Agreement and Plan of Merger and Reorganization dated March 29, 20241 (the “Merger Agreement”), by and between Kidpik Corp., a Delaware corporation (“Parent”), Kidpik Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and Nina Footwear Corp., a Delaware corporation (the “Company”). Certain capitalized terms used below but not otherwise defined shall have the meanings given to such terms in the Merger Agreement.

WHEREAS, the Parent, Merger Sub and the Company, desire to enter into this Amendment to amend the Merger Agreement on the terms and subject to the conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other good and valuable consideration, which consideration the parties hereby acknowledge and confirm the receipt and sufficiency thereof, the parties hereto agree as follows:

1. Amendment to Merger Agreement. Effective as of the Effective Date Section 9.1(b) of the Merger Agreement shall be amended and restated to read in its entirety as follows:

“(b) by either Parent or the Company if the Contemplated Transactions shall not have been consummated by December 31, 2024, unless otherwise extended in the sole discretion of the Parent and the Company (subject to possible extension as provided in this Section 9.1(b), the “End Date”); provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to the Company, on the one hand, or to Parent, on the other hand, if such Party’s (or, in the case of Parent, Merger Sub’s) action or failure to act has been a principal cause of the failure of the Contemplated Transactions to occur on or before the End Date and such action or failure to act constitutes a breach of this Agreement, provided, further, however, that, in the event that the Proxy Statement had not Cleared Comments by the date which is thirty (30) calendar days prior to the End Date, then either Parent or Company shall be entitled to extend the End Date for an additional forty (40) calendar days by prior written notice to the other;”

2. Consideration. Each of the parties agrees and confirms by signing below that they have received valid consideration in connection with this Amendment and the transactions contemplated herein.

1 https://www.sec.gov/Archives/edgar/data/1861522/000149315224012463/ex2-1.htm

First Amendment to Merger Agreement

3. Mutual Representations, Covenants and Warranties. Each of the parties, for themselves and for the benefit of each of the other parties hereto, represents, covenants and warranties that:

(a) Such party has all requisite power and authority, corporate or otherwise, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and thereby. This Amendment constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles;

(b) The execution and delivery by such party and the consummation of the transactions contemplated hereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (i) constitute a violation of any law; or (ii) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which such party is bound or affected; and

(c) Any individual executing this Amendment on behalf of an entity has authority to act on behalf of such entity and has been duly and properly authorized to sign this Amendment on behalf of such entity.

4. Further Assurances. The parties agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Amendment and the transactions contemplated herein.

5. Effect of Amendment. Upon the effectiveness of this Amendment, each reference in the Merger Agreement to “Merger Agreement”, “Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such Merger Agreement, as applicable, as modified and amended hereby.

6. Merger Agreement to Continue in Full Force and Effect. Except as specifically modified or amended herein, the Merger Agreement and the terms and conditions thereof shall remain in full force and effect.

7. Entire Agreement. This Amendment sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings between the parties, whether written, oral or otherwise.

8. Construction. In this Amendment words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders.

9. Governing Law. The provisions of Section 10.5 of the Merger Agreement are incorporated by reference herein in their entirety.

10. Counterparts and Signatures. This Amendment and any signed agreement or instrument entered into in connection with this Amendment, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Remainder of page left intentionally blank. Signature page follows.]

First Amendment to Merger Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written to be effective as of the Effective Date.

“Parent”

KIDPIK CORP.

By:	/s/ Jill Pasechnick
Name:	Jill Pasechnick
Title:	Chief Accounting Officer

“Merger Sub”

KIDPIK MERGER SUB, INC.

By:	/s/ Jill Pasechnick
Name:	Jill Pasechnick
Title:	Chief Accounting Officer

“Company”

NINA FOOTWEAR CORP.

By:	/s/ Ezra Dabah
Name:	Ezra Dabah
Title:	Chief Executive Officer

First Amendment to Merger Agreement

Annex B

CERTIFICATE OF AMENDMENT

TO

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

KIDPIK CORP.

Kidpik Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: The name of the corporation is Kidpik Corp.

SECOND: The date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware, under the name Kidpik Corp., was August 18, 2016. On January 14, 2019, the Corporation filed an Amended and Restated Certificate of Incorporation and on May 10, 2021, the Corporation filed a Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which was further amended by a Certificate of Amendment filed on March 4, 2024.

THIRD: The Board of Directors of the Company (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware (the “DGCL”), adopted resolutions approving and deeming advisable an amendment to the Company’s Second Amended and Restated Certificate of Incorporation, as amended (the “Restated Certificate”), as follows:

RESOLVED, that the Restated Certificate of this corporation be amended by changing the Article thereof numbered “ARTICLE I” so that, as amended, said Article shall be and read as follows:

“ARTICLE I

NAME

The name of the Corporation is Nina Holdings Corp. (hereinafter called the “Corporation”).”

FOURTH: The foregoing amendment was submitted to the stockholders of the Corporation for their approval at an annual meeting of stockholders which was duly called and held, upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment. Accordingly, said amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

FIFTH: This Certificate of Amendment shall become effective on [ ], 2024 at 12:01 A.M. Eastern Time.

IN WITNESS WHEREOF, Kidpik Corp. has caused this certificate to be signed [ ], 2024, by Ezra Dabah, its Chief Executive Officer.

Kidpik Corp.

Ezra Dabah
Chief Executive Officer

Annex C

FIRST AMENDMENT TO

KIDPIK CORP.

FIRST AMENDED AND RESTATED 2021 EQUITY INCENTIVE PLAN

This First Amendment (“First Amendment”) to the Kidpik Corp. First Amended and Restated 2021 Equity Incentive Plan (the “2021 Plan”), is made and adopted by the Board of Directors of Kidpik Corp., a Texas corporation (the “Company”), on [ ], 2024 effective as of the date approved by stockholders of the Company at a duly called meeting of stockholders (the “First Amendment Date”). Capitalized terms used in this First Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the 2021 Plan.

RECITALS

A.	The Company currently maintains the 2021 Plan.

B.	The Board believes it is in the best interests of the Company and its stockholders to amend the 2021 Plan to increase the share reserve, increase the number of shares of Common Stock pursuant to which the share reserve automatically increases each year of the 2021 Plan, increase the aggregate incentive stock limit and increase the maximum number of shares of Common Stock issuable pursuant to the exercise of Incentive Stock Options and to incorporate the other terms and conditions set forth herein.

AMENDMENT

The 2021 Plan is hereby amended as follows, effective as of the date of the First Amendment Date.

1.

Section 2(a). Section 2(a) of the 2021 Plan is hereby deleted and replaced in its entirety with the following:

“(a) Share Reserve. Subject to adjustment in accordance with Section 2(c) and any adjustments as necessary to implement any Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards will not exceed 1,100,000 shares. In addition, subject to any adjustments as necessary to implement any Capitalization Adjustments, such aggregate number of shares of Common Stock will automatically increase on April 1st of each year for a period of ten years commencing on April 1, 2025 and ending on (and including) April 1, 2031, in an amount equal to the lesser of (A) five percent (5%) of the total shares of Common Stock of the Company outstanding on the last day of the immediately preceding fiscal year (the “Evergreen Measurement Date”); and (B) 1,000,000 shares of Common Stock; provided, however, that the Board may act prior to April 1st of a given year to provide that the increase for such year will be a lesser number of shares of Common Stock.”

2.

Section 2(b). Section 2(b) of the 2021 Plan is hereby deleted and replaced in its entirety with the following:

“Aggregate Incentive Stock Option Limit. Notwithstanding anything to the contrary in Section 2(a) and subject to any adjustments as necessary to implement any Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is 8,100,000 shares.”

3.	This First Amendment shall be and, as of the First Amendment Date, is hereby incorporated in and forms a part of the 2021 Plan.

4.	Except as expressly provided herein, all terms and conditions of the 2021 Plan shall remain in full force and effect.

Annex D

Opinion of Hempstead & Co., LLC

March 28, 2024

Special Committee of the Board of Directors

Bart Sichel, Chairman

Kidpik Corp.

200 Park Avenue South, 3rd Floor

New York, New York 10003

Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to Kidpik Corp. (“PIK” or “Parent”), of a proposed business combination (the “Merger”) of PIK and Nina Footwear Corp. (“NINA”) as a consequence of an Agreement and Plan of Merger and Reorganization (draft) dated as of March 29, 2024 (the “Agreement”), made by and among Kidpik Corp., a Delaware corporation, Kidpik Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and Nina Footwear Corp., a Delaware corporation.

Pursuant to §1.1 of the Agreement, at the prescribed time, Merger Sub will be merged with and into NINA and the Merger Sub will cease to exist as a separate entity (the “Merger”). NINA will continue as the surviving corporation (the “Surviving Corporation”).

The opinions expressed in this letter are subject to the assumptions and limiting conditions which are attached to this opinion as EXHIBIT I. In connection with this opinion, we reviewed various information and documentation including PIK’s public filings with the US Securities and Exchange Commission, audited financial statements for NINA prepared by CohnReznick LLP, projected operating data for NINA prepared by NINA’s management, and other items.

In rendering this opinion, we relied, without independent verification, on the accuracy and completeness of all financial and other information reviewed by us that was publicly available or furnished to us by or on behalf of PIK. We did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of PIK, nor were we furnished any such evaluations or appraisals. Our opinion is based upon the economic and financial conditions existing on the date of this opinion.

It is understood that this opinion is provided for the information of the Special Committee of the Board of Directors and stockholders of PIK and may not be used for any other purpose without our prior written consent, provided, however, that PIK is entitled to publish, quote and summarize all or part of our opinion and related documents in any document that is filed with or submitted to the Securities and Exchange Commission or delivered to PIK’s stockholders pursuant to applicable securities laws, rules and regulations.

Two Executive Campus, 2370 Route 70 West, Suite 314, Cherry Hill, New Jersey 08002

(o) 856.795.6026 ● (f) 856.795.4911

Website: www.hempsteadco.com

Based upon the relevant facts and our interpretation of them, it is our opinion that the consideration to be received by Kidpik Corp. in connection with the Agreement and Plan of Merger by and among Kidpik Corp. and Nina Footwear Corp. is fair, from a financial point of view, to Kidpik Corp.

Sincerely,

Hempstead & Co., LLC

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